      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 5, 2002
                                                          REGISTRATION NO.
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   ----------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------

                                    VGS INC.
             (Exact name of Registrant as specified in its charter)

               CAYMAN ISLANDS                                     1382
       (State or Other Jurisdiction of                (Primary Standard Industrial
       Incorporation or Organization)                  Classification Code Number)

               CAYMAN ISLANDS                                   98-0373872
       (State or Other Jurisdiction of                       (I.R.S. Employer
       Incorporation or Organization)                     Identification Number)

                                10300 TOWN PARK
                              HOUSTON, TEXAS 77072
                                 (832) 351-8300
  (Address, Including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)
                                   ----------
                              MR. LARRY L. WORDEN
                                    VGS INC.
                                10300 TOWN PARK
                              HOUSTON, TEXAS 77072
                                 (832) 351-8300
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                                   ----------

                                   copies to:

                   CHARLES H. STILL, ESQ.                                           JOE S. POFF, ESQ.
                FULBRIGHT & JAWORSKI L.L.P.                                         BAKER BOTTS L.L.P.
                 1301 MCKINNEY, SUITE 5100                                            910 LOUISIANA
                    HOUSTON, TEXAS 77010                                             ONE SHELL PLAZA
                       (713) 651-5151                                              HOUSTON, TEXAS 77002
                                                                                      (713) 229-1234

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this Registration Statement and upon consummation of the transactions described in the enclosed prospectuses.
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                        CALCULATION OF REGISTRATION FEE

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                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
         SECURITIES TO BE REGISTERED               REGISTERED            PER UNIT              PRICE           REGISTRATION FEE
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Ordinary Shares, par value of $0.01 per
  share(1)...................................    75,799,228(2)        Not Applicable      $826,014,734(3)          $75,994
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Options to purchase ordinary shares..........     2,098,134(4)        Not Applicable       $78,227,025(5)           $7,197
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(1) Includes VGS Inc. Preferred Share purchase rights which, until events specified in VGS Inc.'s Rights Agreement occur, will not be exercisable or evidenced separately from the VGS Inc. ordinary shares registered hereby.
(2) Based upon the maximum number of VGS Inc. ordinary shares, par value $0.01 per share, issuable pursuant to (a) the exchange offer for ordinary shares of Petroleum Geo-Services ASA ("PGS") and American Depositary Shares representing such shares ("ADSs") described herein, based upon an exchange ratio of 0.38 of a VGS Inc. ordinary share for each ordinary share of PGS and each such ADS; and (b) the merger of Veritas DGC Inc. ("Veritas") with a subsidiary of VGS Inc. described herein, pursuant to which each share of Veritas common stock will be converted into one ordinary share of VGS Inc., and each Veritas Energy Services Inc. Exchangeable Share and each Veritas Energy Services Inc. Class A Exchangeable Share, Series 1 will become exchangeable for one ordinary share of VGS Inc. Assumes (i) 103,345,987 ordinary shares of PGS outstanding on July 1, 2002, which includes shares represented by outstanding ADSs, and 5,521,404 ordinary shares of PGS that may be issued pursuant to outstanding options as of July 1, 2002 (the "PGS Share Number") and (ii) 31,093,396 shares of common stock of Veritas outstanding on May 31, 2002, 1,446,641 shares of common stock of Veritas issuable upon exchange for certain exchangeable shares of a subsidiary of Veritas and 1,889,582 shares of common stock of Veritas that may be issued pursuant to outstanding options between May 31, 2002 and the closing of the merger, assuming a closing date of September 30, 2002 (the "Veritas Share Number").
(3) Estimated to calculate the registration fee under Rule 457(f)(1) and Rule 457(c) of the Securities Act, based on (i) the market value of PGS shares to be received by VGS Inc. in the exchange offer, determined by the average of the high and low sales prices of PGS ADSs on July 1, 2002 on the New York Stock Exchange, which was $3.65, multiplied by the PGS Share Number and (ii) the market value of Veritas shares to be converted into VGS Inc. ordinary shares in the merger, determined by the average of the high and low sales prices of Veritas common stock on July 1, 2002 on the New York Stock Exchange, which was $12.45, multiplied by the Veritas Share Number.
(4) Based upon the maximum number of options to purchase PGS shares that VGS Inc. is offering to assume as of the effective time of the Veritas merger as described herein, pursuant to which options to purchase PGS shares will become exercisable for that whole number of VGS Inc. shares equal to the number of PGS shares subject to the option multiplied by 0.38. Assumes 5,521,404 PGS shares that may be issued pursuant to outstanding options as of July 1, 2002.
(5) Estimated to calculate the registration fee under Rule 457(h)(1) of the Securities Act, based on the aggregate exercise price of the options to purchase PGS shares outstanding as of July 1, 2002 ($98,380,150, based on an exchange rate of one U.S. dollar for 7.494 Norwegian kroner), less the proposed maximum aggregate offering price of the PGS shares issuable upon exercise of such options for which a registration fee is being paid as calculated pursuant to footnote (3) ($20,153,125).

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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                                EXPLANATORY NOTE

     This Registration Statement contains two forms of prospectus, one to be used in connection with the offer to exchange the ordinary shares of VGS Inc. for ordinary shares of Petroleum Geo-Services ASA and American Depositary Shares representing such ordinary shares and the other, a proxy statement/prospectus, to be used in connection with the merger of Veritas DGC Inc. with a subsidiary of VGS Inc. The closing of the merger will occur promptly following the closing of the exchange offer. For efficiency of filing purposes and processing by the staff of the SEC, in this filing the Annexes attached to the prospectus relating to the exchange offer are not included with the proxy statement/prospectus. Such Annexes will be attached in identical form to the proxy statement/prospectus when it is sent to Veritas shareholders.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                   SUBJECT TO COMPLETION, DATED JULY 5, 2002

PROSPECTUS

                                    VGS INC.

                               OFFER TO EXCHANGE
                              0.38 ORDINARY SHARES
                (AND ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                      FOR
                        EACH OUTSTANDING ORDINARY SHARE
                 AND AMERICAN DEPOSITARY SHARE REPRESENTING AN
                                 ORDINARY SHARE
                                       OF

                           PETROLEUM GEO-SERVICES ASA

VGS INC.

- VGS Inc. is a wholly owned, Cayman Islands subsidiary of Veritas DGC Inc.

THE COMBINATION

- VGS Inc. is making the exchange offer in connection with a merger agreement among Petroleum Geo-Services ASA, Veritas DGC Inc. and various subsidiaries of Veritas. This exchange offer represents one of the transactions contemplated by the merger agreement. Promptly following the closing of the exchange offer, Veritas will merge with a wholly owned subsidiary of VGS Inc.

- Upon the closing of the combination transaction, which includes both the merger and the exchange offer, PGS and Veritas will become subsidiaries of VGS Inc. and, assuming all ordinary shares of PGS and American Depositary Shares representing such ordinary shares are tendered and accepted in the exchange offer, former PGS shareholders will own approximately 55% of the VGS Inc. shares and former Veritas shareholders will own approximately 45% of the VGS Inc. shares.

THE EXCHANGE OFFER

- The exchange offer and withdrawal rights will expire at      p.m., New York
  City time, and           , Oslo time, on                , 2002, unless
  extended.

- The exchange offer is conditioned on, among other things, more than 90% of the outstanding PGS shares and ADSs being properly tendered prior to the expiration of the exchange offer.

- The exchange offer is also subject to various other conditions described under "The Merger Agreement -- Conditions to the Merger and the Exchange Offer".

- The PGS board of directors has determined that the exchange offer is advisable and in the best interests of PGS and its shareholders and recommends that shareholders accept the exchange offer and exchange their shares or ADSs in the exchange offer.

- If PGS is not able to obtain an exemption from the tax authorities in Norway, the exchange offer will be taxable to Norwegian shareholders. Such an exemption has been applied for but has not been obtained and may not be obtained. The exchange offer is expected to be a taxable transaction to U.S. shareholders of PGS.

LISTING OF VGS INC. SHARES

- VGS Inc. is applying for the listing of the shares being offered on the New York, Oslo and Toronto stock exchanges.

RISK FACTORS

- YOU SHOULD CONSIDER THE RISK FACTORS DISCUSSED BEGINNING ON PAGE 16 RELATING TO THE EXCHANGE OFFER, THE PROPOSED COMBINATION WITH VERITAS AND THE VGS INC. SHARES ISSUABLE IN THE EXCHANGE OFFER.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE VGS INC. ORDINARY SHARES TO BE ISSUED IN THE EXCHANGE OFFER OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this prospectus is                , 2002.

     THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT PGS AND VERITAS FROM DOCUMENTS FILED WITH THE SEC THAT HAVE NOT BEEN INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. THIS INFORMATION IS AVAILABLE AT THE WEBSITE THE SEC MAINTAINS AT WWW.SEC.GOV, AS WELL AS FROM OTHER SOURCES. SEE "WHERE YOU CAN FIND MORE INFORMATION" BEGINNING ON PAGE 143. YOU ALSO MAY REQUEST COPIES OF THESE DOCUMENTS, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO THE APPROPRIATE COMPANY AT THE FOLLOWING ADDRESSES:

       Petroleum Geo-Services ASA                       Veritas DGC Inc.
          In the United States:                          10300 Town Park
        16010 Barker's Point Lane                     Houston, Texas 77072
          Houston, Texas 77079                    Attention: Investor Relations
      Attention: Investor Relations                      (832) 351-8300
             (281) 589-7935
               In Norway:
              Strandveien 4
                 N-1366
             Lysaker, Norway
      Attention: Investor Relations
            (+47) 67-52-66-00

     IF YOU WOULD LIKE TO REQUEST ANY DOCUMENTS, YOU MUST DO SO BY           ,
2002 IN ORDER TO RECEIVE THEM BEFORE THE EXPIRATION OF THE EXCHANGE OFFER. THE EXHIBITS TO THESE DOCUMENTS WILL GENERALLY NOT BE MADE AVAILABLE UNLESS THEY ARE SPECIFICALLY INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

     IN CONNECTION WITH THE EXCHANGE OFFER, VGS INC. IS SENDING THIS PROSPECTUS TO HOLDERS OF PGS SHARES AND ADSS, ALONG WITH A FORM OF ACCEPTANCE (FOR HOLDERS OF PGS SHARES) OR A LETTER OF TRANSMITTAL (FOR HOLDERS OF ADSS). PGS IS SENDING TO THOSE HOLDERS A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AS REQUIRED BY U.S. SECURITIES LAWS. CONCURRENTLY, VERITAS IS SENDING A PROXY STATEMENT/ PROSPECTUS TO HOLDERS OF VERITAS SHARES REGARDING A SPECIAL MEETING OF SHAREHOLDERS IN CONNECTION WITH THE COMBINATION.

                               TABLE OF CONTENTS

                                       PAGE
                                        NO.
                                       -----
QUESTIONS AND ANSWERS ABOUT THE
  COMBINATION FOR PGS SHAREHOLDERS...      1
SUMMARY..............................      6
  The Combination....................      6
  Information about VGS..............      6
  Information about PGS..............      6
  Information about Veritas..........      6
  Consideration to PGS and Veritas
     Shareholders....................      7
  Recommendations of PGS's Board of
     Directors.......................      7
  Merrill Lynch Fairness Opinion.....      7
  Recommendations of Veritas' Board
     of Directors....................      7
  Evercore Fairness Opinion..........      7
  Description of Merger Agreement....      7
  Interests of Certain Persons in the
     Combination.....................     10
  Management of VGS After the
     Combination.....................     10
  Regulatory Approvals...............     10
  Mandatory Offer and Compulsory
     Acquisition.....................     11
  Stock Exchange Listings............     11
  Tax Consequences of the Combination
     to Shareholders.................     11
  Accounting Treatment...............     12
  Risk Factors.......................     12
  Comparison of Shareholder Rights...     12
SUMMARY UNAUDITED PRO FORMA COMBINED
  CONDENSED FINANCIAL STATEMENTS.....     13
COMPARATIVE PER SHARE INFORMATION....     14
COMPARATIVE MARKET VALUE
  INFORMATION........................     15
RISK FACTORS.........................     16
  Risks of VGS's Business Following
     the Combination.................     16
  Risks of VGS's Financial
     Condition.......................     20
  Risks of the Combination...........     22
FORWARD-LOOKING STATEMENTS...........     25
SELECTED HISTORICAL FINANCIAL DATA OF
  PGS................................     27

                                       PAGE
                                        NO.
                                       -----
SELECTED HISTORICAL FINANCIAL DATA OF
  VERITAS............................     29
MARKET PRICE AND DIVIDEND
  INFORMATION........................     30
THE EXCHANGE OFFER...................     31
  Basic Terms........................     31
  Purpose of the Exchange Offer......     31
  The Exchange Offer Period..........     31
  Extension, Amendment, Termination
     and Subsequent Offering
     Period..........................     31
  Procedure for Tendering............     33
  Exchange of PGS Shares and PGS
     ADSs; Delivery of VGS Shares....     34
  Cash Instead of Fractional VGS
     Shares..........................     35
  Guaranteed Delivery Procedures for
     PGS ADSs........................     35
  Withdrawal Rights..................     36
  Effect of Tender...................     37
  Conditions of the Exchange Offer...     37
  Certain Effects of the Exchange
     Offer...........................     38
  Assumption of PGS Options..........     39
  Fees and Expenses..................     39
THE COMBINATION......................     41
  Basic Terms........................     41
  Background of the Combination......     41
  PGS's Reasons for the
     Combination.....................     47
  Recommendations of PGS's Board of
     Directors.......................     48
  Merrill Lynch Fairness Opinion.....     48
  Veritas' Reasons for the
     Combination.....................     55
  Recommendations of the Veritas
     Board of Directors..............     57
  Evercore Fairness Opinion..........     57
  Interests of Certain Persons in the
     Combination.....................     63
  Conversion/Exchange of Stock
     Options and Assumption of Stock
     Plans...........................     64
  Employee Benefit Matters...........     65
  Effect of the Combination on the
     Veritas Exchangeable Shares.....     65
  Dividends..........................     66
  Accounting Treatment and
     Considerations..................     66
  Material U.S. Federal Income Tax
     Consequences to PGS
     Shareholders....................     67

                                       PAGE
                                        NO.
                                       -----
  Material Norwegian Tax Consequences
     to PGS Shareholders.............     70
  Material Cayman Islands Tax
     Consequences....................     72
  Regulatory Matters.................     72
  U.S. Federal and Canadian
     Securities Laws Consequences;
     Resale Restrictions.............     73
  Rights of Dissenting
     Shareholders....................     73
  Contractual Relationships Between
     PGS and Veritas.................     73
  Stock Exchange Listing.............     74
  Mandatory Offer Procedures and
     Compulsory Acquisition of
     Remaining Outstanding PGS
     Shares..........................     74
  Financing Arrangements for
     Mandatory Offer and Compulsory
     Acquisition of PGS Shares.......     75
  Delisting of PGS Shares............     75
THE MERGER AGREEMENT.................     77
  Veritas Merger.....................     77
  Exchange Offer.....................     77
  Covenants..........................     78
  Representations and Warranties.....     83
  Conditions to the Merger and the
     Exchange Offer..................     84
  Termination of the Merger
     Agreement.......................     86
  Expense Reimbursement and
     Termination Fees................     88
  Amendment..........................     89
BUSINESS OF VGS......................     90
  Management and Control in
     Barbados........................     90
  Financial Condition of VGS.........     90
BUSINESS OF PGS......................     95
BUSINESS OF VERITAS..................     96
  Overview...........................     96
  Services...........................     96
  Data Acquisition Assets............     96
  Data Processing and
     Interpretation..................     96
  Legal Proceedings..................     97
UNAUDITED PRO FORMA COMBINED
  CONDENSED FINANCIAL STATEMENTS.....     98
  Sources of Information.............     98
  How We Prepared the Unaudited Pro
     Forma Combined Condensed
     Financial Statements............     98

                                       PAGE
                                        NO.
                                       -----
  Significant Accounting Policies....     98
  Transaction-Related Expenses.......     99
  Notes to VGS Unaudited Combined
     Condensed Pro Forma Financial
     Statements......................    102
REPORT OF INDEPENDENT ACCOUNTANTS....    105
VGS BALANCE SHEET....................    106
MANAGEMENT OF VGS AFTER THE
  COMBINATION........................    107
  Board of Directors of VGS..........    107
  Committees of the Board of
     Directors.......................    107
  Compensation of Directors..........    107
  Executive Officers.................    107
DESCRIPTION OF VGS INC. SHARE
  INCENTIVE PLAN.....................    107
  General Provisions.................    107
  Awards.............................    109
  Provisions Relating to a Change of
     Control.........................    111
  Other Provisions...................    111
  Material U.S. Federal Income Tax
     Consequences....................    111
DESCRIPTION OF VGS INC. EMPLOYEE
  SHARE PURCHASE PLAN................    113
  General Provisions.................    113
  Material U.S. Federal Income Tax
     Consequences....................    114
DESCRIPTION OF VGS INC. LONG TERM
  INCENTIVE PLAN.....................    115
  General Provisions.................    115
  Awards.............................    116
  Provisions Relating to a Change of
     Control.........................    117
  Other Provisions...................    117
  Material U.S. Federal Income Tax
     Consequences....................    117
DESCRIPTION OF VGS SHARE CAPITAL.....    119
  Authorized Share Capital...........    119
  Voting.............................    119
  Quorum for General Meetings........    120
  Dividend Rights....................    121
  Rights Upon Liquidation............    121
  No Liability for Further Calls or
     Assessments.....................    121

                                       PAGE
                                        NO.
                                       -----
  No Preemptive Rights...............    121
  Redemption and Conversion..........    121
  Repurchase.........................    121
  Restrictions on Transfer...........    122
  Other Classes or Series of
     Shares..........................    122
  Compulsory Acquisition of Shares
     Held by Minority Holders........    122
  Transfer Agent.....................    122
  Additional Provisions Resulting
     from Listing of VGS Shares on
     the Oslo Stock Exchange.........    122
  Anti-takeover Provisions...........    123
  Shareholder Rights Plan............    125
COMPARISON OF SHAREHOLDER RIGHTS.....    128
LEGAL MATTERS........................    142
EXPERTS..............................    142
INFORMATION REGARDING ARTHUR ANDERSEN
  LLP................................    142
FUTURE SHAREHOLDER PROPOSALS.........    142
WHERE YOU CAN FIND MORE
  INFORMATION........................    143

                                       PAGE
                                        NO.
                                       -----
SCHEDULE A -- INFORMATION ABOUT
  DIRECTORS AND EXECUTIVE OFFICERS OF
  VGS AND VERITAS....................    145
ANNEX A-1 -- MERGER AGREEMENT........  A-1-1
ANNEX A-2 -- FIRST AMENDMENT TO
  MERGER AGREEMENT...................  A-2-1
ANNEX B -- MERRILL LYNCH FAIRNESS
  OPINION............................    B-1
ANNEX C -- EVERCORE FAIRNESS
  OPINION............................    C-1
ANNEX D -- VGS INC. MEMORANDUM OF
  ASSOCIATION........................    D-1
ANNEX E -- VGS INC. ARTICLES OF
  ASSOCIATION........................    E-1
ANNEX F -- VGS INC. SHARE INCENTIVE
  PLAN...............................    F-1
ANNEX G -- VGS INC. EMPLOYEE SHARE
  PURCHASE PLAN......................    G-1

                  QUESTIONS AND ANSWERS ABOUT THE COMBINATION
                              FOR PGS SHAREHOLDERS

Q: WHAT IS THE PROPOSED TRANSACTION?

A: Petroleum Geo-Services ASA and Veritas DGC
   Inc. have entered into an agreement to combine their businesses under a new Cayman Islands holding company formed for the purpose of entering into the proposed transaction. Under the agreement, VGS Inc., a wholly owned Cayman Islands subsidiary of Veritas, is making an exchange offer to issue its ordinary shares in exchange for the issued and outstanding ordinary shares of PGS and American Depositary Shares representing PGS shares. Promptly following the closing of the exchange offer, Veritas will merge with a wholly owned subsidiary of VGS. Upon the closing of the combination, which includes both the merger and the exchange offer, PGS and Veritas will become subsidiaries of VGS.

   We have avoided the use of technical defined terms in this prospectus as a general policy but a few frequently recurring terms may be useful for you to have in mind at the outset:

   - we refer to VGS Inc., a Cayman Islands company, as "VGS";

   - we refer to Petroleum Geo-Services ASA, a Norwegian public limited liability company, as "PGS";

   - we refer to Veritas DGC Inc., a Delaware corporation, as "Veritas";

   - we refer to Neptune Holdco LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of VGS, as "Veritas Holdco";

   - we refer to Neptune Mergerco Inc., a Delaware corporation and a direct wholly owned subsidiary of Veritas Holdco, as "Veritas Merger Sub";

   - we refer to the merger of Veritas Merger Sub into Veritas and the conversion of Veritas Shares into VGS Shares (including the modification of exchangeable shares that are exchangeable for Veritas common stock to become exchangeable for VGS Shares) as the "Merger";

   - we refer to the exchange offer by VGS of VGS Shares for PGS Shares and PGS ADSs as the "Exchange Offer";

   - we refer to the Merger and the Exchange Offer together as the "Combination";

   - we refer to the agreement and plan of merger and exchange agreement, as amended, between VGS, PGS, Veritas, Veritas Holdco and Veritas Merger Sub as the "Merger Agreement" and sometimes to the only amendment to the original merger agreement executed on June 21, 2002, as the "First Amendment";

   - we refer to the special meeting of holders of Veritas Shares called to approve the Combination and related matters as the "Special Meeting";

   - we refer to the ordinary shares, par value $0.01 per share, of VGS as "VGS Shares";

   - we refer to the ordinary shares, nominal value NOK 5 per share, of PGS as "PGS Shares" and the American Depositary Shares representing PGS Shares as "PGS ADSs"; and

   - we refer to the common stock, par value $0.01 per share, of Veritas as "Veritas Shares" and generally include in that term as the context requires two classes of shares issued by a subsidiary of Veritas that are exchangeable for shares of Veritas common stock.

Q: WHAT WILL I RECEIVE IN EXCHANGE FOR MY PGS SHARES AND PGS ADSS?

A: In the Exchange Offer, VGS is offering to exchange 0.38 VGS Shares for each outstanding PGS Share and PGS ADS that is properly tendered and not withdrawn. This exchange ratio is fixed and will not change. No fractional shares will be issued in the Exchange Offer. Tendering shareholders will instead receive cash for any fractional shares otherwise issuable to them.

Q: WHAT WILL VERITAS SHAREHOLDERS RECEIVE IN THE COMBINATION?

A: In the Merger, Veritas shareholders will receive one VGS Share for each share of Veritas common stock they own. In addition, Veritas exchangeable shares that are currently exchangeable for shares of Veritas common stock will become exchangeable for VGS Shares on a one-for-one basis.

Q: DOES PGS SUPPORT THE EXCHANGE OFFER?

A: Yes. PGS's board of directors has determined that the Exchange Offer is advisable and in the best interests of PGS and its shareholders and is consistent with, and in furtherance of, PGS's business strategies and goals. PGS's board of directors recommends that PGS shareholders accept the Exchange Offer and exchange their PGS Shares and PGS ADSs in the Exchange Offer.

Q: WHY IS A CAYMAN ISLANDS COMPANY BEING USED TO EFFECT THE COMBINATION?

A: PGS believes that combining the businesses of PGS and Veritas under a Cayman
   Islands holding company that is an exempted company under Cayman Islands law should provide tax, corporate governance and financing flexibility that is not currently available to PGS or to Veritas.

   A more detailed description of the reasons for the Combination appears under the caption "The Combination -- PGS's Reasons for the Combination" beginning on page 47.

Q: ARE VERITAS' FINANCIAL CONDITION AND RESULTS OF OPERATIONS RELEVANT TO MY
   DECISION TO TENDER MY SHARES IN THE EXCHANGE OFFER?

A: Yes. You should consider Veritas' financial condition and results of operations before you decide whether to tender your PGS Shares or PGS ADSs in the Exchange Offer because Veritas' operations will form a substantial portion of the operations of the combined company. In addition, Veritas will be the acquirer for accounting purposes, and its financial statements will form the basis for VGS's financial statements following completion of the Combination. In considering Veritas' financial condition and results of operations, you should review this prospectus and the documents we incorporate by reference because they contain detailed business, financial and other information about Veritas. You also should consider "Unaudited Pro Forma Combined Condensed Financial Statements" beginning on page 98, "Risk Factors -- Risks of VGS's Financial Condition" beginning on page 20 and "Business of VGS -- Financial Condition of VGS" beginning on page 90.

Q: WHAT ARE THE MOST SIGNIFICANT CONDITIONS TO THE EXCHANGE OFFER?

A: The Exchange Offer is subject to a number of conditions, including:

   - the tender in the Exchange Offer of PGS Shares and PGS ADSs representing more than 90% of the PGS Shares (including those represented by PGS ADSs) outstanding as of the expiration of the Exchange Offer. This condition may be waived, and the percentage may be reduced, in the circumstances described under the caption "The Exchange Offer -- Conditions of the Exchange Offer";

   - the approval of the Merger by the shareholders of Veritas holding a majority of the Veritas Shares;

   - the receipt of applicable regulatory clearances, most of which have been obtained as of the date of this prospectus;

   - PGS's having in effect definitive credit agreements or binding commitments providing for credit capacity of $430 million;

   - Veritas' having in effect definitive credit agreements or binding commitments providing for credit capacity of $235 million;

   - the authorization of the VGS Shares for listing on the New York Stock Exchange;

   - Veritas being treated as the acquirer for accounting purposes in the Combination; and

   - other customary conditions, including the absence of any events or series of events that has had or would have a material adverse effect on Veritas or PGS.

   These and other conditions to the Exchange Offer and the Merger are described under the captions "The Exchange Offer -- Conditions of the Exchange Offer" beginning on page 37 and

   "The Merger Agreement -- Conditions to the Merger and the Exchange Offer" beginning on page 84.

Q: HOW DO I PARTICIPATE IN THE EXCHANGE OFFER?

A: You are urged to carefully read this entire prospectus and the documents we incorporate by reference in this prospectus, and to consider how the Combination affects you. Then, if you wish to participate in the Exchange
   Offer:

   - if you are a holder of PGS Shares, you should complete and sign the enclosed Form of Acceptance and return it to ABG Sundal Collier, the Norwegian receiving agent for the Exchange Offer, at the appropriate address specified on the back cover page of this prospectus;

   - if you are a holder of PGS ADSs, you should

     (1) complete and sign the enclosed letter of transmittal and return it with your American Depositary Receipts evidencing your PGS ADSs to Citibank, N.A., the U.S. exchange agent for the Exchange Offer, at the appropriate address specified on the back cover page of this prospectus,

     (2) if your PGS ADSs are held through The Depositary Trust Company, or DTC, tender through the automated tender offer program procedures of DTC, or

     (3) comply with the guaranteed delivery procedures; or

   - if you hold your PGS Shares or PGS ADSs in "street name" through a broker, ask your broker to tender your shares.

   For more information about procedures for tendering your shares, the timing of the Exchange Offer and possible extensions of the Exchange Offer period, please refer to the caption "The Exchange Offer" beginning on page 31.

Q: MAY I WITHDRAW MY PGS SHARES AND PGS ADSS AFTER I HAVE TENDERED THEM?

A: You will be permitted to withdraw your tendered PGS Shares and PGS ADSs prior to the expiration date of the Exchange Offer by following the procedures described under the caption "The Exchange Offer -- Withdrawal Rights" beginning on page 36. You must withdraw any shares you have tendered in the Exchange Offer if you desire to trade them prior to the expiration date. You will not be permitted to withdraw any PGS Shares and PGS ADSs you tender in a "subsequent offering period" provided by VGS, which is described under the caption "The Exchange Offer -- Extension, Amendment, Termination and Subsequent Offering Period" beginning on page 31.

Q: DO I HAVE TO PAY ANY BROKERAGE FEES OR COMMISSIONS WHEN I TENDER?

A: If you are the record owner of your PGS Shares or PGS ADSs and you tender in the Exchange Offer, you will not incur any brokerage fees or commissions. If you own your PGS Shares or PGS ADSs through a broker or other nominee who tenders on your behalf, your broker may charge you a commission for doing so. You should consult with your broker or nominee to determine whether any charges will apply.

Q: WHAT HAPPENS IF I DO NOT TENDER MY PGS SHARES OR PGS ADSS?

A: If fewer than all the outstanding PGS Shares and PGS ADSs are tendered and accepted for exchange in the Exchange Offer, upon completion of the Exchange Offer, VGS will be required under Norwegian law to make a mandatory cash offer for all the remaining outstanding PGS Shares, including those represented by outstanding PGS ADSs. The price of the mandatory offer will be equal to the greater of the highest price paid by VGS for PGS Shares or PGS ADSs in the six-month period prior to the closing of the Exchange Offer or the recorded market price at the time when VGS becomes obligated to make the mandatory offer. If VGS acquires additional PGS Shares and PGS ADSs for a higher price after that date but prior to the expiration of the mandatory offer period, VGS must restate its offer at that higher price.

   In addition, if VGS acquires more than 90% of the outstanding PGS Shares (including those represented by PGS ADSs), VGS intends to acquire the remaining shares through compulsory acquisition procedures under Norwegian law.

   Please read the caption "The Combination -- Mandatory Offer Procedures and Compulsory Acquisition of Remaining Outstanding PGS Shares" beginning on page 74 for more information about the mandatory offer and the compulsory acquisition procedures.

Q: HOW MANY VGS SHARES WILL BE OUTSTANDING
   AFTER THE COMBINATION AND WHO WILL OWN THEM?

A: If all PGS Shares and PGS ADSs are accepted
   for exchange in the Exchange Offer, we expect that there will be
   approximately           million VGS Shares outstanding upon completion of the
   Combination. Of this number, approximately 55% would be held by former shareholders of PGS and approximately 45% would be held by former shareholders of Veritas.

Q: WILL I RECEIVE DIVIDENDS ON MY VGS SHARES?

A: Consistent with the long-standing policies of PGS and Veritas, VGS does not expect to pay cash dividends on VGS Shares for the foreseeable future.

Q: WHERE WILL THE VGS SHARES BE LISTED?

A: The VGS Shares will be listed on the New York
   Stock Exchange. In addition, VGS intends to list its shares on the Oslo Stock Exchange and on The Toronto Stock Exchange. The Combination is not, however, conditioned on listing of the shares on the Oslo Stock Exchange or The Toronto Stock Exchange.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE EXCHANGE
   OFFER AND THE COMBINATION TO SHAREHOLDERS OF PGS?

A: VGS and PGS believe it is likely that the Exchange Offer will be taxable for U.S. federal income tax purposes to U.S. holders of PGS Shares and PGS ADSs that exchange their PGS Shares and PGS ADSs for VGS Shares. In the absence of an exemption, the Exchange Offer will be taxable for Norwegian tax purposes to Norwegian holders of PGS Shares and PGS ADSs that exchange their PGS Shares and PGS ADSs for VGS Shares. If the Exchange Offer is taxable, each U.S. or Norwegian shareholder of PGS who exchanges PGS Shares and PGS ADSs in the Exchange Offer will recognize gain or loss for U.S. or Norwegian tax purposes equal to the difference, if any, between:

   - the fair market value of VGS Shares received by that shareholder plus cash received instead of any fractional VGS Share; and

   - that shareholder's adjusted tax basis in the PGS Shares and PGS ADSs exchanged.

   PGS has applied to the Norwegian Ministry of Finance for a conditional tax exemption relating to the tax treatment to PGS's Norwegian shareholders, but the exemption has not been obtained and may not be obtained. A more detailed description of the U.S. federal income tax and Norwegian tax consequences of the Exchange Offer appears under the captions "The Combination -- Material U.S. Federal Income Tax Consequences to PGS Shareholders" beginning on page 66 and "The Combination -- Material Norwegian Tax Consequences to PGS Shareholders" beginning on page 70.

Q: WHEN IS THE COMBINATION EXPECTED TO BE
   COMPLETED?

A: VGS, PGS and Veritas expect that the
Combination will be completed promptly after the acceptance by VGS of the PGS
   Shares and PGS ADSs tendered in the Exchange Offer, the approval of the Merger by Veritas' shareholders and the receipt of various governmental approvals. VGS, PGS and Veritas anticipate that the completion will occur in the third quarter or early in the fourth quarter of calendar 2002.

Q: WHAT WILL HAPPEN TO EMPLOYEE SHARE OPTIONS
   HELD BY PGS EMPLOYEES?

A: In connection with the Exchange Offer, VGS is making an offer to assume all outstanding options to purchase PGS Shares and any rights of the option holders under those options. Each such option assumed by VGS will be exercisable upon the same terms and conditions as under the applicable PGS stock option plan and the applicable option agreement, except that:

   - each option will cease to represent a right to acquire PGS Shares and will be exercisable for that whole number of VGS Shares equal to the number of PGS Shares subject to the option multiplied by 0.38; and

   - the option price per VGS Share will be equal to the U.S. dollar equivalent of the option price per PGS Share subject to the option divided by 0.38.

   To accept VGS's offer, holders of PGS options should complete and sign the form of acceptance for PGS options and return it to the Vice President and Chief Accounting and Administration Officer of PGS at the address or fax number shown on the form of acceptance prior to the expiration time of the Exchange Offer.

Q: MAY I EXERCISE PGS SHARE OPTIONS AND SELL PGS SHARES BETWEEN NOW AND THE
   COMPLETION OF THE COMBINATION?

A: Yes, unless you are subject to limitations on trading under U.S., Norwegian or other securities laws.

Q: WHOM SHOULD I CALL WITH QUESTIONS?

A: If you have any questions about the Exchange Offer or the Combination, or if you would like copies of any of the documents referred to or incorporated by reference in this prospectus, please call Mellon Investor Services LLC, the information agent, ABG Sundal Collier, the Norwegian receiving agent, or Citibank, N.A., the U.S. exchange agent, at the telephone numbers specified on the back cover of this prospectus.

                                    SUMMARY

     This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand the Combination fully and for a more complete description of the legal terms of the Combination, you should carefully read this entire document and the documents to which we refer you. See "Where You Can Find More Information".

THE COMBINATION

     PGS and Veritas have entered into an agreement to combine their businesses under VGS, a new Cayman Islands holding company. VGS is making the Exchange Offer to issue VGS Shares in exchange for the issued and outstanding PGS Shares and PGS ADSs. Promptly following the closing of the Exchange Offer, Veritas will merge with a wholly owned subsidiary of VGS, Veritas Merger Sub. Upon the closing of the Combination, PGS and Veritas will become subsidiaries of VGS. Assuming all PGS Shares and PGS ADSs are tendered and accepted for exchange in the Exchange Offer, former shareholders of PGS will own approximately 55% of the VGS Shares and former shareholders of Veritas will own approximately 45% of the VGS Shares. For accounting purposes, Veritas will be treated as the acquiring company in the Combination. The merger agreement that provides for the Exchange Offer, the Merger and related transactions is attached to this prospectus as Annex A-1, and the first amendment to the merger agreement is attached to this prospectus as Annex A-2. We encourage you to read the merger agreement and the first amendment carefully.

INFORMATION ABOUT VGS

     VGS is a newly created Cayman Islands company formed for the purpose of entering into the Combination. Currently, it has no business operations. VGS's principal executive offices are located at 10300 Town Park, Houston, Texas 77072, and the telephone number at that address is (832) 351-8300. See "Business of VGS".

INFORMATION ABOUT PGS

     PGS is a technologically focused oilfield service company. Its business includes:

     - acquiring, processing and marketing seismic data to oil and gas companies;

     - providing floating production, storage and offloading, or FPSO, vessels and production management services; and

     - providing geophysical and other services that help oil and gas companies monitor producing oil and gas reservoirs to increase ultimate recoveries.

     PGS maintains executive offices in both Lysaker, Norway, at Strandveien 4, N-1366, telephone number (+47) 67-52-66-00, and in Houston, Texas, at 16010 Barker's Point Lane, 77079, telephone number (281) 589-7935. PGS's registration number with the Norwegian Company Registry is 916235291. See "Business of PGS".

INFORMATION ABOUT VERITAS

     Veritas is a leading provider of integrated geophysical services to the petroleum industry worldwide. Its customers include major, national and independent oil and gas companies that utilize geophysical technologies to achieve the following:

     - identify new areas where subsurface conditions are favorable for the production of hydrocarbons;

     - determine the size and structure of previously identified oil and gas fields; and

     - optimize development and production of hydrocarbon reserves.

     Veritas' principal executive offices are located at 10300 Town Park, Houston, Texas 77072, and the telephone number at that address is (832) 351-8300. See "Business of Veritas".

CONSIDERATION TO PGS AND VERITAS SHAREHOLDERS

     In the Exchange Offer, VGS is offering to exchange 0.38 VGS Shares for each outstanding PGS Share and PGS ADS that is properly tendered and not withdrawn. This exchange ratio is fixed and will not change. In the Merger, Veritas shareholders will receive one VGS Share for each share of Veritas common stock they own. In addition, Veritas exchangeable shares that are currently exchangeable for shares of Veritas common stock will become exchangeable for VGS Shares on a one-for-one basis. See "The Combination" and "The Merger Agreement".

RECOMMENDATIONS OF PGS'S BOARD OF DIRECTORS

     PGS's board of directors recommends that PGS shareholders accept the Exchange Offer and exchange their PGS Shares and PGS ADSs in the Exchange Offer. See "The Combination -- Recommendations of PGS's Board of Directors".

MERRILL LYNCH FAIRNESS OPINION

     In deciding to approve the Combination, the PGS board of directors received and considered the opinion of Merrill Lynch & Co., its financial advisor, about the fairness to PGS shareholders from a financial point of view of the exchange ratio of 0.38 VGS Shares for each PGS Share and PGS ADS in light of the conversion of each Veritas Share into one VGS Share. The opinion is summarized in "The Combination -- Merrill Lynch Fairness Opinion" and is attached to this prospectus as Annex B. We encourage you to read that summary and the opinion carefully.

RECOMMENDATIONS OF VERITAS' BOARD OF DIRECTORS

     The Veritas board of directors recommends that the holders of Veritas Shares vote "for" adoption and approval of the Merger, the Combination and the Merger Agreement and "for" each of the proposals to adopt and approve the VGS Inc. Share Incentive Plan and the VGS Inc. Employee Share Purchase Plan. See "The Combination -- Recommendations of the Veritas Board of Directors", "Description of VGS Inc. Share Incentive Plan" and "Description of VGS Inc. Employee Share Purchase Plan".

EVERCORE FAIRNESS OPINION

     In deciding to approve the Combination, the Veritas board of directors received and considered the opinion of Evercore Group Inc., its financial advisor, as to the fairness to Veritas shareholders from a financial point of view of the conversion of each Veritas Share into one VGS Share in relation to the exchange ratio of 0.38 VGS Shares for each PGS Share and PGS ADS. The opinion is summarized in "The Combination -- Evercore Fairness Opinion" and is attached to this prospectus as Annex C. We encourage you to read that summary and the opinion carefully.

DESCRIPTION OF MERGER AGREEMENT

     The Merger Agreement governs the Combination. Under the Merger Agreement, VGS will offer to exchange VGS Shares for all issued and outstanding PGS Shares and PGS ADSs. Concurrently with the Exchange Offer, Veritas will solicit proxies from Veritas' shareholders to approve the Merger.

     Conditions.  The Combination is subject to several conditions, including:

     - the tender in the Exchange Offer of PGS Shares and PGS ADSs representing more than 90% of the PGS Shares (including those represented by PGS ADSs) outstanding as of the expiration of the Exchange Offer, which condition may be waived and which percentage may be reduced in some circumstances;

     - the approval of the Merger by shareholders of Veritas holding a majority of the Veritas Shares, including holders of exchangeable shares;

     - the receipt of applicable regulatory clearances, most of which have been obtained;

     - PGS's having in effect definitive credit agreements or binding commitments providing for credit capacity of $430 million;

     - Veritas' having in effect definitive credit agreements or binding commitments providing for credit capacity of $235 million;

     - the authorization of the VGS Shares for listing on the New York Stock Exchange;

     - Veritas being treated as the acquirer for accounting purposes in the Combination; and

     - other customary conditions, including the absence of any events or series of events that has had or would have a material adverse effect on Veritas or PGS.

     These and other conditions to the Exchange Offer and the Merger are described under the captions "The Exchange Offer -- Conditions of the Exchange Offer" and "The Merger Agreement -- Conditions to the Merger and the Exchange Offer".

     Termination. PGS, Veritas and VGS may terminate the Merger Agreement by mutual written consent.

     Either the PGS board of directors or the Veritas board of directors may terminate the Merger Agreement if:

     - the mailing of the Exchange Offer prospectus and proxy statement/prospectus has not commenced by September 30, 2002;

     - the parties have not completed the Merger by October 31, 2002, subject to extension in some circumstances;

     - at the Special Meeting, the shareholders of Veritas do not adopt the Merger Agreement;

     - the Exchange Offer has expired or has been terminated without VGS having accepted any PGS Shares and PGS ADSs because the minimum condition was not satisfied; or

     - a court or governmental agency has issued an order, decree or ruling or taken any other action permanently prohibiting the transactions contemplated by the Merger Agreement, and this order, decree, ruling or other action has become final and unappealable.

     In addition, the terms of the Merger Agreement permit, prior to the expiration of a five-day period after the SEC completes its review, either PGS or Veritas to terminate the agreement upon payment to the other of $7.5 million if one or more of the following events have not occurred by that time: (i) obtaining commitments for the sale of VGS equity or equity-linked securities yielding net cash proceeds of not less than $200 million, (ii) the sale by PGS of its Atlantis subsidiary for gross proceeds in cash and/or debt assumption of not less than $195 million, (iii) the sale by PGS of its Atlantis subsidiary and/or other assets agreed to by Veritas for gross proceeds in cash and/or debt assumption of not less than $200 million or (iv) a combination of sale commitments for VGS equity or equity-linked securities and PGS asset sales yielding gross proceeds in cash and, with respect to asset sales, debt assumption of not less than $200 million.

     Veritas may terminate the Merger Agreement if:

     - PGS has breached any representation, warranty, covenant or agreement in the Merger Agreement, or any representation or warranty of PGS has become untrue, subject in each case to materiality qualifiers, and such breach is not curable; or

     - the PGS board of directors has withdrawn or materially modified, in a manner adverse to Veritas, its approval or recommendation of the Exchange Offer, or recommended a competing acquisition proposal for PGS, or resolved to do so.

     In addition, Veritas may terminate the Merger Agreement if, before its shareholders adopt the Merger Agreement and subject to some conditions, Veritas concurrently enters into a binding definitive written agreement that provides for a superior proposal. Any such termination will not be effective until Veritas has paid PGS the $7.5 million expense reimbursement fee described under the caption "The Merger Agreement -- Expense Reimbursement and Termination Fees".

     PGS may terminate the Merger Agreement if:

     - Veritas, VGS or some related parties have breached any representation, warranty, covenant or agreement in the Merger Agreement, or any representation or warranty of Veritas, VGS or such related parties has become untrue, subject in each case to materiality qualifiers, and such breach is not curable; or

     - the Veritas board of directors has withdrawn or materially modified, in a manner adverse to PGS, its approval or recommendation of the Merger or recommended a competing acquisition proposal for Veritas, or resolved to do so.

     In addition, PGS may terminate the Merger Agreement if, before the Exchange Offer closing and subject to some conditions, PGS concurrently enters into a binding definitive written agreement that provides for a superior proposal. Any such termination will not be effective until PGS has paid Veritas the $7.5 million expense reimbursement fee described under the caption "The Merger Agreement-- Expense Reimbursement and Termination Fees".

     Expense Reimbursement and Termination Fees. Veritas must pay PGS $7.5 million to reimburse it for its costs and expenses incurred in connection with the Combination if the Merger Agreement is terminated as follows:

     - by Veritas or PGS because Veritas' shareholders do not adopt the Merger Agreement after the public announcement of a competing acquisition proposal for Veritas;

     - by PGS because the Veritas board of directors has withdrawn or materially modified, in a manner adverse to PGS, its approval or recommendation of the Merger or recommended a competing acquisition proposal for Veritas, or resolved to do so; or

     - by Veritas because the Veritas board of directors determines that proceeding with the Merger would be inconsistent with its fiduciary duties and concurrently enters into a binding definitive agreement that provides for a superior proposal.

     In addition, Veritas must pay PGS a cash termination fee of $20 million (less costs and expenses previously paid or reimbursed) if, following a termination described above, Veritas enters into an agreement that provides for a competing acquisition proposal on or before 12 months after such termination and that proposal is consummated, or Veritas is a party to a consummated competing acquisition proposal on or before 12 months after such termination.

     PGS must pay Veritas $7.5 million to reimburse it for its costs and expenses incurred in connection with the Combination if the Merger Agreement is terminated as follows:

     - by Veritas or PGS because the minimum condition relating to the Exchange Offer was not satisfied after the public announcement of a competing acquisition proposal for PGS;

     - by Veritas because the PGS board of directors has withdrawn or materially modified, in a manner adverse to Veritas, its approval or recommendation of the Exchange Offer or recommended a competing acquisition proposal for PGS, or resolved to do so; or

     - by PGS because the PGS board of directors determines that proceeding with the Exchange Offer or the Merger would be inconsistent with its obligations under Norwegian law and concurrently enters into a binding definitive agreement that provides for a superior proposal.

     In addition, PGS must pay Veritas a cash termination fee of $20 million (less costs and expenses previously paid or reimbursed) if, following a termination described above, PGS enters into an agreement that provides for a competing acquisition proposal on or before 12 months after such termination and that proposal is consummated, or PGS is a party to a consummated competing acquisition proposal on or before 12 months after such termination.

     The merger agreement, as amended by the first amendment, is summarized under the caption "The Merger Agreement". The merger agreement is attached as Annex A-1 to this prospectus and the first amendment is attached to this prospectus as Annex A-2. We encourage you to read that summary, the merger agreement and first amendment carefully.

INTERESTS OF CERTAIN PERSONS IN THE COMBINATION

     In considering the recommendation of the PGS board of directors to accept the Exchange Offer, you should be aware that members of the PGS board of directors and PGS's executive officers may have interests in the Combination that differ from, or are in addition to, those of PGS's shareholders generally. See "The Combination -- Interests of Certain Persons in the Combination".

     PGS has been advised by its directors and executive officers that all of them currently intend to tender their PGS Shares or PGS ADSs, representing an
aggregate of      of such PGS Shares and PGS ADSs as of           , 2002, in the
Exchange Offer. In addition, Veritas has been advised by its directors and executive officers that all of them currently intend to vote all their Veritas
Shares, representing an aggregate of      such shares as of           , 2002,
for adoption and approval of the Merger Agreement, the Merger and the Combination.

MANAGEMENT OF VGS AFTER THE COMBINATION

     The board of directors of VGS immediately following the Combination will consist of 10 members:

     - one of whom will be Reidar Michaelsen, the Chairman of the Board and Chief Executive Officer of PGS;

     - one of whom will be David B. Robson, the Chairman of the Board and Chief Executive Officer of Veritas;

     - an additional three of whom will be designated by PGS; and

     - an additional five of whom will be designated by Veritas.

     Before the commencement of the Exchange Offer, Veritas and PGS will name their respective designees. Mr. Michaelsen will serve as Chairman of the Board of VGS, and Mr. Robson will serve as Chief Executive Officer. Matthew D. Fitzgerald, the Chief Financial Officer of Veritas, will serve as Chief Financial Officer of VGS. The remaining executive officers of VGS will be designated by the board of directors of VGS.

REGULATORY APPROVALS

     The closing of the Combination is conditioned on the receipt of applicable regulatory approvals. PGS and Veritas have made filings and taken other actions necessary to obtain those approvals, including filings with antitrust and competition authorities, in connection with the Combination. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired. PGS and Veritas believe that they have, as of the date of this prospectus, obtained all material required regulatory approvals. However, some approvals may not be received prior to the expiration date of the Exchange Offer and the date of the

Special Meeting, or at all, and some governmental authorities may impose unfavorable conditions for granting the required approvals. See "The Combination -- Regulatory Matters".

MANDATORY OFFER AND COMPULSORY ACQUISITION

     If VGS acquires and holds PGS Shares and PGS ADSs representing more than 33 1/3% of the voting rights in PGS, under the Exchange Offer or otherwise, VGS will be required to commence a mandatory offer for any remaining PGS Shares (including those represented by PGS ADSs) not already acquired. If VGS acquires and holds more than 90% of the total issued shares and voting rights in PGS then outstanding, VGS will have the right, and each remaining holder of PGS Shares would have the right to require VGS, to acquire all remaining PGS Shares not already owned by VGS. See "The Combination -- Mandatory Offer Procedures and Compulsory Acquisition of Remaining Outstanding PGS Shares".

STOCK EXCHANGE LISTINGS

     VGS is applying for listing of the VGS Shares to be issued in connection with the Combination on the New York Stock Exchange under the symbol "VTS", on the Oslo Stock Exchange under the symbol "VTS" and on The Toronto Stock Exchange under the symbol "VTS". Listing of the VGS Shares on the NYSE is a condition to closing of the Combination. See "The Combination -- Stock Exchange Listing".

TAX CONSEQUENCES OF THE COMBINATION TO SHAREHOLDERS

     PGS Shareholders. VGS and PGS believe it is likely that the Exchange Offer will be taxable for U.S. federal income tax purposes to U.S. holders of PGS Shares and PGS ADSs that exchange their PGS Shares and PGS ADSs for VGS Shares. In the absence of an exemption, the Exchange Offer will be taxable for Norwegian tax purposes to Norwegian holders of PGS Shares and PGS ADSs that exchange their PGS Shares and PGS ADSs for VGS Shares. If the Exchange Offer is taxable, each U.S. or Norwegian shareholder of PGS who exchanges PGS Shares and PGS ADSs in the Exchange Offer will recognize gain or loss for U.S. or Norwegian tax purposes equal to the difference, if any, between:

     - the fair market value of VGS Shares received by that shareholder plus cash received instead of any fractional VGS Share; and

     - that shareholder's adjusted tax basis in the PGS Shares and PGS ADSs exchanged.

     PGS has applied to the Norwegian Ministry of Finance for a conditional tax exemption relating to the tax treatment to PGS's Norwegian shareholders, but the exemption has not been obtained and may not be obtained. A more detailed description of the U.S. federal income tax and Norwegian tax consequences of the Exchange Offer to holders of PGS Shares and PGS ADSs appears under the captions "The Combination -- Material U.S. Federal Income Tax Consequences to PGS Shareholders" and "The Combination -- Material Norwegian Tax Consequences to PGS Shareholders". The exchange by a U.S. or Norwegian shareholder of its PGS Shares for cash in the mandatory offer or compulsory acquisition will be a taxable transaction under applicable U.S. and Norwegian tax provisions.

     Veritas Shareholders. Based on advice from counsel, VGS and Veritas believe the Merger will be tax free for U.S. federal income tax purposes to the holders of Veritas Shares, but such result is not free from doubt. Veritas expects to apply for a ruling from the Internal Revenue Service confirming that U.S. holders of Veritas Shares will not recognize gain as a result of the Merger, but the receipt of a favorable ruling is not a condition to the closing of the Merger and the Merger will not be delayed by the failure to have obtained such a ruling.

     THE TAX TREATMENT DISCUSSED ABOVE MAY NOT APPLY TO SOME SHAREHOLDERS. DETERMINING THE ACTUAL TAX CONSEQUENCES FOR A PARTICULAR SHAREHOLDER OF THE EXCHANGE OFFER AND THE MERGER, AND OF THE HOLDING OF VGS SHARES FOLLOWING THE COMBINATION, MAY BE COMPLICATED. PGS AND VERITAS SHAREHOLDERS, REGARDLESS OF THEIR RESIDENCES, ARE URGED TO CONSULT THEIR OWN TAX ADVISORS ABOUT SUCH TAX CONSEQUENCES TO THEM.

     FOR A MORE DETAILED DISCUSSION OF THE TAX CONSEQUENCES OF THE EXCHANGE OFFER AND OF HOLDING VGS SHARES, PLEASE READ "THE COMBINATION -- MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO PGS SHAREHOLDERS" AND "THE
COMBINATION -- MATERIAL NORWEGIAN TAX CONSEQUENCES TO PGS SHAREHOLDERS".

ACCOUNTING TREATMENT

     The Combination will be accounted for as a purchase under generally accepted accounting principles in the United States. Veritas will be the acquirer for financial accounting purposes. See "The Combination -- Accounting Treatment and Considerations".

RISK FACTORS

     The Combination and VGS's business following the Combination will entail significant risks. You should read and consider carefully the "Risk Factors" section of this prospectus, together with all of the other information included or incorporated by reference in this prospectus.

COMPARISON OF SHAREHOLDER RIGHTS

     As a result of the Combination, shareholders of PGS and Veritas will become shareholders of VGS. The rights of Veritas' shareholders are governed by Delaware law and by Veritas' certificate of incorporation and bylaws. The rights of PGS's shareholders are governed by Norwegian law and by PGS's articles of association. The rights of VGS's shareholders will be governed by:

     - Cayman Islands law, including the Companies Law (2001 Second Revision);

     - VGS's memorandum of association, a form of which is attached as Annex D to this prospectus; and

     - VGS's articles of association, a form of which is attached as Annex E to this prospectus.

     See "Comparison of Shareholder Rights".

      SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     VGS is providing unaudited pro forma combined condensed financial information in this prospectus to help you understand the financial aspects of the Combination. The unaudited pro forma combined condensed financial statements are based upon the historical financial information of PGS and Veritas and should be read in conjunction with the historical consolidated financial statements and notes thereto of PGS and Veritas, which are incorporated by reference in this prospectus.

     You should note that if the companies had been combined in the past, they might have performed differently. You should not rely on the pro forma financial information as an indication of the results that VGS would have achieved if the Combination had taken place earlier or the future results that VGS will experience after the Combination. See "The Combination -- Accounting Treatment and Considerations" and "Unaudited Pro Forma Combined Condensed Financial Statements".

                                                          NINE MONTHS        TWELVE MONTHS
                                                             ENDED               ENDED
                                                       MARCH 31, 2002(1)    JULY 31, 2001(2)
                                                       -----------------    ----------------
                                                          (IN THOUSANDS, EXCEPT PER SHARE
                                                                     AMOUNTS)
INCOME STATEMENT DATA
Revenue............................................       $1,215,969           $1,401,474
Income from continuing operations..................          (58,313)             (84,148)
Earnings per share:
  Basic............................................             (.81)               (1.21)
  Diluted..........................................             (.81)               (1.19)
Shares outstanding:
  Basic............................................           71,610               69,607
  Diluted..........................................           71,790               70,539
BALANCE SHEET DATA (END OF PERIOD)
Total assets.......................................       $3,836,411
Total liabilities..................................        2,777,967
Shareholders' equity...............................        1,058,944

---------------

(1) Includes the results of operations of PGS for the nine months ended March 31, 2002 and of Veritas for the nine months ended April 30, 2002, and the balance sheets for each company as of those ending dates.

(2) Includes the results of operations of PGS for the twelve months ended June 30, 2001 and of Veritas for the twelve months ended July 31, 2001.

                       COMPARATIVE PER SHARE INFORMATION

     The following table presents income from continuing operations and book value per common share data separately for PGS and Veritas on a historical basis, PGS and Veritas on a pro forma combined basis per Veritas Share and PGS and Veritas on a pro forma combined basis per PGS equivalent share. The unaudited pro forma combined data per PGS equivalent share was computed by multiplying the pro forma information by the exchange ratio of 0.38. You should read the information below together with the historical financial statements and related notes of PGS and Veritas contained in each company's periodic filings with the SEC and incorporated in this prospectus by reference. See "Where You Can Find More Information". The unaudited pro forma combined data below is presented for illustrative purposes only. The companies may have performed differently had they actually been combined during the periods presented below. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Combination. Neither PGS nor Veritas has paid any cash dividends on its common shares.

                                    UNAUDITED     VERITAS       UNAUDITED         UNAUDITED
                                       PGS       HISTORICAL     PRO FORMA         PRO FORMA
                                    HISTORICAL      PER       COMBINED DATA     COMBINED DATA
                                    PER SHARE      SHARE       PER VERITAS    PER PGS EQUIVALENT
                                       DATA         DATA        SHARE(1)           SHARE(1)
                                    ----------   ----------   -------------   ------------------
AT OR FOR THE NINE MONTHS ENDED
  MARCH 31, 2002 (PGS) AND APRIL
  30, 2002 (VERITAS) (UNAUDITED)
Income from continuing operations
  per common share:
  Basic and diluted...............    $(0.81)      $ 0.72        $(0.09)            $(0.03)
Book value per common share.......     13.24        17.40         14.35               5.45
AT OR FOR THE 12 MONTHS ENDED JUNE
  30, 2001 (PGS) AND JULY 31, 2001
  (VERITAS)
Income from continuing operations
  per common share:
  Basic...........................     (1.09)         .73         (1.21)              (.46)
  Diluted.........................     (1.08)         .71         (1.19)              (.45)
Book value per common share.......     14.09        16.71         15.54               5.91

---------------

(1) Please read "Unaudited Pro Forma Combined Condensed Financial Statements".

                      COMPARATIVE MARKET VALUE INFORMATION

     The following table presents:

     - The closing prices per share and aggregate market value of PGS Shares and PGS ADSs and Veritas common stock, in each case based on closing prices for the PGS ADSs and Veritas common stock on the New York Stock Exchange on June 21, 2002, the last trading day prior to the public announcement
       of the amended terms of the proposed Combination, and on           ,
       2002, the last trading day for which this information could be calculated prior to the date of this prospectus; and

     - The equivalent price per share and equivalent market value of PGS Shares and PGS ADSs, based on the exchange ratio of 0.38 VGS Shares and the closing price for the Veritas common stock on the New York Stock Exchange
       on each of June 21, 2002 and           , 2002.

                                                          PGS        VERITAS        PGS
                                                       HISTORICAL   HISTORICAL   EQUIVALENT
                                                       ----------   ----------   ----------
June 21, 2002
  Closing price per share............................   $   3.01     $  13.38     $   5.08
  Market value of shares (in thousands)(1)...........   $311,071     $435,386     $524,998
        , 2002
  Closing price per share............................
  Market value of shares (in thousands)(2)...........

---------------

(1) Based on 103,345,987 PGS Shares and PGS ADSs outstanding as of June 21, 2002 and an estimated 32,540,037 Veritas Shares outstanding as of June 21, 2002, based on the number of Veritas Shares outstanding as of May 31, 2002.

(2) Based on           PGS Shares and PGS ADSs outstanding and           Veritas
    Shares outstanding as of           , 2002.

                                  RISK FACTORS

     Before deciding whether to exchange your PGS Shares or PGS ADSs in the Exchange Offer, you should consider carefully the risk factors described below, together with all of the other information included or incorporated by reference in this prospectus.

     If any of the risks described below actually occurs, then VGS's business, financial condition or results of operations following the Combination could be materially adversely affected. In such case, the trading price of the VGS Shares could decline and that decline could be significant.

RISKS OF VGS'S BUSINESS FOLLOWING THE COMBINATION

  AS A PROVIDER OF GEOPHYSICAL TECHNOLOGIES AND PRODUCTION SERVICES, VGS'S BUSINESS WILL DEPEND SUBSTANTIALLY ON THE LEVEL OF CAPITAL EXPENDITURES BY OIL AND GAS COMPANIES.

     VGS's business and operations will depend substantially on the level of capital spending by oil and gas companies. Capital expenditures, and in particular exploration and development expenditures, by oil and gas companies have tended in the past to follow trends in the prices of oil and gas, which have fluctuated widely in recent years. Low oil and gas prices, and concerns about possible low oil and gas prices in the future, may reduce the level of those expenditures. Sustained periods of "flat" or substantially reduced capital expenditures by oil and gas companies may reduce the demand for VGS's products and services. Generally, as overall conditions in the oil and gas industry deteriorate, demand for VGS's services and products may decrease and its business may be adversely affected. Furthermore, recoveries in oil and gas prices do not immediately increase exploration, development and production spending, so improving demand for VGS's services and products will generally lag oil and gas price increases.

  WEAK DEMAND OR OBSOLESCENCE COULD IMPAIR THE VALUE OF VGS'S MULTI-CLIENT DATA LIBRARY.

     PGS and Veritas have invested significant amounts in acquiring and processing multi-client data, and VGS expects to continue to do so for the foreseeable future. However, VGS does not and cannot know with certainty how much of the data it will be able to sell or the price at which the data will sell. If VGS is not able to recover from future sales of its data all the costs of acquiring and processing the data or is affected by any material adverse change in the general prospects for oil and gas exploration, development and production activities in areas where VGS acquires multi-client data, the value of such data would be impaired and VGS would be required to take a charge against its earnings. PGS has experienced substantial multi-client impairment charges from time to time in past years.

     In addition, VGS's future sales are uncertain and depend on a variety of factors, many of which will be beyond its control. The timing of these sales can vary greatly from period to period.

  THE AMOUNTS VGS WILL AMORTIZE FROM ITS DATA LIBRARY EACH PERIOD MAY FLUCTUATE SIGNIFICANTLY, AND THESE FLUCTUATIONS CAN HAVE A SIGNIFICANT EFFECT ON ITS REPORTED RESULTS OF OPERATIONS.

     How VGS accounts for its data library has a significant effect on its reported results of operations. VGS will capitalize its investments in its multi-client data library, as PGS and Veritas have done, and generally will charge these investments to cost of sales as revenue is recognized. VGS expects to amortize the cost of its multi-client data library based in part on the relationship of actual data sales for the relevant period to VGS's estimates of total data sales. These estimates of total data sales:

     - are inherently imprecise;

     - may vary from period to period depending upon market developments and VGS's expectations; and

     - may result in periodic determinations of permanent impairment of value.

     In addition, estimates about the consequences of technological, regulatory or other industry or general economic developments can render all or portions of VGS's multi-client data library obsolete or reduce its value.

     Regardless of issues of impairment or obsolescence, VGS will establish a five-year book life for its data library assets. The book value of these assets after their third year will be subject to a minimum of straight-line amortization over the last two years of life. This amortization could significantly impact the results of operations of VGS.

  IF VGS CANNOT ACHIEVE AND MAINTAIN TECHNOLOGICAL ADVANCES, ITS BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED.

     VGS's success will generally depend on its technological capabilities since its business is likely to experience technological advancements in the future. VGS's ability to achieve or maintain technological advances can be adversely affected by a number of factors including:

     - technological obsolescence of existing equipment and processes;

     - a lack of funds to make the substantial expenditures that may be required to develop or acquire new technologies; and

     - a lack of access to technology held by third parties.

  VGS FACES INTENSE COMPETITION FROM A VERY LARGE COMPETITOR IN THE INDUSTRY.

     The combination in 2000 of the geophysical operations of PGS's and Veritas' two largest geophysical service competitors, Schlumberger Limited and Baker Hughes Incorporated, created a single very large competitor in the geophysical service business. That competitor has greater financial and other resources than VGS. It could, therefore, enjoy an advantage over VGS in a competitive environment for contract awards or data sales and in the development of new technologies.

  VGS COULD INCUR OPERATING LOSSES IF IT IS NOT ABLE TO KEEP ITS VESSELS AND OTHER EQUIPMENT OPERATING AT HIGH LEVELS.

     VGS's businesses will:

     - be capital intensive;

     - require significant ongoing investments in multi-client data, vessels and processing, seismic and other equipment; and

     - have high fixed costs.

     As a result, if VGS cannot keep its vessels and other equipment operating at high utilization rates, it could incur significant operating losses. PGS has incurred operating losses from time to time in recent years. Generally, reduced demand, contract expirations, weather interruptions, equipment failures and other circumstances can interfere with VGS's ability to maintain high utilization rates.

  VGS'S REVENUES MAY FLUCTUATE SIGNIFICANTLY FROM PERIOD TO PERIOD.

     VGS's future revenues may fluctuate significantly from quarter to quarter as a result of the following:

     - customers' budgetary cycles;

     - the timing of offshore lease sales and the effect of such timing on the demand for geophysical activities;

     - the timing of receipt of significant contracts for offshore production services and geophysical data acquisition services;

     - seasonal factors; and

     - sales of geophysical data from VGS's multi-client data library that will fluctuate from period to period.

  VGS'S RESULTS OF OPERATIONS COULD SUFFER AS A RESULT OF RISKS ARISING FROM ITS FLOATING PRODUCTION, STORAGE AND OFFLOADING CONTRACTS.

     VGS's floating production, storage and offloading contracts will involve various risks, including risks of:

     - failure to timely commence production from floating production, storage and offloading vessels;

     - failure to operate at high uptime performance levels on a sustained basis for technical reasons, including operational difficulties that require reworking of vessels;

     - termination;

     - redeployment of vessels following expiration or termination of long-term contracts; and

     - failure to produce expected amounts of oil and gas under contracts where VGS's compensation will depend on the amount of oil and gas produced.

     One FPSO vessel currently operated by PGS is producing under contract at levels substantially below its capacity and, as a result, is currently operating at a loss.

  BECAUSE VGS WILL GENERATE REVENUE AND INCUR EXPENSES IN VARIOUS CURRENCIES, EXCHANGE RATE FLUCTUATIONS AND DEVALUATIONS COULD HAVE A MATERIAL IMPACT ON ITS RESULTS OF OPERATIONS.

     VGS will generate revenue and incur expenses in various currencies. Currency exchange rate fluctuations and currency devaluations could have a material adverse effect on VGS's results of operations from time to time. Although VGS may undertake hedging activities in an attempt to reduce currency fluctuation risks, these activities will not provide complete protection from currency-related losses and can themselves generate cash outlays and book losses.

  VGS COULD BECOME LIABLE FOR SUBSTANTIAL TAXES IF IT FAILS TO QUALIFY FOR THE NORWEGIAN SHIPPING TAX REGIME.

     A significant portion of VGS's operations, particularly those relating to PGS's historic operations, are subject to the Norwegian shipping tax regime and are therefore taxed at a zero rate. Qualification under the Norwegian shipping tax regime is subject to special qualifications and requirements, many of which will require strict compliance by VGS. The Norwegian government could change or add to such qualifications and requirements. If VGS fails to comply with the requirements of the regime or if it is determined that VGS is not entitled to the benefits under the regime, VGS could become liable for substantial taxes, which could have a material adverse effect on VGS's financial position and results of operations.

  VGS COULD BE LIABLE FOR INCREASED RENTAL PAYMENTS ON CERTAIN VESSELS IF THE U.K. TAX AUTHORITIES PREVAIL IN DENYING CERTAIN CAPITAL ALLOWANCES.

     PGS has entered into leasing transactions with U.K. financial institutions with respect to four of its seismic vessels and the topside equipment of one of its FPSO vessels. In a recent lower court decision currently under appeal, the U.K. tax authorities prevailed in denying U.K. capital allowances in a lease transaction that is factually distinguishable from the PGS leasing transactions. The U.K. tax authorities have posed preliminary questions to PGS about the circumstances surrounding its leasing transactions. If U.K. tax authorities were to prevail either on the appeal of the lower court decision or, if they were to challenge the PGS leasing transactions, in denying the U.K. capital allowances to the lessors in such transactions, VGS would be liable for increased rental payments to the lessors in these transactions. While the extent of increased payments, if any, cannot be determined at this time, they could be material.

  VGS'S SUBSTANTIAL INTERNATIONAL OPERATIONS WILL SUBJECT IT TO RISKS INHERENT IN DOING BUSINESS ABROAD.

     A significant portion of VGS's revenue will be derived from operations outside the United States and Norway. These operations will be subject to various risks, including risks of war, terrorist activities, political, civil or labor disturbances and embargoes. The September 11, 2001 terrorist attacks in the United States, the United States' military action in Afghanistan in response to those attacks and additional threats of terrorist attacks to the United States' and allied interests have caused instability in the world's financial markets and may significantly increase political and economic instability in the geographic areas in which VGS will operate. VGS's operations outside the United States and Norway also will be subject to various risks related to government activities, including:

     - the possibility of unfavorable changes in tax or other laws;

     - partial or total expropriation;

     - restrictions on currency repatriation;

     - the imposition of new laws or regulations that have the effect of restricting operations or increasing the cost of operations;

     - the disruption or delay of licensing or leasing activities; and

     - the requirements of partial local ownership of operations.

  VGS WILL OPERATE UNDER HAZARDOUS CONDITIONS AND OTHER CIRCUMSTANCES INVOLVING RISK OF DAMAGE TO PROPERTY, PERSONAL INJURIES AND INTERRUPTION OF ITS BUSINESS, AND THESE RISKS WILL NOT BE COMPLETELY INSURED OR, AS TO SOME RISKS, NOT INSURED AT ALL.

     VGS's seismic data acquisition and offshore production activities often take place under extreme weather and other hazardous conditions. In particular, VGS's marine operations will be subject to risks of damage or loss to property, including vessels and equipment, and injury to personnel from fires, accidental explosions, ice floes, high seas, capsizing, grounding and collisions. VGS conducts land operations from time to time in hazardous environments and extreme weather conditions in the desert, extreme cold, mountainous areas, jungles and swamps. Also, VGS's floating production, storage and offloading operations are subject to additional hazards, including environmental damage from spillage. If any of these events occur, VGS's business could be interrupted and VGS could incur significant liabilities.

     VGS will not carry insurance to cover all of these risks. In addition, VGS's operations may involve uninsured risks of a technical or operational nature due to the complex systems that VGS will utilize. Furthermore, as a result of market conditions following the events of September 11, 2001, premiums and deductibles for some insurance policies to be carried by VGS are expected to increase substantially from premiums and deductibles historically applicable to PGS and Veritas. Coverages may also be decreased. For example, insurance carriers are now requiring broad exclusions for losses due to war risk and terrorist acts, and some types of insurance coverage may be unavailable or available only at very expensive premiums or for reduced amounts of coverage.

  VGS'S BUSINESS IS SUBJECT TO GOVERNMENTAL REGULATION, INCLUDING UNPREDICTABLE CHANGES IN GOVERNMENT REGULATIONS, WHICH MAY ADVERSELY AFFECT VGS'S FUTURE OPERATIONS AND REDUCE DEMAND FOR ITS SERVICES.

     VGS's operations are subject to a variety of laws and regulations, including those relating to:

     - the protection of the environment;

     - exports and imports;

     - occupational health and safety; and

     - permitting or licensing requirements for seismic activities and for oil and gas exploration, development and production activities.

     VGS and its customers are and will be required to invest financial and managerial resources to comply with these laws and regulations, and these expenditures relating to compliance may be material in the future. Further, failure to obtain required permits on a timely basis may result in vessel and crew downtime and operating losses. Because laws and regulations change frequently, VGS cannot predict the impact of government regulations on its future operations. The adoption of laws and regulations, or the continued enforcement or modification of existing laws and regulations, that have the effect of curtailing exploration by oil and gas companies or of imposing more stringent restrictions on seismic or production-related operations could also adversely affect VGS's operations by increasing its operating costs and/or by reducing the demand for its geophysical and offshore production services.

  VGS MAY BE UNABLE TO ATTRACT AND RETAIN KEY EMPLOYEES, WHICH COULD ADVERSELY AFFECT ITS BUSINESS.

     VGS's success depends upon attracting and retaining highly skilled professionals and other technical personnel. A number of its employees will be highly skilled scientists and highly trained engineers and technicians, and its failure to continue to attract and retain such individuals could adversely affect its ability to compete in the geophysical and offshore production services industries. VGS may confront significant and potentially adverse competition for key personnel, particularly during periods of increased demand for geophysical and other oilfield services. In addition, VGS's success will depend to a significant extent upon the abilities and efforts of members of its senior management, the loss of whom could adversely affect its business.

RISKS OF VGS'S FINANCIAL CONDITION

  PGS'S DEBT COULD BE DOWNGRADED BY ONE OR MORE RATING AGENCIES.

     On July 1, 2002, Moody's Investors Service, Inc. downgraded PGS's senior unsecured debt to Ba1, its highest non-investment grade credit rating, and stated that the credit rating outlook was developing. At that date, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., had rated PGS's senior unsecured debt at BBB-, its lowest investment grade credit rating, and had placed that credit rating on credit watch with negative implications, and Fitch IBCA, Duff & Phelps had rated PGS's senior unsecured debt at BBB-. If one or more rating agencies continue to rate PGS's debt or trust preferred securities below investment grade or if the credit rating for VGS after the Combination is below investment grade, VGS may have difficulty obtaining financing and VGS's cost of obtaining additional financing or refinancing existing debt may be increased significantly. Moody's downgrade on July 1, 2002 has caused the interest rate on PGS's $250.0 million short-term bank facility to increase by 3.5%. If Standard & Poor's also downgrades PGS's credit rating to below investment grade, PGS may be required to provide collateral or other credit support to one or more lessors or other parties under U.K. leasing arrangements, which could adversely affect VGS's liquidity.

     Credit rating downgrades to below BB+ or Ba1 by Standard & Poor's or Moody's, respectively, would require PGS to increase by 30% the quarterly redemption of the mandatorily redeemable cumulative preferred securities of a subsidiary which owns a portion of PGS's multi-client library. If those credit ratings remain for a prescribed period of time or deteriorate below BB- or Ba3, respectively, PGS must increase the quarterly redemption of the preferred securities to an amount equal to 100% of the actual revenue recognized from the licensing of the data held by that subsidiary. In addition, if Standard & Poor's or Moody's downgrades PGS's credit rating to below BB or Ba2, respectively, PGS may be required to repurchase certain of the data held by that subsidiary.

  VGS WILL BE HIGHLY LEVERAGED.

     As of March 31, 2002, on a combined basis, VGS would have had approximately $2.7 billion of outstanding debt, capital lease and preferred securities obligations. VGS estimates its total cash obligations for these commitments would be $487.8 million, $888.1 million and $119.5 million for the years ended December 31, 2002, 2003 and 2004, respectively.

     Because of the level of VGS's debt and other contractual cash obligations:

     - a substantial portion of VGS's cash flow from operations must be dedicated to debt service and payments of such obligations and, to the extent so used, will not be available for operational purposes;

     - VGS's ability to obtain additional financing in the future may be limited; and

     - VGS's flexibility in reacting to changes in the operating environment and economic conditions, including possible future downturns in its business, may be limited.

  VGS WILL BE HIGHLY DEPENDENT ON EXTERNAL SOURCES OF FINANCING, IMPROVED CASH FLOW AND PROCEEDS FROM ASSET SALES TO MEET ITS OBLIGATIONS AND REDUCE ITS INDEBTEDNESS.

     In the short-term, VGS expects a substantial portion of its liquidity to be provided by the proceeds from issuances of equity or equity-linked securities or from asset sales by PGS, including PGS's Atlantis subsidiary. VGS and PGS may not be able to complete any of these actions on satisfactory terms or at all. In addition, VGS expects to have available PGS's and Veritas' existing committed credit facilities and several uncommitted bank lines. As of March 31, 2002, on a pro forma combined basis, VGS would have had $163.0 million of borrowing capacity under committed credit facilities and approximately $40.0 million available under other uncommitted facilities. Additional borrowings under these committed credit facilities will be subject to a material adverse change clause regarding financial condition and to other conditions to borrowing that are customary for such types of facilities. If these sources of liquidity were not to be available, VGS would be substantially dependent on operating cash flow and external sources of debt financing for its liquidity needs.

     In the longer term, VGS's ability to pay debt service and other contractual obligations will depend on improving its future performance and cash flow generation, which in turn will be affected by prevailing economic and industry conditions and financial, business and other factors, many of which are beyond its control. If VGS has difficulty paying debt service or other contractual obligations in the future, VGS will be forced to take actions such as reducing or delaying capital expenditures, reducing costs, selling assets, refinancing or restructuring its debt or other obligations and seeking additional equity capital, which VGS may not be able to complete on satisfactory terms or at all.

  VGS'S DEBT AGREEMENTS WILL LIMIT ITS ABILITY TO TAKE VARIOUS ACTIONS.

     The existing debt agreements of PGS and Veritas contain, and those of PGS, Veritas and VGS are likely to contain in the future, restrictions relating to, among other things:

     - the issuance of additional indebtedness;

     - the maintenance of credit ratings;

     - the maintenance of financial ratios;

     - the encumbrance or sale of assets;

     - the payment of dividends;

     - capital expenditures;

     - mergers and changes in control; and

     - sale/leaseback transactions.

     These restrictions may limit VGS's ability to respond to changing market conditions or to pursue favorable business opportunities.

RISKS OF THE COMBINATION

  VGS MAY FACE DIFFICULTIES IN INTEGRATING THE OPERATIONS OF PGS AND VERITAS AND MAY NOT BE ABLE TO ACHIEVE THE EXPECTED BENEFITS OF THE COMBINATION.

     PGS and Veritas currently operate as separate companies. VGS's proposed management team has no experience running the combined businesses. PGS and Veritas may not be able to integrate their operations without a loss of employees, customers or suppliers, a loss of revenues, an increase in operating or other costs or other difficulties. In addition, VGS may not be able to realize the operating efficiencies, synergies, cost savings or other benefits expected from the Combination.

  YOUR RIGHTS AS A SHAREHOLDER WILL CHANGE AS A RESULT OF THE COMBINATION.

     Because of differences in Cayman Islands law and the governing documents of VGS, on the one hand, and Norwegian and Delaware law and the governing documents of PGS and Veritas, on the other hand, your rights as a shareholder of PGS or Veritas will change as a result of the Combination. Principles of Cayman Island law relating to matters such as the validity of corporate procedures, the fiduciary duties of management and directors and the rights of shareholders differ from those that would apply if VGS were incorporated in a jurisdiction within the United States or Norway. In addition, the rights of shareholders under Cayman Islands law are not as clearly established as the rights of shareholders under legislation or judicial precedent applicable in most U.S. jurisdictions and in Norway. As a result, VGS's shareholders may have more difficulty in protecting their interests in the face of actions by the management or directors than they might have as shareholders of a corporation incorporated in a U.S. or Norwegian jurisdiction. For a description of the differences, please read "Comparison of Shareholder Rights".

  PROVISIONS OF VGS'S CHARTER, CAYMAN ISLANDS LAW AND VGS'S SHAREHOLDER RIGHTS PLAN MAY MAKE IT DIFFICULT FOR A THIRD PARTY TO ACQUIRE VGS, EVEN IN SITUATIONS THAT MAY BE VIEWED AS DESIRABLE BY VGS'S SHAREHOLDERS.

     VGS's articles of association contain provisions that may delay, restrict or prevent an attempt by a third party to acquire control of VGS. For example, the articles of association authorize the issuance of preferred shares and establish advance notice requirements for director nominations and actions to be taken at shareholder meetings. These provisions could discourage or impede a tender offer, proxy contest or other similar transaction involving control of VGS, even if viewed favorably by shareholders. In addition, VGS intends to adopt a shareholder rights plan that would likely discourage a hostile attempt to acquire control of VGS.

  THE COMBINATION IS LIKELY TO BE A TAXABLE TRANSACTION TO U.S. HOLDERS OF PGS SHARES AND PGS ADSS UNDER U.S. LAW. THE COMBINATION WILL BE A TAXABLE TRANSACTION TO NORWEGIAN HOLDERS OF PGS SHARES UNLESS PGS OBTAINS AN EXEMPTION FROM NORWEGIAN AUTHORITIES. IN ADDITION, IT IS NOT A CONDITION TO CLOSING THAT THE COMBINATION BE TAX-FREE TO HOLDERS OF PGS SHARES OR PGS ADSS OR THAT THE MERGER BE TAX-FREE TO VERITAS SHAREHOLDERS.

     The Exchange Offer is likely to be taxable for U.S. federal income tax purposes to U.S. holders of PGS Shares and PGS ADSs that exchange their shares and ADSs for VGS Shares, and will be taxable for Norwegian tax purposes to Norwegian holders of PGS Shares that exchange their shares for VGS Shares unless PGS obtains an exemption from Norwegian authorities. PGS has applied to the Norwegian Ministry of Finance for a conditional tax exemption relating to the tax treatment for PGS's Norwegian shareholders. If the Exchange Offer is taxable, each U.S. and Norwegian shareholder of PGS who exchanges PGS Shares and PGS ADSs in the Exchange Offer will recognize gain or loss equal to the difference, if any, between (a) the fair market value of VGS Shares received by that shareholder plus cash for any fractional VGS Share and (b) that shareholder's adjusted tax basis in the PGS Shares and PGS ADSs exchanged.

     In addition, the consummation of the Merger is not conditioned on the Combination being tax-free to PGS shareholders or Veritas shareholders or on the receipt of an opinion from legal counsel or a ruling from the Internal Revenue Service that the Merger qualifies as a tax-free reorganization or that no gain will be recognized by Veritas shareholders for U.S. federal income tax purposes in connection with the Merger. Veritas expects to apply for a ruling from the Internal Revenue Service to the effect that U.S. holders of Veritas Shares will not recognize gain as a result of the Merger, but there is no assurance that a favorable ruling will be received.

     THE TAX TREATMENT DISCUSSED ABOVE MAY NOT APPLY TO SOME SHAREHOLDERS. DETERMINING THE ACTUAL TAX CONSEQUENCES FOR A PARTICULAR SHAREHOLDER OF THE EXCHANGE OFFER AND THE MERGER, AND OF THE HOLDING OF VGS SHARES FOLLOWING THE COMBINATION, MAY BE COMPLICATED. PGS AND VERITAS SHAREHOLDERS, REGARDLESS OF THEIR TAX RESIDENCES, ARE URGED TO CONSULT THEIR OWN TAX ADVISORS ABOUT SUCH TAX CONSEQUENCES TO THEM. FOR A MORE DETAILED DISCUSSION OF THE TAX CONSEQUENCES OF THE EXCHANGE OFFER AND OF HOLDING VGS SHARES, PLEASE READ "THE
COMBINATION -- MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO PGS SHAREHOLDERS" AND "THE COMBINATION -- MATERIAL NORWEGIAN TAX CONSEQUENCES TO PGS SHAREHOLDERS".

  THE COMBINATION MAY PRODUCE TAXABLE INCOME OR WITHHOLDING TAX LIABILITIES FOR VGS AND VERITAS.

     VGS, PGS and Veritas should not incur a material amount of U.S. federal income or withholding tax as a result of the Combination and related transactions. The IRS may, however, not agree with this conclusion and may challenge the tax treatment of one or more of the elements of the Combination. If the IRS were to successfully challenge the tax treatment of the Combination, the resulting U.S. tax liabilities to VGS or Veritas could be material.

  IF CONGRESS ENACTS NEW TAX LEGISLATION, VGS MAY NOT BE ABLE TO ACHIEVE VARIOUS TAX BENEFITS FROM THE TRANSACTION STRUCTURE AND MAY INCUR HIGHER TAXES THAN WOULD OTHERWISE BE THE CASE.

     Several bills have been introduced in the U.S. Congress that would reduce the U.S. federal income tax benefits that may be obtained when a U.S. company consummates an "inversion" transaction and becomes a subsidiary of a foreign company. Some of such proposed legislation would apply only if the former shareholders of a U.S. company, such as Veritas, own more than a majority interest in the new foreign parent company. If all PGS Shares and PGS ADSs are tendered and accepted for exchange in the Exchange Offer, former shareholders of PGS, and not of Veritas, would own more than a majority of the VGS Shares immediately following the closing of the Combination. However, the percentage of the outstanding VGS Shares that will be owned by shareholders of PGS and of Veritas immediately following the closing of the Combination will depend on, among other factors, (1) the number of PGS Shares and PGS ADSs tendered and accepted for exchange in the Exchange Offer and (2) whether VGS issues additional VGS Shares in a capital raising transaction in connection with the closing of the Combination. In addition, some proposals would apply regardless of whether the Veritas shareholders receive more than 50% of the VGS Shares in the Combination. If inversion legislation is passed and if it were to apply to VGS, then VGS might not be able to achieve various tax benefits from the Combination.

     VGS expects to become resident in Barbados. As a resident of Barbados, VGS should be entitled to the benefits under the income tax treaty entered into between the United States and Barbados and this, in turn, may benefit VGS. However, U.S. legislation has been proposed which, if enacted, would deny treaty benefits to VGS on certain payments from related parties. In addition, the Treasury Department has recently stated that certain U.S. tax treaties should be evaluated to determine whether those treaties provide the opportunity for inappropriate reductions in U.S. federal income taxation. Therefore, VGS may not be entitled to benefits under the U.S.-Barbados income tax treaty at all or for any extended period of time.

  TRANSFERS OF ASSETS FOLLOWING THE COMBINATION COULD RESULT IN TAXABLE INCOME TO VERITAS AND PGS.

     In order to integrate the operations and assets of various PGS and Veritas subsidiaries after the Combination and reduce inefficiencies resulting from the Combination, VGS may restructure the ownership of the assets of PGS and Veritas. It is possible that tax liabilities, the amounts of which have not yet been determined but which may be material, may result from any restructuring efforts that occur in connection with or after the Combination.

  IF VGS WAIVES THE 90% MINIMUM TENDER CONDITION AND COMPLETES THE EXCHANGE OFFER, THE MARKET FOR THE REMAINING PGS SHARES AND PGS ADSS HELD BY NON-TENDERING SHAREHOLDERS COULD BE ADVERSELY AFFECTED.

     The Merger Agreement permits VGS, in limited cases, to waive the 90% minimum tender condition and complete the Exchange Offer. In that case, VGS would be required under Norwegian law and PGS's articles of association to make a mandatory offer for the remaining PGS Shares. However, VGS would not be permitted to immediately acquire the remaining PGS Shares and PGS ADSs in a compulsory acquisition, which is a separate proceeding under Norwegian law, until it acquires more than 90% of the outstanding shares. Please read "The Combination -- Mandatory Offer Procedures and Compulsory Acquisition of Remaining Outstanding PGS Shares". During the period of time after the Exchange Offer is completed and before the compulsory acquisition is consummated, resulting in 100% ownership of PGS by VGS, the number of shareholders of PGS and the number of PGS Shares and PGS ADSs that are still in the hands of the public may be so small that there no longer will be an active or any public trading market for the PGS Shares and PGS ADSs. In addition, during such time the PGS ADSs may no longer be eligible to be traded on the New York Stock Exchange or any other securities exchange, and PGS may apply to delist the PGS Shares from the Oslo Stock Exchange.

  THE MARKET FOR VGS SHARES MAY BE DIFFERENT THAN THE EXISTING MARKETS FOR PGS SHARES AND PGS ADSS AND VERITAS COMMON STOCK.

     VGS is applying to list its shares on the New York Stock Exchange under the symbol "VTS", and the Combination is conditioned on such listing. The consummation of the Combination is not conditioned on having VGS Shares listed on either the Oslo Stock Exchange, where the PGS Shares are currently listed, or on The Toronto Stock Exchange, where Veritas common stock and the exchangeable shares are currently listed. The failure to list VGS Shares on the Oslo Stock Exchange would mean that a Norwegian holder would be forced to sell its VGS Shares, or buy additional shares, on an exchange other than the Oslo Stock Exchange. The market price, trading volume and volatility of the VGS Shares could be different than those of PGS and Veritas.

  YOU MAY NOT BE ABLE TO ENFORCE CIVIL LIABILITIES AGAINST VGS.

     VGS will be a Cayman Islands company and a substantial portion of its assets will be located outside of the U.S. and Norway. As a result, investors could experience more difficulty enforcing judgments obtained against VGS in U.S. or Norwegian courts than is currently the case for Veritas or PGS, as the case may be. In addition, some claims, including particularly claims against VGS's directors or officers, may be more difficult to bring in Cayman Islands courts than similar claims against a U.S. company or its directors or officers in U.S. courts or a Norwegian company or its directors or officers in Norwegian courts. There is doubt as to whether the courts of the Cayman Islands would enforce, either in an original action or in an action for enforcement of judgments of U.S. courts, liabilities that are predicated upon the U.S. federal securities laws.

  YOU WILL NOT BE ABLE TO RECOVER AGAINST ARTHUR ANDERSEN LLP UNDER THE SECURITIES ACT OF 1933.

     Arthur Andersen LLP has not consented to the incorporation by reference of their report in this prospectus. Accordingly, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, including the documents incorporated by reference, includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this prospectus or the documents incorporated by reference that address activities, events or developments that VGS, PGS or Veritas expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These include such matters as:

     - benefits, effects or results of the Combination;

     - cost reductions, operating efficiencies or synergies and the integration of operations;

     - future stock market valuations;

     - timing of the Combination and of satisfying various conditions to closing the Combination;

     - tax and accounting treatment of the Combination, as well as tax characteristics of VGS after the Combination;

     - repayment or refinancing of debt;

     - liquidity and future cash flows;

     - effect of rating agency actions;

     - market conditions, expansion and other development trends in the seismic and production services industries;

     - business strategies;

     - competitive position;

     - financing plans;

     - transaction related expenses;

     - expansion and growth of operations after the Combination; and

     - future operating results and financial condition of PGS and Veritas and of VGS after the Combination.

     VGS, PGS and Veritas have based these statements on their assumptions and analyses in light of their experience and perception of historical trends, current conditions, expected future developments and other factors they believe are appropriate in the circumstances. These statements are subject to a number of assumptions, risks and uncertainties, including:

     - general economic and business conditions;

     - prices of oil and gas and industry expectations about future prices;

     - foreign exchange controls and currency fluctuations;

     - political stability in foreign countries in which VGS will operate;

     - the business opportunities (or lack thereof) that may be presented to and pursued by both companies and by VGS;

     - possible effects of terrorist acts, wars, military operations or embargoes;

     - the cost and availability of adequate insurance coverage;

     - the adequacy of sources of liquidity;

     - the effect of litigation and other contingencies;

     - the ability to integrate the operations of PGS and Veritas; and

     - changes in laws or regulations, including the passage of U.S. federal income tax laws that could eliminate or decrease the potential tax benefits of the Combination.

     These factors are in addition to the risks described under the captions "Risk Factors" and "Business of VGS -- Financial Condition of VGS" in this prospectus and in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections or similar sections of the documents incorporated by reference. Most of these factors are beyond the control of either company and will be beyond the control of VGS. We caution you that forward looking-statements are not guarantees of future performance and that actual results, financial position, cash flows and future developments may differ materially from those projected in these statements.

     YOU SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS. EACH FORWARD-LOOKING STATEMENT SPEAKS ONLY AS OF THE DATE OF THE PARTICULAR STATEMENT, AND NEITHER VGS, PGS NOR VERITAS UNDERTAKES ANY OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS.

                   SELECTED HISTORICAL FINANCIAL DATA OF PGS

     The following table presents selected historical financial data of PGS as of and for each of the years in the five-year period ended December 31, 2001 and as of and for the three-month periods ended March 31, 2002 and 2001. This information is only a summary and has been derived from, and you should read it together with, PGS's historical financial statements and related notes contained in the annual reports and other information that PGS has filed with the SEC and that is incorporated by reference in this prospectus. See "Where You Can Find More Information". PGS's results of operations for the three-month period ended March 31, 2002 are not necessarily indicative of the results of operations PGS may achieve for the entire year.

                                  THREE MONTHS ENDED
                                       MARCH 31,                                  YEARS ENDED DECEMBER 31,
                              ---------------------------   ---------------------------------------------------------------------
                                  2002           2001           2001           2000          1999         1998(1)       1997(1)
                              ------------   ------------   ------------   ------------   -----------   -----------   -----------
                                      (UNAUDITED)
                                                             (IN THOUSANDS, EXCEPT FOR SHARE DATA)
STATEMENT OF OPERATIONS DATA
 Revenue....................  $    275,856   $    208,205   $  1,052,628   $    913,482   $   788,160   $   761,762   $   539,381
 Operating profit (loss)....        41,676        148,389        205,978       (231,494)       39,072       143,968       126,356
 Income (loss) before
   extraordinary charge and
   cumulative effect of
   accounting
   change(2)(3).............         7,609         90,889          4,453       (204,960)      (13,839)      107,684        77,584
                              ------------   ------------   ------------   ------------   -----------   -----------   -----------
 Extraordinary charge, net
   of tax(2)................            --             --             --             --            --            --        (3,447)
 Cumulative effect of
   accounting change, net of
   tax(3)...................            --             --             --         (6,555)      (19,977)           --            --
                              ------------   ------------   ------------   ------------   -----------   -----------   -----------
 Net income (loss)..........  $      7,609   $     90,889   $      4,453   $   (211,515)  $   (33,816)  $   107,684   $    74,137
                              ============   ============   ============   ============   ===========   ===========   ===========
 Income (loss) before
   cumulative effect of
   accounting change,
   excluding goodwill
   amortization(3)(4).......  $      7,609   $     92,789   $     11,126   $   (196,869)  $    (5,936)
 Net income (loss) excluding
   goodwill
   amortization(4)..........  $      7,609   $     92,789   $     11,126   $   (203,424)  $   (25,913)
 Operating profit (loss) per
   share:
   Basic....................  $       0.40   $       1.45   $       2.00   $      (2.27)  $      0.41   $      1.75   $      1.96
   Diluted..................  $       0.40   $       1.45   $       2.00   $      (2.27)  $      0.41   $      1.70   $      1.88
 Income (loss) per share
   before extraordinary
   charge and cumulative
   effect of accounting
   change(2)(3):
   Basic....................  $       0.07   $       0.89   $       0.04   $      (2.01)  $     (0.15)  $      1.31   $      1.20
   Diluted..................  $       0.07   $       0.89   $       0.04   $      (2.01)  $     (0.15)  $      1.27   $      1.15
 Net income (loss) per
   share:
   Basic....................  $       0.07   $       0.89   $       0.04   $      (2.07)  $     (0.36)  $      1.31   $      1.15
   Diluted..................  $       0.07   $       0.89   $       0.04   $      (2.07)  $     (0.36)  $      1.27   $      1.10
 Income (loss) per share
   before cumulative effect
   of accounting change,
   excluding goodwill
   amortization(3)(4):
   Basic....................  $       0.07   $       0.91   $       0.11   $      (1.93)  $     (0.06)
   Diluted..................  $       0.07   $       0.91   $       0.11   $      (1.93)  $     (0.06)
 Net income (loss) per share
   excluding goodwill
   amortization(4):
   Basic....................  $       0.07   $       0.91   $       0.11   $      (1.99)  $     (0.27)
   Diluted..................  $       0.07   $       0.91   $       0.11   $      (1.99)  $     (0.27)
 Basic shares outstanding...   103,345,987    102,347,987    102,768,283    102,020,830    94,767,967    82,260,652    64,519,503
 Diluted shares
   outstanding..............   103,345,987    102,362,158    102,788,055    102,020,830    94,767,967    84,794,836    67,358,004

                                  THREE MONTHS ENDED
                                       MARCH 31,                                  YEARS ENDED DECEMBER 31,
                              ---------------------------   ---------------------------------------------------------------------
                                  2002           2001           2001           2000          1999          1998          1997
                              ------------   ------------   ------------   ------------   -----------   -----------   -----------
                                      (UNAUDITED)
                                                                        (IN THOUSANDS)
BALANCE SHEET DATA (END OF
 PERIOD)
 Total assets...............  $  4,313,142   $  4,344,521   $  4,302,806   $  4,278,706   $ 4,184,997   $ 3,426,627   $ 1,677,848
 Multi-client library,
   net......................       956,235        900,185        918,072        848,720       816,423       553,415       325,181
 Total long-term debt and
   capital lease
   obligations..............     1,975,322      1,866,309      1,945,254      2,171,981     1,998,530     1,421,670       550,450
 Mandatorily redeemable
   preferred subsidiary
   securities...............       132,331             --        163,588             --            --            --            --
 Guaranteed preferred
   beneficial interest in
   subordinated debt
   securities...............       141,300        140,293        141,000        140,050       139,164            --            --
 Capital stock..............     1,296,204      1,286,335      1,296,204      1,286,426     1,278,999     1,058,811       580,991
 Shareholders' equity.......     1,368,125      1,437,628      1,361,447      1,349,978     1,568,417     1,393,238       811,347
OTHER DATA
 Capital expenditures.......  $     26,850   $     83,863   $    239,623   $    115,217   $   667,869   $   521,630   $   468,872
 Investment in multi-client
   library..................        72,542         74,796        230,166        264,541       338,718       388,228       203,267

---------------

(1) PGS completed the acquisition of the FPSO operations of Awilco ASA in May 1998 and the acquisition of Atlantic Power Group Limited in August 1998. Both of these transactions were accounted for as a purchase. The unaudited pro forma revenue for the years ended December 31, 1998 and 1997, giving effect to these acquisitions as if they had occurred as of January 1, 1997, would have been $918.1 million and $744.0 million, respectively.

(2) During March 1997, PGS prepaid its $30 million 7.12% senior notes due February 2004 and its $95 million 7.33% senior notes due February 2006. As a result, PGS incurred an extraordinary charge of $3.4 million, net of tax benefits of $1.3 million. The extraordinary charge consisted of a write-off of the associated debt issuance costs and the prepayment premium.

(3) Effective January 1, 2000, PGS adopted Staff Accounting Bulletin ("SAB") No.
    101. Application of this SAB required that PGS defer revenue recognition on some types of volume seismic data licensing arrangements until it has entered into a license agreement for specific data with the customer. Accordingly, PGS recognized a charge to income of $6.6 million, net of tax benefits of $2.5 million, as the cumulative effect of the change in accounting principle. Effective January 1, 1999, PGS adopted Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-up Activities." This SOP requires that the initial, one-time costs related to introducing new products and services, conducting business in new territories or commencing new operations be expensed as incurred. Accordingly, PGS has recognized a charge to income of $20.0 million, net of tax benefits of $8.1 million, for the year ended December 31, 1999 as the cumulative effect of the change in accounting principle.

(4) Effective beginning January 1, 2002, Statement of Financial Accounting Standard ("SFAS") No. 142, "Goodwill and Other Intangible Assets", suspends amortization of goodwill and intangible assets with indefinite lives and, instead, requires an annual impairment review based on a comparison of fair value to carrying value. In accordance with SEC guidance issued with respect to implementation of SFAS No. 142, PGS has presented income (loss) before cumulative effect of accounting change and net income (loss), in each case excluding goodwill amortization, for the last three fiscal years and the interim periods presented. PGS has not yet determined the impact of adopting SFAS No. 142.

                 SELECTED HISTORICAL FINANCIAL DATA OF VERITAS

     The following table presents selected historical financial data of Veritas as of and for each of the years in the five-year period ended July 31, 2001 and as of and for the nine-month periods ended April 30, 2002 and 2001. This information is only a summary and has been derived from, and you should read it together with, Veritas' historical financial statements and related notes contained in the annual reports and other information that Veritas has filed with the SEC and that is incorporated by reference in this prospectus. See "Where You Can Find More Information". Veritas' results of operations for the nine month period ended April 30, 2002 are not necessarily indicative of the results of operations Veritas may achieve for the entire year.

                                       NINE MONTHS ENDED
                                           APRIL 30,                     FISCAL YEAR ENDED JULY 31,
                                      -------------------   ----------------------------------------------------
                                        2002       2001       2001       2000       1999       1998       1997
                                      --------   --------   --------   --------   --------   --------   --------
                                          (UNAUDITED)
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
FINANCIAL DATA
STATEMENT OF INCOME DATA:
  Revenues..........................  $350,268   $372,331   $477,302   $353,079   $388,905   $528,959   $362,715
  Costs and expenses:
    Cost of services................   223,039    254,997    326,748    232,366    258,307    340,700    267,931
    Research and development........     8,381      7,374      9,934      8,316      7,693      6,196      3,725
    Depreciation and amortization...    51,499     50,458     68,638     71,468     68,435     56,121     40,631
    Selling, general and
      administrative................    17,886     19,375     25,548     17,710     16,734     18,758     11,408
    Merger costs....................     4,416         --         --         --         --         --         --
                                      --------   --------   --------   --------   --------   --------   --------
  Operating Income..................    45,047     40,127     46,434     23,219     37,736    107,184     39,020
    Interest........................     9,850     10,541     13,660     14,123     12,623      7,318      7,484
    Other...........................    (2,342)    (5,621)    (5,567)    (2,578)    (4,747)    (1,310)       349
                                      --------   --------   --------   --------   --------   --------   --------
  Income before provision for income
    taxes and extraordinary item....    37,539     35,207     38,341     11,674     29,860    101,176     31,187
  Provision for income taxes........    14,172     14,595     15,883      5,006      9,566     34,218      6,062
  Income before extraordinary
    item............................    23,367     20,612     22,458      6,668     20,294     66,958     25,125
  Extraordinary loss on debt
    repurchase, (net of tax, $95)...        --         --         --        187         --         --         --
                                      --------   --------   --------   --------   --------   --------   --------
  Net income........................  $ 23,367   $ 20,612   $ 22,458   $  6,481   $ 20,294   $ 66,958   $ 25,125
                                      ========   ========   ========   ========   ========   ========   ========
  Net income excluding goodwill
    amortization(1).................               21,828     24,318      7,782     20,744
  Net income per common share --
    diluted.........................  $    .72   $    .67   $    .71   $    .25   $    .88   $   2.87   $   1.30
  Net income per common share --
    diluted excluding goodwill
    amortization(1).................                  .70        .77        .30        .90
BALANCE SHEET DATA (AT PERIOD END)
  Cash and cash equivalents.........  $ 24,852   $ 94,740   $ 69,218   $ 43,154   $ 73,447   $ 40,089   $ 71,177
  Working capital...................    78,990    152,772    128,518     92,944    119,250    106,040    121,702
  Property and equipment -- net.....   193,001    158,513    173,935    146,578    156,371    174,920    132,754
  Multi-client data library.........   368,169    274,530    310,610    231,274    138,753     51,143     20,904
  Total assets......................   801,022    790,781    796,952    611,808    541,846    478,490    385,089
  Long-term debt (including current
    maturities).....................   135,000    135,000    135,000    135,106    135,251     75,561     75,971
  Shareholders' equity..............   566,805    533,329    541,463    382,944    315,558    291,696    221,301
OTHER FINANCIAL DATA
  Capital expenditures..............    72,060     58,830   $ 96,881   $ 55,884   $ 52,370   $ 99,549   $ 96,050
  Investments in multi-client data
    library (net)...................    57,559     43,256     79,336     92,521     87,610     30,239     (4,724)

---------------

(1) In accordance with SFAS No. 142, Veritas ceased amortization of goodwill at the beginning of fiscal year 2002. In accordance with SEC guidance with respect to implementation of SFAS No. 142, the previous three fiscal years' financial statements are presented to reflect the impact on prior years and the interim periods presented.

                     MARKET PRICE AND DIVIDEND INFORMATION

     PGS ADSs are traded on the New York Stock Exchange under the ticker symbol "PGO", and PGS Shares are traded on the Oslo Stock Exchange under the ticker symbol "PGS". Veritas common stock is traded on the NYSE under the ticker symbol "VTS". The following table shows, for the calendar quarters indicated, based on published financial sources, the high and low sales prices per PGS ADS and per share of Veritas common stock as reported on the New York Stock Exchange and the high and low sales prices per PGS Share in Norwegian kroner as reported on the Oslo Stock Exchange. Neither PGS nor Veritas has paid any cash dividends over this period, and VGS does not expect to pay cash dividends on VGS Shares for the foreseeable future.

                                            PGS                          VERITAS
                         -----------------------------------------   ---------------
                                 SHARES                 ADSS          COMMON STOCK
                         -----------------------   ---------------   ---------------
                            HIGH         LOW        HIGH     LOW      HIGH     LOW
                         ----------   ----------   ------   ------   ------   ------
1999
  First Quarter........   NOK127.50     NOK78.00   $17.19   $10.63   $16.94   $ 8.75
  Second Quarter.......      143.00        89.00    18.25    12.44    23.88    12.13
  Third Quarter........      188.00       116.50    24.38    14.81    22.63    16.50
  Fourth Quarter.......      149.00       101.00    18.88    12.63    19.63    12.44
2000
  First Quarter........      168.00       108.50    19.81    13.19    30.00    13.13
  Second Quarter.......      178.00       115.00    20.88    14.50    30.00    19.50
  Third Quarter........      179.00       139.00    19.69    15.69    32.00    20.19
  Fourth Quarter.......      162.50        88.00    17.38     9.50    34.55    23.50
2001
  First Quarter........      127.00        72.00    14.69     7.85    39.80    25.75
  Second Quarter.......      119.00        75.00    13.35     8.15    39.24    26.80
  Third Quarter........       98.00        41.00    11.40     5.40    28.92    10.00
  Fourth Quarter.......       70.00        43.50     8.15     4.96    18.29    10.60
2002
  First Quarter........       70.50        40.30     8.00     4.65    18.50    12.20
  Second Quarter
     (through June 21,
     2002).............       59.50        22.00     7.05     2.85    18.99    12.73

     On June 21, 2002, the last full trading day before PGS and Veritas publicly announced the amended terms of the Combination, PGS Shares closed at NOK24.00, PGS ADSs closed at $3.01 and Veritas common stock closed at $13.38. On
          , 2002, the most recent practicable date prior to the date of this
prospectus, PGS Shares closed at NOK           , PGS ADSs closed at $
and Veritas common stock closed at $          . Shareholders are urged to obtain
current market quotations prior to making any decision with respect to the Exchange Offer or the Merger.

                               THE EXCHANGE OFFER

BASIC TERMS

     VGS is offering to exchange 0.38 VGS Shares for each outstanding PGS Share and each outstanding PGS ADS that is properly tendered and not withdrawn. This number of VGS Shares is sometimes referred to as the "exchange ratio".

     The expiration date of the Exchange Offer is                     .m., Oslo
time, and                     .m., New York City time, on           , 2002,
unless VGS extends the period of time for which the Exchange Offer is open, in which case the term "expiration date" means the latest time and date on which the Exchange Offer, as so extended, expires.

     You will not receive any fractional VGS Shares. Instead, you will receive cash in an amount equal to any fractional VGS Shares that would otherwise be issuable to you in the Exchange Offer. Please read "-- Cash Instead of Fractional VGS Shares".

     If you are the record owner of your PGS Shares or PGS ADSs and you tender your PGS Shares or PGS ADSs directly to the Norwegian receiving agent or the U.S. exchange agent, as applicable, you will not be obligated to pay any charges or expenses of the Norwegian receiving agent or the U.S. exchange agent or any brokerage commissions. If you own your PGS Shares or PGS ADSs through a broker or other nominee, and your broker or nominee tenders those PGS Shares or PGS ADSs on your behalf, your broker or nominee may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

     VGS's obligation to accept for exchange PGS Shares and PGS ADSs and deliver VGS Shares in exchange for those PGS Shares and PGS ADSs in the Exchange Offer is subject to several conditions referred to below under "-- Conditions of the Exchange Offer".

PURPOSE OF THE EXCHANGE OFFER

     VGS is making this Exchange Offer in order to acquire all of the outstanding PGS Shares and PGS ADSs in connection with the proposed Combination between PGS and Veritas. The Combination also involves the merger of a wholly owned subsidiary of VGS, Veritas Merger Sub, with and into Veritas promptly after the completion of the Exchange Offer. Upon the closing of the Combination, PGS and Veritas will become subsidiaries of VGS.

THE EXCHANGE OFFER PERIOD

     The Exchange Offer period commences on the day following the date of this
prospectus and is scheduled to expire at                     .m., Oslo time, and
                    .m., New York City time, on           , 2002, unless
extended. Please read "-- Extension, Amendment, Termination and Subsequent Offering Period" below.

EXTENSION, AMENDMENT, TERMINATION AND SUBSEQUENT OFFERING PERIOD

     Extension; Amendment; Termination. If the conditions to the Exchange Offer are not satisfied or waived on any scheduled expiration date, VGS will, upon the direction of PGS and Veritas:

     - extend the Exchange Offer from time to time for up to 20 business days for each extension; or

     - extend the Exchange Offer for any period required by any rule, regulation, interpretation or position of the SEC, the Oslo Stock Exchange or any other governmental authority or securities exchange having jurisdiction over the Exchange Offer.

VGS also will, upon the direction of PGS only, extend the Exchange Offer if the minimum condition has not been met at the scheduled expiration date. The term "minimum condition" means the condition that there are validly tendered in the Exchange Offer and not properly withdrawn prior to the expiration date of the Exchange Offer that number of PGS Shares and PGS ADSs representing more than 90% of PGS Shares (including those represented by PGS ADSs) outstanding as of the expiration of the Exchange Offer.

     In no event will VGS be required or permitted to extend the Exchange Offer beyond the termination date of the Merger Agreement. If the conditions to the Exchange Offer are not satisfied or waived on any scheduled expiration date and VGS does not receive direction from PGS and Veritas to extend the Exchange Offer as described above, VGS will terminate the Exchange Offer and will not accept for exchange any PGS Shares or PGS ADSs in the Exchange Offer. Please read "The Merger Agreement -- Termination of the Merger Agreement".

     During any extension, all PGS Shares and PGS ADSs previously tendered and not properly withdrawn will remain subject to the Exchange Offer, subject to your right to withdraw in whole or in part your PGS Shares and PGS ADSs as described under "-- Withdrawal Rights".

     VGS reserves the right to make any changes in the terms and conditions of the Exchange Offer with the prior consent of PGS and Veritas.

     VGS will follow any extension, change, amendment or termination of the Exchange Offer as promptly as practicable with a public announcement and notification to the Oslo Stock Exchange. VGS will make and announce a decision
whether to extend the Exchange Offer no later than      p.m., Oslo time and
     a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law, and without limiting the manner in which VGS may choose to make any public announcement, VGS assumes no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to a news wire service with national circulation in the United States and Norway and by giving notice to the Oslo Stock Exchange. Rules 14d-4(c) and 14d-6(d) under the U.S. Securities Exchange Act of 1934 require that any material change in the information published, sent or given to shareholders in connection with the Exchange Offer be promptly sent to shareholders in a manner reasonably designed to inform shareholders of the change.

     If VGS makes a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, or if VGS waives a material condition of the Exchange Offer, VGS will extend the Exchange Offer to the extent required under the U.S. Exchange Act and applicable Norwegian law and, until acceptance of your PGS Shares or PGS ADSs in the Exchange Offer, you will continue to have the right to withdraw your PGS Shares and PGS ADSs as described under "-- Withdrawal Rights". If, prior to the expiration date, VGS changes the percentage of PGS Shares being sought or increases the consideration offered to you, that change will apply to all holders whose PGS Shares and PGS ADSs are tendered for exchange before or after such change in the Exchange Offer. If at the time notice of that change is first published, sent or given to you, the Exchange Offer is scheduled to expire at any time earlier than the tenth business day from and including the date that the notice is first so published, sent or given, VGS will extend the Exchange Offer until the expiration of that 10 business-day period. For purposes of the Exchange Offer, a "business day" means any day other than a Saturday, Sunday or U.S. federal or Norwegian holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

     Subsequent Offering Period. PGS and Veritas have the right to direct VGS to provide a subsequent offering period after the acceptance of PGS Shares and PGS ADSs in the Exchange Offer. The subsequent offering period will be not less than three business days or more than 20 business days. To provide for a subsequent offering period, VGS must, among other things:

     - immediately accept for exchange and promptly exchange for VGS Shares all PGS Shares and PGS ADSs tendered in the initial Exchange Offer period;

     - announce the results of the Exchange Offer no later than      p.m. Oslo
       time, and   a.m., New York City time, on the next business day after the expiration date of the Exchange Offer and immediately commence the subsequent offering period;

     - immediately accept for exchange and promptly exchange for VGS Shares all PGS Shares and PGS ADSs as they are tendered in the subsequent offering period; and

     - offer the same form and amount of consideration to PGS shareholders in both the initial Exchange Offer period and the subsequent offering period.

     You will not have the right to withdraw any PGS Shares or PGS ADSs that you tender during any subsequent offering period.

PROCEDURE FOR TENDERING

  PGS SHARES

     If you are a holder of PGS Shares, in order to validly tender your shares in the Exchange Offer, you must deliver to the Norwegian receiving agent at the address specified on the back cover page of this prospectus and on the Form of Acceptance, a properly completed and duly executed Form of Acceptance, or a copy thereof, together with any other required documents, prior to the expiration of the Exchange Offer.

     ANY HOLDER OF PGS SHARES WHOSE SHARES ARE REGISTERED IN THE NAME OF A BROKER OR OTHER NOMINEE, INCLUDING NOMINEES IN THE UNITED STATES OR ELSEWHERE, MUST CONTACT THAT BROKER OR NOMINEE TO TENDER ITS SHARES IN THE EXCHANGE OFFER.

     IN ORDER FOR A HOLDER OF PGS SHARES TO VALIDLY TENDER ITS SHARES IN THE EXCHANGE OFFER, THE FORM OF ACCEPTANCE MUST BE SIGNED BY THE SHAREHOLDER OR ITS AUTHORIZED ATTORNEY AND, IF APPLICABLE, BY ANY REGISTERED HOLDER OF RIGHTS TO THAT HOLDER'S RELEVANT VPS ACCOUNTS.

     By executing and delivering the Form of Acceptance, you authorize the Norwegian receiving agent, on the same day that the Form of Acceptance is received and recorded, to block your account in the VPS for the number of PGS Shares you tendered in the Exchange Offer. If you desire to trade your PGS Shares after you have tendered them in the Exchange Offer and prior to the expiration date, you must first withdraw your shares by following the procedures described under "-- Withdrawal Rights". By executing and delivering the Form of Acceptance, you also authorize the Norwegian receiving agent to transfer such PGS Shares from your VPS account to VGS upon acceptance of any tendered PGS Shares for exchange in the Exchange Offer.

     If you would like to tender fewer than all of the PGS Shares registered in your account in the VPS, you must fill in the appropriate paragraph in the Form of Acceptance.

  PGS ADSS

     If you are a holder of PGS ADSs, in order to validly tender your PGS ADSs in the Exchange Offer, you must, prior to the expiration date:

     - if you hold your PGS ADSs by way of physical ADR certificates, transmit to the U.S. exchange agent, and the U.S. exchange agent must receive at the address specified on the back cover of this prospectus, (1) a properly completed and duly executed letter of transmittal, or a manually executed facsimile of that document, along with any required signature guarantees, (2) the ADR certificates evidencing your PGS ADSs, and (3) any other documents required by the letter of transmittal;

     - if you are a participant in DTC, tender your PGS ADSs in accordance with the procedures for book-entry tender described below, and a book-entry confirmation of receipt of such tender and the letter of transmittal, or a manually signed facsimile thereof, along with any required signature guarantees, or an agent's message, and any other required documents, must be received;

     - if you hold your PGS ADSs in "street name" through a broker or other nominee, you must ask your broker or nominee to tender your PGS ADSs; or

     - you must comply with the guaranteed delivery procedures described below.

     The term "agent's message" means a message, transmitted by DTC to, and received by, the U.S. exchange agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment from the participant in DTC tendering the PGS ADSs that are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the terms of the letter of transmittal and that VGS may enforce that agreement against the participant.

     The U.S. exchange agent will establish an account for PGS ADSs at DTC for purposes of the Exchange Offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the PGS ADSs by causing DTC to transfer such PGS ADSs into the U.S. exchange agent's account in accordance with DTC's procedure for the transfer. However, although delivery of PGS ADSs may be effected through book-entry at DTC, the letter of transmittal, or a manually signed facsimile thereof, along with any required signature guarantees, or an agent's message, and any other required documents, must, in any case, be transmitted to and received by the U.S. exchange agent prior to the expiration date, or the guaranteed delivery procedures described below must be followed. Delivery of physical ADR certificates and documents to the U.S. exchange agent must be to the address shown on the back page of this prospectus.

     Signatures on all letters of transmittal must be guaranteed by an eligible institution, except in cases in which PGS ADSs are tendered either by a registered holder of PGS ADSs who has not completed the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on the letter of transmittal or for the account of an eligible institution. The term "eligible institution" means a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agent's Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other "eligible guarantor institution", as that term is defined in Rule 17Ad-15 under the Exchange Act.

     If you have ADRs that are registered in the name of a person other than the person who signs the letter of transmittal, or if the ADRs for unexchanged PGS ADSs are to be issued to a person other than the registered holder, the ADRs must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the ADRs, with the signature on the ADRs or stock powers guaranteed in the manner described above.

     THE METHOD OF DELIVERY OF PGS SHARES, ADRS EVIDENCING PGS ADSS AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY OF PGS ADSS THROUGH DTC, IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE NORWEGIAN RECEIVING AGENT OR THE U.S. EXCHANGE AGENT, AS APPLICABLE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

EXCHANGE OF PGS SHARES AND PGS ADSS; DELIVERY OF VGS SHARES

     Upon the terms and subject to the conditions of the Exchange Offer, including, if the Exchange Offer is extended or amended, the terms and conditions of the extension or amendment, VGS will accept for exchange all PGS Shares and PGS ADSs validly tendered and not properly withdrawn as promptly as practicable after the expiration date and promptly after they are tendered during any subsequent offering period. Upon that acceptance, former holders of those PGS Shares and PGS ADSs will no longer have any rights with respect to those PGS Shares and PGS ADSs except the right to receive the VGS Shares and cash instead of fractional shares in exchange therefor.

     For holders of PGS Shares, the exchange of PGS Shares tendered and accepted for exchange in the Exchange Offer will be made only after timely receipt by the Norwegian receiving agent of a properly completed and duly executed Form of Acceptance, or a copy thereof, and any other required documents.

For holders of PGS ADSs, exchange of PGS ADSs tendered and accepted for exchange in the Exchange Offer will be made only after timely receipt by the U.S. exchange agent of:

     - American Depositary Receipts evidencing PGS ADSs or a confirmation of a book-entry transfer of those PGS ADSs in the U.S. exchange agent's account at DTC;

     - a properly completed and duly executed letter of transmittal or a manually signed facsimile of that document, or an agent's message in the case of a book-entry transfer; and

     - any other required documents.

     For purposes of the Exchange Offer, VGS will be deemed to have accepted for exchange, and thereby acquired, PGS Shares and PGS ADSs validly tendered and not properly withdrawn when VGS notifies the Norwegian receiving agent and the U.S. exchange agent of its acceptance of the tenders of those PGS Shares and PGS ADSs in the Exchange Offer. The Norwegian receiving agent and the U.S. exchange agent will deliver VGS shares in exchange for PGS Shares and PGS ADSs in the Exchange Offer, and cash instead of fractional VGS Shares, as soon as practicable after delivery of VGS's notice. The Norwegian receiving agent and the U.S. exchange agent will act as agents for tendering shareholders for the purpose of receiving VGS Shares and cash to be paid instead of fractional VGS Shares and transmitting such shares and cash to you. You will not receive any interest on any cash that VGS pays you, even if there is a delay in making the exchange.

     A tendering holder of PGS Shares may elect to receive VGS Shares by registration in the Norwegian central securities depository, which is Verdipapirsentralen, or VPS, or by way of share certificates. If no election is made on the Form of Acceptance, the tendering shareholder will receive VGS Shares on his VPS account. If a holder's VGS Shares are to be registered in the VPS, Nordea Bank Norge will credit the holder's VPS account as promptly as practicable after the receipt by Nordea Bank Norge of that holder's VGS Shares following the closing of the Combination. VGS Shares not registered in the VPS may not be traded on the Oslo Stock Exchange.

     If VGS does not accept any tendered PGS Shares or PGS ADSs for exchange under the terms and conditions of the Exchange Offer for any reason, or if ADRs are submitted for more PGS ADSs than are tendered, the Norwegian receiving agent will release the blocked and unexchanged PGS Shares registered on the accounts of the PGS shareholders in VPS, and the U.S. exchange agent will release and return the ADRs for the unexchanged PGS ADSs, in each case without expense to the tendering shareholder. In the case of PGS ADSs tendered by book-entry transfer into the U.S. exchange agent's account at DTC in accordance with the procedures described above under "-- Procedure for Tendering", those PGS ADSs will be credited to an account maintained within DTC. The release and return of the PGS Shares and PGS ADSs will occur as soon as practicable following expiration or termination of the Exchange Offer.

CASH INSTEAD OF FRACTIONAL VGS SHARES

     VGS will not issue fractional VGS Shares in the Exchange Offer. Instead, each tendering shareholder who would otherwise be entitled to a fractional VGS Share will receive cash in an amount equal to the average of the per share closing prices of Veritas common stock, as reported on the consolidated transaction reporting system for securities traded on the New York Stock Exchange, for the 20 consecutive trading days ending on the fifth trading day prior to the date VGS accepts PGS Shares and PGS ADSs in the Exchange Offer, appropriately adjusted for any stock splits, reverse stock splits, stock dividends, recapitalizations or other similar transactions. Each tendering shareholder registered with the VPS who has provided the VPS with details of his account will receive that payment in Norwegian kroner credited to such account. All other tendering shareholders will receive that amount in U.S. dollars.

GUARANTEED DELIVERY PROCEDURES FOR PGS ADSS

     If you wish to tender PGS ADSs in the Exchange Offer and your ADRs are not immediately available or you cannot deliver the ADRs and all other required documents to the U.S. exchange agent prior to the expiration date or cannot complete the procedure for book-entry transfer on a timely basis, your PGS ADSs may nevertheless be tendered, so long as all of the following conditions are satisfied:

     - you make your tender by or through an eligible institution;

     - a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by VGS, is received by the U.S. exchange agent as provided below on or prior to the expiration date; and

     - the ADRs for all tendered PGS ADSs, or a confirmation of a book-entry transfer of such securities into the U.S. exchange agent's account at DTC as described above, in proper form for transfer, together with a properly completed and duly executed letter of transmittal or a manually signed facsimile thereof, with any required signature guarantees or an agent's message in connection with a book-entry transfer, and all other documents required by the letter of transmittal are received by the U.S. exchange agent within three New York Stock Exchange trading days after the date of execution of such notice of guaranteed delivery.

     You may deliver the notice of guaranteed delivery by hand or transmit it by facsimile transmission or mail to the U.S. exchange agent and you must include a signature guarantee by an eligible institution in the form provided in that notice.

     In all cases, VGS will exchange PGS ADSs tendered and accepted for exchange in the Exchange Offer only after timely receipt by the U.S. exchange agent of ADRs evidencing those PGS ADSs (or timely confirmation of a book-entry transfer of such securities into the U.S. exchange agent's account at DTC as described above), a properly completed and duly executed letter of transmittal or a manually signed facsimile thereof, or an agent's message in connection with a book-entry transfer, and any other required documents.

WITHDRAWAL RIGHTS

     You may withdraw PGS Shares and PGS ADSs tendered in the initial Exchange Offer period in whole or in part at any time prior to the expiration date, and, unless VGS has previously accepted them in the Exchange Offer, may also be
withdrawn at any time after           , 2002. If VGS provides for a subsequent
offering period, you will not have the right to withdraw any PGS Shares or PGS ADSs that you tender during that subsequent offering period. PGS Shares and PGS ADSs tendered during the subsequent offering period will be accepted immediately following tender.

     For your withdrawal to be effective, the Norwegian receiving agent or the U.S. exchange agent, as applicable, must receive from you a written or facsimile transmission notice of withdrawal at its address specified on the back cover of this prospectus, and your notice must include your name, address, social security number (if applicable), VPS account number (if applicable), the ADR certificate numbers (if applicable) and the number of PGS Shares or PGS ADSs to be withdrawn as well as the name of the registered holder, if it is different from that of the person who tendered those PGS Shares or PGS ADSs. If PGS ADSs have been tendered in accordance with the procedures for book-entry tender discussed under "-- Procedure for Tendering", any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn PGS ADSs and must otherwise comply with DTC's procedures. If ADRs have been delivered or otherwise identified to the U.S. exchange agent, the name of the registered holder and the serial numbers of the particular ADRs withdrawn must also be furnished to the U.S. exchange agent, as stated above, prior to the physical release of the ADRs. VGS will decide all questions as to the form and validity, including time of receipt, of any notice of withdrawal, in its sole discretion, and its decision shall be final and binding.

     An eligible institution must guarantee all signatures on the notice of withdrawal of PGS ADSs unless the PGS ADSs have been tendered for the account of an eligible institution.

     If you properly withdraw your PGS Shares, those shares will be released on your VPS account. If you properly withdraw your PGS ADSs, the ADRs representing those PGS ADSs will be distributed to the record holder or, in the case of book-entry tenders, credited to the account at DTC set forth in the notice of withdrawal.

     Neither VGS, PGS, Veritas, the Norwegian receiving agent, the U.S. exchange agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any notification. Any PGS Share or PGS ADS properly withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer. However, you may re-tender withdrawn PGS Shares and PGS ADSs by following one of the procedures discussed under "-- Procedure for Tendering" or "-- Guaranteed Delivery Procedures for PGS ADSs" at any time prior to the expiration date.

EFFECT OF TENDER

     Upon VGS's acceptance on or after the expiration date of the PGS Shares and PGS ADSs that you have tendered and not withdrawn, title to those PGS Shares and PGS ADSs immediately will be transferred and VGS will hold full and unrestricted title to them, and you may no longer exercise any shareholders' rights relevant to those PGS Shares or PGS ADSs. All prior proxies that you have given for your tendered PGS Shares and PGS ADSs will be revoked, and you may not give any subsequent effective proxies. Upon registration of the transfer of such PGS Shares (including shares represented by PGS ADSs) in the VPS account of VGS or its designees, VGS or its designees will be empowered, among other things, to exercise all shareholder voting and other rights relating to such PGS Shares and PGS ADSs as VGS or its designees may, in their sole discretion, deem proper at any annual, special or adjourned meeting of PGS's shareholders or otherwise.

     VGS will determine questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of PGS Shares and PGS ADSs, in its sole discretion, and its determination shall be final and binding. VGS reserves the absolute right to reject any and all tenders of PGS Shares and PGS ADSs that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of its counsel, be unlawful.

     VGS also reserves the absolute right to waive any defect or irregularity in the tender of any PGS Shares or PGS ADSs. No tender of PGS Shares or PGS ADSs will be deemed to have been validly made until all defects and irregularities in tenders of PGS Shares and PGS ADSs have been cured or waived. Neither VGS, PGS, Veritas, the Norwegian receiving agent, the U.S. exchange agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. VGS's interpretation of the terms and conditions of the Exchange Offer, including the Form of Acceptance, the letter of transmittal and instructions thereto, will be final and binding.

     The tender of PGS Shares and PGS ADSs under any of the procedures described above will constitute a binding agreement between VGS and you upon the terms and subject to the conditions of the Exchange Offer.

CONDITIONS OF THE EXCHANGE OFFER

     VGS's obligation to accept for exchange, and to issue VGS Shares in exchange for, PGS Shares and PGS ADSs in the Exchange Offer are subject to the following conditions:

     Minimum Condition. There must be validly tendered and not properly withdrawn prior to the expiration date of the Exchange Offer a number of PGS Shares and PGS ADSs that would represent more than 90% of the PGS Shares (including the shares represented by PGS ADSs) outstanding as of the expiration date of the Exchange Offer. VGS will waive the minimum condition at the direction of both PGS and Veritas. Veritas must, at PGS's request, direct the waiver of the minimum condition to the extent that VGS or Veritas arranges financing sources in an amount not to exceed $30 million to provide for the cash purchase of PGS Shares and PGS ADSs below the 90% threshold. These financing sources are in addition to the $235 million of financing Veritas must obtain as described under "The Merger

Agreement -- Conditions to the Merger and the Exchange Offer". The aggregate amount of cash paid for PGS Shares and PGS ADSs not accepted for exchange in the Exchange Offer may not exceed $110 million. Please read "The
Combination -- Financing Arrangements for Mandatory Offer and Compulsory Acquisition of PGS Shares".

     Based on information supplied by PGS, the aggregate number of PGS Shares and PGS ADSs needed to satisfy the 90% minimum condition would have been 93,011,389 as of July 1, 2002.

     Other Conditions of the Exchange Offer.  Please read "The Merger
Agreement -- Conditions to the Merger and the Exchange Offer" elsewhere in this prospectus for a discussion of the other conditions to the Exchange Offer and provisions relating to waivers of those conditions.

CERTAIN EFFECTS OF THE EXCHANGE OFFER

     Mandatory Offer Procedures and Compulsory Acquisition of Remaining Outstanding PGS Shares. For information regarding the mandatory offer procedures and the compulsory acquisition of the remaining outstanding PGS Shares under the Norwegian Securities Trading Act and the Norwegian Public Limited Companies Act, respectively, please read "The Combination -- Mandatory Offer Procedures and Compulsory Acquisition of Remaining Outstanding PGS Shares".

     Reduced Liquidity; Possible Delisting. The PGS Shares and PGS ADSs purchased in the Exchange Offer will reduce the number of holders of PGS Shares and PGS ADSs and the number of PGS Shares and PGS ADSs that might otherwise trade publicly and could adversely affect the liquidity and market value of the remaining PGS Shares and PGS ADSs held by the public.

     PGS Shares are traded on the Oslo Stock Exchange, and PGS ADSs are traded on the New York Stock Exchange. Depending on the number of PGS Shares and PGS ADSs purchased in the Exchange Offer, following consummation of the Exchange Offer, the PGS ADSs may no longer meet the requirements of the New York Stock Exchange for continued listing. In addition, the PGS Shares will cease to be listed on the Oslo Stock Exchange and the PGS ADSs will cease to be listed on the New York Stock Exchange if VGS implements the compulsory acquisition described under "The Combination -- Mandatory Offer Procedures and Compulsory Acquisition of Remaining Outstanding PGS Shares". If VGS does not consummate the compulsory acquisition, it intends to vote its shares at a PGS shareholders meeting to support a delisting of the PGS Shares from the Oslo Stock Exchange and, since the votes of no other shareholder will be required to approve the application for delisting, a delisting of the shares will be requested promptly following that shareholders meeting.

     If, following the closing of the Exchange Offer, the PGS Shares and PGS ADSs are no longer listed on the Oslo Stock Exchange and the New York Stock Exchange, the market for the PGS Shares and PGS ADSs could be adversely affected. It is possible that the PGS Shares and PGS ADSs would continue to trade in the over-the-counter market and that price quotations would be reported by other sources. The extent of the public market for the PGS Shares and PGS ADSs and the availability of quotations for them would, however, depend upon the number of holders remaining at that time, the interest in maintaining a market in the PGS Shares and PGS ADSs on the part of securities firms, the possible termination of registration of the PGS ADSs under the Exchange Act, as described below, and other factors. VGS cannot predict whether the reduction in the number of PGS Shares and PGS ADSs that might otherwise trade publicly would have an adverse or beneficial effect on their market price or marketability.

     Status as "Margin Securities". PGS ADSs are presently "margin securities" under the regulations of the Federal Reserve Board, which has the effect, among other things, of allowing brokers to extend credit on the collateral of the PGS ADSs. Depending on the factors similar to those described above with respect to listing and market quotations, following consummation of the Exchange Offer, the PGS ADSs may no longer constitute "margin securities" for the purposes of the Federal Reserve Board's margin regulations, in which event the PGS ADSs would be ineligible as collateral for margin loans made by brokers.

     Public Availability of Information. PGS ADSs are currently registered under the U.S. Securities Exchange Act of 1934. PGS can terminate that registration upon application to the SEC if the outstanding securities are not listed on a national securities exchange and if there are fewer than 300 holders of record. Termination of registration of the PGS ADSs under the Exchange Act would reduce the information that PGS must furnish to its shareholders and to the SEC. In addition, if PGS ADSs are no longer registered under the Exchange Act, the requirements of Rule 13e-3 under the Exchange Act for "going-private" transactions would no longer apply to PGS. Furthermore, the ability of "affiliates" of PGS and persons holding "restricted securities" of PGS to dispose of such securities under Rule 144 under the Securities Act may be impaired or eliminated. If registration of the PGS ADSs under the Exchange Act were terminated, they would not be listed on the New York Stock Exchange nor included on the Federal Reserve Board's list of "margin securities".

     PGS Shares are currently listed on the Oslo Stock Exchange. In the event that PGS Shares continue to be listed on the Oslo Stock Exchange following the purchase of PGS Shares in the Exchange Offer, PGS shareholders who have not tendered their PGS Shares in the Exchange Offer will continue to receive the same financial and other information from PGS that PGS currently is required by applicable securities law to send to its shareholders. If PGS Shares are no longer listed on the Oslo Stock Exchange, PGS would no longer be required by those rules to make publicly available such financial and other information, but PGS would be required by Norwegian law to send its audited annual accounts to its shareholders.

ASSUMPTION OF PGS OPTIONS

     In connection with the Exchange Offer, VGS is offering to assume all options to purchase PGS Shares outstanding as of the effective time of the Veritas Merger and any rights under those options from the holders thereof. There were options to purchase 5,521,404 PGS Shares outstanding as of July 1, 2002, with exercise prices ranging from NOK103.0 to NOK229.5 per share (approximately $13.74 to $30.62 per share based on an exchange rate of $1.00 = NOK7.494). Each option assumed by VGS will be exercisable upon the same terms and conditions as under the applicable PGS stock option plan and the applicable option agreement, except that:

     - each option will cease to represent a right to acquire PGS Shares and will be exercisable for that whole number of VGS Shares (rounded down to the next whole share) equal to the number of PGS Shares subject to the option multiplied by 0.38; and

     - the option price per VGS Share will be equal to the option price per PGS Share subject to the option divided by 0.38 (which price will be based on the Norwegian kroner/U.S. dollar exchange rate on the expiration date of the Exchange Offer and rounded up to the next full cent).

     VGS will assume, effective as of the effective time of the Merger, all options the holders of which have accepted the offer as of that time. To accept VGS's offer, holders of PGS options should complete and sign the applicable form of acceptance for the options and return it to the Vice President and Chief Accounting and Administration Officer of PGS at the address or fax number shown on the form of acceptance prior to the expiration time of the Exchange Offer.

     Any holder who does not accept VGS's offer will retain his options to purchase PGS Shares. However, upon any exercise of those options after closing of the Combination, assuming VGS owns over 90% of the outstanding PGS Shares and PGS ADSs, VGS intends to immediately acquire those shares for cash in a compulsory acquisition under Norwegian law. See "The Combination -- Mandatory Offer Procedures and Compulsory Acquisition of Remaining Outstanding PGS Shares".

FEES AND EXPENSES

     VGS has retained Mellon Investor Services LLC as information agent in connection with the Exchange Offer. The information agent may contact holders of PGS Shares and PGS ADSs by mail, telephone, facsimile and personal interview and may request brokers, dealers and other nominee shareholders to forward material relating to the Exchange Offer to beneficial owners of PGS Shares and PGS ADSs. VGS will pay the information agent customary fees for these services in addition to reimbursing the information agent for its reasonable out-of-pocket expenses. VGS has agreed to indemnify the information agent against certain liabilities and expenses in connection with the Exchange Offer, including certain liabilities under the U.S. federal securities laws.

     In addition, VGS has retained ABG Sundal Collier as the Norwegian receiving agent and Citibank, N.A. as the U.S. exchange agent for the Exchange Offer. VGS will pay the Norwegian receiving agent and the U.S. exchange agent reasonable and customary fees for its services, will reimburse them for their reasonable out-of-pocket expenses and will indemnify them against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws.

     If you are the record owner of your PGS Shares or PGS ADSs and you tender your PGS Shares or PGS ADSs directly to the Norwegian receiving agent or the U.S. exchange agent, as applicable, you will not be obligated to pay any charges or expenses of the Norwegian receiving agent or the U.S. exchange agent or any brokerage commissions. If you own your PGS Shares or PGS ADSs through a broker or other nominee, and your broker or nominee tenders those PGS Shares or PGS ADSs on your behalf, your broker or nominee may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

     Except as described above, VGS will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of PGS Shares and PGS ADSs in the Exchange Offer. VGS will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.

                                THE COMBINATION

BASIC TERMS

     PGS and Veritas have entered into an agreement to combine their businesses under a new Cayman Islands holding company. Under that agreement, VGS, a newly formed direct wholly owned subsidiary of Veritas, is offering to issue its ordinary shares in exchange for all issued and outstanding PGS Shares and all issued and outstanding PGS ADSs, at an exchange ratio of 0.38 VGS Shares for each PGS Share and each PGS ADS. Promptly following the closing of the Exchange Offer, a wholly owned subsidiary of VGS, Veritas Merger Sub, will merge with and into Veritas and all shares of Veritas common stock will be converted into VGS Shares on a one-for-one basis. In addition, shares that are exchangeable for shares of Veritas common stock will become exchangeable for VGS Shares on a one-for-one basis. Upon the closing of the Combination, PGS and Veritas will become subsidiaries of VGS.

BACKGROUND OF THE COMBINATION

  PERIOD PRIOR TO 2001

     The managements of PGS and Veritas have periodically reviewed their respective company's position in light of changing industry conditions over the past few years, with the objective of identifying strategic opportunities that may be available to enhance returns to shareholders. While the management of each company believes that its company has positive future prospects on a stand alone basis, in recent years each management group has had discussions with third parties to explore the feasibility of improving the competitive position of such company through one or more strategic transactions, including business combinations, acquisitions and dispositions of assets, partnerships and joint ventures.

     At the invitation of Reidar Michaelsen, the Chairman of the Board and Chief Executive Officer of PGS, David B. Robson, Chairman of the Board and Chief Executive Officer of Veritas, and Mr. Michaelsen met for an introductory luncheon in June 2000. At the luncheon, the two chairmen discussed general industry conditions and other matters.

  YEAR 2001 UP TO NOVEMBER 26, 2001

     In March 2001, with the assistance of Evercore, Veritas' financial advisor, Veritas began to assemble and review public information about PGS in order to evaluate a possible business combination transaction between Veritas and PGS. Evercore and Veritas continued into the summer of 2001 to evaluate the feasibility, implications and desirability from Veritas' perspective of such a transaction.

     In April 2001, at the request of PGS management, Merrill Lynch made a presentation to the PGS board of directors regarding various strategic alternatives available to PGS, including a possible combination with Veritas.

     On September 7, 2001, Mr. Michaelsen called Mr. Robson to discuss general business and industry matters and to arrange a meeting during an upcoming industry convention. During the convention, on September 11, 2001, Mr. Robson and Stephen J. Ludlow, Vice Chairman of Veritas' board, met Mr. Michaelsen and Anthony R. Mackewn, the president of PGS's geophysical group, and the four men discussed generally the merits of a possible business combination transaction between PGS and Veritas.

     On September 13 and 14, 2001, Mr. Robson met with Mr. Michaelsen in Houston to continue the discussion of the feasibility of a combination transaction between the two companies. Although no understandings were reached at these meetings, Messrs. Robson and Michaelsen agreed to involve their financial advisors for further analysis and recommendations as to the relative contributions of each company to a combined company. During these meetings, Mr. Robson outlined a possible business organizational structure for a combined entity, but more specific discussions as to the management of the combined company were deferred.

     A follow-up call took place on September 17, 2001 between Mr. Michaelsen and Mr. Robson during which both men expressed interest in pursuing a possible combination of the two companies and in developing more fully the terms of a possible transaction. The two chairmen agreed that management representatives and financial advisors of the two companies should meet in Houston during the week of October 1, 2001, to continue due diligence discussions and management presentations.

     A regularly scheduled meeting of the board of directors of Veritas was held September 18, 2001. At that meeting, Mr. Robson informed the board that management of Veritas had entered into preliminary discussions with PGS concerning a possible combination. He discussed with the board various aspects of a possible combination transaction including (1) a possible transaction structure involving the formation of a new company outside the United States and Norway that would acquire both PGS and Veritas, (2) the status of discussions about management of the new company, (3) the financial characteristics of PGS,
(4) that both companies had retained investment bankers to aid in future discussions, and (5) that Veritas management intended to proceed with the discussions and diligence. Mr. Robson informed the board that management would report back to the board on developments in the discussions and diligence process.

     On September 20, 2001, PGS and Veritas entered into a confidentiality and standstill agreement covering, among other things, exchanges of information in connection with due diligence activities.

     On October 2, 2001, representatives from the senior management of each company met in Houston to make presentations on the business of each company and the future financial outlook for each company. The representatives also discussed other financial and operational diligence matters. Financial advisors for both PGS and Veritas participated in the meeting. Additional meetings and telephone conversations relating generally to a possible business combination transaction between the two companies took place during the month of October 2001 between representatives of PGS and of Veritas.

     On October 24, 2001, at a regular meeting of the board of directors of PGS, Mr. Michaelsen updated the PGS board on the status of discussions with Veritas. At the meeting, Mr. Michaelsen and other members of senior management of PGS discussed with the board various aspects and benefits of a possible combination of the two companies. Management also indicated that it intended to continue discussions and diligence with Veritas with a view towards developing a proposal for future consideration by the board. Later in October 2001, Merrill Lynch and PGS management distributed to the PGS board members preliminary materials discussing and analyzing a possible business combination transaction with Veritas.

     During the month of October, and in the first few days of November 2001, the financial advisors of both companies, various members of PGS and Veritas management and other advisors of the two companies met several times in person or by conference calls to discuss or negotiate various matters related to the transaction, including operational and financial due diligence matters, structuring issues and questions, including questions under Norwegian and Cayman Islands law, and possible exchange ratios. By this time, the two companies had begun to focus on the Cayman Islands as the jurisdiction of formation of a new offshore holding company.

     On November 8, 2001, Mr. Michaelsen and Mr. Robson met to discuss various preliminary terms of a possible transaction, including a possible exchange ratio. Based on the information and due diligence to date and pending development of various other terms of a possible transaction, including various structural elements relating to the Cayman Islands holding company structure, the two chairmen agreed to support as one element of the terms of a possible transaction an overall ratio of ownership for the new parent company of 60% by PGS shareholders and 40% by Veritas shareholders. Subsequently, on the same day, representatives of both companies, including financial advisors and attorneys, met to discuss the status of discussions and negotiations, points of preliminary agreement and business, legal, financial, accounting, tax and diligence related points still needing further discussion and consideration. The members of both companies' management, financial advisors and attorneys present also discussed generally the process to complete a transaction, possible timelines and a preliminary allocation of responsibilities to move the process forward.

     On November 9, 2001, the board of directors of Veritas met in a special meeting in which representatives of Evercore and members of Veritas management participated. At that meeting, management discussed with the directors (1) the status of the discussions between Veritas and PGS, (2) the preliminary proposed terms of the combination with PGS, including the ownership and executive management of the combined company, (3) the general structure of the proposed transaction as then existing, (4) the expected tax-free nature of the transaction to U.S. Veritas shareholders, (5) expected regulatory approvals, (6) the major financial issues of the transaction, including issues pertaining to existing and future financings of the two companies and the combined company, and (7) other due diligence items. Following deliberations, the board authorized Veritas management to proceed with negotiations with PGS and to return to the board with a firm proposal if negotiations resulted in a transaction that management regarded as satisfactory.

     From November 10 through November 26, 2001, numerous meetings were held among members of management of Veritas and PGS and their respective attorneys and financial and other advisors to conduct additional due diligence on the operations and financial forecasts of each company, to prepare and negotiate final documentation for a possible transaction and to consider tax, accounting and organizational structural issues. During that period, Mr. Robson and Mr. Michaelsen met on November 16, 2001, and the chief financial officers and the financial advisors of both companies met on November 18, 2001, to discuss various aspects of the proposed combination, the current working draft of the definitive acquisition agreement being negotiated and related matters.

     On November 26, 2001, the board of directors of PGS conducted a special meeting to consider the proposed transaction. Presentations were made by management and by financial and legal advisors relating to, among other things,
(1) the strategic reasons for the proposed transaction, (2) the principal terms of the proposed transaction, (3) a financial review of the proposed transaction,
(4) a review of Veritas' financial condition and business operations, (5) the results of PGS's diligence review, and (5) Merrill Lynch's oral opinion, which opinion was confirmed in writing, to the effect that, as of that date and based on and subject to the matters described in the opinion, the effective exchange ratio of 2.13 PGS Shares or PGS ADSs for each share of Veritas common stock in the Merger and the Exchange Offer, a ratio that takes into account the exchange ratio of 0.47 VGS Shares for each issued and outstanding PGS Share and each PGS ADS, was fair from a financial point of view to the holders of PGS Shares and PGS ADSs. Upon completing its deliberations, the board of directors of PGS unanimously approved the definitive acquisition agreement.

     Also on November 26, 2001, the board of directors of Veritas conducted a special meeting to consider the proposed transaction. At this meeting, Mr. Robson and other members of management reviewed the proposed transaction with the board, including the strategic reasons for the transaction, the principal terms and conditions of the transaction, a financial review of the transaction, a review of PGS's financial condition and business operations and the results of Veritas' due diligence review. During the meeting, Veritas' internal legal counsel and representatives of Fulbright & Jaworski L.L.P., Veritas' outside counsel, made a presentation concerning the proposed transaction, including the terms and conditions of the proposed definitive acquisition agreement. In addition, Evercore reviewed its financial analysis of the merger ratio and the exchange ratio provided for in the definitive acquisition agreement and rendered to Veritas' board an oral opinion, which opinion was confirmed by delivery of a written opinion dated November 26, 2001, to the effect that, as of that date and based on and subject to the matters described in its opinion, the merger ratio of one VGS Share for each Veritas Share in relation to the exchange ratio of
0.47 VGS Shares for each PGS Share and PGS ADS was fair, from a financial point of view, to the holders of Veritas Shares. Upon completing its deliberations, the board of directors of Veritas unanimously approved the definitive acquisition agreement and the Combination and resolved to recommend that Veritas' shareholders approve and adopt the Combination and the definitive agreement. The board also took action to amend Veritas' Stockholder Rights Plan to facilitate the Combination and to determine that Section 203 of the Delaware General Corporation Law would not be applicable to the Combination.

     After incorporating all the final terms of the definitive agreement and related documents, representatives of Veritas and representatives of PGS executed the agreement during the evening of November 26, 2001 and promptly issued a joint press release announcing the transaction.

  PERIOD SUBSEQUENT TO NOVEMBER 26, 2001

     After November 26, 2001, Veritas and PGS representatives began or continued various activities relating to satisfying the conditions to the transaction, including preparing (1) the registration statement containing the exchange offer prospectus and the Veritas proxy statement for filing with the SEC and (2) various regulatory filings required to be made in the U.S. and in other countries.

     In connection with the finalization of PGS's 2001 audited financial statements, in February 2002 representatives of PGS discussed with representatives of Veritas various accounting matters related to those financial statements, including a possible restatement of PGS's reported results of operations for prior periods. Pending PGS's ongoing efforts to complete its audit for 2001 and to resolve any issues relating to possible restatements, further progress on filing the registration statement for the exchange offer and the proxy statement for the solicitation of Veritas shareholders was delayed. On February 14, 2002, PGS announced a restatement of its results for the years ended December 31, 2000, 1999 and 1998 and the effect of that restatement on its reported results for the nine months ended September 30, 2001.

     On March 10, 2002, a representative of PGS met with representatives of Veritas to advise Veritas of the substance of a press release to be issued the next day by PGS. On March 11, 2002, PGS announced its results of operations for the quarter and year ended December 31, 2001, including approximately $100 million in charges in the fourth quarter for valuation allowances, forced amortization and other items, and an additional restatement of its financial statements for the year ended December 31, 2000.

     At a meeting held March 11, 2002, the Veritas board of directors determined that it would not go forward with the Combination under the circumstances, including the PGS accounting matters reported that day by PGS. Mr. Robson advised Mr. Boswell to this effect and proposed a mutual termination of the transaction. Mr. Boswell advised Mr. Robson that the matter would be discussed with the PGS board. Subsequent to the March 11 conversation between Messrs. Robson and Boswell, representatives of Merrill Lynch and Evercore discussed the feasibility of reaching revised terms on which the proposed transaction might go forward. Over the next several weeks, numerous discussions were held among representatives of Veritas and PGS and their financial and legal advisors regarding possible changes to the terms of the proposed transaction, including a change in the effective exchange ratio for the PGS shareholders.

     At a meeting held on March 25, 2002, the PGS board of directors discussed with management and representatives of PGS's financial and legal advisors a proposal from Veritas that would amend the proposed transaction in the following key respects:

          (1) the exchange ratio would be changed to 0.40 VGS Shares for each PGS Share and PGS ADS, instead of the original 0.47 exchange ratio;

          (2) the VGS board would consist of six Veritas nominees and four PGS nominees, instead of four Veritas nominees, four PGS nominees and two unaffiliated directors selected by mutual agreement of PGS and Veritas;

          (3) the chief executive officer of VGS would be Mr. Robson alone, instead of having co-chief executive officers consisting of Mr. Robson and Mr. Michaelsen;

          (4) the chief financial officer of VGS would be Mr. Fitzgerald, Veritas' chief financial officer; and

          (5) the transaction would be conditioned on Veritas being treated as the acquiring company in the Combination for accounting purposes.

At the March 25 meeting, the PGS board also discussed with management and PGS's advisors various alternatives available to PGS as a stand-alone company. At the conclusion of the meeting, the board authorized PGS management to continue discussions with Veritas relating to a possible amendment to the terms of the merger agreement.

     On March 28, 2002, PGS and Veritas issued a joint announcement that the parties were in discussions to amend the terms of the Combination in various respects, but that no definitive agreement had been reached at that time. The key terms of the proposed amendment announced at that time were consistent with the Veritas proposal considered by the PGS board of directors on March 25, 2002.

     During the months of April and May 2002, the parties performed various diligence activities, PGS continued its efforts to satisfy various closing conditions including the sale of its Atlantis subsidiary and the parties had intermittent discussions about ways to satisfy various conditions to the proposed transaction and/or deleting one or more of such conditions. The parties also concluded that PGS should complete the preparation of its 2001 audited financial statements and that diligence efforts should be substantially completed before signing any amendment to the merger agreement.

     On May 22, 2002, PGS filed its annual report on Form 20-F for the year ended December 31, 2001 with the SEC, including its audited financial statements for that year.

     On May 30, 2002, the board of directors of Veritas conducted a special meeting to consider the proposed transaction. The board received diligence reports from management and other information as to the transaction, including management's views that it was unlikely that all conditions to the transaction could be met prior to the scheduled expiration date of June 30, 2002. The board concluded that, notwithstanding the March 28, 2002 announcement, revised merger terms that were mutually satisfactory to both Veritas and PGS had not yet been reached, but authorized Mr. Robson to continue discussions with PGS representatives to see if there was a basis for going forward. After the meeting, Mr. Robson advised Mr. Michael Mathews, the Vice Chairman of PGS's board of directors, that Veritas would consider further changes to the terms of the transaction including an amendment to the exchange ratio for PGS shareholders below that which was described in the March 28, 2002 announcement and changes to several closing conditions.

     On June 7, 2002, the board of directors of PGS met with its financial, legal and other advisors to consider discussions with Veritas as to a new proposal. At this meeting, management and PGS's advisors reviewed the proposed transaction with the board, including the proposed revised terms, the strategic reasons for the proposed transaction, a financial review of the proposed transaction, a review of Veritas' financial condition and business operations and the results of PGS's diligence review of Veritas. The board also discussed with management and PGS's advisors various alternatives available to PGS as a stand-alone company. At the conclusion of the meeting, the board authorized PGS management to continue discussions with Veritas with a view towards obtaining a more favorable exchange ratio than that proposed by Veritas, which was below the ratio described in the March 28, 2002 announcement, and the elimination of the conditions to the transaction involving the sale of PGS's Atlantis subsidiary and PGS's existing employment agreements.

     During the following week, the financial advisors of both companies, various members of PGS and Veritas management and other advisors of the companies met several times in person or by conference calls to discuss or negotiate various terms of the proposed amendment.

     At a meeting held June 13, 2002, the board of directors of Veritas met to discuss the status of ongoing negotiations with PGS.

     At meetings held on June 13 and 14, 2002, the board of directors of PGS met with its financial and legal advisors to discuss the status of ongoing negotiations with Veritas.

     During the week of June 17, 2002, the financial advisors of both companies, various members of PGS and Veritas management and other advisors of the companies met several times in person or by conference calls to discuss or negotiate various terms of a proposed amendment and to finalize the related documentation. The key terms of the proposed amendment included:

          (1) an exchange ratio of 0.38 VGS Shares for each PGS Share and PGS
     ADS;

          (2) a VGS board consisting of six Veritas nominees and four PGS nominees;

          (3) the chief executive officer of VGS being Mr. Robson and the chief financial officer of VGS being Mr. Fitzgerald;

          (4) the elimination of the conditions to the transaction involving the sale of PGS's Atlantis subsidiary and PGS's existing employment agreements; and

          (5) as a condition to the transaction Veritas being treated as the acquiring company in the Combination for accounting purposes.

In addition, each party would have the right, prior to the expiration of a five-day period after the SEC completes its review, to terminate the agreement upon payment to the other of $7.5 million if one or more of the following events have not occurred by that time: (a) the parties having obtained commitments for the sale of VGS equity or equity-linked securities yielding net cash proceeds of not less than $200 million, (b) the sale by PGS of its Atlantis subsidiary for gross proceeds in cash and/or debt assumption of not less than $195 million, (c) the sale by PGS of its Atlantis subsidiary and/or other assets agreed to by Veritas for gross proceeds in cash and/or debt assumption of not less than $200 million, or (d) a combination of sale commitments for VGS equity or equity-linked securities and PGS asset sales yielding gross proceeds in cash and, with respect to asset sales, debt assumption of not less than $200 million.

     On June 20, 2002, the board of directors of PGS conducted a special meeting to consider the proposed transaction under the revised terms. At this meeting, PGS management and PGS's financial and legal advisors reviewed the transaction with the board, including the principal terms of the proposed amendment to the merger agreement. During the meeting, Merrill Lynch rendered to the PGS board an oral opinion, which opinion was confirmed by delivery of a written opinion dated June 20, 2002, to the effect that, as of that date and based on and subject to the matters described in the opinion and in light of the merger ratio of one VGS Share for each Veritas Share, the exchange ratio of 0.38 VGS Shares for each issued and outstanding PGS Share and PGS ADS was fair from a financial point of view to the holders of PGS Shares and PGS ADSs. Upon completing its deliberations, the board of directors of PGS determined by a unanimous vote of the members present that the amendment to the original merger agreement and the Combination were advisable and in the best interests of PGS and its shareholders and, subject to working out final contract details and approval by the Veritas board of directors, approved the amendment and the Combination and the other transactions contemplated by the merger agreement, as amended. The board of directors also resolved to recommend that PGS's shareholders accept the Exchange Offer and exchange their PGS Shares and PGS ADSs in the Exchange Offer.

     On June 21, 2002, the board of directors of Veritas conducted a special meeting to consider the proposed transaction. At this meeting, Mr. Robson and other members of management reviewed the proposed transaction, as proposed to be amended by the First Amendment, with the board, including the strategic reasons for the transaction, the principal terms and conditions of the transaction as revised, a financial review of the transaction, a review of PGS's financial condition and business operations and the results of Veritas' diligence review to date. During the June 21, 2002 board meeting, Veritas' legal counsel made a presentation concerning the proposed transaction, including the terms and conditions of the proposed amendment to the merger agreement. In addition, Evercore reviewed its financial analysis of the merger ratio and the exchange ratio provided for in the amendment and rendered to Veritas' board an oral opinion, which opinion was confirmed by delivery of a written opinion dated June 21, 2002, to the effect that, as of that date and based on and subject to the matters described in its opinion, the merger ratio of one VGS Share for each Veritas Share in relation to the exchange ratio of 0.38 VGS Share for each PGS Share and PGS ADS was fair, from a financial point of view, to the holders of Veritas Shares. Upon completing its deliberations, the board of directors of Veritas unanimously determined that the amendment to the merger agreement and the Combination were advisable and in the best interests of Veritas and its shareholders and approved the amendment and the Combination and the transactions contemplated by the merger agreement, as amended. The board of directors also unanimously resolved to recommend that Veritas' shareholders approve and adopt the Combination and the merger agreement, as amended.

     After incorporating all the final terms of the amendment and related documents, representatives of Veritas and representatives of PGS executed the amendment on June 21, 2002, and issued a joint press release during the evening of June 21, 2002 announcing the revised terms of the transaction.

PGS'S REASONS FOR THE COMBINATION

     The board of directors of PGS believes that the Combination is advisable and in the best interests of PGS and its shareholders and is consistent with, and in furtherance of, PGS's business strategies and goals. The PGS board recommends that PGS shareholders accept the Exchange Offer and exchange their PGS Shares and PGS ADSs in the Exchange Offer. In reaching its recommendation, the PGS board, in consultation with members of senior management, legal counsel, independent accountants and representatives of Merrill Lynch, considered many factors, including the following:

     - The Combination of PGS and Veritas will result in a company with improved debt coverage ratios, a stronger balance sheet and a lower debt to total capitalization ratio compared to that of PGS as a separate company. As a result, the combined company is expected to be better able to finance its operations, invest in long-term research and development efforts and withstand industry cyclicality.

     - The combined company will have a larger, more diverse worldwide marine seismic fleet that can be more efficiently deployed and that can offer a broader range of services in more areas of operation than PGS's fleet. The PGS board believes that the greater diversity of operational assets and the enhanced geographic presence, flexibility and financial position of the combined company will allow it to provide service commensurate with the increasing demands of its customers.

     - Veritas' land seismic operations, specifically in North America, should complement PGS's land seismic data acquisition business and further diversify PGS's primarily marine geophysical operations.

     - PGS and Veritas expect that cost savings of at least $35 million per year pre-tax can be achieved by the combined company through the elimination of duplicative general and administrative and operating activities, improved operating efficiencies and the optimization of research and development efforts.

     - A larger combined equity capitalization should provide increased liquidity to shareholders of the combined company as compared to PGS standing alone and greater access to capital markets for the combined company.

     - PGS anticipates that the Combination will be accretive to the combined company's earnings and cash flow per share as compared to PGS on a standalone basis.

     - PGS shareholders are expected to own approximately 55% of the combined company, assuming all PGS Shares and PGS ADSs are accepted for exchange in the Exchange Offer. In addition, the board of directors of the combined company will consist of 10 directors, four of whom will be initially designated by PGS and six of whom will be initially designated by Veritas. Reidar Michaelsen will be the chairman of the board of the combined company.

     - The receipt of VGS Shares by U.S. holders of PGS Shares and PGS ADSs in the Exchange Offer is likely to be taxable under U.S. federal income tax laws. The receipt of VGS Shares by Norwegian holders in the Exchange Offer will be taxable under Norwegian tax laws if PGS is not able to obtain an exemption from the tax authorities in Norway. PGS has applied for a conditional exemption for its Norwegian shareholders from the Norwegian tax authorities that such receipt will be tax-free to those shareholders, but the exemption has not been obtained and may not be obtained.

     - Combining the businesses of PGS and Veritas under a Cayman Islands holding company should provide tax, corporate governance and financing flexibility that is not available to PGS as a Norwegian company, including opportunities to lower the combined company's worldwide effective corporate tax rate, more alternatives for structuring financing activities and an improved structure for pursuing acquisition opportunities.

     - In the Combination, PGS shareholders who exchange their shares will receive 0.38 VGS Shares for each PGS Share and each PGS ADS they own, and Veritas shareholders will receive one VGS Share for each share of Veritas common stock they own. Based on the last reported sales prices of PGS and Veritas Shares as reported on the NYSE Composite Tape on June 21, 2002, the last trading day prior to the public announcement of the amended terms of the Combination, as reflected in the First Amendment, these exchange ratios represented a 69 percent premium to PGS ADSs as of that date.

     - The oral opinion of Merrill Lynch on June 20, 2002, which opinion was subsequently confirmed in writing, to the effect that, as of that date and based on and subject to the matters described in the opinion, in light of the merger ratio of one VGS Share for each Veritas Share, the exchange ratio of 0.38 VGS Shares for each issued and outstanding PGS Share and PGS ADS was fair from a financial point of view to the holders of PGS Shares and PGS ADSs.

     - The terms and conditions of the Merger Agreement, including the fixed exchange ratio of VGS Shares for PGS Shares and PGS ADSs and Veritas Shares, the rights of the parties to respond to, evaluate and negotiate competing business combination proposals, the circumstances under which the Merger Agreement may be terminated and the size and impact of the expense reimbursement and other fees associated with any termination.

     - The possible opportunities and alternatives that could be available to PGS if the proposed Combination with Veritas were not undertaken, including pursuing other strategies to strengthen PGS's balance sheet, and the risks, uncertainties and expenses of those alternatives, and the possible effects on the financial condition of PGS if the Combination were not undertaken.

     In determining that the Combination is advisable and in the best interests of PGS and its shareholders, the PGS board of directors considered the reasons and factors above as a whole and did not assign specific or relative weights to those reasons and factors. Individual directors may have weighed each of these factors differently. Moreover, the foregoing discussion of PGS's reasons for the Combination is not intended to be exhaustive. In considering the recommendation of PGS's board of directors, you should be aware that some of the directors and executive officers of PGS have interests in the Combination that are different from, or are in addition to, the interests of PGS shareholders. The PGS board of directors was aware of these interests and considered them in approving the Combination. Please read "-- Interests of Certain Persons in the Combination".

RECOMMENDATIONS OF PGS'S BOARD OF DIRECTORS

     FOR THE REASONS SET FORTH UNDER "-- BACKGROUND OF THE COMBINATION" AND
"-- PGS'S REASONS FOR THE COMBINATION", PGS'S BOARD OF DIRECTORS HAS DETERMINED THAT THE EXCHANGE OFFER IS ADVISABLE AND IN THE BEST INTERESTS OF PGS AND ITS SHAREHOLDERS AND IS CONSISTENT WITH, AND IN FURTHERANCE OF, PGS'S BUSINESS STRATEGIES AND GOALS. PGS'S BOARD OF DIRECTORS RECOMMENDS THAT PGS SHAREHOLDERS ACCEPT THE EXCHANGE OFFER AND EXCHANGE THEIR PGS SHARES AND PGS ADSS IN THE EXCHANGE OFFER.

MERRILL LYNCH FAIRNESS OPINION

     PGS retained Merrill Lynch to act as its financial advisor in connection with the Combination. On June 20, 2002, Merrill Lynch rendered its oral opinion to the PGS board of directors, which was later confirmed in writing in the Merrill Lynch fairness opinion letter dated June 20, 2002, that, as of that date and based on and subject to the matters described in the opinion, in light of the merger ratio of one VGS Share for each Veritas Share, the exchange ratio of
0.38 VGS Shares for each issued and outstanding

PGS Share and PGS ADS in the Combination was fair from a financial point of view to the holders of PGS Shares and PGS ADSs.

     THE FULL TEXT OF THE MERRILL LYNCH FAIRNESS OPINION DATED JUNE 20, 2002, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS ANNEX B TO THIS PROSPECTUS AND IS INCORPORATED IN THIS PROSPECTUS BY REFERENCE. THE SUMMARY OF THE MERRILL LYNCH FAIRNESS OPINION DATED JUNE 20, 2002 SET FORTH IN THIS PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. HOLDERS OF PGS SHARES AND PGS ADSS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. THE MERRILL LYNCH FAIRNESS OPINION DATED JUNE 20, 2002 WAS PROVIDED TO THE PGS BOARD FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIO TO THE HOLDERS OF PGS SHARES AND PGS ADSS IN LIGHT OF THE MERGER RATIO APPLICABLE TO VERITAS SHAREHOLDERS AND DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY PGS TO ENGAGE IN THE COMBINATION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF PGS SHARES OR PGS ADSS AS TO WHETHER TO EXCHANGE THEIR PGS SHARES OR PGS ADSS IN THE EXCHANGE OFFER. MERRILL LYNCH HAS NOT EXPRESSED ANY OPINION AS TO THE PRICES AT WHICH PGS SHARES, PGS ADSS OR VERITAS SHARES WILL TRADE FOLLOWING ANNOUNCEMENT OF THE COMBINATION OR AT WHICH THE VGS SHARES WILL TRADE FOLLOWING THE CONSUMMATION OF THE COMBINATION.

     The summary set forth below does not purport to be a complete description of the analyses underlying the Merrill Lynch fairness opinion dated June 20, 2002 or the presentation made by Merrill Lynch to the PGS board on that date. The preparation of a fairness opinion is a complex and analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, the opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all of its analyses, would create an incomplete view of the process underlying the Merrill Lynch fairness opinion dated June 20, 2002.

     In performing its analyses, numerous assumptions were made about industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch, Veritas or PGS. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which the businesses or securities might actually be sold. Accordingly, the analyses and estimates are inherently subject to substantial uncertainty. In addition, the delivery of the Merrill Lynch fairness opinion dated June 20, 2002 was among several factors taken into consideration by the PGS board in making its determination that the Exchange Offer is advisable and in the best interests of PGS and its shareholders and is consistent with, and in furtherance of, PGS's business strategies and goals, and in reaching its determination to recommend that PGS shareholders accept the Exchange Offer and exchange their PGS Shares and PGS ADSs in the Exchange Offer. Consequently, the Merrill Lynch analyses described below should not be viewed as determinative of the decision of the PGS board or PGS's management with respect to the fairness of the exchange ratio.

     In arriving at its opinion, Merrill Lynch, among other things:

          1. reviewed certain publicly available business and financial information relating to PGS and Veritas that Merrill Lynch deemed to be relevant;

          2. reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of PGS and Veritas, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Combination (the "Expected Synergies") furnished to Merrill Lynch by PGS and Veritas;

          3. conducted discussions with members of senior management of PGS and Veritas concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Combination and the Expected Synergies;

          4. reviewed the market prices and valuation multiples for the PGS Shares, the PGS ADSs and the Veritas Shares and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

          5. reviewed the results of operations of PGS and Veritas and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

          6. participated in certain discussions and negotiations among representatives of PGS and Veritas and their financial and legal advisors;

          7. reviewed the potential pro forma impact of the Combination, including the Expected Synergies;

          8. reviewed the original merger agreement dated November 26, 2001 and discussed with members of senior management of PGS and Veritas the terms of the proposed terms of the First Amendment; and

          9. reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

     In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available. Merrill Lynch did not assume any responsibility for independently verifying such information, did not undertake an independent evaluation or appraisal of any of the assets or liabilities of PGS or Veritas and was not furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of PGS or Veritas. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with Merrill Lynch by PGS or Veritas, Merrill Lynch was advised by management of PGS and Veritas, respectively, that they had been reasonably prepared and reflected the best currently available estimates and judgement of the PGS or Veritas management as to the expected future financial performance of PGS or Veritas, as the case may be, and the Expected Synergies. Merrill Lynch made no independent investigation of any legal matters or accounting advice given to PGS or Veritas and their respective boards of directors, including, without limitation, advice as to the accounting and tax consequences of the Merger or the Exchange Offer. Merrill Lynch also assumed that, except as contemplated by the First Amendment, no amendments were made to the original merger agreement and that such amendment would reflect the terms discussed between Merrill Lynch and members of senior management of PGS and Veritas.

     In arriving at its opinion, Merrill Lynch reviewed its analyses of the implied exchange ratio based upon financial forecasts for Veritas and PGS prepared by their respective management and upon two sets of Veritas forecasts modified downward by PGS management and its analyses of the effect of the Combination on net income per current PGS Share and PGS ADS based upon such financial forecasts in combination with a review of the liquidity and refinancing matters with which PGS must contend through calendar 2003, including that in excess of $990 million of debt, minority interests and preferred stock become payable during calendar 2003.

     Merrill Lynch's opinion is necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of, the date of the opinion. Merrill Lynch also assumed that in the course of obtaining any necessary regulatory or other consents or approvals (contractual or otherwise) for the Combination, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Combination.

     The following is a brief summary of the material analyses performed by Merrill Lynch in connection with its preparation of the Merrill Lynch fairness opinion dated June 20, 2002. Some of these summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses used by Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Merrill Lynch.

     In connection with the preparation of the opinion, Merrill Lynch was not authorized by PGS or the PGS board to solicit, nor did Merrill Lynch solicit, third party indications of interest for the acquisition of all or any part of PGS.

  FINANCIAL FORECASTS

     Both Veritas and PGS provided Merrill Lynch and each other with their respective forecasted financial performance. Veritas' management provided its forecasted financial information on a fiscal year-end basis for the two-year period ending July 31, 2003 as well as on a calendar year basis for the two-year period ending December 31, 2003. PGS's management team provided its forecasted financial information for the two-year period ending December 31, 2003. Merrill Lynch relied upon such forecasted financial information in performing its analyses and in preparing the Merrill Lynch fairness opinion dated June 20, 2002. Merrill Lynch also reviewed and relied on financial forecasts for Veritas incorporating reduced results for Veritas for calendar 2002 and 2003 that were prepared by PGS management and are described below under the caption
"-- Sensitivity Analysis".

  RELATIVE STOCK PRICE ANALYSIS

     Using closing stock prices for PGS and Veritas at November 26, 2001, the last trading day prior to announcing the Combination under the terms of the original agreement, as well as average closing stock prices for both companies for the periods 30 days, 60 days, 90 days, one year and two years to November 26, 2001, Merrill Lynch calculated a relevant range of implied exchange ratios of 0.35x - 0.55x.

  CONTRIBUTION ANALYSIS

     Using forecasts for the calendar years ending December 31, 2002 and 2003 for Veritas prepared by its management and for PGS prepared by its management, Merrill Lynch compared the relative historical and projected levels of earnings after income taxes ("Earnings") and after-tax cash flow ("Cash Flow") for each company during these periods. Merrill Lynch used the relative levels of these measures to develop implied equity market value contributions, excluding the impact of the Expected Synergies on the respective financial measures.

     The results of these analyses are set forth below.

                                                                PGS'S IMPLIED EQUITY
VALUATION BASIS                                               MARKET VALUE CONTRIBUTION
---------------                                               -------------------------
Earnings:
  2002E.....................................................            55.0%
  2003E.....................................................            65.8
Cash Flow:
  2002E.....................................................            61.5%
  2003E.....................................................            61.0

     The contribution analysis implied an exchange ratio range of 0.45x - 0.55x without incorporating the impact of the Expected Synergies on the respective financial measures.

  DISCOUNTED CASH FLOW ANALYSIS

     Using the forecasts for the calendar years ending December 31, 2002 and 2003 for Veritas prepared by its management and for PGS prepared by its management, together with forecasts developed by PGS management for both PGS and Veritas for calendar years 2004 through 2006, Merrill Lynch used a discounted cash flow methodology to calculate a range of equity value per diluted share for both PGS and Veritas.

     In performing the discounted cash flow analyses, discount rates were applied to (1) each company's respective forecasted unlevered free cash flows for calendar years 2002 through 2006 and (2) each company's respective estimated enterprise values at the end of calendar year 2006 based upon either (a) a range of multiples times forecasted calendar year 2006 earnings before interest, taxes, depreciation and amortization ("EBITDA") or (b) calendar year 2006 unlevered free cash flow grown in perpetuity at a range of growth rates.

     The following table shows the relevant ranges of discount rates, EBITDA multiples and unlevered free cash flow perpetuity growth rates determined by Merrill Lynch for both PGS and Veritas.

                                                            UNLEVERED FREE CASH FLOW
       DISCOUNT RATES              EBITDA MULTIPLES         PERPETUITY GROWTH RATES
       --------------              ----------------         ------------------------
         8.5%-10.5%                   7.5x-8.5x                    0.5%-1.5%

     From the equity value ranges implied by these discount rates, EBITDA multiples and unlevered free cash flow perpetuity growth rates, Merrill Lynch determined a relevant equity value range per diluted share for PGS of $8.00 - $14.00, excluding the impact of the Expected Synergies.

     From the equity value ranges implied by these discount rates, EBITDA multiples and unlevered free cash flow perpetuity growth rates, Merrill Lynch determined a relevant equity value range per diluted share for Veritas of $17.00 - $34.00, excluding the impact of the Expected Synergies.

     The discounted cash flow analysis implied an exchange ratio range of 0.35x - 0.50x without incorporating the impact of the Expected Synergies on the respective financial measures.

  COMPARABLE COMPANY TRADING ANALYSIS

     Merrill Lynch reviewed and compared certain financial information, ratios and public market multiples derived from the forecasts of each of Veritas and PGS prepared by their respective managements to corresponding financial information, ratios and public market multiples for other mid-capitalization publicly traded corporations in the oilfield service industry.

     The following sets forth the mid-capitalization oilfield service companies selected by Merrill Lynch.

- BJ Services Company                       - Smith International, Inc.
- Cooper Cameron Corporation                - Tidewater Inc.
- FMC Technologies, Inc.                    - Varco International, Inc.
- National-Oilwell, Inc.                    - Weatherford International, Inc.

     The selected companies were chosen because they are publicly traded companies with financial and operating characteristics that Merrill Lynch deemed to be similar to those of PGS and Veritas. Merrill Lynch calculated various financial ratios for the selected companies and compared them to those calculated for PGS and Veritas. The ratios for the selected companies were based on publicly available information, including estimates provided by Merrill Lynch and other industry research. Merrill Lynch calculated the following financial ratio:

     - Equity market value (defined as price per share times total shares outstanding) multiples of estimated calendar year 2002 and 2003 net income after income taxes ("Net Income").

     The following table shows the relevant ranges determined by Merrill Lynch for the selected companies.

                                                                  MID-CAPITALIZATION
FINANCIAL MEASURE                                             OILFIELD SERVICE COMPANIES
-----------------                                             --------------------------
Equity Market Value as a Multiple of Net Income:
  2002E.....................................................     22.0x-28.0x
  2003E.....................................................     17.0x-21.0x

     From the equity market value ranges implied by these multiple ranges, Merrill Lynch determined a relevant equity market value range per diluted share for PGS of $11.00-$15.00, without incorporating the impact of the Expected Synergies.

     From the equity market value ranges implied by these multiple ranges, Merrill Lynch determined a relevant equity market value range per diluted share for Veritas of $26.00-$31.00, without incorporating the impact of the Expected Synergies.

     None of the selected companies is identical to PGS or Veritas. Accordingly, an analysis of these results is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

     The comparable company trading analysis implied an exchange ratio range of 0.40x-0.50x without incorporating the impact of the Expected Synergies on the respective financial measures.

  MERGER CONSEQUENCES

     Based on PGS's forecasts of its own future results and Veritas' forecasts of its own future results, Merrill Lynch analyzed the respective contributions of each of PGS and Veritas to the estimated Net Income of the combined company giving effect to the Combination on a pro forma basis for the calendar years 2002 and 2003 and analyzed the effect of the Combination on Net Income per current PGS Share and PGS ADS. Assuming Veritas is deemed the accounting acquirer, this analysis indicated that the Combination would result in approximately 72.8% and 11.9% accretion, respectively, to forecasted 2002 and 2003 calendar year Net Income per current PGS Share and PGS ADS, before one-time Merger related costs and expenses and including the Expected Synergies.

  SENSITIVITY ANALYSIS

     Given the inherent difficulty in forecasting the financial results of a seismic company as a result of the uncertainties involved in forecasting contract rates and activity levels as well as future multi-client library sales, Merrill Lynch also reviewed sensitivities to the implied exchange ratio analyses described above based on two sets of financial forecasts for Veritas incorporating reduced results for calendar 2002 and 2003. The first such set of reduced financial forecasts, Case B, incorporated adjustments made by PGS management to the financial forecast provided by Veritas' management and resulted in reductions in Veritas' net income for the calendar years 2002 and 2003 of $6.2 million and $1.3 million, respectively. The second set of reduced financial forecasts, Case C, incorporated adjustments made by PGS management to the Veritas financial forecasts utilized in Case B to reflect the potential for forced amortization of some of Veritas' multi-client surveys, the impact of which was a reduction in Veritas' net income utilized in Case B of $5.3 million and $11.0 million for calendar years 2002 and 2003, respectively.

     The following table presents the implied exchange ratio analyses described above, other than the relative stock price analysis, which does not rely upon forecasted financial results, based on the reduced Veritas financial results utilized in Case B and Case C.

                                                             IMPLIED EXCHANGE RATIO RANGE
                                                             -----------------------------
ANALYSIS                                                        CASE B          CASE C
--------                                                     -------------   -------------
Contribution Analysis......................................  0.50x-0.60x     0.55x-0.65x
Discounted Cash Flow Analysis..............................  0.40x-0.55x     0.50x-0.70x
Comparable Company Trading Analysis........................  0.45x-0.60x     0.55x-0.70x

     Merrill Lynch also analyzed the respective contributions of each of PGS and Veritas to the estimated Net Income of the combined company incorporating the financial forecasts for Veritas utilized in Case B and Case C and giving effect to the Combination on a pro forma basis for the calendar years 2002 and 2003 and analyzed the effect of the Combination on Net Income per current PGS Share and PGS ADS. Assuming Veritas is deemed the accounting acquirer, this analysis indicated that, utilizing the Case B financial forecasts for Veritas, the Combination would result in approximately 65.0% and 11.2% accretion, respectively, to forecasted 2002 and 2003 calendar year Net Income per current PGS Share and PGS ADS, before one-time Merger-related costs and expenses and including the Expected Synergies. In addition, and also assuming Veritas is deemed the accounting acquirer, this analysis indicated that, utilizing the Case C financial forecasts for Veritas, the Combination would result in approximately 59.0% and 4.8% accretion, respectively, to forecasted 2002 and 2003 calendar year Net Income per current PGS Share and PGS ADS, before one-time Merger-related costs and expenses and including the Expected Synergies.

  MERRILL LYNCH FINANCIAL ADVISOR FEE

     Under an engagement letter dated October 19, 2001 between PGS and Merrill Lynch, PGS retained Merrill Lynch to act as its financial advisor in connection with a business combination between PGS and Veritas. Under the engagement letter, PGS has agreed to pay Merrill Lynch (1) a fee of $500,000, contingent upon and payable in cash upon the earlier of (a) the execution of a definitive agreement to effect a business combination between PGS and Veritas and (b) the commencement by PGS or a PGS affiliate of a tender offer or Exchange Offer for securities of Veritas; and (2) if, during the period Merrill Lynch is retained by PGS or within two years thereafter, (a) a business combination is consummated with Veritas or a Veritas affiliate or (b) PGS or a PGS affiliate enters into an agreement which subsequently results in a combination, an additional fee of $4,250,000 payable in cash upon the closing of the business combination. Any fee previously paid to Merrill Lynch under clause (1) above would be deducted from any fees to which Merrill Lynch is entitled under clause (2) above. PGS has also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including reasonable fees and disbursements of its legal counsel, not to exceed $50,000 without the prior written consent of PGS, which consent will not be unreasonably withheld or delayed. Additionally, PGS has agreed to indemnify Merrill Lynch and its affiliates and their respective officers, directors, employees, agents and controlling persons against certain expenses, losses, claims, damages or liabilities in connection with its services performed in connection with its engagement.

     PGS retained Merrill Lynch based upon Merrill Lynch's experience and expertise. Merrill Lynch is an internationally recognized investment banking and advisory firm. Merrill Lynch, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past, Merrill Lynch has provided financial advisory and/or financing services to PGS and may continue to do so and has received, and may receive, fees for the rendering of such services. In the ordinary course of its business, Merrill Lynch and affiliates may actively trade the debt and equity securities of PGS and Veritas (and anticipate trading after the Merger in the securities of VGS) for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities.

VERITAS' REASONS FOR THE COMBINATION

     The board of directors of Veritas believes that the terms of the Combination are in Veritas' best interests and the best interests of its shareholders. The Veritas board has unanimously approved the Combination and the Merger Agreement. The Veritas board recommends the approval and adoption of the Combination and the Merger Agreement by its shareholders. The Veritas board views the Combination as a means of achieving the long-term strategic and financial goals of Veritas, while at the same time offering its shareholders the ability to participate in a broader range of activities in a larger company in the oil and gas service industry. The Veritas board also believes that the Combination offers a number of synergistic opportunities, including the ability to:

     - expand the service offerings of both companies on a global basis within a larger marketing system, thereby optimizing the deployment of more assets in more regions;

     - increase market share and revenues by integrating and bundling complimentary services and data libraries and making them available on a worldwide basis;

     - become a part of a significantly larger energy service company, thereby expanding the capital base and access to capital;

     - reduce combined corporate and field operating costs in relationship to revenues through the elimination of duplications in administrative costs and overhead and other expenses, including facilities and insurance costs;

     - take advantage of a broader and deeper combined management team;

     - increase technology, service and data development; and

     - optimize and make more efficient research and technology development.

     As to the structure of the Combination involving a new Cayman Islands parent for Veritas, the Veritas Board also considered the advantages of being a subsidiary of a non-U.S. company as opposed to being a U.S. corporation with both U.S. and non-U.S. subsidiaries and believes such advantages to be significant. International activities are a significant part of Veritas' business. Veritas' revenues from non-U.S. operations and export sales, as a percentage of total revenues, were 48% in fiscal 1999, 63% in 2000, and 60% in fiscal 2001, respectively.

     The Veritas board believes that a substantial portion of future opportunities for seismic activities lies outside the U.S. The Combination is intended to position Veritas and its shareholders to benefit from these opportunities. The Veritas board believes that combining Veritas with PGS under a Cayman Islands parent corporation will give Veritas, as well as PGS, competitive advantages not available to a U.S. company or a Norwegian company. In particular, the Veritas board and management believe the Combination:

     - will allow the combined company to restructure Veritas' and PGS's business as to achieve operational efficiencies, including improved worldwide cash management;

     - may increase Veritas' access, indirectly through the combined company, to international capital markets. The process of implementing the Combination could enhance Veritas' recognition by the international investment communities, including investment banks and financially oriented media, which may translate into an increased level of investment by non-U.S. investors in the combined company and, therefore, indirectly in Veritas. In addition, more favorable tax treatment for non-U.S. shareholders following the reorganization could further Veritas' ability to attract foreign investors. Distributions with respect to stock in a U.S. corporation to nonresident aliens could be subject to withholding taxes in a number of circumstances under the U.S. Internal Revenue Code. In addition, U.S. estate taxes are payable in some cases in respect of the value of shares in a

       U.S. corporation owned by a non-U.S. investor. Since Veritas would be a subsidiary of a non-U.S. corporation following the Combination, these taxes would generally no longer be applicable to non-U.S. investors with respect to their shareholdings in VGS. As a result, non-U.S. investors may be more receptive to a direct investment in VGS Shares and the concomitant indirect investment in Veritas;

     - may result in a more favorable corporate structure for expansion of Veritas' and PGS's current businesses through creation of foreign joint ventures and future acquisition opportunities; and

     - will give the combined company greater flexibility in seeking to lower its worldwide effective corporate tax rates. The U.S. imposes corporate income tax on the worldwide income of U.S. corporations. In contrast, the Cayman Islands generally impose no corporate income tax. Following the Combination, VGS expects to restructure the business operations of Veritas and PGS. To the extent Veritas' and PGS's non-U.S. and non-Norwegian businesses are conducted through VGS or non-U.S. and non-Norwegian subsidiaries, VGS expects a reduction in the aggregate worldwide effective corporate income tax rate of VGS and Veritas. Management of Veritas determined that use of a Norwegian parent company to effect the Combination was not desirable largely because of inflexible Norwegian corporate law and stock exchange requirements and unfavorable Norwegian tax law. Moreover, the use of a Cayman Islands parent corporation, rather than a U.S. parent corporation, prevents non-U.S. income of PGS that is currently not subject to U.S. federal income taxation from becoming subject to such taxation.

     The Veritas board and management cannot assure you, however, that the anticipated benefits of the Combination will be realized.

     In reaching its conclusions to approve the Combination, the Veritas board of directors considered the following factors:

     - information concerning the financial performance and condition, business operations and prospects of each of PGS and Veritas and the projected future performance and prospects of each of Veritas and PGS as separate entities and on a combined basis and expected cost savings resulting from the Combination;

     - current industry, economic and market conditions, which have strongly encouraged business combinations and other strategic alliances in the oil and gas industry and in the related oil and gas service industry;

     - recent and historical market prices of PGS Shares and PGS ADSs and Veritas Shares;

     - the structure of the transaction in terms of the Merger Agreement and the exchange ratio and merger ratio as renegotiated and reflected in the First Amendment, which were the result of arm's length negotiations between PGS and Veritas;

     - the financial analyses and opinion of Evercore;

     - the projected pro forma combined balance sheet of VGS after the Combination and the combined indebtedness of the two companies and the projected ability of the combined company to service that indebtedness;

     - the designation by Veritas of six of the ten persons to serve on the board of directors of VGS;

     - the designation of David B. Robson, currently Chairman and Chief Executive Officer of Veritas, as Chief Executive Officer of VGS;

     - the designation of Matthew D. Fitzgerald, currently Chief Financial Officer of Veritas, as Chief Financial Officer of VGS, and all other officers of VGS being designated by the board of directors of VGS;

     - the financial acumen, operating expertise and data libraries of both PGS and Veritas;

     - the operating expertise and historically more consistent cash flow generating capacity of PGS's offshore floating production, storage and offloading operations, as compared to typically more fluctuating cash flows from geophysical services;

     - the belief, although not free from doubt and which may be confirmed by a ruling from the Internal Revenue Service, that the Combination will afford Veritas shareholders the opportunity to receive VGS Shares in a transaction that should not have any immediate U.S. federal income tax consequences;

     - the tax savings that may be achieved through the Combination, although they are not certain;

     - the terms of the Merger Agreement that permit the boards of directors of either company, in the exercise of their fiduciary duties and subject to certain conditions, to terminate the Merger Agreement if their company receives a takeover proposal which the board deems to be a "superior proposal", as that term is defined in the Merger Agreement. While specified amounts are payable by either company that exercises its right of termination, under the conditions and subject to the terms of the Merger Agreement, the Veritas board did not view the expense reimbursement and termination fee provisions of the Merger Agreement as unreasonably impeding any interested third party from proposing a superior transaction to Veritas. See "The Merger Agreement --
       Covenants -- No Solicitation" and "-- Termination of the Merger Agreement" and "-- Expense Reimbursement and Termination Fees";

     - the terms of the Merger Agreement that permit, prior to the expiration of a five-day period after the SEC completes its review, either PGS or Veritas to terminate the agreement upon payment to the other of $7.5 million if one or more of the following events have not occurred by that time: (i) obtaining commitments for the sale of VGS equity or equity-linked securities yielding net cash proceeds of not less than $200 million, (ii) the sale by PGS of its Atlantis subsidiary for gross proceeds in cash and/or debt assumption of not less than $195 million,
       (iii) the sale by PGS of its Atlantis subsidiary and/or other assets agreed to by Veritas for gross proceeds in cash and/or debt assumption of not less than $200 million or (iv) a combination of sale commitments for VGS equity or equity-linked securities and PGS asset sales yielding gross proceeds in cash and, with respect to asset sales, debt assumption of not less than $200 million; and

     - the likelihood that the Combination would be consummated.

     In determining that the Combination was in the best interests of Veritas shareholders, the Veritas board of directors considered the reasons and factors above as a whole and did not assign specific or relative weights to such reasons or factors. The Veritas board of directors believes that the Combination is an opportunity for the shareholders of Veritas to participate in a combined enterprise that has significantly greater business and financial resources than either of the companies would have absent the Combination and that the exchange ratio and merger ratio reflect fair valuations of the companies in relation to each other.

RECOMMENDATIONS OF THE VERITAS BOARD OF DIRECTORS

     FOR THE REASONS SET FORTH UNDER THE CAPTIONS "-- BACKGROUND OF THE COMBINATION" AND "-- VERITAS' REASONS FOR THE COMBINATION", THE VERITAS BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE COMBINATION IS IN THE BEST INTERESTS OF ITS SHAREHOLDERS. THE VERITAS BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE COMBINATION AND THE MERGER AGREEMENT AND RECOMMENDS THAT THE HOLDERS OF VERITAS STOCK VOTE "FOR" ADOPTION AND APPROVAL OF THE COMBINATION AND THE MERGER AGREEMENT. SEE ALSO "-- INTERESTS OF CERTAIN PERSONS IN THE COMBINATION".

EVERCORE FAIRNESS OPINION

     Veritas retained Evercore Group Inc. to act as financial advisor to Veritas and to render a fairness opinion to the Veritas board of directors in connection with the Combination. On June 21, 2002, Evercore delivered its oral opinion, which was subsequently confirmed in writing, to the Veritas board of directors that, as of that date, based upon and subject to the various considerations set forth in the opinion, the merger ratio was fair, from a financial point of view, to the holders of Veritas common stock in relation to the exchange ratio.

     The full text of Evercore's written opinion is attached as Annex C to this prospectus and describes the assumptions made, general procedures followed, matters considered and limits on the review undertaken. Evercore's opinion is directed only to whether the merger ratio was fair, from a financial point of view, to the holders of Veritas common stock in relation to the exchange ratio and does not constitute a recommendation to any Veritas shareholder as to how such shareholder should vote with respect to the transaction proposals described in this prospectus or any related matter. The summary of Evercore's written opinion below is qualified in its entirety by reference to the full text of the opinion, attached as Annex C and incorporated in this prospectus by reference. Veritas shareholders are urged to, and should, read the opinion carefully and in its entirety.

     In connection with rendering its opinion, Evercore, among other things:

     - Analyzed publicly available financial statements and other publicly available business information relating to Veritas and PGS that Evercore deemed to be relevant;

     - Analyzed internal non-public financial statements and other financial and operating data concerning Veritas and PGS prepared and furnished to Evercore by the respective managements of Veritas and PGS;

     - Analyzed financial projections concerning Veritas and PGS prepared and furnished to Evercore by the respective managements of Veritas and PGS;

     - Discussed the past and current operations and financial condition and the prospects of Veritas and PGS, before and after giving effect to the transactions contemplated by the Merger Agreement, with the respective managements of Veritas and PGS;

     - Reviewed the reported prices and trading activity of the Veritas common stock and the PGS ADSs;

     - Compared the financial performance of Veritas and the prices and trading activity of the Veritas common stock with that of selected oil service companies and their securities;

     - Compared the financial performance of PGS and the prices and trading activity of the PGS ADSs with that of selected oil service companies and their securities;

     - Compared the proposed financial terms of the Combination with the publicly available financial terms of selected oil service company transactions;

     - Reviewed a draft of the Merger Agreement; and

     - Performed such other analyses and examinations and considered such other factors as Evercore in its sole judgment deemed appropriate for purposes of its opinion.

     For purposes of its analysis and opinion, Evercore relied upon and assumed, without assuming any responsibility for independently verifying, the accuracy and completeness of the information that was publicly available or was furnished to or discussed with Evercore by Veritas and PGS or otherwise reviewed by or for Evercore for purposes of its opinion, and further relied upon the assurances of the managements of Veritas and PGS that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of each of Veritas and PGS which were furnished to Evercore, Evercore assumed that those financial projections (including estimates of reasonably obtainable synergies) were reasonably prepared by each of Veritas and PGS on bases reflecting the best currently available estimates and good faith judgments of the managements of Veritas and PGS as to the future competitive, operating and regulatory environments and related financial performance of each of Veritas and PGS. Evercore expresses no view as to those projections and estimates of reasonably obtainable synergies or the assumptions on which they were based. Evercore neither made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of either

Veritas or PGS, nor was Evercore furnished with any such appraisals. Evercore's opinion was necessarily based on economic, market and other conditions as in effect on, and the information and agreements made available to it as of, the date of the opinion. Evercore's opinion does not address Veritas' underlying business decision to effect the Combination and does not constitute a recommendation to any shareholder as to how that shareholder should vote with respect to the Merger.

     For purposes of rendering its opinion, Evercore assumed, with the consent of Veritas, in all respects material to Evercore's analysis, that (1) the representations and warranties of each party contained in the Merger Agreement are true and correct, (2) each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement, (3) all conditions to the consummation of the Merger will be satisfied without waiver thereof and (4) all material governmental, regulatory or other consents and approvals necessary for the consummation of the Combination will be obtained without any adverse effect on Veritas or PGS or on the contemplated benefits of the Combination.

     Following is a summary of certain analyses contained in the materials presented by Evercore to the Veritas Board of Directors at its meeting on June 21, 2002 in connection with Evercore's opinion.

  RELATIVE RATIO ANALYSES

     Evercore conducted the following relative valuation analyses and compared the merger ratio in relation to the exchange ratio (the "Relative Ratio") with the ratios implied by such analyses. The Relative Ratio is 0.38. Veritas' shareholders will receive 1.0 VGS Share for each share of Veritas common stock. PGS's shareholders will receive 0.38 VGS Shares for each PGS Share and each PGS ADS.

     Historical Stock Trading Analysis. Evercore reviewed the daily historical closing prices of PGS ADSs for the five-year period ended November 26, 2001. During this period, the highest closing share price was $38.41, the average closing share price was $18.54, and the lowest closing share price was $5.00 compared to a closing share price on June 19, 2002 of $3.25.

     In addition, Evercore compared the Relative Ratio of 0.38 to the average implied ratio of the closing price of PGS ADSs to the closing share price of Veritas for the time periods prior to November 26, 2001 indicated in the table below.

                                                              AVERAGE IMPLIED
                                                              RELATIVE RATIO
                                                              ---------------
3 Year......................................................       0.73
2 Year......................................................       0.58
1 Year......................................................       0.40
6 Month.....................................................       0.46
3 Month.....................................................       0.49

     Contribution Analysis. Evercore analyzed the relative contribution of estimated net income and estimated cash flow for each of Veritas and PGS, as provided by the respective managements of the companies, for the calendar years 2001, 2002 and 2003. Evercore compared the Relative Ratio of 0.38 to the average implied ratios presented in the table below.

                                                              AVERAGE IMPLIED
                                                              RELATIVE RATIO
                                                              2001A TO 2003E
                                                              ---------------
Net Income..................................................       0.45
Cash Flow...................................................       0.52

     Veritas' management provided Evercore with adjusted estimates for PGS to reflect differences in projected market conditions in the multi-client data library market. Utilizing these adjusted estimates, and reflecting further adjustments related to purchase accounting, produced average implied ratios presented in the table below:

                                                              AVERAGE IMPLIED
                                                              RELATIVE RATIO
                                                              2001A TO 2003E
                                                                (ADJUSTED)
                                                              ---------------
Net Income..................................................       0.94
Cash Flow...................................................       0.48

     Relative Discounted Cash Flow Analysis. Evercore performed a discounted cash flow analysis on each of Veritas and PGS on a stand alone basis using financial projections that were based upon the financial estimates provided by the respective managements of Veritas and PGS for the calendar years 2002 and 2003. For the purposes of performing its analysis, Evercore assumed that the financial estimates for the calendar years 2004 through 2006 for each of Veritas and PGS were the same as the results for the calendar year 2003. Utilizing these projections, Evercore calculated the theoretical net present value of common equity for each of Veritas and PGS by adding the present value of (1) the projected stream of unlevered free cash flow after changes in working capital, capital expenditures and investment in multi-client data library, and (2) the projected value at the end of the calendar year 2006 (the "Terminal Value"), less the net debt and preferred stock, if applicable, of each company for the most recent quarter. Evercore applied discount rates for both companies ranging from 8.5% to 11.5%. Evercore applied a range of EBITDA multiples used to calculate Terminal Value of 2.0x to 4.0x for Veritas and 5.0x to 7.0x for PGS. These multiples were based on historical trading levels for each of the companies. Evercore compared the Relative Ratio of 0.38 to the implied ratios resulting from this analysis, which ranged from 0.61 to 0.74.

  ADDITIONAL ANALYSES

     In addition, Evercore considered other analyses for purposes of rendering its opinion.

     Trading Analysis of Selected Oil Service Companies. Evercore compared certain financial, operating and stock market data of Veritas and PGS to corresponding data of selected publicly traded oil service companies. Those companies were divided into four categories: seismic companies, a production services company, general oil service companies with equity value greater than $1 billion, and general oil service companies with equity value less than $1 billion. The companies included in Evercore's trading analysis are listed below.

            SEISMIC COMPANIES                     PRODUCTION SERVICES COMPANY
            -----------------                     ---------------------------
 Compagnie Generale de Geophysique, S.A.                IHC Caland N.V.
              Seitel, Inc.

      GENERAL OIL SERVICE COMPANIES              GENERAL OIL SERVICE COMPANIES
 (EQUITY VALUE GREATER THAN $1 BILLION)       (EQUITY VALUE LESS THAN $1 BILLION)
 --------------------------------------       -----------------------------------
           BJ Services Company                      Core Laboratories N.V.
       Cooper Cameron Corporation               Oceaneering International, Inc.
         National-Oilwell, Inc.                 Superior Energy Services, Inc.
        Smith International, Inc.                  W-H Energy Services, Inc.
             Tidewater Inc.

     Trading multiples for Veritas and PGS were based on estimates provided by the respective managements of Veritas and PGS. Evercore compared the trading levels of Veritas and PGS to each other and to those of the companies listed above. Cash flow was defined as net income plus depreciation and amortization (including amortization of multi-client data library, if applicable). The trading levels for

Veritas and PGS and the average trading levels for each of the four groups identified above are summarized in the following table.

                                           EQUITY VALUE TO:                ENTERPRISE VALUE TO:
                               -----------------------------------------   ---------------------
                                   NET INCOME             CASH FLOW               EBITDA
                               -------------------   -------------------   ---------------------
                               CY 2002E   CY 2003E   CY 2002E   CY 2003E   CY 2002E    CY 2003E
                               --------   --------   --------   --------   ---------   ---------
Veritas......................    13.9x      10.2x       1.8x       1.6x       2.0x        1.7x
PGS..........................     7.0        3.6        0.8        0.7        4.8         4.6
Seismic Companies
  Average....................    11.7x      10.3x       1.4x       2.4x       2.9x        2.4x
Production Services Company
  (one company only).........    18.0x      14.8x       8.5x       6.5x       7.9x        5.8x
General Oil Services
  Companies (equity value
  greater than $1 billion)
  Average....................    24.9x      18.1x      16.0x      12.3x      11.9x        9.2x
General Oil Services
  Companies (equity value
  less than $1 billion)
  Average....................    19.4x      13.1x       9.5x       7.4x       8.1x        6.4x

     Evercore noted that none of these companies were identical to either Veritas or PGS due to differences in business mix, size, capital structure and other factors. Accordingly, Evercore's trading analysis of selected oil services companies involved considerations and judgments concerning differences in financial and operational characteristics of Veritas and PGS that could affect their financial information and value relative to the companies to which they were being compared.

     Analysis of Selected Precedent Transactions. Evercore reviewed the implied transaction multiples and premiums paid in selected mergers and acquisitions involving oil service companies involved in stock-for-stock transactions with a market value greater than $250 million announced since January 1, 1998. Evercore further divided the selected transactions into two groups. The first group consisted of transactions announced in 1998 and 1999 and the second group consisted of transactions announced in 2000 and 2001.

              SELECTED TRANSACTIONS                                SELECTED TRANSACTIONS
            ANNOUNCED IN 1998 AND 1999                           ANNOUNCED IN 2000 AND 2001
            --------------------------                           --------------------------
Sedco Forex Holdings Limited/Transocean Offshore     Santa Fe International Corporation/Global Marine
Inc.                                                 Inc.
R&B Falcon Corporation/Cliffs Drilling Company       Pride International, Inc./Marine Drilling
Schlumberger Limited/Camco International Inc.        Companies, Inc.
Baker Hughes Incorporated/Western Atlas Inc.         Patterson Energy, Inc./UTI Energy Corp.
EVI, Inc./Weatherford Enterra, Inc.                  Transocean Sedco Forex Inc./R&B Falcon Corporation
Halliburton Company/Dresser Industries, Inc.         Tuboscope Inc./Varco International, Inc.
                                                     National-Oilwell, Inc./IRI International
                                                     Corporation

     The average multiples and premiums paid for these transactions are summarized below.

                                     EQUITY VALUE TO:      ENTERPRISE     PREMIUMS PAID
                                  ----------------------   VALUE TO:    -----------------
                                     LTM          LTM      ----------   ONE DAY   4 WEEKS
                                  NET INCOME   CASH FLOW   LTM EBITDA    PRIOR     PRIOR
                                  ----------   ---------   ----------   -------   -------
1998-1999
  Average.......................    17.2x        10.4x        8.7x        22%       20%
2000-2001
  Average.......................    22.1x        16.9x       19.8x        20%       28%

     Evercore also reviewed the premiums paid in selected friendly mergers and acquisitions involving stock-for-stock transactions with a market value greater than $250 million announced since January 1, 1998 where the equity market value of the acquirer was not more than twice the equity market value of the target. The premium is calculated based on the offer value for the common equity compared to trading levels four weeks prior to the announcement date. These results are summarized in the table below.

                                                              PERCENT OF TRANSACTIONS
PREMIUM PAID RANGE                                                  IN CATEGORY
------------------                                            -----------------------
Less than 0%................................................            21%
0%-20%......................................................            30%
20%-40%.....................................................            21%
40%-60%.....................................................             9%
60%-80%.....................................................            11%
Greater than 80%............................................             8%

     Evercore noted that because the Combination was conceived and structured as a strategic combination of equals, its analysis of implied valuation multiples and premiums paid in selected precedent transactions was less relevant to Evercore's opinion than certain other analyses.

     Pro Forma Merger Consequences Analysis. Relying on estimates provided by the respective managements of Veritas and PGS, with PGS's estimates adjusted by Veritas' management to reflect differences in multi-client data library accounting policies, Evercore reviewed pro forma effects of the Combination on Veritas' earnings per share and cash flow per share, based on assumptions regarding the Combination, including the accounting treatment for the Combination. Cash flow per share was defined as net income plus depreciation and amortization (including amortization of data library) per diluted share. The respective managements of Veritas and PGS also provided Evercore with estimates of certain synergies that are expected to occur as a result of the Merger. Based on the foregoing estimates, this analysis indicated that the Combination would be significantly accretive to Veritas' earnings per share in 2002 and 2003 and mildly accretive to Veritas' cash flow per share in 2002 and 2003.

     The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analysis or the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying Evercore's opinion. In arriving at its fairness determination, Evercore considered the results of numerous constituent analyses, including those summarized above. Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. No company or transaction used in any of the above analyses as a comparison is directly comparable to Veritas or PGS or the contemplated Combination. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Evercore's opinion to the Veritas Board of Directors was among the many factors taken into consideration by the Veritas Board of Directors in making its determination to approve the Merger Agreement and recommend the Combination. The parties to the Merger Agreement determined the Relative Ratio as the result of arms' length negotiations.

     Evercore is a nationally recognized investment banking firm that is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. Veritas retained Evercore based on these qualifications as well as its familiarity with Veritas and PGS.

     Under the terms of an engagement letter with Evercore entered into on September 26, 2001, Veritas agreed to pay Evercore a total fee of $5,000,000 for services rendered in connection with the Combination. Of this amount, $250,000 was due upon signing of the engagement letter, $1,500,000 was due upon delivery of Evercore's opinion and the balance is contingent upon the consummation of the Combination. Whether or not the transaction is completed, Veritas has agreed under the engagement letter to reimburse Evercore for all its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel, incurred in connection with its engagement by Veritas, and to indemnify Evercore against liabilities and expenses in connection with its engagement.

INTERESTS OF CERTAIN PERSONS IN THE COMBINATION

  PGS

     In considering the recommendation of the PGS board of directors to accept the Exchange Offer and tender your PGS Shares and PGS ADSs in the Exchange Offer, you should be aware that members of the PGS board of directors and PGS's executive officers may have interests in the Combination that differ from, or are in addition to, those of PGS's shareholders generally. The PGS board of directors was aware of these interests during its deliberations of the merits of the Combination and in determining to recommend to the PGS shareholders that they accept the Exchange Offer.

     Unvested Stock Options. Generally, all unvested options to purchase PGS Shares under PGS's Non-Employee Director Stock Option Plan, 2000 -- Incentive Share Option Plan, 1999 -- Incentive Share Option Plan and 1998/1 -- Incentive Share Option Plan will vest and become fully exercisable upon completion of the Combination. As of July 1, 2002, the number of unexercisable options held by directors and executive officers of PGS totaled 1,592,000, with exercise prices ranging from NOK103 to NOK160 per share (approximately $13.74 to $21.35 per share based on an exchange rate of $1.00 = NOK7.494). Any options assumed by VGS as described under "The Exchange Offer -- Assumption of PGS Options" will be vested and fully exercisable.

     Employment Agreements. Under employment agreements with PGS, Mr. Michaelsen and each of PGS's other executive officers will obtain specified benefits following the occurrence of a change of control. The Combination will constitute a change of control within the meaning of these executives' employment agreements. Specifically, upon the occurrence of a change of control, each of these executives will be entitled to receive a change of control payments equal to three times the sum of the executives' then-current base salary plus the highest bonus previously paid to the executive. Moreover, in the event that such a change of control payment occurs in conjunction with a termination of employment and is deemed to constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code, and an executive becomes liable for any excise tax or penalties or interest on those payments, VGS will pay in cash to any affected executive an amount equal to those excise taxes or penalties and any incremental income tax liability arising from such payments. These change of control payments, including payments for estimated excise taxes, would be equal to approximately $4.5 million for Mr. Michaelsen and $7.7 million for the other executive officers as a group. In addition, each such executive would be entitled to coverage under medical and dental plans of VGS for a period of three years, including coverage for any qualified dependents.

     Retirement Plans. Two of PGS's executive officers participate in PGS's supplemental executive retirement plan. The executives are scheduled, upon the attainment of age 65, to receive a single life annuity of $100,000 per year. Upon a change of control of PGS, all benefits under the plan immediately vest in full, and PGS is required to set aside funds to provide for all benefits that are, or may become, payable under the plan. The Combination will constitute a change of control within the meaning of the plan, and it is estimated that PGS
will be required to set aside approximately $          to provide for benefits
under the plan. Such funds are to be placed in an irrevocable grantor trust, which will be subject to the claims of creditors of PGS in the event of the insolvency or bankruptcy of PGS. If, at any time within 24 calendar months following a change of control of PGS, the employment of a participant in the plan is involuntarily terminated or terminated by the participant through a resignation for good reason (as defined in the plan), then the participant may elect to receive an immediate lump-sum distribution equal to the actuarial equivalent of the benefit under the plan, reduced by 5%.

     Deferred Compensation Agreement. PGS has entered into a deferred compensation agreement with Mr. Michael Mathews, under which Mr. Mathews will obtain specified benefits following the occurrence of a change in control. The Combination will constitute a change in control within the meaning of Mr. Mathews' deferred compensation agreement. Specifically, upon the occurrence of a change in control, Mr. Mathews will be entitled to receive an immediate lump sum payment of any deferred compensation amount credited to a separate bookkeeping account maintained by PGS for Mr. Mathews. This change of control payment would be equal to approximately $300,000, assuming the closing date of the Combination is September 30, 2002.

     VGS Incentive Plans. You should also be aware that, at the Special Meeting, Veritas shareholders will be voting on the approval and adoption of the VGS Inc. Employee Share Purchase Plan and the VGS Inc. Share Incentive Plan. Some of the current directors and officers of PGS will participate in those plans after the Combination.

  VERITAS

     Unvested Stock Options. Generally, all unvested options to purchase Veritas Shares under the Veritas DGC Inc. 1992 Non-Employee Director Stock Option Plan, the Veritas DGC Inc. 1992 Employee Non-Qualified Stock Option Plan and the Veritas DGC Inc. 2001 Key Employee Nonqualified Stock Option Plan will vest and become fully exercisable upon completion of the Combination. In addition, all restrictions on shares issued under the Veritas DGC Inc. Restricted Stock Plan and the Veritas DGC Inc. 2001 Key Employee Restricted Stock Plan will be removed. As of June 25, 2002, the number of unexercisable options held by directors and executive officers of Veritas totaled 447,484, with prices ranging from $4.13 to $34.40 per share. As of June 25, 2002, there were an aggregate of 10,631 restricted shares held by directors and executive officers of Veritas.

     Employment Agreements. Under employment agreements with Veritas, each of Messrs. Robson, Ludlow, Wells, Fitzgerald, Tripodo, VandenBrand and Worden will obtain specified benefits if his employment is terminated by VGS without cause or by that employee for good reason at any time during the two years following the Combination. Messrs. Robson and Fitzgerald will continue their employment with VGS following the Combination. Employment decisions relating to the remaining executive officers are expected to be made prior to the Combination. The Combination, however, will constitute a change of control within the meaning of these executives' employment agreements. Accordingly, the affected executive officers will obtain the benefits described below if their employment is terminated in either manner described above at any time during the two-year period immediately following the Combination. Each executive whose employment is so terminated would be entitled to continued coverage or reimbursement for or payment in lieu of certain medical and dental benefits for a period of 18 months. In addition, each executive whose employment is so terminated would become entitled to receive severance payments of approximately $2,145,648; $1,342,022; $1,292,560; $945,000; $1,148,080; $563,957; and $641,440, for
Messrs. Robson, Ludlow, Wells, Fitzgerald, Tripodo, VandenBrand and Worden, respectively. Moreover, in the event that any severance payment constitutes an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code, and any executive becomes liable for any excise tax or penalties or interest on those payments, VGS will pay in cash to any affected executive an amount equal to those excise taxes or penalties and any incremental income tax liability arising from such payments.

     VGS Incentive Plans. You should also be aware that, at the Special Meeting, Veritas shareholders will be voting on the approval and adoption of the VGS Inc. Employee Share Purchase Plan and the VGS Inc. Share Incentive Plan. Some of the current directors and officers of Veritas will participate in those plans after the Combination.

CONVERSION/EXCHANGE OF STOCK OPTIONS AND ASSUMPTION OF STOCK PLANS

     In connection with the Exchange Offer, VGS is offering to assume all options to purchase PGS Shares outstanding as of the effective time of the Veritas Merger and any rights under those options from the holders thereof. Please read "The Exchange Offer -- Assumption of PGS Options".

     Under the Merger Agreement, each option to acquire Veritas common stock will remain outstanding and be assumed by VGS. Each option to acquire Veritas common stock will be deemed to constitute an option to acquire the same number of VGS Shares and will be subject to the same terms and conditions as under the applicable Veritas stock option plan and option agreement, except that the options will become fully vested and exercisable as a result of the Combination under the "change of control" provisions of the Veritas stock option plans.

     VGS will assume the Veritas DGC Inc. 1992 Non-Employee Director Stock Option Plan, the Veritas DGC Inc. 1992 Employee Non-Qualified Stock Option Plan, the Veritas DGC Inc. 2001 Key Employee Nonqualified Stock Option Plan, the Veritas DGC Inc. Restricted Stock Plan and the Veritas DGC Inc. 2001 Key Employee Restricted Stock Plan for purposes of employing those plans to make grants of stock options and other awards based on VGS Shares following the closing of the Combination. As of June 30, 2002, the number of shares of Veritas common stock available for issuance under these plans was 369,921; 692,021; 1,515,514; 71,868 and 161,085.

EMPLOYEE BENEFIT MATTERS

     After the closing of the Combination, VGS will continue the employment of all employees of PGS, Veritas and their subsidiaries initially at the same salaries and wages paid to those employees immediately prior to the Combination. VGS, PGS and Veritas may, in their discretion, alter the salaries, wages and terms of employment of any employee at any time after the Combination, subject to contractual and legal obligations. Following the Combination, VGS and its subsidiaries will recognize service accrued by PGS and Veritas employees prior to the Combination under all VGS employee benefit plans in which each such employee is eligible to participate for purposes of determining their eligibility to participate, and also for purposes of determining the amount of their benefits under vacation pay, sick leave policies and life insurance programs. VGS will offer coverage to employees of PGS and Veritas under a group health plan that credits those employees towards the deductibles, coinsurance and maximum out-of-pocket provisions imposed under the group health plan for 2002 with any applicable expenses already incurred during 2002 under the group health plans of PGS and Veritas.

     Veritas and PGS will cooperate to (1) establish a process to promptly integrate compensation and benefit plans following the closing of the Combination, (2) establish severance pay policies for the employees of PGS and Veritas who are impacted by the Combination with terms that are consistently applicable to all similarly situated employees and (3) take appropriate and substantially consistent actions to retain key employees and provide for a smooth transition.

     Prior to the closing, VGS will adopt the VGS Inc. Share Incentive Plan more fully described under "Description of VGS Inc. Share Incentive Plan" and attached to this prospectus as Annex F and the VGS Inc. Employee Share Purchase Plan more fully described under "Description of VGS Inc. Employee Share Purchase Plan" and attached to this prospectus as Annex G. Assuming the plan is adopted, employees of PGS and Veritas will become eligible to participate in the VGS Inc. Employee Share Purchase Plan effective as soon as practicable following the closing of the Combination. In addition to the VGS Inc. Share Incentive Plan and the VGS Inc. Employee Share Purchase Plan, VGS's board of directors has also adopted the VGS Inc. Long Term Incentive Plan described under the caption "Description of VGS Inc. Long Term Incentive Plan". VGS intends to adopt additional employee incentive plans similar to those currently in effect for Veritas employees.

EFFECT OF THE COMBINATION ON THE VERITAS EXCHANGEABLE SHARES

     Two shares of special voting stock of Veritas are authorized and outstanding, each existing as a series of Veritas common stock. One special voting share was issued in 1996 in connection with a business combination transaction, and the other special voting share was issued in 1999 in connection with a business combination transaction. These special voting shares of Veritas possess a number of votes equal to the number of Veritas Energy Services Inc. Exchangeable Shares and Veritas Energy Services Inc. Class A Exchangeable Shares, Series 1 outstanding at any time. Veritas Energy Services Inc. is a wholly owned Canadian subsidiary of Veritas. These exchangeable shares were issued to provide beneficial Canadian tax treatments for the Canadian shareholders of the Canadian corporations participating in the business combination transactions. The exchangeable shares may be exchanged on a one-for-one basis for

Veritas common stock and, when coupled with the voting rights afforded by the special voting shares, have rights virtually identical to Veritas common stock.

     Following the Combination, each exchangeable share will become exchangeable on a one-for-one basis for VGS Shares without any action on the part of the holders of the exchangeable shares. After the Combination, the holders of exchangeable shares will have voting and other rights virtually identical to VGS Shares just as they had as to Veritas Shares prior to the Combination.

DIVIDENDS

     Following the Combination, the board of directors of VGS will determine its dividend policy. In formulating that policy, the board will consider such factors as VGS's financial condition, cash flow, earnings, cash requirements, restrictions contained in debt agreements and other relevant factors. For the foreseeable future after the Combination, VGS does not anticipate paying any dividends on its shares. Any future declaration, setting aside or payment of dividends by VGS will be subject to the discretion of its board of directors and will be payable only out of its accumulated profits or its share premium account or any other account or reserve permitted under Cayman Islands law.

ACCOUNTING TREATMENT AND CONSIDERATIONS

     The Combination will be accounted for as a purchase under generally accepted accounting principles in the United States. Veritas will be the acquirer for financial accounting purposes. Accordingly:

     - the historical bases of Veritas in its assets and liabilities will be carried forward to the financial statements of VGS;

     - the assets and liabilities of PGS will be revalued in the financial statements of VGS to their estimated fair values at the date of the Combination; and

     - the excess of the sum of such fair values over the purchase price will be treated as negative goodwill and recorded in the financial statements of VGS as a pro-rata reduction in the estimated fair value of the noncurrent assets of PGS.

     The purchase price will be calculated as described under "Unaudited Pro Forma Combined Condensed Financial Statements".

     Under new U.S. accounting principles that will apply to VGS, any goodwill carried on its financial statements will not be amortized annually, but rather will be tested annually in future years for impairment on a reporting unit basis.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO PGS SHAREHOLDERS

  SCOPE OF DISCUSSION

     The following general discussion summarizes the anticipated material U.S. tax consequences to holders of PGS Shares or PGS ADSs of (1) the Exchange Offer and the mandatory offer and the compulsory acquisition described below under "-- Mandatory Offer Procedures and Compulsory Acquisition of Remaining Outstanding PGS Shares" and (2) the ownership and disposition of VGS Shares received in exchange for PGS Shares and PGS ADSs in the Exchange Offer. This discussion is based upon existing U.S. tax law, including legislation, regulations, administrative rulings and court decisions, as in effect on the date of this prospectus, all of which are subject to change, possibly with retroactive effect. No ruling has been or will be requested from the U.S. Internal Revenue Service on any tax matter relating to the consequences of the Exchange Offer, the mandatory offer or the compulsory acquisition.

     For purposes of this discussion:

     - a "U.S. holder" is a beneficial owner of PGS Shares or PGS ADSs that, for U.S. tax purposes, is (1) an individual citizen or resident of the United States, (2) a corporation or any other entity taxable as a corporation created or organized in or under the laws of the United States or of a state of the United States or the District of Columbia or (3) a trust or estate treated as a domestic trust or estate;

     - a "non-U.S. holder" is any beneficial owner of PGS Shares and PGS ADSs other than a U.S. holder; and

     - the term "U.S. tax" means U.S. federal income tax under the Internal Revenue Code.

     This discussion assumes that U.S. holders hold their PGS Shares and PGS ADSs and the VGS Shares that they receive in the Exchange Offer as capital assets. Tax consequences which are different from or in addition to those here described may apply to holders who are subject to special treatment under U.S. tax law, such as:

     - tax-exempt organizations;

     - financial institutions, insurance companies, broker-dealers and persons whose principal business is trading in stocks or securities for their own account;

     - persons who hold their PGS Shares or PGS ADSs as part of a hedge, straddle, wash sale, synthetic security, conversion transaction or other integrated investment comprised of PGS Shares or PGS ADSs and one or more other investments;

     - persons whose "functional currency" is other than the U.S. dollar;

     - persons who acquired their shares in compensatory transactions;

     - persons who have previously been, but are no longer, citizens or residents of the United States;

     - non-U.S. holders who are or have previously been engaged in the conduct of a trade or business in the United States; or

     - persons who own or have owned, actually or constructively, stock possessing at least 10% of the total combined voting power of all PGS stock or who, after the Combination, will own, actually or constructively, stock possessing at least 10% of the total combined voting power of all VGS stock.

     In the case of a shareholder that is a partnership, determinations as to tax consequences generally will be made at the partner level, but special considerations not here set forth may apply.

     This discussion is limited to U.S. federal income tax considerations and does not address other U.S. federal tax considerations or state, local or non-U.S. tax considerations. It also does not address any alternative minimum tax considerations.

     This summary is not a substitute for an individual analysis of the tax consequences of the Exchange Offer, the mandatory offer or the compulsory acquisition to a PGS shareholder. Each PGS shareholder is urged to consult a tax advisor as to the U.S. tax consequences of the transaction and of the ownership and disposition of VGS Shares, including any such consequences arising from the particular facts and circumstances of the PGS shareholder, and as to any estate, gift, state, local or non-U.S. tax consequences thereof.

  MATERIAL U.S. TAX CONSEQUENCES OF THE EXCHANGE OFFER, THE MANDATORY OFFER AND THE COMPULSORY ACQUISITION TO U.S. HOLDERS

     While the specific U.S. tax consequences of the Exchange Offer will depend on the particular facts and circumstances of the Combination, PGS and VGS believe it is likely that the Exchange Offer will be a taxable transaction to any U.S. holder that exchanges its PGS Shares or PGS ADSs for VGS Shares in the Exchange Offer. Moreover, the exchange by a U.S. holder of its PGS Shares or PGS ADSs for cash in the mandatory offer or the compulsory acquisition will also be a taxable transaction. Assuming the Exchange Offer is a taxable transaction:

     - U.S. holders will recognize gain or loss, if any, on the exchange in connection with the Exchange Offer, the mandatory offer and the compulsory acquisition of PGS Shares or PGS ADSs for VGS Shares and/or cash (including cash instead of fractional shares) equal to the difference between (1) the fair market value of the VGS Shares and cash received by the holder and (2) the holder's adjusted tax basis in the PGS Shares or PGS ADSs exchanged therefor. Any such gain or loss will be recognized by the shareholder on the date the shares and/or cash are received on behalf of the shareholder by the Norwegian receiving agent or U.S. exchange agent, even if the shareholder itself does not receive the shares and/or cash until a later date. For the purposes of determining any such gain or loss, the amount of cash received by the holder in Norwegian kroner generally will be calculated by reference to the exchange rate in effect on the closing date of the Exchange Offer. Upon the conversion of such kroner into U.S. dollars, the holder generally will recognize gain or loss equal to the difference between the amount of such U.S. dollars and the value of such kroner on the date of closing of the Exchange Offer.

     - The tax basis of the VGS Shares will be equal to their fair market value on the date of closing of the Exchange Offer.

     - The holding period of the VGS Shares will commence on the day after the date of closing of the Exchange Offer.

     Any recognized gain or loss generally will be capital gain or loss and will constitute long-term capital gain or loss if the U.S. holder's holding period for the PGS Shares or PGS ADSs is greater than one year as of the date of closing of the Exchange Offer. Notwithstanding the foregoing, the cash received by a U.S. holder that exchanges its PGS Shares or PGS ADSs for cash in the mandatory offer or the compulsory acquisition might in some circumstances be treated as ordinary income (without reduction for the holder's adjusted tax basis in those PGS Shares or PGS ADSs). Such a U.S. holder should consult its tax advisor as to the circumstances in which the receipt of cash could be so treated. Moreover, any gain or loss on the conversion of Norwegian kroner received in connection with the Exchange Offer, the mandatory offer or the compulsory acquisition into U.S. dollars generally will be ordinary income or loss. For some U.S. holders, including individuals, long-term capital gain generally will be taxed at a maximum U.S. federal income tax rate of 20%. The deductibility of capital losses is subject to limitations.

  MATERIAL U.S. TAX CONSEQUENCES TO U.S. HOLDERS OF OWNING AND DISPOSING OF VGS SHARES

     The following discussion summarizes the material U.S. tax consequences of the ownership and disposition of VGS Shares received by U.S. holders in the Exchange Offer.

     U.S. holders will be required to include in gross income as ordinary income the gross amount of any distribution on the VGS Shares, to the extent that the distribution is paid out of VGS's current or accumulated earnings and profits as determined for U.S. tax purposes, which we refer to as a "dividend". These dividends will not be eligible for the dividends-received deduction, which generally is allowed to United States corporate shareholders on dividends received from a domestic corporation. Distributions in excess of current and accumulated earnings and profits will be applied first to reduce the U.S. holder's tax basis in the holder's shares, and thereafter will constitute gain from a sale or other taxable disposition of the shares.

     Although, for foreign tax credit purposes, dividends paid by a foreign corporation generally are foreign-source income, under Section 904(g) of the Internal Revenue Code, dividends paid by a foreign corporation that is treated as more than 50%-owned by United States persons may be treated as U.S.-source income for foreign tax credit purposes, to the extent that the foreign corporation itself has more than an insignificant amount of U.S.-source income. A portion of the dividends paid by VGS could be treated as U.S.-source income under Section 904(g).

     A U.S. holder of VGS Shares generally will recognize gain or loss for U.S. tax purposes upon the sale or other taxable disposition of such shares in an amount equal to the difference between the amount realized from such sale or other taxable disposition and the U.S. holder's adjusted tax basis in such shares. That gain or loss will be a capital gain or loss and, in the case of some U.S. holders, including individuals, any such gain would be subject to U.S. tax at a maximum rate of 20% if the holder's holding period for the VGS Shares at the time of the disposition exceeds one year. Such gain or loss generally will be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

  SPECIAL RULES FOR PASSIVE FOREIGN INVESTMENT COMPANIES

     For U.S. tax purposes, a foreign corporation, such as PGS or VGS, is classified as a passive foreign investment company, or a "PFIC", for each taxable year in which either (1) 75% or more of its gross income is passive income (as defined for U.S. tax purposes) or (2) on average for such taxable year, 50% or more in value of its assets produce passive income or are held for the production of passive income. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets of and to receive directly its proportionate share of the income of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock. Under the Internal Revenue Code, passive income generally includes dividends, interest, certain rents and royalties, gains from the disposition of passive assets and gains from certain commodities transactions.

     PGS believes that it is not nor has it ever been a PFIC. Moreover, based upon estimates with respect to its income, assets and operations, VGS believes that it will not be a PFIC immediately following the Combination, and it does not anticipate becoming a PFIC in the foreseeable future. However, since the determination of PFIC status will be made on an annual basis and will depend upon the composition of the income and assets of VGS and its subsidiaries, and the nature of the activities of VGS and its subsidiaries, from time to time, there can be no assurance that VGS will not be considered a PFIC for any taxable year.

     Classification of a foreign corporation as a PFIC can have various adverse U.S. tax consequences to U.S. holders. These include taxation of gain on a sale or other disposition of the shares of the corporation (possibly including a disposition by way of gift or exchange in a corporate reorganization, or the grant of the stock as security for a loan) at ordinary income rates and imposition of an interest charge on gain or on distributions with respect to the shares. Accordingly, if PGS or VGS is classified as a PFIC, such classification could change the tax consequences described above of the Exchange Offer, the mandatory offer and the compulsory acquisition or of distributions by VGS and sales or exchanges of VGS Shares. Moreover, a step-up in the tax basis of the stock of a PFIC may not be available upon the death of an individual U.S. holder.

     If VGS determines in the future that it is a PFIC, it will endeavor to so notify U.S. holders, although there can be no assurance that it will be able to do so in a timely and complete manner. U.S. holders are urged to consult their own tax advisors about the PFIC rules, including the availability of certain elections.

  UNITED STATES INFORMATION REPORTING AND BACKUP WITHHOLDING WITH RESPECT TO U.S. HOLDERS

     To ensure that backup withholding will not apply with respect to the cash, if any, received in the Exchange Offer, the mandatory offer or the compulsory acquisition, a U.S. holder must either (1) provide the exchange agent with its taxpayer identification number by completing the substitute Form W-9 included in the letter of transmittal or (2) otherwise establish a basis for exemption. Information reporting requirements and backup withholding also may apply to dividends on VGS Shares and the cash proceeds of a sale of the VGS Shares. Backup withholding currently is imposed at a 30% rate. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a U.S. holder's U.S. tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS. Cash paid in the

Exchange Offer, the mandatory offer and the compulsory acquisition and dividends paid by VGS will be reported to the IRS and the relevant shareholders to the extent required by the Internal Revenue Code.

  MATERIAL U.S. TAX CONSEQUENCES TO NON-U.S. HOLDERS

     A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on an exchange of PGS Shares or PGS ADSs in connection with the Exchange Offer, the mandatory offer or the compulsory acquisition, or a sale or other disposition of VGS Shares, as long as:

     - that gain is not effectively connected with the conduct by the holder of a trade or business within the United States or, if a tax treaty applies, is not attributable to a permanent establishment or fixed base maintained by the holder in the United States;

     - in the case of certain capital gains, the holder either is not present in the United States for 183 days or more during the taxable year in which the capital gain is recognized or otherwise qualifies for an exemption; and

     - the holder qualifies for an exemption from backup withholding, as discussed below.

     A non-U.S. holder generally will not be subject to U.S. tax on distributions made by VGS on the VGS Shares.

     In order to qualify for an exemption from backup withholding tax on dividends on and gain from dispositions of the VGS Shares, a non-U.S. holder may be required to certify the holder's foreign status or otherwise establish an exemption.

MATERIAL NORWEGIAN TAX CONSEQUENCES TO PGS SHAREHOLDERS

  SCOPE OF DISCUSSION

     The following discussion summarizes the material Norwegian tax consequences to shareholders of PGS who are resident in Norway for tax purposes of (1) the Exchange Offer and the mandatory offer and the compulsory acquisition described below under "-- Mandatory Offer Procedures and Compulsory Acquisition of Remaining Outstanding PGS Shares" and (2) the ownership and disposition of VGS Shares received in exchange for PGS Shares in the Exchange Offer. This discussion is based upon existing Norwegian tax law, including legislation, regulations, administrative rulings and court decisions, as in effect on the date of this prospectus, all of which are subject to change, possibly with retroactive effect. The summary does not discuss all aspects that may be relevant to the Norwegian PGS shareholders. PGS shareholders are urged to consult their tax advisers to determine the particular tax consequences to them and the applicability and effect of any local or foreign tax law and of changes in applicable tax laws. Shareholders resident outside of Norway are urged to consult their own tax advisers to determine the tax consequences to them.

  MATERIAL NORWEGIAN TAX CONSEQUENCES OF THE EXCHANGE OFFER, THE MANDATORY OFFER AND THE COMPULSORY ACQUISITION

     For shareholders tax resident in Norway, the exchange of PGS Shares for VGS Shares under the Exchange Offer or the mandatory offer will be a taxable transaction under Norwegian tax provisions. Moreover, the exchange by a Norwegian shareholder of its PGS Shares for cash in the mandatory offer or the compulsory acquisition will be a taxable transaction under the Norwegian tax provisions. Shareholders resident in Norway for tax purposes will be liable for income tax in respect of capital gains arising upon the disposal of the PGS Shares. Correspondingly, losses upon disposal of the PGS Shares will reduce taxable income of Norwegian shareholders. Gains will be taxable as ordinary income and losses will be allowed as a deduction from ordinary income in the year of sale.

     The capital gain or loss on each PGS Share will be equal to the difference between the consideration received and the adjusted base cost. Consideration in the form of VGS Shares will be deemed to be equal to the fair value of the VGS Shares as of the closing date of the Exchange Offer or, if VGS Shares are offered, as of the closing date of the mandatory offer for holders of PGS Shares and PGS ADSs accepting VGS Shares in lieu of cash in the mandatory offer. The adjusted base cost is the acquisition price adjusted up or down in accordance with the changes in the taxed capital of PGS during the time the shareholder has been the owner of the shares. This adjustment is sometimes referred to as the RISK adjustment. The adjustment of the base cost for each tax year is allocated to the owner of the PGS Shares on January 1 of the following year.

     If the Norwegian shareholder disposes of only a portion of such shareholder's shares, then the first in-first out principle will be applied in determining the cost base of the shares sold.

     Costs in connection with both the purchase and sale of shares are deductible when calculating capital gain or loss.

     PGS, on behalf of its Norwegian shareholders, has applied for a conditional tax exemption from the Ministry of Finance related to the exchange of PGS Shares for VGS Shares under the Exchange Offer or the mandatory offer. The application is still pending. If approved, such tax exemptions are normally granted on the following conditions, among others:

     - the base cost when determining the gain or loss on the VGS Shares will be equal to the base cost of the PGS Shares at the time when the PGS Shares are exchanged for VGS Shares;

     - gains arising upon disposal of the VGS Shares will be taxable in Norway without deduction of tax paid to a foreign country; and

     - the Norwegian PGS shareholders must send a notification to their local tax offices that the conditions mentioned in the first two bullet points are accepted.

     Non-Norwegian shareholders are not normally subject to capital gains tax in Norway on the sale or other taxable disposition of shares. A tax liability in Norway may arise if (1) the shares were effectively connected with a business carried out or managed from Norway or (2) the shareholder has previously been resident in Norway for tax purposes and the shares are sold within five years of the expiration of the calendar year when the shareholder's residency for tax purposes in Norway ceased. In both cases, the Norwegian tax liability may be limited by tax treaties. When a non-resident owner is taxable in Norway on the sale of shares, the calculation of the capital gain or loss follows the same principles as described above for Norwegian shareholders.

  MATERIAL NORWEGIAN TAX CONSEQUENCES OF OWNING AND DISPOSING OF VGS SHARES

     The following discussion summarizes the material Norwegian tax consequences of the ownership and disposition of VGS Shares received by PGS shareholders in the Exchange Offer or mandatory offer.

     Shareholders who are tax resident in Norway will be required to include, as ordinary income, the gross amount of any dividend on the VGS Shares.

     A holder of VGS Shares who is resident in Norway for tax purposes will recognize gain or loss for Norwegian tax purposes upon the sale or other taxable disposition of such shares in an amount equal to the difference between the amount realized from such sale or from other taxable dispositions and the shareholder's tax basis in such shares. The tax basis will correspond to the acquisition cost of the shares. The RISK regulation system described above will not apply. Costs in connection with both the purchase and sale of shares are deductible when calculating capital gain or loss.

     If a tax exemption is granted by the Ministry of Finance, the acquisition cost for those shareholders who have exchanged PGS Shares for VGS Shares under the tax exemption will correspond to the adjusted base cost of the PGS Shares at the time of exchange. See "-- Material Norwegian Tax Consequences of the Exchange Offer, the Mandatory Offer and the Compulsory Acquisition".

     Shareholders resident in Norway will be subject to a wealth tax on their shareholdings in VGS. The value, for wealth tax purposes, of listed shares is equal to the market price on January 1 of the assessment year.

  THE NOKUS-PROVISIONS

     Shareholders who are Norwegian tax subjects may be subject to the provisions concerning Norwegian controlled companies in a low tax jurisdiction if those shareholders own or control in the aggregate:

     - 60% or more of a company resident in a low tax jurisdiction at one year end; or

     - 50% or more of such company over two year ends.

     In that case, those shareholders will be subject to Norwegian tax on a proportionate part of the profits of the company resident in a low tax jurisdiction, irrespective of any dividend distribution. If the VGS Shares are held through a NOKUS company, the tax consequences will be as if the Norwegian owner had held the shares directly in relation to Norwegian rules on capital gains and dividends.

MATERIAL CAYMAN ISLANDS TAX CONSEQUENCES

     The following discussion summarizes the material Cayman Islands tax consequences of the Exchange Offer and of holding VGS Shares based on the opinion of Maples and Calder, VGS's special counsel in the Cayman Islands. Shareholders of PGS are encouraged to consult their own tax advisors as to the tax consequences of the Exchange Offer and the holding of VGS Shares.

     There is, at present, no direct taxation in the Cayman Islands. Thus, based on current law, the Cayman Islands tax aspects are as follows:

     - As to the consequences of the Exchange Offer, there will be no Cayman Islands taxation or withholding imposed on PGS, VGS or any person that exchanges PGS Shares or PGS ADSs for VGS Shares.

     - As to the consequences of holding VGS Shares, there will be no Cayman Islands taxation or withholding with respect to dividends on the VGS Shares or on a sale, exchange, redemption or other disposition of VGS Shares.

     VGS has been incorporated in the Cayman Islands as an exempted company and, as such, has applied for, and obtained, an undertaking from the Governor-in-Council of the Cayman Islands to the effect that, for a period of twenty years, no tax to be levied on profits, income, gains or appreciations will apply to VGS or its operations and no such taxes and no tax in the nature of estate duty or inheritance tax will be payable in respect of the VGS Shares. Accordingly, it is not envisaged that VGS will be subject to any taxation in the Cayman Islands other than incidental registry fees, annual registration fees and stamp duties on certain instruments entered into by it.

     There currently are no withholding taxes or exchange control regulations in the Cayman Islands applicable to VGS or its shareholders. There currently are no estate duty, gifts or gains taxes in the Cayman Islands that would apply to the VGS Shares or any income or gains derived from such shares or transfers or redemptions effected in respect of such shares.

REGULATORY MATTERS

     The applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired. In addition, the relevant authorities in the United Kingdom have decided not to refer the Combination to the U.K. Competition Commission, which means that the Combination has been cleared in the United Kingdom.

     Each state in the United States in which PGS or Veritas has operations also may review the Combination under state antitrust laws. In addition, the appropriate regulatory authorities in certain other countries where PGS or Veritas conducts business may require regulatory approvals or filings.

     The applicable waiting period under the Norwegian 1994 Act on Control of Business Acquisitions has expired and the Exchange Offer may proceed without conditions under that act. In addition, the Norwegian Competition Authority has indicated that the authority will not intervene in the Combination.

     At any time before the closing of the Combination, the U.S. Justice Department, the U.S. Federal Trade Commission, a U.S. state or non-U.S. governmental authority or a private person or an entity could seek under the antitrust laws, among other things, to enjoin the Combination or to cause PGS or Veritas to divest assets or businesses as a condition to completion of the Combination. Furthermore, any of the relevant governmental authorities or a private person or entity could seek, under antitrust laws, to take action against VGS after the completion of the Combination. If a challenge to the Combination is made, VGS, PGS and Veritas may not prevail. The obligations of PGS and Veritas to consummate the Combination are subject to the condition that there be no decree, order or injunction of a U.S. or non-U.S. court of competent jurisdiction or other governmental authority that prohibits the consummation of the Combination. Each party has agreed to use its commercially reasonable best efforts to have any such decree, order or injunction lifted or vacated.

     PGS and Veritas believe that they will obtain all material required regulatory approvals prior to the expiration date of the Exchange Offer and the date of the Veritas Special Meeting. However, it is not certain that all approvals will be received by that time, or at all, and governmental authorities may impose unfavorable conditions for granting the required approvals.

U.S. FEDERAL AND CANADIAN SECURITIES LAWS CONSEQUENCES; RESALE RESTRICTIONS

     All VGS Shares that will be distributed to shareholders of Veritas in the Merger will be freely transferable, except for restrictions applicable to "affiliates" of Veritas. Persons who are deemed to be affiliates of Veritas may resell VGS Shares received by them only in transactions permitted by the resale provisions of Rule 145 or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Veritas generally include executive officers, directors and significant shareholders of Veritas. The Merger Agreement requires Veritas to cause each of its directors and executive officers who Veritas believes may be deemed to be affiliates of Veritas to execute a written agreement to the effect that those persons will not sell, assign or transfer any of the VGS Shares issued to them in the Combination unless that sale, assignment or transfer has been registered under the Securities Act, is in conformity with Rule 145 or is otherwise exempt from the registration requirements under the Securities Act.

     The issuance of VGS Shares in the Combination to PGS and Veritas shareholders resident in Canada will be exempt from the registration and prospectus requirements of applicable Canadian securities legislation. These VGS Shares will be freely transferable in Canada, subject to the conditions that no unusual effort is made to prepare the market or create a demand for the shares, and no extraordinary commission or consideration is paid in respect of the resale, and the customary restrictions applicable to distributions of securities by control persons and persons in a "special relationship" with VGS, in accordance with available prospectus exemptions under applicable Canadian securities legislation and rulings or orders of provincial securities regulatory authorities in Canada, where necessary.

     This prospectus does not cover any resales of the VGS Shares to be received by PGS's or Veritas' shareholders in the Combination, and no person is authorized to make any use of this prospectus in connection with any resale.

RIGHTS OF DISSENTING SHAREHOLDERS

     Under Delaware law, Veritas stockholders do not have appraisal rights in connection with the Combination because the VGS Shares to be issued to Veritas stockholders will be listed on the New York Stock Exchange at the time of issuance. For a description of the rights of PGS shareholders to seek a valuation of their shares in connection with a compulsory acquisition, please read "-- Mandatory Offer Procedures and Compulsory Acquisition of Remaining Outstanding PGS Shares" and "Comparison of Shareholder Rights -- Appraisal and Dissenters' Rights and Compulsory Acquisition".

CONTRACTUAL RELATIONSHIPS BETWEEN PGS AND VERITAS

     Except for the Merger Agreement, there are no material contractual relationships between PGS and Veritas.

STOCK EXCHANGE LISTING

     VGS is applying for listing of the VGS Shares to be issued in connection with the Combination on the New York Stock Exchange under the symbol "VTS", on the Oslo Stock Exchange under the symbol "VTS" and on The Toronto Stock Exchange under the symbol "VTS". Listing of the VGS Shares on the NYSE is a condition to closing of the Combination. Under the Merger Agreement, VGS has agreed to use commercially reasonably efforts to obtain approval for listing of VGS Shares on the OSE and TSE, subject to official notice of issuance. In connection with any listings on the OSE and on the TSE, the parties are not required to enter into any arrangements the parties believe would prove disadvantageous to VGS, and neither the OSE nor the TSE listing is a condition to closing.

MANDATORY OFFER PROCEDURES AND COMPULSORY ACQUISITION OF REMAINING OUTSTANDING PGS SHARES

  MANDATORY OFFER

     If VGS acquires and holds PGS Shares representing more than 40% of the voting rights in PGS, under the Exchange Offer or otherwise, VGS will be required under Section 4-1 of the Norwegian Securities Trading Act 1997 to commence a mandatory offer for the remaining shares without undue delay and no later than four weeks after the date such ownership has been achieved. PGS's articles of association include provisions that effectively lower the statutory threshold of 40% to 33 1/3%. For this purpose, VGS is not treated as having acquired PGS Shares under the Exchange Offer until all conditions to the Exchange Offer have been satisfied, deemed satisfied or waived. See "The Merger Agreement -- Conditions to the Merger and the Exchange Offer". The offer price under the mandatory offer will be unconditional and settled in cash (or include a cash alternative) and must be equal to, or higher than, the highest price paid by VGS for PGS Shares or agreed upon by VGS in the six-month period prior to the obligation to make a mandatory offer being triggered. In addition to offering cash, VGS reserves the right to offer holders of PGS Shares subject to the mandatory offer the option to exchange their PGS Shares for VGS Shares at the same exchange ratio as offered in the Exchange Offer. For the purpose of determining the consideration paid by VGS under the Exchange Offer, the valuation will be based on the volume weighted average sales price per share quoted for the Veritas common stock on the NYSE times 0.38 and the volume weighted average sales price per share quoted for the PGS Shares on the Oslo Stock Exchange for a period prior to the date on which the obligation to make a mandatory offer is triggered. This valuation will be determined after consultation with the Oslo Stock Exchange. The calculation of the offer price in Norwegian kroner will be based on the kroner to U.S. dollar exchange rates for the same period. If it is clear that the market price for PGS Shares when the mandatory offer obligation is triggered is higher than the offer price, the offer price must be increased so that it is at least as high as such market price. VGS must provide a bank guarantee for the settlement under the mandatory offer. The bank guarantee must be issued by a financial institution licensed to conduct business in Norway.

  COMPULSORY ACQUISITION

     If as a result of the Exchange Offer, the mandatory offer or otherwise, VGS acquires and holds more than 90% of the total issued shares and voting rights in PGS then outstanding (including those represented by PGS ADSs), Section 4-25 of the Norwegian Public Limited Companies Act 1997 will apply. Under this section, VGS will have the right (and each remaining holder of PGS Shares would have the right to require VGS) to effect a compulsory acquisition whereby VGS will acquire all remaining PGS Shares not already owned by VGS. If such 90% threshold is obtained, under the Merger Agreement VGS must exercise this right.

     If VGS directly or indirectly has become the holder of more than 90% of the total number of PGS Shares and voting rights in PGS, VGS intends to commence the compulsory acquisition concurrently with the commencement of the mandatory offer. In the compulsory acquisition, VGS must offer a redemption price in cash for the PGS Shares held by the minority shareholders of PGS, and deposit the total redemption price offered into a separate account with a bank in Norway. The compulsory acquisition will apply to all of the remaining PGS Shares (including those represented by PGS ADSs) not owned by

VGS. Upon the consummation of a compulsory acquisition by VGS, PGS will become a wholly owned subsidiary of VGS, and the holders of PGS Shares subject to the compulsory acquisition will be treated as creditors of VGS. The PGS Shares subject to the compulsory acquisition will, upon commencement of the compulsory acquisition, be blocked in VPS for transfer to a VPS account belonging to VGS and will no longer be tradable on the Oslo Stock Exchange. PGS Shares are expected to continue to be listed on the Oslo Stock Exchange until the mandatory offer has been completed.

     If the compulsory acquisition offer is made in writing to all the remaining holders of PGS Shares who have a known address, and that offer is published in the Norwegian Official Gazette (Norsk Lysingsblad) and in a newspaper that is commonly read where PGS is domiciled, VGS will have the right to and intends to set a deadline of two months from the offer being published for the holders of PGS Shares to raise objections to or decline the offer. Under Section 4-25 of the Norwegian Public Limited Companies Act 1997, any holder of PGS Shares from which VGS has not received any objections or refusal before the expiration of the deadline will be regarded as having accepted the offered redemption price. For holders of PGS Shares who do object or who do not accept the redemption price offered in the compulsory acquisition, the price per PGS Share will be appraised by a Norwegian court. The court may assess the value of the PGS Shares at its discretion. The court is, among other things, likely to deem relevant the consideration paid under the Exchange Offer and the mandatory offer. VGS generally will bear the costs incurred in connection with the court's determination of the redemption price.

     If VGS combines the mandatory offer and the compulsory acquisition, the alternatives available to the holders of PGS Shares at that time can be summarized as follows:

     - The holder can accept the cash or any VGS Share consideration offered under the mandatory offer before the expiration of the acceptance period.

     - The holder can refrain from taking any actions. In such case, that holder will be regarded as having accepted the offered redemption price upon expiration of the announcement period of two months under the compulsory acquisition.

     - The holder can object to or reject the cash consideration offered under the compulsory acquisition within the expiration of the announcement period of two months. In such case, a Norwegian court will determine the cash consideration to be paid by VGS for such shares.

     A holder of PGS Shares may only choose one of the above alternatives. The choice will impact when such holder receives payment for his shares.

FINANCING ARRANGEMENTS FOR MANDATORY OFFER AND COMPULSORY ACQUISITION OF PGS SHARES

     The Combination is conditioned on, among other things, Veritas having in effect definitive credit agreements or binding commitments providing for credit capacity aggregating $235 million. In addition, VGS and Veritas are exploring the feasibility of obtaining sources of financing that may be used to provide funds to purchase PGS Shares or PGS ADSs in the mandatory offer and the compulsory acquisition. Assuming that (1) the total number of outstanding PGS
Shares (including those represented by PGS ADSs), is           , (2) an
aggregate number of PGS Shares (including those represented by PGS ADSs) are tendered and accepted in the Exchange Offer representing 90% of the outstanding PGS Shares (including those represented by PGS ADSs) and (3) an applicable PGS
share price of $     per share, then the aggregate amount of funds required by
VGS to purchase the remaining PGS Shares (including those represented by PGS
ADSs) would be $     million. VGS currently expects to obtain all funds required on its part to effect such mandatory offer and compulsory acquisition from either or a combination of such Veritas and VGS sources.

DELISTING OF PGS SHARES

     Following the consummation of the Combination, VGS intends to present a proposal to a general meeting of PGS to delist the PGS shares from the Oslo Stock Exchange. It is expected that the PGS shares will be delisted from the Oslo Stock Exchange as soon as possible after the mandatory offer period.

However, the PGS shares will not be tradable at the Oslo Stock Exchange after the commencement of the compulsory acquisition offer, even if such commencement occurs prior to the delisting. See "-- Mandatory Offer Procedures and Compulsory Acquisition of Remaining Outstanding PGS Shares".

                              THE MERGER AGREEMENT

     The following is a summary of the Merger Agreement, as amended by the First Amendment. It does not contain all of the information that is important to you. To understand the Combination more fully, and for a more complete legal description of the Combination, you should read carefully the entire prospectus, including the annexes. The merger agreement that provides for the Exchange Offer, the Merger and related transactions is attached to this prospectus as Annex A-1, and the first amendment to the merger agreement is attached to this prospectus as Annex A-2, and both are incorporated in this prospectus by reference. We encourage you to read the merger agreement and the first amendment carefully.

VERITAS MERGER

     At the effective time of the Merger, an indirect, wholly owned subsidiary of Veritas, Veritas Merger Sub, will merge into Veritas with Veritas surviving as an indirect, wholly owned subsidiary of VGS. The closing of the Merger will take place promptly after all of the conditions to the Merger described in "-- Conditions to the Merger and the Exchange Offer" are fulfilled or waived. The Merger will be effective when VGS, PGS and Veritas file a certificate of merger with the Secretary of State of the State of Delaware or at a later time as they agree and specify in the certificate of merger. In any event, the effective time will occur promptly following the time of acceptance of PGS Shares and PGS ADSs following the expiration date of the Exchange Offer.

     In the Merger, each holder of Veritas common stock will receive one VGS Share for each share of Veritas common stock held. The parties expect there will be outstanding immediately before the effective time of the Merger an aggregate of approximately 31 million shares of Veritas common stock and approximately 1.5 million shares of exchangeable stock exchangeable into an aggregate of 1.5 million shares of Veritas common stock.

     Each outstanding ordinary share of Veritas stock designated "Special Voting Stock, Series 1" and each ordinary share of Veritas stock designated "ERS Special Voting Stock" will become a right to receive one ordinary share of VGS designated "Special Voting Stock, Series 1" and one ordinary share of VGS designated "Special Voting Stock, Series 2", respectively. Each exchangeable share and Class A exchangeable share series 1 of Veritas Energy Services, Inc., a Canadian subsidiary of Veritas, currently exchangeable for one share of Veritas common stock will become exchangeable for one VGS Share, and VGS and Veritas will cause Veritas Energy Services and the trustees to the Voting and Trust Agreements between Veritas and Veritas Energy Services dated as of August 30, 1996 and September 30, 1999, to enter into such agreements and other documents that are necessary to reflect that the exchangeable shares will be exchangeable for VGS Shares.

     Each option to purchase shares of Veritas common stock granted to Veritas employees and directors under Veritas' stock option plans that is outstanding and not exercised before the effective time of the Merger will be amended and modified to become an option to purchase VGS Shares.

     If, before the effective time of the Merger, VGS changes the number of its shares or Veritas changes the number of shares of its common stock that are issued and outstanding, in either case as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction VGS and Veritas will adjust the merger ratio appropriately.

EXCHANGE OFFER

     Concurrently with the solicitation of proxies from Veritas' shareholders to approve the Merger, VGS is offering to exchange VGS Shares for all the issued and outstanding PGS Shares and PGS ADSs as described under "The Exchange Offer".

COVENANTS

  INTERIM OPERATIONS

     In the Merger Agreement, PGS, Veritas, and to the extent applicable, VGS, agreed, except as otherwise permitted by the Merger Agreement, to take or refrain from taking the actions described below from the date of the Merger Agreement, November 26, 2001, until the Merger is completed or the Merger Agreement is terminated.

     Each of PGS, Veritas and, to the extent applicable, VGS will:

     - conduct its operations in the usual, regular and ordinary course in substantially the same manner as previously conducted;

     - use its commercially reasonable best efforts to:

      - preserve its business organization and goodwill;

      - keep available the services of its officers and employees; and

      - maintain satisfactory business relationships;

     - not amend its charter documents, except that (1) PGS may amend its articles of association to increase its share capital in connection with the exercise of stock options and other rights to acquire PGS share capital granted in accordance with the Merger Agreement, and (2) VGS may amend its articles of association in connection with any adoption of a shareholders rights plan;

     - promptly notify the other party of any material change in its condition or business, any termination or material breach of material contracts or any material litigation or material governmental complaints, investigations or hearings, or the material breach of any of its representations and warranties in the Merger Agreement;

     - promptly deliver to the other party any filings it makes with the SEC or any governmental or regulatory authority that administers the securities laws of the Kingdom of Norway or of Canada or any stock exchange;

     - except upon exercise of stock options and other rights granted in accordance with the Merger Agreement:

      - not issue any shares of its capital stock or share capital, effect any stock split or otherwise change its capitalization;

      - not grant any new options, warrants or other rights not existing on the date of the Merger Agreement to acquire shares of its capital stock or share capital;

      - not increase any compensation or enter into or amend any employment agreement with any former, present or future employees, officers or directors, except with new employees consistent with past practice; and

      - not adopt any new employee benefit plan or arrangement (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes that are less favorable to the plan participants;

     - not declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock or share capital and not redeem, purchase or otherwise acquire any shares of its capital stock or share capital, except that VGS will be allowed to repurchase the shares of its capital held by Veritas immediately prior to the effective time of the Merger;

     - not sell, lease or otherwise dispose of any material assets, except in the ordinary course of business or in intercompany transactions and except that PGS may sell its interest in its Atlantis subsidiary and other specified assets;

     - not acquire or agree to acquire in any manner any business entity or assets;

     - not change any of its accounting principles or practices except as required by a change in law or generally accepted accounting principles;

     - maintain insurance in such amounts and against such risks and losses as is customary for it;

     - not make or rescind any express or deemed tax election;

     - not settle or compromise any tax claim or controversy;

     - not change any of its methods of reporting income or deductions relating to federal income taxes, except as may be required by applicable law or except as would not have a material adverse effect;

     - except for intercompany transactions, working capital borrowings under existing credit facilities and refinancings of existing debt:

      - not incur or guarantee any indebtedness for borrowed money;

      - not issue or sell any debt securities, warrants or rights to acquire any debt securities, or guarantee any debt securities of others;

      - not enter into any material lease or create any material encumbrance on any of its property or that of its subsidiaries in connection with any indebtedness, except in the ordinary course of business;

      - not enter into any interest rate swap, cap, collar or similar agreement;

     - not make any capital expenditures not in the 2002 capital budget in excess of $5 million individually or $20 million in the aggregate;

     - not purchase any PGS Shares, PGS ADSs, VGS Shares or Veritas Shares, except as contemplated by the Merger Agreement;

     - not take any action that would delay materially, but in any event by more than 10 business days, or adversely affect the ability of any of the parties to obtain required consents, authorizations, orders or approvals of governmental or other regulatory authorities;

     - not enter into any agreement that would permit any third party to have any access to seismic data of the other party to the Merger Agreement;

     - not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party; and enforce the provisions of these agreements; and

     - not agree to take any action inconsistent with the foregoing or with the covenants described above applicable to it.

  ADDITIONAL AGREEMENTS

     In the Merger Agreement, VGS, PGS and Veritas also agreed that:

     - the parties will use commercially reasonable best efforts to cooperate with one another in:

      - determining which filings the parties must make with, and which consents, approvals, permits or authorizations the parties must obtain from, governmental or regulatory authorities of the United States and other jurisdictions in connection with the Merger, the Exchange Offer and the related transactions; and

      - making all such filings and seeking all such consents, approvals, permits or authorizations in a timely manner without causing a material adverse effect on PGS or Veritas;

     - the parties will promptly notify each other of any communication from any governmental or regulatory authority concerning the Merger Agreement or related transactions and permit the other party to review in advance any proposed communication to any governmental or regulatory authority;

     - the parties will not agree to participate in any meeting or discussion with any governmental or regulatory authority regarding any filing, investigation or other inquiry about the Merger Agreement or related transactions unless the other party is consulted in advance and given the opportunity to attend and participate;

     - the parties will furnish each other with copies of all correspondence, filings and communications with any governmental or regulatory authorities about the Merger Agreement and related transactions;

     - the parties will furnish each other with such necessary information and reasonable assistance that the other parties reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental or regulatory authorities;

     - each party will provide to the other reasonable access to its properties, records, files and other information;

     - the parties will consult with one another and mutually agree upon any press releases and other announcements relating to the Merger and the Exchange Offer;

     - VGS will prepare and submit to the New York Stock Exchange, the Oslo Stock Exchange and The Toronto Stock Exchange, a listing application covering the VGS Shares issuable in the Merger and the Exchange Offer and will use commercially reasonable best efforts to obtain the approval for the listing of those shares, but in connection with the listings on the Oslo Stock Exchange and The Toronto Stock Exchange the parties will not be required to enter into arrangements they believe would be disadvantageous to VGS and neither of such two listings will be a condition to closing of the Merger or the Exchange Offer;

     - each party will use its commercially reasonable best efforts to have timely delivered to the other party a "comfort" letter from its independent public accountants relating to the registration statement of which this prospectus is a part, except that no comfort letter will be required from Arthur Andersen LLP, the independent auditors for PGS's 2001 financial statements;

     - Veritas will provide PGS and VGS, before the effective time of the Merger, a list of persons who may be its affiliates for purposes of Rule 145 of the Securities Act, and Veritas will use commercially reasonable best efforts to obtain from each Rule 145 affiliate an undertaking not to dispose of any VGS Shares issued to such person in the Merger except (1) under an effective registration statement, (2) in compliance with Rule 145 under the Securities Act or (3) under an exemption from the registration requirements under the Securities Act;

     - each party will pay all costs and expenses incurred by it in connection with the Merger, regardless of whether the Merger becomes effective, other than costs that are specified to be shared or reimbursed under the Merger Agreement;

     - Veritas will not take any action to terminate its shareholder rights plan, redeem any of the rights, amend its shareholder rights plan in a manner adverse to PGS or cause any person not to trigger the issuance of rights, except for actions taken by Veritas to enter into an agreement that provides for a superior proposal as permitted by the Merger Agreement;

     - VGS may adopt a VGS rights agreement;

     - VGS will take all necessary action to ensure that after the effective time of the Merger, Veritas exchangeable shares will be exchangeable for VGS Shares on a one-for-one basis;

     - prior to the closing of the Exchange Offer, the board of directors of VGS will adopt resolutions specifically approving, for purposes of Rule 16b-3 under the Exchange Act, the receipt of VGS

       Shares and options by executive officers and directors of Veritas and of PGS who will become executive officers and directors of VGS subject to Rule 16b-3;

     - VGS and some related parties will not take any action, and Veritas will not permit any such company to take any action, prior to the effective time of the Merger, except as contemplated by the Merger Agreement, applicable law, or as is agreed upon by Veritas and PGS in order to pursue the desired tax treatment of such entities;

     - the parties will not take actions, cause actions to be taken, or fail to take actions (except as contemplated by the Exchange Offer, including any waiver by VGS of the Exchange Offer conditions) that would be likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or cause eligible Veritas shareholders not to qualify for an exception to Section 367(a)(1) of the Internal Revenue Code. This covenant is qualified, however, in that PGS may (1) structure the sale of its Atlantis subsidiary and other specified transactions, and (2) use the proceeds from such sale or transactions (subject to contractual limitations in PGS's $250 million bridge facility), in each case in any manner that PGS in its sole discretion believes to be appropriate, subject only to the requirement that if requested in good faith by Veritas in order to obtain a legal opinion as to the qualification of the Merger as a tax-free reorganization, PGS will apply the net proceeds from the sale of its Atlantis subsidiary to repay indebtedness unless PGS determines that it would be commercially disadvantageous to PGS to do so. PGS will, as promptly as reasonably practicable, furnish to Veritas such information, documents, representations and certifications that PGS is able to give and reasonable assistance as Veritas may reasonably request, from time to time, to assist Veritas in applying for and receiving a favorable ruling from the Internal Revenue Service for the Merger, but the receipt of such a favorable ruling is not a condition of the obligation of any party to effect the Merger and the closing of the Merger will not be delayed by reason of the failure to have obtained such a favorable ruling as of any time; and

     - Veritas and PGS will use their commercially reasonable efforts to assist VGS in making the Exchange Offer and to take all other actions that are necessary to facilitate the Exchange Offer and the Merger and their consummation.

     See "The Combination -- Interests of Certain Persons in the Combination", "The Combination -- Employee Benefit Matters" and "The
Combination -- Regulatory Matters" for a description of additional agreements between VGS and Veritas under the Merger Agreement.

  NO SOLICITATION

     Veritas will not permit any of its officers, directors, employees, agents or representatives, directly or indirectly, to solicit, initiate or encourage any inquiry, proposal or offer to merge, consolidate, purchase or otherwise acquire:

     - 15% or more of the consolidated assets, net revenues or net income of Veritas; or

     - 15% or more of any class of capital stock of Veritas.

     Any such proposal, offer or transaction may be referred to in this prospectus as a "Veritas acquisition proposal".

     Veritas will not cooperate with or engage in any discussions or negotiations concerning a Veritas acquisition proposal. Veritas agreed to cease immediately and terminate any existing negotiations with any parties on any such matters. However, nothing contained in the Merger Agreement prevents Veritas or the Veritas board of directors from:

     - complying with Rule 14e-2 under the Exchange Act with regard to a Veritas acquisition proposal; or

     - before Veritas' shareholders approve the Merger, providing information to or engaging in any negotiations with any person who has made an unsolicited bona fide written Veritas acquisition proposal for all the outstanding shares of Veritas common stock or all or substantially all the assets of Veritas that, in the good faith judgment of the board of directors of Veritas, taking into account (1) the likelihood and timing of consummation, (2) the availability and timing of financing, (3) any amendments to or modifications of the Merger Agreement that PGS has offered or proposed at the time of determination and (4) any other factors that the board of directors may in good faith believe to be taken into account, and based on the advice of a financial advisor of recognized national reputation, a written summary of which is promptly provided to PGS, is superior to the Merger, if the board of directors, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its fiduciary obligations.

     If Veritas intends to participate in any discussions or negotiations or to provide any information to any third party, Veritas must:

     - give prompt prior oral and written notice to PGS of each such action;

     - immediately notify PGS orally and in writing of any requests for information or the receipt of any Veritas acquisition proposal or inquiry relating to or that could lead to a Veritas acquisition proposal, including the identity of the person or group (1) engaging in such discussions or negotiations, (2) requesting such information or (3) making such Veritas acquisition proposal, and the material terms and conditions of any Veritas acquisition proposal;

     - keep PGS fully informed on a timely basis of the status and details, including any changes or proposed changes to such status or details, of any such requests, Veritas acquisition proposals or inquiries; and

     - provide to PGS as soon as practicable after receipt or delivery thereof, copies of all correspondence and other written material sent or provided to Veritas from any third party, or sent or provided by Veritas to any third party, in connection with any Veritas acquisition proposal.

     PGS will not permit any of its officers, directors, employees, agents or representatives, directly or indirectly, to solicit, initiate or encourage any inquiry, proposal or offer to merge, consolidate, purchase or otherwise acquire:

     - 15% or more of the consolidated assets, net revenues or net income of PGS; or

     - 15% or more of the PGS Shares and PGS ADSs, taken together.

     Any such proposal, offer or transaction may be referred to in this prospectus as a "PGS acquisition proposal".

     PGS will not cooperate with or engage in any discussions or negotiations concerning a PGS acquisition proposal. PGS agreed to cease immediately and terminate any existing negotiations with any parties on any such matters. However, nothing contained in the Merger Agreement prevents PGS or the PGS board of directors from:

     - complying with Rule 14e-2 under the Exchange Act or applicable Norwegian law with regard to a PGS acquisition proposal; or

     - before the Exchange Offer closing, providing information to or engaging in any negotiations with any person who has made an unsolicited bona fide written PGS acquisition proposal for all the outstanding PGS Shares and PGS ADSs, taken together, or all or substantially all the assets of PGS that, in the good faith judgment of the board of directors of PGS, taking into account (1) the likelihood and timing of consummation, (2) the availability and timing of financing, (3) any amendments to or modifications of the Merger Agreement that Veritas has offered or proposed at the time of determination and (4) any other factors that the board of directors may in good faith believe to be taken into account, and based on the advice of a financial advisor of recognized national reputation, a written summary of which is promptly provided to Veritas, is superior to the

       Exchange Offer, if the board of directors, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its obligations under Norwegian law relating to directors' responsibilities.

     If PGS intends to participate in any discussions or negotiations or provide any information to any third party, PGS must:

     - give prompt prior oral and written notice to Veritas of each such action;

     - immediately notify Veritas orally and in writing of any requests for information or the receipt of any PGS acquisition proposal or inquiry relating to or that could lead to a PGS acquisition proposal, including the identity of the person or group (1) engaging in such discussions or negotiations, (2) requesting such information or (3) making such PGS acquisition proposal, and the material terms and conditions of any PGS acquisition proposal;

     - keep Veritas fully informed on a timely basis of the status and details, including any changes or proposed changes to such status or details, of any such requests, PGS acquisition proposals or inquiries; and

     - provide to Veritas as soon as practicable after receipt or delivery thereof, copies of all correspondence and other written material sent or provided to PGS from any third party, or sent or provided by PGS to any third party, in connection with any PGS acquisition proposal.

REPRESENTATIONS AND WARRANTIES

     PGS, on the one hand, and Veritas, VGS and various related subsidiaries, on the other hand, have made various representations and warranties in the Merger Agreement that, in the cases of PGS and Veritas, are substantially reciprocal. Those representations and warranties pertain to:

     - the organization, good standing and foreign qualification of the parties and their significant subsidiaries;

     - the authorization, execution, delivery and enforceability of the Merger Agreement and related matters;

     - capitalization;

     - subsidiaries;

     - no violation of law and possession of permits;

     - whether each party's execution and delivery of the Merger Agreement or consummation of the transactions contemplated thereby causes any conflict with charter documents, a default under any material agreements or a violation of any applicable law;

     - the documents and reports that the parties have filed with the SEC, the Oslo Stock Exchange and the Canadian securities regulatory authorities;

     - litigation;

     - whether certain events, changes or effects have occurred from December 31, 2000 to the date of the Merger Agreement;

     - taxes;

     - retirement and other employee benefit plans and matters relating to the Employee Retirement Income Security Act of 1974;

     - labor matters;

     - environmental matters;

     - intellectual property matters;

     - maintenance of insurance;

     - vessel leases;

     - brokerage commissions and similar fees;

     - receipt of fairness opinions from financial advisors;

     - beneficial ownership of each other party's share capital or capital stock;

     - real and personal property matters; and

     - material contracts.

     In addition, Veritas has made representations and warranties regarding the shareholder votes required in connection with the Merger Agreement and the amendments and actions taken under its rights agreement.

     None of these representations and warranties will survive after the effective time of the Merger.

CONDITIONS TO THE MERGER AND THE EXCHANGE OFFER

  CONDITIONS TO EACH PARTY'S OBLIGATIONS

     PGS, Veritas, VGS, and related parties will be obligated to effect the Merger, and VGS will be obligated to accept PGS Shares and PGS ADSs tendered in the Exchange Offer, only if the following conditions are satisfied or waived at or before the closing date.

     Shareholder Approval; Exchange Offer. Veritas has received the required approval of the holders of its common stock and special voting stock, together as a class, to adopt the Merger Agreement and approve the Merger and the transactions contemplated thereby. The closing of the Exchange Offer is also a condition to closing the Merger.

     Antitrust Waiting Periods and Related Matters. The waiting period applicable to the completion of the Merger and the Exchange Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired or been terminated. This condition has been satisfied.

     No governmental claim, proceeding or action by an agency of the government of the United States, United Kingdom, Kingdom of Norway, Brazil, Canada or the European Union is threatened or pending that seeks to restrain, prohibit or rescind any transaction contemplated by the Merger Agreement as an actual or threatened violation of any antitrust law or seeks to penalize a party for completing any transaction contemplated by the Merger Agreement. In addition, each of the following is also a condition to the Merger and the Exchange Offer if, in each case, non-satisfaction of the condition is reasonably likely to individually or in the aggregate have a material adverse effect on VGS:

     - expiration or termination of any mandatory waiting period under any applicable non-U.S. antitrust or other laws; and

     - no final or preliminary administrative order denying approval of or prohibiting the Merger or the Exchange Offer has been issued by a governmental authority with jurisdiction to enforce applicable non-U.S. antitrust laws.

     No Injunctions or Restraints. None of the parties to the Merger Agreement is subject to any decree, order or injunction of a court of competent jurisdiction that prohibits the Merger or the Exchange Offer. No governmental authority has enacted any statute, rule or regulation that prohibits the Merger or the Exchange Offer or makes them unlawful.

     Registration Statement. The SEC has declared the registration statement, of which the proxy statement/prospectus relating to the Merger and the Exchange Offer prospectus form a part, to be effective, and no stop order concerning the registration statement is in effect; and all required Norwegian and Canadian governmental, regulatory or stock exchange approvals of the registration statement, proxy statement/prospectus or the Exchange Offer prospectus have been obtained and remain in effect.

     NYSE Listing. The New York Stock Exchange has authorized for listing the VGS Shares to be issued and delivered in the Merger and the Exchange Offer.

     Accounting Treatment. Veritas is treated as the acquirer for accounting purposes in the Combination, and the SEC has concurred with or not objected to that accounting treatment, which Veritas believes to be the case at present.

  ADDITIONAL CONDITIONS TO THE OBLIGATION OF VERITAS AND VGS TO EFFECT THE MERGER AND THE EXCHANGE OFFER

     Veritas is not obligated to effect the Merger, and VGS will not be required to accept for exchange any PGS Shares or PGS ADSs tendered in the Exchange Offer, unless the following additional conditions are satisfied or waived at or before the closing date.

     Covenants, Representations and Warranties. PGS has performed in all material respects the covenants and agreements that the Merger Agreement requires it to perform on or before the closing date. The representations and warranties of PGS contained in the Merger Agreement that are qualified as to materiality or material adverse effect on PGS are true and correct in all respects as of the closing date. The representations and warranties of PGS contained in the Merger Agreement that are not qualified as to materiality or material adverse effect on PGS are true and correct in all respects as of the closing date, except for breaches of representations and inaccuracies in warranties that do not and would not individually or in the aggregate have a material adverse effect on PGS. If representations and warranties are made as of a specified date, then those representations and warranties are true and correct in all respects as of the specified date. Veritas will receive a certificate of PGS executed by its President or one of its Vice Presidents certifying that PGS's representations and warranties are true and correct.

     Credit Agreement. PGS has in effect one or more definitive credit agreements, or has received one or more binding commitment letters, that together provide for a maximum aggregate credit capacity of $430 million.

     No Material Adverse Effect. At any time after the date of the Merger Agreement, no event or occurrence has occurred that has had or would have a material adverse effect on PGS. For purposes of the Merger Agreement, "material adverse effect" means a material adverse effect or change in:

     - the business, assets, conditions (financial or otherwise) or operations of a party and its subsidiaries on a consolidated basis, except for those changes or effects in general economic, financial or capital market, regulatory or political conditions or changes that generally affect the industries in which the parties operate or changes arising out of the announcement of the Merger Agreement;

     - the ability of a party to consummate the transactions contemplated by the Merger Agreement or to fulfill the conditions to closing; or

     - PGS's senior debt rating, which causes PGS to provide or make available to any person cash, collateral or security in excess of 50 million pounds sterling.

  ADDITIONAL CONDITIONS TO THE OBLIGATION OF PGS TO EFFECT THE MERGER AND THE EXCHANGE OFFER

     PGS is not obligated to effect the Merger unless the following additional conditions are satisfied or waived at or before the closing date.

     Covenants, Representations and Warranties. Veritas, VGS and some related companies have performed in all material respects the covenants and agreements that the Merger Agreement requires them to perform on or before the closing date. The representations and warranties of Veritas, VGS and those companies contained in the Merger Agreement that are qualified as to materiality or material adverse effect on Veritas are true and correct in all respects as of the closing date. The representations and warranties of Veritas, VGS and those companies contained in the Merger Agreement that are not qualified as to materiality or material adverse effect on Veritas are true and correct in all respects as of the closing date, except for breaches of representations and inaccuracies in warranties that do not and would not individually or in the aggregate have a material adverse effect on Veritas. If representations and warranties are made as of a specified date, then those representations and warranties are true and correct in all respects as of the specified date. PGS will receive a certificate of each of Veritas, VGS, and each of those companies, executed by its President or one of its Vice Presidents, certifying that the representations and warranties of Veritas, VGS, or such company are true and correct.

     No Material Adverse Effect. At any time after the date of the Merger Agreement, no event or occurrence has occurred that has had or would have a material adverse effect on Veritas.

     Credit Agreement. Veritas has in effect one or more definitive credit agreements, or has received one or more binding commitment letters, that together provide for a maximum aggregate credit capacity of $235 million.

  WAIVER OF CONDITIONS AT EXCHANGE OFFER CLOSING

     The parties will be deemed to have satisfied or irrevocably waived all conditions to the Merger described above upon the closing of the Exchange Offer.

TERMINATION OF THE MERGER AGREEMENT

     PGS, Veritas and VGS may terminate the Merger Agreement by mutual written consent. Either the PGS board of directors or the Veritas board of directors may terminate the Merger Agreement if:

     - the mailing of the Exchange Offer prospectus and proxy statement/prospectus has not commenced by September 30, 2002;

     - the parties have not completed the Merger by October 31, 2002, except that (1) each of PGS and Veritas has the option to extend the termination date for an additional 30 days if all conditions are satisfied except for the conditions relating to antitrust and other governmental filings and approvals, and (2) the party desiring to terminate the Merger Agreement for this reason has not failed to perform or observe in any material respect any of its obligations under the Merger Agreement in any manner that caused the Merger not to occur on or before that date;

     - at the Special Meeting, the shareholders of Veritas do not adopt the Merger Agreement;

     - the Exchange Offer has expired or has been terminated without VGS having accepted any PGS Shares and PGS ADSs because the minimum condition was not satisfied; or

     - a U.S. federal or state or non-U.S. court of competent jurisdiction or U.S. federal or state or non-U.S. governmental, regulatory or administrative agency or commission has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement, and this order, decree, ruling or other action has become final and unappealable. However, the party seeking to terminate the Merger Agreement for this reason must have complied with the covenants in the Merger Agreement that generally relate to antitrust and other governmental filings and approvals and, as to other matters, used commercially reasonable best efforts to remove this injunction, decree or order.

     In addition, the terms of the Merger Agreement permit, prior to the expiration of a five-day period after the SEC completes its review, either PGS or Veritas to terminate the agreement upon payment to the other of $7.5 million if one or more of the following events have not occurred by that time: (i) obtaining commitments for the sale of VGS equity or equity-linked securities yielding net cash proceeds of not less than $200 million, (ii) the sale by PGS of its Atlantis subsidiary for gross proceeds in cash and/or debt assumption of not less than $195 million, (iii) the sale by PGS of its Atlantis subsidiary and/or other assets agreed to by Veritas for gross proceeds in cash and/or debt assumption of not less than

$200 million or (iv) a combination of sale commitments for VGS equity or equity-linked securities for cash and PGS asset sales yielding gross proceeds in cash and, with respect to asset sales, debt assumption of not less than $200 million.

     Veritas may terminate the Merger Agreement if:

     - PGS has breached any representation, warranty, covenant or agreement in the Merger Agreement, or any representation or warranty of PGS has become untrue, in either case such that a condition to the Merger is not met, and such breach is not curable or, if curable, is not cured within 30 days after Veritas gives written notice of the breach to PGS, and Veritas is not, at that time, in material breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement;

     - the board of directors of PGS has withdrawn or materially modified, in a manner adverse to Veritas, its approval or recommendation of the Exchange Offer, or recommended a competing acquisition proposal for PGS, or resolved to do so; or

     - before its shareholders adopt the Merger Agreement, Veritas concurrently enters into a binding definitive written agreement that provides for a superior proposal after its board of directors determines that:

      - proceeding with the Merger would be inconsistent with its fiduciary obligations by reason of the superior proposal; and

      - there is a substantial likelihood that the adoption by Veritas' shareholders of the Merger Agreement with PGS will not be obtained by reason of the existence of the superior proposal.

However, Veritas may not effect that termination as described in the third bullet point:

     - unless Veritas has complied in all material respects with the non-solicitation provisions of the Merger Agreement;

     - if PGS is entitled to terminate the Merger Agreement because Veritas has breached any representation, warranty, covenant or agreement in the Merger Agreement, or any representation or warranty of Veritas has become materially untrue;

     - unless and until PGS receives at least 10 business days' prior written notice from Veritas of its intention to effect that termination; and

     - during that 10-business day period, Veritas considers, and causes its respective financial and legal advisors to consider, any adjustment in the terms and conditions of the Merger Agreement that PGS may propose.

     Any such termination of the Merger Agreement will not be effective until Veritas has paid PGS the $7.5 million termination fee described under "-- Expense Reimbursement and Termination Fees".

     PGS may terminate the Merger Agreement if:

     - Veritas, VGS or some related parties have breached any representation, warranty, covenant or agreement in the Merger Agreement, or any representation or warranty of Veritas, VGS or such related parties has become untrue, in either case such that a condition to the Merger is not met, and such breach is not curable or, if curable, is not cured within 30 days after PGS gives written notice of the breach to Veritas, and PGS is not, at that time, in material breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement;

     - the board of directors of Veritas has withdrawn or materially modified, in a manner adverse to PGS, its approval or recommendation of the Merger or recommended a competing acquisition proposal for Veritas, or resolved to do so; or

     - before the Exchange Offer closing, PGS concurrently enters into a binding definitive written agreement that provides for a superior proposal after its board of directors determines that:

      - proceeding with the Exchange Offer or the Merger would be inconsistent with its obligations under Norwegian law by reason of the superior proposal; and

      - there is a substantial likelihood that the minimum condition relating to the Exchange Offer will not be obtained by reason of the existence of the superior proposal.

However, PGS may not effect that termination as described in the third bullet point:

     - unless PGS has complied in all material respects with the non-solicitation provisions of the Merger Agreement;

     - if Veritas is entitled to terminate the Merger Agreement because PGS has breached any representation, warranty, covenant or agreement in the Merger Agreement, or any representation or warranty of PGS has become materially untrue;

     - unless and until Veritas receives at least 10 business days' prior written notice from PGS of its intention to effect that termination; and

     - during that 10-business day period, PGS considers, and causes its respective financial and legal advisors to consider, any adjustment in the terms and conditions of the Merger Agreement that Veritas may propose.

     Any such termination of the Merger Agreement will not be effective until PGS has paid Veritas the $7.5 million termination fee described under the caption "-- Expense Reimbursement and Termination Fees".

     No party may terminate the Merger Agreement after the effectiveness of the Merger.

EXPENSE REIMBURSEMENT AND TERMINATION FEES

     Whether or not the Merger is completed, all costs and expenses incurred in connection with the Merger and the transactions contemplated by the Merger Agreement will be paid by the party incurring those expenses, except as expressly provided in the Merger Agreement.

     Veritas must pay PGS $7.5 million to reimburse it for its costs and expenses incurred in connection with the Combination if the Merger Agreement is terminated as follows:

     - by Veritas or PGS because Veritas' shareholders do not adopt the Merger Agreement after the public announcement of a competing acquisition proposal for Veritas;

     - by PGS because the board of directors of Veritas has withdrawn or materially modified, in a manner adverse to PGS, its approval or recommendation of the Merger or recommended a competing acquisition proposal for Veritas, or resolved to do so; or

     - by Veritas because the board of directors of Veritas determines that proceeding with the Merger would be inconsistent with its fiduciary duties and concurrently enters into a binding definitive agreement that provides for a superior proposal.

     In addition, Veritas must pay PGS a cash termination fee of $20 million (less costs and expenses previously paid or reimbursed) if, following a termination described above, Veritas enters into an agreement that provides for a competing acquisition proposal on or before 12 months after such termination and that proposal is consummated, or Veritas is a party to a consummated competing acquisition proposal on or before 12 months after such termination.

     PGS must pay Veritas $7.5 million to reimburse it for its costs and expenses incurred in connection with the Merger if the Merger Agreement is terminated as follows:

     - by Veritas or PGS because the minimum condition relating to the Exchange Offer was not satisfied after the public announcement of a competing acquisition proposal for PGS;

     - by Veritas because the board of directors of PGS has withdrawn or materially modified, in a manner adverse to Veritas, its approval or recommendation of the Exchange Offer or recommended a competing acquisition proposal for PGS, or resolved to do so; or

     - by PGS because the board of directors of PGS determines that proceeding with the Exchange Offer or the Merger would be inconsistent with its obligations under Norwegian law and concurrently enters into a binding definitive agreement that provides for a superior proposal.

     In addition, PGS must pay Veritas a cash termination fee of $20 million (less costs and expenses previously paid or reimbursed) if, following a termination described above, PGS enters into an agreement that provides for a competing acquisition proposal on or before 12 months after such termination and that proposal is consummated, or PGS is a party to a consummated competing acquisition proposal on or before 12 months after such termination.

AMENDMENT

     The parties may amend the Merger Agreement by action taken or authorized by their boards of directors, at any time before or after approval by the shareholders of Veritas of the matters presented in connection with the Merger Agreement. After the approval by Veritas shareholders, the parties may not amend the Merger Agreement if the law requires further approval by those shareholders, unless such further approval is obtained.

                                BUSINESS OF VGS

     VGS is a company incorporated with limited liability in March 2002 under The Companies Law (2001 Second Revision) of the Cayman Islands for the purpose of entering into the Combination, and has had no prior business operations. Upon the closing of the Combination, PGS and Veritas will become subsidiaries of VGS and VGS will, through its subsidiaries, carry on the businesses conducted by PGS and Veritas.

MANAGEMENT AND CONTROL IN BARBADOS

     VGS expects to be managed and controlled in Barbados and consequently to become resident in Barbados. VGS will be registered as an external company in Barbados under the Barbados Companies Act, Cap. 308 of the laws of Barbados, and licensed to operate as an "International Business Company" or "IBC."

FINANCIAL CONDITION OF VGS

     The following represents a discussion of the financial condition, capital requirements and capital resources for PGS and Veritas on a combined basis. As a result, this discussion will also apply to VGS from and after the closing of the Combination.

  CAPITAL RESOURCES AND LIQUIDITY

     MATERIAL FACTORS. In March 2002, PGS entered into a $250.0 million short-term credit facility, which was amended and restated in May 2002. The facility will mature at the earlier of August 31, 2003 or June 16, 2003 if the Veritas transaction has been terminated prior to that date. PGS must make a mandatory prepayment of $175.0 million from the future proceeds of any sale of its Atlantis subsidiary. The credit facility currently carries an interest rate equal to LIBOR plus a margin of 4.5%. If any amounts are outstanding under this credit facility at July 31, 2002 (or earlier in the event of termination of the Combination prior to July 31, 2002), PGS will be obligated to use its best endeavors to arrange financing in order to repay such amounts prior to maturity. Additionally, PGS is required to limit any additional cumulative capital expenditures and multi-client investments to a maximum of $280.0 million for the period from July 1, 2002 through the maturity date of the facility.

     As of April 30, 2002, Veritas had $135.0 million in senior notes outstanding due in October 2003. These notes contain a provision allowing the holders to require Veritas to offer to purchase the notes following specified change of control events. The closing of the Combination will trigger Veritas' obligation to make a purchase offer for such notes at 101% of par value. Veritas also has a revolving credit facility due August 2003 from commercial lenders that provides U.S. dollar advances up to $80.0 million and non-U.S. dollar advances up to $20.0 million. These advances bear interest, at Veritas' election, at LIBOR plus a margin or prime rate plus a margin. These margins are based on either certain of Veritas' financial ratios or its credit rating. At April 30, 2002 the LIBOR margin was 1.25% and the prime rate margin was 0%. As of April 30, 2002, there were no outstanding advances under the credit facility, but $7.0 million of the credit facility was utilized for letters of credit, leaving $93.0 million available for borrowing.

     VGS, Veritas and PGS intend to explore various alternatives for strengthening the balance sheet of VGS. PGS is continuing its efforts to close the sale of its Atlantis subsidiary to the China National Chemicals Import and Export Corporation, but this closing may not occur. In addition, Veritas and PGS intend to explore other alternatives for PGS asset sales or asset-based financings and possible issuances, on either a private or public basis, of VGS equity or equity-linked securities. Such asset sales, financings and equity issuances could occur either prior to, concurrently with or after the closing of the Combination.

     VGS, Veritas and PGS believe that VGS's cash on hand (for PGS $86.0 million as of March 31, 2002 and for Veritas $24.8 million as of April 30, 2002), operating cash flows, available bank credit facilities, the proceeds from the sale of non-core assets of PGS, including PGS's Atlantis subsidiary, and the proceeds from the anticipated sales of equity or equity-linked securities will be sufficient to meet the existing contractual cash obligations, anticipated multi-client investments, anticipated capital expenditures, working capital and other operational needs of the business of VGS for the next 12 months. VGS's future operating cash flows will be affected by its future performance and will be subject to, among others, the factors discussed under "Risk Factors -- Risks of VGS's Financial Condition". If cash generated from operations and these other expected sources is not sufficient to satisfy VGS's liquidity requirements, in addition to the items mentioned above it may seek to sell debt securities or to obtain additional credit facilities or other long-term financings. Such sources of funds may not, however, be available in the future or may not be available at costs acceptable to VGS.

     CREDIT RATINGS. As of the date of this prospectus, VGS does not have any outstanding debt and has not been assigned any credit ratings.

     PGS's senior unsecured debt credit ratings as of July 1, 2002 were as follows:

RATING AGENCY                                                   RATING
-------------                                                  --------
Moody's.....................................................     Ba1
Standard & Poor's...........................................     BBB-
Fitch.......................................................     BBB-

     On July 1, 2002, Moody's downgraded PGS's senior unsecured debt to Ba1, its highest non-investment grade credit rating. If PGS's credit rating by Standard & Poor's declines below BBB- and by Moody's remains at or below Ba1, PGS estimates that it could be obligated to provide up to L35.7 million (approximately $54.0 million) in collateral or other credit support to one or more lessors or other parties under its U.K. leasing arrangements. In the event that PGS's credit ratings are downgraded to below BB+ or Ba1 by Standard & Poor's or Moody's, respectively, PGS will be required to increase by 30% the quarterly redemption of the mandatorily redeemable cumulative preferred securities of a subsidiary that owns a portion of PGS's multi-client data library. If those credit ratings remain for a certain period of time, or deteriorate below BB- or Ba3, respectively, PGS will be required to increase the quarterly redemption of the preferred securities to an amount equal to 100% of the actual revenue recognized from the licensing of the data held by that subsidiary. In addition, if Standard & Poor's or Moody's downgrades PGS's credit rating to below BB or Ba2, respectively, PGS may be required to repurchase certain of the data held by that subsidiary.

     Veritas' senior debt credit ratings as of July 1, 2002 were as follows:

RATING AGENCY                                                   RATING
-------------                                                  --------
Moody's.....................................................     Baa2
Standard & Poor's...........................................     BB+
Fitch.......................................................     BBB

     Under Veritas' current credit facility, rating triggers are used for determining interest rates and fees that are payable on indebtedness incurred under the credit facility such that as Veritas' credit ratings improve, interest and fees are reduced.

     VGS cannot assure you that these credit ratings will remain in effect for any given period of time or that one or more of these credit ratings will not be lowered or withdrawn entirely by the credit rating agencies. PGS's credit ratings with Moody's and Standard & Poor's currently are developing and on credit watch with negative implications, respectively. If PGS does not complete the Atlantis sale, its credit ratings may be downgraded. VGS notes that these credit ratings are not recommendations to buy, sell or hold its securities and may be revised or withdrawn at any time by the credit rating agencies. Each credit rating should be evaluated independently of any other credit rating. Any future reduction or withdrawal of one or more credit ratings could have a material adverse impact on VGS's ability to access capital on acceptable terms. See "Risk Factors -- Risks of VGS's Financial Condition -- PGS's debt could be downgraded by one or more rating agencies".

     CREDIT FACILITIES. The following table summarizes the amounts owed and amounts available under the various committed credit facilities of Veritas and PGS as of June 30, 2002. The following table does not include approximately $40.0 million in uncommitted credit lines of PGS at June 30, 2002:

                                                                               MATURING
                                                 TOTAL                          BEFORE
                                               COMMITTED   DRAWN    UNUSED   DECEMBER 31,
                                                CREDIT     AMOUNT   AMOUNT       2002
                                               ---------   ------   ------   -------------
                                                              (IN MILLIONS)
Revolving bank credit facility...............   $530.0     $367.0   $163.0         --*
Bridge bank credit facility..................    250.0      250.0       --         --
Other bank facilities........................     21.0       20.5      0.5         --
                                                ------     ------   ------       ----
  Total......................................   $801.0     $637.5   $163.5
                                                ======     ======   ======       ====

---------------

* Assumes Veritas obtains waivers necessitated by the Combination.

     At June 30, 2002, PGS and Veritas had $70.0 million and $93.0 million, respectively, available to be utilized under their primary committed revolving bank credit facility. PGS's unsecured $430.0 million revolving bank credit facility matures in 2003 and bears interest at LIBOR plus a margin of either 0.35% per annum or 0.40% per annum, depending upon the level of its indebtedness. Borrowings under this revolving bank credit facility are subject to a material adverse change condition regarding PGS's financial condition and to other conditions to borrowing that are customary for such types of facilities. Veritas' advances on its $100 million revolving bank credit facility bear interest, at Veritas' election, at LIBOR plus a margin or prime rate plus a margin. These margins are based on either certain of Veritas' financial ratios or its credit rating. The LIBOR margin was 1.25% and the prime rate margin was 0%. Borrowings under this revolving bank credit facility are subject to a material adverse change condition regarding Veritas' financial condition and to other conditions to borrowing that are customary for such types of facilities.

     SIGNIFICANT SOURCES OF CAPITAL DURING 2001. In March 2001, PGS sold its global Petrobank data management business and related software to a subsidiary of Halliburton for $165.7 million in cash, representing gross sale proceeds of $175.0 million less a $9.3 million working capital adjustment. The net proceeds received were used, in part, to repay indebtedness outstanding under PGS's revolving bank credit facility.

     In April 2001, PGS entered into a securitization transaction related to its multi-client marine seismic data library. In consideration for $234.3 million in net proceeds, PGS sold the ownership of a portion of this data library to a subsidiary, which then issued $240.0 million in cumulative preferred stock to a third-party investor. The preferred stock will be redeemed, and the preferred dividends will be paid, solely through the proceeds received on future data sales from the sold data. During 2001, redemption payments of $77.3 million were made from such sales proceeds. Once the $240.0 million of preferred stock is redeemed and the cumulative preferred dividends are paid, PGS will retain the full proceeds of any remaining data sales. PGS used the net proceeds from the securitization primarily to repay indebtedness outstanding under its revolving bank credit facility.

  CAPITAL REQUIREMENTS

     VGS's ongoing capital requirements will be affected primarily by its results of operations, capital expenditures, investments in multi-client library, debt service requirements, lease obligations, payments on preferred securities of subsidiaries and working capital needs. The majority of its capital requirements, other than debt service, lease obligations and payments on preferred securities, will consist of the following:

     - capital expenditures on seismic vessels and equipment, including a new Veritas Viking class 3-D vessel;

     - capital expenditures on FPSO vessels and equipment;

     - investments in multi-client library;

     - capital expenditures on computer processing and reservoir monitoring equipment; and

     - working capital related to the growth and seasonal nature of its business.

     In prior years, the capital expenditures of PGS and Veritas have related not only to normal ongoing equipment replacement and refurbishment needs, but also to increases in capacity in the two companies' seismic data acquisition operations and PGS's FPSO operations. Additional capital expenditures, some of which could be substantial, depend to a large extent upon the nature and extent of future commitments that are discretionary.

     Veritas intends to obtain required waivers from its commercial lenders under its revolving credit facility that are necessary to permit the closing of the Combination without repayment of any amounts drawn thereunder and that will keep at least $100 million of borrowing capacity available under such facility following the closing of the Combination.

     In addition, following closing of the Combination, VGS will be required to make a mandatory offer to purchase those PGS Shares that are not purchased under the Exchange Offer. Assuming that PGS Shares and PGS ADSs are tendered representing exactly 90% of the outstanding PGS Shares and an applicable
purchase price in the mandatory offer of $     per PGS Share (based on the
market price for PGS Shares at        , 2002), VGS or Veritas would be required
to obtain or have available up to $110 million of financing for such purpose. If less than 90% of the outstanding PGS Shares are tendered under the Exchange Offer and Veritas elects or is required to purchase additional PGS Shares to acquire ownership of 90% of the outstanding PGS Shares, then Veritas would need an additional amount available up to a maximum of $30 million for such purpose. Veritas intends to arrange back-up or standby financing facilities for the possible purchase of PGS Shares not tendered under the Exchange Offer and/or to use for such purposes undrawn amounts on its revolving credit facility. In addition, following the closing of the Combination the holders of Veritas' $135 million in 9 3/4% senior notes will have the right to require Veritas to offer to purchase the notes at 101% of par value ($1,010 per note). With respect to the possible purchase of the notes following the closing of the Combination, Veritas intends to arrange a back-up or standby credit facility to provide for the possibility that holders of the notes accept the offer to purchase them.

     The following table sets forth the combined capital requirements for PGS and Veritas for calendar 2001 and estimates of the combined capital requirements for calendar 2002, in each case excluding the debt service and other contractual cash obligations that are shown in the table included later in this section:

                                                                           2002
                                                               2001     (ESTIMATED)
                                                              ------   -------------
                                                                  (IN MILLIONS)
                                                                  -------------
Capital expenditures -- Geophysical.........................  $141.9      $120.0
Capital expenditures -- Production Services(1)..............   213.5        15.0
Investment in multi-client library..........................   447.3       390.0
                                                              ------      ------
Total.......................................................  $802.7      $525.0
                                                              ======      ======

---------------

(1) Excludes Atlantis-related development costs. PGS expects that a substantial portion of these costs will be reimbursed if and when the sale of Atlantis closes.

     A substantial amount of the capital expenditures of Veritas and PGS and investments in the two companies' multi-client libraries is discretionary. PGS expects to substantially decrease its capital expenditures in 2002, since there are no planned major capital projects for its FPSO systems. Both PGS and Veritas also expect to reduce investments in their multi-client libraries in 2002.

     PGS had capital expenditures of $239.6 million for 2001 related primarily to the upgrade of the Ramform Banff, Petrojarl I and Petrojarl Foinaven FPSO systems and to oil and gas assets. Veritas had capital expenditures of $115.8 million in calendar 2001 related to the purchase of property and equipment and $217.1 million of capital expenditures for its multi-client library.

     During 2001, PGS's investment in multi-client library primarily related to seismic surveys in the North Sea, offshore Brazil and West Africa and in the Asia Pacific region. In addition to such regions, Veritas made multi-client library investments in 2001 in the U.S. Gulf Coast and Canada.

     In the following table, Veritas and PGS estimate their combined contractual obligations as of December 31, 2001 to make future payments for 2002 through 2004 and thereafter. The following table does not include interest or dividend payments on outstanding debt and preferred securities obligations:

                                                     PAYMENTS DUE BY PERIOD
                                       --------------------------------------------------
                                                                                2005 AND
CONTRACTUAL CASH OBLIGATIONS            TOTAL      2002       2003     2004    THEREAFTER
----------------------------           --------   ------     ------   ------   ----------
                                                         (IN MILLIONS)
Short-term and long-term debt,
  including current portion..........  $2,296.3   $257.7(1)  $734.0   $ 10.2    $1,294.4
Capital lease obligations(2).........      60.9     13.1       11.2      9.2        27.4
Operating lease obligations..........     426.8    145.0       96.8     67.5       117.5
Guaranteed preferred beneficial
  interest in junior subordinated
  debt securities....................     141.0                                    141.0
Mandatorily redeemable cumulative
  preferred securities(3)............     169.3     72.0       46.1     32.6        18.6
                                       --------   ------     ------   ------    --------
Total contractual cash obligations...  $3,094.3   $487.8     $888.1   $119.5    $1,598.9
                                       ========   ======     ======   ======    ========

---------------

(1) Includes $225.0 million of PGS floating rate notes that matured and were refinanced with a $250.0 million bank credit facility in March 2002. Such facility will mature in 2003.

(2) Reflects gross contractual commitments under capital leases.

(3) Assumes that PGS's credit ratings remain at or above BB+ or Ba1 by Standard & Poor's or Moody's, respectively.

                                BUSINESS OF PGS

     PGS is a technologically focused oilfield service company. Its business includes:

     - acquiring, processing and marketing seismic data. Oil and gas companies use the data to explore for new oil and gas reserves, to develop existing oil and gas reservoirs and to manage producing oil and gas fields.

     - providing floating production, storage and offloading, or FPSO, vessels. These vessels permit oil and gas companies to produce oil and gas from offshore fields and to process, store and offload the oil and gas for transport to refineries, distribution companies and end-users. PGS also provides various production management services related to these operations.

     - providing geophysical and other services that help oil and gas companies monitor producing oil and gas reservoirs to increase ultimate recoveries.

     PGS believes that it operates one of the most advanced marine seismic data acquisition fleets in the world. To improve crew productivity and efficiency, PGS emphasizes a high ratio of streamers towed to vessels in operation. As of December 31, 2001, PGS had a total of ten 3D marine seismic streamer crews operating 17 seismic vessels, including six vessels that have a unique design referred to as Ramform seismic vessels. Because of their size and unique design, including their extreme width in relation to their overall length, Ramform design seismic vessels can pull more streamers than conventional seismic vessels and have increased stability and improved motion characteristics. By utilizing the Ramform vessels, PGS can acquire marine seismic data more efficiently. The Ramform seismic vessels are well-suited for acquiring high-definition surveys, which require the use of multiple streamer configurations with narrower distances between streamers in order to generate the necessary density of seismic data for enhanced resolution. In addition, as of December 31, 2001, PGS had one 2D marine seismic streamer crew operating one seismic vessel and two seafloor seismic crews operating a total of nine vessels. PGS's seafloor seismic crews perform its ocean bottom seismic operations, as well as other forms of multi-component operations.

     As of December 31, 2001, PGS also owned and operated four FPSO systems and provided operations and maintenance services, on a contract basis, to 17 additional offshore production facilities for oil and gas companies. PGS believes that its advanced geophysical technologies and reservoir expertise allow its FPSO customers to increase the amounts of oil and gas produced from the reservoirs served by PGS's FPSO systems and assist in the identification of satellite fields that can be economically produced or "tied back" through the same systems. PGS believes that it can increase its revenue and operating profit from any incremental production through its FPSO systems through the use of contracts with a variable compensation component based on the amount of oil produced. As a result, PGS believes that it has a competitive advantage over other FPSO operators.

     For a more detailed description of PGS's business, please refer to the description included in PGS's Annual Report on Form 20-F for the year ended December 31, 2001, which is incorporated in this prospectus by reference. Please read "Where You Can Find More Information".

     As of June 30, 2002, PGS was not a party to, nor was its property the subject of, any material pending legal proceedings.

                              BUSINESS OF VERITAS

OVERVIEW

     Veritas is a leading provider of integrated geophysical services to the petroleum industry worldwide. Its customers include major, national and independent oil and gas companies that utilize geophysical technologies to achieve the following:

     - Identify new areas where subsurface conditions are favorable for the production of hydrocarbons.

     - Determine the size and structure of previously identified oil and gas fields.

     - Optimize development and production of hydrocarbon reserves.

     Veritas acquires, processes and interprets geophysical data and produces geophysical surveys that are either 2D or 3D images of the subsurface geology in the survey area. It also produces 4D surveys, which record fluid movement in the reservoir, by repeating specific 3D surveys over time. Additionally, Veritas is increasingly using geophysical data for reservoir characterization to enable its customers to maximize their recovery of oil and natural gas.

SERVICES

     Veritas conducts geophysical surveys on both a contract and a multi-client basis. Approximately 46% of its business was done on a multi-client basis in fiscal year 2001. The high cost of acquiring and processing geophysical data on an exclusive basis has prompted many oil and gas companies to increase their licensing of multi-client surveys. In response, Veritas has added significantly to its multi-client data library, increasing its size and geographic breadth, as well as enhancing the quality of the data through advanced processing. Currently Veritas' library consists of 165,900 line kilometers of 2D survey data and 109,700 square kilometers of 3D data, 65% of which was acquired and processed within the past three years. The marine library covers areas in the Gulf of Mexico, the North Atlantic, Southeast Asia, West Africa, North Africa, Canada and Brazil. The land data library includes surveys in Texas, Mississippi, Oklahoma, Wyoming and Alberta, Canada. In fiscal 2001, 2000 and 1999, 60%, 63% and 48%, respectively, of Veritas' revenues were attributable to non-U.S. operations and export sales.

DATA ACQUISITION ASSETS

     Veritas' land acquisition activities are performed with technologically advanced geophysical equipment. The equipment, as of July 31, 2001, had a combined recording capacity of 41,000 channels.

     Veritas' marine acquisition crews operate from both owned and chartered vessels that have been modified or equipped to its specifications. All of the vessels Veritas utilizes are equipped to perform both 2D and 3D geophysical surveys. During the last several years, a majority of the marine geophysical data acquisition services Veritas performed involved 3D surveys. At present, five of Veritas' vessels are equipped with multiple streamers and multiple energy sources. These vessels acquire more lines of data with each pass, which reduces completion time and the effective acquisition cost.

DATA PROCESSING AND INTERPRETATION

     Veritas operates 16 data processing centers capable of processing 2D, 3D and 4D data. A majority of its data processing services are performed on 3D seismic data. The centers process data received from the field, both from Veritas and other geophysical crews, to produce an image of the earth's subsurface using proprietary computer software and techniques. Veritas also reprocesses older geophysical data using new techniques designed to enhance the quality of the data.

     Veritas' processing centers operate high capacity, advanced technology data processing system on high-speed networks. These systems run Veritas' proprietary data processing software. The marine and land data acquisition crews have software compatible with that utilized in the processing centers, allowing for ease in the movement of data from the field to the data processing centers. Veritas operates both land and marine data processing centers and tailors the equipment and software deployed in an area to meet the local market demands.

     Veritas operates four visualization centers around the world. These centers allow teams of geoscientists and engineers to view and interpret large volumes of complex 3D data. The visualization centers are imaging tools used for advanced interpretive techniques that enhance the understanding of regional geology and reservoir modeling. These visualization centers allow Veritas to offer the type of collaborative geophysical model building that is enabling oil companies to explore areas of complex geology such as the large sub-salt plays in the deepwater Gulf of Mexico.

LEGAL PROCEEDINGS

     As of June 30, 2002, Veritas was not a party to, nor was its property the subject of, any material pending legal proceedings.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

SOURCES OF INFORMATION

     VGS is providing the following unaudited pro forma combined condensed financial statements to help you understand the financial aspects of the Combination. The unaudited pro forma combined condensed financial statements are based upon the historical financial information of PGS and Veritas and should be read in conjunction with the historical consolidated financial statements and notes thereto of PGS and Veritas, which are incorporated by reference in this prospectus. Please read "Where You Can Find More Information".

HOW WE PREPARED THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     PGS and Veritas have different fiscal year ends. PGS's fiscal year ends on December 31, and Veritas' fiscal year ends on July 31. After the Combination, VGS's fiscal year will end on December 31.

     In preparing the pro forma balance sheet, Veritas' April 30, 2002 unaudited condensed balance sheet has been combined with PGS's March 31, 2002 unaudited condensed balance sheet.

     In preparing the 2002 pro forma statement of operations, PGS's results for the nine months ended March 31 were combined with Veritas' results of operations for the nine months ended April 30. In preparing the 2001 pro forma statement of operations, PGS's results for the 12 months ended June 30 were combined with Veritas' results of operations for the 12 months ended July 31.

     The pro forma financial statements are presented for illustrative purposes only. If PGS and Veritas had combined on the date assumed in the pro forma financial information, VGS would have performed differently. You should not rely on the pro forma financial information as an indication of the financial position or results of operations that VGS would have achieved had the Combination taken place at an earlier date or of the future results that VGS will achieve after the Combination.

     The Combination will be accounted for as a purchase under generally accepted accounting principles in the United States. Veritas will be the acquirer for financial accounting purposes. Accordingly:

     - the historical basis of Veritas in its assets and liabilities will be carried forward to the financial statements of VGS;

     - the assets and liabilities of PGS will be revalued in the financial statements of VGS to estimated fair value at the date of the Combination; and

     - the excess of the sum of such fair values over the purchase price, or "negative goodwill", is recorded as a pro-rata reduction to the estimated fair value of the noncurrent assets of PGS.

     The $554.1 million purchase price is calculated using the number of PGS Shares expected to be outstanding immediately prior to the Combination adjusted for the exchange ratio and a $13.40 per share average trading price of VTS Shares for three days before and three days after the amended terms of the Combination were announced, plus the estimated fair value of PGS's outstanding stock options, PGS's change of control payments and Veritas' related transaction costs.

     The estimated fair value of PGS's assets and liabilities and the allocation of negative goodwill in the pro forma financial statements is preliminary and subject to change based upon information that may become available prior to or after the effective date of the Combination.

SIGNIFICANT ACCOUNTING POLICIES

     The accounting policies of VGS following the closing of the Combination, and used in the preparation of the pro forma financial statements, are those of Veritas as reflected in its periodic reports filed with the SEC and incorporated herein.

TRANSACTION-RELATED EXPENSES

     PGS and Veritas estimate that they will incur fees and expenses totaling approximately $21.0 million in connection with the Combination. All of these costs have been reflected in the accompanying pro forma balance sheet. After the Combination, VGS will incur additional charges and expenses relating to restructuring and integrating the operations of PGS and Veritas. The pro forma financial information has not been adjusted for these additional charges and expenses or for the estimated general and administrative or other cost savings that may be realized as a result of a Combination.

                           PRO FORMA INCOME STATEMENT

                                                                                 PRO FORMA
                                    VERITAS FOR THE     PGS FOR THE     ----------------------------
                                    12 MONTHS ENDED   12 MONTHS ENDED    PURCHASE
                                     JULY 31, 2001     JUNE 30, 2001    ADJUSTMENTS        COMBINED
                                    ---------------   ---------------   -----------       ----------
                                                             (IN THOUSANDS)
Revenue...........................     $477,302          $ 924,172                        $1,401,474
Operating costs
  Cost of services(5).............      326,748            593,653                           920,401
  Research and development........        9,934              6,385                            16,319
  Depreciation and
     amortization(5)..............       68,638            116,053       $(54,254)(2a)       130,437
  Selling, general and
     administrative...............       25,548             76,579                           102,127
  Unusual items...................                         243,431                           243,431
                                       --------          ---------       --------         ----------
Earnings from operations..........     $ 46,434          $(111,929)      $ 54,254         $  (11,241)
Other expense (income)
  Interest expense, net...........       13,660            141,273         47,400(2b)        202,333
  Other, net......................       (5,567)           (17,684)                          (23,251)
                                       --------          ---------       --------         ----------
Income (loss) before income
  taxes...........................     $ 38,341          $(235,518)      $  6,854         $ (190,323)
Income tax expense (benefit)......       15,883           (124,457)         2,399(2c)       (106,175)
                                       --------          ---------       --------         ----------
Income (loss) from continuing
  operations......................     $ 22,458          $(111,061)      $  4,455         $  (84,148)
                                       ========          =========       ========         ==========
Earnings per share, basic.........     $   0.73          $   (1.09)                       $    (1.21)
Earnings per share, diluted.......     $   0.71          $   (1.08)                       $    (1.19)
Weighted average shares
  outstanding
  Basic...........................       30,727            102,316        (63,436)(3)         69,607
  Diluted.........................       31,479            102,789        (63,729)(4)         70,539

                           PRO FORMA INCOME STATEMENT

                                                                                  PRO FORMA
                                  VERITAS FOR THE       PGS FOR THE      ----------------------------
                                 NINE MONTHS ENDED   NINE MONTHS ENDED    PURCHASE
                                  APRIL 30, 2002      MARCH 31, 2002     ADJUSTMENTS        COMBINED
                                 -----------------   -----------------   -----------       ----------
                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue........................      $350,268            $865,701                          $1,215,969
Operating costs
  Cost of services(5)..........       221,981             610,607                             832,588
  Research and development.....         8,381               2,274                              10,655
  Depreciation and
     amortization(5)...........        51,499             111,499         $(38,491)(2a)       124,507
  Selling, general and
     administrative............        17,886              59,114                              77,000
  Unusual items................         1,058              16,438                              17,496
  Merger costs.................         4,416                                                   4,416
                                     --------            --------         --------         ----------
Earnings from operations.......      $ 45,047            $ 65,769         $ 38,491         $  149,307
Other expense (income)
  Interest expense, net........         9,850             107,577           35,550(2b)        152,977
  Other, net...................        (2,342)            (34,187)                            (36,529)
                                     --------            --------                          ----------
Income (loss) before income
  taxes........................      $ 37,539            $ (7,621)        $  2,941         $   32,859
Income tax expense (benefit)...        14,172              75,971            1,029 (2c)        91,172
                                     --------            --------         --------         ----------
Income (loss) from continuing
  operations...................      $ 23,367            $(83,592)        $  1,912         $  (58,313)
                                     ========            ========         ========         ==========
Earnings per share
  Basic and diluted............      $   0.72            $  (0.81)                         $    (0.81)
Weighted average shares
  outstanding
  Basic........................        32,381             103,233          (64,004)(3)         71,610
  Diluted......................        32,561             103,234          (64,005)(4)         71,790

                            PRO FORMA BALANCE SHEET

                                                                                   PRO FORMA
                                           VERITAS                        ---------------------------
                                            AS OF          PGS AS OF       PURCHASE
                                        APRIL 30, 2002   MARCH 31, 2002   ADJUSTMENTS       COMBINED
                                        --------------   --------------   -----------      ----------
                                                               (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents...........     $ 24,852        $   86,034                      $  110,886
  Accounts and notes receivable.......      119,366           261,690                         381,056
  Other current assets................       23,195           101,186     $   (29,341)(1e)     95,040
  Oil and gas assets held for sale....           --           204,024                         204,024
                                           --------        ----------     -----------      ----------
          Total current assets........      167,413           652,934         (29,341)        791,006
Property and equipment, net...........      193,001         2,267,761        (937,448)(1b)  1,523,314
Multi-client library, net.............      368,169           956,235        (394,786)(1c)    929,618
Goodwill, net.........................       34,429           214,550        (214,550)(1a)     34,429
Deferred taxes........................       17,086           162,931         322,792 (1d)    502,809
Other assets..........................       20,924            58,731         (24,420)(1f)     55,235
                                           --------        ----------     -----------      ----------
TOTAL ASSETS..........................     $801,022        $4,313,142     $(1,277,753)     $3,836,411
                                           ========        ==========     ===========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt, current portion of
     long-term debt, and capital lease
     obligations......................     $               $  269,465*                     $  269,465
  Short-term debt and other
     liabilities held for sale........           --            39,809                          39,809
  Accounts payable and other current
     liabilities......................       88,423           289,165     $    35,733(1g)     413,321
                                           --------        ----------     -----------      ----------
          Total current liabilities...       88,423           598,439          35,733         722,595
Long-term debt and capital lease
  obligations.........................      135,000         1,975,322        (437,500)(1h)  1,672,822
Other noncurrent liabilities..........       10,794            97,625                         108,419
                                           --------        ----------     -----------      ----------
          Total noncurrent
            liabilities...............      145,794         2,072,947        (437,500)      1,781,241
Guaranteed preferred beneficial
  interest in PGS junior subordinated
  debt securities.....................                        141,300                         141,300
Mandatorily redeemable cumulative
  preferred stock related to the
  multi-client library
  securitization......................                        132,331                         132,331
Shareholders' equity..................      566,805         1,368,125        (875,986)(1i)  1,058,944
                                           --------        ----------     -----------      ----------
TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY..............................     $801,022        $4,313,142     $(1,277,753)     $3,836,411
                                           ========        ==========     ===========      ==========

---------------

* Includes $250 million outstanding under PGS's bridge facility that has been extended to mature on August 31, 2003.

              NOTES TO VGS UNAUDITED COMBINED CONDENSED PRO FORMA
                              FINANCIAL STATEMENTS

     (1) The following pro forma balance sheet adjustments have been made to reflect the Combination:

          (a) Goodwill -- The Merger will be accounted for as a purchase business combination in accordance with accounting principles generally accepted in the United States. Based upon the criteria set forth in SFAS 141, Veritas will be the accounting acquirer for financial accounting purposes. This determination is supported by the premium paid for PGS Shares and the management control by Veritas. The historical basis of Veritas in its assets and liabilities will be carried forward to the financial statements of VGS. The assets and liabilities of PGS will be revalued to estimated fair value at the date of the announcement of the revised terms of the Combination in the financial statements of VGS, with the excess of fair values over the purchase price being allocated pro-rata to the non-current assets (except for deferred taxes). The $554.1 million purchase price is calculated using the estimated number of PGS Shares expected to be outstanding immediately prior to the closing and a $13.40 per share average trading price for Veritas stock, for three days before and three days after the revised terms of the Combination were announced, plus the estimated fair value of PGS's outstanding stock options, PGS's change of control payments and Veritas' merger related costs. The calculated purchase price is for accounting purposes only and is not indicative of the price at which PGS Shares will trade immediately before the completion of the Combination or the value of the VGS Shares to be received by Veritas shareholders in the Merger. The historical goodwill of PGS has been eliminated in the pro forma balance sheet.

          (b) Property and equipment, net -- Adjustments to reflect PGS's property and equipment at estimated fair value at the date of the announcement of the revised terms of the Combination, reduced to reflect the pro rata allocation of negative goodwill.

          (c) Multi-client library, net -- Adjustments to reflect PGS's multi-client library at estimated fair value at the date of the announcement of the revised terms of the Combination, reduced to reflect the pro rata allocation of negative goodwill.

          (d) Deferred income taxes -- Adjustments to reflect the tax effect related to the adjustments resulting from the pro-rata allocation of negative goodwill at the U.S. statutory rate of 35%.

          (e) Other current assets -- A reconciliation of the pro forma adjustments to other assets is as follows (in thousands):

Adjustment to conform accounting policies for dry dock
  costs.....................................................   $11,196
Fair value adjustment of deferred mobilization costs........    18,145
                                                               -------
          Total pro forma adjustment to other assets........   $29,341
                                                               =======

          (f) Other assets -- Adjustment to reflect PGS's other assets at estimated fair value at the date of the announcement of the revised terms of the Combination, reduced to reflect the pro-rata allocation of negative goodwill.

          (g) Current liabilities -- A reconciliation of the pro forma adjustments to current liabilities is as follows (in thousands):

Fees payable associated with the Combination................   $16,700
PGS change of control liabilities for employee contracts....    19,033
                                                               -------
          Total pro forma adjustment to current
           liabilities......................................   $35,733
                                                               =======

          (h) Long-term debt and capital lease obligations -- Adjustment to reflect PGS's long-term debt at estimated fair value as of the date of the announcement of the revised terms of the Combination.

          (i) Shareholders' equity -- Adjustments to reflect the difference between the purchase price and the book value of the net assets of PGS at the pro forma balance sheet date. The purchase price will be allocated based on the estimated fair values of PGS's assets and liabilities. The purchase price consists of the following (in thousands):

VGS Shares (39.3 million shares at $13.40 per share)........  $526,238
Fair value of converted PGS options (Black Scholes
  method)...................................................     1,634
PGS change of control payments..............................    19,033
Estimated Veritas fees associated with the Combination......     7,200
                                                              --------
          Total purchase price..............................  $554,105
                                                              ========

     For purposes of the pro forma financial statements, the purchase price has been allocated as follows (in thousands):

Historical net book value of PGS............................   $1,368,125
Adjustment of property and equipment, net, reduced for
  negative goodwill.........................................     (937,448)
Adjustment of multiclient data library, net, reduced for
  negative goodwill.........................................     (394,786)
Adjustment of deferred mobilization costs...................      (18,145)
Adjustment of deferred income taxes.........................      322,792
Adjustment of current liabilities related to the acquirer...       26,233
Adjustment of long term debt................................      437,500
Adjustment to conform accounting policy for dry dock
  costs.....................................................      (11,196)
Adjustment of goodwill......................................     (214,550)
Adjustment of other long term assets........................      (24,420)
                                                               ----------
          Total purchase price..............................   $  554,105
                                                               ==========

     (2) The following pro forma statement of operations adjustments have been made to reflect the Combination:

          (a) Depreciation and amortization -- Adjustments to depreciation and amortization as follows (in thousands):

                                                              PRO FORMA       PRO FORMA
                                                          NINE MONTHS ENDED   YEAR ENDED
                                                              APRIL 30,        JULY 31,
                                                                2002             2001
                                                          -----------------   ----------
Reduced depreciation resulting from the fair value
  adjustment (net of the pro rata allocation of negative
  goodwill) of PGS property and equipment (assuming 20
  years)................................................      $(35,154)        $(46,872)
Elimination of goodwill amortization resulting from the
  fair value adjustment of PGS's pre-existing
  goodwill..............................................        (3,337)          (7,382)
                                                              --------         --------
Total pro forma adjustment to depreciation and
  amortization..........................................      $(38,491)        $(54,254)
                                                              ========         ========

          (b) Interest expense -- Adjustment to increase interest expense to reflect accretion of long term debt from fair values to maturity value on a straight line basis over the remaining life of the debt.

          (c) Income taxes -- Adjustments to reflect the tax effect of the adjustments to depreciation and amortization and interest expense calculated at the U.S. statutory rate of 35%.

     (3) Basic earnings per share -- The adjustment to pro forma basic weighted average shares outstanding represents the estimated VGS Shares expected to be issued to holders of PGS Shares and PGS ADSs in the Combination.

     (4) Diluted earnings per share -- The adjustment to pro forma diluted weighted average shares outstanding is the sum of the estimated VGS Shares expected to be issued to holders of PGS Shares and PGS ADSs in the Combination and the estimated dilutive effect of PGS and Veritas employee stock options.

     (5) PGS's amortization of multi-client data library has been reclassified to cost of services to conform the presentation to that of Veritas.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and shareholder of VGS Inc.:

In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of VGS Inc. at June 30, 2002 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
July 2, 2002

                               VGS BALANCE SHEET

                                                              JUNE 30, 2002
                                                              -------------
                                  ASSETS
Cash and cash equivalents...................................     $50,000
                                                                 -------
     Total current assets...................................      50,000
                                                                 -------
     Total assets...........................................     $50,000
                                                                 =======

                   LIABILITIES AND SHAREHOLDER'S EQUITY
Shareholder's equity
  Common stock, par value $.01; one share authorized, issued
     and outstanding at June 30, 2002.......................          --
  Additional paid-in capital................................     $50,000
                                                                 -------
     Total shareholder's equity.............................      50,000
                                                                 -------
     Total liabilities and shareholder's equity.............     $50,000
                                                                 =======

NOTE 1 -- BASIS OF PRESENTATION

     VGS Inc. (the "Company") is a wholly-owned subsidiary of Veritas DGC Inc. incorporated in the Cayman Islands. The Company was formed on March 26, 2002. The shareholder contributed $50,000 in cash to fund the Company.

     The Company is expected to file a Registration Statement in July 2002 in connection with an exchange offer related to the merger agreement among Petroleum Geo-Services ASA and Veritas DGC Inc. and various subsidiaries.

                    MANAGEMENT OF VGS AFTER THE COMBINATION

BOARD OF DIRECTORS OF VGS

     The Merger Agreement provides that, at the completion of the Combination, the board of directors of VGS will consist of 10 members:

     - one of whom will be Reidar Michaelsen, the Chairman of the Board and Chief Executive Officer of PGS;

     - one of whom will be David B. Robson, the Chairman of the Board and Chief Executive Officer of Veritas;

     - an additional three of whom will be designated by PGS; and

     - an additional five of whom will be designated by Veritas.

Mr. Michaelsen will serve as Chairman of the Board of VGS. Before the commencement of the Exchange Offer, Veritas and PGS will name their respective designees.

COMMITTEES OF THE BOARD OF DIRECTORS

     Upon completion of the combination, the board of directors of VGS initially will have an audit committee, a compensation committee, a nominating committee and a health, safety and environmental committee. In addition, the VGS board may designate other committees from time to time, each consisting of one or more of the directors of VGS.

COMPENSATION OF DIRECTORS

     In accordance with existing practice of PGS and Veritas, it is expected that directors of VGS who are also employees of VGS will receive no additional compensation for their services as directors. Each non-employee director of VGS is expected to receive for service on the VGS board of directors an annual fee of $30,000 plus travel expenses, a fee of $1,500 per regular or special board meeting and $750 per regular, special or other meeting of a committee of the board. In addition, directors of VGS are expected to be granted options to purchase 10,000 VGS Shares upon appointment to the VGS board and options to purchase 5,000 VGS Shares each year thereafter, each of which grants will vest over three-year periods.

EXECUTIVE OFFICERS

     Mr. Robson will serve as Chief Executive Officer of VGS. Matthew D. Fitzgerald, the Chief Financial Officer of Veritas, will serve as Chief Financial Officer of VGS. The remaining executive officers of VGS will be designated by the board of directors of VGS.

                  DESCRIPTION OF VGS INC. SHARE INCENTIVE PLAN

     The following summary of the VGS Inc. Share Incentive Plan, which was adopted by VGS's board of directors subject to the approval of Veritas' shareholders prior to consummation of the Combination, is qualified by reference to the full text of the plan, which is attached to this prospectus as Annex F.

GENERAL PROVISIONS

     The plan authorizes the granting of awards in the form of any combination of (1) options to purchase VGS Shares, (2) VGS Share appreciation rights ("SARs"), (3) deferred VGS Share units, (4) restricted VGS Shares and (5) performance share awards to persons (including officers, directors, employees, consultants and advisors) who have substantial responsibility for the management and growth of VGS or any of its affiliates.

     Administration. A committee of at least two persons who are members of the compensation committee of VGS's board of directors administers the plan. However, until the VGS Shares are listed on a national securities exchange, the committee shall be composed of at least two persons who are members of the compensation committee of Veritas' board of directors. The committee designates the persons to be granted awards and the type and amount of awards to be granted and has authority to interpret the plan, adopt, alter and repeal administrative regulations, and determine and amend the terms of the awards.

     Plan Term.  The plan was adopted on and is effective as of                ,
2002. The plan will remain in effect indefinitely until all awards have been satisfied or expired.

     Eligibility. The committee may make awards under the plan to persons, including officers, directors, employees, consultants and advisors who have substantial responsibility for the management and growth of VGS or any of its affiliates. The committee, in its sole discretion, will select the persons eligible to participate in the plan.

     Limitations on Awards.  Subject to certain adjustment provisions in the
plan, the committee may grant as awards an aggregate maximum of           VGS
Shares to eligible persons during the plan term. Of those           dedicated
VGS Shares, the maximum number of shares with respect to which options may be
granted under the plan is           ; the maximum number with respect to which
SARs may be granted is           ; the maximum number with respect to which
restricted VGS Share awards may be granted is           ; the maximum number
with respect to which deferred VGS Share units may be granted is           ; and
the maximum number with respect to which performance share awards may be granted
is           . Should an outstanding award granted under the plan expire, terminate, be settled in cash in lieu of VGS Shares or be surrendered for any reason, the shares allocated to any unexercised portion of that award may again be subject to award under the plan. The number of shares issuable under the plan may be increased by the number of shares which become subject to substitution awards as provided in the plan as long as the shareholders approve such increase to the extent their approval is required under the rules of the New York Stock Exchange.

     If the exercise price of an option is paid in VGS Shares or if VGS Shares are withheld from payment of an award to satisfy tax obligations with respect to the award, such VGS Shares also will not count against any of the above limits.

     The maximum number of VGS Shares with respect to which options may be
granted to any person under the plan during any calendar year is           . The
maximum number of VGS Shares with respect to which SARs may be granted to any
person under the plan during any calendar year is           . The maximum number
of shares with respect to which deferred VGS Share units may be granted to any
person under the plan during any calendar year is           . The maximum number
of shares with respect to which performance shares may be granted to any person
under the plan during an calendar year is           .

     The maximum number of VGS Shares that may be granted pursuant to any given
award of performance shares is           .

     The plan contains anti-dilution provisions which may result in adjustments to the number of shares specified above.

     Award Transferability. Except as specified in the applicable agreement or in a domestic relations court order, awards may not be transferred other than by will or under the laws of descent and distribution. In the discretion of the committee, any attempt to transfer an award other than under the terms of the plan and the applicable agreement may terminate that award. During the recipient's lifetime, only the recipient may exercise any award under the plan.

AWARDS

     The plan authorizes the committee to grant the following types of awards in its discretion:

     1. Options.

     General. The committee is authorized to grant nonqualified options to purchase VGS Shares subject to such terms and conditions as the committee may determine in its sole discretion.

     Option Price. The price for which VGS Shares may be purchased shall not be less than the fair market value of the VGS Shares on the date the option is granted.

     Duration of Options. Unless the option agreement specifies a shorter term, an option expires on the tenth anniversary of the date the option is granted. Unless the option agreement specifies otherwise, an option shall not continue to vest after the termination of the option holder's employment or affiliation relationship with VGS and its affiliates for any reason other than death or disability. The plan gives the committee discretion to accelerate the vesting of an option on a case by case basis at any time.

     Except as otherwise provided in an option agreement, an option granted to a person other than a non-employee director terminates on the earlier of the date of the expiration of the general term of the option or 90 days after the date of the termination of the option holder's employment or affiliation relationship with VGS and all its affiliates for any reason other than death, disability or retirement.

     In the case of an option granted to a person other than a non-employee director, unless the option agreement specifies otherwise, if the employment or affiliation relationship between VGS and all affiliates and an option holder terminates due to death before the date of expiration of the general term of the option, the option will terminate on the earlier of the date of expiration of the general term of the option or the first anniversary of the option holder's death.

     In the case of an option granted to a person other than a non-employee director, unless the option agreement specifies otherwise, if the employment or affiliation relationship between VGS and all affiliates and the option holder terminates due to disability before the date of the expiration of the general term of the option, the option shall terminate on the earlier of the expiration of the general term of the option or the first anniversary of the date of the termination of the employment or affiliation relationship due to disability.

     Unless the option agreement specifies otherwise, if the option holder is an employee of VGS or an affiliate and the employee retires, the option shall terminate on the earlier of the expiration of the general term of the option or three years after the date of the option holder's retirement.

     Unless the option agreement specifies otherwise, an option granted to a non-employee director shall terminate on the earlier of the expiration of the general term of the option or three years after his cessation of services as a director of VGS.

     Exercise of Options. An option may be exercised at the time, in the manner, and subject to the conditions the committee specifies in the option agreement in its sole discretion. Payment of the exercise price of an option may be made in such manner as the committee may provide, including cash, delivery of VGS Shares already held for at least six months, a "broker-assisted cashless exercise" (an arrangement of a brokerage firm whereby shares issuable upon exercise of an option would be sold by the broker and the proceeds used to pay the exercise price and any applicable tax withholding resulting from the exercise), or in any other manner specified by the committee. No option holder will have any rights as a shareholder with respect to VGS Shares covered by an option.

     2. VGS Share Appreciation Rights.

     The committee shall specify in a SAR award agreement the term of a SAR as well as vesting and termination provisions. Upon the exercise of a SAR, the award holder is entitled to receive, for each VGS Share with respect to which a SAR is exercised, an amount (the "appreciation") equal to the excess of the fair market value of a VGS Share on the exercise date over the grant price of the SAR which may not be less than the fair market value of a VGS Share on the date of the grant of the SAR. The appreciation is payable in cash. The plan gives the committee discretion to accelerate the vesting of an SAR on a case by case basis at any time.

     3. Deferred VGS Share Units.

     The committee is authorized to award deferred VGS Share units subject to such terms and conditions as the committee may determine in its sole discretion. The committee shall maintain a bookkeeping ledger account which reflects the number of deferred share units credited under the plan for the benefit of a holder. Deferred VGS Share units shall be similar to restricted VGS Shares (described below) except that no VGS Shares are actually transferred to the recipient until a later date specified in the recipient's award agreement. Each deferred share unit shall have a value equal to the fair market value of a VGS Share on the date the VGS Share is actually transferred to the recipient. The plan gives the committee discretion to accelerate the vesting of deferred VGS Share units on a case by case basis at any time.

     4. Restricted VGS Shares.

     The committee is authorized to award restricted VGS Shares subject to such terms and conditions as the committee may determine in its sole discretion. The committee has authority to determine the number of restricted VGS Shares to be awarded, the price, if any, to be paid by the recipient of the restricted VGS Shares, and the date or dates on which the restricted VGS Shares will vest. The vesting of restricted VGS Shares may be conditioned upon the completion of a specified period of service with VGS, upon the attainment of specified performance goals, or upon such other criteria as the committee may determine. The plan gives the committee discretion to accelerate the vesting of restricted VGS Shares on a case by case basis at any time.

     VGS Share certificates representing the restricted VGS Shares granted under the plan will be registered in the award holder's name. However, no restricted VGS Share may be sold, transferred, assigned or pledged by the award holder until such share has vested in accordance with the terms of the restricted VGS Share award. In the event of an award holder's termination of service before all of his restricted VGS Shares have vested, or in the event other conditions to the vesting of restricted VGS Shares have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the restricted VGS Shares which have not vested will be forfeited and any purchase price paid by the award holder generally will be returned to the award holder. At the time a restricted VGS Share vests, a certificate for such vested VGS Shares will be delivered to the award holder free of all plan restrictions.

     5. Performance Shares.

     The committee is authorized to award performance shares, which are subject to the attainment of one or more performance goals, to key employees selected by it.

     A performance share consists of a grant of VGS Shares upon or subject to the attainment of one or more objective performance goals. A performance share will be paid, vested or otherwise deliverable solely upon the attainment of one or more pre-established, objective performance goals established by the committee. The committee must establish objective goals within the first 90 days of the performance period or within the first 25% of the performance period, whichever is earlier, and in any event, while the outcome is substantially uncertain. A performance goal is objective if a third party having knowledge of the relevant facts could determine whether the goal has been met. A performance goal may be based upon one or more business criteria that apply to the individual, one or more of business units of VGS or VGS as a whole, and may include any of the following: earnings per share; earnings per share growth; total shareholder return; economic value added; cash return on capitalization; increased revenue; revenue ratios (per employee or per customer); net income; stock price; market share; return on equity; return on assets; return on capital; return on capital compared to cost of capital; return on capital employed; return on invested capital; shareholder value; net cash flow; operating income; earnings before interest and taxes; cash flow; cash flow from operations; cost reductions; cost ratios (per employee or per customer); proceeds from dispositions; project completion time and budget goals; net cash flow before financing activities; customer growth; and total market value. Goals may also be based on performance relative to a peer group of companies. In interpreting plan provisions applicable to performance goals and performance share awards, it is intended that the plan will conform with the standards of section 162(m) of the Code and Treasury Regulations sec. 1.162-27(e)(2)(i), and the committee in establishing such goals and interpreting the plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of performance goals, the committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any performance share awards made pursuant to the plan shall be determined by the committee.

PROVISIONS RELATING TO A CHANGE OF CONTROL

     As a general matter, upon the occurrence of a change of control as defined in the plan all outstanding VGS Share options, SARs, deferred VGS Share units, restricted VGS Shares and performance shares will become fully exercisable and vested.

OTHER PROVISIONS

     Tax Withholding. The plan permits employees to satisfy all or a portion of their federal, state, local, foreign or other tax liabilities with respect to awards under the plan by delivering previously-owned shares (that have been owned by the holder for at least six months) or by having VGS withhold from the shares otherwise deliverable to such holder shares having a value equal to the tax liability to be so satisfied.

     Adjustments. In the event of specified changes in VGS's capital structure, the committee will have the power to adjust the number and kind of shares authorized by the plan (including any limitations on individual awards), and the number, option price and kinds of shares covered by outstanding awards, and to make such other adjustments in awards under the plan as it deems appropriate.

     Amendments. The committee may amend or terminate the plan at any time in its sole discretion, provided that no amendment may change the aggregate number of VGS Shares that may be issued under the plan without prior shareholder approval.

     Persons Residing Outside of the United States. Notwithstanding any provision of the plan to the contrary, the committee, in its sole discretion, may take the action necessary to ensure that the plan complies with the laws of other countries in which VGS or its affiliates operate or have employees. Such action may be taken either before or after an award is made, and may include, without limitation, determining plan coverage and eligibility, amending the plan or the terms of any award, establishing subplans and modifying exercise or other procedures.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     Nonqualified Stock Options. The grant of nonqualified stock options under the plan will not result in the recognition of any U.S. federal taxable income by the option holder. The option holder will recognize ordinary income on the date of exercise of the nonqualified stock option equal to the difference between (1) the fair market value on the date of exercise and (2) the exercise price. The tax basis of these VGS Shares for the purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the nonqualified stock option. To the extent it is subject to federal income taxation, VGS or one of its subsidiaries will be entitled to a deduction in the amount reportable as income by the option holder on the exercise of a nonqualified stock option.

     VGS Share Appreciation Rights. The grant of SARs under the plan will not result in the recognition of any taxable income by the recipient. The recipient will recognize ordinary income in the year of exercise in an amount equal to the amount of cash paid to him upon the exercise of a SAR. Upon the exercise of a SAR, to the extent a recipient is subject to federal income taxation, VGS or one of its subsidiaries will be entitled to a deduction in the amount equal to the income recognized by the recipient.

     Restricted VGS Shares. A recipient of restricted VGS Shares under the plan will not recognize taxable income at the time of grant, and neither VGS nor any of its subsidiaries will be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon the expiration of the forfeiture restrictions, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and, to the extent it is subject to federal income taxation, VGS or one of its subsidiaries will be entitled to a corresponding deduction. Dividends paid during the period that the forfeiture restrictions apply will also be treated as compensation income to the recipient and deductible as such by VGS or one of its subsidiaries.

     However, a recipient of restricted VGS Shares may elect, with the written approval of VGS's Chief Financial Officer, to be taxed at the time of grant of the restricted VGS Shares based on the fair market value of the shares on the date of the grant. If this election is made, (1) to the extent it is subject to federal income taxation, VGS or one of its subsidiaries will be entitled to a deduction at the time of grant of the restricted VGS Shares based on the fair market value of the shares on the date of the grant, (2) dividends paid during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by VGS or any of its subsidiaries, and (3) there will be no further federal income tax consequences when the forfeiture restrictions lapse.

     Deferred VGS Share Units. The grant of deferred VGS Share units under the plan will not result in the recognition of any taxable income by the recipient. At the time deferred VGS Share units are settled in VGS Shares, the recipient will recognize ordinary income and, to the extent it is subject to federal income taxation, the Company or one of its subsidiaries will be entitled to a corresponding deduction. Generally, the measure of the income and deduction will be the fair market value of the VGS Shares at the time the deferred VGS Shares are settled.

     Performance Shares. The tax consequences of performance shares are the same as the tax consequences of restricted VGS Shares.

     Compensation Deduction Limitation. Under section 162(m) of the Code, VGS's federal income tax deduction for certain compensation paid to designated executives is limited to $1 million per year. These executives include VGS's Chief Executive Officer and VGS's next four highest compensated officers.
Section 162(m) of the Code provides an exception to this deduction for certain "performance based" compensation approved by a committee consisting solely of at least two "outside directors". VGS believes that options to purchase VGS Shares, SARs and performance shares granted under the plan should qualify as performance based compensation for purposes of section 162(m) of the Code.

              DESCRIPTION OF VGS INC. EMPLOYEE SHARE PURCHASE PLAN

     The following summary of the VGS Inc. Employee Share Purchase Plan, which has been adopted by VGS's board of directors and is expected to be adopted by Veritas' shareholders prior to the consummation to the Combination, is qualified by reference to the full text of the plan, which is attached to this prospectus as Annex G.

GENERAL PROVISIONS

     The plan authorizes the granting of options to purchase VGS Shares at a discount through payroll deductions during periodic offerings to employees of VGS and its affiliates that adopt the plan.

     Administration. The plan will be administered by the compensation committee, or at least two persons who are members of the compensation committee, of VGS's board of directors. All questions of interpretation or application of the plan are determined by the committee, and its decisions are final, conclusive and binding upon all participants.

     Eligibility. Each employee of VGS or any affiliate that has adopted the plan with the approval of the committee is eligible to participate in an Offering Period (as defined below) if he has completed six months of continuous employment with VGS and/or an affiliate; provided, however, that no employee shall be granted a right under the plan (i) to the extent that, immediately after the grant, such employee would own 5% or more of either the voting power or value of the shares of VGS or of any affiliate, or (ii) to the extent that his or her rights to purchase shares under all employee share purchase plans of VGS or of any affiliate accrue at a rate which exceeds twenty-five thousand ($25,000) worth of shares (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which the option granted to the employee is outstanding. Eligible employees become participants in the plan by, prior to the beginning of an Offering Period, filing with the employer's benefit office a subscription agreement authorizing payroll deductions.

     Limitations on Awards. The aggregate number of VGS Shares authorized to be
sold pursuant to options granted under the plan is           . VGS Shares
subject to lapsed, forfeited or canceled awards will not count against this limit and can be regranted under the plan.

     Participation in an Offering. The plan is implemented by offering periods lasting for one calendar quarter (an "Offering Period"), with a new Offering Period commencing every three months. The Committee may change the length (not to exceed 27 months) of an Offering Period. To participate in the plan, each eligible employee must authorize payroll deductions pursuant to the plan. Once an employee becomes a participant in the plan, the employee will automatically participate in each successive Offering Period until such time as the employee cancels his payroll deductions or the employee's employment with VGS and all affiliates terminates for any reason other than death, retirement or disability. At the beginning of each Offering Period, each participant is automatically granted rights to purchase VGS Shares. The rights expire upon termination of employment for any reason other than death, retirement or disability. Options are exercised at the end of each Offering Period to the extent of the payroll deductions accumulated during such Offering Period. After the purchase of all VGS Shares available on the exercise date, any remaining options terminate.

     Purchase Price, Shares Purchased. VGS Shares will be purchased under the plan at a price which shall be 85% of the lesser of the fair market value of VGS Shares on the grant date or exercise date. The "fair market value" of VGS Shares on any relevant date will be the last reported sales price for the shares on the principal exchange on which the shares are traded on the business day for which the fair market value is being determined (or the prior day if no sales are reported on that day). The number of VGS Shares a participant purchases in each Offering Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that Offering Period by the purchase price.

     Termination of Employment. The termination of a participant's employment for any reason other than death or due to retirement or disability more than three months prior to the exercise date cancels his or her participation in the plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her.

     Upon the termination of a participant's employment by reason of death or due to retirement or disability within three months prior to the exercise date, the participant (or other agent authorized by the plan) can elect either to withdraw all funds then credited to his account or leave such funds in the plan to purchase VGS Shares at the end of the Offering Period during which his termination of employment occurs.

     If a participant begins an authorized leave of absence during an Offering Period, the participant can elect either to withdraw all funds then credited to his account or leave such funds in the plan to purchase VGS Shares at the end of the Offering Period during which this leave of absence began. However, in the event the participant's employment is deemed terminated (the later of the 91st day of such leave, on the date the participant's employment is guaranteed by statute or contract), the participant's participation in the plan shall be canceled immediately, and the payroll deductions then credited to his or her account shall be returned to him or her.

     Adjustment Upon Change in Capitalization. In the event of specified changes in VGS's capital structure, the committee will have the power to adjust the number of shares authorized by the plan, the number of shares subject to each option, the option price and consideration to be received upon exercise of each option and to provide for acceleration of the exercise date or the conversion of options into cash or other property to be received in certain of the changes in capital structure.

     Amendment and Termination of the Plan. The committee may terminate or amend the plan at any time in its sole discretion. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held shareholders' meeting, if such amendment would require shareholder approval in order to comply with section 423 of the Internal Revenue Code (the "Code").

     Non-US Residents. Notwithstanding any provision in the plan to the contrary, with respect to Non-US Resident employees or plan participants, the committee, in its sole discretion, may amend or vary the terms of the plan to meet the requirements of local law in non-US jurisdictions, establish administrative rules and procedures to operate the plan in such jurisdictions, and establish sub-plans to accomplish such purposes.

     Withdrawal. Generally, a participant may withdraw from an Offering Period at any time on or before 15 days prior to the exercise date without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular Offering Period, that participant may not participate again in the same Offering Period.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     The plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the VGS Shares purchased under the plan are sold or otherwise disposed. Upon the sale or other disposition of the VGS Shares, the participant will generally be subject to tax. The amount of the tax will depend upon how long the participant holds the VGS Shares. If the participant sells or otherwise disposes of the VGS Shares more than two years from the first day of the Offering Period and more than one year from the date of the transfer of the VGS Shares to him or her, then he or she will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the VGS Shares at the time of such sale or other disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the VGS Shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the VGS Shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the VGS Shares on the date the VGS Shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. VGS and its affiliates are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of VGS Shares prior to the expiration of the holding period(s) described above.

                DESCRIPTION OF VGS INC. LONG TERM INCENTIVE PLAN

     The following is a summary of the VGS Inc. Long Term Incentive Plan, which was adopted by VGS's board of directors and will not require approval by Veritas' shareholders.

GENERAL PROVISIONS

     The plan authorizes the granting of awards in the form of any combination of (1) options to purchase VGS Shares, (2) VGS Share appreciation rights ("SARs"), (3) deferred VGS Share units and (4) restricted VGS Shares to persons (including employees, consultants and advisors, but excluding officers and directors) who have substantial responsibility for the management and growth of VGS or any of its affiliates.

     Administration. A committee of at least two persons who are members of the compensation committee of VGS's board of directors administers the plan. However, until the VGS Shares are listed on a national securities exchange, the committee shall be composed of at least two persons who are members of the compensation committee of Veritas' board of directors. The committee designates the persons to be granted awards and the type and amount of awards to be granted and has authority to interpret the plan, adopt, alter and repeal administrative regulations, and determine and amend the terms of the awards.

     Plan Term. The plan was adopted on and is effective as of , 2002. The plan shall remain in effective indefinitely until all awards have been satisfied or expired.

     Eligibility. The committee may make awards under the plan to persons other than officers and directors who have substantial responsibility for the management and growth of VGS or any of its affiliates. The committee, in its sole discretion, will select the persons eligible to participate in the plan.

     Limitations on Awards. Subject to certain adjustment provisions in the plan, the committee may grant as awards an aggregate maximum of
VGS Shares to eligible persons during the plan term. Of those dedicated VGS Shares, the maximum number of shares with respect to which options
may be granted under the plan is                ; the maximum number with
respect to which SARs may be granted under the plan is                ; the
maximum number with respect to which restricted stock awards may be granted is and the maximum number with respect to which deferred VGS Share
units may be granted is                . Should an outstanding award granted
under the plan expire, terminate, be settled in cash in lieu of VGS Shares or be surrendered for any reason, the VGS Shares allocated to any unexercised portion of that award may again be subject to award under the plan. The number of VGS Shares issuable under the plan may be increased by the number of VGS Shares which become subject to substitution awards as provided in the plan as long as the shareholders approve such increase to the extent their approval is required under the rules of the New York Stock Exchange.

     If the exercise price of an option is paid in VGS Shares or if VGS Shares are withheld from payment of an award to satisfy tax obligations with respect to the award, such VGS Shares also will not count against any of the above limits.

     The plan contains anti-dilution provisions which may result in adjustments to the number of VGS Shares specified above.

     Award Transferability. Except as specified in the applicable agreement or in a domestic relations court order, awards may not be transferred other than by will or under the laws of descent and distribution. In the discretion of the committee, any attempt to transfer an award other than under the terms of the plan and the applicable agreement may terminate that award. During the recipient's lifetime, only the recipient may exercise any award under the plan.

AWARDS

     The plan authorizes the committee to grant the following types of awards in its discretion:

     1. Options.

     General. The committee is authorized to grant nonqualified options to purchase VGS Shares subject to such terms and conditions as the committee may determine in its sole discretion.

     Option Price. The price for which VGS Shares may be purchased shall not be less than the fair market value of the VGS Shares on the date the option is granted.

     Duration of Options. Unless the option agreement specifies a shorter term, an option expires on the tenth anniversary of the date the option is granted. Unless the option agreement specifies otherwise, an option shall not continue to vest after the termination of the option holder's employment or affiliation relationship with VGS and its affiliates for any reason other than death or disability. The plan gives the committee discretion to accelerate the vesting of an option on a case by case basis at any time.

     Except as otherwise provided in an option agreement, an option terminates on the earlier of the date of the expiration of the general term of the option or 90 days after the date of the termination of the option holder's employment or affiliation relationship with VGS and all its affiliates for any reason other than death, disability or retirement.

     Unless the option agreement specifies otherwise, if the employment or affiliation relationship between VGS and its affiliates and an option holder terminates due to death before the date of expiration of the general term of the option, the option will terminate on the earlier of the date of expiration of the general term of the option or the first anniversary of the option holder's death.

     Unless the option agreement specifies otherwise, if the employment or affiliation relationship between VGS and its affiliates and the option holder terminates due to disability before the date of the expiration of the general term of the option, the option shall terminate on the earlier of the expiration of the general term of the option or the first anniversary of the date of the termination of the employment or affiliation relationship due to disability.

     Unless the option agreement specifies otherwise, if the option holder is an employee of VGS or an affiliate and the employee retires, the option shall terminate on the earlier of the expiration of the general term of the option or three years after the date of the option holder's retirement.

     Exercise of Options. An option may be exercised at the time, in the manner, and subject to the conditions the committee specifies in the option agreement in its sole discretion. Payment of the exercise price of an option may be made in such manner as the committee may provide, including cash, delivery of VGS Shares already held for at least six months, a "broker-assisted cashless exercise" (an arrangement of a brokerage firm whereby shares issuable upon exercise of an option would be sold by the broker and the proceeds used to pay the exercise price and any applicable tax withholding resulting from the exercise), or in any other manner specified by the committee. No option holder will have any rights as a shareholder with respect to VGS Shares covered by an option.

     2. VGS Share Appreciation Rights.

     The committee shall specify in a SAR award agreement the term of a SAR as well as vesting and termination provisions. Upon the exercise of a SAR, the award holder is entitled to receive, for each VGS Share with respect to which a SAR is exercised, an amount (the "appreciation") equal to the excess of the fair market value of a VGS Share on the exercise date over the grant price of the SAR which may not be less than the fair market value of a VGS Share on the date of the grant of the SAR. The appreciation is payable in cash.

     3. Deferred VGS Share Units.

     The committee is authorized to award deferred VGS Share units subject to such terms and conditions as the committee may determined in its sole discretion. The committee shall maintain a bookkeeping ledger account which reflects the number of deferred share units credited under the plan for the benefit of a holder. Deferred VGS Share units shall be similar to restricted VGS Shares (described below) except that no VGS Shares are actually transferred to the recipient until a later date specified in the recipient's award agreement. Each deferred share unit shall have a value equal to the fair market value of a VGS Share on the date the VGS Share is actually transferred to the recipient. The plan gives the committee the discretion to accelerate the vesting of deferred VGS Share units on a case by case basis at any time.

     4. Restricted VGS Shares.

     The committee is authorized to award restricted VGS Shares subject to such terms and conditions as the committee may determine in its sole discretion. The committee has authority to determine the number of restricted VGS Shares to be awarded, the price, if any, to be paid by the recipient of the restricted VGS Shares, and the date or dates on which the restricted VGS Shares will vest. The vesting of restricted VGS Shares may be conditioned upon the completion of a specified period of service with VGS, upon the attainment of specified performance goals, or upon such other criteria as the committee may determine. The plan gives the committee discretion to accelerate the vesting of restricted VGS Shares on a case by case basis at any time.

     VGS Share certificates representing the restricted VGS Shares granted under the plan will be registered in the award holder's name. However, no restricted VGS Share may be sold, transferred, assigned or pledged by the award holder until such share has vested in accordance with the terms of the restricted VGS Share award. In the event of an award holder's termination of service before all of his restricted VGS Shares have vested, or in the event other conditions to the vesting of restricted VGS Shares have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the restricted VGS Shares which have not vested will be forfeited and any purchase price paid by the award holder generally will be returned to the award holder. At the time a restricted VGS Share vests, a certificate for such vested VGS Shares will be delivered to the award holder free of all plan restrictions.

PROVISIONS RELATING TO A CHANGE OF CONTROL

     As a general matter, upon the occurrence of a change of control as defined in the plan all outstanding VGS Share options, SARs, deferred VGS Share units and restricted VGS Shares will become fully exercisable and vested.

OTHER PROVISIONS

     Tax Withholding. The plan permits employees to satisfy all or a portion of their federal, state, local, foreign or other tax liabilities with respect to awards under the plan by delivering previously-owned VGS Shares (that have been owned by the holder for at least six months) or by having VGS withhold from the VGS Shares otherwise deliverable to such holder shares having a value equal to the tax liability to be so satisfied.

     Adjustments. In the event of specified changes in VGS's capital structure, the committee will have the power to adjust the number and kind of shares authorized by the plan (including any limitations on individual awards), and the number, option price and kinds of shares covered by outstanding awards, and to make such other adjustments in awards under the plan as it deems appropriate.

     Amendments. The committee may amend or terminate the plan at any time in its sole discretion.

     Persons Residing Outside of the United States. Notwithstanding any provision of the plan to the contrary, the committee, in its sole discretion, may take the action necessary to ensure that the plan complies with the laws of other countries in which VGS or its affiliates operate or have employees. Such action may be taken either before or after an award is made, and may include, without limitation, determining plan coverage and eligibility, amending the plan or the terms of any award, establishing subplans and modifying exercise or other procedures.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     Nonqualified Stock Options. The grant of nonqualified stock options under the plan will not result in the recognition of any taxable income by the option holder. The option holder will recognize ordinary income on the date of exercise of the nonqualified stock option equal to the difference between (1) the fair market value on the date of exercise and (2) the exercise price. The tax basis of these VGS Shares for the purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the nonqualified stock option. To the extent it is subject to federal income taxation, VGS or one of its subsidiaries will be entitled to a deduction in the amount reportable as income by the option holder on the exercise of a nonqualified stock option.

     VGS Share Appreciation Rights. The grant of SARs under the plan will not result in the recognition of any taxable income by the recipient. The recipient will recognize ordinary income in the year of exercise in an amount equal to the amount of cash paid to him upon the exercise of an SAR. Upon the exercise of an SAR, to the extent it is subject to federal income taxation, VGS or one of its subsidiaries will be entitled to a deduction in the amount equal to the income recognized by the recipient.

     Restricted VGS Shares. A recipient of restricted VGS Shares under the plan will not recognize taxable income at the time of grant, and neither VGS nor any of its subsidiaries will be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon the expiration of the forfeiture restrictions, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the VGS Shares at such time over the amount, if any, paid for such VGS Shares, and, to the extent it is subject to federal income taxation, VGS or one of its subsidiaries will be entitled to a corresponding deduction. Dividends paid during the period that the forfeiture restrictions apply will also be treated as compensation income to the recipient and deductible as such by VGS or one of its subsidiaries.

     However, a recipient of restricted VGS Shares may elect, with the written approval of VGS's Chief Financial Officer, to be taxed at the time of grant of the restricted VGS Shares based on the fair market value of the VGS Shares on the date of the grant. If this election is made, (1) to the extent it is subject to federal income taxation, VGS or one of its subsidiaries will be entitled to a deduction at the time of grant of the restricted VGS Shares based on the fair market value of the VGS Shares on the date of the grant, (2) dividends paid during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by VGS or any of its subsidiaries, and (3) there will be no further federal income tax consequences when the forfeiture restrictions lapse.

     Deferred VGS Share Units. The grant of deferred VGS Share units under the plan will not result in the recognition of any taxable income by the recipient. At the time deferred VGS Share units are settled in VGS Shares, the recipient will recognize ordinary income and, to the extent it is subject to federal income taxation, the Company or one of its subsidiaries will be entitled to a corresponding deduction. Generally the measure of the income and deduction will be the fair market value of the VGS Shares at the time the deferred VGS Shares are settled.

                        DESCRIPTION OF VGS SHARE CAPITAL

     The following discussion summarizes VGS's share capital. This summary is not complete and is subject to the complete text of VGS's amended and restated memorandum of association and its amended and restated articles of association as they will be in effect on the date of the Combination. VGS's memorandum is attached to this prospectus as Annex D and its articles are attached as Annex E. We encourage you to read those documents carefully.

AUTHORIZED SHARE CAPITAL

     VGS's memorandum provides that its authorized share capital is
US$          , divided into           ordinary shares, par value US$0.01 per
share (including one ordinary share designated "Special Voting Stock, Series 1" and one ordinary share designated "Special Voting Stock, Series 2" described
below), and           shares, par value US$0.01 per share, which may be
designated and created as shares of any other classes or series of shares with the respective rights and restrictions determined by action of the board of directors. Assuming all of the PGS Shares and PGS ADSs are tendered and accepted
for exchange in the Exchange Offer, approximately           ordinary shares of
VGS will be outstanding immediately following the Combination.

     The board of directors will have the power to issue any or all of the authorized but unissued shares to the persons, on the terms and conditions and at the times as the board deems proper, including the issuance of rights and shares as part of a shareholder rights plan. VGS expects that its board of directors will adopt a shareholder rights plan. Under the proposed plan, each issued right may, in some circumstances, entitle the holder to purchase one one-hundredth of a share of VGS preferred stock. See "-- Shareholder Rights Plan" below.

     VGS's authorized share capital may be increased by a resolution passed by holders of a majority of the VGS Shares entitled to vote on the matter and voting in person or by proxy at any general meeting of VGS at which a quorum is present.

VOTING

     Subject to the rights of holders of Special Voting Stock, Series 1 and Special Voting Stock, Series 2 and any other class or series of shares, the holders of VGS's ordinary shares will be entitled to one vote per share other than on the election of directors.

     With respect to the election of directors, each holder of VGS's ordinary shares entitled to vote at the election will have the right to vote, in person or by proxy, the number of shares held by him for as many persons as there are directors to be elected and for whose election that holder has a right to vote. Directors will be elected by a plurality of the votes cast in the election. VGS's articles prohibit cumulative voting for the election of directors.

     The ordinary share designated as "Special Voting Stock, Series 1" will be entitled to the number of votes at any relevant date equal to the number of outstanding Veritas Energy Services exchangeable shares that are not owned by VGS or any of its subsidiaries. The ordinary share designated as "Special Voting Stock, Series 2" will be entitled to the number of votes at any relevant date equal to the number of outstanding Veritas Energy Services Inc. Class A Exchangeable Shares, Series 1, that are not owned by VGS or any of its subsidiaries. The Veritas Energy Services Inc. Exchangeable Shares and the Veritas Energy Services Inc. Class A Exchangeable Shares, Series 1 were issued to the former shareholders of Veritas Energy Services Inc. in connection with the combination of Veritas (then named Digicon Inc.) and Veritas Energy Services Inc. in August 1996, and to the former shareholders of Enertec Resource Services Inc. in connection with the combination of Veritas and Enertec in September 1999.

     In any matter submitted to VGS shareholders for a vote, each holder of an exchangeable share will have the right to instruct a trustee as to the manner of voting for one of the votes comprising the applicable series of VGS special voting stock for each exchangeable share owned by the holder. The exchangeable shares will be exchangeable on a one-for-one basis into ordinary shares of VGS and, when coupled with the voting rights afforded by the special voting shares, will have rights virtually identical to VGS ordinary shares. No dividend or distribution of assets will be paid to the holders of special voting stock. Neither series of special voting stock is convertible into any other class or series of the share capital of VGS or into cash, property or other rights, and may not be redeemed. Any shares of special voting stock purchased or otherwise acquired by VGS will be deemed retired and will be canceled and may not be reissued or otherwise disposed of by VGS. So long as any exchangeable shares of a series are outstanding, the number of shares comprising the applicable series of special voting stock may not be increased or decreased and no other term of that series of special voting stock may be amended, except upon the unanimous approval of the holders of the issued ordinary shares.

     Cayman Islands law and VGS's articles impose no limitations on the right of nonresident shareholders to hold or vote their VGS ordinary shares.

     The rights attached to any separate class or series of shares, unless otherwise provided by the terms of the shares of that class or series, may be varied only with the consent in writing of the holders of all of the issued shares of that class or series or by a special resolution passed at a separate general meeting of holders of the shares of that class or series. The necessary quorum for that meeting is the presence of holders of at least a majority of the shares of that class or series. Each holder of shares of the class or series present, in person or by proxy, will have one vote for each share of the class or series of which he is the holder. Outstanding shares will not be deemed to be varied by the creation or issue of further shares that rank in any respect prior to or equivalent with those shares.

     Under Cayman Islands law, some matters, like altering the memorandum or the articles, changing the name of VGS, voluntarily winding up the company or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require approval of shareholders by a special resolution. A special resolution is a resolution (1) passed by the holders of two-thirds of the shares voted at a general meeting or (2) approved in writing by all shareholders of a company entitled to vote at a general meeting of the company.

QUORUM FOR GENERAL MEETINGS

     The presence of shareholders, in person or by proxy, holding at least a majority of the issued shares generally entitled to vote at a meeting is a quorum for the transaction of most business. However, different quorums are required in some cases to approve a change in VGS's articles.

     Shareholders present in person or by proxy holding at least 95% of the issued shares entitled to vote at a meeting is the required quorum at a general meeting to consider or adopt a special resolution to amend, vary, suspend the operation of or disapply any of the following provisions of the articles:

     - Article 14 -- which relates to the convening of general meetings;

     - Article 15 -- which relates to notice requirements for general meetings;

     - Article 16 -- which relates to proceedings and procedures at general meetings;

     - Article 18.1 -- which relates to the election and appointment of directors;

     - Article 23 -- which requires shareholders to approve the sale, lease or exchange of all or substantially all of VGS's property or assets; or

     - Article 24 -- which requires shareholders to approve business combinations with interested shareholders (with the exceptions described below).

     However, shareholders present, in person or by proxy, holding at least a majority of the issued shares entitled to vote at the meeting is a quorum if:

     - a majority of the board of directors has, at or prior to the meeting, recommended a vote in favor of the special resolution; and

     - in the case of a special resolution to amend, vary, suspend the operation of or disapply Article 24 of the articles, other than a special resolution referred to below, the favorable board of directors' recommendation is made at a time where a majority of the board of directors then in office were directors prior to any person becoming an interested shareholder during the previous three years or were recommended for election or elected to succeed those directors by a majority of those directors.

     In addition, shareholders present, in person or by proxy, holding at least a majority of the issued shares entitled to vote at a meeting is also the required quorum to consider or adopt a special resolution to delete Article 24 of the articles if:

     - the resolution will not be effective until 12 months after the passing of the resolution; and

     - the restriction in Article 24 of the articles will otherwise continue to apply to any business combination between VGS and any person who became an interested shareholder on or prior to the passing of the resolution.

     The shareholders present at a duly constituted general meeting may continue to transact business until adjournment, despite the withdrawal of shareholders that leave less than a quorum.

DIVIDEND RIGHTS

     Subject to any rights and restrictions of any other class or series of shares, the board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of VGS's lawfully available funds. The board of directors may declare that any dividend be paid wholly or partly by the distribution of VGS's shares or other securities and/or specific assets.

RIGHTS UPON LIQUIDATION

     Upon the liquidation of VGS, after the full amounts that holders of any issued shares ranking senior to the ordinary shares as to distribution on liquidation or winding up are entitled to receive have been paid or set aside for payment, the holders of VGS's ordinary shares are entitled to receive, pro rata, any remaining assets of VGS available for distribution to the holders of ordinary shares. The liquidator may deduct from the amount payable in respect of those ordinary shares any liabilities the holder has to or with VGS. The assets received by the holders of VGS ordinary shares in a liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders.

NO LIABILITY FOR FURTHER CALLS OR ASSESSMENTS

     The VGS Shares to be issued in the Combination will be duly and validly issued, fully paid and nonassessable.

NO PREEMPTIVE RIGHTS

     Holders of ordinary shares will have no preemptive or preferential right to purchase any securities of VGS.

REDEMPTION AND CONVERSION

     The VGS ordinary shares will not be convertible into shares of any other class or series or be subject to redemption either by VGS or the holder of the shares.

REPURCHASE

     Under VGS's articles, VGS may purchase any issued ordinary shares in the circumstances and on the terms as are agreed by VGS and the holder of the shares. VGS may, from time to time, with the agreement of a holder, purchase all or part of the holder's ordinary shares whether or not VGS has made a similar offer to all or any other of the holders of ordinary shares.

RESTRICTIONS ON TRANSFER

     Subject to the rules of any stock exchange on which the ordinary shares may be listed, the board of directors may, in its absolute discretion and without assigning any reason, decline to register any transfer of shares.

OTHER CLASSES OR SERIES OF SHARES

     The board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of that class or series, to provide from time to time for the issuance of other classes or series of shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

COMPULSORY ACQUISITION OF SHARES HELD BY MINORITY HOLDERS

     An acquiring party is generally able to acquire the ordinary shares of minority holders compulsorily in one of two ways:

     - By a procedure under the Companies Law of the Cayman Islands known as a "scheme of arrangement". A scheme of arrangement is made if:

      - a majority in number of the shareholders holding ordinary shares representing at least 75% in value of the issued ordinary shares other than those held by the acquiring party, if any, present and voting either in person or by proxy at the meeting held to consider the arrangement agree to the scheme of arrangement; and

      - the scheme of arrangement receives the sanction of the Grand Court of the Cayman Islands.

      If a scheme of arrangement receives all necessary consents, all holders of ordinary shares of a company would be compelled to sell their shares under the terms of the scheme of arrangement.

     - By acquiring in a tender offer 90% of the ordinary shares not already owned by the acquiring party, or "offeror". If an offeror has, within four months after the making of an offer for all the ordinary shares not owned by the offeror, obtained the approval of not less than 90% of all the shares to which the offer relates, the offeror may, at any time within two months after the end of that four month period, require any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares, unless within one month from the date on which the notice to compulsorily acquire was given to the nontendering shareholder, the nontendering shareholder has made application to the Grand Court of the Cayman Islands and such court orders otherwise with respect to such shareholder.

TRANSFER AGENT

     The transfer agent and registrar for the VGS ordinary shares will be Mellon Investor Services LLC.

ADDITIONAL PROVISIONS RESULTING FROM LISTING OF VGS SHARES ON THE OSLO STOCK EXCHANGE

 REGISTRATION OF SHARES IN THE VPS

     VGS will apply for a secondary listing of its shares on the Oslo Stock Exchange. In order to be listed on that exchange, the VGS Shares must be registered in the Verdipapirsentralen, or "VPS", which is a paperless, centralized securities registry in Norway. All transactions relating to securities registered with the VPS are handled through computerized book entries. The VPS confirms each entry by sending a transcript to the registered investor. To effect these entries, the individual investor must establish a share account with a Norwegian account agent. Norwegian banks, the Bank of Norway and authorized securities brokers in Norway are among those authorized to act as such agents.

     Shares of VGS that will be registered in the VPS will be entered in the register of shareholders of VGS in the name of Nordea Bank Norge AS or its designee, who will hold those shares as nominee for the relevant shareholder. For the purposes of the VPS system, Nordea Bank Norge will act as the operator of VGS's share account and shareholders of VGS will be entered in the VPS system as owners of such shares.

     Under the VPS registration system, any dividends paid on the VGS shares that are registered in the VPS will be converted into Norwegian kroner and paid to the relevant shareholders who have a Norwegian address and have supplied the VPS with details of their Norwegian bank account. This will also apply to foreign banks who have supplied the VPS with details of their account with a Norwegian bank. Any VGS shareholders whose shares are registered in VPS and who have a non-Norwegian address or who have a Norwegian address but who have not supplied details of any Norwegian bank account to the VPS will receive any dividends by check payable in U.S. dollars. Moreover, a VGS shareholder whose shares are registered in VPS may at any time require Nordea Bank Norge to procure the issuance of a stock certificate for such shares in the name of that shareholder or to transfer such shares into an account with a U.S. broker-dealer, in which event the relevant shares will cease to be registered in the VPS and, accordingly, will not be tradable on the Oslo Stock Exchange. When share certificates have been issued or shares have been transferred into an account with a U.S. broker-dealer, such shares will be tradable on the NYSE.

     Nordea Bank Norge will vote the VGS Shares held by it for shareholders registered in the VPS, or appoint a proxy to vote such shares, in accordance with each shareholder's instructions. To attend a VGS shareholders meeting and vote in person, a shareholder whose shares are registered in the VPS may require Nordea Bank Norge to appoint such shareholder as its designee in connection with the meeting.

    DISCLOSURE OF SIGNIFICANT SHAREHOLDINGS

     Under Norwegian law, a person, entity or group acting in concert must notify the Oslo Stock Exchange immediately of an acquisition or disposition of VGS Shares and/or rights to VGS Shares and of its aggregate holdings of VGS Shares and/or rights if the acquisition or disposition results in its aggregate beneficial ownership of and/or rights to such shares reaching, exceeding or falling below thresholds of 1/10, 1/5, 1/3, 1/2, 2/3 or 9/10 of the total number of shares outstanding or of the outstanding voting rights. Additional reporting requirements will apply to the directors, auditors and key management of VGS and to shareholders represented on the VGS board of directors.

ANTI-TAKEOVER PROVISIONS

     VGS's articles have provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage transactions that may involve an actual or threatened change of control of VGS.

     Directors can be removed from office only for cause, as defined in the articles, by the affirmative vote of the holders of a majority of the issued shares generally entitled to vote at a general meeting of VGS for which proper notice of the proposed removal was given. The board of directors does not have the power to remove directors. Vacancies on the board of directors may only be filled by the remaining directors and not by the shareholders. Each of these provisions can delay a shareholder from obtaining majority representation on the board of directors.

     The articles provide that the board of directors will consist of not less than two persons, the exact number to be set from time to time by a majority of the whole board of directors. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees until a general meeting at which directors are to be appointed.

     The articles establish an advance notice procedure that shareholders must follow if they wish to nominate candidates for election as directors or propose any business at an annual general meeting of shareholders. The articles provide generally that, if a shareholder desires to propose any business at an annual general meeting, that shareholder must give VGS notice not less than 90 days prior to the anniversary of the originally scheduled date of the immediately preceding annual general meeting. However, if the date of the forthcoming annual general meeting is more than 30 days before or after the anniversary date, the deadline is the close of business on the tenth day after VGS publicly discloses the meeting date. In each case, the notice must contain specified information concerning the shareholder submitting the proposal.

     Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of VGS's ordinary shares must be taken at a duly called annual or extraordinary general meeting of shareholders unless taken by written consent of all holders of ordinary shares. Extraordinary general meetings may only be called by a majority of the entire board of directors.

     The board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to from time to time issue any other classes or series of shares with the designations and relative powers, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or terms or conditions of redemption as they consider fit. The board of directors could authorize the issuance of preference shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares. No preference shares have been established as of the date of this prospectus.

     The special quorum provisions contained in the articles require the holders of 95% of all the voting shares to be present, in person or by proxy, at a general meeting to consider or adopt a special resolution to amend, vary, suspend the operation of or disapply the following provisions of the articles, unless a majority of the board of directors has recommended that the shareholders vote in favor of the special resolution:

     - Article 14 -- which relates to the convening of general meetings;

     - Article 15 -- which relates to notice requirements for general meetings;

     - Article 16 -- which relates to proceedings and procedures at general meetings;

     - Article 18.1 -- which relates to the election and appointment of directors;

     - Article 23 -- which requires shareholders to approve the sale, lease or exchange of all or substantially all of VGS's property or assets; or

     - Article 24 -- which requires shareholders to approve business combinations with interested shareholders (for a description of exceptions to the quorum requirements to amend Article 24, see "-- Quorum for General Meetings").

     As a Cayman Islands company, VGS is not subject to Section 203 of the Delaware General Corporation Law, which restricts business combinations with interested shareholders. However, the articles contain provisions that largely mirror the intention of Section 203 and generally prohibit "business combinations" between VGS and an "interested shareholder". Specifically, "business combinations" between an interested shareholder and VGS are prohibited for a period of three years after the time the interested shareholder acquired its shares, unless:

     - the business combination or the transaction resulting in the person becoming an interested shareholder is approved by the board of directors prior to the date the interested shareholder acquired shares;

     - the interested shareholder acquired at least 85% of VGS's shares in the transaction in which it became an interested shareholder; or

     - the business combination is approved by a majority of the board of directors and by the affirmative vote of disinterested shareholders holding at least two-thirds of the shares generally entitled to vote.

     A "business combination" is defined broadly to include mergers, consolidations of majority owned subsidiaries, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of VGS, and most transactions that would increase the interested shareholder's proportionate share ownership in VGS.

     An "interested shareholder" is a person who, together with any affiliates and/or associates of that person, beneficially owns, directly or indirectly, 15% or more of the issued voting shares of VGS.

SHAREHOLDER RIGHTS PLAN

     VGS expects that its board of directors will adopt a preferred share purchase rights plan that will be effective upon completion of the Combination. Under the plan, each VGS share will include one right to purchase from VGS a unit consisting of one one-hundredth of a junior participating preferred share
of VGS at an exercise price of $     per unit, subject to adjustment.

     The rights will attach to all certificates representing VGS shares issued prior to the rights distribution date. The rights will not be exercisable until after the rights distribution date and will expire at the close of business on
               , 2012, unless VGS earlier redeems or exchanges them as described below. The rights will separate from the VGS shares and a distribution date would occur, except in some cases, on the earlier of:

     - ten calendar days following a public announcement that a person or group of affiliated or associated persons (collectively, an "acquiring person") has acquired or obtained the right to acquire beneficial ownership of 15% or more of the outstanding VGS shares; or

     - ten business days following the start of a tender or exchange offer that would result, if closed, in a person's becoming an acquiring person.

     VGS's board of directors may defer the rights distribution date in some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of sufficient shares.

     Until the rights distribution date, the rights will be evidenced by VGS share certificates and will be transferable only with those certificates. As soon as practicable after the rights distribution date, the rights agent under the rights agreement will mail certificates representing the rights to holders of record of VGS shares as of the close of business on that date. After the rights distribution date, only separate rights certificates will represent the rights.

     A "flip-in event" will occur under the rights agreement when a person becomes an acquiring person otherwise than pursuant to a permitted offer. The rights agreement generally will define permitted offer to mean a tender or exchange offer for all outstanding VGS shares at a price and on terms that a majority of the members of VGS's board of directors who are independent from the acquiring person or the person making the offer determines, at the time the rights are redeemable, to be fair to and otherwise in the best interests of VGS and its shareholders.

     At any time until ten days after the first date of public announcement of the occurrence of a flip-in event, VGS may redeem the rights in whole, but not in part, at a redemption price of $.01 per right. The redemption price will be subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At its option, VGS may pay that redemption price in cash, VGS shares or any other consideration VGS's board of directors selects. After a person becomes an acquiring person, the right of redemption is subject to some limitations. The plan will not, however, prevent a shareholder from conducting a proxy contest to remove and replace VGS's board with directors who then vote to redeem the rights, if such actions are taken prior to the time that the shareholder becomes an acquiring person. The rights will not be exercisable after a flip-in event until they are no longer redeemable. If VGS's board of directors timely orders the redemption of the rights, the rights will terminate on the effectiveness of that action.

     If a flip-in event occurs and VGS does not redeem the rights, each right, other than any right that has become null and void as described below, will become exercisable, at the time VGS no longer may redeem it, to receive the number of shares, or, in some cases, cash, property or other of VGS's securities, having a current market price (as defined in the rights agreement) equal to two times the exercise price of the right.

     When a flip-in event occurs, all rights that then are, or in some circumstances were, beneficially owned by or transferred to an acquiring person or specified related parties will become null and void in the circumstances the rights agreement specifies.

     A "flip-over event" will occur under the rights agreement when, at any time from and after the time a person becomes an acquiring person:

     - VGS is acquired in a business combination transaction; or

     - 50% or more of VGS's assets, cash flow or earning power is sold or transferred.

     If a flip-over event occurs, each holder of a right, except rights that previously have become void as described above, thereafter will have the right to receive the number of shares of common stock of the acquiring company that has a current market price equal to two times the exercise price of the right.

     The number of outstanding rights associated with a VGS share, the number of fractional junior participating preferred shares issuable on exercise of a right and the exercise price of the rights will be subject to adjustment in the event of a stock dividend on, or a subdivision, combination or reclassification of, the VGS shares occurring prior to the rights distribution date. The exercise price of the rights and the number of fractional junior participating preferred shares or other securities or property issuable on exercise of the rights also will be subject to adjustment from time to time to prevent dilution in the event of specified types of transactions affecting the junior participating preferred shares.

     With some exceptions, the rights agreement will not require VGS to adjust the exercise price of the rights until cumulative adjustments amount to at least 1% of the exercise price. It also will not require VGS to issue fractional junior participating preferred shares that are not integral multiples of one one-hundredth, and, instead, VGS may make a cash adjustment based on the market price of the junior participating preferred shares on the last trading date prior to the date of exercise. The rights agreement will reserve to VGS the right to require prior to the occurrence of any flip-in event or flip-over event that, on any exercise of rights, a number of rights must be exercised so that VGS will issue only whole junior participating preferred shares.

     At any time after the occurrence of a flip-in event and prior to (1) a person's becoming the beneficial owner of 50% or more of the VGS shares then outstanding or (2) the occurrence of a flip-over event, VGS may, at VGS's option, exchange the rights (other than rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which will have become void), in whole or in part, at an exchange ratio of one VGS share, and/or other equity securities VGS deems to have the same value as one VGS share, per right, subject to adjustment.

     During the time VGS may redeem the rights, VGS may, at the direction of its board of directors, amend any of the provisions of the rights agreement other than decreasing the redemption price. Thereafter, VGS may amend the provisions of the rights agreement, other than the redemption price, only as follows:

     - to cure any ambiguity, defect or inconsistency;

     - to make changes that do not materially adversely affect the interests of holders of rights, excluding the interests of any acquiring person; or

     - to shorten or lengthen any time period under the rights agreement, although VGS cannot lengthen the time period for redemption if the rights are no longer redeemable.

     Until a right is exercised, the holder of a right, as such, will have no rights to vote or receive dividends or any other rights as a shareholder of VGS.

     The rights may have anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire VGS without the approval of its board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire VGS. Because VGS's board of directors can redeem the rights or approve a permitted offer, the rights should not interfere with a business combination approved by the board of directors.

                        COMPARISON OF SHAREHOLDER RIGHTS

     As a result of the Combination, shareholders of PGS and Veritas will become shareholders of VGS. The rights of Veritas' shareholders are governed by Delaware law and Veritas' certificate of incorporation and bylaws. The rights of PGS's shareholders are governed by Norwegian law and PGS's articles of association. The rights of VGS's shareholders are governed by Cayman Islands law, including the Companies Law (2001 Second Revision), and VGS's memorandum of association and articles of association.

     This section describes some of the material differences between the rights of PGS's, Veritas' and VGS's shareholders. However, this section does not describe all of those differences. If you wish to review all of the differences or see the precise terms of these provisions, you should read VGS's memorandum of association and articles of association, Veritas' certificate of incorporation and bylaws, PGS's articles of association and the applicable laws in their entirety. Forms of VGS's memorandum of association and articles of association that will be effective upon the completion of the Combination are attached to this prospectus as Annexes D and E. For information on obtaining Veritas' certificate of incorporation and bylaws or PGS's articles of association, please read "Where You Can Find More Information".

                 SHAREHOLDER APPROVAL OF BUSINESS COMBINATIONS

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
Generally, under Delaware law,     Under Norwegian company law, a      Cayman Islands law does not in-
unless the certificate of          merger can only involve             clude a statutory merger
incorporation provides for the     Norwegian limited companies.        procedure. Cayman Islands law
vote of a larger portion of the    Generally, completion of a          does, however, provide for a
common stock, completion of a      merger involving one or several     procedure known as a "scheme of
merger, consolidation, sale,       Norwegian public limited            arrangement". A scheme of
lease or exchange of all or        companies requires:                 arrangement is made if:
substantially all of a
corporation's assets or            (1) approval of a joint plan of     -  a majority in number of the
dissolution requires:                  merger by the board of direc-      shareholders holding ordinary
                                       tors of each company;              shares representing at least
- approval of the board of                                                75% in value of the issued
  directors; and                   (2) distribution of the plan of        ordinary shares other than
                                       merger to all shareholders         those held by the acquiring
- approval by the vote of a            and to the Norwegian               party, if any, present and
  majority of the votes of the         Register of Business Entities      voting either in person or by
  outstanding shares of common         at least one month prior to        proxy at the meeting held to
  stock of a corporation               the shareholders meeting to        consider the arrangement
  entitled to vote on the              be called for the purpose of       agree to the scheme of
  matter.                              considering the plan;              arrangement; and

  Veritas' certificate of          (3) approval of the plan of          - the scheme of arrangement re-
  incorporation does not               merger by the shareholders         ceives the sanction of the
  require the affirmative              in a shareholders meeting          Grand Court of the Cayman
  vote of a larger proportion          by the vote of two-thirds          Islands.
  than required by Delaware            of the votes cast as well as
  law.                                 two-thirds of the shares         If a scheme of arrangement re-
                                       represented at the meeting,      ceives all of the necessary
                                       and registration of such         consents, all holders of
                                       resolution with the              ordinary shares of a company
                                       Register of Business             would be compelled to sell
                                       Entities;                        their shares under the terms of
                                                                        the scheme of arrangement.
                                   (4) publication of such              VGS's Cayman Islands counsel,
                                       resolution and a subsequent      Maples and Calder has advised
                                       two months creditors notice      VGS that Cayman Islands courts
                                       period; and                      are likely to sanction such a
                                                                        scheme of arrangement in the
                                   (5) settlement of objecting          absence of bad faith, fraud or
                                       creditors' matured claims or     unequal treatment of
                                       adequate collateral for non-     shareholders. In addition,
                                                                        Cayman

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
                                       matured or contested           Islands companies may be
                                       claims.                        acquired by other corporations
                                                                      by the direct acquisition of
                                   Norwegian law requires any         the share capital of the Cayman
                                   person, entity, family group or    Islands company or by direct
                                   other group acting in concert      asset acquisition. Cayman
                                   that acquires shares or ADSs       Islands law provides that when
                                   representing more than 40% of      an offer is made for ordinary
                                   the voting rights of a             shares of a Cayman Islands
                                   Norwegian company listed on the    company and, within four months
                                   Oslo Stock Exchange to notify      of the offer, the holders of
                                   the Oslo Stock Exchange            not less than 90% in value of
                                   immediately and to make a          those shares affected accept,
                                   general and unconditional offer    the offeror may, for two months
                                   to acquire all the outstanding     after that four-month period,
                                   share capital of that company      give notice in the prescribed
                                   at a price which is the greater    manner to the remaining share-
                                   of the highest price paid by       holders that it desires to
                                   the acquirer in the preceding      acquire their shares, and,
                                   six month period or the            unless an application to the
                                   recorded market price at the       Grand Court of the Cayman
                                   date of the offer or any higher    Islands has been made by a
                                   price paid by the acquirer         dissenting shareholder within
                                   during the offer period. Al-       one month from the date on
                                   ternatively, the acquirer can      which the notice was given and
                                   reduce its shareholdings to        that court orders otherwise
                                   below the 40% threshold. PGS's     with respect to that dissenting
                                   articles of association include    shareholder, the offeror will
                                   provisions that effectively        be entitled to acquire the
                                   lower the above threshold of       remaining shares. VGS's
                                   40% to 33 1/3%.                    articles of association provide
                                                                      that, in order for it to sell,
                                   Norwegian law also provides        lease or exchange all or
                                   compulsory acquisition rights      substantially all of its
                                   where a person or entity           property or assets, other than
                                   acquires more than 90% of a        transactions with entities it
                                   Norwegian company as further       controls, it must first obtain:
                                   described under "Appraisal and
                                   Dissenters' Rights and Com-        - approval of the board of
                                   pulsory Acquisition" below.          directors; and

                                   There is no general requirement    - approval of the holders of at
                                   under Norwegian law that the         least a majority of the issued
                                   sale, lease or exchange of all       shares generally entitled to
                                   or substantially all of the          vote.
                                   property or assets of a
                                   Norwegian company requires
                                   shareholders' approval in
                                   addition to the approval of the
                                   board of directors unless such
                                   transaction would imply that
                                   the business and the purpose of
                                   the company as described in its
                                   articles of association would
                                   be amended, in which event the
                                   approval of two-thirds of the
                                   votes cast as well as
                                   two-thirds of the share capital
                                   represented at the
                                   shareholders' meeting would be
                                   required.

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
                              TRANSACTIONS WITH INTERESTED SHAREHOLDERS

Delaware law restricts "business   Norwegian law has no provisions    VGS's articles of association
combinations" -- including         corresponding to the provisions    include a provision that is
mergers, sales and leases of       under Delaware law and the         based upon the Delaware law
assets, issuances of securities    articles of association of VGS     regarding business
and similar transactions --        restricting "business              combinations. This provision
between a Delaware corporation     combinations" with an              provides that, in general, it
and an "interested stockholder"    "interested stockholder".          may not engage in a business
who beneficially owns 15% or                                          combination with an interested
more of a corporation's voting     Norwegian law prohibits the        shareholder for a period of
shares for a period of three       general meeting of shareholders    three years after the time of
years after the interested         of a Norwegian company, the        the transaction in which the
stockholder acquired its 15%       company's board of directors or    person became an interested
position, unless certain           any other person representing      shareholder. The prohibition on
exceptions are satisfied.          the company from taking any        business combinations with an
Because Veritas has included in    action that may give a             interested shareholder does not
its certificate of incorporation   shareholder or others an           apply in some cases, including
a provision to "opt-out" of the    unreasonable benefit at the ex-    if:
Delaware business combination      pense of other shareholders or
statute, these restrictions do     the company.                       - VGS's board of directors,
not apply to Veritas.                                                   prior to the time of the
                                   Under Norwegian law an agree-        transaction in which the
                                   ment between a company and a         person became an interested
                                   shareholder on the acquisition       shareholder, approves (1) the
                                   of assets, services or               business combination or (2)
                                   performances from the                the transaction in which the
                                   shareholder with a con-              shareholder becomes an
                                   sideration by the company of         interested shareholder;
                                   more than 1/20 of its share
                                   capital at the time of the         - as a result of the business
                                   transaction requires the             combination, the interested
                                   approval by the shareholders in      shareholder owns at least 85%
                                   a general meeting in order to        of the voting shares of VGS
                                   be valid and binding on the          issued at the time the
                                   company. The foregoing does not      transaction commenced; or
                                   apply to:
                                                                      - VGS's board of directors and
                                   - agreements entered into as         the holders of at least
                                     part of the company's ordinary     two-thirds of the outstanding
                                     course of business on normal       voting shares not owned by
                                     commercial conditions; and         the interested shareholder
                                                                        approve the business com-
                                   - acquisitions of securities at      bination on or after the time
                                     a price which is in accordance     of the transaction in which
                                     with the official quotation.       the person became an
                                                                        interested shareholder.

                                                                      VGS's articles of association
                                                                      define an interested
                                                                      shareholder to include any
                                                                      person who, together with that
                                                                      person's affiliates or
                                                                      associates, (1) owns 15% or
                                                                      more of VGS's issued voting
                                                                      shares or (2) is an affiliate
                                                                      or associate of VGS and owned
                                                                      15% or more of the out-
                                                                      standing voting shares of VGS
                                                                      at any time within the previous
                                                                      three years.

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
                                      SHAREHOLDER RIGHTS PLANS

The board of directors of          PGS does not have a shareholder    Prior to the Merger, the board
Veritas has adopted a              rights plan.                       of directors of VGS may adopt a
shareholder rights plan                                               shareholder rights plan that
providing for the distribution                                        generally is similar to the
of one one-thousandth preferred                                       Veritas plan. See "Description
share purchase right for each                                         of VGS Share Capital -- Shareholder
Veritas common share                                                  Rights Plan".
outstanding. The rights become
exercisable only in the event,
with specified exceptions, that
an acquiring party ac-
cumulates, or has announced its
intent to accumulate, 15% or
more of the outstanding shares
of Veritas common stock. The
rights have certain
anti-takeover effects. The
rights will cause substantial
dilution to any person or group
that attempts to acquire
Veritas without the approval of
its board of directors. As a
result, the overall effect of
the rights may be to render
more difficult or discourage
any attempt to acquire Veritas
even if the acquisition may be
favorable to the interests of
Veritas' shareholders. Because
the board of directors can
redeem the rights or approve a
tender or Exchange Offer, the
rights should not interfere
with a merger or other business
combination approved by the
board.

                  APPRAISAL AND DISSENTERS' RIGHTS AND COMPULSORY ACQUISITION

Delaware law generally provides    Under Norwegian law, when a        Neither Cayman Islands law nor
shareholders of a corporation      person or entity alone or          VGS's memorandum of association
involved in a merger the right     together with one or more          or articles of association
to demand and receive payment      subsidiaries owns more than 90%    specifically provides for
of the fair value of their         of all the share capital in a      appraisal rights. However, in
shares as determined by the        company and these shares           connection with the com-
Delaware Chancery Court.           represent more than 90% of the     pulsory transfer of shares to a
Appraisal rights are not           votes entitled to be cast at a     90% shareholder of a Cayman
available, however, to holders     meeting of shareholders, that      Islands company as described
of shares:                         person or entity is entitled to    under "-- Shareholder Approval
                                   acquire the remaining shares of    of Business Combinations", a
- listed on a national             such company. See "The             minority shareholder may apply
  securities exchange;             Combination -- Mandatory Offer     to the court within one month
                                   Procedures and Compulsory          of receiving notice of the
- designated as a national         Acquisition of Remaining           compulsory transfer objecting
  market system security on an     Outstanding PGS Shares".           to that transfer. In these
  interdealer quotation system                                        circumstances, the burden is on
  operated by the National         Norwegian law contains a number    the minority shareholder to
  Association of Securities        of protections for minority        show that the court should
  Dealers, Inc.; or                shareholders, including, among     exercise its discretion to
                                   others:                            prevent the compul-

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
- held of record by more than      - Any shareholder may petition     sory transfer. VGS has been ad-
  2,000 shareholders;                the courts to have a decision    vised that the court is
                                     of the board of directors or     unlikely to grant any relief to
unless the holders are required      general meeting declared         the minority shareholder in the
to accept in the merger              invalid on the grounds that      absence of bad faith, fraud,
anything other than any              it unreasonably favors           unequal treatment of
combination of:                      certain shareholders or third    shareholders or collusion
                                     parties to the detriment of      between the offeror and the
- shares or depositary receipts      other shareholders or the        holders of the shares who have
  of the surviving corporation       company itself. In certain       accepted the offer as a means
  in the merger;                     extraordinary circumstances,     of unfairly forcing out
                                     shareholders may require the     minority shareholders.
- shares or depositary receipts      courts to dissolve the company
  of another corporation that,       as a result of such decisions.
  at the effective date of the
  merger, will be                  - Minority shareholders holding
                                     5% or more of a company's
(1) listed on a national             share capital have a right to
    securities exchange,             demand that an extraordinary
                                     general meeting be held to
(2) designated as a national         discuss or resolve specific
    market system security on        matters. In addition, any
    an interdealer quotation         shareholder may demand that a
    system operated by the           specific issue be placed as an
    National Association of          item on the agenda for any
    Securities Dealers, Inc.,        shareholders' meeting if the
    or                               company is notified in time
                                     for such item to be included
(3) held of record by more than      in the notice of the meeting.
    2,000 holders; or
                                   - If approved by 10% or more of
- cash instead of fractional         the share capital represented
  shares or depositary receipts      at a shareholders' meeting,
  received.                          any shareholder may request
                                     the courts to order an
                                     examination of the company
                                     and its accounts.

                                   See also "-- Amendment of Gov-
                                   erning Documents" and
                                   "-- Shareholder Suits" below
                                   regarding shareholders' right
                                   to commence liability
                                   proceedings on behalf of and in
                                   the name of the company against
                                   the board members, the auditor
                                   or others.

                                     PREEMPTIVE RIGHTS

Under Veritas' certificate of      Under Norwegian law, PGS share-    Under VGS's articles of
incorporation, shareholders do     holders have a preemptive right    association, shareholders do
not have preemptive rights.        to subscribe for and be            not have preemptive rights.
                                   allotted new shares that PGS
                                   issues. Shareholders may waive
                                   those preemptive rights by the
                                   affirmative vote of at least
                                   two-thirds of the votes cast
                                   and at least two-thirds of the
                                   share capital represented at
                                   the share-

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
                                   holders meeting approving the
                                   issuance of shares. The holders
                                   of all shares outstanding must
                                   approve a waiver of the
                                   shareholders' preemptive rights
                                   for share dividends.

                          SHAREHOLDER CONSENT TO ACTION WITHOUT MEETING

Delaware law and Veritas'          Norwegian law contains no          Cayman Islands law and VGS's
bylaws provide that                provisions permitting              articles of association provide
shareholders may take action       shareholder action by written      that shareholders may take
without a meeting only by the      consent in a public limited        action without a meeting only
affirmative vote of the mini-      company.                           by unanimous written consent.
mum number of votes necessary
to take such action at a
meeting at which all
shareholders entitled to vote
were present and voted.

                                  MEETINGS OF SHAREHOLDERS/VOTING

Veritas' bylaws provide that       Norwegian law requires that an     Under VGS's articles of
annual meetings of shareholders    annual general meeting of          association, a general meeting
are to be held on a date and at    shareholders be held within six    of shareholders is to be held
a time fixed by the board of       months from the end of each        annually. That meeting may be
directors of Veritas. Veritas'     fiscal year.                       held at such place as VGS's
certificate of incorporation                                          board of directors deter-
and bylaws provide that a          Norwegian law provides that an     mines. Under VGS's articles of
special meeting of shareholders    extraordinary general meeting      association, an extraordinary
may be called by the president     of shareholders may be called      general meeting may be called
of Veritas, a majority of the      by a majority of the board of      only by a majority of the
entire board of directors or       directors of the company, and      entire board of directors of
its chairman.                      shall be called at the request     VGS.
                                   of the company's auditors or of
Veritas' bylaws provide that,      the holders of at least 5% of      VGS's articles of association
on all matters voted upon at a     the company's share capital.       provide that, on all matters
meeting of shareholders, each                                         voted upon at a meeting of
holder of common shares has the    Under Norwegian law, to vote at    shareholders, other than the
right to vote, in person or by     an annual or extraordinary         election of directors, each
proxy, one vote for each issued    general meeting, a shareholder     holder of ordinary shares has
common share registered in his     must be registered as a holder     the right to vote, in person or
name on the books of the           of title to the shares to be       by proxy, one vote for each
company.                           voted in the company's share       issued ordinary share
                                   register maintained at VPS not     registered in his name on VGS's
In general, matters before a       later than at the date of the      register.
meeting of shareholders require    meeting. According to the arti-
the affirmative vote of a          cles of association of PGS,
majority of the common shares      shareholders who intend to
present at the meeting and         participate in a general
entitled to vote on the matter.    meeting must notify the company
                                   by the date stated in the
                                   notice convening the meeting,
                                   which date cannot be more than
                                   two business days before the
                                   date of the meeting.

                                   In general, there are no quorum
                                   requirements, and resolutions
                                   are passed by a simple majority
                                   of the votes cast. However,
                                   certain deci-

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
                                   sions, including resolutions to
                                   waive preemptive rights in
                                   connection with any share
                                   issue, to approve a merger or
                                   demerger, to amend a company's
                                   articles of association or to
                                   authorize an increase or reduc-
                                   tion in a company's share
                                   capital require the affirmative
                                   vote of at least two-thirds of
                                   the votes cast as well as at
                                   least two-thirds of the share
                                   capital represented at the
                                   meeting whether or not the
                                   holders of the share capital
                                   are entitled to vote. See
                                   "-- Amendment of Governing
                                   Documents" below.

                      DISTRIBUTIONS AND DIVIDENDS; REPURCHASES AND REDEMPTIONS

Under Delaware law, the board      Under Norwegian law, dividends     VGS is not required to present
of directors, subject to any       of PGS for a fiscal year may be    proposed dividends to its
restrictions in the                declared at its annual general     shareholders for approval or
corporation's certificate of       meeting in the following year.     adoption.
incorporation, may declare and     Dividends may only be paid for
pay dividends out of:              a financial period as to which     Under Cayman Islands law, the
                                   audited financial statements       board of directors of VGS may
- surplus of the corporation,      have been approved by the          declare the payment of
  which is defined as net          annual general meeting of          dividends to the ordinary
  assets less statutory            shareholders. Any proposal to      shareholders out of VGS's:
  capital; or                      pay a dividend must be recom-
                                   mended by the board of             - profits; or
- if no surplus exists, out of     directors of PGS and approved
  the net profits of the           by its shareholders at a           - other distributable reserves,
  corporation for the year in      general meeting. The                 including "share premium
  which the dividend is            shareholders may vote to             account", which represents
  declared and/or the preceding    reduce, but may not increase,        the excess of the price paid
  year.                            the dividends proposed by the        to VGS on issue of its shares
                                   directors.                           over the par or "nominal"
If, however, the capital of the                                         value of those shares, which
corporation has been diminished    Dividends may be paid in cash        is similar to the U.S.
to an amount less than the         or in kind and are payable only      concept of additional paid in
aggregate amount of capital        out of a company's                   capital.
represented by the issued and      distributable reserves.
outstanding shares of all                                             However, no dividends may be
classes having preference upon     No Norwegian company can de-       paid if, after payment, VGS
the distribution of assets, the    clare dividends if the equity,     would not be able to pay its
board may not declare and pay      according to the balance sheet,    debts as they come due in the
dividends out of the               amounts to less than 10% of its    ordinary course of business.
corporation's net profits until    unconsolidated balance sheet
the deficiency in the capital      without following a creditor       Under Cayman Islands law,
has been repaired.                 notice procedure as required       shares of a Cayman Islands
                                   for reducing its capital. No       company may be redeemed or
Veritas' certificate of            dividend may be declared in        repurchased out of profits of
incorporation contains no          excess of an amount that is        the company, out of the
provisions restricting             compatible with good and           proceeds of a new issue of
dividends on Veritas common        careful business practice with     shares made for that purpose or
shares.                            due regard to losses that may      out of capital, if the company
                                   have occurred after the last       has the ability to pay its
Upon Delaware law, any corpora-    balance sheet date or that may     debts as they come due in the
tion may purchase or redeem its    be expected to occur. A company    ordinary course of business.
own shares, except that            is required to maintain
generally it may not purchase
or redeem these

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
shares if the capital of the       reserves that are adequate in
corporation is impaired at the     light of its activities and
time or would become impaired      related risks.
as a result of the redemption.
                                   The shareholders may authorize
                                   a general redemption of shares
                                   in connection with a reduction
                                   of a company's share capital by
                                   a majority of two thirds of the
                                   votes cast and of the share
                                   capital represented at the
                                   shareholders' meeting approving
                                   such reduction.

                                   A Norwegian company is not per-
                                   mitted to subscribe for its own
                                   shares or to issue shares to be
                                   held for its own account, nor
                                   may it (with certain limited
                                   exceptions) acquire or hold its
                                   shares by any other method
                                   except where such acquisition
                                   has been approved by the
                                   shareholders with a majority of
                                   two thirds of the votes cast
                                   and of the share capital
                                   represented at the
                                   shareholders' meeting. In no
                                   event should such acquisition
                                   of own shares exceed 10% of the
                                   share capital of the company
                                   and such shares can only be
                                   paid for out of the
                                   distributable reserves of the
                                   company.

                                     NUMBER OF DIRECTORS

Veritas' bylaws provide that       Under Norwegian law, the mini-     Under VGS's articles of
the number of directors will       mum number of directors for a      association, the minimum number
not be less than three nor more    company such as PGS is three.      of directors is two. The VGS
than 10. The Veritas board of      In addition, Norwegian law         board of directors will be set
directors has set the number of    provides rights for the            at 10.
directors at eight.                employees to nominate up to one
                                   third (and at least two) of the
                                   company's directors.

                                   Under PGS's articles of
                                   association, the number of
                                   directors will not be less than
                                   three or more than eight. At
                                   present PGS's board consists of
                                   six directors, all of whom have
                                   been elected by the
                                   shareholders.

                                  VACANCIES ON BOARD OF DIRECTORS

Veritas' certificate of            Under Norwegian law, a vacancy     VGS's articles of association
incorporation and bylaws           is filled by an alternate if       provide that a vacancy or a
provide that any vacancy may be    the alternate has been elected     newly created directorship may
filled by a majority of the        when electing the board of         only be filled by a majority of
remaining board (even if less      directors. Otherwise, a vacancy    the remaining directors.
than a quorum) or the share-       may only be

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
holders at a duly called           filled by the election of a new
meeting. Any director elected      director by the PGS
to fill a vacancy or from an       shareholders at a shareholders
increase in the number of          meeting. If the number of
directors will serve the same      remaining directors is not less
remaining term as that of his      than that required to con-
predecessor, the election of       stitute a quorum, such
his successor or his               shareholders' election may be
resignation and removal.           postponed until the next annual
                                   general meeting of the company.

                                        REMOVAL OF DIRECTORS

The certificate of                 Directors may be removed or        VGS's articles of association
incorporation and bylaws of        elected at the annual general      provide that directors may only
Veritas provide that di-           meeting of PGS shareholders,       be removed by the holders of a
rectors may be removed, with or    but may also be removed or         majority of the shares entitled
without cause, by a majority of    elected at an extraordinary        to vote on the election of
shares entitled to vote for the    shareholders' meeting called       directors and only for "cause".
election of directors.             for that purpose. The slate of     VGS's articles of association
                                   directors need not be announced    define "cause" for this pur-
                                   prior to the meeting.              pose to mean:
                                   Under the articles of
                                   association of PGS, the            - an action by a director
                                   election of a new director as a      involving willful malfeasance,
                                   replacement for an incumbent         which conduct has a material
                                   director prior to the                adverse effect on VGS; or
                                   expiration of such director's
                                   term must be approved at a         - conviction of a felony.
                                   shareholders' meeting by
                                   either:

                                   - a majority of PGS's total
                                     outstanding voting shares; or

                                   - more than two-thirds of the
                                     votes cast and more than
                                     two-thirds of the share
                                     capital represented at the
                                     meeting.

                                         CUMULATIVE VOTING

Under Delaware law and Veritas'    Cumulative voting for the          VGS's articles of association
certificate of incorporation,      election of directors is not       expressly prohibit cumulative
each shareholder is entitled to    required under Norwegian law,      voting for the election of
one vote per share. In             which provides for a regular       directors.
addition, under Delaware law,      election by a majority of votes
cumulative voting in the           unless otherwise determined in
election of directors is only      a company's articles of
permitted if expressly             association. There are no
authorized in a corporation's      provisions to such effect in
charter. Veritas' certificate      PGS's articles of association.
of incorporation expressly
prohibits cumulative voting.

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
                                   AMENDMENT OF GOVERNING DOCUMENTS

Except as described below,         Under Norwegian law, PGS's         Under Cayman Islands law, VGS's
Veritas can amend its              articles of association may be     memorandum of association and
certificate of incorporation by    amended at a meeting of its        articles of association may
vote of a majority of              shareholders by the affirmative    only be amended by a special
shareholders. Veritas' bylaws      vote of at least two-thirds of     resolution of its shareholders.
may be altered or repealed, and    the votes cast and at least        Some amendments to VGS's
new bylaws made, by its board      two-thirds of the share capital    articles of association require
of directors. Under Delaware       represented at the meeting,        as a quorum the presence of
law, the power to amend bylaws     whether or not the holders of      shareholders holding at least
remains with the shareholders      the share capital are entitled     95% of the shares entitled to
even where such power has also     to vote.                           vote at that meeting. See
been conferred upon the                                               "Description of VGS Share
directors. Veritas' bylaws         Any amendment to PGS's articles    Capital".
provide that a majority of the     of association that would
entire board of directors may      reduce any shareholder's right
amend the bylaws.                  in respect of dividend payments
                                   or other rights to PGS's assets
                                   or restrict the transferability
                                   of shares requires a majority
                                   vote of at least 90% of the
                                   aggregate capital represented
                                   in a general meeting. Certain
                                   types of changes in the rights
                                   of shareholders require the
                                   consent of all affected
                                   shareholders as well as the
                                   majority normally required to
                                   amend PGS's articles of
                                   association.

                              INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under its bylaws, Veritas must     Under Norwegian law, whether to    Cayman Islands law does not
indemnify any person from all      hold a director, the chief         limit the extent to which a
expense, liability or loss         executive officer or a             company may indemnify its
reasonably incurred or suffered    shareholder liable for any loss    directors, officers, employees
by him in connection with any      or damage he has inten-            and agents except to the extent
action brought by any party        tionally or negligently caused     that such provision may be held
(other than an action by or in     the company in the performance     by the Cayman Islands courts to
the right of Veritas) by reason    of his duties must be              be contrary to public policy.
of that person's service as a      determined by a majority           For instance, a provision
director or officer of Veritas     resolution of the share-           purporting to provide indemni-
if he acted in good faith and      holders of the company in a        fication against the
in a manner that he reasonably     shareholders' meeting. Subject     consequences of committing a
believed to be in or not           to the general provision under     crime may be deemed contrary to
opposed to the best interests      Norwegian law prohibiting the      public policy. In addition, an
of Veritas and, with respect to    general meeting of shareholders    officer or director may not be
criminal actions, that he had      from taking any action that may    indemnified for his own fraud,
no reasonable cause to believe     give a shareholder or others an    willful neglect or willful de-
that conduct related to the        unreasonable benefit at the        fault. VGS's articles of
action was unlawful. Veritas is    expense of other shareholders      association make
similarly required to indemnify    or the company, the sharehold-     indemnification of directors
any person from all expense        ers in a general meeting may       and officers and advancement of
reasonably incurred or suffered    approve an advance agreement       expenses to defend claims
by him in connection with any      between the company and such       against directors and officers
action brought by or in the        persons reducing or otherwise      mandatory on the part of VGS to
right of Veritas by reason of      relevant to their liability.       the fullest extent allowed by
his service as a director or                                          law.
officer of Veritas if he acted
in good faith and in a manner
that he

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
reasonably believed to be not
opposed to the best interests
of Veritas and, with respect to
criminal actions, that he had
no reasonable cause to believe
that conduct related to the
action was unlawful, although
that indemnification is not
permitted if the director or
officer is adjudged liable to
the corporation (unless the
court otherwise determines).
Under its bylaws, Veritas must
advance all reasonable expenses
incurred by or on behalf of any
person entitled to
indemnification by Veritas.

                                   LIMITED LIABILITY OF DIRECTORS

Veritas' certificate of            Norwegian law provides that a      Cayman Islands law will not
incorporation provides that        director or the chief executive    allow the limitation of a
directors are not personally       officer or a shareholder of a      director's liability for his
liable to Veritas or its           Norwegian company is liable for    own fraud, willful neglect or
shareholders for monetary          any loss or damage he has          willful default. VGS's articles
damages for breach of fiduciary    intentionally or negligently       of association provide that its
duty as a director, except for     caused the company in the          directors have no personal
liability:                         performance of his duties. The     liability to VGS or its
                                   shareholders may, by a majority    shareholders for monetary
- for any breach of the            resolution at the general          damages for breach of fiduciary
  directors' duty of loyalty to    meeting, either hold liable or     duty as a director, except
  Veritas or its shareholders;     (subject to the general            liability for:
                                   provision under Norwegian law
- for acts or omissions made       which prohibits the general        - breaching the duty of loyalty
  not in good faith or that        meeting of shareholders of a         to VGS or, if any, its
  involve intentional              Norwegian company from taking        shareholders;
  misconduct or a knowing          any action that may give a
  violation of law;                shareholder or others an           - failing to act in good faith;
                                   unreasonable benefit at the
- under Section 174 of the         expense of other shareholders      - engaging in intentional
  Delaware General Corporation     or the company) discharge such       misconduct or a known violation
  Law which relates to unlawful    person from liability.               of law; or
  dividends and share
  repurchases; or                  Notwithstanding a decision at      - engaging in any transaction
                                   the general meeting to               from which the director
- for any transaction from         discharge a person from              obtained an improper personal
  which the director derived an    liability or to reject a             benefit from VGS.
  improper personal benefit.       proposal to hold a person
                                   liable, shareholders owning at
                                   least 10% of the share capital
                                   or (if there are more than 100
                                   shareholders) more than 10% of
                                   the number of shareholders may
                                   bring a claim against such
                                   person within three months of
                                   the date of such general
                                   meeting predicated on that
                                   liability on behalf of the
                                   company unless such decision
                                   has been passed by a majority
                                   of at least two thirds of the
                                   votes cast and two thirds of
                                   the

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
                                   share capital represented at
                                   the meeting. In that event no
                                   minority shareholder may pursue
                                   the claim in the name of the
                                   company.

                  ADVANCE NOTIFICATION REQUIREMENTS FOR PROPOSALS OF SHAREHOLDERS

Neither Veritas' certificate of    Directors may be removed or        VGS's articles of association
incorporation nor bylaws           elected at the annual general      provide generally that if a
contain any provisions             meeting, but may also be           shareholder desires to propose
regarding advance notice of        removed or elected at an           any business at an annual
nominations of persons for         extraordinary shareholders'        general meeting of
election to the Veritas board      meeting called for that            shareholders, that shareholder
of directors or submission of      purpose. See "-- Removal of Di-    must give VGS written notice
other business to be considered    rectors" above. The slate of       not less than 90 days prior to
at a meeting of the Veritas        directors need not be announced    the anniversary of the
shareholders.                      prior to the meeting.              originally scheduled date of
                                                                      the immediately preceding
                                   Any shareholder may demand that    annual general meeting. If,
                                   a specific issue be placed as      however, the date of the
                                   an item on the agenda for any      forthcoming annual general
                                   shareholders' meeting provided     meeting is more than 30 days
                                   that the company is notified in    before or after that
                                   time for such item to be           anniversary date, the deadline
                                   included in the notice of the      is the close of business on the
                                   meeting.                           tenth day after VGS publicly
                                                                      discloses the meeting date. The
                                                                      notice must give specified
                                                                      information about the
                                                                      shareholder and the proposal,
                                                                      including any material interest
                                                                      the shareholder has in the
                                                                      proposal.

                                                                      If a shareholder desires to
                                                                      nominate directors at an annual
                                                                      general meeting, that
                                                                      shareholder must give VGS
                                                                      written notice within the time
                                                                      period described above. If a
                                                                      shareholder desires to nominate
                                                                      directors at an extraordinary
                                                                      general meeting at which the
                                                                      board of directors has
                                                                      determined that directors will
                                                                      be elected, that shareholder
                                                                      must give VGS written notice by
                                                                      the close of business on the
                                                                      tenth day following VGS's pub-
                                                                      lic disclosure of the meeting
                                                                      date. The notice must give
                                                                      specified information about the
                                                                      shareholder and each nominee,
                                                                      including a description of all
                                                                      arrangements or understandings
                                                                      between the shareholder and
                                                                      each nominee the shareholder
                                                                      proposes and any other person
                                                                      or persons under which the
                                                                      nomination or nominations are
                                                                      being made by the shareholder.

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
                                          SHAREHOLDER SUITS

Under Delaware law, a              Under Norwegian law,               The Cayman Islands courts have
shareholder may bring a            shareholders have the right to     recognized derivative suits by
derivative action on behalf of     institute suit on behalf of the    shareholders; however, the
the corporation to enforce the     company as described above         consideration of those suits
rights of the corporation. An      under "-- Limited Liability of     has been limited. In this
individual also may commence a     Directors".                        regard, the Cayman Islands
class action suit on behalf of                                        court ordinarily would be
himself and other similarly        Any shareholder contesting the     expected to follow English
situated shareholders where the    validity of any decision made      precedent, which would permit a
requirements for maintaining a     by the board of directors or       minority shareholder to
class action under Delaware law    the shareholders in a general      commence an action against or a
have been met. A person may        meeting may also file legal        derivative action in the name
institute and maintain such a      action before the courts. See      of the company only:
suit only if that person was a     "-- Appraisal and Dissenters'
shareholder at the time of the     Rights and Compulsory Acquisi-     - where the act complained of
transaction that is the subject    tion". Although Norwegian law        is alleged to be beyond the
of the suit or his share           normally does not recognize the      corporate power of the
thereafter devolved upon him by    concept of a class action            company or illegal;
operation of law. Additionally,    lawsuit, such invalidation
under Delaware case law, the       action by one shareholder would    - where the act complained of
plaintiff generally must be a      also affect the other                is alleged to constitute a
shareholder not only at the        shareholders of the company.         fraud against the company;
time of the transaction that is
the subject of the suit, but                                          - where the act requires
also through the duration of                                            approval by a greater
the derivative suit. Delaware                                           percentage of the company's
law also requires that the                                              shareholders than actually
derivative plaintiff make a                                             approved it; or
demand on the directors of the
corporation to assert the                                             - where there is an absolute
corporate claim before the suit                                         necessity to waive the general
may be prosecuted by the                                                rule that a shareholder may
derivative plaintiff, unless                                            not bring such an action in
such demand would be futile.                                            order that there not be a
                                                                        denial of justice or a viola-
                                                                        tion of the company's
                                                                        memorandum of association.
                                   INSPECTION OF BOOKS AND RECORDS

Delaware law allows any share-     The register of shareholders of    Cayman Islands law does not ex-
holder the right:                  Norwegian companies whose          pressly provide shareholders of
                                   shares are registered with the     a Cayman Islands company with
- to inspect the corporation's     VPS is available for inspection    any general rights to inspect
  stock ledger, a list of its      by the general public. A           or obtain copies of the list of
  shareholders, and its other      shareholder may also inspect       shareholders or corporate
  books and records; and           the minutes of shareholders        records of a company, other
                                   meetings. See also the             than the register of mort-
- to make copies or extracts of    description of the rights of       gages and charges. However,
  those materials during normal    minority shareholders under        VGS's articles of association
  business hours;                  "-- Appraisal and Dissenters'      provide that any shareholder
                                   Rights and Compulsory              may inspect its books and
provided that the shareholder      Acquisition" above.                records for a proper purpose.
makes a written request under                                         VGS's board of directors may
oath stating the purpose of his    The books relating to the PGS      establish procedures or
inspection, and the inspection     ADSs are held by Citibank,         conditions regarding these in-
is for a purpose reasonably        N.A., as depositary. The           spection rights for the
related to the person's            depositary will keep books at      following purposes:
interest as a shareholder.         its transfer office in New York
                                   City for the registration and      - protecting the interests of
                                   transfer of ADRs. Those books        VGS;

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
                                   will be open at all reasonable     - protecting the
                                   times for inspection by the          confidentiality of the
                                   holders of ADRs and by PGS if        information contained in
                                   the inspection will not be for       those books and records;
                                   the purpose of communicating
                                   with holders of ADRs in the        - the convenience of VGS; or
                                   interest of a business or
                                   object other than PGS's busi-      - protecting any other interest
                                   ness or a matter related to the      of VGS that the board of
                                   deposit agreement or the ADRs.       directors deems proper.

                                 LEGAL MATTERS

     The validity of the VGS Shares to be delivered to PGS shareholders in connection with the Exchange Offer and to Veritas shareholders in connection with the Merger will be passed upon by Maples and Calder, George Town, Grand Cayman, Cayman Islands, special counsel to VGS.

     Certain legal matters in connection with the Combination will be passed upon for Veritas by Fulbright & Jaworski L.L.P., Houston, Texas, by Thommessen Krefting Greve Lund AS, Oslo, Norway and by Bennett Jones LLP, Calgary, Alberta, Canada. Certain tax matters in connection with the Combination will be passed upon for Veritas by Baker & McKenzie, Houston, Texas, and by Felesky Flynn LLP, Calgary, Alberta, Canada.

     Certain tax matters in connection with the Combination will be passed upon for PGS by Baker Botts L.L.P., Houston, Texas, and by Wikborg, Rein & Co., Oslo, Norway.

                                    EXPERTS

     The consolidated financial statements of PGS and its subsidiaries as of December 31, 2000 and for each of the two years in the period ended December 31, 2000 incorporated in this prospectus by reference to the PGS Annual Report on Form 20-F for the year ended December 31, 2001 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to PGS's restatement of its 1999 and 2000 financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Veritas and its subsidiaries incorporated in this prospectus by reference to the Veritas Annual Report on Form 10-K for the year ended July 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The balance sheet of VGS as of June 30, 2002 included in this prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. VGS has engaged PricewaterhouseCoopers LLP as its independent auditors to audit the consolidated financial statements of VGS and its subsidiaries beginning with the year ending December 31, 2002.

                   INFORMATION REGARDING ARTHUR ANDERSEN LLP

     The consolidated balance sheet of PGS and its subsidiaries as of December 31, 2001, and the related consolidated statement of operations, cash flows and shareholders' equity for the year then ended, included in PGS's Annual Report on Form 20-F and incorporated by reference in this prospectus, were audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon included therein, and are incorporated herein in reliance upon such report given on the authority of such firm as an expert in accounting and auditing. Arthur Andersen LLP has not consented to the incorporation by reference of their report in this prospectus and VGS has not obtained their consent to do so in reliance on Rule 437a of the Securities Act of 1933, as amended. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under
Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

                          FUTURE SHAREHOLDER PROPOSALS

     Shareholder Proposals in VGS's Proxy Statement. Rule 14a-8 of the U.S. Securities Exchange Act of 1934 addresses the eligibility of shareholders to submit proposals, the proper subjects of shareholder proposals, when a company must include a shareholder proposal in its proxy statement and when a company must identify the proposal in its form of proxy at an annual or special meeting of shareholders. To be included in VGS's proxy materials for the 2003 annual meeting of shareholders, VGS's articles of association provide that VGS
must receive the shareholder proposal by           , 2003 at its principal
executive office. Shareholder proposals must also be otherwise eligible under Rule 14a-8 for inclusion in the proxy materials.

     Shareholder Proposals and Director Nominations to be Presented at Shareholder Meetings. If a shareholder desires to nominate persons for election as directors or to introduce an item of business at a meeting of VGS shareholders, annual or special, and the proposal is submitted outside the process of Rule 14a-8, the shareholder must follow the procedures set forth in the articles of association of VGS.

     These procedures provide generally that if a shareholder desires to propose any business at an annual general meeting of shareholders, that shareholder must give VGS written notice not less than 90 days prior to the anniversary of the originally scheduled date of the immediately preceding annual general meeting. If, however, the date of the forthcoming annual general meeting is more than 30 days before or after that anniversary date, the deadline is the close of business on the tenth day after VGS publicly discloses the meeting date.

     If a shareholder desires to nominate directors at an annual general meeting, that shareholder must give VGS written notice within the time period described above. If a shareholder desires to nominate directors at an extraordinary general meeting at which the board of directors has determined that directors will be elected, that shareholder must give VGS written notice by the close of business on the tenth day following VGS's public disclosure of the meeting date. The notice must give specified information about the shareholder and each nominee, including a description of all arrangements or understandings between the shareholder and each nominee the shareholder proposes and any other person or persons under which the nomination or nominations are being made by the shareholder.

                      WHERE YOU CAN FIND MORE INFORMATION

     PGS files annual reports and other information, and Veritas files annual, quarterly and current reports, proxy statements and other information, with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at, or obtain copies of this information by mail from, the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The filings of PGS and Veritas with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. You can also inspect reports and other information about PGS and Veritas at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. PGS also files reports and other information with the Oslo Stock Exchange.

     VGS has filed a registration statement on Form S-4 to register with the SEC its ordinary shares to be issued in connection with the Exchange Offer and the Merger described in this prospectus. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. In addition, VGS also will file with the SEC a statement on Schedule TO under Rule 14d-3 of the Exchange Act, furnishing additional information about the Exchange Offer. You may obtain copies of the Form S-4 and the Schedule TO and the exhibits and any amendments to those documents in the manner described above.

     VGS has filed the registration statement with the Oslo Stock Exchange, together with a summary of some of the sections of the registration statement in Norwegian and other supplementary information specifically required under Norwegian securities laws and regulations. That summary and other information is being furnished to PGS's shareholders with this prospectus.

     PGS will file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 regarding the Exchange Offer, a copy of which is being furnished to PGS shareholders together with this prospectus.

You may obtain a copy of the Schedule 14D-9, including the exhibits and any amendments to that document, in the manner described above.

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained in any subsequent filing or directly in this prospectus. This prospectus incorporates by reference the documents set forth below that PGS and Veritas have previously filed with the SEC. These documents contain important information about PGS and Veritas and their finances.

PGS SEC FILINGS (FILE NO. 1-14614)                                PERIOD
----------------------------------                                ------
Annual Report on Form 20-F........................  Fiscal year ended December 31, 2001
Report of Foreign Issuer on Form 6-K..............  Month of March 2002
                                                    Month of May 2002
                                                    Month of June 2002
                                                    Month of July 2002

VERITAS SEC FILINGS (FILE NO. 1-7427)                               PERIOD
-------------------------------------                               ------
Annual Report on Form 10-K............................  Fiscal year ended July 31, 2001
Quarterly Report on Form 10-Q.........................  Quarter ended October 31, 2001
Quarterly Report on Form 10-Q.........................  Quarter ended January 31, 2002
Quarterly Report on Form 10-Q.........................  Quarter ended April 30, 2002
Current Report on Form 8-K............................  Filed on November 28, 2001
Current Report on Form 8-K............................  Filed on April 29, 2002
Current Report on Form 8-K............................  Filed on June 24, 2002

     All documents filed by VGS, PGS and Veritas with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the date that the Exchange Offer and Merger are consummated, or, if the Exchange Offer is terminated without shares being accepted for exchange, the date of termination, will also be deemed to be incorporated by reference in this prospectus.

     Documents incorporated by reference are available from VGS, PGS and Veritas without charge upon request, if to PGS in the U.S. to 16010 Barker's Point Lane, Houston, Texas 77079, (281) 589-7935, Attention: Investor Relations; if to PGS in Norway to Strandveien 4, N-1366, Lysaker, Norway, (47) 67-52-66-00,
Attention: Investor Relations; and if to Veritas or VGS to 10300 Town Park, Houston, Texas 77072, (832) 351-8300, Attention: Investor Relations. If you request any incorporated documents from any of us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

     WE HAVE NOT AUTHORIZED ANYONE, INCLUDING ANY SALESMAN OR BROKER, TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE EXCHANGE OFFER THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT WHICH IS CONTAINED IN THIS PROSPECTUS OR IN ANY OF THE MATERIALS THAT PGS, VERITAS AND VGS FILE PUBLICLY WITH THE SEC. IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS PROSPECTUS DOES NOT EXTEND TO YOU. THE INFORMATION CONTAINED IN THIS PROSPECTUS SPEAKS ONLY AS OF THE DATE OF THIS PROSPECTUS UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                                   SCHEDULE A

     INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS OF VGS AND VERITAS

VGS

     The following table sets forth the name, business address, present principal occupation or employment, citizenship and material occupations, positions, offices or employment for the past five years of each person who currently serves as a director or executive officer of VGS. After the Combination, Reidar Michaelsen, Chairman of the Board and Chief Executive Officer of PGS, and David B. Robson, Chairman of the Board and Chief Executive Officer of Veritas, will serve on the board of directors of VGS, along with three additional persons to be designated by PGS and five additional persons to be designated by Veritas. None of the three directors listed below is expected to continue as a director after the Combination. Neither VGS nor any of the individuals listed below has been convicted in a criminal proceeding in the past five years. In addition, neither VGS nor any of the individuals listed below was a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining that person from future violations of, or prohibiting activities subject to federal or state securities laws, or a finding of any violation of federal or state securities laws.

NAME AND BUSINESS ADDRESS         POSITION      CITIZENSHIP             PRINCIPAL OCCUPATION
-------------------------      --------------   -----------   -----------------------------------------
Richard D. Burt                Director         U.S.          Richard D. Burt has been Division Counsel
Veritas DGC Inc.                                              for Veritas since May 2001. From July
10300 Town Park                                               1997 to May 1998, Mr. Burt was an
Houston, Texas 77072                                          attorney in private practice. From May
                                                              1998 to December 1999, Mr. Burt was an
                                                              Attorney/Geophysical Trainee with Western
                                                              Geophysical, and from June 2000 to April
                                                              2001 he was a Contract Administrator with
                                                              Veritas Geophysical Corporation, a
                                                              subsidiary of Veritas.

Barry J. Clarke                Director         U.K.          Barry J. Clarke has been Quality
Veritas DGC Limited                                           Management Systems/Contracts
Crompton Way                                                  Administrator with Veritas DGC Limited, a
Manor Royal Estate                                            subsidiary of Veritas, from March 1998 to
Crawley, West Sussex                                          the present. From July 1996 to March
RH10 9QN England                                              1998, Mr. Clarke was Quality Auditor for
                                                              the Legal Aid Board in Brighton, East
                                                              Sussex, England.

James R. Herbert               Director and     U.K.          James R. Herbert has been Computer Opera-
Veritas DGC Limited            Vice President                 tions Manager for Veritas DGC Limited, a
Crompton Way                                                  subsidiary of Veritas, for more than the
Manor Royal Estate                                            past five years.
Crawley, West Sussex
RH10 9QN England

David B. Robson                President        Canada        Mr. Robson has been chairman of the board
Veritas DGC Inc.                                              of Veritas since consummation of the
10300 Town Park                                               business combination between Veritas and
Houston, Texas 77072                                          Veritas Energy Services in August 1996.
                                                              He is currently chief executive officer
                                                              and has been since August 1996 with the
                                                              exception of January 24 through July 24,
                                                              2000. Prior thereto, he held similar
                                                              positions with Veritas Energy Services or
                                                              its predecessors since 1974. Mr. Robson
                                                              is also a director of Pride
                                                              International, Inc.

NAME AND BUSINESS ADDRESS         POSITION      CITIZENSHIP             PRINCIPAL OCCUPATION
-------------------------      --------------   -----------   -----------------------------------------
Matthew D. Fitzgerald          Vice President   U.S.          Matthew D. Fitzgerald has been the
                               and Treasurer                  executive vice president, chief financial
                                                              officer and treasurer of Veritas since
                                                              March 2001. Prior to that, he served as
                                                              controller of BJ Services Company
                                                              (oilfield services) since 1989 and vice
                                                              president and controller since 1998. Mr.
                                                              Fitzgerald was also a senior manager with
                                                              the accounting firm of Ernst & Whinney.

VERITAS

     The following table sets forth the name, business address, present principal occupation or employment, citizenship and material occupations, positions, offices or employment for the past five years of each person who serves as a director or executive officer of Veritas. Neither Veritas nor any of the individuals listed below has been convicted in a criminal proceeding in the past five years. In addition, neither Veritas nor any of the individuals listed below was a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining that person from future violations of, or prohibiting activities subject to federal or state securities laws, or a finding of any violation of federal or state securities laws.

NAME AND BUSINESS ADDRESS         POSITION      CITIZENSHIP             PRINCIPAL OCCUPATION
-------------------------      --------------   -----------   -----------------------------------------
Clayton P. Cormier             Director         U.S.          Clayton P. Cormier is currently a
Veritas DGC Inc.                                              financial and insurance consultant. Prior
10300 Town Park                                               to that, Mr. Cormier was a senior vice
Houston, Texas 77072                                          president in the oil and gas division of
                                                              Johnson & Higgins, an insurance broker,
                                                              from 1986 to 1991 and previously served
                                                              as chairman of the board, president, and
                                                              chief executive officer of Ancon
                                                              Insurance Company, S.A. and as an
                                                              assistant treasurer of Exxon

Lawrence C. Fichtner           Director         Canada        Lawrence C. Fichtner is president of
Veritas DGC Inc.                                              Entrada Resource Management, Ltd. Mr.
10300 Town Park                                               Fichtner retired from his position as
Houston, Texas 77072                                          executive vice president -- corporate
                                                              communications of Veritas in December
                                                              1998, a position he had held since August
                                                              1996, upon consummation of the business
                                                              combination between Veritas, then known
                                                              as Digicon Inc., and Veritas Energy
                                                              Services. Prior to that, he had been
                                                              executive vice president of Veritas
                                                              Energy Services or its predecessors since
                                                              1978. During the ten years prior to
                                                              joining Veritas Energy Services, he held
                                                              various positions as a geophysicist with
                                                              Geophysical Services Inc., Texaco
                                                              Exploration Ltd. and Bow Valley
                                                              Exploration Ltd.

NAME AND BUSINESS ADDRESS         POSITION      CITIZENSHIP             PRINCIPAL OCCUPATION
-------------------------      --------------   -----------   -----------------------------------------
James R. Gibbs                 Director         U.S.          James R. Gibbs is chairman, president and
Veritas DGC Inc.                                              chief executive officer of Frontier Oil
10300 Town Park                                               Corporation, an oil refining and
Houston, Texas 77072                                          marketing company. He has been chairman
                                                              since January 1999, chief executive
                                                              officer since 1992 and president since
                                                              1987. He has been employed there for
                                                              nineteen years. Mr. Gibbs is a director
                                                              of Frontier Oil Corporation, Smith
                                                              International, Gundle/SLT Environ-
                                                              mental, Inc. and Talon International
                                                              Energy, Ltd. and is an advisory director
                                                              of Frost Bank-Houston.

Steven J. Gilbert              Director         U.S.          Steven J. Gilbert has been chairman of
Veritas DGC Inc.                                              Gilbert Global Equity Partners, L.P.
10300 Town Park                                               since 1997. From 1992 to 1997 he was
Houston, Texas 77072                                          managing general partner of Soros Capital
                                                              L.P., the principal venture capital and
                                                              leveraged transaction entity of Quantum
                                                              Group of Funds, and was a principal
                                                              advisor to Quantum Industrial Holdings
                                                              Ltd. From 1988 to 1992, he was the
                                                              managing director of Commonwealth Capital
                                                              Partners, L.P., a private equity
                                                              investment fund and from 1984 to 1988,
                                                              Mr. Gilbert was the managing general
                                                              partner of Chemical Venture Partners,
                                                              which he founded. Mr. Gilbert is a
                                                              director of The Asian Infrastructure
                                                              Fund, LLC International Inc. (NASDAQ).

Stephen J. Ludlow              Director         U.S.          Stephen J. Ludlow became vice chairman of
Veritas DGC Inc.                                              Veritas in January 1999. From August
10300 Town Park                                               1996, upon consummation of the business
Houston, Texas 77072                                          combination between Veritas and Veritas
                                                              Energy Services until January 1999, he
                                                              was president and chief operating officer
                                                              of Veritas. He has been employed by
                                                              Veritas for 30 years and served as
                                                              president and chief executive officer of
                                                              Veritas from 1994 to 1996. Prior to 1994,
                                                              he served as executive vice president of
                                                              Veritas for four years following eight
                                                              years of service in a variety of
                                                              progressively more responsible management
                                                              positions, including several years of
                                                              service as the executive responsible for
                                                              operations in Europe, Africa and the
                                                              Middle East.

NAME AND BUSINESS ADDRESS         POSITION      CITIZENSHIP             PRINCIPAL OCCUPATION
-------------------------      --------------   -----------   -----------------------------------------
Brian F. MacNeill              Director         Canada        Brian F. MacNeill is currently chairman
Veritas DGC Inc.                                              of PetroCanada, an integrated oil and
10300 Town Park                                               natural gas energy company, and prior to
Houston, Texas 77072                                          his retirement on January 1, 2001, was
                                                              president and chief executive officer of
                                                              Enbridge Inc., a crude oil and liquids
                                                              transportation and natural gas distribu-
                                                              tion company and formerly IPL Energy Inc.
                                                              He was executive vice president and chief
                                                              operating officer of IPL Energy Inc. or
                                                              its predecessors from 1990 to 1991 and
                                                              previously served as chief financial
                                                              officer of Interhome Energy, Inc. and
                                                              Home Oil Company Limited and as vice
                                                              president and treasurer of Hiram Walker
                                                              Resources Ltd.

Jan Rask                       Director         Sweden        Jan Rask is currently the Managing
Veritas DGC Inc.                                              Director -- Acquisitions and Special
10300 Town Park                                               Projects of Pride International, Inc.
Houston, Texas 77072                                          From July 1996 to September 2001, Mr.
                                                              Rask was president, chief executive
                                                              officer and director of Marine Drilling
                                                              Companies, Inc. Mr. Rask served as
                                                              president and chief executive officer of
                                                              Arethusa (Off-Shore) Limited from May
                                                              1993 until the acquisition of Arethusa
                                                              (Off-shore) Limited by Diamond Offshore
                                                              Drilling, Inc. in May 1996. Mr. Rask
                                                              joined Arethusa (Off-shore) Limited's
                                                              principal operating subsidiary in 1990 as
                                                              its president and chief executive
                                                              officer.

David B. Robson                Director,        Canada        David B. Robson has been chairman of the
Veritas DGC Inc.               Chairman of                    board of Veritas since consummation of
10300 Town Park                the Board and                  the business combination between Veritas
Houston, Texas 77072           Chief Execu-                   and Veritas Energy Services in August
                               tive Officer                   1996. He is currently chief executive
                                                              officer and has been since August 1996
                                                              with the exception of January 24 through
                                                              July 24, 2000. Prior thereto, he held
                                                              similar positions with Veritas Energy
                                                              Services or its predecessors since 1974.
                                                              Mr. Robson is also a director of Pride
                                                              International, Inc.

Timothy L. Wells               Vice President   U.S.          Timothy L. Wells has been president and
Veritas DGC Inc.               and Chief                      chief operating officer of Veritas since
10300 Town Park                Operating                      January 1999. He has been employed by
Houston, Texas 77072           Officer                        Veritas for seventeen years, having
                                                              served as president of Veritas' Asia
                                                              Pacific division, regional manager of
                                                              North and South American processing,
                                                              manager of research and programming and
                                                              in various other capacities in North and
                                                              South America.

NAME AND BUSINESS ADDRESS         POSITION      CITIZENSHIP             PRINCIPAL OCCUPATION
-------------------------      --------------   -----------   -----------------------------------------
Matthew D. Fitzgerald          Executive Vice   U.S.          Matthew D. Fitzgerald has been the
Veritas DGC Inc.               President,                     executive vice president, chief financial
10300 Town Park                Chief                          officer and treasurer of Veritas since
Houston, Texas 77072           Financial                      March 2001. Prior to that, he served as
                               Officer and                    controller of BJ Services Company
                               Treasurer                      (oilfield services) since 1989 and vice
                                                              president and controller since 1998. Mr.
                                                              Fitzgerald was also a senior manager with
                                                              the accounting firm of Ernst & Whinney.

Anthony Tripodo                Executive Vice   U.S.          Anthony Tripodo has been an executive
Veritas DGC Inc.               President and                  vice president since 1997, and in March
10300 Town Park                President,                     2001 Mr. Tripodo transferred from his
Houston, Texas 77072           NASA Group                     role as chief financial officer and
                                                              treasurer of Veritas to assume the
                                                              position as president of the NASA group.
                                                              Prior to 1997, he was employed by Baker
                                                              Hughes Incorporated for sixteen years in
                                                              various financial management capacities,
                                                              most recently as vice president of
                                                              finance and administration for its Baker
                                                              Performance Chemicals Incorporated unit.
                                                              Prior to his service with Baker Hughes,
                                                              Mr. Tripodo was employed by the ac-
                                                              counting firm of Price Waterhouse from
                                                              1974 to 1980.

Rene M.J. VandenBrand          Vice President   Canada        Rene M.J. VandenBrand became vice presi-
Veritas DGC Inc.               Business                       dent -- business development of Veritas
10300 Town Park                Development                    in August 1996 upon consummation of the
Houston, Texas 77072                                          business combination between Veritas and
                                                              Veritas Energy Services. Prior to that,
                                                              he served as vice president -- finance
                                                              and secretary of Veritas Energy Services
                                                              since November 1995, following two years
                                                              of service in comparable positions with
                                                              Taro Industries Limited. He was
                                                              previously a partner of Coopers & Lybrand
                                                              Chartered Accountants in Calgary,
                                                              Alberta.

Larry L. Worden                Vice Presi-      U.S.          Larry L. Worden has been vice president,
Veritas DGC Inc.               dent, General                  general counsel and secretary since
10300 Town Park                Counsel and                    December 1998. For ten years prior to
Houston, Texas 77072           Secretary                      that, Mr. Worden served as vice
                                                              president, general counsel & secretary of
                                                              King Ranch, Inc., a privately held Texas
                                                              corporation. Prior to that he held
                                                              positions at National Gypsum Company and
                                                              two private law firms.

                                   ANNEX A-1

                          AGREEMENT AND PLAN OF MERGER
                             AND EXCHANGE AGREEMENT

                                     AMONG
                          PETROLEUM GEO-SERVICES ASA,
                               VERITAS DGC INC.,
                                    VENUS I,
                               VENUS HOLDCO INC.
                                      AND
                              VENUS MERGERCO INC.
                         DATED AS OF NOVEMBER 26, 2001

                               TABLE OF CONTENTS

ARTICLE 1 THE MERGER........................................................    A-1-1
SECTION 1.1     The Merger..................................................    A-1-1
SECTION 1.2     The Closing.................................................    A-1-1
SECTION 1.3     Effective Time..............................................    A-1-1
ARTICLE 2 CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING
  CORPORATION AND MEMORANDUM AND ARTICLES OF ASSOCIATION OF CAYMANCO........    A-1-2
SECTION 2.1     Certificate of Incorporation and Bylaws of the Surviving
                Corporation.................................................    A-1-2
SECTION 2.2     Memorandum of Association and Articles of Association of
                Caymanco....................................................    A-1-2
ARTICLE 3 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION AND
  CAYMANCO..................................................................    A-1-2
SECTION 3.1     Directors of Surviving Corporation..........................    A-1-2
SECTION 3.2     Officers of Surviving Corporation...........................    A-1-2
SECTION 3.3     Board of Directors and Officers of Caymanco.................    A-1-3
ARTICLE 4 CONVERSION OF VERITAS COMMON STOCK................................    A-1-3
SECTION 4.1     Certain Definitions.........................................    A-1-3
SECTION 4.2     Conversion of Veritas Stock.................................    A-1-4
SECTION 4.3     Exchange of Certificates Representing Veritas Common
                Stock.......................................................    A-1-5
SECTION 4.4     Adjustment of Merger Ratio..................................    A-1-6
ARTICLE 5 THE EXCHANGE OFFER................................................    A-1-7
SECTION 5.1     The Exchange Offer..........................................    A-1-7
SECTION 5.2     PGS Action..................................................    A-1-8
SECTION 5.3     Cooperation by PGS..........................................    A-1-9
SECTION 5.4     Mandatory Bid for and Redemption of Remaining PGS Shares....    A-1-9
SECTION 5.5     PGS Options.................................................    A-1-9
ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF VERITAS, CAYMANCO, VERITAS
  HOLDCO AND VERITAS MERGER SUB.............................................   A-1-10
SECTION 6.1     Existence; Good Standing; Corporate Authority...............   A-1-10
SECTION 6.2     Authorization, Validity and Effect of Agreements............   A-1-10
SECTION 6.3     Capitalization..............................................   A-1-10
SECTION 6.4     Certain Information Regarding Subsidiaries..................   A-1-11
SECTION 6.5     No Violation of Law.........................................   A-1-11
SECTION 6.6     No Conflict.................................................   A-1-12
SECTION 6.7     SEC Documents...............................................   A-1-12
SECTION 6.8     Litigation..................................................   A-1-13
SECTION 6.9     Absence of Certain Changes..................................   A-1-13
SECTION 6.10    Taxes.......................................................   A-1-14
SECTION 6.11    Employee Benefit Plans......................................   A-1-15
SECTION 6.12    Labor Matters...............................................   A-1-16
SECTION 6.13    Environmental Matters.......................................   A-1-16
SECTION 6.14    Intellectual Property.......................................   A-1-17
SECTION 6.15    Insurance...................................................   A-1-17
SECTION 6.16    Leases......................................................   A-1-17
SECTION 6.17    No Brokers..................................................   A-1-18

                                      A-1-i

SECTION 6.18    Opinion of Financial Advisor................................   A-1-18
SECTION 6.19    PGS Share Ownership.........................................   A-1-18
SECTION 6.20    Vote Required...............................................   A-1-18
SECTION 6.21    Real and Personal Property..................................   A-1-18
SECTION 6.22    Certain Contracts...........................................   A-1-19
SECTION 6.23    Amendment to the Veritas Rights Agreement...................   A-1-19
ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF PGS.............................   A-1-20
SECTION 7.1     Existence; Good Standing; Corporate Authority...............   A-1-20
SECTION 7.2     Authorization, Validity and Effect of Agreements............   A-1-20
SECTION 7.3     Capitalization..............................................   A-1-20
SECTION 7.4     Certain Information Regarding Subsidiaries..................   A-1-20
SECTION 7.5     No Violation of Law.........................................   A-1-20
SECTION 7.6     No Conflict.................................................   A-1-21
SECTION 7.7     SEC Documents...............................................   A-1-21
SECTION 7.8     Litigation..................................................   A-1-22
SECTION 7.9     Absence of Certain Changes..................................   A-1-22
SECTION 7.10    Taxes.......................................................   A-1-22
SECTION 7.11    Employee Benefit Plans......................................   A-1-23
SECTION 7.12    Labor Matters...............................................   A-1-24
SECTION 7.13    Environmental Matters.......................................   A-1-24
SECTION 7.14    Intellectual Property.......................................   A-1-25
SECTION 7.15    Insurance...................................................   A-1-25
SECTION 7.16    Leases......................................................   A-1-26
SECTION 7.17    No Brokers..................................................   A-1-26
SECTION 7.18    Opinion of Financial Advisor................................   A-1-27
SECTION 7.19    Veritas Stock Ownership.....................................   A-1-27
SECTION 7.20    Real and Personal Property..................................   A-1-27
SECTION 7.21    Certain Contracts...........................................   A-1-27
ARTICLE 8 COVENANTS.........................................................   A-1-28
SECTION 8.1     Conduct of Businesses.......................................   A-1-28
SECTION 8.2     No Solicitation by Veritas..................................   A-1-30
SECTION 8.3     No Solicitation by PGS......................................   A-1-31
SECTION 8.4     Meetings of Stockholders; Exchange Offer....................   A-1-32
SECTION 8.5     Filings; Commercially Reasonable Best Efforts...............   A-1-33
SECTION 8.6     Inspection..................................................   A-1-34
SECTION 8.7     Publicity...................................................   A-1-35
SECTION 8.8     Registration Statement......................................   A-1-35
SECTION 8.9     Listing Application.........................................   A-1-35
SECTION 8.10    Letters of Accountants......................................   A-1-36
SECTION 8.11    Agreements of Rule 145 Affiliates...........................   A-1-36
SECTION 8.12    Expenses....................................................   A-1-36
SECTION 8.13    Indemnification and Insurance...............................   A-1-36
SECTION 8.14    Employee Matters............................................   A-1-37
SECTION 8.15    Rights Agreements...........................................   A-1-38
SECTION 8.16    Veritas Exchangeable Shares.................................   A-1-38

                                      A-1-ii

SECTION 8.17    Delivery of Caymanco Shares.................................   A-1-39
SECTION 8.18    Rule 16b-3 Approval.........................................   A-1-39
SECTION 8.19    Conduct of Business of Caymanco, Caymanco Sub, Veritas
                Holdco and Veritas Merger Sub...............................   A-1-39
SECTION 8.20    Reorganization..............................................   A-1-39
SECTION 8.21    Proceeds from Sale of Atlantis Subsidiary...................   A-1-39
SECTION 8.22    Listing of Caymanco Shares on OSE and Toronto Stock
                Exchange....................................................   A-1-39
ARTICLE 9 CONDITIONS........................................................   A-1-40
SECTION 9.1     Conditions to Each Party's Obligation to Effect the
                Merger......................................................   A-1-40
SECTION 9.2     Conditions to Obligation of Veritas to Effect the Merger....   A-1-41
SECTION 9.3     Conditions to Obligation of PGS to Effect the Merger........   A-1-41
SECTION 9.4     Exchange Offer Closing......................................   A-1-42
ARTICLE 10 TERMINATION......................................................   A-1-42
SECTION 10.1    Termination by Mutual Consent...............................   A-1-42
SECTION 10.2    Termination by PGS or Veritas...............................   A-1-42
SECTION 10.3    Termination by Veritas......................................   A-1-43
SECTION 10.4    Termination by PGS..........................................   A-1-43
SECTION 10.5    Effect of Termination.......................................   A-1-44
SECTION 10.6    Extension; Waiver...........................................   A-1-45
ARTICLE 11 GENERAL PROVISIONS...............................................   A-1-45
SECTION 11.1    Nonsurvival of Representations, Warranties and Agreements...   A-1-45
SECTION 11.2    Notices.....................................................   A-1-45
SECTION 11.3    Assignment; Binding Effect; Benefit.........................   A-1-46
SECTION 11.4    Entire Agreement............................................   A-1-46
SECTION 11.5    Amendments..................................................   A-1-46
SECTION 11.6    Governing Law...............................................   A-1-47
SECTION 11.7    Counterparts................................................   A-1-47
SECTION 11.8    Headings....................................................   A-1-47
SECTION 11.9    Interpretation..............................................   A-1-47
SECTION 11.10   Waivers.....................................................   A-1-48
SECTION 11.11   Incorporation of Disclosure Letters and Exhibits............   A-1-48
SECTION 11.12   Severability................................................   A-1-48
SECTION 11.13   Enforcement of Agreement....................................   A-1-48

Exhibit A -- Form of Certificate of Incorporation of the Surviving
  Corporation
Exhibit B -- Form of Memorandum of Association of Caymanco
Exhibit C -- Form of Articles of Association of Caymanco
Exhibit D -- Summary of Terms for Caymanco Rights Agreement
Exhibit E -- Conditions of Exchange Offer

                                     A-1-iii

                           GLOSSARY OF DEFINED TERMS

DEFINED TERMS                                                 WHERE DEFINED
-------------                                                 -------------
Action......................................................  Section 8.13(a)
Affected Employee...........................................  Section 8.14(b)
Agreement...................................................  Preamble
Antitrust Laws..............................................  Section 8.5(c)
Caymanco....................................................  Preamble
Caymanco Material Adverse Effect............................  Section 11.9(c)
Caymanco Rights Agreement...................................  Section 8.1(c)
Caymanco Share Price........................................  Section 5.1(g)
Caymanco Shares.............................................  Section 4.1(c)
Caymanco Special Voting Stock...............................  Section 4.2(c)
Caymanco Sub................................................  Section 6.4(b)
Certificate.................................................  Section 4.2(b)
Certificate of Merger.......................................  Section 1.3
Certificates................................................  Section 4.3(b)
Closing.....................................................  Section 1.2
Closing Date................................................  Section 1.2
Confidentiality Agreement...................................  Section 8.2(a)
Cutoff Date.................................................  Section 8.3(d)
                                                              Section 8.2(d)
Delaware Courts.............................................  Section 11.6
DGCL........................................................  Section 1.1
Distribution Date...........................................  Section 6.23
Effective Time..............................................  Section 1.3
Enforceability Exceptions...................................  Section 6.2
Environmental Laws..........................................  Section 6.13(a)
ERISA.......................................................  Section 6.11(a)
ERS Special Voting Stock....................................  Section 4.2(c)
Exchange Act................................................  Section 5.1(f)
Exchange Agent..............................................  Section 4.3(a)
Exchange Fund...............................................  Section 4.3(a)
Exchange Offer..............................................  Recitals
Exchange Offer Closing......................................  Section 1.3
Exchange Offer Documents....................................  Section 5.1(h)
Exchange Offer Prospectus...................................  Section 5.1(h)
Exchange Ratio..............................................  Section 5.1(a)
Existing PGS Employment Agreements..........................  Section 9.2(e)
Form S-4....................................................  Section 5.1(h)
HSR Act.....................................................  Section 6.6(b)
Indemnified Parties.........................................  Section 8.13(a)
Indemnified Party...........................................  Section 8.13(a)
Intercompany Transactions...................................  Section 8.1(h)
IRS.........................................................  Section 6.10(c)
Letter of Transmittal.......................................  Section 4.3(b)

                                      A-1-iv

DEFINED TERMS                                                 WHERE DEFINED
-------------                                                 -------------
Liens.......................................................  Section 6.4(a)
Material Adverse Effect.....................................  Section 11.9(c)
Merger......................................................  Recitals
Merger Ratio................................................  Section 4.2(b)
Merrill Lynch...............................................  Section 7.17
Minimum Condition...........................................  Section 5.1(c)
Non-U.S. Antitrust Laws.....................................  Section 8.5(a)(i)
Norwegian Exchange Act......................................  Section 5.2(b)
Norwegian Shipping Tax Provisions...........................  Section 6.7
NYMEX.......................................................  Section 11.9(c)
NYSE........................................................  Section 5.1(g)
OSE.........................................................  Section 5.1(h)
PGS.........................................................  Preamble
PGS Acquisition Proposal....................................  Section 8.3(a)
PGS ADSs....................................................  Recitals
PGS Benefit Plans...........................................  Section 7.11(a)
PGS De Minimus Benefit Plan.................................  Section 7.11(a)
PGS Disclosure Letter.......................................  Article 7
PGS Intellectual Property...................................  Section 7.14
PGS Material Adverse Effect.................................  Section 11.9(c)
PGS Material Contracts......................................  Section 7.21
PGS Options.................................................  Section 5.5(a)
PGS Permits.................................................  Section 7.5
PGS Reports.................................................  Section 7.7
PGS Shares..................................................  Recitals
PGS Stock Option Plans......................................  Section 5.5(a)
PGS Superior Proposal.......................................  Section 8.3(a)
Proxy Statement/Prospectus..................................  Section 8.8(a)
Regulatory Filings..........................................  Section 6.6(b)
Replacement Employment Agreements...........................  Section 9.2(e)
Required Jurisdictions......................................  Section 9.1(b)(ii)
Rule 145 Affiliates.........................................  Section 8.11
Rule 16b-3..................................................  Section 8.18
Schedule 14D-9..............................................  Section 5.2(b)
Schedule TO.................................................  Section 5.1(h)
SEC.........................................................  Section 4.2(e)(ii)
Securities Act..............................................  Section 4.3(d)
Securities Trading Act......................................  Section 5.1(h)
SFAS........................................................  Section 6.7
Significant Subsidiary......................................  Section 6.4(a)
Special Voting Stock........................................  Section 4.2(c)
Stock Acquisition Date......................................  Section 6.23
Subsidiary..................................................  Section 11.9(d)
Surviving Corporation.......................................  Section 1.1

                                      A-1-v

DEFINED TERMS                                                 WHERE DEFINED
-------------                                                 -------------
Tax Returns.................................................  Section 6.10(a)
Termination Date............................................  Section 10.2(a)
Third Party Provisions......................................  Section 11.3
Trustees....................................................  Section 4.2(c)
Veritas.....................................................  Preamble
Veritas Acquisition Proposal................................  Section 8.2(a)
Veritas Benefit Plans.......................................  Section 6.11(a)
Veritas Common Stock........................................  Section 4.1(a)
Veritas De Minimus Benefit Plan.............................  Section 6.11(a)
Veritas Disclosure Letter...................................  Article 6
Veritas Energy..............................................  Section 4.1(b)
Veritas Exchangeable Shares.................................  Section 4.1(b)
Veritas Holdco..............................................  Preamble
Veritas Holdco Common Stock.................................  Section 4.1(d)
Veritas Intellectual Property...............................  Section 6.14
Veritas Material Adverse Effect.............................  Section 11.9(c)
Veritas Material Contracts..................................  Section 6.22
Veritas Merger Sub..........................................  Preamble
Veritas Options.............................................  Section 4.2(e)(i)
Veritas Permits.............................................  Section 6.5
Veritas Preferred Stock.....................................  Section 6.3(a)
Veritas Reports.............................................  Section 6.7
Veritas Right...............................................  Section 6.3(a)
Veritas Rights Agreement....................................  Section 6.3(a)
Veritas Special Meeting.....................................  Section 8.4(a)
Veritas Special Voting Stock................................  Section 4.2(c)
Veritas Stock Option Plans..................................  Section 4.2(e)(i)
Veritas Superior Proposal...................................  Section 8.2(a)
Vessel......................................................  Section 6.16(a)

                                      A-1-vi

                          AGREEMENT AND PLAN OF MERGER
                             AND EXCHANGE AGREEMENT

     THIS AGREEMENT AND PLAN OF MERGER AND EXCHANGE AGREEMENT (this "Agreement") dated as of November 26, 2001 is among Petroleum Geo-Services ASA, a Norwegian public limited liability company ("PGS"), Veritas DGC Inc., a Delaware corporation ("Veritas"), Venus I, a Cayman Islands exempted company and a direct, wholly owned subsidiary of Veritas ("Caymanco"), Venus Holdco Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Caymanco ("Veritas Holdco"), and Venus Mergerco Inc., a Delaware corporation and a direct, wholly owned subsidiary of Veritas Holdco ("Veritas Merger Sub").

                                    RECITALS

     WHEREAS, PGS and Veritas have each determined to engage in a strategic business combination with the other, to be effected through the Exchange Offer and the Merger (as each such term is defined below), in each case upon the terms and subject to the conditions set forth herein;

     WHEREAS, the parties hereto desire that Caymanco make an offer (the "Exchange Offer") to issue Caymanco Shares in exchange for all the issued and outstanding ordinary shares, nominal value NOK 5 per share, of PGS ("PGS Shares") and all issued and outstanding American Depositary Shares representing such PGS Shares ("PGS ADSs");

     WHEREAS, the parties hereto desire, immediately following the consummation of the Exchange Offer, to merge Veritas Merger Sub with and into Veritas (the "Merger"), with Veritas surviving as a direct, wholly owned subsidiary of Veritas Holdco and an indirect, wholly owned subsidiary of Caymanco, pursuant to which shares of Veritas Common Stock will be converted into Caymanco Shares;

     WHEREAS, the Boards of Directors of each of PGS, Caymanco and Veritas have determined the Merger and the Exchange Offer to be advisable and in the best interests of their respective corporations, stockholders and shareholders and to be consistent with, and in furtherance of, their respective business strategies and goals, and by resolutions duly adopted, have approved and adopted this Agreement;

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Veritas Merger Sub shall be merged with and into Veritas in accordance with this Agreement, and the separate corporate existence of Veritas Merger Sub shall thereupon cease. Veritas shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in the Delaware General Corporation Law (the "DGCL").

     SECTION 1.2 The Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas, at 9:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article 9 (other than the conditions that by their terms are capable of being satisfied only on the Closing Date) shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as PGS and Veritas may agree; provided, however, that in no event shall the Closing occur prior to April 1, 2002. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     SECTION 1.3 Effective Time. If all the conditions to the Merger set forth in Article 9 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as

                                      A-1-1
provided in Article 10, PGS, Caymanco, Veritas Holdco, Veritas Merger Sub and Veritas, acting together, shall cause a certificate of merger (the "Certificate of Merger") meeting the requirements of Section 251 of the DGCL to be properly executed and filed in accordance with such Section on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such later time that the parties hereto shall have agreed upon and designated in the Certificate of Merger as the effective time of the Merger (the "Effective Time"); provided, however, that the Effective Time shall occur immediately following the time of acceptance of PGS Shares and PGS ADSs following the expiration date of the Exchange Offer (the "Exchange Offer Closing").

                                   ARTICLE 2

      CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION
             AND MEMORANDUM AND ARTICLES OF ASSOCIATION OF CAYMANCO

     SECTION 2.1 Certificate of Incorporation and Bylaws of the Surviving Corporation.

     (a) The Certificate of Incorporation of Veritas, as in effect immediately prior to the Effective Time, shall be amended at the Effective Time to read in its entirety as set forth in Exhibit A attached hereto; and, as so amended, that Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable law.

     (b) The Bylaws of Veritas, as in effect immediately prior to the Effective Time, shall be amended at the Effective Time to read in their entirety as the Bylaws of Veritas Merger Sub, as in effect immediately prior to the Effective Time, provided that such amended Bylaws shall provide that the name of Veritas is "Veritas DGC Inc."; and, as so amended, those Bylaws shall be the Bylaws of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and the provisions of the Certificate of Incorporation of the Surviving Corporation and applicable law.

     SECTION 2.2 Memorandum of Association and Articles of Association of Caymanco.

     (a) The Memorandum of Association of Caymanco shall be amended and restated prior to the Exchange Offer Closing to read in its entirety as of the Exchange Offer Closing substantially as set forth in Exhibit B attached hereto.

     (b) The Articles of Association of Caymanco shall be amended and restated prior to the Exchange Offer Closing to read in their entirety as of the Exchange Offer Closing substantially as set forth in Exhibit C attached hereto.

                                   ARTICLE 3

                         DIRECTORS AND OFFICERS OF THE
                       SURVIVING CORPORATION AND CAYMANCO

     SECTION 3.1 Directors of Surviving Corporation. The directors of Veritas Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time, until their successors shall be elected and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

     SECTION 3.2 Officers of Surviving Corporation. The officers of Veritas immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time, until their successors shall be elected and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

                                      A-1-2

     SECTION 3.3  Board of Directors and Officers of Caymanco.

     (a) Caymanco will take such action as may be necessary to cause, as of the Exchange Offer Closing, the membership of the Board of Directors of Caymanco to consist of four persons designated by PGS, four persons designated by Veritas and two additional persons designated by mutual agreement of PGS and Veritas, with such persons being allocated by PGS or Veritas as nearly as practicable on a proportionate basis to each of the three classes into which the Board of Directors of Caymanco is divided in accordance with Caymanco's Articles of Association. Additionally, four of the persons designated by each of PGS and Veritas shall be persons currently serving as members of the Board of Directors of PGS and Veritas, respectively, and the remaining persons designated by PGS and Veritas by mutual agreement shall be persons not currently a member of the Board of Directors of either PGS or Veritas. From and after the Exchange Offer Closing, each person so designated shall serve as a director of Caymanco until such person's successor shall be elected and qualified or such person's earlier death, resignation or removal in accordance with the Memorandum of Association and the Articles of Association of Caymanco. Directors of Caymanco not continuing after the Exchange Offer Closing shall resign from the Board of Directors of Caymanco with effect from the Exchange Offer Closing. Additionally, Reidar Michaelsen shall be the Chairman of the Board of Caymanco and David B. Robson shall be the Vice Chairman of the Board of Caymanco.

     (b) Prior to the Exchange Offer Closing, Caymanco shall appoint Reidar Michaelsen and David B. Robson as the Co-Chief Executive Officers of Caymanco. The Board of Directors of Caymanco shall appoint such additional persons as officers as shall be mutually agreed upon by PGS and Veritas, and each such officer shall thereafter serve until such officer's successor shall be appointed or such officer's earlier death, resignation or removal in accordance with the Memorandum of Association and the Articles of Association of Caymanco. If any such person is unable or unwilling to serve as an officer of Caymanco, then a substitute officer shall be selected by mutual agreement of PGS and Veritas. Mr. Michaelsen shall have primary responsibility for Caymanco's floating production, storage and offloading and production operations and each subordinate officer assigned operating responsibilities in such operations shall report to Mr. Michaelsen or another officer designated by him. Mr. Robson shall have primary responsibility for Caymanco's geophysical operations and each subordinate officer assigned operating responsibilities in such operations shall report to Mr. Robson or another officer designated by him. All remaining officers of Caymanco not so assigned, including, but not limited to, the chief financial officer of Caymanco, shall report jointly to Messrs. Robson and Michaelsen.

                                   ARTICLE 4

                       CONVERSION OF VERITAS COMMON STOCK

     SECTION 4.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          (a) "Veritas Common Stock" shall mean the common stock, par value $0.01 per share, of Veritas.

          (b) "Veritas Exchangeable Shares" shall mean the Exchangeable Shares and the Class A Exchangeable Shares Series 1 of Veritas Energy Services, Inc., an Alberta corporation ("Veritas Energy"), all of the other capital stock of which is owned solely by Veritas at the date of this Agreement.

          (c) "Caymanco Shares" shall mean the ordinary shares, par value $0.01 per share, of Caymanco.

          (d) "Veritas Holdco Common Stock" shall mean the common stock, par value $0.01 per share, of Veritas Holdco.

                                      A-1-3

     SECTION 4.2  Conversion of Veritas Stock.

     (a) At the Effective Time, each share of common stock, par value $0.01 per share, of Veritas Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

     (b) At the Effective Time, each share of Veritas Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Veritas Common Stock to be canceled without payment of any consideration therefor pursuant to Section 4.2(d)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one Caymanco Share (the "Merger Ratio"), and all such Caymanco Shares so issued shall be transferred by Veritas Holdco pursuant to the Merger as set forth herein; and each such share of Veritas Common Stock (other than shares of Veritas Common Stock to be canceled without payment of any consideration therefor pursuant to Section 4.2(d)) shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") representing any shares of Veritas Common Stock (other than shares of Veritas Common Stock to be canceled without payment of any consideration therefor pursuant to Section 4.2(d)) shall thereafter cease to have any rights with respect to such shares of Veritas Common Stock, except the right to receive, without interest, a certificate for Caymanco Shares in accordance with Section 4.3(b) upon the surrender of such Certificate.

     (c) At the Effective Time, each ordinary share, par value $0.01 per share, of Veritas designated "Special Voting Stock," and each ordinary share, par value $0.01 per share, of Veritas designated "ERS Special Voting Stock" (collectively, the "Veritas Special Voting Stock"), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive one ordinary share, par value $0.01 per share, of Caymanco designated "Special Voting Stock, Series 1" and one ordinary share, par value $0.01 per share, of Caymanco designated "Special Voting Stock, Series 2" (collectively, "Caymanco Special Voting Stock"), respectively, such Caymanco Special Voting Stock to have such terms and provisions as are set forth in Articles 4.2 and 4.3 of the Articles of Association of Caymanco set forth in Exhibit C attached hereto. Veritas Holdco shall deliver to the holders of shares of Veritas Special Voting Stock, upon delivery by such holders of certificates formerly representing such shares, certificates representing shares of Caymanco Special Voting Stock into which such shares of Veritas Special Voting Stock were converted pursuant to this
Section 4.2(c). Caymanco and Veritas shall, and Veritas shall cause Veritas Energy and the Trustees (as defined below) to, enter into such agreements and other documents with respect to the Veritas Exchangeable Shares such that each Veritas Exchangeable Share shall be exchangeable for one Caymanco Share and shall otherwise have the same terms and provisions as were applicable immediately prior to the Effective Time. Caymanco shall take all corporate action necessary to reserve for issuance that number of Caymanco Shares equal to the number of Caymanco Shares issuable upon exchange or retraction of the Veritas Exchangeable Shares outstanding as of the Effective Time. For purposes hereof, the term "Trustees" means CIBC Mellon Trust Company, as successor trustee to The R-M Trust Company under the Voting and Trust Agreement, dated as of August 30, 1996, with Veritas and Veritas Energy, and CIBC Mellon Trust Company, as trustee under the Voting and Trust Agreement, dated as of September 30, 1999, with Veritas and Veritas Energy.

     (d) Each share of Veritas Common Stock issued and held in Veritas' treasury, and each share of Veritas Common Stock owned by Caymanco, PGS, Veritas Holdco, Veritas Merger Sub or any other wholly owned Subsidiary of Caymanco, PGS or Veritas shall, at the Effective Time and by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor, and no shares in the capital of Caymanco or other consideration shall be delivered in exchange therefor.

     (e) (i) All options outstanding at the Effective Time (individually, a "Veritas Option" and collectively, the "Veritas Options") under the Veritas 1992 Non-Employee Director Stock Option Plan, the Veritas 1992 Employee Nonqualified Stock Option Plan, the Veritas 1997 Employee Stock Purchase

                                      A-1-4

Plan, the 2001 Key Employee Nonqualified Stock Option Plan and the 2001 Key Employee Restricted Stock Plan, including any amendments thereto approved by Veritas stockholders at its 2001 annual meeting of stockholders (collectively, the "Veritas Stock Option Plans") shall remain outstanding following the Effective Time. At the Effective Time, Veritas Options shall, by virtue of the Merger and without any further action on the part of Veritas or the holder of any Veritas Option, be assumed by Caymanco in such manner that Caymanco (1) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code or (2) to the extent that
Section 424 of the Code does not apply to any Veritas Option, would be such a corporation were Section 424 of the Code applicable to such option. Each Veritas Option assumed by Caymanco shall be exercisable upon the same terms and conditions as under the applicable Veritas Stock Option Plan and the applicable option agreement issued thereunder, except that (i) each Veritas Option shall cease to represent a right to acquire shares of Veritas Common Stock and shall be exercisable for that number of Caymanco Shares equal to the number of shares of Veritas Common Stock subject to such Veritas Option immediately prior to the Effective Time, and (ii) the option price per Caymanco Share shall be an amount equal to the option price per share of Veritas Common Stock subject to such Veritas Option in effect immediately prior to the Effective Time. Without limiting the foregoing, effective at the Effective Time, Caymanco shall assume the Veritas Stock Option Plans for purposes of employing such plans to make grants of stock options and other awards based on Caymanco Shares following the Effective Time.

     (ii) Caymanco shall take all corporate action necessary to reserve for issuance the number of Caymanco Shares required to be delivered upon exercise of the Veritas Options at and after the Effective Time. Following the Effective Time, Caymanco shall file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-8 (or a post-effective amendment on Form S-8 with respect to the Form S-4 or such other appropriate form) covering all such Caymanco Shares and shall cause such registration statement to remain effective for as long as there are outstanding any options under the Veritas Stock Option Plans.

     SECTION 4.3  Exchange of Certificates Representing Veritas Common Stock.

     (a) As of the Effective Time, Veritas Holdco shall deposit, or shall cause to be deposited, with an exchange agent selected by Caymanco, which shall be Caymanco's transfer agent for Caymanco Shares or such other party reasonably satisfactory to PGS (the "Exchange Agent"), for the benefit of the holders of shares of Veritas Common Stock, for exchange in accordance with this Article 4, certificates representing the Caymanco Shares to be issued pursuant to Section
4.2 and delivered pursuant to this Section 4.3 in exchange for outstanding shares of Veritas Common Stock (such certificates for Caymanco Shares, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

     (b) Promptly after the Effective Time, Veritas Holdco shall cause the Exchange Agent to mail to each holder of record of one or more certificates ("Certificates") that immediately prior to the Effective Time represented shares of Veritas Common Stock (other than to holders of Veritas Common Stock that, pursuant to Section 4.2(d), are canceled without payment of any consideration therefor): (A) a letter of transmittal (the "Letter of Transmittal"), which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Caymanco may reasonably specify and (B) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Caymanco Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of Caymanco Shares and (y) a check representing the amount of unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of this Article 4, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of Veritas Common Stock which is not registered in the transfer records of Veritas, a certificate representing the proper number of Caymanco

                                      A-1-5

Shares may be issued to such a transferee if the Certificate representing such Veritas Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to Caymanco Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Caymanco Shares represented by such Certificate as a result of the conversion provided in
Section 4.2(b) until such Certificate is surrendered as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing Caymanco Shares represented by such Certificate, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable and not paid with respect to such Caymanco Shares, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such Caymanco Shares, less the amount of any withholding taxes which may be required thereon.

     (d) At or after the Effective Time, the Surviving Corporation shall pay from funds on hand at the Effective Time any dividends or make other distributions with a record date prior to the Effective Time that may have been declared or made by Veritas on shares of Veritas Common Stock which remain unpaid at the Effective Time, and after the Effective Time, there shall be no transfers on the stock transfer books of Veritas of the shares of Veritas Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the presented Certificates shall be canceled and exchanged for certificates for Caymanco Shares deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 4. Certificates surrendered for exchange by any person constituting an "affiliate" of Veritas for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until Caymanco has received a written agreement from such person as provided in Section 8.11.

     (e) Any portion of the Exchange Fund that remains undistributed to the former stockholders of Veritas one year after the Effective Time shall be delivered to Veritas Holdco. Any former stockholders of Veritas who have not theretofore complied with this Article 4 shall thereafter look only to Veritas Holdco for delivery of certificates representing their Caymanco Shares and to Caymanco for unpaid dividends and distributions on the Caymanco Shares deliverable to such former stockholder pursuant to this Agreement.

     (f) None of PGS, Caymanco, Veritas Holdco, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any person for any portion of the Exchange Fund properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation on a case-by-case basis at its sole discretion, the posting by such person of a bond or other security in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Caymanco Shares and unpaid dividends and distributions on Caymanco Shares as provided in Section 4.3(c), deliverable in respect thereof pursuant to this Agreement.

     SECTION 4.4 Adjustment of Merger Ratio. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, Veritas changes the number of shares of Veritas Common Stock, PGS changes the number of PGS Shares, or Caymanco changes the number of Caymanco Shares issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, the Merger Ratio and other items dependent thereon shall be appropriately and equitably adjusted.

                                      A-1-6

                                   ARTICLE 5

                               THE EXCHANGE OFFER

     SECTION 5.1  The Exchange Offer.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, Caymanco shall make the Exchange Offer by offering 0.47 Caymanco Shares in exchange for each PGS Share and each PGS ADS (the ratio of such exchange being hereinafter referred to as the "Exchange Ratio").

     (b) The obligation of Caymanco to commence (within the meaning of Rule 14d-2 under the Exchange Act) the Exchange Offer shall be subject to the fulfillment at or prior to such commencement of the following conditions:

          (i) this Agreement shall not have been terminated in accordance with
     Article 10;

          (ii) none of the events set forth in Section 9.1(b)(ii) or (v) or
     Section 9.1(c) of this Agreement shall have occurred and be continuing; and

          (iii) such governmental, regulatory and stock exchange approvals as may be required in order to make the Exchange Offer in any jurisdiction, including, but not limited to, the Kingdom of Norway, shall have been obtained.

     (c) The Exchange Offer shall be conditioned upon, among other things, that number of PGS Shares and PGS ADSs that would represent more than 90% of the PGS Shares outstanding as of the expiration of the Exchange Offer (the "Minimum Condition") being properly tendered in accordance with the terms of the Exchange Offer prior to the expiration date of the Exchange Offer (as it may be extended in accordance with the provisions of this Section 5.1) and not withdrawn. Caymanco's obligation to accept for exchange, and to issue Caymanco Shares in exchange for, PGS Shares and PGS ADSs pursuant to the Exchange Offer will be subject to the further conditions set forth in Exhibit E hereto.

     (d) Caymanco will waive conditions to the Exchange Offer, if at all, only as follows:

          (i) the Minimum Condition and those conditions set forth in clauses
     (a) through (i) of Exhibit E hereto will be waived only at the direction of both PGS and Veritas; provided that Veritas shall be obligated to direct the waiver of the Minimum Condition at the request of PGS to the extent that there shall have been arranged by Caymanco or Veritas committed financing sources, in addition to the Veritas financings contemplated by
     Section 9.3(c), in an amount not to exceed $30 million to provide for the purchase for cash of that number of PGS Shares or PGS ADSs representing the difference between (x) 90% of such shares and (y) the actual number of such shares tendered pursuant to the Exchange Offer; provided, however, that the aggregate amount of cash paid for PGS Shares and PGS ADSs not accepted for exchange pursuant to the Exchange Offer shall not exceed $110 million;

          (ii) the conditions set forth in clauses (j) through (n) of Exhibit E hereto will be waived if the comparable conditions in Section 9.2(a) through Section 9.2(e) of this Agreement shall have been irrevocably waived by Veritas; and

          (iii) the conditions set forth in clauses (o) through (q) of Exhibit E hereto will be waived if the comparable conditions in Section 9.3(a) through Section 9.3(c) of this Agreement shall have been irrevocably waived by PGS.

     (e) In addition, except as otherwise contemplated hereby, Caymanco shall not make any change or amendment in the terms of the Exchange Offer without the consent of PGS and Veritas, including but not limited to any change or amendment to (i) the Minimum Condition, (ii) the Exchange Ratio, (iii) the form of consideration payable in the Exchange Offer or (iv) the conditions to the Exchange Offer.

     (f) Caymanco shall, upon the direction of PGS and Veritas, (i) extend the Exchange Offer from time to time for up to 20 business days for each such extension, if at the then scheduled expiration of the Exchange Offer any of the conditions of the Exchange Offer shall not be satisfied or waived, or (ii) extend

                                      A-1-7
the Exchange Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof or any other governmental or regulatory authority or securities exchange having jurisdiction over the Exchange Offer; provided, that Caymanco shall, upon the direction of PGS only, extend the Exchange Offer one or more times if the Minimum Condition has not been satisfied at such expiration date; provided, however, that in no event shall Caymanco be required or permitted to extend the Exchange Offer beyond the Termination Date. Upon the direction of PGS and Veritas, Caymanco shall provide a "subsequent offering period" (as contemplated by Rule 14d-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of not less than three business days following its acceptance for exchange of PGS Shares or PGS ADSs in the Exchange Offer. Subject to the terms and conditions of the Exchange Offer, Caymanco shall accept for exchange, as promptly as practicable after expiration of the Exchange Offer, all PGS Shares validly tendered in the Exchange Offer and not withdrawn.

     (g) No fractional Caymanco Shares shall be issued in connection with the exchange of PGS Shares and PGS ADSs for Caymanco Shares pursuant to the Exchange Offer. In lieu of the issuance of any fractional Caymanco Shares pursuant to this Section 5.1, cash adjustments will be paid to tendering shareholders in respect of any fractional Caymanco Shares that would otherwise be issuable in the Exchange Offer, and the amount of such cash adjustment shall be equal to such fractional proportion of the Caymanco Share Price. "Caymanco Share Price" shall mean the product of the average of the per share closing prices of the Veritas Common Stock as reported on the consolidated transaction reporting system for securities traded on the New York Stock Exchange, Inc. ("NYSE") (as reported in the New York City edition of The Wall Street Journal or, if not reported thereby, another authoritative source) for the 20 consecutive trading days ending on the fifth trading day prior to the Closing Date, appropriately adjusted for any stock splits, reverse stock splits, stock dividends, recapitalizations or other similar transactions.

     (h) As soon as practicable after the date hereof, Caymanco shall file with the SEC a Registration Statement on Form S-4 or Form F-4, as appropriate (the "Form S-4"), under the Securities Act to register the offer and sale of the Caymanco Shares issuable in the Exchange Offer and in the Merger, a portion of which Form S-4 shall serve as the prospectus for the Exchange Offer (the "Exchange Offer Prospectus"). As soon as practicable on the date of commencement of the Exchange Offer, Caymanco shall file with the SEC its Tender Offer Statement on Schedule TO (as amended and supplemented from time to time, the "Schedule TO") with respect to the Exchange Offer and the other transactions contemplated thereby. The Schedule TO shall contain or shall incorporate by reference all or part of the Exchange Offer Prospectus and forms of the related letter of transmittal and any related documents (the Schedule TO, the Exchange Offer Prospectus and such other documents, as amended and supplemented from time to time, being referred to herein collectively as the "Exchange Offer Documents"). Caymanco shall file the Exchange Offer Prospectus and other applicable Exchange Offer Documents with the Oslo Stock Exchange (the "OSE") pursuant to, and shall otherwise comply with its obligations under, the Norwegian Securities Trading Act of 1997 No. 79 and the rules and regulations thereunder (collectively, the "Securities Trading Act"). The parties to this Agreement will cause the Schedule TO, the Exchange Offer Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act, the Securities Trading Act and the rules and regulations thereunder.

     SECTION 5.2  PGS Action.

     (a) PGS hereby approves of and consents to the Exchange Offer and represents that the PGS Board of Directors, at a meeting duly called and held, has authorized this Agreement and resolved to recommend that the shareholders of PGS accept the Exchange Offer and exchange their PGS Shares and PGS ADSs pursuant thereto.

     (b) As soon as practicable on the date of commencement of the Exchange Offer, PGS shall file with the SEC its Solicitation/Recommendation Statement on
Schedule 14D-9 (as amended and supplemented from time to time, the "Schedule 14D-9") containing, subject to Section 8.4(c), the recommendation of

                                      A-1-8
the PGS Board of Directors described in Section 5.2(a) and shall disseminate the
Schedule 14D-9 to the extent required by Rule 14d-9 promulgated under the Exchange Act and any other applicable law. PGS shall file the Schedule 14D-9 with the OSE pursuant to, and shall otherwise comply with its obligations under, the Securities Trading Act and the Norwegian Stock Exchange Act of 2000 No. 80 (the "Norwegian Exchange Act"). The Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Exchange Act, the Securities Trading Act, the Norwegian Exchange Act and the rules and regulations thereunder.

     SECTION 5.3 Cooperation by PGS. To the extent reasonably requested by Caymanco, PGS shall cooperate with Caymanco so as to facilitate the prompt distribution of the Exchange Offer Prospectus or other appropriate Exchange Offer Documents to all record holders of PGS Shares and PGS ADSs. PGS shall furnish Caymanco with such information and such assistance as may be required by Caymanco or its agents in conducting the Exchange Offer.

     SECTION 5.4  Mandatory Bid for and Redemption of Remaining PGS
Shares. Promptly following the Exchange Offer Closing, Caymanco shall take all action necessary to comply with the mandatory bid requirements of Norwegian law and PGS' articles of association. If Caymanco acquires, pursuant to the Exchange Offer or otherwise, more than 90% of the outstanding PGS Shares, then Caymanco shall also take all actions that may be required under Norwegian law to acquire the remaining PGS Shares through a compulsory acquisition pursuant to the Norwegian Public Limited Companies Act of 1997 No. 45.

     SECTION 5.5  PGS Options.

     (a) (i) All options outstanding at the Effective Time (individually, a "PGS Option" and collectively, the "PGS Options") then outstanding under PGS' Non-Employee Director Stock Options Plan, 2000-Incentive Share Option Plan, 1999-Incentive Share Option Plan, as amended, and 1998/1-Incentive Share Option Plan, as amended (collectively, the "PGS Stock Option Plans"), shall remain outstanding following the Effective Time. Caymanco shall offer to assume, effective as of the Effective Time, from holders of outstanding PGS Options their PGS Options and any rights under such PGS Options, and Caymanco shall assume any tendered PGS Option in such manner that Caymanco (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code or (ii) to the extent that Section 424 of the Code does not apply to any PGS Option, would be such a corporation were Section 424 of the Code applicable to such PGS Option. Each PGS Option assumed by Caymanco shall be exercisable upon the same terms and conditions as under the applicable PGS Stock Option Plan and the applicable option agreement issued thereunder, except that (i) each PGS Option shall cease to represent a right to acquire PGS Shares and shall be exercisable for that whole number of Caymanco Shares (rounded down to the next whole share) into which the number of PGS Shares subject to such PGS Option immediately prior to the Effective Time could be exchanged under the Exchange Offer, and (ii) the option price per Caymanco Share shall be an amount equal to the option price per PGS Share subject to such PGS Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the price per share, as so determined, being rounded up to the next full cent).

     (b) Caymanco shall take all corporate action necessary to reserve for issuance the number of Caymanco Shares required to be delivered upon exercise of PGS Options at and after the Effective Time. Following the Effective Time, Caymanco shall file with the SEC a Registration Statement on Form S-8 (or a post-effective amendment on Form S-8 with respect to the Form S-4 or such other appropriate form) covering all such Caymanco Shares and shall cause such registration statement to remain effective for as long as there are outstanding any options under the PGS Stock Option Plans.

                                      A-1-9

                                   ARTICLE 6

    REPRESENTATIONS AND WARRANTIES OF VERITAS, CAYMANCO, VERITAS HOLDCO AND
                               VERITAS MERGER SUB

     Except as set forth in the disclosure letter delivered to PGS concurrently with the execution hereof (the "Veritas Disclosure Letter"), Veritas, Caymanco, Veritas Holdco and Veritas Merger Sub, jointly and severally, represent and warrant to PGS that:

     SECTION 6.1 Existence; Good Standing; Corporate Authority. Each of Veritas, Veritas Holdco and Veritas Merger Sub is a corporation, and Caymanco is an exempted company, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Veritas is duly qualified to do business as a foreign corporation and, to the extent such concept or similar concept exists in the relevant jurisdiction, is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a Veritas Material Adverse Effect. Veritas has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of Veritas' certificate of incorporation and bylaws and Caymanco's Memorandum of Association and Articles of Association previously made available to PGS are true and correct and contain all amendments as of the date hereof.

     SECTION 6.2 Authorization, Validity and Effect of Agreements. Each of Veritas, Caymanco, Veritas Holdco and Veritas Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party. The consummation by each of Veritas, Caymanco, Veritas Holdco and Veritas Merger Sub of the transactions contemplated hereby, including the issuance by Caymanco and the delivery by Veritas Holdco of Caymanco Shares pursuant to the Merger and the issuance by Caymanco of Caymanco Shares pursuant to the Exchange Offer, has been duly authorized by all requisite corporate action on behalf of such party, other than the approvals referred to in Section 6.20. This Agreement constitutes the valid and legally binding obligation of each of Veritas, Caymanco, Veritas Holdco and Veritas Merger Sub, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity (the "Enforceability Exceptions"). Veritas has taken all action necessary to render the restrictions set forth in Section 203 of the DGCL inapplicable to this Agreement and the transactions contemplated hereby.

     SECTION 6.3  Capitalization.

     (a) The authorized capital stock of Veritas consists of 40,000,000 shares of Veritas Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share, of Veritas ("Veritas Preferred Stock"). As of November 23, 2001, there were (i) 30,955,556 shares of Veritas Common Stock issued and outstanding,
(ii) 1,484,914 shares of Veritas Common Stock issuable upon exchange or retraction of the 1,484,914 Veritas Exchangeable Shares issued and outstanding,
(iii) two shares of Veritas Special Voting Stock issued and outstanding and (iv) no shares of Veritas Preferred Stock issued and outstanding. As of November 23, 2001, there were 1,953,738 shares of Veritas Common Stock issuable upon exercise of outstanding Veritas Options. All such issued and outstanding shares of Veritas Common Stock and Veritas Exchangeable Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Each Veritas Exchangeable Share is exchangeable, at the option of the holder, into one share of Veritas Common Stock. One right to purchase one one-thousandth
( 1/1000th) of a share of Veritas Preferred Stock -- Junior Participating Series A, par value $0.01 per share (each, a "Veritas Right"), issued pursuant to the Rights Agreement dated as of May 27, 1997 (the "Veritas Rights Agreement"), as amended, between Veritas and ChaseMellon Shareholder Services, L.L.C. is associated with and attached to each outstanding share of Veritas Common Stock. As of the date of this Agreement, except as set forth in this Section 6.3(a), there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate

                                      A-1-10

Veritas or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of Veritas or any of its Subsidiaries. Other than the Veritas Exchangeable Shares, Veritas has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Veritas on any matter.

     (b) The authorized share capital of Caymanco consists of 50,000 shares of $1.00 par value per share, and, as of the date of this Agreement, there are two shares issued and outstanding and no shares issuable upon exercise of outstanding Caymanco options. All such issued and outstanding shares (i) are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, (ii) are owned directly by Veritas and (iii) will be repurchased by Caymanco immediately prior to the Effective Time. The Caymanco Shares to be issued in connection with the Merger and the Exchange Offer, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, except as set forth in Article 4 or 5 of this Agreement or this Section 6.3(b), there are no outstanding shares and there are no options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate Caymanco or any of its Subsidiaries to issue, transfer or sell any shares or other voting securities of Caymanco or any of its Subsidiaries. Caymanco has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of Caymanco on any matter.

     SECTION 6.4  Certain Information Regarding Subsidiaries.

     (a) For purposes of this Agreement, "Significant Subsidiary" shall mean significant subsidiary as defined in Rule 1-02 of Regulation S-X of the Exchange Act. Each of Veritas' Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent such concept or similar concept exists in the relevant jurisdiction, in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or other entity power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and, to the extent such concept or similar concept exists in the relevant jurisdiction, in good standing in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Veritas Material Adverse Effect. All of the outstanding shares of capital stock of, or other ownership interests in, each of Veritas' Significant Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and, except for directors' qualifying shares, are owned, directly or indirectly, by Veritas free and clear of all mortgages, deeds of trust, liens, security interests, leases, pledges, conditional sales contracts, charges, privileges, easements, rights of way, reservations, options, rights of first refusal and claims or other encumbrances ("Liens").

     (b) All of the outstanding shares of capital stock of Veritas Merger Sub are owned directly by Veritas Holdco; all of the outstanding shares of capital stock of Veritas Holdco are owned directly by Venus II, a direct, wholly owned subsidiary of Caymanco ("Caymanco Sub"); and all of the outstanding share capital of Caymanco Sub are owned directly by Caymanco. Each of Caymanco, Caymanco Sub, Veritas Holdco and Veritas Merger Sub was incorporated solely for the purpose of engaging in the transactions contemplated hereby and have not engaged in any activities other than in connection with the transactions contemplated by this Agreement.

     SECTION 6.5 No Violation of Law. Neither Veritas nor any of its Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Veritas or any of its Subsidiaries or any of their respective properties or assets is subject (including, without limitation, the U.S. Foreign Corrupt Practices Act), except as would not have, individually or in the aggregate, a Veritas Material Adverse Effect. Veritas and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all governmental authorities necessary for the lawful conduct of their respective businesses (the "Veritas Permits"), and have made all necessary filings required under any federal, state, local or foreign law,

                                      A-1-11
regulation or rule, except where the failure so to hold or file would not have a Veritas Material Adverse Effect. Veritas and its Subsidiaries are in compliance with the terms of the Veritas Permits, except where the failure so to comply would not have a Veritas Material Adverse Effect. To the knowledge of Veritas, no investigation by any governmental authority with respect to Veritas or any of its Subsidiaries is pending or threatened, other than those the outcome of which would not have a Veritas Material Adverse Effect.

     SECTION 6.6  No Conflict.

     (a) Neither the execution and delivery by Veritas, Caymanco, Veritas Holdco or Veritas Merger Sub of this Agreement nor the consummation by Veritas, Caymanco, Veritas Holdco or Veritas Merger Sub of the transactions contemplated hereby in accordance with the terms hereof will: (i) subject to the approvals referred to in Section 6.20, conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws or similar organizational documents of Veritas or any of its Subsidiaries; (ii) violate, or conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Veritas or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Veritas or any of its Subsidiaries under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which Veritas or any of its Subsidiaries is a party, or by which Veritas or any of its Subsidiaries or any of their properties is bound or affected; or (iii) subject to the filings and other matters referred to in Section 6.6(b), contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to Veritas or any of its Subsidiaries or any of the properties of Veritas or any of its Subsidiaries, except, in the case of matters described in clause (ii) or (iii), as would not have, individually or in the aggregate, a Veritas Material Adverse Effect.

     (b) Neither the execution and delivery by Veritas, Caymanco, Veritas Holdco or Veritas Merger Sub of this Agreement nor the consummation by Veritas, Caymanco, Veritas Holdco or Veritas Merger Sub of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval, qualification or authorization of, or filing or registration with, any court or governmental or regulatory authority, other than (i) the filings relating to the Merger provided for in Article 1, (ii) the filing of a listing application with the NYSE pursuant to Section 8.9, (iii) filings required under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Exchange Act, the Securities Act, the Securities Trading Act, the Norwegian Exchange Act or applicable state securities and "Blue Sky" laws, and applicable non-U.S. competition, antitrust or premerger notification laws, (iv) filing of the amended and restated Memorandum of Association and Articles of Association of Caymanco with the Registrar of Companies of the Cayman Islands and (v) any filings with and approvals (or confirmation of no action) from the Norwegian Ministry of Industry under the Norwegian Acquisition Control Act 1994 ((i), (ii), (iii), (iv) and (v), collectively, the "Regulatory Filings"), except for any consent, approval, qualification or authorization the failure of which to obtain and for any filing or registration the failure of which to make would not have a Veritas Material Adverse Effect.

     (c) Neither Veritas nor any of its Subsidiaries is in violation of its certificate of incorporation or by-laws or similar organizational documents or in default in the performance or observance of any of the terms, conditions or provisions of, any note, bond, mortgage, indenture or other instrument or agreement (including capital leases) evidencing indebtedness of Veritas or any of its Subsidiaries.

     SECTION 6.7 SEC Documents. Veritas has filed with the SEC all documents required to be so filed by it since January 1, 2001, pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act, and Veritas has made available to PGS each registration statement, report, proxy statement or information statement (other than preliminary materials) it has so filed with the SEC, each in the form (including exhibits, documents incorporated by reference and any amendments thereto) filed with the SEC, and

                                      A-1-12

Veritas has filed with the applicable Canadian securities regulatory authorities all documents required to be filed by Veritas under applicable Canadian securities laws (collectively, the "Veritas Reports"). As of its date, each Veritas Report (i) complied in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder and applicable Canadian securities laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC or applicable Canadian securities regulatory authorities prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Veritas Reports filed in the U.S. under the Securities Act or the Exchange Act (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Veritas and its Subsidiaries as of its date, and each of the consolidated statements of operations, cash flows and changes in stockholders' equity included in or incorporated by reference into the Veritas Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders' equity, as the case may be, of Veritas and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q of the SEC and (y) normal year-end audit adjustments), in each case in accordance with U.S. generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as reflected in such financial statements, including all notes thereto, and except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby neither Veritas nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Veritas or in the notes thereto prepared in accordance with U.S. generally accepted accounting principles consistently applied, other than (i) liabilities and obligations arising in the ordinary course of business since the date of such financial statements and (ii) liabilities or obligations which would not have, individually or in the aggregate, a Veritas Material Adverse Effect. Each consolidated balance sheet of Veritas included or incorporated by reference into the Veritas Reports does not reflect a deferred tax liability for unremitted earnings of Veritas' Subsidiaries which are subject to the Norwegian Shipping Tax Provisions (Norwegian Tax Act Sections 8-10 to 8-20) (the "Norwegian Shipping Tax Provisions") because such unremitted earnings are properly treated as permanently reinvested in accordance with U.S. APB 23 requirements for reporting of deferred taxes under U.S. Statement of Financial Accounting Standards ("SFAS")109.

     SECTION 6.8 Litigation. There are no actions, suits or proceedings pending against Veritas or any of its Subsidiaries or, to the knowledge of Veritas, threatened against Veritas or any of its Subsidiaries, at law or in equity, or before or by any federal, state or foreign commission, board, bureau, agency or instrumentality, that would have, individually or in the aggregate, a Veritas Material Adverse Effect. There are no outstanding judgments, decrees, fines, injunctions, awards or orders against Veritas or any of its Subsidiaries that would have, individually or in the aggregate, a Veritas Material Adverse Effect.

     SECTION 6.9 Absence of Certain Changes. Since December 31, 2000, there has not been (i) any loss or interference with the business of Veritas or any of its Subsidiaries (or, after the Exchange Offer Closing, by Caymanco) from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or any other event or occurrence that has had or would have a Veritas Material Adverse Effect, (ii) any material change by Veritas or any of its Subsidiaries in its accounting methods, principles or practices or its tax methods, practices or elections, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Veritas (or, after the Exchange Offer Closing, by Caymanco) or any redemption, purchase or other acquisition of any of its securities, or (iv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business.

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     SECTION 6.10  Taxes.

     (a) Each of Veritas, its Subsidiaries and each affiliated, consolidated, combined, unitary or similar group of which any such corporation is or was a member has (i) properly filed (or there has been filed on its behalf) on a timely basis with appropriate governmental authorities all tax returns, claims for refund, statements, information, reports, declarations, estimates, self-assessments and forms, including schedules and attachments thereto, and including amendments thereof (collectively, "Tax Returns"), required to be filed by or with respect to it on or prior to the date hereof, and each of such Tax Returns is complete and accurate, except to the extent that any failure to file or any incompleteness or inaccuracy in any filed Tax Return would not have, individually or in the aggregate, a Veritas Material Adverse Effect, and (ii) properly paid or deposited in full on a timely basis or made adequate provisions reflected in the financial statements contained in the Veritas Reports in accordance with generally accepted accounting principles (or there has been paid or deposited or adequate provision has been made on its behalf) for the payment of all taxes required to be paid by it, except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes would not have, individually or in the aggregate, a Veritas Material Adverse Effect.

     (b) (i) Except to the extent being contested in good faith and disclosed in the Veritas Disclosure Letter, all material deficiencies asserted as a result of any examinations of Veritas and its Subsidiaries or, to the knowledge of Veritas, any examinations of any other persons with respect to taxes for which Veritas or any of its Subsidiaries may have liability, by contract or otherwise, by any taxing authority have been paid, fully settled or adequately provided for in the financial statements contained in the Veritas Reports; (ii) except as adequately provided for in the Veritas Reports, no tax audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes for which Veritas or any of its Subsidiaries would be liable that would have, individually or in the aggregate, a Veritas Material Adverse Effect, and no material deficiency for any such taxes has been proposed, asserted or assessed pursuant to such examination against Veritas or any of its Subsidiaries or, to the knowledge of Veritas, against any other persons with respect to taxes for which Veritas or any of its Subsidiaries may have liability, by contract or otherwise, by any taxing authority with respect to any period; (iii) as of the date hereof, neither Veritas nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend, or has otherwise caused to be extended, the statutory period of limitations applicable to the assessment of any taxes with respect to any tax returns of Veritas or any of its Subsidiaries; and (iv) neither Veritas nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing, allocation, indemnity, reimbursement or make-whole agreement or any similar agreement or arrangement. Neither Veritas nor any of its Subsidiaries has any liability for taxes under Treas. Reg. sec. 1.1502-6 or any similar provision of state, local, foreign or other tax law, except for taxes of the affiliated group of which Veritas is the common parent, within the meaning of Section 1504(a)(1) of the Code or any similar provision of state, local, foreign or other tax law. Caymanco Sub is and throughout its existence has always been a disregarded entity for U.S. federal income tax purposes.

     (c) Neither Veritas nor any of its Subsidiaries has executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with the Internal Revenue Service (the "IRS") or any other taxing authority (i) any agreement or other document extending or having the effect of extending the period for assessments or collection of any taxes for which Veritas or any of its Subsidiaries would be liable or (ii) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state, local, foreign or other tax law, that relates to the assets or operations of Veritas or any of its Subsidiaries.

     (d) There are no Liens on any of the assets of Veritas or any of its Subsidiaries that arose in connection with the failure or alleged failure to pay any tax other than for taxes which are not yet delinquent.

     (e) For purposes of this Agreement, "tax" or "taxes" means all net income, gross income, gross receipts, sales, use, goods and services, value-added, ad valorem, transfer, registration, accumulated earnings, personal holding company, corporation, excess profits, franchise, profits, license, withholding

                                      A-1-14

(including, but not limited to, withholding under Sections 1441, 1442, 1445 and 1446 of the Code), payroll, employment, excise, severance, stamp, occupation, premium, property, disability, capital stock, capital gains or windfall profits taxes, customs duties, alternative or add-on minimum, estimated or other taxes or governmental fees, assessments or charges of any kind whatsoever, including any transferee or contractual liability in respect of, or measured by reference to, any of the foregoing, excluding any such taxes, fees, assessments or charges relating to environmental matters, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority and any expenses incurred in connection with the determination, settlement or litigation of any liability for any of the foregoing.

     SECTION 6.11  Employee Benefit Plans.

     (a) For purposes of this Section 6.11, all references to "Veritas" shall be deemed to refer to Veritas and any trade or business, whether or not incorporated, that together with Veritas would be deemed or treated as a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 414 of the Code. Section
6.11 of the Veritas Disclosure Letter contains a list of all Veritas Benefit Plans, except for any Veritas De Minimus Benefit Plan. The term "Veritas Benefit Plans" means all employee benefit plans and other benefit arrangements, including all "employee benefit plans" as defined in Section 3(3) of ERISA, whether or not U.S.-based plans, and all other employee benefit, bonus, incentive, deferred compensation, stock option (or other equity-based), severance, employment, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans or agreements, whether or not subject to ERISA or U.S.-based and whether written or oral, sponsored, maintained or contributed to or required to be contributed to by Veritas, to which Veritas is a party or is required to provide benefits under applicable law, or in which any person who is currently or has been an employee or director of Veritas is a participant, or with respect to which Veritas may have any liability, contingent or otherwise. A Veritas Benefit Plan shall be deemed to be a "Veritas De Minimus Benefit Plan" if the relevant Veritas Benefit Plan is a non-U.S. based plan and either (A) is required by applicable law or regulation or (B) (1) currently has aggregate accrued and unpaid benefit liabilities or assets of $50,000 or less or (2) is reasonably expected to cost in the aggregate $50,000 or less per annum to maintain. Except with respect to any Veritas De Minimus Benefit Plan, Veritas will provide PGS, within 30 days after the date hereof, with true and complete copies of the Veritas Benefit Plans or written descriptions of all non-written agreements relating to the Veritas Benefit Plans and, if applicable, the most recent trust agreements, Forms 5500, summary plan descriptions, funding statements, annual reports and actuarial reports, if applicable, for each such plan. Veritas has no contract, commitment, obligation or intention, whether legally binding or not, to establish or adopt any new or additional plans or other arrangements that would constitute Veritas Benefit Plans if adopted, or to increase materially the benefits under any existing Veritas Benefit Plan.

     (b) Except for such matters as, individually or in the aggregate, do not and will not have a Veritas Material Adverse Effect: all applicable reporting and disclosure requirements have been met with respect to Veritas Benefit Plans; to the extent applicable, Veritas Benefit Plans comply with the requirements of applicable laws, rules and regulations, including without limitation, ERISA and the Code, and any Veritas Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS; Veritas Benefit Plans have been maintained and operated in accordance with their terms, and, to the knowledge of Veritas, there are no breaches of fiduciary duty in connection with Veritas Benefit Plans; there are no pending, or to the knowledge of Veritas, threatened claims against or otherwise involving any Veritas Benefit Plan, and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Veritas Benefit Plan activities) has been brought against or with respect to any such Veritas Benefit Plan; all contributions required to be made as of the date hereof to Veritas Benefit Plans have been made or provided for.

     (c) Neither Veritas nor any entity that has at any time during the six-year period ending on the Effective Time been required to be treated as a single employer together with Veritas under Section 414 of the Code has at any time within six years prior to the Effective Time maintained, contributed to, or had an obligation to contribute to, a "multiemployer plan" within the meaning of
Section 3(37) of ERISA, an

                                      A-1-15

"employee pension benefit plan," as defined in Section 3(2) of ERISA that is subject to the requirements of Title IV of ERISA or Section 412 of the Code, or a voluntary employee's beneficiary association within the meaning of Section 501(c)(9) of the Code.

     (d) The execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent event or events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan (in connection therewith) that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee of Veritas. Veritas will provide PGS, within 30 days after the date hereof, with a copy of any such benefit plans, policies, arrangements or agreements and underlying data from which reasonable estimates of the cost of providing any such benefits can be derived. Veritas has not made, and is not obligated to make, any payments in connection with the transactions contemplated by this Agreement that could reasonably be expected to be non-deductible under Section 280G of the Code.

     (e) No Veritas Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Veritas for periods extending beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan" or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

     SECTION 6.12 Labor Matters. Except as would not have a Veritas Material Adverse Effect, (i) neither Veritas nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization and (ii) to the knowledge of Veritas, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Veritas or any of its Subsidiaries.

     SECTION 6.13 Environmental Matters. Except as would not have, individually or in the aggregate, a Veritas Material Adverse Effect:

          (a) Veritas and its Subsidiaries are, and at all times have been, in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements and obligations contained in or imposed under any law, ordinance, rule or regulation related to (i) the control or reporting of any potential pollutant or protection of the environment, (ii) solid, gaseous or liquid waste generation, handling, treatment, storage, transportation or disposal, or (iii) the regulation of or exposure to substances that are hazardous, toxic or otherwise alleged to be harmful ("Environmental Laws");

          (b) there are not any past or present facts, conditions or circumstances at, or arising out of, any current or former businesses, assets or properties (whether owned or leased) of Veritas or any Subsidiary of Veritas, including but not limited to on-site or off-site disposal or release of any chemical substance, product or waste, that would give rise to (i) liabilities or obligations for any cleanup, remediation, removal or other corrective action under any Environmental Law or (ii) liabilities or claims for personal injury, property damage, or damage to natural resources;

          (c) neither Veritas nor any of its Subsidiaries has (i) received any notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the cleanup of any hazardous materials contamination;

          (d) Veritas and its Subsidiaries have in full force and effect all environmental permits, licenses, approvals and other authorizations required to conduct their operations and are operating in compliance thereunder, and neither Veritas nor any of its Subsidiaries knows of any reason why it would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any Environmental Laws to operate and use any of its assets for their current purposes and uses;

                                      A-1-16

          (e) there are no obligations, undertakings or liabilities arising out of or relating to Environmental Laws that Veritas or any of its Subsidiaries has agreed to, assumed or retained, by contract or otherwise;

          (f) there are no existing or, to the knowledge of Veritas, proposed requirements under Environmental Laws that will require Veritas or any of its Subsidiaries to make capital improvements to its assets or properties or make other expenditures in the future to remain in compliance with Environmental Laws; and

          (g) Veritas has made available for inspection and review by PGS copies of all environmental audits, assessments or other evaluations of Veritas or any of its Subsidiaries or any of their assets or properties that are in the possession of Veritas or its Subsidiaries.

     SECTION 6.14 Intellectual Property. Veritas and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent applications, trademarks and service marks (including the registrations and applications therefor), trade names, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trade secrets and all other proprietary information and the goodwill associated therewith (collectively, the "Veritas Intellectual Property") that are used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights would not have, individually or in the aggregate, a Veritas Material Adverse Effect, and there are no assertions or claims challenging the validity, ownership or enforceability of any of the foregoing which would have, individually or in the aggregate, a Veritas Material Adverse Effect. Veritas Intellectual Property is owned or licensed by Veritas or its Subsidiaries free and clear of any Liens. Neither Veritas nor its Subsidiaries has granted to any other person any license to use any Veritas Intellectual Property. The conduct of Veritas' and its Subsidiaries' respective businesses as currently conducted does not conflict with any intellectual property rights of others in any way that would have, individually or in the aggregate, a Veritas Material Adverse Effect. There is no infringement of any proprietary right owned by or licensed by or to Veritas or any of its Subsidiaries that would have, individually or in the aggregate, a Veritas Material Adverse Effect. Veritas and its Subsidiaries have taken reasonable precautions to protect their rights in the Veritas Intellectual Property and to maintain the confidentiality of their trade secrets, know-how and other confidential intellectual property. All employees of Veritas and its Subsidiaries have executed confidentiality agreements and agreed to assign to Veritas and its Subsidiaries inventions and other intellectual property conceived, developed or created in the course of their employment, except for such failures to do so that would not have, individually or in the aggregate, a Veritas Material Adverse Effect.

     SECTION 6.15 Insurance. Veritas and each of its Subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Veritas and its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds, except questioned, denied or disputed claims the failure to provide coverage for which would not have, individually or in the aggregate, a Veritas Material Adverse Effect. Except as would not have, individually or in the aggregate, a Veritas Material Adverse Effect, (a) all premiums due and payable under all such policies and bonds have been paid, (b) Veritas and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds and (c) to the knowledge of Veritas, there is no threatened termination of, or material premium increase with respect to, any of such policies.

     SECTION 6.16  Leases.

     (a) No vessel or asset forming part of the topside of a vessel (a "Vessel") that is reflected in the financial statements contained in the Veritas Reports is or has been, within the last 10 years, subject to a lease, similar agreement or ancillary agreement related thereto pursuant to which Veritas or any of its Subsidiaries agrees or has agreed that another person is treated as the owner of such Vessel for tax purposes, and with respect to which Veritas or any of its Subsidiaries has, pursuant to the terms of such

                                      A-1-17
agreement, agreed to pay, reimburse or indemnify for taxes or hypothetical taxes of any person that is a party to such agreement or adjust lease payments or other amounts paid to such person to compensate for taxes or hypothetical taxes calculated with respect to such person, including any defeasance of the obligations thereunder. Each Vessel required pursuant to this Section 6.16 to be listed in the Veritas Disclosure Letter is leased to a company duly incorporated under the laws of the United Kingdom. The treatment of any Vessels listed in the Veritas Disclosure Letter as owned by or belonging to another person for the purposes of the United Kingdom Capital Allowances Act 1990 or the United Kingdom Capital Allowances Act 2001, whichever is applicable, is and has been in accordance with applicable United Kingdom law. Neither Veritas nor any of its Subsidiaries has received a claim, demand or request for indemnification, reimbursement, increase in lease payments with respect to, or increase in collateral or support in connection with, any leases, similar agreements or ancillary agreements related thereto with respect to Vessels for which disclosure is made pursuant to the first sentence of this Section 6.16(a), including any agreements for the defeasance of obligations thereunder, related to taxes or hypothetical taxes of any person that is a party to such agreement.

     (b) All Veritas Subsidiaries that are, or have been within the last 10 years, lessees of Vessels that are required pursuant to this Section 6.16 to be disclosed in the Veritas Disclosure Letter have never been a resident of, nor had a permanent establishment or branch or agency in, any country other than the country of their incorporation, and are not subject to material tax imposed by any country other than the country of their incorporation on any of their current or accumulated profits. Each Veritas Subsidiary that is assessed under the Norwegian Shipping Tax Provisions is qualified for, and operated in accordance with, the Norwegian Shipping Tax Provisions, and Veritas and its Subsidiaries have taken no action or not failed to take action which would be likely to jeopardize such qualification or would be likely to result in the imposition of taxes in amounts that materially exceed the amounts shown in the financial statements contained in the Veritas Reports. The Norwegian tax authorities have reviewed the Tax Returns of Veritas and each Veritas Subsidiary that is included within the Norwegian Shipping Tax Provisions up through the tax year ended December 31, 2000, and have not proposed, asserted or assessed any taxes in excess of the taxes shown on such Tax Returns, except to the extent that any failure to have paid such taxes would not have, individually or in the aggregate, a Veritas Material Adverse Effect.

     SECTION 6.17 No Brokers. Veritas has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Caymanco, Veritas or PGS to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Veritas has retained Evercore Group Inc. as its financial advisor, the arrangements with which have been disclosed in writing to PGS prior to the date hereof.

     SECTION 6.18 Opinion of Financial Advisor. The Board of Directors of Veritas has received the opinion of Evercore Group Inc. to the effect that, as of the date thereof, the Merger Ratio and the Exchange Ratio are fair, from a financial point of view, to the holders of Veritas Common Stock.

     SECTION 6.19 PGS Share Ownership. Neither Veritas nor any of its Subsidiaries owns any share capital of PGS or any other securities convertible into or otherwise exercisable to acquire share capital of PGS, including PGS ADSs.

     SECTION 6.20 Vote Required. The affirmative vote of the holders of at least a majority of the votes attached to the outstanding shares of Veritas Common Stock and Veritas Special Voting Stock, voting together as a single class, is the only vote of the holders of any class or series of Veritas capital stock necessary to adopt this Agreement and to approve the Merger and the transactions contemplated hereby.

     SECTION 6.21 Real and Personal Property. Veritas and its Subsidiaries have indefeasible title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens, except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Veritas and its Subsidiaries.

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     SECTION 6.22 Certain Contracts. Other than as listed on an exhibit index included in, or otherwise filed as an exhibit to or as part of, a Veritas Report, neither Veritas nor any of its Subsidiaries is a party to or bound by
(i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) any non-competition agreement or any other agreement or obligation that purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the current business of Veritas and its Subsidiaries, taken as a whole, is conducted, (iii) any contract or other agreement that involves, or may involve, aggregate payments by any party thereto of $10,000,000 or more, which are to be performed in whole or in part after the Effective Time, (iv) any contract or other agreement that would prohibit or materially delay the consummation of the Merger or the Exchange Offer or any of the transactions contemplated by this Agreement, (v) any standstill agreements that do not expire within six months of the date hereof that would limit or prohibit Caymanco or Veritas from acquiring any interest in or the assets of any third party or (vi) any contract or agreement for the borrowing of money containing covenants or provisions that would be violated or that would result in a default of such contract or agreement in the event the Merger and the Exchange Offer or the transactions contemplated by this Agreement were consummated (all contracts or agreements of the types described in clauses (i) through (vi) being referred to herein as "Veritas Material Contracts"). Veritas has delivered to PGS, or provided to PGS for review, prior to the execution of this Agreement, complete and correct copies of all Veritas Material Contracts not filed as exhibits to any of the Veritas Reports filed prior to the date of this Agreement except for (1) contracts containing competitively sensitive information as to which access, use and treatment are subject to applicable law, (2) contracts containing information that Veritas reasonably believes it may not provide to PGS by reason of applicable law, rules or regulations, or (3) contracts that Veritas or any Subsidiary is required to keep confidential by reason of contract, agreement or understanding with third parties. Each Veritas Material Contract is valid and binding (subject to the Enforceability Exceptions) on Veritas (or, to the extent a Subsidiary of Veritas is a party, such Subsidiary) and, to the knowledge of Veritas, on the other parties to such contracts, and is in full force and effect, and Veritas and each Subsidiary of Veritas have performed all obligations required to be performed by them to date under each Veritas Material Contract, except where such failure to be binding or in full force and effect or such failure to perform, individually or in the aggregate, would not have a Veritas Material Adverse Effect. Neither Veritas nor any Subsidiary of Veritas
(i) knows of, or has received written notice of, any breach of or violation or default under (nor, to the knowledge of Veritas, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Veritas Material Contract, other than such breaches, violations or defaults as would not have a Veritas Material Adverse Effect, or (ii) knows of, has received written notice of or has engaged in substantive discussions regarding the desire of the other party or parties to any such Veritas Material Contract to cancel, terminate or repudiate such contract.

     SECTION 6.23 Amendment to the Veritas Rights Agreement. Veritas has amended or taken other action under the Veritas Rights Agreement so that none of the execution and delivery of this Agreement, the conversion of shares of Veritas Common Stock into the right to receive Caymanco Shares in accordance with Article 4 of this Agreement or the consummation of the Merger and the Exchange Offer or any other transaction contemplated by this Agreement will cause (i) any Veritas Right to become exercisable under the Veritas Rights Agreement, (ii) Caymanco, PGS or any of their respective shareholders or Subsidiaries to be deemed an "Acquiring Person" (as defined in the Veritas Rights Agreement), (iii) any such event to be an event requiring an adjustment of the purchase price of the Veritas Rights under Section 11(a)(ii) of the Veritas Rights Agreement, (iv) Section 13 of the Veritas Rights Agreement to be or become applicable to any such event; or (v) a "Stock Acquisition Date" or a "Distribution Date" (each as defined in the Veritas Rights Agreement) to occur upon any such event, and so that the Veritas Rights will expire immediately prior to the Effective Time. Veritas has delivered to PGS a true and complete copy of the Veritas Rights Agreement, as amended to date.

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                                   ARTICLE 7

                     REPRESENTATIONS AND WARRANTIES OF PGS

     Except as set forth in the disclosure letter delivered to Veritas concurrently with the execution hereof (the "PGS Disclosure Letter"), PGS represents and warrants to Veritas, Caymanco, Veritas Holdco and Veritas Merger Sub that:

     SECTION 7.1 Existence; Good Standing; Corporate Authority. PGS is a public limited liability company duly incorporated, validly existing and in good standing under the laws of the Kingdom of Norway. PGS is duly qualified to do business as a foreign corporation and, to the extent such concept or similar concept exists in the relevant jurisdiction, is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a PGS Material Adverse Effect. PGS has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copy of PGS' articles of association previously made available to Veritas is true and correct and contains all amendments as of the date hereof.

     SECTION 7.2 Authorization, Validity and Effect of Agreements. PGS has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party. The consummation by PGS of the transactions contemplated hereby has been duly authorized by all requisite corporate action on behalf of PGS. This Agreement constitutes the valid and legally binding obligation of PGS, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

     SECTION 7.3 Capitalization. As of the date hereof, the issued and outstanding share capital of PGS consists of 103,345,987 PGS Shares, and there were 8,964,404 PGS Shares issuable upon exercise of outstanding PGS options. All such issued and outstanding PGS Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, except as set forth in this Section 7.3, there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate PGS or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of PGS or any of its Subsidiaries. PGS has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of PGS on any matter.

     SECTION 7.4 Certain Information Regarding Subsidiaries. Each of PGS' Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent such concept or similar concept exists in the relevant jurisdiction, in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or other entity power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and, to the extent such concept or similar concept exists in the relevant jurisdiction, in good standing in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a PGS Material Adverse Effect. All of the outstanding shares of capital stock of, or other ownership interests in, each of PGS' Significant Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and, except for directors' qualifying shares, are owned, directly or indirectly, by PGS free and clear of all Liens.

     SECTION 7.5 No Violation of Law. Neither PGS nor any of its Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which PGS or any of its Subsidiaries or any of their respective properties or assets is subject (including, without limitation, the U.S. Foreign Corrupt Practices Act), except as would not have, individually or in the aggregate, a PGS Material Adverse Effect. PGS and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all

                                      A-1-20
governmental authorities necessary for the lawful conduct of their respective businesses (the "PGS Permits"), and have made all necessary filings required under any federal, state, local or foreign law, regulation or rule, except where the failure so to hold or file would not have a PGS Material Adverse Effect. PGS and its Subsidiaries are in compliance with the terms of the PGS Permits, except where the failure so to comply would not have a PGS Material Adverse Effect. To the knowledge of PGS, no investigation by any governmental authority with respect to PGS or any of its Subsidiaries is pending or threatened, other than those the outcome of which would not have a PGS Material Adverse Effect.

     SECTION 7.6  No Conflict.

     (a) Neither the execution and delivery by PGS of this Agreement nor the consummation by PGS of the transactions contemplated hereby in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of the articles of association of PGS or the certificate of incorporation or bylaws or similar organizational documents of any Subsidiary of PGS; (ii) violate, or conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of PGS or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to PGS or any of its Subsidiaries, under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which PGS or any of its Subsidiaries is a party, or by which PGS or any of its Subsidiaries or any of their properties is bound or affected; or (iii) subject to the filings and other matters referred to in Section 7.6(b), contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to PGS or any of its Subsidiaries or any of the properties of PGS or any of its Subsidiaries, except, in the case of matters described in clause (ii) or (iii), as would not have, individually or in the aggregate, a PGS Material Adverse Effect.

     (b) Neither the execution and delivery by PGS of this Agreement nor the consummation by PGS of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval, qualification or authorization of, or filing or registration with, any court or governmental or regulatory authority, other than Regulatory Filings, except for any consent, approval, qualification or authorization the failure of which to obtain and for any filing or registration the failure of which to make would not have a PGS Material Adverse Effect.

     (c) Neither PGS nor any of its Subsidiaries is in violation of its articles of association or similar organizational documents or in default in the performance or observance of any of the terms, conditions or provisions of, any note, bond, mortgage, indenture or other instrument or agreement (including capital leases) evidencing indebtedness of PGS or any of its Subsidiaries.

     SECTION 7.7 SEC Documents. PGS has filed with the SEC all documents required to be so filed by it since January 1, 2001, pursuant to Sections 13(a) and 15(d) of the Exchange Act, and PGS has made available to Veritas each registration statement and report it has so filed with the SEC, each in the form (including exhibits, documents incorporated by reference and any amendments thereto) filed with the SEC, and PGS has filed with the OSE all documents required to be filed by PGS under the Securities Trading Act or the Norwegian Exchange Act (collectively, the "PGS Reports"). As of its date, each PGS Report
(i) complied in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act, the Securities Trading Act or the Norwegian Exchange Act, as applicable, and the respective rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC or OSE prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the PGS Reports filed in the U.S. under the Securities Act or the Exchange Act (including

                                      A-1-21
the related notes and schedules) fairly presents in all material respects the consolidated financial position of PGS and its Subsidiaries as of its date and each of the consolidated statements of operations, cash flows and changes in shareholders' equity included in or incorporated by reference into the PGS Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in shareholders' equity, as the case may be, of PGS and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by the rules and regulations of the SEC and
(y) normal year-end audit adjustments), in each case in accordance with U.S. generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as reflected in such financial statements, including all notes thereto, and except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby neither PGS nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of PGS or in the notes thereto prepared in accordance with U.S. generally accepted accounting principles consistently applied, other than (i) liabilities and obligations arising in the ordinary course of business since the date of such financial statements and (ii) liabilities or obligations which would not have, individually or in the aggregate, a PGS Material Adverse Effect. Each consolidated balance sheet of PGS included or incorporated by reference into the PGS Reports does not reflect a deferred tax liability for unremitted earnings of PGS' Subsidiaries (other than Hara Skip A/S) which are subject to the Norwegian Shipping Tax Provisions because such unremitted earnings are properly treated as permanently reinvested in accordance with U.S. APB 23 requirements for reporting of deferred taxes under U.S. SFAS 109.

     SECTION 7.8 Litigation. There are no actions, suits or proceedings pending against PGS or any of its Subsidiaries or, to the knowledge of PGS, threatened against PGS or any of its Subsidiaries, at law or in equity, or before or by any federal, state or foreign commission, board, bureau, agency or instrumentality, that would have, individually or in the aggregate, a PGS Material Adverse Effect. There are no outstanding judgments, decrees, fines, injunctions, awards or orders against PGS or any of its Subsidiaries that would have, individually or in the aggregate, a PGS Material Adverse Effect.

     SECTION 7.9 Absence of Certain Changes. Since December 31, 2000, there has not been (i) any loss or interference with the business of PGS or any of its Subsidiaries from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or any other event or occurrence that has had or would have a PGS Material Adverse Effect, (ii) any material change by PGS or any of its Subsidiaries in its accounting methods, principles or practices or its tax methods, practices or elections, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of PGS or any redemption, purchase or other acquisition of any of its securities, or (iv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business.

     SECTION 7.10  Taxes.

     (a) Each of PGS, its Subsidiaries and each affiliated, consolidated, combined, unitary or similar group of which any such corporation is or was a member has (i) properly filed (or there has been filed on its behalf) on a timely basis with appropriate governmental authorities all Tax Returns required to be filed by or with respect to it on or prior to the date hereof, and each of such Tax Returns is complete and accurate, except to the extent that any failure to file or any incompleteness or inaccuracy in any filed Tax Return would not have, individually or in the aggregate, a PGS Material Adverse Effect, and (ii) properly paid or deposited in full on a timely basis or made adequate provisions reflected in the financial statements contained in the PGS Reports in accordance with generally accepted accounting principles (or there has been paid or deposited or adequate provision has been made on its behalf) for the payment of all taxes required to be paid by it, except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes would not have, individually or in the aggregate, a PGS Material Adverse Effect.

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     (b) (i) Except to the extent being contested in good faith and disclosed in the PGS Disclosure Letter, all material deficiencies asserted as a result of any examinations of PGS and its Subsidiaries or, to the knowledge of PGS, any examinations of any other persons with respect to taxes for which PGS or any of its Subsidiaries may have liability, by contract or otherwise, by any taxing authority have been paid, fully settled or adequately provided for in the financial statements contained in the PGS Reports; (ii) except as adequately provided for in the PGS Reports, no tax audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes for which PGS or any of its Subsidiaries would be liable that would have, individually or in the aggregate, a PGS Material Adverse Effect, and no material deficiency for any such taxes has been proposed, asserted or assessed pursuant to such examination against PGS or any of its Subsidiaries or, to the knowledge of PGS, against any other persons with respect to taxes for which PGS or any of its Subsidiaries may have liability, by contract or otherwise, by any taxing authority with respect to any period; (iii) as of the date hereof, neither PGS nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend, or has otherwise caused to be extended, the statutory period of limitations applicable to the assessment of any taxes with respect to any tax returns of PGS or any of its Subsidiaries; and (iv) neither PGS nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing, allocation, indemnity, reimbursement or make-whole agreement or any similar agreement or arrangement. Neither PGS nor any of its Subsidiaries has any liability for taxes under Treas. Reg. sec. 1.1502-6 or any similar provision of state, local, foreign or other tax law, except for taxes of the affiliated group of which PGS is the common parent, within the meaning of Section 1504(a)(1) of the Code or any similar provision of state, local, foreign or other tax law.

     (c) Neither PGS nor any of its Subsidiaries has executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with the IRS or any other taxing authority (i) any agreement or other document extending or having the effect of extending the period for assessments or collection of any taxes for which PGS or any of its Subsidiaries would be liable or (ii) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state, local, foreign or other tax law, that relates to the assets or operations of PGS or any of its Subsidiaries.

     (d) There are no Liens on any of the assets of PGS or any of its Subsidiaries that arose in connection with the failure or alleged failure to pay any tax other than for taxes which are not yet delinquent.

     SECTION 7.11  Employee Benefit Plans.

     (a) For purposes of this Section 7.11, all references to "PGS" shall be deemed to refer to PGS and any trade or business, whether or not incorporated, that together with PGS would be deemed or treated as a "single employer" within the meaning of Section 4001 of ERISA, or Section 414 of the Code. Section 7.11 of the PGS Disclosure Letter contains a list of all PGS Benefit Plans, except for any PGS De Minimus Benefit Plan. The term "PGS Benefit Plans" means all employee benefit plans and other benefit arrangements, including all "employee benefit plans" as defined in Section 3(3) of ERISA, whether or not U.S.-based plans, and all other employee benefit, bonus, incentive, deferred compensation, stock option (or other equity-based), severance, employment, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans or agreements, whether or not subject to ERISA or U.S.-based and whether written or oral, sponsored, maintained or contributed to or required to be contributed to by PGS, to which PGS is a party or is required to provide benefits under applicable law, or in which any person who is currently or has been an employee or director of PGS is a participant, or with respect to which PGS may have any liability, contingent or otherwise. A PGS Benefit Plan shall be deemed to be a "PGS De Minimus Benefit Plan" if the relevant PGS Benefit Plan is a non-U.S. based plan and either (A) is required by applicable law or regulation or (B)(1) currently has aggregate accrued and unpaid benefit liabilities or assets of $50,000 or less or (2) is reasonably expected to cost in the aggregate $50,000 or less per annum to maintain. Except with respect to any PGS De Minimus Benefit Plan, PGS will provide Veritas, within 30 days after the date hereof, with true and complete copies of the PGS Benefit Plans or written descriptions of all non-written agreements relating to the PGS Benefit Plans and, if

                                      A-1-23
applicable, the most recent trust agreements, Forms 5500, summary plan descriptions, funding statements, annual reports and actuarial reports, if applicable, for each such plan. PGS has no contract, commitment, obligation or intention, whether legally binding or not, to establish or adopt any new or additional plans or other arrangements that would constitute PGS Benefit Plans if adopted, or to increase materially the benefits under any existing PGS Benefit Plan.

     (b) Except for such matters as, individually or in the aggregate, do not and will not have a PGS Material Adverse Effect: all applicable reporting and disclosure requirements have been met with respect to PGS Benefit Plans; to the extent applicable, PGS Benefit Plans comply with the requirements of applicable laws, rules and regulations, including without limitation, ERISA and the Code, and any PGS Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS; PGS Benefit Plans have been maintained and operated in accordance with their terms, and, to the knowledge of PGS, there are no breaches of fiduciary duty in connection with PGS Benefit Plans; there are no pending, or to the knowledge of PGS, threatened claims against or otherwise involving any PGS Benefit Plan, and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of PGS Benefit Plan activities) has been brought against or with respect to any such PGS Benefit Plan; all contributions required to be made as of the date hereof to PGS Benefit Plans have been made or provided for.

     (c) Neither PGS nor any entity that has at any time during the six-year period ending on the Effective Time been required to be treated as a single employer together with PGS under Section 414 of the Code has at any time within six years prior to the Effective Time maintained, contributed to, or had an obligation to contribute to, a "multiemployer plan" within the meaning of
Section 3(37) of ERISA, an "employee pension benefit plan," as defined in
Section 3(2) of ERISA that is subject to the requirements of Title IV of ERISA or Section 412 of the Code, or a voluntary employee's beneficiary association within the meaning of Section 501(c)(9) of the Code.

     (d) The execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent event or events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan (in connection therewith) that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee of PGS. PGS will provide Veritas, within 30 days after the date hereof, with a copy of any such benefit plans, policies, arrangements or agreements and underlying data from which reasonable estimates of the cost of providing any such benefits can be derived. PGS has not made, and is not obligated to make, any payments in connection with the transactions contemplated by this Agreement that could reasonably be expected to be non-deductible under Section 280G of the Code.

     (e) No PGS Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of PGS for periods extending beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan" or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

     SECTION 7.12 Labor Matters. Except as would not have a PGS Material Adverse Effect, (i) neither PGS nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization and (ii) to the knowledge of PGS, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of PGS or any of its Subsidiaries.

     SECTION 7.13 Environmental Matters. Except as would not have, individually or in the aggregate, a PGS Material Adverse Effect:

          (a) PGS and its Subsidiaries are, and at all times have been, in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements and obligations contained in or imposed under Environmental Laws;

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          (b) there are not any past or present facts, conditions or circumstances at, or arising out of, any current or former businesses, assets or properties (whether owned or leased) of PGS or any Subsidiary of PGS, including but not limited to on-site or off-site disposal or release of any chemical substance, product or waste, that would give rise to (i) liabilities or obligations for any cleanup, remediation, removal or other corrective action under any Environmental Law or (ii) liabilities or claims for personal injury, property damage, or damage to natural resources;

          (c) neither PGS nor any of its Subsidiaries has (i) received any notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the cleanup of any hazardous materials contamination;

          (d) PGS and its Subsidiaries have in full force and effect all environmental permits, licenses, approvals and other authorizations required to conduct their operations and are operating in compliance thereunder, and neither PGS nor any of its Subsidiaries knows of any reason why it would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any Environmental Laws to operate and use any of its assets for their current purposes and uses;

          (e) there are no obligations, undertakings or liabilities arising out of or relating to Environmental Laws that PGS or any of its Subsidiaries has agreed to, assumed or retained, by contract or otherwise;

          (f) there are no existing or, to the knowledge of PGS, proposed requirements under Environmental Laws that will require PGS or any of its Subsidiaries to make capital improvements to its assets or properties or make other expenditures in the future to remain in compliance with Environmental Laws; and

          (g) PGS has made available for inspection and review by Veritas copies of all environmental audits, assessments or other evaluations of PGS or any of its Subsidiaries or any of their assets or properties that are in the possession of PGS or its Subsidiaries.

     SECTION 7.14 Intellectual Property. PGS and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent applications, trademarks and service marks (including the registrations and applications therefor), trade names, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trade secrets and all other proprietary information and the goodwill associated therewith (collectively, the "PGS Intellectual Property") that are used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights would not have, individually or in the aggregate, a PGS Material Adverse Effect, and there are no assertions or claims challenging the validity, ownership or enforceability of any of the foregoing which would have, individually or in the aggregate, a PGS Material Adverse Effect. PGS Intellectual Property is owned or licensed by PGS or its Subsidiaries free and clear of any Liens. Neither PGS nor its Subsidiaries has granted to any other person any license to use any PGS Intellectual Property. The conduct of PGS' and its Subsidiaries' respective businesses as currently conducted does not conflict with any intellectual property rights of others in any way that would have, individually or in the aggregate, a PGS Material Adverse Effect. There is no infringement of any proprietary right owned by or licensed by or to PGS or any of its Subsidiaries that would have, individually or in the aggregate, a PGS Material Adverse Effect. PGS and its Subsidiaries have taken reasonable precautions to protect their rights in the PGS Intellectual Property and to maintain the confidentiality of their trade secrets, know-how and other confidential intellectual property. All employees of PGS and its Subsidiaries have executed confidentiality agreements and agreed to assign to PGS and its Subsidiaries inventions and other intellectual property conceived, developed or created in the course of their employment, except for such failures to do so that would not have, individually or in the aggregate, a PGS Material Adverse Effect.

     SECTION 7.15 Insurance. PGS and each of its Subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of PGS and its Subsidiaries. There is no material claim pending under any of such policies or bonds

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as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds, except questioned, denied or disputed claims the failure to provide coverage for which would not have, individually or in the aggregate, a PGS Material Adverse Effect. Except as would not have, individually or in the aggregate, a PGS Material Adverse Effect, (a) all premiums due and payable under all such policies and bonds have been paid, (b) PGS and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds and (c) to the knowledge of PGS, there is no threatened termination of, or material premium increase with respect to, any of such policies.

     SECTION 7.16  Leases.

     (a) No Vessel that is reflected in the financial statements contained in the PGS Reports is or has been, within the last 10 years, subject to a lease, similar agreement or ancillary agreement related thereto pursuant to which PGS or any of its Subsidiaries agrees or has agreed that another person is treated as the owner of such Vessel for tax purposes, and with respect to which PGS or any of its Subsidiaries has, pursuant to the terms of such agreement, agreed to pay, reimburse or indemnify for taxes or hypothetical taxes of any person that is a party to such agreement or adjust lease payments or other amounts paid to such person to compensate for taxes or hypothetical taxes calculated with respect to such person, including any defeasance of the obligations thereunder. Each Vessel required pursuant to this Section 7.16 to be listed in the PGS Disclosure Letter is leased to either PGS Shipping (Isle of Man) Limited or Seckford Finance B.V., and is subleased to a company duly incorporated under the laws of the United Kingdom. The treatment of any Vessels listed in the PGS Disclosure Letter as owned by or belonging to another person for the purposes of the United Kingdom Capital Allowances Act 1990 or the United Kingdom Capital Allowances Act 2001, whichever is applicable, is and has been in accordance with applicable United Kingdom law. Neither PGS nor any of its Subsidiaries has received a claim, demand or request for indemnification, reimbursement, increase in lease payments with respect to, or increase in collateral or support in connection with, any leases, similar agreements or ancillary agreements related thereto with respect to Vessels for which disclosure is made pursuant to the first sentence of this Section 7.16(a), including any agreements for the defeasance of obligations thereunder, related to taxes or hypothetical taxes of any person that is a party to such agreement.

     (b) PGS Shipping (Isle of Man) Limited and all other PGS Subsidiaries that are, or have been within the last 10 years, lessees of Vessels that are required pursuant to this Section 7.16 to be disclosed in the PGS Disclosure Letter have never been a resident of, nor had a permanent establishment or branch or agency in, any country other than the country of their incorporation, and are not subject to material tax imposed by any country other than the country of their incorporation on any of their current or accumulated profits. Each PGS Subsidiary that is assessed under the Norwegian Shipping Tax Provisions is qualified for, and operated in accordance with, the Norwegian Shipping Tax Provisions, and PGS and its Subsidiaries have taken no action or not failed to take action which would be likely to jeopardize such qualification or would be likely to result in the imposition of taxes in amounts that materially exceed the amounts shown in the financial statements contained in the PGS Reports. The Norwegian tax authorities have reviewed the Tax Returns of PGS and each PGS Subsidiary that is included within the Norwegian Shipping Tax Provisions up through the tax year ended December 31, 2000, and have not proposed, asserted or assessed any taxes in excess of the taxes shown on such Tax Returns, except to the extent that any failure to have paid such taxes would not have, individually or in the aggregate, a PGS Material Adverse Effect. The amount that, if distributed as a return of paid-in capital or fully-taxed equity or as repayment of debt from PGS Shipping A/S to PGS or any of its Subsidiaries, would not result in the imposition of Norwegian tax, exceeds U.S. $300 million.

     SECTION 7.17 No Brokers. PGS has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Caymanco, Veritas or PGS to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that PGS has retained Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and ABG Sundal Collier as its financial advisors, the arrangements with which have been disclosed in writing to Veritas prior to the date hereof.

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     SECTION 7.18 Opinion of Financial Advisor. The Board of Directors of PGS has received the opinion of Merrill Lynch to the effect that, as of the date thereof, the effective exchange ratio of 2.13 PGS Shares or PGS ADSs for each share of Veritas Common Stock pursuant to the Merger and the Exchange Offer is fair, from a financial point of view, to the holders of PGS Shares and PGS ADSs.

     SECTION 7.19 Veritas Stock Ownership. Neither PGS nor any of its Subsidiaries owns any shares of capital stock of Veritas or any other securities convertible into or otherwise exercisable to acquire capital stock of Veritas.

     SECTION 7.20 Real and Personal Property. PGS and its Subsidiaries have indefeasible title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens, except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by PGS and its Subsidiaries.

     SECTION 7.21 Certain Contracts. Other than as listed on an exhibit index included in, or otherwise filed as an exhibit to or as part of, a PGS Report, neither PGS nor any of its Subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) any non-competition agreement or any other agreement or obligation that purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the current business of PGS and its Subsidiaries, taken as a whole, is conducted, (iii) any contract or other agreement that involves, or may involve, aggregate payments by any party thereto of $20,000,000 or more, which are to be performed in whole or in part after the Effective Time, (iv) any contract or other agreement that would prohibit or materially delay the consummation of the Merger or the Exchange Offer or any of the transactions contemplated by this Agreement, (v) any standstill agreements that do not expire within six months of the date hereof that would limit or prohibit PGS from acquiring any interest in or the assets of any third party or (vi) any contract or agreement for the borrowing of money containing covenants or provisions that would be violated or that would result in a default of such contract or agreement in the event the Merger and the Exchange Offer or the transactions contemplated by this Agreement were consummated (all contracts or agreements of the types described in clauses (i) through (vi) being referred to herein as "PGS Material Contracts"). PGS has delivered to Veritas, or provided to Veritas for review, prior to the execution of this Agreement, complete and correct copies of all PGS Material Contracts not filed as exhibits to any of the PGS Reports filed prior to the date of this Agreement except for (1) contracts containing competitively sensitive information as to which access, use and treatment are subject to applicable law,
(2) contracts containing information that PGS reasonably believes it may not provide to Veritas by reason of applicable law, rules or regulations, or (3) contracts that PGS or any Subsidiary is required to keep confidential by reason of contract, agreement or understanding with third parties. Each PGS Material Contract is valid and binding (subject to the Enforceability Exceptions) on PGS (or, to the extent a Subsidiary of PGS is a party, such Subsidiary) and, to the knowledge of PGS, on the other parties to such contracts, and is in full force and effect, and PGS and each Subsidiary of PGS have performed all obligations required to be performed by them to date under each PGS Material Contract, except where such failure to be binding or in full force and effect or such failure to perform, individually or in the aggregate, would not have a PGS Material Adverse Effect. Neither PGS nor any Subsidiary of PGS (i) knows of, or has received written notice of, any breach of or violation or default under (nor, to the knowledge of PGS, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any PGS Material Contract, other than such breaches, violations or defaults as would not have a PGS Material Adverse Effect, or (ii) knows of, has received written notice of or has engaged in substantive discussions regarding the desire of the other party or parties to any such PGS Material Contract to cancel, terminate or repudiate such contract.

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                                   ARTICLE 8

                                   COVENANTS

     SECTION 8.1 Conduct of Businesses. Prior to the Effective Time, except as set forth in the Veritas Disclosure Letter or the PGS Disclosure Letter, respectively, or as expressly contemplated by any other provision or condition (including Section 5.1(d)) of this Agreement, or as required by applicable law (provided that the party proposing to take such action has provided the other party with advance notice of the proposed action to the extent practicable), unless PGS or Veritas, respectively, has consented in writing thereto, each of Veritas, PGS and, to the extent applicable, Caymanco:

          (a) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (b) shall use commercially reasonable best efforts, and shall cause each of its Subsidiaries to use commercially reasonable best efforts, to preserve intact their business organizations and goodwill (except that any of its Subsidiaries may be merged with or into, or be consolidated with, any of its Subsidiaries or may be liquidated into it or any of its Subsidiaries), keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

          (c) shall not amend its articles of association (PGS), its certificate of incorporation or bylaws (Veritas), or its memorandum of association or articles of association (Caymanco); provided, however, that PGS may amend its articles of association to increase its share capital in connection with transactions permitted by Section 8.1(f) and Caymanco may amend its articles of association in connection with the adoption of a Shareholder Rights Plan of a customary form with terms consistent with those described in Exhibit D attached hereto (the "Caymanco Rights Agreement");

          (d) shall promptly notify the other of any material change in its condition (financial or otherwise) or business or any termination, cancellation, repudiation or material breach of any Veritas Material Contract or PGS Material Contract, as the case may be (or communications indicating that the same may be contemplated), or any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty made by it herein;

          (e) shall promptly deliver to the other true and correct copies of any report, statement or schedule filed subsequent to the date of this Agreement with the SEC or any governmental or regulatory authority that administers the securities laws of the Kingdom of Norway or of Canada or any stock exchange (including the NYSE, the OSE and the Toronto Stock Exchange);

          (f) shall not (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement or pursuant to the exercise of awards granted after the date hereof and expressly permitted under this Agreement, issue any shares of its capital stock or share capital, effect any stock split or otherwise change its capitalization as it existed on the date hereof, (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock or share capital, (iii) increase any compensation or enter into or amend any employment agreement or with any of its former, present or future employees, officers or directors, except with new employees consistent with past practice, or (iv) adopt any new employee benefit plan or arrangement (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

          (g) shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or share capital or (ii) redeem, purchase or otherwise acquire any shares of its capital stock or share capital or capital stock or share capital of

                                      A-1-28
     any of its Subsidiaries, or make any commitment for any such action; provided that Caymanco shall repurchase the shares of its capital held by Veritas immediately prior to the Effective Time;

          (h) shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock or share capital of Subsidiaries) which, individually or in the aggregate, are material to it and its Subsidiaries as a whole except (i) in the ordinary course of business, (ii) in connection with transactions with entities directly or indirectly wholly owned by it ("Intercompany Transactions") or
     (iii) in the case of PGS, the sale of PGS' interest in its Atlantis Subsidiary;

          (i) shall not, and shall not permit any of its Subsidiaries to, except pursuant to contractual commitments in effect on the date hereof and disclosed in the Veritas Disclosure Letter or the PGS Disclosure Letter, as the case may be, acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

          (j) shall not, except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

          (k) shall, and shall cause any of its Subsidiaries to, use commercially reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such party;

          (l) shall not, and shall not permit any of its Subsidiaries to, (i) make or rescind any express or deemed election relating to taxes including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where it has the capacity to make such binding election (except an initial election for an entity under Treas. Reg. sec. 301.7701-3), (ii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or (iii) change any of its methods of reporting income or deductions for federal income tax purposes from those expected to be employed in the preparation of its federal income tax return for the most recent taxable year for which a return has been filed, except in any such case as may be required by applicable law or except as would not have a Material Adverse Effect;

          (m) shall not, nor shall it permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money (except for (w) Intercompany Transactions, (x) working capital under existing credit facilities, (y) refinancings of existing debt and (z) other immaterial borrowings that, in the case of (y) or (z), permit prepayment of such new debt without payment of any makewhole or other premium or penalty in the event of redemption or repayment before stated maturity (other than LIBOR breakage costs)) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others, (ii) except in the ordinary course of business, enter into any material lease (whether such lease is an operating or capital lease) or create any material Liens on its property or that of its Subsidiaries in connection with any indebtedness thereof, or (iii) enter into any interest rate swap, cap, collar or similar agreements;

          (n) except as set forth in the budgets of Veritas and PGS as described in the Veritas Disclosure Letter or the PGS Disclosure Letter, respectively, not make any capital expenditures in excess of $5 million individually or $20 million in the aggregate, or enter into any binding commitment or contract to make such expenditures;

          (o) shall not, and shall cause its Subsidiaries not to, purchase any PGS Shares, PGS ADSs, Caymanco Shares or shares of Veritas Common Stock or Veritas Exchangeable Shares, except as contemplated by Section 5.4 or
     Section 8.17 of this Agreement;

                                      A-1-29

          (p) subject to Section 8.5, shall not take any action that would delay materially (but in any event by more than 10 business days) or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body or the expiration of any applicable waiting period required to consummate the transactions consummated by this Agreement;

          (q) shall not, and shall not permit any of its Subsidiaries to, enter into any agreement that would permit any third party to have any access to seismic data, including all library data, owned and/or developed by the other party or its affiliates;

          (r) unless, in the good faith opinion of its board of directors after consultation with its outside counsel the following would be inconsistent with its fiduciary duties, shall not, except in connection with a transaction permitted by this Section 8.1, terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective Subsidiaries is a party; and during such period shall enforce, to the fullest extent permitted under applicable law, the provisions of such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction; and

          (s) shall not (i) agree in writing or otherwise to take any of the foregoing actions or (ii) permit any of its Subsidiaries to agree in writing or otherwise to take any of the foregoing actions that refer to Subsidiaries.

     SECTION 8.2  No Solicitation by Veritas.

     (a) Veritas agrees that (i) neither it nor any of its Subsidiaries shall, and it shall not authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, and on becoming aware of it will stop such person from continuing to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a tender or exchange offer, merger, consolidation, business combination, purchase or similar transaction or series of transactions (other than the transactions contemplated by this Agreement) involving, individually or in the aggregate, 15% or more of the assets, net revenues or net income of Veritas and its Subsidiaries on a consolidated basis or 15% or more of any class of capital stock of Veritas (any such proposal, offer or transaction being hereinafter referred to as a "Veritas Acquisition Proposal"), or cooperate with or assist, participate or engage in any discussions or negotiations concerning a Veritas Acquisition Proposal; and
(ii) it will immediately cease and cause to be terminated any existing negotiations with any parties conducted heretofore with respect to any of the foregoing; provided that nothing contained in this Agreement shall prevent Veritas or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Veritas Acquisition Proposal or (B) prior to the Cutoff Date (as defined herein), providing information (pursuant to a confidentiality agreement in reasonably customary form with terms at least as favorable to Veritas as the Confidentiality Agreement dated September 20, 2001, between Veritas and PGS (the "Confidentiality Agreement") and which does not contain terms that prevent Veritas from complying with its obligations under this Section 8.2) to or engaging in any negotiations or discussions with any person or entity who has made an unsolicited bona fide written Veritas Acquisition Proposal with respect to all the outstanding capital stock of Veritas or all or substantially all the assets of Veritas that, in the good faith judgment of the Board of Directors of Veritas, taking into account (a) the likelihood and timing of consummation, (b) the availability and timing of financing, (c) any amendments to or modifications of this Agreement that PGS has offered or proposed at the time of determination, and (d) any other factors that the Board of Directors may in good faith believe are advisable to be taken into account and based on the advice of a financial advisor of recognized national reputation, a written summary of which shall be promptly provided to PGS, is superior to the Merger (a "Veritas Superior Proposal"), to the extent that the Board of Directors of

                                      A-1-30

Veritas, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its fiduciary obligations.

     (b) Prior to taking any action referred to in Section 8.2(a), if Veritas intends to participate in any such discussions or negotiations or provide any such information to any such third party, Veritas shall give prompt prior oral and written notice to PGS of each such action. Veritas will immediately notify PGS orally and in writing of any such requests for such information or the receipt of any Veritas Acquisition Proposal or any inquiry with respect to or that could lead to a Veritas Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Veritas Acquisition Proposal, and the material terms and conditions of any Veritas Acquisition Proposal. Veritas will (i) keep PGS fully informed of the status and details (including any changes or proposed changes to such status or details) on a timely basis of any such requests, Veritas Acquisition Proposals or inquiries and (ii) provide to PGS as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to Veritas from any third party in connection with any Veritas Acquisition Proposal or sent or provided by Veritas to any third party in connection with any Veritas Acquisition Proposal. Any written notice under this Section 8.2 shall be given by facsimile with receipt electronically confirmed or by personal delivery.

     (c) Nothing in this Section 8.2 shall permit Veritas to enter into any agreement with respect to a Veritas Acquisition Proposal during the term of this Agreement, it being agreed that during the term of this Agreement (except pursuant to Section 10.3(c)), Veritas shall not enter into any agreement with any person that provides for, or in any way facilitates, a Veritas Acquisition Proposal, other than a confidentiality agreement in reasonably customary form with terms at least as favorable to Veritas as the Confidentiality Agreement and which does not contain terms that prevent Veritas from complying with its obligations under this Section 8.2.

     (d) For purposes hereof, the "Cutoff Date," when used with respect to Veritas, means the date the condition set forth in Section 9.1(a)(i) is satisfied.

     SECTION 8.3  No Solicitation by PGS.

     (a) PGS agrees that (other than in connection with the Exchange Offer or for the specified matters in the PGS Disclosure Letter) (i) neither it nor any of its Subsidiaries shall, and it shall not authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, and on becoming aware of it will stop such person from continuing to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a tender or exchange offer, merger, consolidation, business combination, purchase or similar transaction or series of transactions (other than the transactions contemplated by this Agreement) involving, individually or in the aggregate, 15% or more of the assets, net revenues or net income of PGS and its Subsidiaries on a consolidated basis or 15% or more of the PGS Shares and PGS ADSs, taken together (any such proposal, offer or transaction being hereinafter referred to as a "PGS Acquisition Proposal"), or cooperate with or assist, participate or engage in any discussions or negotiations concerning a PGS Acquisition Proposal; and (ii) it will immediately cease and cause to be terminated any existing negotiations with any parties conducted heretofore with respect to any of the foregoing; provided that nothing contained in this Agreement shall prevent PGS or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act and applicable Norwegian law with regard to a PGS Acquisition Proposal or (B) prior to the Cutoff Date (as defined herein), providing information (pursuant to a confidentiality agreement in reasonably customary form with terms at least as favorable to PGS as the Confidentiality Agreement and which does not contain terms that prevent PGS from complying with its obligations under this Section 8.3) to or engaging in any negotiations or discussions with any person or entity who has made an unsolicited bona fide written PGS Acquisition Proposal with respect to all the outstanding PGS Shares and PGS ADSs, taken together, or all or substantially all the assets of PGS that, in the good faith judgment of the Board of Directors of PGS, taking into account

                                      A-1-31

(a) the likelihood and timing of consummation, (b) the availability and timing of financing, (c) any amendments to or modifications of this Agreement that Veritas has offered or proposed at the time of determination, and (d) any other factors that the Board of Directors may in good faith believe are advisable to be taken into account and based on the advice of a financial advisor of recognized national reputation, a written summary of which shall be promptly provided to Veritas, is superior to the Exchange Offer (a "PGS Superior Proposal"), to the extent that the Board of Directors of PGS, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its obligations under Norwegian law relating to directors' responsibilities.

     (b) Prior to taking any action referred to in Section 8.3(a), if PGS intends to participate in any such discussions or negotiations or provide any such information to any such third party, PGS shall give prompt prior oral and written notice to Veritas of each such action. PGS will immediately notify Veritas orally and in writing of any such requests for such information or the receipt of any PGS Acquisition Proposal or any inquiry with respect to or that could lead to a PGS Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such PGS Acquisition Proposal, and the material terms and conditions of any PGS Acquisition Proposal. PGS will (i) keep Veritas fully informed of the status and details (including any changes or proposed changes to such status or details) on a timely basis of any such requests, PGS Acquisition Proposals or inquiries and (ii) provide to Veritas as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to PGS from any third party in connection with any PGS Acquisition Proposal or sent or provided by PGS to any third party in connection with any PGS Acquisition Proposal. Any written notice under this Section 8.3 shall be given by facsimile with receipt confirmed or personal delivery.

     (c) Nothing in this Section 8.3 shall permit PGS to enter into any agreement with respect to a PGS Acquisition Proposal during the term of this Agreement, it being agreed that during the term of this Agreement (except pursuant to Section 10.4(c)), PGS shall not enter into any agreement with any person that provides for, or in any way facilitates, a PGS Acquisition Proposal, other than a confidentiality agreement in reasonably customary form with terms at least as favorable to PGS as the Confidentiality Agreement and which does not contain terms that prevent PGS from complying with its obligations under this
Section 8.3.

     (d) For purposes hereof, the "Cutoff Date," when used with respect to PGS, means the date the condition set forth in Section 9.1(a)(ii) is satisfied.

     SECTION 8.4  Meetings of Stockholders; Exchange Offer.

     (a) Veritas will take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene a special meeting of its stockholders (the "Veritas Special Meeting") as promptly as practicable to consider and vote upon the adoption of this Agreement. Notwithstanding any other provision of this Agreement, unless this Agreement is terminated in accordance with the terms hereof, Veritas shall submit this Agreement to its stockholders whether or not the Board of Directors of Veritas withdraws, modifies or changes its recommendation and declaration regarding this Agreement or the Merger.

     (b) Veritas, through its Board of Directors, shall recommend approval of the matters described in paragraph (a) above and use best efforts to solicit from its stockholders proxies in favor of such matters; provided, however, that the Board of Directors of Veritas may, at any time prior to the Cutoff Date that applies to Veritas, upon five business days' prior written notice to PGS, withdraw, modify or change any recommendation and declaration regarding such matters or recommend and declare advisable any Veritas Superior Proposal, if in the good faith opinion of the Board of Directors of Veritas after consultation with its outside legal counsel the failure to so withdraw, modify or change its recommendation and declaration or to so recommend and declare advisable any Veritas Superior Proposal would be inconsistent with its fiduciary obligations.

                                      A-1-32

     (c) PGS, through its Board of Directors, shall recommend that its shareholders accept the Exchange Offer and tender their PGS Shares and PGS ADSs, as applicable, pursuant to the Exchange Offer and shall use its best efforts to cooperate with Caymanco in the solicitation of tenders of PGS Shares and PGS ADSs pursuant to the Exchange Offer; provided, however, that the Board of Directors of PGS may at any time prior to the Cutoff Date that applies to PGS, upon five business days' prior written notice to Veritas, withdraw, modify or change such recommendation or recommend and declare advisable any PGS Superior Proposal if in the good faith opinion of such Board of Directors after consultation with its outside legal counsel the failure to so withdraw, modify or change its recommendation or to so recommend and declare advisable any PGS Superior Proposal would be inconsistent with its obligations under Norwegian law relating to directors' responsibilities.

     (d) PGS, Caymanco and Veritas shall coordinate and cooperate with respect to the timing of Exchange Offer and the Veritas Special Meeting and shall use commercially reasonable best efforts to make the initial scheduled expiration date of the Exchange Offer and the Veritas Special Meeting to occur on the same date.

     SECTION 8.5  Filings; Commercially Reasonable Best Efforts.

     (a) Subject to the terms and conditions herein provided, Caymanco, PGS and Veritas shall:

          (i) make their respective required filings under the HSR Act and any applicable non-U.S. competition, antitrust or premerger notification laws ("Non-U.S. Antitrust Laws") to be made pursuant to Section 9.1(b) (and shall share equally all filing fees incident thereto), which filings shall be made promptly, and which filings as required under the HSR Act shall be made in not more than 15 business days from the date hereof, and thereafter shall promptly make any other required submissions under the HSR Act or other such laws;

          (ii) use commercially reasonable best efforts to cooperate with one another in (a) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states, and non-U.S. jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the Merger, the Exchange Offer and the transactions contemplated hereby; and (b) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations other than any such filings, consents, approvals, permits and authorizations that would cause a PGS Material Adverse Effect or a Veritas Material Adverse Effect;

          (iii) promptly notify each other of any communication concerning this Agreement or the transactions contemplated by this Agreement to that party from any governmental or regulatory authority and permit the other party to review in advance any proposed communication concerning this Agreement or the transactions contemplated by this Agreement to any governmental or regulatory authority;

          (iv) not agree to participate in any meeting or discussion with any governmental or regulatory authority in respect of any filings, investigation or other inquiry concerning this Agreement or the transactions contemplated by this Agreement unless it consults with the other party in advance and, to the extent permitted by such governmental or regulatory authority, gives the other party the opportunity to attend and participate thereat;

          (v) furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any governmental or regulatory authority or members or their respective staffs on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement; and

          (vi) furnish the other party with such necessary information and reasonable assistance as such other party and its affiliates may reasonably request in connection with their preparation of necessary

                                      A-1-33
     filings, registrations or submissions of information to any governmental or regulatory authorities, including, without limitation, any filings necessary or appropriate under the provisions of the HSR Act or any applicable Non-U.S. Antitrust Laws.

     (b) Without limiting Section 8.5(a), but subject to Section 8.5(c), Caymanco, PGS and Veritas shall each use commercially reasonable best efforts to:

          (i) avoid the entry of, or have vacated, terminated or modified, any decree, order or judgment that would restrain, prevent or delay the Closing; and

          (ii) take any and all steps necessary to obtain any consents or eliminate any impediments to the Merger or the Exchange Offer.

     (c) Nothing in this Agreement shall require PGS, Veritas or any of their respective Subsidiaries to dispose of any of its assets or to limit its freedom of action with respect to any of its assets or businesses, whether prior to or after the Effective Time, or to commit or agree to any of the foregoing, to obtain any consents, approvals, permits or authorizations or to remove any impediments to the Merger or the Exchange Offer relating to the HSR Act, Non-U.S. Antitrust Laws or other antitrust, competition or premerger notification, trade regulation law, regulation or order ("Antitrust Laws") or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding relating to the Antitrust Laws, other than dispositions, limitations or consents, commitments or agreements that in each such case may be conditioned upon the consummation of the Merger, the Exchange Offer and the transactions contemplated by this Agreement and that in each such case do not and would not, individually or in the aggregate, have a Caymanco Material Adverse Effect.

     (d) In addition to any other specific obligations of Veritas and PGS provided for herein with respect to the Exchange Offer, the Merger and the other transactions contemplated hereby, but subject in all respects to Section 8.2,
Section 8.3, Section 8.4, Section 8.5(c), Article 9, Article 10 and any other condition or limitation expressly provided for herein with respect thereto, Veritas and PGS both agree to use their commercially reasonable efforts to assist Caymanco in making the Exchange Offer and to take all other actions that are necessary to facilitate the Exchange Offer and the Merger and their consummation.

     SECTION 8.6 Inspection. From the date hereof to the Effective Time, each of Veritas, PGS and Caymanco shall allow all designated officers, attorneys, accountants and other representatives of PGS, Caymanco or Veritas, as the case may be, access at all reasonable times upon reasonable notice to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of PGS, Caymanco and Veritas and their respective Subsidiaries, including inspection of such properties; provided that no investigation pursuant to this Section 8.6 shall affect, abrogate or waive any representation or warranty given by any party hereunder, and provided further that notwithstanding the provision of information or investigation by any party, no party shall be deemed to make any representation or warranty except as expressly set forth in this Agreement. Notwithstanding the foregoing, except as set forth in Section 8.6 of the Veritas Disclosure Letter or the PGS Disclosure Letter, no party shall be required to provide any information which it reasonably believes it may not provide to the other party by reason of (1) applicable law governing the access, use and treatment of competitively sensitive information, (2) applicable law, rules or regulations, (3) confidentiality restrictions imposed by contract, agreement or understanding with third parties if such party has used commercially reasonable best efforts to obtain the consent of such third party to such disclosure or (4) attorney/client privilege. The parties hereto shall make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. If any agreements or documents are not provided by a party pursuant to this Section 8.6 on the basis that the information therein is protected by attorney-client privilege, such party shall provide the other parties with a list of all such agreements and documents. Each of PGS, Caymanco and Veritas agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this
Section 8.6 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. All non-public information obtained pursuant to this Section 8.6 shall be governed by the Confidentiality Agreement.

                                      A-1-34

     SECTION 8.7 Publicity. The parties will consult with each other and will mutually agree upon any press releases or public announcements pertaining to this Agreement or the transactions contemplated hereby and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use commercially reasonable best efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements.

     SECTION 8.8  Registration Statement.

     (a) Each of PGS, Caymanco and Veritas shall cooperate and promptly prepare and Caymanco shall file with the SEC as soon as practicable the Form S-4 under the Securities Act, with respect to the Caymanco Shares issuable in the Exchange Offer and the Merger, portions of which Registration Statement shall also serve as the proxy statement with respect to the Veritas Special Meeting (the "Proxy Statement/Prospectus") and the Exchange Offer Prospectus. The respective parties will cause the Proxy Statement/Prospectus, the Exchange Offer Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Caymanco shall use commercially reasonable best efforts, and PGS and Veritas will cooperate with Caymanco, to have the Form S-4 declared effective by the SEC as promptly as practicable and to have the Proxy Statement/Prospectus and the Exchange Offer Prospectus also made available for use in the Kingdom of Norway and Canada. Caymanco shall use commercially reasonable best efforts to obtain, prior to the effective date of the Form S-4, all necessary foreign, state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and the parties will share equally all expenses incident thereto (including all SEC and other filing fees and all printing and mailing expenses associated with the Form S-4, the Proxy Statement/Prospectus and the Exchange Offer). Caymanco will advise PGS and Veritas, promptly after receiving notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed with the SEC, the issuance of any stop order or similar order, the suspension of the qualification of the Caymanco Shares issuable in connection with the Merger or the Exchange Offer for offering or sale in any jurisdiction, or any request by the SEC or any governmental or regulatory authority or securities exchange administering the securities laws in the Kingdom of Norway or in Canada for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC or any such authority or exchange for additional information.

     (b) Each of Veritas and PGS will use commercially reasonable best efforts to cause the Proxy Statement/Prospectus and the Exchange Offer Prospectus, respectively, to be mailed to its stockholders and shareholders, respectively, as promptly as practicable after the Form S-4 is declared effective under the Securities Act and any and all approvals required in the Kingdom of Norway and in Canada are obtained.

     (c) Each of PGS, Caymanco and Veritas agrees that the information provided by it for inclusion in the Proxy Statement/Prospectus and the Exchange Offer Prospectus and each amendment or supplement thereto, at the time of commencement of the Exchange Offer or mailing of the Proxy Statement/ Prospectus, at the expiration time of the Exchange Offer and at the time of the Veritas Special Meeting, or, in the case of information provided by it for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, (i) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

     SECTION 8.9 Listing Application. Caymanco shall promptly prepare and submit to the NYSE and, subject to Section 8.22, the OSE and the Toronto Stock Exchange, a listing application covering the Caymanco Shares issuable in connection with the transactions contemplated hereby (with Veritas and

                                      A-1-35

PGS sharing equally in all fees and expenses relating thereto) and shall use commercially reasonable best efforts to obtain, prior to the earlier of the expiration time of the Exchange Offer or the Effective Time, approval for the listing of such Caymanco Shares, subject to official notice of issuance.

     SECTION 8.10  Letters of Accountants.

     (a) Veritas shall use commercially reasonable best efforts to cause to be delivered to PGS and Caymanco "comfort" letters of PricewaterhouseCoopers LLP, Veritas' independent public accountants, dated the effective date of the Form S-4 and the Closing Date, respectively, and addressed to PGS and Caymanco with regard to certain financial information regarding Veritas included in the Form S-4, in form reasonably satisfactory to PGS and Caymanco and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     (b) PGS shall use commercially reasonable best efforts to cause to be delivered to Veritas and Caymanco "comfort" letters of PricewaterhouseCoopers LLP and Arthur Andersen LLP, PGS' independent public accountants, dated the effective date of the Form S-4 and the Closing Date, respectively, and addressed to Veritas with regard to certain financial information regarding PGS included in the Form S-4, in form reasonably satisfactory to Veritas and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     SECTION 8.11 Agreements of Rule 145 Affiliates. Prior to the Effective Time, Veritas shall cause to be prepared and delivered to PGS and Caymanco a list identifying all persons who, at the time of the Veritas Special Meeting, Veritas believes may be deemed to be "affiliates" of Veritas, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). Caymanco shall be entitled to place restrictive legends on any Caymanco Shares received by such Rule 145 Affiliates. Veritas shall use commercially reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Caymanco, at or prior to the Effective Time, a written agreement, in the form to be approved by the parties hereto, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any Caymanco Shares issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.

     SECTION 8.12 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except as expressly provided herein or as otherwise agreed in writing by the parties.

     SECTION 8.13  Indemnification and Insurance.

     (a) From and after the Effective Time, Caymanco shall indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is now, or has been at any time prior to the date hereof, an officer or director of Veritas or PGS (or any Subsidiary or division thereof) and each person who served at the request of Veritas or PGS as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) Caymanco shall pay, as incurred, the fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to Caymanco, in advance of the final disposition of any such Action to the fullest extent permitted by applicable law, and, if required, upon receipt of any undertaking required by applicable law, and (ii) Caymanco will cooperate in the defense of any such matter; provided, however, Caymanco shall

                                      A-1-36
not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed), and provided further, that Caymanco shall not be obligated pursuant to this Section 8.13 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action, unless, in the good faith judgment of any of the Indemnified Parties, there is or may be a conflict of interests between two or more of such Indemnified Parties, in which case there may be separate counsel for each similarly situated group.

     (b) The parties agree that the rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, in the certificate of incorporation and bylaws or similar organizational documents of Veritas and its Subsidiaries or in the articles of association, certificate of incorporation and bylaws or similar organizational documents of PGS and its Subsidiaries, as the case may be, with respect to matters occurring through the Effective Time, shall survive the Merger and the Exchange Offer and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Action pending or asserted or claim made within such period shall continue until the disposition of such Action or resolution of such claim.

     (c) For a period of six years after the Effective Time, Caymanco shall cause to be maintained officers' and directors' liability insurance covering the Indemnified Parties who now are, or at any time prior to the date hereof were, covered by Veritas' and PGS' existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance.

     (d) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the certificate of incorporation or bylaws or similar organizational documents of Veritas or any of its Subsidiaries or in the articles of association, certificate of incorporation and bylaws or similar organizational documents of PGS and its Subsidiaries, as the case may be, under applicable law or otherwise. The provisions of this
Section 8.13 shall survive the consummation of the Merger and Exchange Offer and expressly are intended to benefit each of the Indemnified Parties.

     (e) In the event Caymanco or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Caymanco shall assume the obligations set forth in this Section 8.13.

     SECTION 8.14  Employee Matters.

     (a) At the Effective Time, Caymanco will continue, and will cause the Surviving Corporation, PGS and their Subsidiaries to continue, the employment of all of the employees of Veritas, PGS and their Subsidiaries initially at the same salaries and wages of such employees immediately prior to the Effective Time. Nothing in this Agreement shall be considered a contract between Caymanco, the Surviving Corporation, PGS and their Subsidiaries and any employee or consideration for, or inducement with respect to, any employee's continued employment and, without limitation, all such employees are and will continue to be considered to be employees at will pursuant to the applicable employment at will laws or doctrines, subject to any express written agreement to the contrary with such employee, and Caymanco, the Surviving Corporation, PGS and their Subsidiaries will have the right, in their discretion and subject to this
Section 8.14, to alter the salaries, wages and terms of employment of such employees at any time after the Effective Time.

     (b) With respect to each employee of PGS, Veritas and their Subsidiaries ("Affected Employee"), Caymanco shall deem, and shall cause the Surviving Corporation, PGS and all other Caymanco Subsidiaries to deem, the period of employment with PGS, Veritas and their Subsidiaries prior to the Effective Time to have been employment and service with Caymanco and its Subsidiaries for purposes of determining the Affected Employee's eligibility to join and vesting (but not benefit accrual for any purpose other than vacation pay, sick leave and life insurance) under all employee benefit plans, programs, policies

                                      A-1-37
or similar employment related arrangements of Caymanco and its Subsidiaries in which the Affected Employee is eligible to participate. Caymanco shall offer, and shall cause all Caymanco Subsidiaries to offer at the Effective Time to each Affected Employee coverage under a group health plan (as defined in Section 5000(b)(1) of the Code) which credits such Affected Employee towards the deductibles, coinsurance and maximum out-of-pocket provisions imposed under such group health plan, for the calendar year during which the Effective Time occurs, with any applicable expenses already incurred during such year under the respective group health plans of PGS, Veritas and their Subsidiaries.

     (c) Veritas and PGS agree to cooperate in good faith to (i) establish a process to promptly integrate compensation and benefit plans following the Effective Time, (ii) establish severance pay policies for the Affected Employees who are impacted by the Merger or the Exchange Offer, with terms that are consistently applicable to all similarly situated employees and (iii) take appropriate and substantially consistent actions to retain key employees and provide for a smooth transition.

     (d) Except with respect to offers of employment to prospective new employees in the ordinary course of business consistent with past practices and other than statements that merely repeat or summarize the effects of this Agreement or the terms of agreements identified in the Veritas Disclosure Letter or the PGS Disclosure Letter, Veritas and PGS agree that they will not make, or permit their Subsidiaries to make, any representations or promises, oral or written, to their employees concerning continued employment following the Effective Time, or the terms and conditions of that employment or benefits offered, other than with the express mutual consent of both Veritas and PGS.

     (e) Caymanco agrees to assume effective as of the Effective Time the obligations of PGS under the Replacement Employment Agreements and of Veritas under the employment contracts listed in Section 6.11 of the Veritas Disclosure Letter.

     (f) Caymanco agrees that the employees of PGS and its Subsidiaries shall become eligible to participate in the Veritas 1997 Employee Stock Purchase Plan effective as soon as practicable following the Effective Time.

     (g) Veritas and PGS agree to cooperate in good faith to design and establish and, prior to the Exchange Offer Closing, Caymanco shall adopt, and Veritas shall approve, a plan or plans for providing equity based awards (including stock options, restricted stock and stock appreciation rights) and performance bonus awards, covering a number of Caymanco Shares equal to the difference between 3,500,000 and the number of shares (rounded up to the next 100,000 shares) available for awards of options at the Effective Time under the Veritas Stock Option Plans, other than the Veritas 1997 Employee Stock Purchase Plan, assumed by Caymanco pursuant to Section 4.2(e).

     SECTION 8.15  Rights Agreements.

     (a) Except for actions contemplated by this Agreement that are taken by Veritas simultaneously with its entering into a binding definitive agreement pursuant to Section 10.3(c), neither the Board of Directors of Veritas nor Veritas shall take any other action to (i) terminate the Veritas Rights Agreement, (ii) redeem the Veritas Rights, (iii) amend the Veritas Rights Agreement in a manner adverse to PGS, or (iv) cause any person not to be or become an "Acquiring Person" (as defined in the Veritas Rights Agreement).

     (b) Caymanco may adopt the Caymanco Rights Agreement.

     SECTION 8.16 Veritas Exchangeable Shares. Caymanco acknowledges that the Veritas Exchangeable Shares are exchangeable for shares of Veritas Common Stock on a one-for-one basis. Caymanco shall take all such actions as are necessary or desirable to ensure that after the Effective Time, the Veritas Exchangeable Shares are exchangeable for Caymanco Shares on terms equivalent to the conversion of shares of Veritas Common Stock for Caymanco Shares pursuant to
Section 4.2(b) hereof, including, without limitation, entering into supplemental agreements pursuant to which Caymanco becomes bound by the terms and provisions of (i) the Support Agreement between Veritas and Veritas Energy dated August 30, 1996, (ii) the Voting and Exchange Trust Agreement among Veritas, Veritas Energy and

                                      A-1-38

CIBC Mellon Trust Company, as successor trustee to The R-M Trust Company, dated August 30, 1996, (iii) the Support Agreement between Veritas and Veritas Energy dated September 30, 1999, and (iv) the Voting and Exchange Trust Agreement among Veritas, Veritas Energy and CIBC Mellon Trust Company dated September 30, 1999.

     SECTION 8.17 Delivery of Caymanco Shares. Prior to the Merger, Veritas Holdco may purchase from Caymanco or Caymanco Sub, and Caymanco or Caymanco Sub may sell to Veritas Holdco, all or a portion of that number of Caymanco Shares that Veritas Holdco is required to deliver pursuant to Section 4.3(a). Any such sale of Caymanco Shares will be in exchange for such consideration as is mutually agreed by Veritas and PGS. If Veritas Holdco purchases fewer than all such Caymanco Shares from Caymanco or Caymanco Sub, Caymanco or Caymanco Sub will otherwise contribute, transfer or provide to Veritas Holdco the remaining required Caymanco Shares. Caymanco or Caymanco Sub will also contribute, transfer or provide to Veritas Holdco any shares of Caymanco Special Voting Stock that Veritas Holdco is required to deliver pursuant to Section 4.2(c).

     SECTION 8.18 Rule 16b-3 Approval. Caymanco agrees that the Caymanco Board of Directors or the Compensation Committee of the Caymanco Board of Directors shall at or prior to the Exchange Offer Closing adopt resolutions specifically approving, for purposes of Rule 16b-3 ("Rule 16b-3") under the Exchange Act, (a) the receipt, pursuant to Section 4.2, of Caymanco Shares and of options to acquire Caymanco Shares by executive officers or directors of Veritas who will become executive officers or directors of Caymanco subject to Rule 16b-3 and (b) the receipt, pursuant to the Exchange Offer, of Caymanco Shares and of options to acquire Caymanco Shares by executive officers or directors of PGS who will become executive officers or directors of Caymanco subject to Rule 16b-3.

     SECTION 8.19 Conduct of Business of Caymanco, Caymanco Sub, Veritas Holdco and Veritas Merger Sub. Prior to the Effective Time, Caymanco, Caymanco Sub, Veritas Holdco and Veritas Merger Sub will not take any action, and Veritas will not permit any such company to take any action, except as contemplated by any other provision or condition of this Agreement, or as required by applicable law, or as is mutually agreed by Veritas and PGS in order to pursue the desired tax treatment of such entities. Veritas shall cause each of such companies to perform all of its obligations under this Agreement.

     SECTION 8.20 Reorganization. None of the parties hereto (nor any of their respective Subsidiaries) will take any action or fail to take any action, except as contemplated by Section 5.1(d), that would be likely to (a) cause the Merger not to qualify as a reorganization described in Section 368(a) of the Code or
(b) cause the holders of Veritas Common Stock (other than any holder who, immediately after the Merger, is a "five-percent transferee shareholder" as to Caymanco within the meaning of Treas. Reg. sec. 1.367(a)-3(c)(5)) not to qualify for an exception to Section 367(a)(1) of the Code with respect to the Merger. Notwithstanding the preceding sentence but subject to Section 8.21, the parties acknowledge that PGS may structure the sale of its Atlantis Subsidiary, and the use of the proceeds from such sale, in any manner which PGS in its sole discretion believes to be appropriate.

     Section 8.21 Proceeds from Sale of Atlantis Subsidiary. If requested in good faith and in writing by Veritas for the purpose of obtaining a legal opinion as to, or otherwise supporting the conclusion regarding, the qualification of the Merger as a reorganization as described in Section 8.20, then PGS shall apply the net proceeds received from the sale of its Atlantis Subsidiary to repay indebtedness unless PGS determines in its reasonable discretion that such application would be commercially disadvantageous to PGS.

     Section 8.22  Listing of Caymanco Shares on OSE and Toronto Stock
Exchange. Caymanco, PGS and Veritas shall each use, and Veritas shall cause Caymanco to use, commercially reasonable efforts to list the Caymanco Shares for trading on the OSE and the Toronto Stock Exchange, provided that the parties will not be required to enter into arrangements that they believe to be materially disadvantageous to Caymanco; provided further that neither of such listings shall be a condition to closing of the Merger or the Exchange Offer.

                                      A-1-39

                                   ARTICLE 9

                                   CONDITIONS

     SECTION 9.1  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) (i) This Agreement, the Merger and the transactions contemplated hereby shall have been adopted and approved by the affirmative vote of holders of a majority of the votes attached to the outstanding shares of Veritas Common Stock and Veritas Special Voting Stock, voting together as a single class, entitled to vote thereon; and

          (ii) The Exchange Offer Closing shall have occurred in accordance with this Agreement.

          (b) (i) The waiting period applicable to the consummation of the Merger and the Exchange Offer under the HSR Act shall have expired or been terminated;

          (ii) there shall not be pending or threatened in writing any governmental claim, proceeding or action by an agency of the government of the United States, of the United Kingdom, of the Kingdom of Norway, of Brazil, of Canada or of the European Union (the "Required Jurisdictions") seeking to restrain, prohibit or rescind any transaction contemplated by this Agreement as an actual or threatened violation of any Antitrust Law, as applicable, or seeking to penalize a party for completing any such transaction, and there shall not have been a final or preliminary administrative order denying approval of or prohibiting the Merger or the Exchange Offer issued by any such agency of a Required Jurisdiction;

          (iii) in the event of any review by the U.K. Office of Fair Trading or, if applicable, the U.K. Secretary of State for Trade and Industry, indications reasonably satisfactory to each of Veritas and PGS that neither the Merger nor the Exchange Offer will be referred to the Competition Commission shall have been received;

          (iv) any mandatory waiting period under any other Antitrust Law shall have expired or been terminated where the failure to observe such period is reasonably likely to have a Caymanco Material Adverse Effect; and

          (v) there shall not have been a final or preliminary administrative order denying approval of or prohibiting the Merger or the Exchange Offer issued by a governmental authority with jurisdiction to enforce applicable Non-U.S. Antitrust Laws (other than authorities from the Required Jurisdictions), which order is reasonably likely to have a Caymanco Material Adverse Effect.

          (c) None of the parties hereto shall be subject to any decree, order or injunction of a court of competent jurisdiction, U.S. or non-U.S., which prohibits the consummation of the Merger or the Exchange Offer; provided, however, that, prior to invoking this condition, each party agrees to comply with Section 8.5, and with respect to other matters not covered by
     Section 8.5, to use commercially reasonable best efforts to have any such decree, order or injunction lifted or vacated; and no statute, rule or regulation shall have been enacted by any governmental authority which prohibits or makes unlawful the consummation of the Merger or the Exchange Offer.

          (d) The Form S-4 shall have become effective with the SEC and no stop order with respect thereto shall be in effect, and all required Norwegian and Canadian governmental, regulatory or stock exchange approvals of the Form S-4, the Proxy Statement/Prospectus or the Exchange Offer Prospectus shall have been obtained and remain in effect.

          (e) The Caymanco Shares to be issued and delivered pursuant to the Merger and the Exchange Offer shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                                      A-1-40

     SECTION 9.2 Conditions to Obligation of Veritas to Effect the Merger. The obligation of Veritas to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) PGS shall have performed, in all material respects, its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of PGS contained in this Agreement (i) that are qualified as to materiality or PGS Material Adverse Effect shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), and (ii) that are not so qualified shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), except for such breaches of representations and inaccuracies in warranties in this clause (ii) that do not and would not have, individually or in the aggregate, a PGS Material Adverse Effect, and Veritas shall have received a certificate of PGS executed on its behalf by its President or one of its Vice Presidents, dated the Closing Date, certifying to such effect.

          (b) At any time after the date of this Agreement, there shall not have been any event or occurrence, or series of events or occurrences, that has had or would have, individually or in the aggregate with all other events or occurrences since the date of this Agreement, a PGS Material Adverse Effect.

          (c) PGS shall have in effect one or more definitive credit agreements (and no breach or default shall exist with respect thereto) or shall have received one or more binding commitment letters which agreements and commitments together provide for a maximum aggregate credit capacity of $430 million.

          (d) PGS shall have consummated the sale of its Atlantis Subsidiary for an amount set forth in Section 9.2(d) of the PGS Disclosure Letter.

          (e) PGS shall have entered into new employment agreements (the "Replacement Employment Agreements") in substantially the form previously provided to Veritas with at least 15 of the active employees of PGS and its Subsidiaries identified on Section 9.2(e) of the PGS Disclosure Schedule, of which at least three of such Replacement Employment Agreements shall be with Messrs. Michaelsen, Boswell and Morrow, in exchange for which such employees shall agree to release PGS and its Subsidiaries from any and all obligations under the existing employment agreements identified on Section 9.2(e) of the PGS Disclosure Schedule ("Existing PGS Employment Agreements") and the liabilities reasonably expected to be incurred by PGS and its Subsidiaries under any of the Existing PGS Employment Agreements that remain in effect as of the Effective Time shall not exceed $5 million.

     SECTION 9.3 Conditions to Obligation of PGS to Effect the Merger. The obligations of PGS to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) Veritas, Caymanco, Veritas Holdco and Veritas Merger Sub shall have performed, in all material respects, their covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of Veritas, Caymanco, Veritas Holdco and Veritas Merger Sub contained in this Agreement (i) that are qualified as to materiality or Veritas Material Adverse Effect shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), and (ii) that are not so qualified shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), except for such breaches of representations and inaccuracies in warranties in this clause
     (ii) that do not and would not have, individually or in the aggregate, a Veritas Material Adverse Effect, and PGS shall have received a

                                      A-1-41
     certificate of each of Veritas, Caymanco, Veritas Holdco and Veritas Merger Sub, executed on its behalf by its President or one of its Vice Presidents, dated the Closing Date, certifying to such effect.

          (b) At any time after the date of this Agreement, there shall not have been any event or occurrence, or series of events or occurrences, that has had or would have, individually or in the aggregate with all other events or occurrences since the date of this Agreement, a Veritas Material Adverse Effect.

          (c) Veritas shall have in effect one or more definitive credit agreements (and no breach or default shall exist with respect thereto) or shall have received one or more binding commitment letters which agreements and commitments together provide for a maximum aggregate credit capacity of $235 million.

     SECTION 9.4 Exchange Offer Closing. Each of the conditions to the Merger set forth in Section 9.1, Section 9.2 and Section 9.3 shall be deemed to be satisfied or irrevocably waived by the parties upon the Exchange Offer Closing.

                                   ARTICLE 10

                                  TERMINATION

     SECTION 10.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of Caymanco, Veritas and PGS.

     SECTION 10.2 Termination by PGS or Veritas. This Agreement may be terminated at any time prior to the Effective Time by action of the Board of Directors of PGS or of Veritas if:

          (a) the Merger shall not have been consummated by June 30, 2002 (such date, as it may be extended under clause (i) of this paragraph, the "Termination Date"); provided, however, that (i) each of PGS and Veritas shall have the option, in its sole discretion, to extend the Termination Date for an additional period of time not to exceed 30 days if the condition set forth in Section 9.1(a) has been satisfied, all other conditions to consummation of the Merger are satisfied or capable of then being satisfied and the sole reason that the Merger has not been consummated by such date is that the condition set forth in Section 9.1(b) or Section 9.1(c) has not been satisfied due to the failure to obtain the necessary consents and approvals under applicable laws, the pendency or threat of a governmental claim, proceeding or action or a decree, order or injunction of a governmental authority or court of competent jurisdiction shall be in effect and PGS or Veritas are still attempting to obtain such necessary consents and approvals under applicable laws, or are contesting
     (x) the refusal of the relevant governmental authority to give such consents or approvals, (y) any such pending governmental claim, proceeding or action or (z) the entry of any such decree, order or injunction, in court or through other applicable proceedings, and (ii) the right to terminate this Agreement pursuant to this clause (a) shall not be available to any party whose failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

          (b) the Veritas Special Meeting (including adjournments and postponements) for the purpose of obtaining the approvals required by
     Section 9.1(a)(i) shall have been held and such stockholder approvals shall not have been obtained;

          (c) the Exchange Offer shall have expired or been terminated in accordance with this Agreement without Caymanco having accepted for exchange any PGS Shares or PGS ADSs pursuant to the Exchange Offer because the Minimum Condition has not been satisfied; or

          (d) a United States federal, state or non-U.S. court of competent jurisdiction or United States federal, state, or non-U.S. governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling

                                      A-1-42
     or other action shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have complied with Section 8.5 and, with respect to other matters not covered by Section 8.5, shall have used commercially reasonable best efforts to remove such injunction, order or decree.

     SECTION 10.3 Termination by Veritas. This Agreement may be terminated at any time prior to the Effective Time by action of the Board of Directors of Veritas, after consultation with its outside legal advisors, if

          (a) (i) there has been a breach by PGS of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of PGS shall have become untrue, in either case such that the conditions set forth in Section 9.2(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to PGS by Veritas; provided, however, that the right to terminate this Agreement pursuant to this Section 10.3(a) shall not be available to Veritas if it, at such time, is in breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the condition set forth in Section 9.3(a) shall not be satisfied;

          (b) the Board of Directors of PGS shall have withdrawn or materially modified, in a manner adverse to Veritas, its approval or recommendation of the Exchange Offer or recommended a PGS Acquisition Proposal, or resolved to do so; or

          (c) prior to the Cutoff Date applicable to Veritas, (i) the Board of Directors of Veritas has received a Veritas Superior Proposal, (ii) in light of such Veritas Superior Proposal the Board of Directors of Veritas shall have determined in good faith, (A) after consultation with its outside legal advisors, that proceeding with the Merger would be inconsistent with its fiduciary obligations and (B) that there is a substantial likelihood that the adoption by Veritas' stockholders of this Agreement will not be obtained by reason of the existence of such Veritas Superior Proposal, (iii) Veritas has complied in all material respects with
     Section 8.2, (iv) Veritas has previously paid the amount provided for under
     Section 10.5(c), (v) the Board of Directors of Veritas concurrently approves, and Veritas concurrently enters into, a binding definitive written agreement providing for the implementation of such Veritas Superior Proposal and (vi) PGS is not at such time entitled to terminate this Agreement pursuant to Section 10.4(a); provided that Veritas may not effect such termination pursuant to this Section 10.3(c) unless and until (i) PGS receives at least ten business days' prior written notice from Veritas of its intention to effect such termination pursuant to this Section 10.3(c); and (ii) during such ten business day period, Veritas shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that PGS may propose.

     SECTION 10.4 Termination by PGS. This Agreement may be terminated at any time prior to the Effective Time by action of the Board of Directors of PGS, after consultation with its outside legal advisors, if:

          (a) (i) there has been a breach by Veritas, Caymanco, Veritas Holdco or Veritas Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Veritas, Caymanco, Veritas Holdco or Veritas Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 9.3(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to Veritas by PGS; provided, however, that the right to terminate this Agreement pursuant to this Section 10.4(a) shall not be available to PGS if it, at such time, is in breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 9.2(a) shall not be satisfied;

          (b) the Board of Directors of Veritas shall have withdrawn or materially modified, in a manner adverse to PGS, its approval or recommendation of the Merger or recommended a Veritas Acquisition Proposal, or resolved to do so; or

                                      A-1-43

          (c) prior to the Cutoff Date applicable to PGS, (i) the Board of Directors of PGS has received a PGS Superior Proposal, (ii) in light of such PGS Superior Proposal the Board of Directors of PGS shall have determined in good faith, (A) after consultation with its outside legal advisors, that proceeding with the Exchange Offer or the Merger would be inconsistent with its obligations under Norwegian law and (B) that there is a substantial likelihood that the Minimum Condition relating to the Exchange Offer will not be obtained by reason of the existence of such PGS Superior Proposal, (iii) PGS has complied in all material respects with
     Section 8.3, (iv) PGS has previously paid the amount provided for under
     Section 10.5(c), (v) the Board of Directors of PGS concurrently approves, and PGS concurrently enters into, a binding definitive written agreement providing for the implementation of such PGS Superior Proposal and (vi) Veritas is not at such time entitled to terminate this Agreement pursuant to Section 10.3(a); provided that PGS may not effect such termination pursuant to this Section 10.4(c) unless and until (i) Veritas receives at least ten business days' prior written notice from PGS of its intention to effect such termination pursuant to this Section 10.4(c); and (ii) during such ten business day period, PGS shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that Veritas may propose.

     SECTION 10.5  Effect of Termination.

     (a) If this Agreement is terminated:

          (i) by Veritas or PGS pursuant to Section 10.2(b) [failure to obtain Veritas stockholder approval] after the public announcement of a Veritas Acquisition Proposal; or

          (ii) by PGS pursuant to Section 10.4(b) [withdrawal of Veritas recommendation to stockholders]; or

          (iii) by Veritas pursuant to Section 10.3(c) [fiduciary out];

and, in any event, Veritas enters into an agreement with respect to a Veritas Acquisition Proposal on or prior to 12 months after such termination, which Veritas Acquisition Proposal is subsequently consummated, or is a party to or subject to a consummated Veritas Acquisition Proposal on or prior to 12 months after such termination, then Veritas shall pay PGS a fee of $20 million (less any amounts previously paid by Veritas pursuant to Section 10.3(c)(iv) or
Section 10.5(c)) at the time of such consummation in cash by wire transfer to an account designated by PGS.

     (b) If this Agreement is terminated:

          (i) by Veritas or PGS pursuant to Section 10.2(c) [failure to obtain the Minimum Condition] after the public announcement of a PGS Acquisition Proposal; or

          (ii) by Veritas pursuant to Section 10.3(b) [withdrawal of PGS recommendation to shareholders]; or

          (iii) by PGS pursuant to Section 10.4(c) [fiduciary out];

and, in any event, PGS enters into an agreement with respect to a PGS Acquisition Proposal on or prior to 12 months after such termination, which PGS Acquisition Proposal is subsequently consummated, or is a party to or subject to a consummated PGS Acquisition Proposal on or prior to 12 months after such termination, then PGS shall pay Veritas a fee of $20 million (less any amounts previously paid by PGS pursuant to Section 10.4(c)(iv) or Section 10.5(c)) at the time of such consummation in cash by wire transfer to an account designated by Veritas.

     (c) If this Agreement is terminated by Veritas or PGS pursuant to Section 10.2(b) after the public announcement of a Veritas Acquisition Proposal (whether or not the Veritas Acquisition Proposal is still pending or has been consummated), by PGS pursuant to Section 10.4(b) or by Veritas pursuant to
Section 10.3(c), then Veritas shall pay PGS $7.5 million at the time of such termination to reimburse it for its costs and expenses incurred in connection with this transaction. If this Agreement is terminated by Veritas or PGS pursuant to Section 10.2(c) after the public announcement of a PGS Acquisition Proposal

                                      A-1-44

(whether or not the PGS Acquisition Proposal is still pending or has been consummated), by Veritas pursuant to Section 10.3(b) or by PGS pursuant to
Section 10.4(c), then PGS shall pay Veritas $7.5 million at the time of such termination to reimburse it for its costs and expenses incurred in connection with this transaction.

     (d) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 10, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 10.5, Section 8.6 and Section 8.12 and except for the provisions of Section 11.2, Section 11.3, Section 11.4, Section 11.6, Section 11.8, Section 11.9,
Section 11.11, Section 11.12, and Section 11.13, provided that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement and all rights and remedies of such nonbreaching party under this Agreement in the case of such a willful and material breach, at law or in equity, shall be preserved.

     SECTION 10.6 Extension; Waiver. At any time prior to the Effective Time, each party may by action taken by its Board of Directors, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 11

                               GENERAL PROVISIONS

     SECTION 11.1  Nonsurvival of Representations, Warranties and
Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger; provided, however, that the agreements contained in Article 4 and in
Section 3.3, Section 8.11, Section 8.12, Section 8.13, Section 8.14 and Section 8.15(a) and this Article 11 and the written agreements of the Rule 145 Affiliates delivered pursuant to Section 8.11 of this Agreement shall survive the Merger. The Confidentiality Agreement shall survive any termination of this Agreement, and the provisions of the Confidentiality Agreement shall apply to all information and material delivered by any party hereunder.

     SECTION 11.2 Notices. Except as otherwise provided herein, any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

     (a) if to PGS:

     Petroleum Geo-Services ASA
     16010 Barker's Point Lane
     Houston, Texas 77079
     Attention: J. Christopher Boswell
                Chief Financial Officer
     Facsimile:(281) 589-8092

     with a copy to:

     Joe S. Poff, Esq.
     Baker Botts L.L.P.
     One Shell Plaza
     910 Louisiana
     Houston, Texas 77002-4995
     Facsimile: (713) 229-7710

                                      A-1-45

     (b) if to Veritas:

     Veritas DGC Inc.
     10300 Town Park
     Houston, Texas 77072
     Attention: Larry L. Worden
                Corporate Secretary
     Facsimile:(832) 351-8728

     with a copy to:

     Charles H. Still, Esq.
     Fulbright & Jaworski L.L.P.
     1301 McKinney, Suite 5100
     Houston, Texas 77010-3095
     Facsimile: (713) 651-5151

     (c) if to Caymanco, Veritas Holdco or Veritas Merger Sub:

     c/o Veritas DGC Inc.
     10300 Town Park
     Houston, Texas 77072
     Attention: Larry L. Worden
                Corporate Secretary
     Facsimile:(832) 351-8728

     with a copy to:

     Charles H. Still, Esq.
     Fulbright & Jaworski L.L.P.
     1301 McKinney, Suite 5100
     Houston, Texas 77010-3095
     Facsimile: (713) 651-5151

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     SECTION 11.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 3.3, Article 4 and Section 8.13 and except as provided in any agreements delivered pursuant hereto (collectively, the "Third Party Provisions"), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced by the beneficiaries thereof.

     SECTION 11.4 Entire Agreement. This Agreement, the exhibits to this Agreement, the Veritas Disclosure Letter, the PGS Disclosure Letter, the Confidentiality Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto. During the term of this Agreement, no party thereto shall terminate the Confidentiality Agreement.

     SECTION 11.5 Amendments. This Agreement may be amended by the parties hereto, by action taken or authorized by their Boards of Directors, at any time before or after approval of matters presented

                                      A-1-46
in connection with the Merger by the stockholders of Veritas, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 11.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of Veritas, PGS and Caymanco hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

     SECTION 11.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     SECTION 11.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

     SECTION 11.9  Interpretation.  In this Agreement:

          (a) Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

          (b) The phrase "to the knowledge of" and similar phrases relating to the knowledge of Veritas or PGS, as the case may be, shall mean the actual knowledge of its executive officers and its officers in charge of each of the geophysical, production, geophysical technology, reservoir technology and marine technology parts of its business, in the case of PGS, and its executive officers and its officers in charge of each of the land acquisition, marine acquisition, data processing and interpretation and research and development parts of its business, in the case of Veritas.

          (c) "Material Adverse Effect" with respect to PGS, Veritas or Caymanco shall mean a material adverse effect on or change in (a) the business, assets, conditions (financial or otherwise) or operations of a party (including the Surviving Corporation when used with respect to Veritas) and its Subsidiaries on a consolidated basis, except for such changes or effects in general economic, financial or capital market, regulatory or political conditions or changes that affect generally the industries in which the parties operate or changes arising out of the announcement of this Agreement, or (b) the ability of a party to consummate the transactions contemplated by this Agreement or fulfill the conditions to Closing; provided, however, that a Material Adverse Effect will be deemed to have occurred from and after the date of this Agreement if (i) the settlement price for the New York Mercantile Exchange ("NYMEX") Natural Gas Futures Contract for delivery 12 months following the month in which the relevant date of determination occurs (as reported in the New York City edition of The Wall Street Journal or, if not reported thereby, another authoritative source) falls below $2.25 per MMBtu for 20 consecutive trading days or (ii) the settlement price for the NYMEX Light Sweet Crude Oil Futures Contract for delivery 12 months following the month in which the relevant date of determination occurs (as reported in the New York City edition of The Wall Street Journal or, if not reported thereby, another authoritative source) falls below $12.50 per barrel for 20 consecutive trading days. "PGS Material Adverse Effect" and "Veritas Material Adverse Effect" mean a Material Adverse Effect with respect to PGS (and, after the Exchange Offer Closing, Caymanco, as well) and Veritas, respectively. "Caymanco Material Adverse Effect" means a Material Adverse Effect with respect to Caymanco and its Subsidiaries on a consolidated basis as would be

                                      A-1-47
     constituted after the Effective Time assuming that no divestiture of assets or businesses of either PGS or Veritas or their respective Subsidiaries was required in connection with the Merger and the Exchange Offer. For purposes hereof, a PGS Material Adverse Effect will be deemed to have occurred from and after the date of this Agreement if the amount of cash, collateral or security that PGS or any of its Subsidiaries is required to provide or make available to any person with respect to agreements to which PGS or any of its Subsidiaries is a party in the event of a downgrade of PGS' senior debt rating by each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and by Moody's Investors Service, Inc. exceeds L50 million in the aggregate.

          (d) The term "Subsidiary," when used with respect to any party, means any corporation or other organization (including a limited liability company and/or exempted company), whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such party is a general partner.

     SECTION 11.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     SECTION 11.11 Incorporation of Disclosure Letters and Exhibits. The Veritas Disclosure Letter, the PGS Disclosure Letter and all exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     SECTION 11.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     SECTION 11.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                                      A-1-48

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                          PETROLEUM GEO-SERVICES ASA

                                          By:     /s/ REIDAR MICHAELSEN
                                            ------------------------------------
                                                    Reidar Michaelsen
                                                  Chairman of the Board

                                          VERITAS DGC INC.

                                          By:      /s/ DAVID B. ROBSON
                                            ------------------------------------
                                                     David B. Robson
                                           Chairman and Chief Executive Officer

                                          VENUS I

                                          By:      /s/ LARRY L. WORDEN
                                            ------------------------------------
                                                     Larry L. Worden
                                                      Sole Director

                                          VENUS HOLDCO INC.

                                          By:      /s/ DAVID B. ROBSON
                                            ------------------------------------
                                                     David B. Robson
                                                        President

                                          VENUS MERGERCO INC.

                                          By:      /s/ DAVID B. ROBSON
                                            ------------------------------------
                                                     David B. Robson
                                                        President

                                      A-1-49

                                                                       EXHIBIT E

                          CONDITIONS OF EXCHANGE OFFER

 (All capitalized terms have the same meaning as used in the Merger Agreement.)

     Notwithstanding any other term of the Exchange Offer, Caymanco will not be required to accept for exchange or issue any Caymanco Shares for any PGS Shares or PGS ADSs tendered, and may terminate or amend the Exchange Offer, if:

          (a) the Merger Agreement, the Merger and the transactions contemplated thereby shall not have been adopted and approved by the affirmative vote of holders of a majority of the votes attached to the outstanding shares of Veritas Common Stock and Veritas Special Voting Stock, voting together as a single class, entitled to vote thereon;

          (b) the waiting period applicable to the consummation of the Merger and the Exchange Offer under the HSR Act shall not have expired or shall not have been terminated;

          (c) there shall be pending or threatened in writing any governmental claim, proceeding or action by an agency of the government of the Required Jurisdictions seeking to restrain, prohibit or rescind any transaction contemplated by the Merger Agreement as an actual or threatened violation of any Antitrust Law, as applicable, or seeking to penalize a party for completing any such transaction, and there shall have been a final or preliminary administrative order denying approval of or prohibiting the Merger or the Exchange Offer issued by any such agency of a Required Jurisdictions;

          (d) in the event of any review by the U.K. Office of Fair Trading or, if applicable, the U.K. Secretary of State for Trade and Industry, indications reasonably satisfactory to each of Veritas and PGS that neither the Merger nor the Exchange Offer will be referred to the Competition Commission shall not have been received;

          (e) any mandatory waiting period under any other Antitrust Law shall not have expired or shall not have been terminated where the failure to observe such period is reasonably likely to have a Caymanco Material Adverse Effect;

          (f) there shall have been a final or preliminary administrative order denying approval of or prohibiting the Merger or the Exchange Offer issued by a governmental authority with jurisdiction to enforce applicable Non-U.S. Antitrust Laws (other than authorities from the Required Jurisdictions), which order is reasonably likely to have a Caymanco Material Adverse Effect;

          (g) any of the parties to the Merger Agreement shall be subject to any decree, order or injunction of a court of competent jurisdiction, U.S. or non-U.S., which prohibits the consummation of the Merger or the Exchange Offer; provided, however, that, prior to invoking this condition, each such party shall have complied with Section 8.5 of the Merger Agreement, and with respect to other matters not covered by such Section 8.5, used commercially reasonable best efforts to have any such decree, order or injunction lifted or vacated; or any statute, rule or regulation shall have been enacted by any governmental authority which prohibits or makes unlawful the consummation of the Merger or the Exchange Offer;

          (h) the Form S-4 shall not have become effective with the SEC or any stop order with respect thereto shall be in effect, or any required Norwegian and Canadian governmental, regulatory or stock exchange approvals of the Form S-4, the Proxy Statement/Prospectus or the Exchange Offer Prospectus shall not have been obtained or remain in effect;

          (i) the Caymanco Shares to be issued pursuant to the Merger and the Exchange Offer shall have not been authorized for listing on the NYSE, subject to official notice of issuance;

                                      A-1-50

          (j) PGS shall not have performed, in all material respects, its covenants and agreements contained in the Merger Agreement required to be performed on or prior to the Closing Date, or the representations and warranties of PGS contained in the Merger Agreement (i) that are qualified as to materiality or PGS Material Adverse Effect shall not be true and correct in all respects as of the expiration of the Exchange Offer, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), and (ii) that are not so qualified shall not be true and correct in all respects as of the expiration of the Exchange Offer, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), except for such breaches of representations and inaccuracies in warranties in this clause (ii) that do not and would not have, individually or in the aggregate, a PGS Material Adverse Effect, or Veritas shall not have received a certificate of PGS executed on its behalf by its President or one of its Vice Presidents, dated the expiration of the Exchange Offer, certifying to such effect;

          (k) at any time after the date of the Merger Agreement, there shall have been any event or occurrence, or series of events or occurrences, that has had or would have, individually or in the aggregate with all other events or occurrences since the date of the Merger Agreement, a PGS Material Adverse Effect;

          (l) PGS shall not have in effect one or more definitive credit agreements (or a breach or default shall exist with respect thereto) or shall not have received one or more binding commitment letters which agreements and commitments together provide for a maximum aggregate credit capacity of $430 million;

          (m) PGS shall not have consummated the sale of its Atlantis Subsidiary for an amount set forth in Section 9.2(d) of the PGS Disclosure Letter;

          (n) PGS shall not have entered into the Replacement Employment Agreements in substantially the form previously provided to Veritas with at least 15 of the active employees of PGS and its Subsidiaries identified on
     Section 9.2(e) of the PGS Disclosure Schedule, of which at least three of such Replacement Employment Agreements shall be with Messrs. Michaelsen, Boswell and Morrow, in exchange for which such employees shall agree to release PGS and its Subsidiaries from any and all obligations under the Existing PGS Employment Agreements and the liabilities reasonably expected to be incurred by PGS and its Subsidiaries under any of the Existing PGS Employment Agreements that remain in effect as of the Effective Time shall not exceed $5 million;

          (o) Veritas, Caymanco, Veritas Holdco and Veritas Merger Sub shall not have performed, in all material respects, their covenants and agreements contained in the Merger Agreement required to be performed on or prior to the expiration of the Exchange Offer, or the representations and warranties of Veritas, Caymanco, Veritas Holdco and Veritas Merger Sub contained in the Merger Agreement (i) that are qualified as to materiality or Veritas Material Adverse Effect shall not be true and correct in all respects as of the expiration of the Exchange Offer, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), and (ii) that are not so qualified shall not be true and correct in all respects as of the expiration of the Exchange Offer, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), except for such breaches of representations and inaccuracies in warranties in this clause (ii) that do not and would not have, individually or in the aggregate, a Veritas Material Adverse Effect, or PGS shall not have received a certificate of each of Veritas, Caymanco, Veritas Holdco and Veritas Merger Sub executed on its behalf by its President or one of its Vice Presidents, dated the expiration of the Exchange Offer, certifying to such effect;

          (p) at any time after the date of the Merger Agreement, there shall have been any event or occurrence, or series of events or occurrences, that has had or would have, individually or in the aggregate with all other events or occurrences since the date of the Merger Agreement, a Veritas Material Adverse Effect; and

                                      A-1-51

          (q) Veritas shall not have in effect one or more definitive credit agreements (or a breach or default shall exist with respect thereto) or shall not have received one or more binding commitment letters which agreements and commitments together provide for a maximum aggregate credit capacity of $235 million.

                                      A-1-52

                                   ANNEX A-2

                                FIRST AMENDMENT

                                     TO THE

                          AGREEMENT AND PLAN OF MERGER
                             AND EXCHANGE AGREEMENT

                                     AMONG

                          PETROLEUM GEO-SERVICES ASA,

                               VERITAS DGC INC.,

                                    VENUS I,

                               VENUS HOLDCO INC.,

                              VENUS MERGERCO INC.,

                                NEPTUNE I, INC.,

                               NEPTUNE HOLDCO LLC

                                      AND

                             NEPTUNE MERGERCO INC.

                           DATED AS OF JUNE 21, 2002

                                FIRST AMENDMENT
                                     TO THE
                          AGREEMENT AND PLAN OF MERGER
                             AND EXCHANGE AGREEMENT

     THIS FIRST AMENDMENT, DATED AS OF JUNE 21, 2002 (this "Amendment"), TO THE AGREEMENT AND PLAN OF MERGER AND EXCHANGE AGREEMENT (the "Agreement"), dated as of November 26, 2001, is among Petroleum Geo-Services ASA, a Norwegian public limited liability company ("PGS"), Veritas DGC Inc., a Delaware corporation ("Veritas"), Venus I, a Cayman Islands exempted company and a direct, wholly owned subsidiary of Veritas, Venus Holdco Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Venus I, Venus Mergerco Inc., a Delaware corporation and a direct, wholly owned subsidiary of Venus Holdco Inc., Neptune I, Inc., a Cayman Islands exempted company and a direct, wholly owned subsidiary of Veritas, Neptune Holdco LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of Neptune I, Inc., and Neptune Mergerco Inc., a Delaware corporation and a direct, wholly owned subsidiary of Neptune Holdco LLC. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement as modified by paragraph 21 of this Amendment.

                                    RECITALS

     WHEREAS, certain parties thereto wish to amend the Agreement in certain respects, certain parties to the Agreement wish to withdraw from the Agreement and Neptune I, Inc., Neptune Holdco LLC and Neptune Mergerco Inc. wish to become new parties to the Agreement in substitution for the withdrawing parties;

     WHEREAS, the Boards of Directors of each of PGS, Veritas, Venus I, Venus Holdco Inc., Venus Mergerco Inc., Neptune I, Inc., Neptune Holdco LLC and Neptune Mergerco Inc. have determined this Amendment amending and supplementing the Agreement and the terms and conditions of the Merger and the Exchange Offer, and substituting certain new parties to the Agreement in the place of other parties thereto, to be advisable and in the best interests of their respective corporations, stockholders and shareholders and to be consistent with, and in furtherance of, their respective business strategies and goals, and by resolutions duly adopted, have approved and adopted this Amendment;

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein and in the Agreement, the parties hereto hereby agree as follows:

1.  SECTION 1.3 OF THE AGREEMENT

     The proviso in the last sentence of Section 1.3 of the Agreement is hereby amended and restated to provide as follows:

          "; provided, however, that the Effective Time shall occur promptly following the time of acceptance of PGS Shares and PGS ADSs following the expiration date of the Exchange Offer (the "Exchange Offer Closing")"

2.  SECTION 3.3 OF THE AGREEMENT

     Section 3.3 of the Agreement is hereby amended and restated to provide as follows:

          "SECTION 3.3 Board of Directors and Officers of Caymanco

             (a) Caymanco will take such action as may be necessary to cause, as of the Exchange Offer Closing, the membership of the Board of Directors of Caymanco to consist of four persons designated, in it sole discretion, by PGS, one of whom shall be Reidar Michaelsen, and six persons designated, in its sole discretion, by Veritas, one of whom shall be David B. Robson. From and after the Exchange Offer Closing, each person so designated shall serve as a director of
                                      A-2-1

        Caymanco until such person's successor shall be elected and qualified or such person's earlier death, resignation or removal in accordance with the Memorandum of Association and the Articles of Association of Caymanco. Directors of Caymanco not continuing after the Exchange Offer Closing shall resign from the Board of Directors of Caymanco with effect from the Exchange Offer Closing. Additionally, Reidar Michaelsen shall be the non-executive Chairman of the Board of Caymanco.

             (b) Prior to the Exchange Offer Closing, Caymanco shall appoint David B. Robson as the Chief Executive Officer of Caymanco and shall appoint Matthew D. Fitzgerald as the Chief Financial Officer of Caymanco. The Board of Directors of Caymanco shall appoint such additional persons as officers of Caymanco, each of whom shall report, directly or indirectly, to Mr. Robson, and each such officer shall thereafter serve until such officer's successor shall be appointed or such officer's earlier death, resignation or removal in accordance with the Memorandum of Association and the Articles of Association of Caymanco. If any such person is unable or unwilling to serve as an officer of Caymanco, then a substitute officer shall be selected.

3.  SECTION 5.1(A) OF THE AGREEMENT

     Section 5.1(a) of the Agreement is hereby amended and restated to provide as follows:

          "(a) Upon the terms and subject to the conditions set forth in this Agreement, Caymanco shall make the Exchange Offer by offering 0.38 Caymanco Shares in exchange for each PGS Share and each PGS ADS (the ratio of such exchange being hereinafter referred to as the "Exchange Ratio")."

4.  SECTION 5.5(A)(II) OF THE AGREEMENT

     Clause (ii) of the last sentence of Section 5.5(a) of the Agreement is hereby amended and restated to provide as follows:

          "(ii) the option price per Caymanco Share shall be an amount in U.S. dollars equal to the option price per PGS Share subject to such PGS Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (which price per share (x) will be determined using the Norwegian kroner/U.S. dollar exchange rate on the expiration date of the Exchange Offer as reported in the New York City edition of The Wall Street Journal or, if not reported thereby, another authoritative source and (y) as so determined, will be rounded up to the next full cent)."

5.  SECTION 6.18 OF THE AGREEMENT

     Section 6.18 of the Agreement is hereby amended and restated to provide as follows:

          "SECTION 6.18 Opinion of Financial Advisor. The Board of Directors of Veritas has received the opinion of Evercore Group Inc. dated June 21, 2002 to the effect that, as of the date thereof, the Merger Ratio and the Exchange Ratio are fair, from a financial point of view, to the holders of Veritas Common Stock."

6.  SECTION 7.18 OF THE AGREEMENT

     Section 7.18 of the Agreement is hereby amended and restated to provide as follows:

          "SECTION 7.18 Opinion of Financial Advisor. The Board of Directors of PGS has received the opinion of Merrill Lynch dated June 20, 2002 to the effect that, as of the date thereof and in light of the Merger Ratio, the Exchange Ratio is fair, from a financial point of view, to the holders of PGS Shares and PGS ADSs."

                                      A-2-2

7.  SECTION 8.6 OF THE AGREEMENT

     The first sentence of Section 8.6 of the Agreement is hereby amended and restated to provide as follows:

          "From the date hereof to the Effective Time, each of Veritas, PGS and Caymanco shall allow all designated officers, attorneys, accountants and other representatives of PGS, Caymanco or Veritas, as the case may be, access at all reasonable times upon reasonable notice and at the expense of the party requesting access (or on whose behalf such access is requested) (provided that such expenses for which the requesting party shall pay directly or reimburse the other party shall be limited to the other party's out-of-pocket expenses to third parties, but such expenses shall not include any fees and expenses of Baker Botts L.L.P. incurred by PGS or of Fulbright & Jaworski L.L.P. or Baker & McKenzie incurred by Veritas) to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of PGS, Caymanco and Veritas and their respective Subsidiaries, including inspection of such properties; provided that no investigation pursuant to this Section 8.6 shall affect, abrogate or waive any representation or warranty given by any party hereunder, and provided further that notwithstanding the provision of information or investigation by any party, no party shall be deemed to make any representation or warranty except as expressly set forth in this Agreement."

8.  SECTION 8.10(B) OF THE AGREEMENT

     Section 8.10(b) of the Agreement is hereby amended and restated to provide as follows:

          "(b) PGS shall use commercially reasonable best efforts to cause to be delivered to Veritas and Caymanco "comfort" letters of PricewaterhouseCoopers LLP, PGS' independent public accountants, dated the effective date of the Form S-4 and the Closing Date, respectively, and addressed to Veritas with regard to certain financial information regarding PGS as of December 31, 2000 and for each of the two years in the period ended December 31, 2000 included in the Form S-4, in form reasonably satisfactory to Veritas and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4."

9.  SECTION 8.14(G) OF THE AGREEMENT

     Section 8.14(g) of the Agreement is hereby amended and restated to provide as follows:

          "(g) Veritas and PGS agree to cooperate in good faith to design and establish and, prior to the Exchange Offer Closing, Caymanco shall adopt, and Veritas (as sole shareholder of Caymanco) shall approve, a plan or plans for Caymanco for providing equity based awards (including stock options, restricted stock and stock appreciation rights, performance bonus awards and purchases of Caymanco stock by employees). To the extent it regards it is advisable, Veritas may request its stockholders to approve any such plan at the Veritas Special Meeting."

10.  SECTION 8.20 OF THE AGREEMENT

     Section 8.20 of the Agreement is hereby amended and restated to provide as follows:

          "None of the parties hereto (nor any of their respective Subsidiaries) will take any action or fail to take any action, except as contemplated by the Exchange Offer, including, without limitation, Section 5.1(d), that would be likely to (a) cause the Merger not to qualify as a reorganization described in Section 368(a) of the Code or (b) cause the holders of Veritas Common Stock (other than any holder who, immediately after the Merger, is a "five-percent transferee shareholder" as to Caymanco within the meaning of Treas. Reg. sec. 1.367(a)-3(c)(5)) not to qualify for an exception to
     Section 367(a)(1) of the Code with respect to the Merger. Notwithstanding anything to the contrary contained in this Section 8.20, but subject to
     Section 8.21, the parties acknowledge that PGS may structure the sale of its Atlantis Subsidiary and any other transaction contemplated by Section 10.7,
                                      A-2-3
     and the use of proceeds from such sale or transaction (subject to any applicable limitations set forth in PGS's $250 million bridge facility described in Item 7 of the PGS Supplemental Disclosure Letter), in any manner which PGS in its sole discretion believes to be appropriate. PGS and its subsidiaries shall, as promptly as reasonably practicable, furnish to Veritas such information, documents, representations and certifications that PGS or its Subsidiaries are able to give and reasonable assistance as Veritas may reasonably request, from time to time, to assist Veritas in applying for and receiving a favorable ruling from the Internal Revenue Service under Treas. Reg. sec. 1.367(a)-3(c)(9) with respect to the Merger; provided, however, that the receipt of such a favorable ruling shall not be a condition of the obligation of any party to effect the Merger and the closing of the Merger shall not be delayed by reason of the failure to have obtained such a favorable ruling as of any time. The provision of information and documents pursuant to the preceding sentence shall be subject to the limitations set forth in the second sentence of Section 8.6. The principles of Section 8.5(a) shall apply to any application for ruling described in this Section 8.20."

11.  SECTION 9.1(F) OF THE AGREEMENT

     Section 9.1(f) is hereby added to the Agreement and provides as follows:

          "(f) The staff of the SEC shall have approved, or not objected to, the treatment of Veritas as the acquiror for accounting purposes in the Combination and, without limiting the foregoing, neither PGS nor Veritas shall have been notified that the SEC has withdrawn or changed any such approval of, or has objected to, such accounting treatment; provided, however, that the condition set forth in this Section 9.1(f) shall be deemed satisfied or waived by the parties upon the effectiveness of the Form S-4 unless and until Caymanco, Veritas or PGS has received notification from the SEC, or the SEC has indicated in a public release that would apply to the Combination, that the SEC will object to such accounting treatment."

12.  SECTION 9.2(D) OF THE AGREEMENT

     Section 9.2(d) of the Agreement is hereby amended to provide as follows:

          "(d) [INTENTIONALLY OMITTED]"

13.  SECTION 9.2(E) OF THE AGREEMENT

     Section 9.2(e) of the Agreement is hereby amended to provide as follows:

          "(e) [INTENTIONALLY OMITTED]"

14.  SECTION 10.2(A) OF THE AGREEMENT

     The reference in Section 10.2(a) of the Agreement to "June 30, 2002" shall be to "October 31, 2002."

15.  SECTION 10.2(E) OF THE AGREEMENT

     Section 10.2(e) is hereby added to the Agreement and provides as follows:

          "(e) mailing of the Exchange Offer Prospectus and the Proxy Statement/Prospectus to the shareholders of PGS and Veritas, respectively, shall not have commenced by September 30, 2002."

16.  SECTION 10.7 OF THE AGREEMENT

     Section 10.7 is hereby added to the Agreement and provides as follows:

          "SECTION 10.7. Additional Right of Termination by PGS or
     Veritas. This Agreement may be terminated by PGS or Veritas at any time within the Pre-Mailing Determination Period (as defined

                                      A-2-4
     below), by action of the Board of Directors of PGS or Veritas, unless, by the date of such termination:

             (a) Caymanco shall have received commitments for the placement or sale on market terms satisfactory to both Veritas and PGS of equity or equity-linked securities of Caymanco that shall be expected to yield net cash proceeds to Caymanco of not less than $200 million; or

             (b) PGS shall have consummated the sale of its Atlantis Subsidiary for gross proceeds (including cash proceeds and the assumption of debt) of not less than $195 million; or

             (c) PGS shall have consummated the sale of assets, which may include but not be limited to its Atlantis Subsidiary, generating gross proceeds (including cash proceeds and the assumption of debt) of not less than $200 million; provided that no such sale of assets, except for those sales disclosed in the PGS Disclosure Letter or the PGS Supplemental Disclosure Letter, may be consummated without Veritas' prior written consent; or

             (d) any combination of the events referred to in clauses (a) through (c) of this Section 10.7 shall have occurred in such amounts that, when aggregated together, yield (or, in the case of clause (a), are expected to yield) gross proceeds (including cash proceeds and, in the case of asset sales, the assumption of debt) of not less than $200 million.

     If this Agreement is terminated pursuant to this Section 10.7, the party terminating this Agreement shall pay the other party $7.5 million at the time of such termination to reimburse such party for a portion of its costs and expenses incurred in connection with this transaction. As used in this Section 10.7, the "Pre-Mailing Determination Period" shall be the five business day period commencing on, and including, the date that the staff of the SEC notifies Caymanco or Veritas that the staff has no further comments with respect to the Form S-4 (or, in the case of PGS, the date Caymanco or Veritas notifies PGS to such effect)."

17.  SECTION 11.9(C) OF THE AGREEMENT

     The proviso in the first sentence of Section 11.9(c) is hereby deleted and eliminated.

18.  EXHIBIT E, "CONDITIONS OF EXCHANGE OFFER", TO THE AGREEMENT

     Paragraph (m) of Exhibit E to the Agreement is hereby amended to provide as follows:

          "(m) [INTENTIONALLY OMITTED]"

     Paragraph (n) of Exhibit E to the Agreement is hereby amended to provide as follows:

          "(n) [INTENTIONALLY OMITTED]"

     Paragraph (r) of Exhibit E to the Agreement is hereby added to such Exhibit E to provide as follows:

          "(r) The staff of the SEC shall not have approved, or shall have objected to, the treatment of Veritas as the acquiror for accounting purposes in the Combination or, without limiting the foregoing, PGS or Veritas shall have been notified that the SEC has withdrawn or changed any such approval of, or has objected to, such accounting treatment; provided, however, that this condition shall be deemed satisfied or waived by the parties upon the effectiveness of the Form S-4 unless and until Caymanco, Veritas or PGS has received notification from the SEC, or the SEC has indicated in a public release that would apply to the Combination, that the SEC will object to such accounting treatment."

19.  EXHIBITS B AND C OF THE AGREEMENT

     Exhibit B (Memorandum of Association of Caymanco) and Exhibit C (Articles of Association of Caymanco) to the Agreement are hereby amended and restated to read in their entirety as attached hereto as Exhibits A and B, respectively.

                                      A-2-5

20.  UPDATE TO VERITAS AND PGS DISCLOSURE LETTERS

     The Veritas Disclosure Letter and the PGS Disclosure Letter are hereby amended and supplemented to include the information set forth, respectively, in the Veritas Supplemental Disclosure Letter and the PGS Supplemental Disclosure Letter, each dated the date of this Amendment and delivered concurrently with the execution of this Amendment, but only to the extent of the information specifically set forth in each such Supplemental Disclosure Letter.

21.  SUBSTITUTION OF PARTIES

     The parties hereto agree that, effective as of the date of this Amendment, Venus I, Venus Holdco Inc. and Venus Mergerco Inc. shall each be permitted to, and do hereby, withdraw as parties to the Agreement. Such withdrawal shall constitute a complete novation of the obligations of Venus I, Venus Holdco Inc. and Venus Mergerco Inc. under the Agreement. Neptune I, Inc., Neptune Holdco LLC and Neptune Mergerco Inc. shall, as of and from the date of this Amendment, be substituted as parties to the Agreement and this Amendment in the places of Venus I, Venus Holdco Inc. and Venus Mergerco Inc., respectively, by their agreements hereto, evidenced below, and shall assume, by their agreements hereto evidenced below, all the rights, obligations, duties and agreements of Venus I, Venus Holdco Inc. and Venus Mergerco Inc., respectively, under the Agreement and this Amendment in the full place and stead of Venus I, Venus Holdco Inc. and Venus Mergerco Inc., respectively. The parties further agree, from and after the date hereof, that (i) all references to "Caymanco" in the Agreement and in this Amendment shall be deemed to refer to Neptune I, Inc. rather than Venus I in full substitution therefor, (ii) all references therein to "Veritas Holdco" shall be deemed to refer to Neptune Holdco LLC rather than Venus Holdco Inc. in full substitution therefor and (iii) all references therein to "Veritas Merger Sub" shall be deemed to refer to Neptune Mergerco Inc. rather than Venus Mergerco Inc. in full substitution therefor.

22. OTHER TERMS OF THE AGREEMENT

     Except as otherwise provided in this Amendment, all other terms of the Agreement shall remain in full force and effect. All references in the Agreement to "this Agreement" shall be read as references to the Agreement, as amended by this Amendment, but references to the date of the Agreement shall remain references to November 26, 2001.

23. COUNTERPARTS

     This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

24. HEADINGS

     Headings of the Sections of this Amendment are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

25. GOVERNING LAW

     This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

                                      A-2-6

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                          PETROLEUM GEO-SERVICES ASA

                                          By:     /s/ REIDAR MICHAELSEN
                                            ------------------------------------
                                                    Reidar Michaelsen
                                                  Chairman of the Board

                                          VERITAS DGC INC.

                                          By:      /s/ DAVID B. ROBSON
                                            ------------------------------------
                                                     David B. Robson
                                           Chairman and Chief Executive Officer

                                          VENUS I

                                          By:      /s/ LARRY L. WORDEN
                                            ------------------------------------
                                                     Larry L. Worden
                                                      Sole Director

                                          VENUS HOLDCO LLC

                                          By:      /s/ DAVID B. ROBSON
                                            ------------------------------------
                                                     David B. Robson
                                                        President

                                          VENUS MERGERCO INC.

                                          By:      /s/ DAVID B. ROBSON
                                            ------------------------------------
                                                     David B. Robson
                                                        President

                                      A-2-7

                                          NEPTUNE I, INC.

                                          By:    /s/ MATTHEW D. FITZGERALD
                                              ----------------------------------
                                                  Matthew D. Fitzgerald
                                                      Vice President

                                          NEPTUNE HOLDCO LLC

                                          By:      /s/ DAVID B. ROBSON
                                            ------------------------------------
                                                     David B. Robson
                                                        President

                                          NEPTUNE MERGERCO INC.

                                          By:      /s/ DAVID B. ROBSON
                                            ------------------------------------
                                                     David B. Robson
                                                        President

                                      A-2-8

                                    ANNEX B

                         MERRILL LYNCH FAIRNESS OPINION

                                                                   June 20, 2002

Board of Directors
Petroleum Geo-Services ASA
16010 Barker's Point Lane, Suite 600
Houston, Texas 77079

Members of the Board of Directors:

     Petroleum Geo-Services ASA (the "Company" or "PGS"), Veritas DGC Inc. ("Veritas"), Neptune I, Inc., a Cayman Islands exempted company and a wholly-owned subsidiary of Veritas ("Caymanco"), and certain other subsidiaries of Veritas propose to enter into an amendment (the "Amendment") to that certain agreement and plan of merger and exchange agreement among PGS, Veritas and certain subsidiaries of Veritas dated as of November 26, 2001 (the "Original Agreement" and, collectively with the Amendment, the "Agreement"), pursuant to which said parties intend to effect a business combination (the "Combination"). The Agreement provides for the exchange offer (the "Exchange Offer") by Caymanco to exchange 0.38 ordinary shares (the "Exchange Ratio") of Caymanco (the "Caymanco Shares") for each issued and outstanding ordinary share, nominal value NOK 5 per share, of PGS (the "PGS Shares") and each issued and outstanding American Depositary Share representing a PGS Share (the "PGS ADSs"). Upon consummation of the Exchange Offer, PGS would become a direct, wholly-owned subsidiary of Caymanco, and the Caymanco Shares issued as a result of the Exchange Offer would be listed on the New York Stock Exchange. Promptly following the consummation of the Exchange Offer, PGS, Veritas and Caymanco propose to merge an indirect, wholly-owned subsidiary of Caymanco incorporated in Delaware with and into Veritas, with Veritas surviving as an indirect, wholly-owned subsidiary of Caymanco (the "Merger"), pursuant to which each share of Veritas common stock, par value $0.01 per share (the "Veritas Common Stock"), will be converted into, and each Exchangeable Share and each Class A Exchangeable Share Series 1 of Veritas Energy Services, Inc. (collectively with the Veritas Common Stock, the "Veritas Shares") will be exchangeable for, 1.00 Caymanco Shares (the "Merger Ratio"), and each ordinary share, par value $0.01 per share, of Veritas designated "Special Voting Shock" and each ordinary share, par value $0.01 per share, of Veritas designated "ERS Special Voting Stock" shall be converted into the right to receive 1.00 ordinary shares, par value $0.01 per share, of Caymanco designated "Special Voting Stock, Series 1" and "Special Voting Stock, Series 2," respectively.

     You have asked us whether, in our opinion, the Exchange Ratio in light of the Merger Ratio is fair from a financial point of view to the holders of PGS Shares and PGS ADSs.

     In arriving at the opinion set forth below, we have, among other things:

          (1) Reviewed certain publicly available business and financial information relating to PGS and Veritas that we deemed to be relevant;

          (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of PGS and Veritas, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Combination (the "Expected Synergies") furnished to us by PGS and Veritas;

          (3) Conducted discussions with members of senior management of PGS and Veritas concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Combination and the Expected Synergies;

          (4) Reviewed the market prices and valuation multiples for the PGS Shares, the PGS ADSs and the Veritas Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

          (5) Reviewed the results of operations of PGS and Veritas and compared them with those of certain publicly traded companies that we deemed to be relevant;

          (6) Participated in certain discussions and negotiations among representatives of PGS and Veritas and their financial and legal advisors;

          (7) Reviewed the potential pro forma impact of the Combination, including the Expected Synergies;

          (8) Reviewed the Original Agreement and discussed with members of senior management of PGS and Veritas the terms of the Amendment; and

          (9) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of PGS or Veritas or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of PGS or Veritas. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by PGS or Veritas, we have been advised by management of PGS and Veritas, respectively, that they have been reasonably prepared and reflect the best currently available estimates and judgment of the PGS or Veritas management as to the expected future financial performance of PGS or Veritas, as the case may be, and the Expected Synergies. We have made no independent investigation of any legal matters or accounting advice given to such parties and their respective boards of directors, including, without limitation, advice as to the accounting and tax consequences of the Merger or the Exchange Offer. We have also assumed that, except as contemplated by the Amendment, no amendments have been made to the Agreement and that the Amendment will reflect the terms discussed between us and members of senior management of PGS and Veritas.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Combination, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Combination.

     In connection with the preparation of this opinion, we have not been authorized by PGS or the Board of Directors to solicit, nor have we solicited, third party indications of interest for the acquisition of all or any part of PGS.

     We are acting as financial advisor to PGS in connection with the Combination and will receive a fee from PGS for our services, a significant portion of which is contingent upon the consummation of the Combination. In addition, PGS has agreed to indemnify us for certain liabilities arising out of our engagement. We are currently and have, in the past, provided financial advisory and financing services to PGS and/or its affiliates and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade PGS Shares, PGS ADSs and other securities of PGS, as well as Veritas Shares and other securities of Veritas, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of PGS in its evaluation of the Combination and shall not be used for any other purpose. Our opinion does not address the merits of the underlying decision by PGS to engage in the Combination and does not constitute a recommendation to any shareholder of PGS as to whether to exchange PGS Shares or PGS ADSs for Caymanco Shares in the Exchange Offer. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting, or which may affect, this opinion of which we became aware after the date hereof.

     We are not expressing any opinion herein as to the prices at which PGS Shares, PGS ADSs or Veritas Shares will trade following the announcement of execution of the Amendment or at which the Caymanco Shares will trade following the consummation of the Exchange Offer or the Merger.

     On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof and in light of the Merger Ratio, the Exchange Ratio is fair from a financial point of view to the holders of PGS Shares and PGS ADSs.

                                          Very truly yours,

                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED

                                    ANNEX C

                           EVERCORE FAIRNESS OPINION

                                                                   June 21, 2002

Board of Directors
Veritas DGC Inc.
10300 Town Park
Houston, TX 77072

Board of Directors:

     You have informed us that Veritas DGC Inc. ("Veritas") intends to engage in a strategic business combination in accordance with an Agreement and Plan of Merger and Exchange Agreement dated as of November 26, 2001 (the "Merger Agreement"), as amended by the First Amendment thereto dated as of June 21, 2002 (the "First Amendment to the Merger Agreement"), among Veritas, Petroleum Geo-Services ASA ("PGS"), Neptune I, Inc., a direct, wholly owned subsidiary of Veritas ("Caymanco"), Neptune Holdco LLC, an indirect, wholly owned subsidiary of Caymanco ("Veritas Holdco"), Neptune Mergerco Inc., a direct, wholly owned subsidiary of Veritas Holdco ("Veritas Merger Sub"), Venus I, Venus Holdco Inc. and Venus Mergerco Inc., pursuant to which, among other things, (i) Caymanco will offer to exchange 0.38 ordinary shares, par value $0.01 per share, of Caymanco (the "Caymanco Shares") for each issued and outstanding ordinary share, nominal value of NOK 5 per share, of PGS (the "PGS Shares") and each issued and outstanding American Depositary Share ("ADS")representing such PGS Shares (the "Exchange Offer" and the ratio of such exchange is herein referred to as the "Exchange Ratio") and (ii) immediately following the consummation of the Exchange Offer, Veritas Merger Sub will be merged with and into Veritas (the "Merger") with Veritas surviving as a direct, wholly-owned subsidiary of Veritas Holdco and an indirect, wholly owned subsidiary of Caymanco and, by virtue of the Merger, each share of common stock, par value $0.01 per share, of Veritas (the "Veritas Common Stock") will be converted into the right to receive one Caymanco Share (the "Merger Ratio").

     You have asked us whether, in our opinion as of the date hereof, the Merger Ratio is fair, from a financial point of view, to the holders of Veritas Common Stock in relation to the Exchange Ratio.

     In connection with rendering our opinion, we have, among other things:

          (i) Analyzed certain publicly available financial statements and other publicly available business information relating to Veritas and PGS that we deemed to be relevant;

          (ii) Analyzed certain internal non-public financial statements and other financial and operating data, concerning Veritas and PGS prepared and furnished to us by the respective managements of Veritas and PGS;

          (iii) Analyzed certain financial projections concerning Veritas and PGS prepared and furnished to us by the respective managements of Veritas and PGS;

          (iv) Discussed the past and current operations and financial condition and the prospects of Veritas and PGS, before and after giving effect to the transactions contemplated by the Merger Agreement as amended by the First Amendment to the Merger Agreement, with the respective managements of Veritas and PGS;

          (v) Reviewed the reported prices and trading activity of the Veritas Common Stock and the PGS ADSs;

          (vi) Compared the financial performance of Veritas and the prices and trading activity of the Veritas Common Stock with that of selected oil service companies and their securities;

          (vii) Compared the financial performance of PGS and the prices and trading activity of the PGS ADSs with that of selected oil service companies and their securities;

          (viii) Compared the proposed financial terms of the Merger with the publicly available financial terms of selected oil service company transactions;

          (ix) Reviewed the Merger Agreement and a draft of the First Amendment to the Merger Agreement, which we assume is in substantially final form and which we assume will not vary in any respect material to our analysis; and

          (x) Performed such other analyses and examinations and considered such other factors as we have in our sole judgment deemed appropriate for purposes of this opinion.

     For purposes of our analysis and opinion, we have relied upon and assumed, without assuming any responsibility for independently verifying, the accuracy and completeness of the information that was publicly available or was furnished to or discussed with us by Veritas and PGS or otherwise reviewed by or for us for purposes of this opinion, and have further relied upon the assurances of the managements of Veritas and PGS that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of each of Veritas and PGS which were furnished to us, we have assumed that such financial projections (including estimates of reasonably obtainable synergies) have been reasonably prepared by each of Veritas and PGS on bases reflecting the best currently available estimates and good faith judgments of the managements of Veritas and PGS as to the future competitive, operating and regulatory environments and related financial performance of each of Veritas and PGS. We express no view as to such projections and estimates of reasonably obtainable synergies or the assumptions on which they were based. We have neither made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of either Veritas or PGS, nor have we been furnished with any such appraisals. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information and agreements made available to us as of, the date hereof. Our opinion does not address Veritas' underlying business decision to effect the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger or any transaction related thereto.

     For purposes of rendering our opinion, we have assumed, with your consent, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement as amended by the First Amendment to the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement as amended by the First Amendment to the Merger Agreement and that all conditions to the consummation of the Merger (including, without limitation, the consummation of the Exchange Offer) will be satisfied without waiver thereof. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on Veritas or PGS or on the contemplated benefits of the Merger.

     In connection with the Merger, we have not been authorized to solicit, nor have we solicited, third party indications of interest for the acquisition of all or any part of Veritas. Additionally, we have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness from a financial point of view of the Merger Ratio to the holders of Veritas Common Stock in relation to the Exchange Ratio.

     We have acted as financial advisor to the Board of Directors of Veritas in connection with the Merger and will receive a fee for our services upon the rendering of this opinion. In addition, Veritas has agreed to indemnify us for certain liabilities arising out of our engagement.

     This opinion is not intended to confer any rights or remedies upon any employee, creditor or shareholder of Veritas or any other party. Neither this letter nor our opinion may be reproduced, summarized or quoted without our prior written consent.

     Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the Merger Ratio is fair, from a financial point of view, to the holders of Veritas Common Stock in relation to the Exchange Ratio.

                                          Very truly yours,

                                          EVERCORE GROUP INC.

                                          By:        /s/  William O. Hiltz
                                             -----------------------------------
                                                      William O. Hiltz
                                                    Authorized Signatory

                                    ANNEX D

                    THE COMPANIES LAW (2001 SECOND REVISION)
                           COMPANY LIMITED BY SHARES
                           MEMORANDUM OF ASSOCIATION
                                       OF
                                    VGS INC.

      AMENDED AND RESTATED BY SPECIAL RESOLUTION DATED             , 2002

     1.  The name of the company is VGS Inc. (the "Company").

     2.  The Registered Office of the Company shall be situated at the offices
of           , Grand Cayman, Cayman Islands, or at such other place as the Board of Directors may from time to time determine.

     3. The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any objective not prohibited by any law as provided by Section 7(4) of the Companies Law (2001 Second Revision), as may be amended, modified or re-enacted from time to time (the "Companies Law").

     4. Except as prohibited or limited by the Companies Law, the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor, or otherwise whatever may be considered by it necessary or desirable for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereof, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company all irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Law.

     5. The liability of each member is limited to the amount, if any, from time to time unpaid on such member's shares.

     6.  The share capital of the Company is US$          , divided into
          Ordinary Shares of a nominal or par value of US$0.01 per share (including one Ordinary Share designated "Special Voting Stock, Series 1" and
one Ordinary Share designated "Special Voting Stock, Series 2") and      shares
of a nominal or par value of US$0.01 per share, which may be designated and created as shares of any other classes or series of shares with the respective rights and restrictions determined upon the creation thereof by action of the Board of Directors and/or as expressly provided for in the Articles of Association of the Company, with power for the Company insofar as is permitted by law, to redeem, call or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law and the Articles of Association and to issue any part of its capital, whether original, redeemed, called or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares whether declared to be ordinary, preference or otherwise shall be subject to the powers hereinabove contained.

     7. The Company may exercise the power contained in Section 226 of the Companies Law to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

     8. Nothing in the preceding sections shall be deemed to permit the Company to carry on the business of a Bank or Trust Company without being licensed in that behalf under the provisions of the Banks & Trust Companies Law (2001 Revision) as may be amended, modified or re-enacted from time to time, or to carry on Insurance Business from within the Cayman Islands or the business of an Insurance Manager, Agent, Sub-agent or Broker without being licensed in that behalf under the provisions of the Insurance Law (2001 Revision) as may be amended, modified or re-enacted from time to time, or to carry on the business of Company Management without being licensed in that behalf under the provisions of the Companies Management Law (2001 Revision) as may be amended, modified or re-enacted from time to time.

     9. The Company will not trade in the Cayman Islands with any person, firm or company except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company from effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

                                    ANNEX E

                    THE COMPANIES LAW (2001 SECOND REVISION)
                           COMPANY LIMITED BY SHARES
                            ARTICLES OF ASSOCIATION
                                       OF
                                    VGS INC.

                               TABLE OF CONTENTS

                                                                        PAGE NO.
                                                                        --------
I.        INTERPRETATION..............................................     E-1
II.       CERTIFICATES FOR SHARES.....................................     E-2
III.      ISSUE OF SHARES.............................................     E-2
IV.       ORDINARY SHARES.............................................     E-3
V.        OTHER CLASSES OR SERIES OF SHARES...........................     E-4
VI.       VARIATION OF RIGHTS OF SHARES...............................     E-4
VII.      REDEMPTION AND REPURCHASE...................................     E-5
VIII.     TRANSFER OF SHARES..........................................     E-5
IX.       NONRECOGNITION OF TRUSTS....................................     E-5
X.        TRANSMISSION OF SHARES ON DEATH OR BANKRUPTCY...............     E-6
XI.       AMENDMENT OF MEMORANDUM OF ASSOCIATION, CHANGE OF LOCATION
          OF REGISTERED OFFICE AND ALTERATION OF CAPITAL..............     E-6
XII.      CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE...........     E-7
XIII.     VOTING......................................................     E-7
XIV.      GENERAL MEETINGS............................................     E-8
XV.       NOTICE OF GENERAL MEETINGS..................................     E-8
XVI.      PROCEEDINGS AT GENERAL MEETINGS.............................     E-8
XVII.     PROXIES.....................................................    E-11
XVIII.    DIRECTORS...................................................    E-12
XIX.      POWERS AND DUTIES OF DIRECTORS..............................    E-14
XX.       COMMITTEES..................................................    E-15
XXI.      PROCEEDINGS OF DIRECTORS....................................    E-16
XXII.     VACATION OF OFFICE OF DIRECTOR..............................    E-16
XXIII.    CERTAIN BUSINESS COMBINATIONS...............................    E-17
XXIV.     BUSINESS COMBINATIONS WITH INTERESTED MEMBERS...............    E-17
XXV.      SEAL........................................................    E-20
XXVI.     OFFICERS....................................................    E-20
XXVII.    DIVIDENDS AND RESERVES......................................    E-21
XXVIII.   CAPITALIZATION..............................................    E-22
XXIX.     AUDIT.......................................................    E-22
XXX.      NOTICES.....................................................    E-22
XXXI.     LIMITATION OF LIABILITY AND INDEMNITY.......................    E-23
XXXII.    BOOKS AND RECORDS...........................................    E-23
XXXIII.   WINDING UP..................................................    E-24
XXXIV.    DEREGISTRATION..............................................    E-24
XXXV.     FISCAL YEAR.................................................    E-24
XXXVI.    AMENDMENTS OF ARTICLES......................................    E-24

                               I. INTERPRETATION

     1.1 The Regulations or Articles contained or incorporated in Table "A" Regulations For Management of a Company Limited by Shares in the First Schedule to the Statute shall not apply to this Company, and the following Articles shall be the Articles of Association of the Company. The following terms shall have the following meanings wherever they appear herein, and such meanings shall be equally applicable to both the singular and plural forms of the terms herein defined.

     "Articles" means these Articles of Association, as originally framed or as from time to time altered by Special Resolution.

     "Board of Directors" means the board of directors of the Company.

     "Company" means VGS Inc., a Cayman Islands exempted company limited by shares. Where agreement, consent or other action of the Company is provided for herein, such action shall not require approval of the Members, except as expressly required by the Statute or these Articles.

     "Directors" means the directors of the Company as of the applicable date.

     "dividend" includes bonus.

     "holder," in relation to any shares, means the Member whose name is entered in the Register as the holder of such shares.

     "Member" has the meaning ascribed to it in Section 38 of the Statute.

     "Memorandum" means the memorandum of association of the Company, as may be amended from time to time.

     "Month" means calendar month.

     "Ordinary Resolution" means a resolution passed by a majority of such Members as, being entitled to do so, vote in person or by proxy at any general meeting of the Company at which the required quorum is present in person or by proxy.

     "Ordinary Shares" has the meaning ascribed to it in Article 3.1.

     "person" means any individual, corporation, partnership, unincorporated association or other legal entity.

     "Register" means the Register of Members of the Company as maintained in accordance with Section 40 of the Statute.

     "Registered Office" means the registered office of the Company maintained in accordance with Section 50 and Section 51 of the Statute, and as may be relocated from time to time.

     "Secretary" means the secretary of the Company and includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

     "shares" means any Ordinary Shares or other shares issued in the capital of the Company.

     "shares generally entitled to vote" means any share which entitles the holder to attend and vote at all general meetings of the Company and excludes
(a) any share where the right to vote at general meetings of the Company is conditional on the Company being in default of an obligation with respect to a right attaching to the class or series of share to which that share belongs and/or (b) any share where the right to vote relates solely to such a class or series of shares (other than the Ordinary Shares).

     "Special Resolution" has the same meaning as in the Statute.

     "Special Voting Stock, Series 1" has the meaning ascribed to it in Article 4.2.

     "Special Voting Stock, Series 2" has the meaning ascribed to it in Article 4.3.

     "Statute" means the Companies Law (2001 Second Revision) of the Cayman Islands, as amended, and every statutory modification or re-enactment thereof for the time being in force.

     "written" and "in writing" includes all modes of representing or reproducing words in visible form. Words importing the singular number shall also include the plural number and vice-versa. Words importing the masculine gender shall also include the feminine gender.

                          II. CERTIFICATES FOR SHARES

     2.1 Unless otherwise provided by resolution of the Board of Directors, shares shall be represented by certificates that shall be in such form as is approved by the Board of Directors.

     2.2 The Board of Directors shall have authority to make such rules and regulations as it may deem expedient concerning the issue, transfer (in addition to or in lieu of those set forth in Article VIII) and registration of shares, including without limitation, such rules and regulations as may be deemed expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

                              III. ISSUE OF SHARES

     3.1  The authorized share capital of the Company as of the date of adoption
of these Articles is US$          divided into           Ordinary Shares of a
nominal or par value of US$0.01 per share (including one Ordinary Share designated "Special Voting Stock, Series 1" and one Ordinary Share designated "Special Voting Stock, Series 2"), with the rights as set out in these Articles
and the Memorandum ("Ordinary Shares"), and      shares of a nominal or par
value of US$0.01 per share which may be designated and created as shares of any other classes or series of shares with the respective rights and restrictions determined upon the creation thereof by action of the Board of Directors. Notwithstanding the foregoing, the authorized share capital of the Company may be increased by Ordinary Resolution.

     3.2 Subject to the provisions of these Articles, all unissued shares for the time being in the capital of the Company shall be at the disposal of the Board of Directors, and the Board of Directors may designate, re-designate, allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they deem proper.

     3.3 No holder of Ordinary Shares or any other shares (unless such right is expressly conferred on the holders of such shares) shall, by reason of such holding, have any preemptive or preferential right to subscribe to or purchase any shares or any notes, debentures, bonds or other securities of the Company, whether or not the issuance of any such shares, notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such holder.

     3.4 The Company may, insofar as may be permitted by law, pay a commission to any person in consideration of such person or any other person subscribing or agreeing to subscribe whether absolutely or conditionally for any shares. Such commissions may be satisfied by the payment of cash or the lodgment of shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

     3.5 The Directors may issue fractions of a share of any class or series of shares, and, if so issued, a fraction of a share (calculated to three decimal points) shall be subject to and carry the corresponding fraction of limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole share of the same class or series of shares. If more than one fraction of a share of the same class or series is issued to or acquired by the same member such fractions shall be accumulated. For the avoidance of doubt, in these Articles the expression "share" shall include a fraction of a share.

     3.6 Any shares which have been redeemed or otherwise repurchased by the Company shall have the status of authorized but unissued shares and may be subsequently issued in accordance with the Memorandum and these Articles.

     3.7 The Board of Directors shall have the fullest powers permitted by law to pay all or any monies in respect of the redemption or purchase of any shares out of the Company's share capital and share premium account.

                              IV. ORDINARY SHARES

     4.1 The Board of Directors may allot, issue or grant any option, right, warrant or other security exercisable for, convertible into or exchangeable for, or otherwise dispose of, any shares or securities of the Company at such times and on such terms as it deems proper. Upon approval of the Board of Directors, such number of Ordinary Shares, or other shares or securities of the Company, as may be required for such purpose shall be reserved for issuance in connection with any option, right, warrant or other security of the Company or any other person that is exercisable for, convertible into, exchangeable for or otherwise issuable in respect of such Ordinary Shares or other shares or securities of the Company. Notwithstanding the generality of the foregoing, the Board of Directors is expressly authorized and empowered to implement or effect at its sole discretion the issuance of a preferred share purchase right to be attached to each issued Ordinary Share with such terms and for such purposes, including the influencing of takeovers, as may be described in a rights agreement between the Company and a rights agent.

     4.2 Special Voting Stock, Series 1 designated. The series of Ordinary Shares, consisting of one such share, designated as "Special Voting Stock, Series 1", shall have the following rights and restrictions. Each outstanding share of Special Voting Stock, Series 1 shall be entitled at any relevant date to the number of votes determined by the Board of Directors in accordance with the "Plan of Arrangement" (as that term is defined in that certain Combination Agreement dated as of May 10, 1996 (hereinafter referred to as the "VESI Combination Agreement"), by and between Veritas DGC Inc. (formerly named Digicon Inc.) ("Veritas") and Veritas Energy Services Inc. ("VESI")) attached hereto as Exhibit A to these Articles, on all matters presented to the Members. No dividend or distribution of assets shall be paid to the holders of Special Voting Stock, Series 1. The Special Voting Stock, Series 1 is not convertible into any other class or series of the share capital of the Company or into cash, property or other rights, and may not be redeemed. Any shares of Special Voting Stock, Series 1 purchased or otherwise acquired by the Company shall be deemed retired and shall be canceled and may not thereafter be reissued or otherwise disposed of by the Company. So long as any "VESI Exchangeable Shares" (i.e., "Exchangeable Shares," as that term is defined in the VESI Combination Agreement) shall be outstanding, the number of shares comprising the Special Voting Stock, Series 1 shall not be increased or decreased and no other term of the Special Voting Stock, Series 1 shall be amended, except upon the unanimous approval of the holders of the issued Ordinary Shares.

     4.3 Special Voting Stock, Series 2 designated. The series of Ordinary Shares, consisting of one such share, designated as "Special Voting Stock, Series 2", shall have the following rights and restrictions. Each outstanding share of Special Voting Stock, Series 2 shall be entitled at any relevant date to the number of votes determined by the Board of Directors in accordance with the "Plan of Arrangement" (as that term is defined in that certain Amended and Restated Combination Agreement dated as of March 10, 1999 (hereinafter referred to as the "ERS Combination Agreement") by and between Veritas and Enertec Resource Services Inc. ("ERS")) attached hereto as Exhibit B to these Articles, on all matters presented to the Members. No dividend or distribution of assets shall be paid to the holders of Special Voting Stock, Series 2. The Special Voting Stock, Series 2 is not convertible into any other class or series of the share capital of the Company or into cash, property or other rights, and may not be redeemed. Any shares of Special Voting Stock, Series 2 purchased or otherwise acquired by the Company shall be deemed retired and shall be canceled and may not thereafter be reissued or otherwise disposed of by the Company. So long as any "ERS Exchangeable Shares" (i.e., "Exchangeable Shares," as that term is defined in the ERS Combination Agreement) shall be outstanding, the number of shares comprising the Special Voting Stock,

Series 2 shall not be increased or decreased and no other term of the Special Voting Stock, Series 2 shall be amended, except upon the unanimous approval of the holders of the issued Ordinary Shares.

     4.4 Subject to the provisions of applicable law and any rights granted to any series or class of shares other than Ordinary Shares, the holders of Ordinary Shares shall have and possess the exclusive right to notice of general meetings of the Company and the exclusive power to vote on resolutions put to general meetings of the Company.

                      V. OTHER CLASSES OR SERIES OF SHARES

     5.1 The Board of Directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, subject to any limitations prescribed by law, to provide from time to time for the issuance of other classes or series of shares and, in accordance with applicable procedures of the Statute, to establish the characteristics of each class or series including, without limitation, the following:

          (a) the number of shares of that class or series, which may subsequently be increased or decreased (but not below the number of shares of that class or series then in issue) by resolution of the Board of Directors, and the distinctive designation thereof;

          (b) the voting powers, full or limited, if any, of the shares of that class or series, including without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues such as mergers, consolidations or sales of assets, or voting rights to be exercised either together with holders of Ordinary Shares as a single class, or independently as a separate class;

          (c) the rights in respect of dividends, if any, on the shares of that class or series; the rate at which such dividends shall be payable and/or cumulate, which rate may be determined on factors external to the Company and which dividends may be payable in cash, shares of capital or other securities or property of the Company; whether dividends shall be cumulative and, if so, from which date or dates; the relative rights or priority, if any, of payment of dividends on shares of that class or series; and any limitation, restrictions or conditions on the payment of dividends;

          (d) the relative amounts, and the relative rights or priority, if any, of payment in respect of shares of that class or series, which the holder of the shares of that class or series shall be entitled to receive upon any liquidation, dissolution or winding up of the Company;

          (e) any redemption, repurchase, retirement and sinking fund rights, preferences and limitations of that class or series, the amount payable on shares of that class or series in the event of such redemption, repurchase or retirement, the terms and conditions of any sinking fund, the manner of creating such fund or funds and whether any of the foregoing shall be cumulative or non-cumulative;

          (f) the terms, if any, upon which the shares of that class or series shall be convertible into or exchangeable for shares of any other classes, series, or other securities, whether or not issued by the Company;

          (g) the restrictions, limitations and conditions, if any, upon issuance of indebtedness of the Company so long as any shares of that class or series are in issue; and

          (h) any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

                       VI. VARIATION OF RIGHTS OF SHARES

     6.1 (a) If at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied and amended with the consent in writing of the holders of all of the issued shares of that class or series, or with the sanction of a Special Resolution passed at a separate general meeting of the holders of such class or series.

     (b) The provisions of these Articles relating to general meetings of the Company shall apply to every such separate general meeting of the holders of one class or series of shares (unless otherwise expressly provided by the terms of issue of the shares of that class or series).

     (c) Separate general meetings of the holders of a class or series of shares or the seeking of a consent of the holders of a class or series of shares may only be called at the direction of the Board of Directors (unless otherwise expressly provided by the terms of issue of the shares of that class or series). Nothing in this Article VI gives any Member or group of Members the right to call a class or series meeting or demand a class or series vote or consent.

     6.2 The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking in any respect prior to or pari passu therewith. The rights of the holders of Ordinary Shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights, which may be effected by the Board of Directors as provided in these Articles without any vote or consent of the holders of Ordinary Shares.

                         VII. REDEMPTION AND REPURCHASE

     7.1 The Ordinary Shares are not redeemable by the Company or the holder. Subject as set out herein, the Company is authorized to purchase any issued Ordinary Shares in such circumstances, on such terms and in any such manner as shall be agreed by the Company and the holder thereof, subject always to the laws of the Cayman Islands. Without limiting the foregoing, the Company may, from time to time, upon the agreement of a Member, purchase all or part of the Ordinary Shares of any such Member, whether or not the Company has made a similar offer to all or any of the other Members.

                            VIII. TRANSFER OF SHARES

     8.1 Transfers of shares shall be registered on the records maintained by or on behalf of the Company for such purpose upon (i) surrender to the Company or its transfer agent of a certificate or certificates representing the shares requested to be transferred, the transfer provisions on the certificate or certificates being duly completed or on a separate accompanying transfer in such form as the Board of Directors approves, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Company or its transfer agent may require, or (ii) if shares are not represented by certificates, upon compliance with such transfer procedures as may be approved by the Board of Directors or prescribed by applicable law.

     8.2 Subject to the rules of any stock exchange on which the shares in question may be listed and except as otherwise expressly provided by the terms of issue of the shares of any class or series, the Board of Directors may, in its absolute discretion and without assigning any reason therefore, decline to register any transfer of any share. The registration of transfers may be suspended at such times and for such periods as the Board of Directors may from time to time determine provided always that such registration shall not be suspended for more than 30 days in any year.

                          IX. NONRECOGNITION OF TRUSTS

     9.1 The Company shall be entitled to treat the holder of record of any share as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by law. The Company shall not be required to recognize any person as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share, any interest in any fractional part of a share (subject to Article 3.5), or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

                X. TRANSMISSION OF SHARES ON DEATH OR BANKRUPTCY

     10.1 In case of the death of a Member who is a natural person, the survivor or survivors, where the deceased was a joint holder, and the legal personal representatives of the deceased, where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares.

     10.2 (a) Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Board of Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Board of Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy, as the case may be.

     (b) If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

     10.3 A person becoming entitled to a share by reason of the death or bankruptcy of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided, however, that the Board of Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within 90 days the Board of Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

             XI. AMENDMENT OF MEMORANDUM OF ASSOCIATION, CHANGE OF
            LOCATION OF REGISTERED OFFICE AND ALTERATION OF CAPITAL

     11.1 (a) Subject to and insofar as permitted by the provisions of the Statute, the Company may from time to time by Special Resolution alter or amend the Memorandum and, without restricting the generality of the foregoing, the Company may by Ordinary Resolution:

          (i) increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe;

          (ii) consolidate all or any of its share capital into shares of larger amount than its existing shares;

          (iii) by subdivision of all of its existing shares or any class or series of shares, divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum; or

          (iv) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person or reserved for issue by the Board of Directors.

     (b) All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

     (c) Subject to the provisions of the Statute, the Company may by Special Resolution reduce its share capital or any capital redemption reserve fund.

     11.2 Subject to the provisions of the Statute, the Company may by Special Resolution change its name.

     11.3 Subject to the provisions of the Statute, the Board of Directors may change the location of the Company's registered office.

             XII. CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

     12.1 For the purpose of determining Members entitled to notice of or to vote at any general meeting of the Company or any adjournment thereof, or Members entitled to receive payment of any dividend or other distribution or allotment of any rights of the Members entitled to exercise any rights in respect of any charge, change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may provide that the Register shall be closed for transfers for a stated period.

     12.2 In lieu of or apart from closing the Register, the Board of Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a general meeting of the Company. For the purpose of determining the Members entitled to receive payment of any dividend or other distribution or allotment of any rights of the Members entitled to exercise any rights in respect of any charge, change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board of Directors may, at or within 90 days prior to the date of declaration of such dividend or other action, fix a subsequent date no later than the date of declaration as the record date for such determination.

     12.3 If the Register is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a general meeting of the Company, the date preceding the day on which notice of the meeting is given or if notice is waived, at the close of business on the day preceding the day on which the meeting is held shall be the record date for such determination of Members. When a determination for Members entitled to vote at any general meeting of the Company has been made as provided in this Article XII, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     12.4 If the Register is not so closed and no record date is fixed for the determination of Members entitled to receive payment of any dividend or other distribution or allotment of any rights of the Members entitled to exercise any rights in respect of any charge, change, conversion or exchange of shares, or for the purpose of any other lawful action (other than as specified in Article 12.3), the record date for determining the Members for any such purpose shall be the close of business on the day in which the Board of Directors adopts the resolution relating thereto.

                                  XIII. VOTING

     13.1 Subject to the rights of holders of any class or series of shares (including those rights attaching to the Special Voting Stock, Series 1 and Special Voting Stock, Series 2 as set forth in Articles 4.2 and 4.3 hereof):

          (a) at each election for Directors at a general meeting of the Company the Directors shall be elected by a plurality of the votes cast in person or by proxy at that general meeting and each Member holding Ordinary Shares shall have the right to vote, in person or by proxy, the number of Ordinary Shares registered in his name in the Register for as many persons as there are Directors to be elected and for whose election he has a right to vote. Cumulative voting, for the election of Directors, is expressly prohibited. Election of Directors need not be by ballot; and

          (b) on all matters coming before the Members at a general meeting of the Company, other than the election of Directors, each Member holding Ordinary Shares shall have the right to vote, in person or by proxy, one vote for each issued Ordinary Share registered in his name in the Register.

                             XIV. GENERAL MEETINGS

     14.1 (a) The Company may in each year of its existence hold a general meeting of the Company as its annual general meeting. The annual general meeting may be held on such date and at such time and place as the Board of Directors may appoint. At each annual general meeting, elections may be held for Directors whose terms have expired and such other business may be transacted as may properly be brought before such meeting.

     (b) At each annual general meeting of the Company, the Directors to be elected at that meeting may be elected by single resolution for the applicable term or until their respective successors have been elected.

     14.2 (a) Except as otherwise required by law, and subject to the rights of any class or series of shares having a preference over the Ordinary Shares as to dividends or to elect Directors in specified circumstances, extraordinary general meetings of the Company may be called only by resolution of the Board of Directors, approved by at least a majority of the entire Board of Directors.

     (b) Any action required or permitted to be taken by the Members whether pursuant to these Articles or by law, must be taken at a duly called annual or extraordinary general meeting of the Company unless the written consent or approval of all holders of issued shares generally entitled to vote has been obtained with respect to such action.

     14.3 Subject to the provisions of applicable law, no Member shall have any right to requisition a general meeting of the Company.

                         XV. NOTICE OF GENERAL MEETINGS

     15.1 Written notice of each general meeting of the Company stating the place, date and time of the meeting shall be given not less than 10 (or such greater number of days as may be required by the Statute) nor more than 60 days before the date of the meeting to each Member entitled to vote at such meeting. The notice of each general meeting of the Company shall state the purpose or purposes for which the meeting is called and the means of remote communications, if any, by which Members and proxyholders may be deemed to be present and vote at such meetings. The business at an annual general meeting of the Company shall be limited in the manner set out in Article 16.2(c). No business shall be transacted at any extraordinary general meeting of the Company except as stated in the notice.

     15.2 The accidental omission to give notice of a general meeting of the Company to, or the nonreceipt of notice of such a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

                      XVI. PROCEEDINGS AT GENERAL MEETINGS

     16.1 No business shall be transacted at any general meeting of the Company unless a quorum of Members is present at the time when the meeting proceeds to business. At a general meeting of the Company to:

          (a) consider or adopt a Special Resolution to amend, vary, suspend the operation of or disapply Articles 14, 15, 16, 18.1, 23 or 24 (other than a Special Resolution referred to in Article 16.1(b)), one or more Members present in person or by proxy holding at least 95 percent of the issued shares entitled to vote at such meeting shall be a quorum unless:

             (i) a majority of the Board of Directors has at, or at any time prior to, the meeting recommended to the Members entitled to vote at such meeting, to vote in favor of such Special Resolution; and

             (ii) in the case of a Special Resolution to amend, vary, suspend the operation of or disapply Article 24 (other than a Special Resolution referred to in Article 16.1(b)), such Board of Directors' recommendation is made at a time where a majority of the Board of Directors then in office (but not less than one) were Directors prior to any person becoming an Interested Member (as defined in Article 24) during the previous three years or were recommended for election or elected to succeed such Directors by a majority of such Directors, in which case one or more Members present in person or by proxy holding at least a majority of the issued shares entitled to vote at such meeting shall be a quorum;

          (b) consider or adopt a Special Resolution to delete Article 24 on the conditions that (i) such resolution shall not be effective until 12 months after the passing of such resolution and (ii) the restriction in Article 24 shall otherwise continue to apply to any Business Combination between the Company and any person who became an Interested Member on or prior to the passing of such resolution, one or more Members present in person or by proxy holding at least a majority of the issued shares entitled to vote at such meeting shall be a quorum; and

          (c) consider or adopt any other resolution or to take any other action, one or more Members present in person or by proxy holding at least a majority of the issued shares generally entitled to vote at such meeting shall be a quorum.

     The Members present at a duly constituted general meeting of the Company may continue to transact business until adjournment, despite the withdrawal of such Members as leave less than a quorum.

     16.2 (a) Subject to the rights of holders of any class of shares to the contrary, nominations for election of Directors at any general meeting of the Company may be made either by the Board of Directors or by any Member entitled to vote for the election of Directors who gives advance notice as hereafter provided. Any such Member may nominate persons for election as Directors only if written notice of such Member's intent to make such nomination is transmitted to, and received by, the Secretary at the principal executive offices of the Company not later than (i) in the case of an annual general meeting of the Company, not less than 90 days prior to the anniversary of the date of the immediately preceding annual general meeting that was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual general meeting is more than 30 days before or after such anniversary date, such written notice must instead be received by the Secretary by the close of business on the 10th day following the date on which the Company first makes public disclosure of the meeting date) and (ii) in the case of an extraordinary general meeting of the Company (provided that the Board of Directors has determined that Directors shall be elected at such meeting), the close of business on the 10th day following the date on which the Company first makes public disclosure of the meeting date; provided, however, that the Company must receive such notice by
          , 2003 for nominations brought before the initial annual general meeting of the Company to be held in 2003. Each notice given by such Member shall set forth: (i) the name and address of the Member who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the Member is a registered holder of shares entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such Member notice, a representation that the Member is such a registered holder at the time of such notice and intends to be a registered holder on the date for such meeting), and setting forth the class and number of shares so held (including shares held beneficially); (iii) a representation that such Member intends to appear in person or by proxy as a registered holder of shares at the meeting to nominate the person or persons specified in the notice;
(iv) a description of all arrangements or understandings between such Member and any other person or persons (identifying such person or persons) pursuant to which the nomination or nominations are to be made by the Member; (v) such other information regarding each nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission of the United States of America; and (vi) the consent of each nominee to serve as a director of the Company if so elected.

     (b) If the facts show that a nomination was not made in accordance with the provisions of Article 16.2(a), the presiding officer of the general meeting shall so determine and declare to the meeting, whereupon the defective nomination shall be disregarded. Public disclosure of the date of a forthcoming general meeting may be made by the Company for purpose of this Article 16.2 not only by the giving of the formal notice of the meeting, but also (i) by notice to a national securities exchange (as such term is used in the Securities Exchange Act of 1934, as amended of the United States of America (the "Exchange Act"), or to the National Association of Securities Dealers, Inc. (if the Ordinary Shares are then listed on such exchange or quoted on NASDAQ), (ii) by filing a report under Article 13 or 15(d) of the Exchange Act (if the Company is then subject thereto) or (iii) by a mailing to Members or by issuance of a general press release.

     (c) No business shall be transacted at an annual general meeting of the Company other than such business as shall be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a Member present and entitled to vote at such meeting in accordance with the following procedure. For business to be brought before an annual general meeting of the Company by a Member, the Member must have given timely notice in writing to the Secretary. To be timely, a Member's notice must be transmitted to, and received by, the Secretary at the principal executive offices of the Company not less than 90 days prior to the anniversary of the date of the immediately preceding annual general meeting that was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual general meeting is more than 30 days before or after such anniversary date, such written notice must instead be received by the Secretary by the close of business on the 10th day following the date on which the Company first makes public disclosure of the meeting date); provided, however, that the Company must receive such notice by
          , 2003 for business brought before the initial annual general meeting of the Company to be held in 2003. Each such notice given by such Member must set forth: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address of the Member who intends to propose such business; (iii) a representation that the Member is a registered holder of shares entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such Member notice, a representation that the Member is a registered holder at the time of such notice and intends to be a registered holder on the date of such meeting) and intends to appear in person or by proxy at such meeting to propose such business; and (iv) any material interest of the Member in such business. The presiding officer of the meeting may refuse to transact any business at any meeting made without compliance with the foregoing procedure.

     (d) Notwithstanding the provisions of Article 16.2, a Member also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Article 16.2. Nothing in Article 16.2 shall be deemed to affect any rights of Members to request inclusion of proposals in the Company's proxy statement, if one shall be necessary, pursuant to Rule 14a-8 under the Exchange Act.

     16.3 (a) Meetings of Members may be held at such place, either within or without the Cayman Islands, as may be designated by or in the manner provided herein or, if not so designated, as determined by the Board of Directors. If, pursuant to these Articles the Board of Directors is authorized to determine the place of a meeting of Members, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as follows.

     (b) If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, Members and proxyholders entitled to attend and vote but not physically present at a meeting of Members may, by means of remote communication:

          (A) participate in a meeting of Members; and

          (B) be deemed present in person and vote at a meeting of Members whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Member or proxyholder, (ii) the Company shall implement reasonable measures to provide such Members and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Members, including an opportunity to read or hear the proceedings of the meeting of substantially concurrently with such proceedings, and (iii) if any Member or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

     (c) If authorized by the Board of Directors, any vote taken by written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Member or proxyholder.

     16.4 The Chairman of the Board of Directors appointed by the Board of Directors prior to the relevant general meeting of the Company or, in his absence, a person designated by the Chairman of the Board of Directors, or if no person is so designated, a person designated by the Board of Directors shall preside at any meeting of the Members and determine the order of business and all other matters relating to the conduct of the meeting.

     16.5 The presiding officer of any meeting of the Members shall have the power to prescribe such rules, regulations and procedures and to do all such things as in his judgment may be necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, the right of Directors, Members and others to speak, limitations on the time allotted to questions or comments, restrictions on entry to the meeting after the time scheduled for the commencement thereof and the opening and closing of the voting polls.

     16.6 The presiding officer may adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for 60 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

     16.7 In the case of joint registered holders, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register.

     16.8 No Member shall be entitled to vote at any general meeting of the Company unless (a) he is registered as a Member on the record date for such meeting or holds a valid proxy of such a Member or unless (b) all calls or other sums presently payable in respect of the shares to be voted have been paid.

     16.9  Votes may be given either personally or by proxy.

                                 XVII. PROXIES

     17.1 The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or his attorney duly authorized in writing, or, if the appointor is a corporation or other legal entity, under the hand of an officer, attorney or where applicable, trustee duly authorized in that behalf; provided, however, that a Member may also authorize the casting of a vote by proxy pursuant to telephonic or electronically transmitted instructions (including, without limitation, instructions transmitted over the Internet) obtained pursuant to procedures approved by the Board of Directors which are reasonably designed to verify that such instructions have been authorized by such Member. A proxy need not be a Member. Each Member entitled to vote at a general meeting of the Company may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy specifically provides for a longer period. If an instrument of proxy designates two or more persons to act as proxies, their acts with respect to voting shall have the following effect: (a) if only one proxy acts, his acts bind all; (b) if more than one proxy acts, the act of the majority binds all; and (c) if more than one acts and a majority do not agree on a particular issue, each proxy shall be entitled to vote in respect of the same portion of the shares as such proxy is of the proxies representing such shares.

     17.2 The instrument appointing a proxy shall be deposited at the principal executive offices of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting; provided, however, that the presiding officer of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telephonic, electronic or facsimile transmission of the validly executed proxy or upon receipt of telephonic, electronic, telex or cable confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

     17.3 The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof.

     17.4 A vote given in accordance with the term of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no notice in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at its principal executive offices before the commencement of the general meeting, or adjourned meeting, at which it is sought to use the proxy.

     17.5 Any corporation which is a Member of record of the Company may in accordance with its articles of association or other governing documents or in the absence of such provision by resolution of its board of directors or other governing body authorize one or more persons as it thinks fit to act as its representative or representatives at any meeting of the Company or Members of the Company, and the person or persons so authorized shall be entitled to exercise the same powers on behalf of the corporation which he or they represent as the corporation could exercise if it were an individual Member of record of the Company and may cast votes or abstain on any motion in any manner as he or they may be directed.

                                XVIII. DIRECTORS

     18.1 (a) There shall be a Board of Directors the members of which shall be any persons elected by the Members in accordance with Article 13.1 or appointed by the Board of Directors in accordance with this Article XVIII consisting of not less than two, plus that number of Directors as any one or more class or series of shares (other than Ordinary Shares) may be entitled to elect, voting separately by class or series. The Board of Directors shall have the exclusive power and right to set the exact number of Directors, subject to such minimum number of directors as set forth herein, from time to time by resolution adopted by the vote of a majority of the whole Board of Directors.

     (b) Directors shall be elected at each annual general meeting of the Company for a term expiring at the next annual general meeting of the Company following their election to the Board of Directors and until the election of their respective successors in office or their earlier death, resignation or removal.

     (c) If the number of Directors is decreased by resolution of the Board of Directors pursuant to this Article 18.1, in no case shall that decrease or shorten the term of any incumbent Director.

     (d) Any newly created directorship resulting from an increase in the number of Directors and any other vacancy on the Board of Directors, however caused, may only be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected by the Board of Directors to fill a vacancy shall hold office until the next annual general meeting of the Company following his election to the Board of Directors and until his successor shall have been elected or until his earlier death, resignation or removal.

     (e) One or more or all of the Directors may be removed only for "cause" by the affirmative vote of the holders of at least a majority of the issued shares generally entitled to vote, voting together as a single class, at a general meeting of the Company for which proper notice of the proposed removal has been given. As used in the preceding sentence, "cause" shall be limited to (i) action by the Director involving willful malfeasance, which conduct has a material adverse effect on the Company, or (ii) conviction of the Director of a felony. The Board of Directors shall not have any power to remove any Director.

     (f) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of shares in issue has the right, voting separately by class or series, to elect Directors at an annual general meeting or extraordinary general meeting of the Company, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of these Articles. The aforesaid Directors and the Directors otherwise appointed under this Article 18.1 shall together constitute the Board of Directors from time to time.

     18.2 Each Director shall be entitled to receive as compensation for such Director's services as a Director or committee member or for attendance at meetings of the Board of Directors or committees, or both, such amounts (if any) as shall be fixed from time to time by the Board of Directors. Each Director shall be entitled to reimbursement for reasonable traveling expenses incurred by such Director in attending any such meeting.

     18.3 A Director may hold any other office (other than as an outside auditor of the Company) or place of profit under the Company in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board of Directors may determine.

     18.4 A Director may act by himself or for his firm in a professional capacity for the Company (other than as an outside auditor of the Company), and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided, however, that he has disclosed his interest in the transaction.

     18.5  No membership qualifications for Directors shall be required.

     18.6 A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder, member or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

     18.7 No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established; provided, however, that he has disclosed his interest in the transaction. A Director shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; provided, however,that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

     18.8 A general notice that a Director is a member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 18.7 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

     18.9 The Directors may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (by insurance or otherwise) for a person who is or has at any time been a Director of (a) the

Company, (b) a company which is or was an affiliate of the Company, or (c) a predecessor in business of the Company or of an affiliate of the Company (or, in each case, for any member of his family, including a spouse or former spouse, or a person who is or was dependent on him). For this purpose, the Directors may establish, maintain, subscribe and contribute to any scheme, plan, trust or fund and pay premiums thereon. The Directors may arrange for this to be done by the Company alone or in conjunction with another person.

     18.10 A Director or former Director is entitled to receive and retain for his own benefit a pension or other benefit provided under Article 18.9 and is not obliged to account for it to the Company.

     18.11 A Director may appoint any person to act as his proxy at any meeting of the Board of Directors. Any proxy appointed for the purposes of any such meeting will have the full authority to vote as provided in such proxy. Such appointment must be made in writing under the hand of the appointor and may at any time be revoked in like manner, and notice of every such appointment or revocation in like manner, and the appointee need not be a Director or Member, but must furnish the Company with such appointee's address.

                      XIX. POWERS AND DUTIES OF DIRECTORS

     19.1 The business and affairs of the Company shall be managed by the Board of Directors who may exercise all such powers of the Company and do all such lawful acts and things as are not from time to time by the Statute or by these Articles required to be exercised or done by the Company in general meeting.

     19.2 The Board of Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board of Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board of Directors under these Articles) and for such period and subject to such conditions as it may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Board of Directors may deem fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

     19.3 All checks, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be by such officer or officers or such other person or persons as the Board of Directors shall from time to time designate.

     19.4 The Board of Directors shall cause minutes to be made for the purpose of recording the proceedings at all meetings of the Company and the Directors and of committees of the Board of Directors.

     19.5 The Board of Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

     19.6 The Board of Directors may authorize any officer, officers, agent or agents to enter into any contract or agreement of any nature whatsoever, including, without limitation, any contract, deed, bond, mortgage, guaranty, deed of trust, security agreement, pledge agreement, act of pledge, collateral mortgage, collateral chattel mortgage or any other document or instrument of any nature whatsoever, and to execute and deliver any such contract, agreement, document or other instrument of any nature whatsoever for and in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

     19.7 If, as the result of consolidation and division or subdivision of shares, Members become entitled to fractions of a share, the Board of Directors may on behalf of the Members deal with the fractions as it thinks fit. In particular, the Board of Directors may:

          (a) sell fractions of a share to a person (including, subject to the Statute, to the Company) for the best price reasonably obtainable and distribute the net proceeds of sale in due proportion amongst the persons entitled (except that if the amount due to a person is less than US$10, or such other sum as the Board of Directors may decide, the sum may be retained for the benefit of the Company) and to give effect to such a sale the Board of Directors may authorize a person to transfer the shares to the purchaser or his nominee and may cause the name of the purchaser or his nominee to be entered in the register as the holder of the shares. The purchaser is not bound to see to the application of the purchase money and the title of the transferee to the shares is not affected by an irregularity or invalidity in the proceedings connected with the sale; or

          (b) subject to these Articles, allot or issue to a member credited as fully paid by way of capitalization the minimum number of shares required to round up his holding of shares to a number which, following consolidation and division or subdivision, leaves a whole number of shares (such allotment or issue being deemed to have been effected immediately before consolidation or subdivision, as the case may be) and if shares are so allotted or issued the amount required to pay-up those shares may be capitalized as the Board of Directors thinks fit out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying-up in full the appropriate number of shares. A resolution of the Board of Directors capitalizing part of the reserves has the same effect as if the capitalization had been declared by Ordinary Resolution.

                                 XX. COMMITTEES

     20.1 The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors, as designated by the Board of Directors. The Board of Directors may designate one or more alternate Directors as members of any committee, who may replace any absent member at any meeting of the committee. In the absence of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent member. At all meetings of any committee, a majority of its members (or the member, if only one) shall constitute a quorum for the transaction of business, and the act of a majority of the members present shall be the act of any such committee, unless otherwise specifically provided by the Statute, the Memorandum, these Articles or the resolution establishing such committee. The Board of Directors shall have the power at any time to change the number and members of any such committee, to fill vacancies and to discharge any such committee.

     20.2 Any such committee, to the extent provided in the resolution of the Board of Directors but subject to any limitations of the Statute, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company and may authorize the seal of the Company to be affixed to all papers that may require it. The provisions herein with respect to notice of meetings of the Board of Directors shall apply also to meetings of committees, unless different provisions shall be prescribed by the Board of Directors. Each committee shall serve at the pleasure of the Board of Directors. It shall keep minutes of its meetings and report the same to the Board of Directors when required and shall observe such procedures as are prescribed by the Board of Directors.

     20.3 The committees of the Board of Directors may include the Audit Committee, the Compensation Committee and the Nomination Committee and any other committees designated by the Board of Directors.

                         XXI. PROCEEDINGS OF DIRECTORS

     21.1 Except as otherwise provided by these Articles, the Board of Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating its meetings as it thinks fit. Questions arising at any meeting shall be decided by a majority of the Directors present at a meeting at which there is a quorum.

     21.2 Regularly scheduled meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, any Chief Executive Officer, the President or a majority of the Directors.

     21.3 No notice need be given of any regular meeting of the Board of Directors or of any adjourned meeting of the Board of Directors. No notice need be given to any Director who signs a written waiver thereof or who attends the meeting without protesting the lack of notice. Notices need not state the purpose of the meeting. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except when a Director attends and makes it known that he is attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully convened, and such purpose is duly recorded in the minutes of such meeting.

     21.4 Notice of each special meeting of the Board of Directors shall be given to each Director either by first class United States mail at least three days before the meeting, by "overnight" or other express delivery service at least two days before the meeting, or by electronic mail, telegram, telex, cable, telecopy, facsimile, personal written delivery or telephone at least one day before the meeting. Any notice given by telephone shall be immediately confirmed by telegram, telex, cable, telecopy or facsimile. Notices are deemed to have been given: by mail, when deposited in the United States mail with postage prepaid; by "overnight" or other express delivery service, the day after sending; by electronic mail, telegram, telex, or cable, at the time of sending; by telecopy or facsimile, upon receipt of a transmittal confirmation; and by personal delivery or telephone, at the time of delivery. Written notices shall be sent to a director at the address designated by such Director for that purpose or, if none has been so designated, at such director's last known residence or business address. Without limiting the generality of any provisions hereof, written notice shall include notice provided by electronic mail.

     21.5 The quorum necessary for the transaction of the business of the Board of Directors shall be a majority of the whole Board of Directors.

     21.6 All acts done at any meeting of the Board of Directors or of a committee of the Board of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director be as valid as if every such person had been duly appointed and qualified to be a Director.

     21.7 Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

     21.8 A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of the Board of Directors or committee, as the case may be, duly convened and held.

                      XXII. VACATION OF OFFICE OF DIRECTOR

     22.1  The office of a Director shall be vacated:

          (a) if he gives notice in writing to the Board of Directors or Secretary that he resigns the office of Director;

          (b) if he dies;

          (c) if he is found to be or becomes of unsound mind; or

          (d) if removed pursuant to Article 18.1.

     22.2 In the case of a resignation, the resignation shall be effective as of the date specified in the notice or if not so specified, upon receipt thereof. Unless otherwise specified in the notice, acceptance shall not be required to make it effective.

     22.3 A resolution of the Board of Directors declaring a Director to have vacated office under the terms of Article 22.1 is conclusive evidence as to the fact and grounds of vacation stated in the resolution.

                      XXIII. CERTAIN BUSINESS COMBINATIONS

     23.1 In addition to any approval by Members required pursuant to the terms of any series or class of shares other than Ordinary Shares, the approval of the holders of at least a majority of the issued shares generally entitled to vote at a meeting called for such purpose, following approval by the Board of Directors shall be required in order for the Company "to sell, lease or exchange all or substantially all of its property or assets" as that phrase is interpreted for the purposes of Section 271 of the Delaware General Corporation Law, as amended or re-enacted from time to time, of the United States of America, provided that the foregoing approval by Members shall not apply to any such transaction of the Company with any entity which the Company, "directly or indirectly controls" as that phrase is defined in Rule 405 under the Securities Act of 1933, as amended or re-enacted from time to time, of the United States of America.

              XXIV. BUSINESS COMBINATIONS WITH INTERESTED MEMBERS

     24.1 The Company shall not engage in any Business Combination with any Interested Member for a period of three years following the time that such Member became an Interested Member, unless, at or subsequent to such time, the Business Combination is approved by the Board of Directors and authorized at a general meeting of the Company by the affirmative vote of at least 66 2/3% of the issued shares generally entitled to vote which are not Owned by the Interested Member; provided, however, that the restrictions contained in this
Article 24.1 shall not apply if:

          (a) prior to such time that such Member became an Interested Member, the Board of Directors approved either the Business Combination or the transaction which resulted in the Member becoming an Interested Member;

          (b) upon consummation of the transaction which resulted in the Member becoming an Interested Member, the Interested Member Owned at least 85% of the issued shares generally entitled to vote at the time the transaction commenced, excluding for purposes of determining the number of shares then in issue, those shares Owned (i) by Persons who are both Directors and officers of the Company and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

          (c) the Company does not have a class of voting shares that is (i) listed on a national securities exchange (as such term is defined in the Exchange Act), (ii) authorized for quotation on the NASDAQ Stock Market (or any successor to such stock market) in the United States of America or
     (iii) held by more than 2,000 Members, unless any of the foregoing results from action taken, directly or indirectly, by an Interested Member or from a transaction in which a Person becomes an Interested Member;

          (d) a Member becomes an Interested Member inadvertently and (i) as soon as practicable divests itself of Ownership of sufficient shares so that the Member ceases to be an Interested Member and (ii) would not, at any time within the three-year period immediately prior to a Business

     Combination between the Company and such Member, have been an Interested Member but for the inadvertent acquisition of Ownership;

          (e) the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this Article 24.1(e); (ii) is with or by a person who either was not an Interested Member during the previous three years or who became an Interested Member with the approval of the Board of Directors or during the period described in Article 24.1(f); and (iii) is approved or not opposed by a majority of the members of the Board of Directors then in office (but not less than one) who were Directors prior to any person becoming an Interested Member during the previous three years or were recommended for election or elected to succeed such Directors by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-Owned subsidiary of the Company (other than to any direct or indirect wholly Owned subsidiary or to the Company) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued shares or (z) a proposed tender or exchange offer for 50% or more of the voting shares then in issue. The Company shall give not less than 20 days' notice to all Interested Members prior to the consummation of any of the transactions described in clause (y) of the second sentence of this Article 24.1(e);

          (f) the Business Combination is with an Interested Member who became an Interested Member at a time when the restrictions contained in Article 24.1(e) did not apply by reason of Article 24.1(c);

          (g) As used in this Article 24.1, the term:

             (i) "Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

             (ii) "Associate," when used to indicate a relationship with any person, means (A) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the Owner of 20% or more of any class of voting shares, (B) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity and (C) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

             (iii) "Business Combination," when used in reference to the Company and any Interested Member of the Company, means:

                (A) any merger or consolidation of any direct or indirect majority-Owned subsidiary of the Company with (1) the Interested Member or (2) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Member and as a result of such merger or consolidation Article 24.1 is not applicable to the surviving entity;

                (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a Member, to or with the Interested Member, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-Owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the shares then in issue;

                (C) any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-Owned subsidiary of the Company of any shares or shares of such subsidiary to the Interested Member, except (1) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares or the shares of a direct or indirect majority-Owned subsidiary of the Company which securities were in issue prior to the time that the Interested Member became such; (2) pursuant to a Holding Company Merger; (3) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares or the shares of a direct or indirect majority-Owned subsidiary of the Company which security is distributed, pro rata, to all holders of a class or series of shares subsequent to the time the Interested Member became such; (4) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares; or (5) any issuance or transfer of shares by the Company; provided, however, that in no case under (3)-(5) above shall there be an increase in the Interested Member's proportionate interest in the shares of any class or series or of the voting shares;

                (D) any transaction involving the Company or any direct or indirect majority-Owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate interest of the shares of any class or series, or securities convertible into the shares of any class or series, or of the interest of the shares of any such subsidiary which is Owned by the Interested Member, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Member; or

                (E) any receipt by the Interested Member of the benefit, directly or indirectly (except proportionately as a Member), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subsections (A)-(D) of this Article 24.1(g)(iii)) provided by or through the Company or any direct or indirect majority-Owned subsidiary of the Company.

             (iv) "control," including the terms "controlling," "controlled by" and "under common control with," means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the Ownership of voting shares, by contract, or otherwise. A person who is the Owner of 20% or more of the issued or outstanding voting shares of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for one or more Owners who do not individually or as a group have control of such entity.

             (v) "Interested Member" means any person (other than the Company and any direct or indirect majority-Owned subsidiary of the Company) that (A) is the Owner of 15% or more of the issued voting shares or (B) is an Affiliate or Associate of the Company and was the Owner of 15% or more of the issued voting shares at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Member, and also the Affiliates and Associates of such person; provided, however, that the term "Interested Member" shall not include any person whose Ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company; provided that such person shall be an Interested Member if thereafter such person acquires additional voting shares, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Member, the voting shares deemed to be in issue shall include shares deemed to be Owned by the person but shall not include any other unissued shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

             (vi) "merger or consolidation" shall be construed in accordance with Section 203 of the Delaware General Corporation Law (as amended or re-enacted from time to time) of the United States of America.

             (vii) "Owner" including the terms "Own," "Owned" and "Ownership" when used with respect to any shares means a person that individually or with or through any of its Affiliates or Associates:

                (A) beneficially Owns such shares, directly or indirectly;

                (B) has (1) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the Owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person's Affiliates or Associates until such tendered shares is accepted for purchase or exchange; or
           (2) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the Owner of any shares because of such person's right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

                (C) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in Article 24.1(g)(vii)(B)(2)), or disposing of such shares with any other person that beneficially Owns, or whose Affiliates or Associates beneficially Own, directly or indirectly, such shares.

             (viii) "voting shares" means, with respect to the Company or any other corporation, shares or stock of any class or series which entitles the holder to vote generally in the election of directors and, with respect to any other entity that is not a corporation, any equity interest which entitles the holder to vote generally in the election of the governing body of such entity.

                                   XXV. SEAL

     25.1 The Board of Directors may adopt a seal, alter the seal at its pleasure and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

                                 XXVI. OFFICERS

     26.1 The officers of the Company shall be chosen by the Board of Directors and shall include a President and a Secretary and may also include a Chief Executive Officer or Officers, a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, one or more Vice Presidents (who may be further classified by such descriptions as "Executive," "Senior" or "Assistant" as determined by the Board of Directors), and such other officers, as the Board of Directors may deem necessary or appropriate. The Board of Directors may from time to time authorize any officer to appoint and remove any other officer or agent and to prescribe such person's authority and duties. Any person may hold at one time two or more offices. Each officer shall have such authority and perform such duties, in addition to those specified in these Articles, as may be prescribed by the Board of Directors from time to time.

     26.2 Each officer shall hold office for the term for which elected or appointed by the Board of Directors, and until the person's successor has been elected or appointed and qualified or until such person's earlier resignation or removal. Any officer may be removed by the Board of Directors, with or without cause. The election or appointment of an officer shall not in and of itself create contractual rights against the Company. Any officer may resign at any time by giving written notice to the Board of Directors or the Secretary. Any such resignation shall take effect at the time specified therein or, if such time is not specified therein, then upon receipt of such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     26.3 The Chairman of the Board of Directors shall be a member of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors. If the Chairman of the Board of Directors is not present, a Vice Chairman, if any, shall preside at such meeting.

     26.4 Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall be responsible for the day-to-day management of the business and affairs of the Company (but subject to the control of the Board of Directors) and shall enjoy all other powers commonly incident to the office. If so directed by the Board of Directors, more than one individual may concurrently serve as Co-Chief Executive Officer of the Company.

     26.5 Each of the Vice Presidents shall have such authority and perform such duties as may be prescribed from time to time by the Board of Directors.

     26.6 The Secretary shall keep the minutes of the meetings of the Members and the Board of Directors and give notice of such meetings and shall perform like duties for the committees of the Board of Directors when so required. The Secretary shall have custody of the seal and affix and attest the seal to any instrument to be executed under seal and enjoy all powers commonly incident to the office. In the case of the absence or inability to act of the Secretary, any Assistant Secretary (or, in the case of keeping minutes of a meeting of Members or Directors, any other person designated by the presiding officer of such meeting) may act in the Secretary's place.

     26.7 Compensation of officers, agents and employees of the Company shall be fixed from time to time by, or under the authority of, the Board of Directors.

                         XXVII. DIVIDENDS AND RESERVES

     27.1 Subject to the Statute and any rights and restrictions for the time being attached to any class or series of shares, the Board of Directors may from time to time declare dividends (including interim dividends) on the shares issued and authorize payment of the same out of the funds of the Company lawfully available therefor.

     27.2 Subject to the Statute and any rights and restrictions for the time being attached to any class or series of shares, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect of which the dividend is paid. Subject to the Statute and any rights and restrictions for the time being attached to any class or series of shares, all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

     27.3 If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividends, bonuses or other moneys payable on or in respect of the share.

     27.4 The Board of Directors may deduct from any dividend payable to any Member all sums of money (if any) presently payable by him to the Company.

     27.5 The Board of Directors may declare that any dividend be paid wholly or partly by the distribution of shares or other securities of the Company and/or specific assets and in particular of shares, debentures or debenture stock of any other company or in any one or more of such ways, and where any difficulty arises in regard to such distribution, the Board of Directors may settle the same as it deems expedient and in particular may issue fractional shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Board of Directors.

     27.6 No dividend shall bear interest against the Company unless expressly authorized by the Board of Directors.

                             XXVIII. CAPITALIZATION

     28.1 The Company may upon the recommendation of the Board of Directors capitalize any sum standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares (not being redeemable shares) for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Board of Directors shall do all acts and things required to give effect to such capitalization, with full power to the Board of Directors to make such provisions as it thinks fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Board of Directors may authorize any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto, and any agreement made under such authority shall be effective and binding on all concerned.

                                  XXIX. AUDIT

     29.1 The accounts relating to the Company's affairs shall be audited in such manner, if at all, as may be determined from time to time by the Board of Directors.

                                  XXX. NOTICES

     30.1 Notices shall be in writing and may be given by the Company to any Member either by first class United States mail, "overnight" or other express delivery service, electronic mail, telegram, telex, cable, telecopy, facsimile or personal delivery. Notices are deemed to have been given: by mail, three days after deposited in the United States mail with postage prepaid; by "overnight" or other express delivery service, the day after sending; by electronic mail, telegram, telex or cable, at the time of sending; by telecopy or facsimile, upon receipt of a transmittal confirmation; and by personal delivery, at the time of delivery.

     30.2 A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by any manner set forth in Article 30.1 addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankruptcy, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled.

     30.3 A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joining holder first named on the Register in respect of the share.

     30.4 Notice of every general meeting of the Company shall be given in any manner hereinbefore authorized to:

          (a) every holder of voting shares as shown in the Register as of the record date for such meeting except that in the case of joint holder the notice shall be sufficient if given to the joint holder first named in the Register;

          (b) every person upon whom the ownership of a voting share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a holder of voting shares where such holder but for his death or bankruptcy would be entitled to receive notice of the meeting; and

          (c) except as otherwise required by law or these Articles, no other person shall be entitled to receive notice of general meetings.

                  XXXI. LIMITATION OF LIABILITY AND INDEMNITY

     31.1 (a) No Director shall be personally liable to the Company or, if any, its Members for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or, if any, to its Members, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the Director derived an improper personal benefit.

     (b) The Company shall indemnify, to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect, if any, any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Company) by reason of the fact that he is or was a Director or officer of the Company, or, while serving as a Director or officer of the Company, is or was serving at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The right to indemnification conferred by this Article 31.1 also shall include the right of such persons to be paid in advance by the Company for their expenses to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect. The right to indemnification conferred on such persons by this
Article 31.1 shall be a contractual right.

     (c) Unless otherwise determined by the Board of Directors, the Company shall indemnify to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect, if any, any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Company), by reason of the fact that he is or was an employee (other than an officer) or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

     (d) The rights and authority conferred in this Article 31.1 shall not be exclusive of any other right that any person has or hereafter acquires under any law, provision of these Articles or the Memorandum, agreement, vote of Members or of the Board of Directors or otherwise.

     (e) Neither the amendment nor repeal of this Article 31.1, nor the adoption of any provision of the Memorandum or these Articles or of any law inconsistent with this Article 31.1, shall eliminate or reduce the effect of this Article
31.1 in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

                            XXXII. BOOKS AND RECORDS

     32.1 In addition to any rights which may be conferred on Members by Statute, upon written demand under oath stating the purpose thereof, any Member, in person or by attorney or other agent, may review for any proper purpose, during usual hours for business, the books and records of the Company including, without limitation, the Register. A proper purpose shall mean a purpose reasonably related to such person's interest as a Member. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Member. The demand under oath shall be directed to the corporation at its principal executive offices.

     The Board of Directors may establish procedures for, or limitations or conditions on, Members' review of books and records of the Company for the purpose of (a) protecting the interests of the Company, (b) protecting the confidentiality of the information contained in those books and records, (c) the convenience of the Company, or (d) protecting any other interest of the Company that the Board of Directors deems proper.

                               XXXIII. WINDING UP

     33.1 In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, after there shall have been paid or set aside for payment to the holders of any issued shares ranking senior to the Ordinary Shares as to distribution on liquidation or distribution on winding up, the full amounts to which they shall be entitled and the holders of the then-issued Ordinary Shares shall be entitled to receive, pro rata according to the number of Ordinary Shares registered in the names of such Members, any remaining assets of the Company available for distribution to its Members. The liquidator may with the sanction of a Special Resolution distribute, in kind, to the holders of the Ordinary Shares remaining assets of the Company or may, without the need of any such sanction sell, transfer or otherwise dispose of all or any part of such remaining assets to any other person, corporation, trust or entity and receive payment therefor in cash, shares or obligations of such other person, corporation, trust or entity or any combination thereof, and may sell all or any part of the consideration so received, and may distribute the consideration received or any balance or proceeds thereof to holders of the Ordinary Shares. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

                             XXXIV. DEREGISTRATION

     34.1 (a) The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing; and

     (b) In furtherance of a resolution adopted pursuant to (a) above of this
Article 34.1, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

                               XXXV. FISCAL YEAR

     35.1 Each Fiscal Year shall commence on such date as may be specified by the Board of Directors.

                         XXXVI. AMENDMENTS OF ARTICLES

     36.1 Subject to the Statute and as provided in these Articles, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

                                    ANNEX F

                         VGS INC. SHARE INCENTIVE PLAN

                               TABLE OF CONTENTS

                                                              SECTION
                                                              -------
ARTICLE I   PURPOSE AND TERM
  Purpose...................................................    1.1
  Term of Plan..............................................    1.2

ARTICLE II
  Affiliate.................................................    2.1
  Award.....................................................    2.2
  Award Agreement...........................................    2.3
  Board.....................................................    2.4
  Change in Control.........................................    2.5
  Code......................................................    2.6
  Committee.................................................    2.7
  Company...................................................    2.8
  Deferred Share Unit.......................................    2.9
  Deferred Share Unit Agreement.............................   2.10
  Deferred Share Unit Award.................................   2.11
  Disability................................................   2.12
  Exchange Act..............................................   2.13
  Fair Market Value.........................................   2.14
  Holder....................................................   2.15
  Key Employee..............................................   2.16
  Mature Shares.............................................   2.17
  Non-Employee Director.....................................   2.18
  Option....................................................   2.19
  Option Agreement..........................................   2.20
  Performance Goal..........................................   2.21
  Performance Shares........................................   2.22
  Performance Share Agreement...............................   2.23
  Performance Share Award...................................   2.24
  Plan......................................................   2.25
  Restricted Shares.........................................   2.26
  Restricted Share Agreement................................   2.27
  Restricted Share Award....................................   2.28
  Retirement................................................   2.29
  Shares....................................................   2.30
  Share Appreciation Right..................................   2.31
  Share Appreciation Right Agreement........................   2.32

ARTICLE III

                                                              SECTION
                                                              -------

ARTICLE IV
  Authority to Grant Awards.................................    4.1
  Dedicated Shares; Maximum Awards..........................    4.2
  Non-Transferability.......................................    4.3
  Requirements of Law.......................................    4.4
  Changes in the Company's Capital Structure................    4.5
  Election Under Section 83(b) of the Code..................    4.6

ARTICLE V
  Type of Option............................................    5.1
  Exercise Price............................................    5.2
  Duration of Options.......................................    5.3
  Amount Exercisable........................................    5.4
  Exercise of Options.......................................    5.5
  Substitution Options......................................    5.6
  Share Appreciation Rights.................................    5.7
  No Rights as Shareholder..................................    5.8

ARTICLE VI
  Restricted Share Awards...................................    6.1
  Holder's Rights as Shareholder............................    6.2

ARTICLE VII   PERFORMANCE SHARE AWARDS
  Performance Share Awards..................................    7.1
  Holder's Rights as Shareholder............................    7.2
  Increases Prohibited......................................    7.3

ARTICLE VIII
  Deferred Share Unit Awards................................    8.1
  Payments Under Deferred Share Unit Awards.................    8.2
  Holder's Rights as Shareholder............................    8.3

ARTICLE IX   SUBSTITUTION AWARDS

ARTICLE X   ADMINISTRATION

ARTICLE XI

ARTICLE XII
  No Establishment of a Trust Fund..........................   12.1
  No Employment or Affiliation Obligation...................   12.2
  Forfeiture................................................   12.3
  Tax Withholding...........................................   12.4
  Written Agreement.........................................   12.5
  Indemnification of the Committee..........................   12.6
  Gender....................................................   12.7
  Headings..................................................   12.8
  Other Compensation Plans..................................   12.9
  Other Awards..............................................  12.10
  Persons Residing Outside of the United States.............  12.11
  Governing Law.............................................  12.12

                                   ARTICLE I

                                PURPOSE AND TERM

     1.1 Purpose. The Plan is intended to advance the best interests of the Company and its shareholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or any of its Affiliates.

     1.2 Term of Plan. The Plan shall remain in effect indefinitely until all Awards under the Plan have been satisfied or expired.

                                   ARTICLE II

                                  DEFINITIONS

     The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

     2.1 "Affiliate" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns shares possessing 50 percent or more of the total combined voting power of all classes of shares in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50 percent or more of the total combined voting power of all classes of shares in one of the other corporations in the chain.

     2.2 "Award" means any Option, Share Appreciation Right, Deferred Share Unit Award, Restricted Share Award or Performance Share Award granted under the Plan.

     2.3 "Award Agreement" means a written agreement evidencing an Award granted under the Plan.

     2.4  "Board" means the board of directors of the Company.

     2.5 "Change in Control" means the occurrence of any of the following events:

          (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the total voting power of all of the Company's then outstanding securities entitled to vote generally in the election of directors to the Board; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or its Affiliates, (ii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or its Affiliates, or
     (iii) any acquisition consummated with the prior approval of the Board; or

          (b) During the period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board, and any new directors whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office, who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

          (c) The Company becomes a party to a consummated merger, plan of reorganization, consolidation or share exchange in which either (i) the Company is not the surviving corporation or

     (ii) the Company is the surviving corporation and any outstanding Shares are converted into shares of any other company (other than a re-incorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities, cash or other property (excluding payments made solely for fractional shares); or

          (d) The consummation of a merger, plan of reorganization, consolidation or share exchange with any other corporation, and immediately following such merger, plan of reorganization, consolidation or share exchange the holders of the voting securities of the Company outstanding immediately prior thereto hold securities representing fifty percent (50%) or less of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, plan of reorganization, consolidation or share exchange; provided, however, that notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if one-half ( 1/2) or more of the members of the Board or the board of directors of such surviving entity immediately after such merger, plan of reorganization, consolidation or share exchange is comprised of persons who served as directors of the Company immediately prior to such merger, plan of reorganization, consolidation or share exchange or who are otherwise designees of the Company; or

          (e) Upon approval by the Company's shareholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to an Affiliate; or

          (f) Any other event that a majority of the Board, in its sole discretion, shall determine constitutes a Change in Control.

     Notwithstanding the occurrence of any of the foregoing events of this
Section 2.4 which would otherwise result in a Change in Control, the Board may determine in its complete discretion, if it deems to be in the best interest of the Company, that an event or events otherwise constituting a Change in Control shall not be considered a Change in Control. Such determination shall be effective only if it is made by the Board prior to the occurrence of an event that otherwise would be a Change in Control, or after such event if made by the board of directors, a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be a Change in Control.

     2.6 "Code" means the United States Internal Revenue Code of 1986, as amended.

     2.7 "Committee" means a committee of at least two persons, who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board, or, to the extent it chooses to operate as the Committee, the Compensation Committee of the Board. Notwithstanding the foregoing, until the Shares are listed on a national securities exchange,"Committee" means a committee of at least two persons who are members of the Compensation Committee of the Board of Directors of Veritas DGC Inc., a Delaware corporation, and are appointed by such Compensation Committee, or, to the extent it chooses to operate as the Committee, such Compensation Committee.

     2.8 "Company" means VGS Inc., a Cayman Islands exempted company, or any successor (by reincorporation, merger or otherwise).

     2.9 "Deferred Share Unit" means a unit credited to a Holder's ledger account maintained by the Company pursuant to Article VIII.

     2.10 "Deferred Share Unit Agreement" means a written agreement entered into between the Company and the Holder setting forth the terms and conditions pursuant to which a Deferred Share Unit Award is granted.

     2.11  "Deferred Share Unit Award" means an Award granted pursuant to
Article VIII.

     2.12 "Disability" means as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Holder that would entitle him to payment of disability income payments under the Company's long-term disability insurance policy or plan for employees as then in effect; or in the event that the Holder is not covered, for whatever reason (including, without limitation, because the Holder is a Non-Employee Director), under the Company's long-term disability insurance policy or plan for employees or in the event the Company does not maintain such a long-term disability insurance policy, "Disability" means a permanent and total disability as defined in section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

     2.13 "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     2.14 "Fair Market Value" of one Share means the last reported sale price for the Share on the principal exchange on which the Share is traded on the business day immediately preceding the date for which the Fair Market Value is being determined (or, if the Share was not traded on such immediately preceding date, on the immediately preceding date on which the Share was so traded).

     2.15 "Holder" means a person who has been granted an Award or any person who is entitled to receive Shares (and/or cash in the case of a Share Appreciation Right) under an Award.

     2.16 "Key Employee" means an employee (including an officer as such term is defined in Rule 16a-1 under the Exchange Act) of Caymanco or any of its subsidiaries recognized by the Committee to be key to the success of Caymanco.

     2.17 "Mature Shares" means Shares that the Holder has held for at least six months.

     2.18 "Non-Employee Director" means an individual, who is not an employee of the Company, elected by the shareholders of the Company, or in the case of a vacancy or newly created position, by the other directors, to serve on the Board who performs the functions of a director set forth in the Company's charter documents and bylaws.

     2.19 "Option" means a nonqualified option granted under the Plan to purchase Shares which does not satisfy the requirements of section 422 of the Code.

     2.20 "Option Agreement" means a written contract setting forth the terms and conditions of an Option.

     2.21 "Performance Goal" means a standard established by the Committee to determine in whole or in part whether a Performance Share Award shall be earned.

     2.22 "Performance Shares" means Shares issued or granted under the Plan pursuant to a Performance Share Agreement.

     2.23 "Performance Share Agreement" means the written agreement entered into between the Company and the Holder setting forth the terms and conditions pursuant to which a Performance Share Award is granted.

     2.24 "Performance Share Award" means an authorization by the Committee to issue or transfer Performance Shares to a Holder.

     2.25 "Plan" means the VGS Inc. Share Incentive Plan, as set forth in this document and as it may be amended from time to time.

     2.26 "Restricted Shares" means Shares issued or granted under the Plan pursuant to a Restricted Share Agreement.

     2.27 "Restricted Share Agreement" means the written agreement entered into between the Company and the Holder setting forth the terms and conditions pursuant to which a Restricted Share Award is granted.

     2.28 "Restricted Share Award" means an authorization by the Committee to issue or transfer Restricted Shares to a Holder.

     2.29 "Retirement" means (a) in the case of a Key Employee, the occurrence of the Key Employee's voluntary termination of employment with the Company and all Affiliates after (1) he has attained the age of 62 and completed ten years of employment with the Company and/or any Affiliate, including any predecessor thereto, or (2) he has attained such other retirement age as may be specified in the Key Employee's Award Agreement.

     2.30 "Shares" means the ordinary shares, par value $0.01 per share, of the Company, or, in the event that the outstanding ordinary shares are later changed into or exchanged for a different class of shares or securities of the Company or another corporation, that other share or security. Shares, when issued, may be represented by a certificate or by book or electronic entry.

     2.31 "Share Appreciation Right" means any right granted under Section 5.7 of the Plan.

     2.32 "Share Appreciation Right Agreement" means a written agreement entered into between the Company and the Holder setting forth the terms and conditions pursuant to which a Share Appreciation Right is granted.

                                  ARTICLE III

                                  ELIGIBILITY

     The individuals who shall be eligible to receive Awards shall be those Key Employees, consultants, advisors and Non-Employee Directors, who have substantial responsibility for the management and growth of the Company or any of its Affiliates as the Committee shall determine from time to time.

                                   ARTICLE IV

                     GENERAL PROVISIONS RELATING TO AWARDS

     4.1 Authority to Grant Awards. The Committee may grant Awards to those Key Employees of the Company or any of its Affiliates and other eligible persons as it shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of Shares to be covered by any Award to be granted to any person shall be as determined by the Committee.

     4.2  Dedicated Shares; Maximum Awards.  The aggregate number of Shares with
respect to which Awards may be granted under the Plan is           . Such Shares
may be treasury shares or authorized but unissued shares. The maximum number of Shares with respect to which Options may be granted under the Plan is
Shares. The maximum number of Shares with respect to which Restricted Shares may
be granted under the Plan is           Shares. The maximum number of Shares with
respect to which Performance Shares may be granted under the Plan is
Shares. The maximum number of Shares with respect to which Deferred Share Unit
Awards may be granted under the Plan is           . The maximum number of Shares
with respect to which Options may be granted to any person under the Plan during
any calendar year is           . The maximum number of Shares with respect to
which Share Appreciation Rights may be granted to any person under the Plan
during any calendar year is           . The maximum number of Shares with
respect to which Deferred Share Units may be granted to any person under the
Plan during any calendar year is           . The maximum number of Shares with
respect to which Performance Shares may be granted to any person during a
calendar years is           Shares. The maximum number of Shares that may be
granted pursuant to any given award of Performance Shares is           . If a
Holder's Option is cancelled, the cancelled Option continues to be counted against the maximum number of Shares for which Options may be granted to the Holder under the Plan. The number of Shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. The number of Shares stated in this Section 4.2 shall also be increased by such number of Shares as become subject to substitute Awards granted pursuant to
Article VIII; provided, however, that such increase shall be conditioned upon the approval of the shareholders of the Company to the extent shareholder approval is required under the rules of the New York Stock Exchange. If any outstanding Award expires or terminates for any reason, is settled in cash in lieu of Shares or any Award is surrendered, the Shares allocable to the unexercised portion of that Award may again be subject to an Award granted under the Plan. If the exercise price of an Option is paid in Shares or Shares are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such Shares will not count against the aggregate number of Shares with respect to which Awards may be granted under the Plan.

     4.3 Non-Transferability. Except as specified in the applicable Award Agreements or in domestic relations court orders, Awards shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder's lifetime, only by him or her. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award.

     4.4 Requirements of Law. The Company shall not be required to sell or issue any Shares under any Award if issuing those Shares would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any Shares unless the Committee has received evidence satisfactory to it to the effect that the Holder of that Award will not transfer the Shares except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Shares covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Shares issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the Shares any legend that counsel for the Company considers necessary or advisable to comply with applicable law or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or Share Appreciation Right or vesting under an Award, or the issuance of Shares pursuant thereto, to comply with any law or regulation of any governmental authority.

     4.5  Changes in the Company's Capital Structure.

     (a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Shares or Share rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

     (b) If the Company shall effect a subdivision or consolidation of Shares or other capital readjustment, the payment of a Share dividend, or other increase or reduction of the number of Shares outstanding, without receiving compensation for money, services or property, then (i) the number, class or series and per Share price of Shares subject to outstanding Options or Share Appreciation Rights under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Option or Share Appreciation Right, for the same aggregate cash consideration, the equivalent total number and class or series of Shares the Holder would have received had the Holder exercised his or her Option or Share Appreciation Right in full immediately prior to the event requiring the adjustment, and (ii) the number and class or series of Shares then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Shares then reserved, that number and class or series of Shares that would have been received by the owner of an equal number of outstanding Shares of each class or series of Shares as the result of the event requiring the adjustment.

     (c) If while unexercised Options or Share Appreciation Rights remain outstanding under the Plan (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (iii) the Company is to be dissolved or (iv) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury Regulations) that is not described in clauses (i), (ii) or (iii) of this sentence (each such event is referred to herein as a "Corporate Change"), then, except as otherwise provided in an Option Agreement or Share Appreciation Right Agreement (provided that such exceptions shall not apply in the case of a reincorporation merger), or in Section 4.5(d), or as a result of the Committee's effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Option or Share Appreciation Right then outstanding may be exercised, and no later than ten days after the approval by the shareholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Options or Share Appreciation Rights held by any individual Holder (provided that, with respect to a reincorporation merger in which holders of the Company's ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Option, Share Appreciation Right and Restricted Share shall automatically convert into an Option, Share Appreciation Right or Restricted Share of the successor corporation exercisable, in the case of an Option or Share Appreciation Right, for the same number of ordinary shares of the successor as the Option or Share Appreciation Right was exercisable for ordinary shares of the Company):

          (1) accelerate the time at which some or all of the Options or Share Appreciation Rights then outstanding may be exercised so that such Options or Share Appreciation Rights may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Options or Share Appreciation Rights that remain unexercised and all rights of Holders thereunder shall terminate;

          (2) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Options or Share Appreciation Rights held by such Holders (irrespective of whether such Options or Share Appreciation Rights are then exercisable under the provisions of the Plan or the Option Agreements or Share Appreciation Right Agreements evidencing such Options or Share Appreciation Rights) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and Share Appreciation Rights and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to shareholders of the Company in connection with such Corporate Change over the exercise prices under such Options or Share Appreciation Rights for such shares;

          (3) with respect to all or selected Holders, have some or all of their then outstanding Options or Share Appreciation Rights (whether vested or unvested) assumed or have a new Option or Share Appreciation Right substituted for some or all of their then outstanding Options or Share Appreciation Rights (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Shares subject to the Option or Share Appreciation Right immediately after the assumption or substitution over the aggregate exercise price of such Shares is equal to the excess of the aggregate fair market value of all Shares subject to the Option or Share Appreciation Right immediately before such assumption or substitution over the aggregate exercise price of such Shares, and (B) the assumed rights under such existing Option or Share Appreciation Right or the substituted rights under such new Option or Share Appreciation Right as the case may be will have the same terms and conditions as the rights under the existing Option or Share Appreciation Right assumed or substituted for, as the case may be;

          (4) provide that the number and class or series of Shares covered by an Option or Share Appreciation Right (whether vested or unvested) theretofore granted shall be adjusted so that such Option or Share Appreciation Right when exercised shall thereafter cover the number and class or series of Shares or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of Shares then covered by such Option or Share Appreciation Right; or

          (5) make such adjustments to Options and Share Appreciation Rights then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary).

     In effecting one or more of alternatives (3), (4) or (5) above, and except as otherwise may be provided in an Option Agreement or Share Appreciation Right Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Options or Share Appreciation Rights then outstanding may be exercised.

     (d) In the event of the occurrence of a Change in Control, an outstanding Option or Share Appreciation Right shall be fully exercisable immediately upon the occurrence of the Change in Control unless otherwise expressly provided in the Holder's Option Agreement or Share Appreciation Right Agreement; provided, however, that nothing in this paragraph (d) of Section 4.5 shall preclude the Committee from effecting any of alternatives (2), (3), (4) or (5) of paragraph
(c) of Section 4.5. The provisions of this paragraph (d) of Section 4.5 may not be deleted or amended to adversely affect an Option or Share Appreciation Right granted under the Plan without the prior written consent of the Holder of the Option or Share Appreciation Right, unless the Holder's Option Agreement or Share Appreciation Right Agreement expressly provides otherwise.

     (e) In the event of the occurrence of a Change in Control, a Holder of an outstanding Restricted Share Award, Deferred Share Unit Award or Performance Share Award shall have a fully nonforfeitable and transferable interest in his Restricted Share Award, Deferred Share Unit Award, or Performance Share Award immediately upon the occurrence of the Change in Control unless otherwise expressly provided in the Holder's Restricted Share Award, Deferred Share Unit Award or Performance Share Award. The provisions of this paragraph (e) of
Section 4.5 may not be deleted or amended to adversely affect a Restricted Share Award, Deferred Share Unit Award or Performance Share Award granted under the Plan without the prior written consent of the Holder of the Award, unless the Holder's Restricted Share Award Agreement, Deferred Share Unit Award Agreement or Performance Share Agreement expressly provides otherwise.

     (f) In the event of changes in the outstanding Shares by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Option or Share Appreciation Right and not otherwise provided for by this Section 4.5, any outstanding Options and Share Appreciation Rights and any agreements evidencing such Options and Share Appreciation Rights shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Shares or other consideration subject to such Options and Share Appreciation Rights. In the event of any such change in the outstanding Shares, the aggregate number of Shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

     (g) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his Restricted Shares appropriately adjusted based on the manner in which the Shares were adjusted under the terms of the agreement of merger or consolidation.

     (h) The issuance by the Company of Shares of any class or series, or securities convertible into, or exchangeable for, Shares of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of Shares or obligations of the Company convertible into, or exchangeable for, Shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of Shares then subject to outstanding Options, Share Appreciation Rights, Deferred Share Unit Awards, Restricted Share Awards, or Performance Share Awards.

     4.6 Election Under Section 83(b) of the Code. No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him or her under the Plan.

                                   ARTICLE V

                     OPTIONS AND SHARE APPRECIATION RIGHTS

     5.1 Type of Option. All Options granted under the Plan shall be nonqualified options which do not satisfy the requirements of section 422 of the Code.

     5.2 Exercise Price. The price at which Shares may be purchased under an Option shall not be less than 100 percent of the Fair Market Value of the Shares on the date the Option is granted.

     5.3 Duration of Options. An Option shall not be exercisable after the earlier of (i) the general term of the Option specified in Section 5.3(a), or
(ii) the period of time specified herein that follows the Holder's Retirement, Disability, death or other severance of the employment or affiliation relationship between the Holder and the Company and all Affiliates. Unless the Holder's Option Agreement specifies otherwise, an Option shall not continue to vest after the severance of the employment or affiliation relationship between the Company and all Affiliates for any reason other than the death or Disability of the Holder.

          (a) General Term of Option. Unless the Option Agreement specifies a shorter general term, an Option shall expire on the tenth anniversary of the date the Option is granted.

          (b) Early Termination of Option Due to Severance of Employment or Affiliation Relationship (Other Than for Death, Disability or
     Retirement). Except as may be otherwise expressly provided in an Option Agreement, and subject to Section 12.3, an Option that has been granted to a person other than a Non-Employee Director shall terminate on the earlier of (1) the date of the expiration of the general term of the Option or (2) the date that is 90 days after the termination of employment or affiliation relationship between the Holder and the Company and all Affiliates for any reason other than the death, Disability or Retirement of the Holder, during which period the Holder shall be entitled to exercise the Option in respect of the number of Shares that the Holder would have been entitled to purchase had the Holder exercised the Option on the date of such termination of employment or affiliation. An authorized leave of absence, absence on military or government service, or any other absence from service shall not constitute a termination of the employment or affiliation relationship between the Holder and the Company and all Affiliates unless and until the Holder or the Company, or an Affiliate, as applicable, affirmatively terminates the employment relationship between the Holder and the Company and all Affiliates.

          Except as may be otherwise expressly provided in an Option Agreement, and subject to Section 12.3, an Option that has been granted to a Non-Employee Director shall terminate on the earlier of (1) the date of the expiration of the general term of the Option or (2) the date that is three years after the Non-Employee Director is no longer a director of the Company for any reason.

          (c) Early Termination of Option Due to Death. Unless the Option Agreement specifies otherwise, and subject to Section 12.3, in the event of the severance of the employment relationship between the Holder and the Company and all Affiliates due to death before the date of expiration of the general term of the Option, the Holder's Option shall terminate on the earlier of the date of expiration of the general term of the Option or the first anniversary of the date of the Holder's death.

          (d) Early Termination of Option Due to Disability. Unless the Option Agreement specifies otherwise, and subject to Section 12.3, in the event of the severance of the employment relationship between the Holder and the Company and all Affiliates due to Disability before the date of the expiration of the general term of the Option, the Holder's Option shall terminate on the earlier of the expiration of the general term of the Option or the first anniversary of the date of the termination of the employment relationship between the Holder and the Company and all Affiliates due to Disability.

          (e) Early Termination of Option Due to Retirement. Unless the Option Agreement specifies otherwise, and subject to Section 12.3, in the event of the severance of the employment relationship between the Holder and the Company and all Affiliates by reason of Retirement before the expiration of the general term of the Option, the Holder's Option shall terminate on the earlier of the expiration of the general term of the Option or three years after the date of the termination of the employment relationship between the Holder and the Company and all Affiliates due to Retirement.

     After the death of the Holder, the Holder's executors, administrators or any person or persons to whom the Holder's Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of the Option to exercise the Option, in respect to the number of all of the remaining unexercised and unexpired Shares subject to the Option.

     5.4 Amount Exercisable. Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Option Agreement in its sole discretion. If a Holder incurs a severance of the employment or affiliation relationship with the Company and all Affiliates due to death or Disability, the Holder's Option will be immediately exercisable in full on the date of the severance of the employment or affiliation relationship.

     5.5 Exercise of Options. Subject to the provisions contained in the Plan and in a Holder's Option Agreement, Options may be exercised in whole or in part from time to time by request to the Company. Except in the case of exercise by a third party broker as provided below, payment of the exercise price and any applicable tax withholding amounts must be made at the time of exercise by any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the exercise price under the Option,
(b) Mature Shares with a Fair Market Value on the date of exercise equal to the exercise price under the Option, (c) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company) or (d) except as specified below, any other form of payment which is acceptable to the Committee. If Mature Shares are used for payment by the Holder, the aggregate Fair Market Value of the Shares tendered must be equal to or less than the aggregate exercise price of the Shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft or postal or express money order payable to the order of the Company.

     The Committee may permit a Holder to elect to pay the exercise price by authorizing a third-party broker to sell all or a portion of the Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any applicable tax withholding resulting from such exercise.

     The Committee shall not permit a Holder to pay such Holder's exercise price upon the exercise of an Option by having the Company reduce the number of Shares that will be delivered pursuant to the exercise of the Option. In addition, the Committee shall not permit a Holder to pay such Holder's exercise price upon the exercise of an Option by using Shares other than Mature Shares.

     An Option may not be exercised for a fraction of a Share.

     5.6 Substitution Options. Options may be granted under the Plan from time to time in substitution for options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of shares of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in the Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

     5.7 Share Appreciation Rights. The Committee may grant Share Appreciation Rights under the Plan. Each Share Appreciation Right shall be evidenced by a Share Appreciation Right Agreement which shall specify the term of the Share Appreciation Right as well as vesting and termination provisions. Subject to the terms of the Plan, a Share Appreciation Right granted under the Plan shall confer on the Holder a right to receive, upon exercise thereof, a cash amount equal to the excess of (a) the Fair Market Value of one Share on the date of exercise over the (b) the grant price of the right, which shall not be less than the Fair Market Value of one Share on the date of grant of the Share Appreciation Right and in no event less than par value of one Share. The Committee may impose such conditions or restrictions on the exercise of any Share Appreciation Right as it may deem appropriate.

     5.8 No Rights as Shareholder. A Holder of an Option or Share Appreciation Right, as such, shall have no rights as a shareholder.

                                   ARTICLE VI

                            RESTRICTED SHARE AWARDS

     6.1 Restricted Share Awards. The Committee may make Awards of Restricted Shares to eligible persons selected by it. The amount of, the vesting and the transferability restrictions applicable to any Restricted Share Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder's rights with respect to Restricted Shares, the Committee may issue such instructions to the Company's share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for Shares issued pursuant to a Restricted Share Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law.

     Each Restricted Share Award shall be evidenced by a Restricted Share Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

     6.2 Holder's Rights as Shareholder. Subject to the terms and conditions of the Plan, each Holder of Restricted Shares shall have all the rights of a shareholder with respect to the Shares included in the Award during any period in which such Shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such Shares, if unrestricted Shares of the same class have the right to vote. Dividends paid with respect to Restricted Shares in cash or property other than Shares or rights to acquire Shares shall be paid to the Holder currently. Dividends paid in Shares or rights to acquire Shares shall be added to and become a part of the Restricted Shares.

                                  ARTICLE VII

                            PERFORMANCE SHARE AWARDS

     7.1 Performance Share Awards. The Committee may make Awards of Performance Shares to eligible persons selected by it. The amount of, the vesting and the transferability restrictions applicable to any Performance Share Award shall be based upon the attainment of such Performance Goals as the Committee may determine. A Performance Goal for a particular Performance Share Award must be established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates or (y) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain. A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Key Employee, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: earnings per share, earnings per share growth, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth and total market value. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Share Awards, it is intended that the Plan will conform with the standards of Section 162(m) of the Code and Treasury Regulations sec. 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Share Awards made pursuant to the Plan shall be determined by the Committee. If the Committee imposes vesting or transferability restrictions on a Holder's rights with respect to Performance Shares, the Committee may issue such instructions to the Company's share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for Shares issued pursuant to a Performance Share Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law.

     Each Performance Share Award shall be evidenced by a Performance Share Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

     7.2 Holder's Rights as Shareholder. Subject to the terms and conditions of the Plan, each Holder of Performance Shares shall have all the rights of a shareholder with respect to the Shares included in the Award during any period in which such Shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such Shares, if unrestricted Shares of the same class have the right to vote. Dividends paid with respect to Performance Shares in cash or property other than Shares or rights to acquire Shares shall be paid to the Holder currently. Dividends paid in Shares or rights to acquire Shares shall be added to and become a part of the Performance Shares.

     7.3 Increases Prohibited. None of the Committee nor, the Board of the Company may increase the amount of compensation payable under a Performance Share Award. If the time at which a Performance Share Award will vest is accelerated for any reason, the number of Shares subject to the Performance Share Award shall be reduced pursuant to Department of Treasury Regulation section 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

                                  ARTICLE VIII

                           DEFERRED SHARE UNIT AWARDS

     8.1 Deferred Share Unit Awards. The Committee may make Awards of Deferred Share Units to eligible persons selected by it. The amount of, the vesting and the transferability restrictions applicable to any Deferred Share Unit Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of Deferred Share Units credited under the Plan for the benefit of a Holder.

     Each Deferred Share Unit Award shall be evidenced by a Deferred Share Unit Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify. Deferred Share Unit Awards shall be similar to Restricted Shares except that no Shares are actually transferred to the Holder until a later date specified in the Holder's Deferred Share Unit Award Agreement. Each Deferred Share Unit shall have a value equal to the Fair Market Value of a Share.

     8.2 Payments Under Deferred Share Unit Awards. Payments pursuant to a Deferred Share Unit Awards shall be made at such time as the Committee specifies in the Holder's Award Agreement. Payment under a Deferred Share Unit Award shall be made in Shares that have an aggregate Fair Market Value equal to the value of the Deferred Share Units.

     At the discretion of the Committee, Holders of Deferred Share Unit Awards may be entitled to be credited with dividend units with respect to dividends declared with respect to Shares. Any such dividends may be subject to the same vesting and payout restrictions as apply to the Holder's original Deferred Share Unit Awards.

     8.3 Holder's Rights as Shareholder. Subject to the terms and conditions of the Plan, each Holder of Deferred Share Units shall have no rights of a shareholder with respect to the Holder's Deferred Share Units.

                                   ARTICLE IX

                              SUBSTITUTION AWARDS

     Awards may be granted under the Plan from time to time in substitution for options and stock awards held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of shares of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Awards granted may vary from the terms and conditions set out in the Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the options and stock awards in substitution for which they are granted.

                                   ARTICLE X

                                 ADMINISTRATION

     The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan and Awards shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

          (a) determine the persons to whom and the time or times at which Awards will be made;

          (b) determine the number and exercise price of Shares covered in each Award, subject to the terms of the Plan;

          (c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan;

          (d) accelerate the time at which any outstanding Option or Share Appreciation Right may be exercised or Restricted Share Award or Deferred Share Unit Award will vest;

          (e) subject to Section 7.3, accelerate the time at which any Performance Share Award will vest;

          (f) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and

          (g) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

     The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

                                   ARTICLE XI

                        AMENDMENT OR TERMINATION OF PLAN

     The Committee may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that no amendment that would change the aggregate number of Shares which may be issued under the Plan shall be made without the approval of the Company's shareholders.

                                  ARTICLE XII

                                 MISCELLANEOUS

     12.1 No Establishment of a Trust Fund. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. All Holders shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan.

     12.2 No Employment or Affiliation Obligation. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment or affiliation of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him.

     12.3 Forfeiture. Notwithstanding any other provisions of the Plan, an Option Agreement, Share Appreciation Right Agreement, Restricted Share Agreement, Deferred Share Unit Agreement or Performance Share Agreement if the Committee finds by a majority vote after full consideration of the facts that the Holder, before or after termination of such Holder's employment or affiliation relationship with the Company or an Affiliate for any reason committed or engaged in willful misconduct, gross negligence, a breach of fiduciary duty, fraud, embezzlement, theft, a felony, a crime involving moral turpitude or proven dishonesty in the course of such Holder's employment by or affiliation with the Company or an Affiliate, the Holder shall forfeit all outstanding Awards. The decision of the Committee shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the Holder by the Company or an Affiliate in any manner.

     12.4 Tax Withholding. Except with respect to each Holder who is a Non-Employee Director, the Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state or local tax law to be withheld with respect to the vesting or exercise of an Option or Share Appreciation Right, or lapse of restrictions on Restricted Shares or Performance Shares. In the alternative, the Company may require the Holder of an Award to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within ten days after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of Shares issued to the Holder upon such Holder's exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the Shares held back shall not exceed the Company's or the Affiliate's minimum statutory withholding tax obligations. The Committee may, in its discretion, permit a Holder to satisfy any minimum tax withholding obligations arising upon the vesting of Restricted Shares or Performance Shares by delivering to the Holder of the Restricted Share Award or Performance Share Award a reduced number of Shares in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of Restricted Shares or Performance Shares, the Company shall (i) calculate the amount of the Company's or an Affiliate's minimum statutory tax withholding obligation on the assumption that all such vested Restricted Shares are made available for delivery, (ii) reduce the number of such Shares made available for delivery so that the Fair Market Value of the Shares withheld on the vesting date approximates the minimum amount of tax the Company or an Affiliate is obliged to withhold and (iii) in lieu of the withheld Shares, remit cash to the United States Treasury and other applicable governmental authorities, on behalf of the Holder, in the amount of the minimum withholding tax due. The Company shall withhold only whole Shares to satisfy its minimum withholding obligation. Where the Fair Market Value of the withheld Shares does not equal the Company's minimum withholding tax obligation, the Company shall withhold Shares with a Fair Market Value slightly less than the amount of its minimum withholding obligation and the Holder of the Restricted Share Award, Deferred Share Unit Award or Performance Share Award must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 11.4. The withheld Shares not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and, in either case, the Holder's right, title and interest in such Shares shall terminate. The Company shall have no obligation upon vesting or exercise of any Option, Share Appreciation Right or Deferred Share Unit or lapse of restrictions on Restricted Shares or Performance Shares until the Company or an Affiliate has received payment sufficient to cover all minimum tax withholding amounts due with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

     12.5 Written Agreement. Each Award shall be embodied in a written agreement which shall be subject to the terms and conditions of the Plan and shall be signed by the Holder and by a member of the Committee on behalf of the Committee and the Company or an executive officer of the Company, other than the Holder, on behalf of the Company. The agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of the Plan.

     12.6 Indemnification of the Committee. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member's duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the

Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.

     12.7 Gender. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

     12.8 Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

     12.9 Other Compensation Plans. The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Key Employees.

     12.10 Other Awards. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

     12.11 Persons Residing Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have employees, the Committee, in its sole discretion, shall have the power and authority to:

          (a) determine which Affiliates shall be covered by the Plan;

          (b) determine which persons employed outside the United States are eligible to participate in the Plan;

          (c) amend or vary the terms of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States;

          (d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 12.11 by the Committee shall be attached to the Plan document as Appendices; and

          (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals.

     Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

     12.12 Governing Law. The provisions of the Plan shall be construed, administered and governed under the laws of the State of Texas.

                                    ANNEX G

                     VGS INC. EMPLOYEE SHARE PURCHASE PLAN

                               TABLE OF CONTENTS

                                                              SECTION
                                                              -------
ARTICLE I -- PURPOSE, SHARE COMMITMENT AND INTENT
  Purpose...................................................     1.1
  Share Commitment..........................................     1.2
  Intent....................................................     1.3
  Shareholder Approval......................................     1.4

ARTICLE II  -- DEFINITIONS
  Affiliate.................................................     2.1
  Authorized Leave of Absence...............................     2.2
  Base Pay..................................................     2.3
  Beneficiary...............................................     2.4
  Board.....................................................     2.5
  Code......................................................     2.6
  Committee.................................................     2.7
  Company...................................................     2.8
  Disability................................................     2.9
  Employee..................................................    2.10
  Employer..................................................    2.11
  Exercise Date.............................................    2.12
  Fair Market Value.........................................    2.13
  Five Percent Owner........................................    2.14
  Grant Date................................................    2.15
  Offering Period...........................................    2.16
  Option....................................................    2.17
  Option Price..............................................    2.18
  Participant...............................................    2.19
  Plan......................................................    2.20
  Retirement................................................    2.21
  Shares....................................................    2.22
  Trading Day...............................................    2.23

ARTICLE III  -- ELIGIBILITY
  General Requirements......................................     3.1
  Limitations Upon Participation............................     3.2

ARTICLE IV  -- PARTICIPATION
  Grant of Option...........................................     4.1
  Payroll Deduction.........................................     4.2
  Payroll Deductions Continuing.............................     4.3
  Right to Stop Payroll Deductions..........................     4.4
  Accounting for Funds......................................     4.5
  Employer's Use of Funds...................................     4.6

                                                              SECTION
                                                              -------

ARTICLE V  -- IN SERVICE WITHDRAWAL, TERMINATION OR DEATH
  In Service Withdrawal.....................................     5.1
  Termination of Employment for any Reason Other Than Death,
     Retirement or Disability...............................     5.2
  Termination of Employment due to Retirement, Death or
     Disability.............................................     5.3

ARTICLE VI  -- EXERCISE OF OPTION
  Purchase of Shares........................................     6.1
  Accounting for Shares.....................................     6.2
  Issuance of Shares........................................     6.3

ARTICLE VII  -- ADMINISTRATION
  Powers....................................................     7.1
  Quorum and Majority Action................................     7.2
  Standard of Judicial Review of Committee Actions..........     7.3

ARTICLE VIII  -- ADOPTION OF PLAN BY OTHER EMPLOYERS
  Adoption Procedure........................................     8.1
  No Joint Venture Implied..................................     8.2

ARTICLE IX  -- TERMINATION AND AMENDMENT OF THE PLAN
  Termination...............................................     9.1
  Amendment.................................................     9.2

ARTICLE X  -- MISCELLANEOUS
  Designation of Beneficiary................................    10.1
  Plan Not An Employment Contract...........................    10.2
  All Participants' Rights Are Equal........................    10.3
  Options Are Not Transferable..............................    10.4
  Voting of Shares..........................................    10.5
  No Rights of Shareholder..................................    10.6
  Governmental Regulations..................................    10.7
  Notices...................................................    10.8
  Indemnification of Committee..............................    10.9
  Tax Withholding...........................................   10.10
  Gender and Number.........................................   10.11
  Severability..............................................   10.12
  Persons Based Outside of the United States................   10.13
  Governing Law; Parties to Legal Actions...................   10.14

                                   ARTICLE I

                      PURPOSE, SHARE COMMITMENT AND INTENT

     1.1 Purpose. The purpose of the Plan is to provide Employees of the Company and its Affiliates that adopt the Plan an opportunity to purchase Shares through periodic offerings of options to purchase Shares at a discount and thus develop a stronger incentive to work for the continued success of the Company and its Affiliates.

     1.2  Share Commitment.  The aggregate number of Shares authorized to be
sold pursuant to Options granted under the Plan is           , subject to
adjustment as provided in this Section. In computing the number of Shares available for grant, any Shares relating to Options which are granted, but which subsequently lapse, are cancelled or are otherwise not exercised by the final date for exercise, shall be available for future grants of Options.

     In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, the total number of Shares authorized to be committed to the Plan, the number of Shares subject to each outstanding Option, the Option Price applicable to each Option, and/or the consideration to be received upon exercise of each Option shall be appropriately adjusted by the Committee. In addition, the Committee shall, in its sole discretion, have authority to provide for (a) acceleration of the Exercise Date of outstanding Options or (b) the conversion of outstanding Options into cash or other property to be received in certain of the transactions specified in this paragraph above upon the completion of the transaction.

     1.3 Intent. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under section 423 of the Code. Therefore, the provisions of the Plan are to be construed to govern participation in a manner consistent with the requirements of section 423 of the Code.

     1.4 Shareholder Approval. To be effective, the Plan must be approved by the shareholders of the Company within 12 months after the Plan is adopted. The approval of shareholders must comply with all applicable provisions of the corporate charter, bylaws and applicable laws of the jurisdiction prescribing the method and degree of shareholder approval required for the issuance of corporate stock or options.

                                   ARTICLE II

                                  DEFINITIONS

     The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any word or phrase appears reasonably requires a broader, narrower, or different meaning.

     2.1 "Affiliate" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations (other than the Company) owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     2.2 "Authorized Leave of Absence" means a bona fide leave of absence from service with the Company or an Affiliate if the period of the leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the Company or an Affiliate is guaranteed either by statute or contract.

     2.3 "Base Pay" means regular straight-time earnings or base salary, excluding payments for overtime, shift differentials, incentive compensation, bonuses, and other special payments, fees, allowances or extraordinary compensation.

     2.4 "Beneficiary" means the person who is entitled to receive amounts under the Plan upon the death of a Participant.

     2.5  "Board" means the board of directors of the Company.

     2.6 "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

     2.7 "Committee" a committee of at least two persons, who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board, or, to the extent it chooses to operate as the Committee, the Compensation Committee of the Board.

     2.8 "Company" means VGS Inc., a Cayman Islands exempted company, or any successor (by merger or otherwise).

     2.9  "Disability" means a permanent and total disability as defined in section 22(e)(3) of the Code.

     2.10 "Employee" means any person who is a common-law employee of the Company or any Affiliate.

     2.11 "Employer" means the Company and all Affiliates that have adopted the Plan.

     2.12 "Exercise Date" means the last day of each Offering Period, which is the day that all Options that eligible Employees have elected to exercise are to be exercised.

     2.13 "Fair Market Value" of one Share means the last reported sale price for the Share on the principal exchange on which the Share is traded on the business day for which the Fair Market Value is being determined (or, if the Share was not traded on such date, on the immediately preceding date on which the Share was so traded).

     2.14 "Five Percent Owner" means an owner of five percent or more of the total combined voting power of all classes of stock of the Company or any Affiliate. An individual is considered to own any stock that is owned directly or indirectly by or for his brothers and sisters (whether by whole or half-blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust is considered as owned proportionately by or for its shareholders, partners, or beneficiaries. An individual is considered to own stock that he may purchase under outstanding options. The determination of the percentage of the total combined voting power of all classes of stock of the Company or any Affiliate that is owned by an individual is made by comparing the voting power or value of the shares owned (or treated as owned) by the individual to the aggregate voting power of all shares actually issued and outstanding immediately after the grant of the option to the individual. The aggregate voting power or value of all shares actually issued and outstanding immediately after the grant of the option does not include the voting power or value of treasury shares or shares authorized for issue under outstanding options held by the individual or any other person.

     2.15 "Grant Date" means the first day of each Offering Period, which is the day the Committee grants all eligible Employees an Option under the Plan.

     2.16 "Offering Period" means the period beginning on the Grant Date and ending on the Exercise Date. The Offering Period shall commence on the first day of each calendar quarter and shall end on the last Trading Day on or before the last day of each calendar quarter, unless the Committee specifies another Offering Period (which may not exceed 27 months).

     2.17 "Option" means an option granted under the Plan to purchase Shares at the Option Price on the Exercise Date.

     2.18 "Option Price" means the price to be paid for each Share upon exercise of an Option, which shall be 85 percent of the lesser of (a) the Fair Market Value of a Share on the Grant Date or (b) the Fair Market Value of a Share on the Exercise Date.

     2.19 "Participant" means a person who is eligible to be granted an Option under the Plan and who elects to have payroll deductions withheld under the Plan for the purpose of exercising that Option on the Exercise Date.

     2.20 "Plan" means the VGS Inc. Employee Share Purchase Plan, as set out in this document and as it may be amended from time to time.

     2.21 "Retirement" means the occurrence of the Participant's voluntary termination of employment with the Company and all Affiliates after he has attained the age of 62 and completed ten years of employment with the Company and/or any Affiliate, including any predecessor thereto.

     2.22 "Shares" means the ordinary shares, par value $0.01 per share, of the Company, or, in the event that the outstanding ordinary shares are later changed into or exchanged for a different class of shares or securities of the Company or another corporation, that other share or security. Shares, when issued, may be represented by a certificate or by book or electronic entry.

     2.23 "Trading Day" means a day on which the principal securities exchange on which the Shares are listed is open for trading.

                                  ARTICLE III

                                  ELIGIBILITY

     3.1 General Requirements. Subject to Section 3.2, each Employee of each Employer is eligible to participate in the Plan for a given Offering Period if, prior to the Grant Date, he has completed six months of continuous employment for the Company and/or its Affiliates, he is in the employ of an Employer on the Grant Date and he completes a subscription form authorizing payroll deductions and files it with the Employer's benefit office prior to the Grant Date.

     3.2 Limitations Upon Participation. No Employee shall be granted an Option to the extent that the Option would:

          (a) cause the Employee to be a Five Percent Owner immediately after the grant;

          (b) permit the Employee to purchase Shares under all employee stock purchase plans, as defined in section 423 of the Code, of the Company and all Affiliates at a rate which exceeds $25,000 in Fair Market Value of the Shares (determined at the time the Option is granted) for each calendar year in which the option granted to the Employee is outstanding at any time as provided in sections 423 and 424 of the Code; or

          (c) permit the Employee to purchase Shares in excess of the number of Shares determined under Section 4.1.

In addition, no Option shall be granted to an Employee who resides in a country whose laws make participation in the Plan impractical.

                                   ARTICLE IV

                                 PARTICIPATION

     4.1 Grant of Option. Effective as of the Grant Date of each Offering Period, the Committee shall grant an Option to each Participant which shall be exercisable on the Exercise Date only through funds accumulated by the Employee through payroll deductions made during the Offering Period together with any funds remaining in the Participant's payroll deduction account at the beginning of the Offering Period. The Option shall be for that number of whole and fractional Shares that may be purchased by the amount in the Participant's payroll deduction account on the Exercise Date at the Option Price. If so determined by the Committee and announced to Employees prior to an Offering Period, the Committee may establish a maximum number of Shares that may be purchased by an Employee during the Offering Period.

     4.2 Payroll Deduction. For an Employee to participate during a given Offering Period, he must complete a payroll deduction form and file it with his Employer prior to the beginning of the Offering Period and in accordance with procedures established by the Committee. The payroll deduction form shall permit a Participant to elect to have withheld from his Base Pay a specified portion of his Base Pay during the Offering Period in accordance with procedures established by the Committee. Payroll deductions shall continue through the last pay date prior to the Exercise Date. A Participant may not make additional payments to his Plan account.

     4.3 Payroll Deductions Continuing. A Participant's payroll deduction election shall remain in effect for all ensuing Offering Periods until changed by him by filing an appropriate amended payroll deduction form prior to the commencement of the Offering Period for which it is to be effective in accordance with procedures established by the Committee.

     4.4 Right to Stop Payroll Deductions. A Participant shall have the right to discontinue payroll deductions by filing a subscription cancellation form with the Company. The payroll deduction cancellation shall become effective with the first full payroll period following the Company's receipt of the subscription cancellation agreement in accordance with procedures established by the Committee. With the exception of a complete discontinuance of payroll deductions, a Participant may not change his participation rate during an Offering Period.

     4.5 Accounting for Funds. As of each payroll deduction period, the Employer shall cause to be credited to the Participant's payroll deduction account in a ledger established for that purpose the funds withheld from and attributable to the Employee's cash compensation for that period. No interest shall be credited to the Participant's payroll deduction account at any time. The obligation of the Employer to the Participant for this account shall be a general corporate obligation and shall not be funded through a trust nor secured by any assets which would cause the Participant to be other than a general creditor of the Employer.

     4.6 Employer's Use of Funds. All payroll deductions received or held by an Employer may be used by the Employer for any corporate purpose, and the Employer shall not be obligated to segregate such payroll deductions.

                                   ARTICLE V

                  IN SERVICE WITHDRAWAL, TERMINATION OR DEATH

     5.1 In Service Withdrawal. A Participant may, at any time on or before 15 days prior to the Exercise Date, or such other date as shall be selected by the Committee from time to time, elect to withdraw all of the funds then credited to his Plan account by giving notice in accordance with the rules established by the Committee. The amount elected to be withdrawn by the Participant shall be paid to him as soon as administratively feasible. Any election by a Participant to withdraw his cash balance under the Plan terminates his right to exercise his Option on the Exercise Date and his entitlement to elect any further payroll deductions for the then-current Offering Period. If the Participant wishes to participate in any future Offering Period, he must file a new payroll deduction election within the time frame required by the Committee for participation for that Offering Period.

     5.2 Termination of Employment for any Reason Other Than Death; or Retirement or Disability Which Occurs More Than Three Months Prior to the Exercise Date. If a Participant's employment with the Company and all Affiliates is terminated for any reason other than death prior to the Exercise Date, or if the Participant's employment with the Company and all Affiliates is terminated more than three months prior to the Exercise Date as a result of Retirement of Disability, the Option granted to the Participant for that Offering Period shall lapse. If a Participant is on an Authorized Leave of Absence, for purposes of the

Plan, the Participant's employment with the Company and all Affiliates shall be deemed to be terminated on the later of the 91st day of such leave or the date through which the Participant's employment is guaranteed either by statute or contract. The Participant's funds then credited to his Plan Account shall be returned to him as soon as administratively feasible.

     5.3 Termination of Employment due to Death. If a Participant's employment with the Company and all Affiliates is terminated due to death, the Participant's Beneficiary (or such other person as may be entitled to amounts credited to the Participant's account under Section 10.1) will have the right to elect, either to:

          (a) withdraw all of the funds then credited to his Plan account as of his termination date; or

          (b) exercise the Option for the maximum number of whole and fractional Shares that can be purchased at the Option Price on the last day of the Offering Period (in which the Participant's termination of employment with the Company and all Affiliates occurs).

     The Participant's Beneficiary (or such other person as may be entitled to amounts credited to the Participant's account under Section 10.1) must make such election by giving written notice to the Committee in accordance with procedures established by the Committee. In the event the Beneficiary (or such other person as may be entitled to amounts credited to the Participant's account under
Section 10.1) elects to withdraw the funds, any accumulated funds credited to the Participant's Plan account as of the date of his termination of employment with the Company and all Affiliates will be delivered as soon as administratively practicable thereafter.

     5.4 Termination of Employment Due to Retirement or Disability Within Three Months Prior to the Exercise Date. If a Participant's employment with the Company and all Affiliates is terminated, within three months prior to the Exercise Date, due to Retirement or Disability, the Participant (or the Participant's personal representative or legal guardian in the event of Disability) will have the right to elect either to:

          (a) withdraw all of the funds then credited to his Plan account as of his termination date; or

          (b) exercise the Option for the maximum number of whole and fractional Shares that can be purchased at the Option Price on the last day of the Offering Period (in which the Participant's termination of employment with the Company and all Affiliates occurs).

     The Participant (or, if applicable, such other person designated in the first paragraph of this Section 5.4) must make such election by giving written notice to the Committee in accordance with procedures established by the Committee. Any accumulated funds credited to the Participant's Plan account as of the date of his termination of employment with the Company and all Affiliates will be delivered to or on behalf of the Participant as soon as administratively practicable thereafter.

     5.5 Authorized Leave of Absence. If a Participant begins an Authorized Leave of Absence during an Offering Period, then he shall have the right to elect either of the options described in Section 5.3 (substituting references to termination date with references to the date his leave of absence begins). However, if the individual is deemed to have incurred a termination of employment under Section 5.2, at that time the provisions of Section 5.2 rather than this Section 5.5 shall apply to the individual.

                                   ARTICLE VI

                               EXERCISE OF OPTION

     6.1 Purchase of Shares. Subject to Section 3.2, on the Exercise Date of each Offering Period, each Participant's payroll deduction account shall be used to purchase the maximum number of whole and fractional Shares that can be purchased at the Option Price for that Offering Period. Any funds remaining in a Participant's payroll deduction account after the exercise of his Option for the Offering Period shall remain in the Participant's account to be used in the ensuing Offering Period, together with new payroll deductions, if any, for that Offering Period to exercise the next succeeding Option which is to be exercised. If in any Offering Period the total number of Shares to be purchased by all Participants exceeds the number of Shares committed to the Plan, then each Participant shall be entitled to purchase only his pro rata portion of the Shares remaining available under the Plan based on the balances in each Participant's payroll deduction account as of the Exercise Date. After the purchase of all Shares available on the Exercise Date, all Options granted for the Offering Period to the extent not used are terminated because no Option shall remain exercisable after one calendar quarter from the date of Grant.

     6.2 Accounting for Shares. After the Exercise Date of each Offering Period, a report shall be given to each Participant stating the amount of his payroll deduction account, the number of Shares purchased and the Option Price.

     6.3 Issuance of Shares. As soon as administratively feasible after the end of the Offering Period, the Committee shall advise the appropriate officer of the Company that the terms of the Plan have been complied with and that it is appropriate for the officer to cause to be issued the Shares upon which Options have been exercised under the Plan. The Committee may determine in its discretion the manner of delivery of the Shares purchased under the Plan, which may be by electronic account entry into new or existing accounts, delivery of Shares certificates or any other means as the Committee, in its discretion, deems appropriate. The Committee may, in its discretion, hold the Shares certificate for any Shares or cause it to be legended in order to comply with the securities laws of the applicable jurisdiction, or should the Shares be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the Shares as the Committee considers necessary or advisable to comply with applicable law.

                                  ARTICLE VII

                                 ADMINISTRATION

     7.1 Powers. The Committee has the exclusive responsibility for the general administration of the Plan, and has all powers necessary to accomplish that purpose, including but not limited to the following rights, powers, and authorities:

          (a) to make rules for administering the Plan so long as they are not inconsistent with the terms of the Plan;

          (b) to construe all provisions of the Plan;

          (c) to correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan;

          (d) to select, employ, and compensate at any time any consultants, accountants, attorneys, and other agents the Committee believes necessary or advisable for the proper administration of the Plan;

          (e) to determine all questions relating to eligibility, Fair Market Value, Option Price and all other matters relating to benefits or Participants' entitlement to benefits;

          (f) to determine all controversies relating to the administration of the Plan, including but not limited to any differences of opinion arising between an Employer and a Participant, and any questions it believes advisable for the proper administration of the Plan; and

          (g) to delegate any clerical or recordation duties of the Committee as the Committee believes is advisable to properly administer the Plan.

     7.2 Quorum and Majority Action. A majority of the Committee constitutes a quorum for the transaction of business. The vote of a majority of the members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may decide any question by a vote, taken without a meeting, of a majority of its members via telephone, computer, fax or any other media of communication.

     7.3 Standard of Judicial Review of Committee Actions. The Committee has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan. Notwithstanding anything to the contrary, any action taken, or ruling or decision made by the Committee in the exercise of any of its powers and authorities under the Plan shall be final and conclusive as to all parties other than the Company, including without limitation all Participants and their beneficiaries, regardless of whether the Committee or one or more of its members may have an actual or potential conflict of interest with respect to the subject matter of the action, ruling, or decision. No final action, ruling, or decision of the Committee shall be subject to de novo review in any judicial proceeding; and no final action, ruling, or decision of the Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.

                                  ARTICLE VIII

                      ADOPTION OF PLAN BY OTHER EMPLOYERS

     8.1 Adoption Procedure. With the approval of the Committee, any Affiliate may adopt the Plan for all or any classification of its Employees by depositing with the Sponsor:

          (a) a duly executed adoption agreement setting forth agreement to be bound as an Employer by all the terms, provisions, conditions and limitations of the Plan except those, if any, specifically set forth in the adoption agreement;

          (b) all other information required by the Sponsor; and

          (c) the written consent of the Sponsor to the adoption of the Plan.

     8.2 No Joint Venture Implied. The document which evidences the adoption of the Plan by an Affiliate shall become a part of the Plan. However, neither the adoption of the Plan by an Affiliate nor any act performed by it in relation to the Plan shall create a joint venture or partnership relation between it and the Company or any other Affiliate.

                                   ARTICLE IX

                     TERMINATION AND AMENDMENT OF THE PLAN

     9.1 Termination. The Company may, by action of the Committee, terminate the Plan at any time and for any reason. The Plan shall automatically terminate upon the purchase by Participants of all Shares committed to the Plan, unless the number of Shares committed to the Plan is increased by the Committee or the Board and approved by the shareholders of the Company. Upon termination of the Plan, as soon as administratively feasible there shall be refunded to each Participant the remaining funds in his payroll deduction account, and there shall be forwarded to the Participants certificates for all Shares held under the Plan for the account of Participants. The termination of the Plan shall not affect the current Options already outstanding under the Plan to the extent there are Shares committed, unless the Participants agree.

     9.2 Amendment. The Committee has the right to modify, alter or amend the Plan at any time and from time to time to any extent that it deems advisable, including, without limiting the generality of the foregoing, any amendment to the Plan deemed necessary to ensure compliance with section 423 of the Code. The Committee may suspend the operation of the Plan for any period as it may deem advisable. However, no amendment or suspension shall operate to reduce any amounts previously allocated to a Participant's payroll deduction account, to reduce a Participant's rights with respect to Shares previously purchased and held on his behalf under the Plan nor to affect the current Option a Participant already has outstanding under the Plan without the Participant's agreement. Any amendment changing the aggregate number of Shares to be committed to the Plan, the class of employees eligible to receive Options under the Plan or the description of the group of corporations eligible to adopt the Plan must have shareholder approval as set forth in Section 1.4.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1  Designation of Beneficiary.

     (a) A Participant may file a written designation of a Beneficiary who is to receive any cash and Shares credited to the Participant's account under the Plan. If a Participant is married and the designated Beneficiary is not the Participant's spouse, written spousal consent shall be required for the designation to be effective.

     (b) A Participant may change his designation of a Beneficiary at any time by written notice. If a Participant dies when he has not validly designated a Beneficiary under the Plan, the Company shall deliver such Shares and cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     10.2 Plan Not An Employment Contract. The adoption and maintenance of the Plan is not a contract between any Employer and its Employees which gives any Employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of any Employer to discharge any Employee at any time or to interfere with the Employee's right to terminate his employment at any time.

     10.3 All Participants' Rights Are Equal. All Participants will have the same rights and privileges under the Plan as required by section 423 of the Code and Department of Treasury Regulation section 1.423-2(f).

     10.4 Options Are Not Transferable. No Option granted a Participant under the Plan is transferable by the Participant otherwise than by will or the laws of descent and distribution, and must be exercisable, during his lifetime, only by him. In the event any Participant attempts to violate the terms of this Section, any Option held by the Participant shall be terminated by the Company and, upon return to the Participant of the remaining funds in his payroll deduction account, all of his rights under the Plan will terminate.

     10.5 Voting of Shares. Shares held under the Plan for the account of each Participant shall be voted by the holder of record of those Shares in accordance with the Participant's instructions.

     10.6 No Rights of Shareholder. No eligible Employee or Participant shall by reason of participation in the Plan have any rights of a shareholder of the Company until he acquires Shares as provided in the Plan.

     10.7 Governmental Regulations. The obligation to sell or deliver the Shares under the Plan is subject to the approval of all governmental authorities required in connection with the authorization, purchase, issuance or sale of the Shares.

     10.8 Notices. All notices and other communication in connection with the Plan shall be in the form specified by the Committee and shall be deemed to have been duly given when sent to the Participant at his last known address or to his designated personal representative or beneficiary, or to the Employer or its designated representative, as the case may be.

     10.9 Indemnification of Committee. In addition to all other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid in settlement (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it is adjudged in the action, suit or proceeding, that the Committee member is liable for gross negligence or willful misconduct in the performance of his duties.

     10.10 Tax Withholding. At the time a Participant's Option is exercised or at the time a Participant disposes of some or all of the Shares purchased under the Plan, the Participant must make adequate provision for the Employer's federal, state or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Shares. At any time, the Employer may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Employer to meet applicable withholding obligations.

     10.11 Gender and Number. If the context requires it, words of one gender when used in the Plan shall include the other genders, and words used in the singular or plural shall include the other.

     10.12 Severability. Each provision of the Plan may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

     10.13 Persons Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees, the Committee, in its sole discretion, shall have the power and authority to:

          (a) determine which Affiliates shall be covered by the Plan;

          (b) determine which persons employed outside the United States are eligible to participate in the Plan;

          (c) modify the terms and conditions of any Option granted to persons who are employed outside the United States to comply with applicable foreign laws;

          (d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 10.13 by the Committee shall be attached to the Plan document as Appendices; and

          (e) take any action, before or after an Option is granted, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals.

     Notwithstanding the above, the Committee may not take any actions hereunder, and no Options shall be granted, that would violate section 423 of the Code, any securities law or governing statute or any other applicable law.

     10.14 Governing Law; Parties to Legal Actions. The provisions of the Plan shall be construed, administered, and governed under the laws of the State of Texas and, to the extent applicable, by the securities, tax, employment and other laws of the United States.

               The U.S. exchange agent for the Exchange Offer is:

                                 CITIBANK, N.A.

           By mail:                 By overnight delivery:             By hand delivery:

            Facsimile transmission (for eligible institutions only):

                ------------------------------------------------

                ------------------------------------------------

            The Norwegian receiving agent for the Exchange Offer is:

                               ABG SUNDAL COLLIER

           By mail:                 By overnight delivery:             By hand delivery:

                The information agent for the Exchange Offer is:

                          MELLON INVESTOR SERVICES LLC

                                    Address:

                                VERITAS DGC INC.
                                10300 TOWN PARK
                              HOUSTON, TEXAS 77072

                                                                          , 2002

Dear Shareholder:

     You are cordially invited to attend a special meeting of the shareholders (the "Special Meeting") of Veritas DGC Inc. ("Veritas") to be held at 9:00 a.m.,
Houston, Texas time, on           , 2002, at the Company's offices, 10300 Town
Park, Houston, Texas 77072.

     At the Special Meeting you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger and Exchange Agreement, dated as of November 26, 2001, as amended on June 21, 2002 (as so amended, the "Merger Agreement"), by and among Petroleum Geo-Services ASA, Veritas, VGS Inc., Neptune Holdco LLC and Neptune Mergerco Inc. and the business combination between Veritas and PGS contemplated by the Merger Agreement. VGS Inc. ("VGS"), Neptune Holdco LLC and Neptune Mergerco Inc. are newly formed wholly owned subsidiaries of Veritas created to facilitate the combination of PGS and Veritas. The Merger Agreement provides that, subject to the conditions stated therein, (i) VGS will make an offer (the "Exchange Offer") to issue ordinary shares, par value $0.01 per share, of VGS ("VGS Shares") in exchange for the issued and outstanding ordinary shares, nominal value NOK 5 per share, of PGS ("PGS Shares") and all issued and outstanding American Depositary Shares representing such PGS Shares ("PGS ADSs") at an exchange ratio of 0.38 VGS Shares for each PGS Share and each PGS ADS; and (ii) promptly following the closing of the Exchange Offer, Neptune Mergerco Inc. will be merged with and into Veritas (the "Merger" and, together with the Exchange Offer, the "Combination"), and (iii) shares of common stock, par value $0.01 per share, of Veritas will be converted into VGS Shares on a one-for-one basis. Certain shares that are exchangeable for shares of Veritas common stock will become exchangeable for VGS Shares, also on a one-for-one basis. Upon closing of the Combination, PGS and Veritas will become subsidiaries of VGS. As a result of the
Combination, an aggregate of approximately           million VGS Shares will be
issued in exchange for PGS Shares and PGS ADSs under the Exchange Offer if it is fully subscribed (representing approximately 55% of the outstanding VGS Shares following the consummation of the Combination) and approximately million VGS Shares will be issued upon the conversion of Veritas common stock pursuant to the Merger (representing approximately 45% of the outstanding VGS Shares after consummation of the Combination). In addition, approximately million additional VGS Shares will be reserved for issuance under outstanding employee benefit awards of PGS and Veritas.

     A summary of the basic terms and conditions of the Combination, summary financial and other information relating to PGS and Veritas and a copy of the Merger Agreement are included in the enclosed proxy statement/prospectus. Please review and consider the enclosed material carefully. In connection with its approval of the amended terms of the Combination on June 21, 2002, the board of directors of Veritas received and took into account the opinion of Evercore Group Inc. ("Evercore"), Veritas' financial advisor, that as of that date and based upon and subject to the matters stated in that opinion, the merger ratio of one Veritas Share for one VGS Share was fair to Veritas' shareholders from a financial point of view in relation to the exchange ratio for the Exchange Offer of 0.38 VGS Shares for each PGS Share and PGS ADS. A copy of the opinion of Evercore dated June 21, 2002, is included in the accompanying proxy statement/prospectus as Annex C and you should read it carefully in its entirety.

     The Veritas board of directors has unanimously approved the Merger Agreement, the Combination and the related transactions. The PGS board of directors has done likewise. THE VERITAS BOARD OF DIRECTORS AND MANAGEMENT BELIEVE THAT THE PROPOSED COMBINATION IS IN THE BEST INTERESTS OF VERITAS AND THE SHAREHOLDERS OF VERITAS AND UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" ITS APPROVAL AND ADOPTION.

     At the Special Meeting, you will also be asked to consider and vote upon proposals to approve and adopt the VGS Inc. Employee Share Purchase Plan and the VGS Inc. Share Incentive Plan. THE VERITAS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE VGS INC. EMPLOYEE SHARE PURCHASE PLAN AND "FOR" APPROVAL AND ADOPTION OF THE VGS INC. SHARE INCENTIVE PLAN.

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. ACCORDINGLY, WE ASK THAT YOU MARK, DATE, SIGN AND RETURN YOUR PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. If you have multiple shareholder accounts and receive more than one set of these materials, please be sure to vote each proxy and return it in the respective postage-paid envelope provided.

     Thank you for your continued interest and cooperation.

                                          Very truly yours,

                                          DAVID B. ROBSON
                                          Chairman and Chief Executive Officer

                                 [VERITAS LOGO]

              NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF VERITAS

     NOTICE IS HEREBY GIVEN that Veritas DGC Inc. ("Veritas") will hold a
Special Meeting of its shareholders, on           , 2002 at 9:00 a.m., local
time, at           , for the following purposes:

     1. To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger and Exchange Agreement, dated as of November 26, 2001, as amended on June 21, 2002 (as so amended, the "Merger Agreement"), among Veritas, Petroleum Geo-Services ASA ("PGS"), VGS Inc., Neptune Holdco LLC and Neptune Mergerco Inc., and the merger and combination with PGS contemplated by that agreement. A copy of the merger agreement is attached as Annex A-1, and the first amendment to the merger agreement is attached as Annex A-2, to the proxy statement/prospectus accompanying this notice.

     2. To consider and vote on a proposal to approve and adopt the VGS Inc. Employee Share Purchase Plan; and

     3. To consider and vote on a proposal to approve and adopt the VGS Inc. Share Incentive Plan.

     Holders of Veritas common stock, Veritas Energy Services Inc. Exchangeable Shares and Veritas Energy Services Inc. Class A Exchangeable Shares Series 1
(collectively, the "Veritas Shares") at the close of business on           ,
2002 are entitled to receive notice of and to vote their shares at the Special Meeting or any adjournment or postponement thereof. As of that date, there were an aggregate of
Veritas Shares outstanding. Each Veritas Share is entitled to one vote on each matter properly brought before the meeting. A list of the shareholders entitled to vote at the Veritas Special Meeting will be available at the Special Meeting and for ten days prior to the meeting, between the hours of 8:45 a.m. and 4:30 p.m. at the offices of Veritas at 10300 Town Park, Houston, Texas 77072 by contacting Larry L. Worden.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER AND COMBINATION WITH PGS, AND TO APPROVE AND ADOPT THE VGS INC. EMPLOYEE SHARE PURCHASE PLAN AND THE VGS INC. SHARE INCENTIVE PLAN, ALL OF WHICH ARE DESCRIBED IN DETAIL IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

                                          By Order of the Board of Directors

                                          --------------------------------------
                                          LARRY L. WORDEN
                                          Vice President, General Counsel &
                                          Secretary

          , 2002
Veritas DGC Inc.
10300 Town Park
Houston, Texas 77072

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IN THIS WAY, IF YOU ARE UNABLE TO ATTEND IN PERSON, YOUR SHARES CAN STILL BE VOTED AT THE VERITAS SPECIAL MEETING. REMEMBER, YOUR VOTE IS IMPORTANT!

                                 -- IMPORTANT --

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                   SUBJECT TO COMPLETION, DATED JULY 5, 2002

PROXY STATEMENT/PROSPECTUS
                                VERITAS DGC INC.

                                PROXY STATEMENT
         SPECIAL MEETING OF SHAREHOLDERS TO BE HELD             , 2002
                             ---------------------

                                    VGS INC.
                                   PROSPECTUS

      (ORDINARY SHARES, PAR VALUE $.01 PER SHARE, INCLUDING THE ASSOCIATED
                        PREFERRED SHARE PURCHASE RIGHTS)

VGS INC.

     - VGS Inc. is a wholly owned, Cayman Islands subsidiary of Veritas DGC Inc.

THE COMBINATION

     - VGS Inc. is making an exchange offer in connection with a merger agreement among Petroleum Geo-Services ASA, Veritas DGC Inc. and various subsidiaries of Veritas. Promptly following the closing of the exchange offer, a wholly owned subsidiary of Veritas will merge with Veritas, under which shares of Veritas common stock will be converted into ordinary shares of VGS Inc. on a one-for-one basis. In addition, shares that are exchangeable for shares of Veritas common stock will become exchangeable for VGS Inc. shares on a one-for-one basis. This merger represents one of the transactions contemplated by the merger agreement.

     - Upon the closing of the combination transaction, which includes both the exchange offer and the merger, PGS and Veritas will become subsidiaries of VGS Inc. and, assuming all ordinary shares of PGS and American Depositary Shares representing such ordinary shares are tendered and accepted in the exchange offer, former PGS shareholders will own approximately 55% of the VGS Inc. shares and former Veritas shareholders will own approximately 45% of the VGS Inc. shares.

     - The combination is conditioned on, among other things, more than 90% of the outstanding PGS shares and ADSs being properly tendered prior to the expiration of the exchange offer.

     - The combination is also subject to various other conditions described under the caption "The Merger Agreement -- Conditions to the Merger and the Exchange Offer".

     - The Veritas board of directors has unanimously determined that the merger and the combination is advisable and in the best interests of Veritas and its shareholders and recommends that shareholders vote "FOR" the merger and the combination. The Veritas board of directors also recommends that shareholders vote "FOR" the adoption of the VGS Inc. employee incentive plans.

     - The merger is not expected to be taxable to Veritas shareholders for U.S. federal income tax purposes.

THE SPECIAL MEETING

     - At a special meeting to be held           , 2002, Veritas shareholders
       will be asked to consider and vote upon a proposal to approve and adopt the merger and the combination with PGS and upon proposals to adopt two employee incentive plans for VGS Inc. This proxy statement/prospectus is being furnished in connection with solicitation of proxies by the Veritas board of directors for use at the special meeting.

LISTING OF VGS INC. SHARES

     - VGS Inc. is applying for the listing of the shares being offered on the New York, Oslo and Toronto stock exchanges.

RISK FACTORS

     - YOU SHOULD CONSIDER THE RISK FACTORS DISCUSSED BEGINNING ON PAGE 15 RELATING TO THE MERGER, THE PROPOSED COMBINATION WITH PGS AND THE VGS INC. SHARES ISSUABLE IN THE MERGER.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE VGS INC. ORDINARY SHARES TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 The date of this proxy statement/prospectus is                     , 2002, and
  is first being mailed to the shareholders of Veritas on or about           ,
                                     2002.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT PGS AND VERITAS FROM DOCUMENTS FILED WITH THE SEC THAT HAVE NOT BEEN INCLUDED IN OR DELIVERED WITH THIS PROXY STATEMENT/PROSPECTUS. THIS INFORMATION IS AVAILABLE AT THE WEBSITE THE SEC MAINTAINS AT WWW.SEC.GOV, AS WELL AS FROM OTHER SOURCES. SEE "WHERE YOU CAN FIND MORE INFORMATION" BEGINNING ON PAGE 141. YOU ALSO MAY REQUEST COPIES OF THESE DOCUMENTS FROM US, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO THE APPROPRIATE COMPANY AT THE FOLLOWING ADDRESSES:

          Petroleum Geo-Services ASA                          Veritas DGC Inc.
            In the United States:                             10300 Town Park
          16010 Barker's Point Lane                         Houston, Texas 77072
             Houston, Texas 77079                      Attention: Investor Relations
        Attention: Investor Relations                          (832) 351-8300
                (281) 589-7935
                  In Norway:
                Strandveien 4
                    N-1366
               Lysaker, Norway
        Attention: Investor Relations
              (+47) 67-52-66-00

     IF YOU WOULD LIKE TO REQUEST ANY DOCUMENTS, YOU MUST DO SO BY           ,
2002 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETING OF SHAREHOLDERS. THE EXHIBITS TO THESE DOCUMENTS WILL GENERALLY NOT BE MADE AVAILABLE UNLESS THEY ARE SPECIFICALLY INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS.

     VERITAS IS SENDING THIS PROXY STATEMENT/PROSPECTUS TO ALL HOLDERS OF VERITAS SHARES REGARDING A SPECIAL MEETING OF SHAREHOLDERS IN CONNECTION WITH THE COMBINATION. CONCURRENTLY, VGS INC. IS SENDING A PROSPECTUS TO HOLDERS OF PGS SHARES AND ADSS IN CONNECTION WITH THE EXCHANGE OFFER.

To Holders of Exchangeable Shares and Class A Exchangeable Shares Series 1 of Veritas Energy Services Inc.:

     Enclosed are proxy solicitation materials relating to a special meeting of the holders of common stock of Veritas DGC Inc. The Exchangeable Shares and Class A Exchangeable Shares Series 1 of Veritas Energy Services Inc. are the economic equivalent of common stock of Veritas DGC Inc., and have essentially identical rights, including voting rights, to the common stock of Veritas DGC Inc. Therefore, as a holder of Exchangeable Shares or Class A Exchangeable Shares Series 1, you are entitled to vote at the special meeting of Veritas DGC Inc. Details of the business of the special meeting and the procedures to vote at the special meeting are set out in the enclosed proxy statement/prospectus.

                               TABLE OF CONTENTS

                                     PAGE NO.
                                     --------
QUESTIONS AND ANSWERS ABOUT THE
  COMBINATION FOR VERITAS
  SHAREHOLDERS.....................       1
SUMMARY............................       5
  The Combination..................       5
  Information about VGS............       5
  Information about PGS............       5
  Information about Veritas........       5
  Consideration to PGS and Veritas
     Shareholders..................       6
  Recommendations of PGS's Board of
     Directors.....................       6
  Merrill Lynch Fairness Opinion...       6
  Recommendations of Veritas' Board
     of Directors..................       6
  Evercore Fairness Opinion........       6
  Description of Merger
     Agreement.....................       6
  Interests of Certain Persons in
     the Combination...............       9
  Management of VGS After the
     Combination...................       9
  Regulatory Approvals.............       9
  Mandatory Offer and Compulsory
     Acquisition...................      10
  Stock Exchange Listings..........      10
  Tax Consequences of the
     Combination to Shareholders...      10
  Accounting Treatment.............      11
  Risk Factors.....................      11
  Comparison of Shareholder
     Rights........................      11
SUMMARY UNAUDITED PRO FORMA
  COMBINED CONDENSED FINANCIAL
  STATEMENTS.......................      12
COMPARATIVE PER SHARE
  INFORMATION......................      13
COMPARATIVE MARKET VALUE
  INFORMATION......................      14
RISK FACTORS.......................      15
  Risks of VGS's Business Following
     the Combination...............      15
  Risks of VGS's Financial
     Condition.....................      19
  Risks of the Combination.........      20
FORWARD-LOOKING STATEMENTS.........      24

                                     PAGE NO.
                                     --------
SELECTED HISTORICAL FINANCIAL DATA
  OF PGS...........................      26
SELECTED HISTORICAL FINANCIAL DATA
  OF VERITAS.......................      28
MARKET PRICE AND DIVIDEND
  INFORMATION......................      29
VERITAS SHAREHOLDER MEETING........      30
  Time, Date and Place of the
     Special Meeting...............      30
  Purpose of the Special Meeting...      30
  Record Date; Voting at the
     Special Meeting; Quorum;
     Required Vote.................      30
  Voting by Holders of Veritas
     Common Stock..................      31
  Voting by Holders of Exchangeable
     Shares........................      32
THE COMBINATION....................      33
  Basic Terms......................      33
  Background of the Combination....      33
  PGS's Reasons for the
     Combination...................      39
  Recommendations of PGS's Board of
     Directors.....................      40
  Merrill Lynch Fairness Opinion...      40
  Veritas' Reasons for the
     Combination...................      47
  Recommendations of the Veritas
     Board of Directors............      49
  Evercore Fairness Opinion........      49
  Interests of Certain Persons in
     the Combination...............      55
  Conversion/Exchange of Stock
     Options and Assumption of
     Stock Plans...................      56
  Employee Benefit Matters.........      57
  Effect of the Combination on the
     Veritas Exchangeable Shares...      57
  Dividends........................      58
  Accounting Treatment and
     Considerations................      58
  Material United States Federal
     Income Tax Consequences to
     Veritas Shareholders..........      58
  Material Canadian Federal Income
     Tax Consequences of the
     Merger........................      64
  Regulatory Matters...............      68

                                     PAGE NO.
                                     --------
  Interested Stockholder
     Transactions Under Delaware
     Law...........................      69
  U.S. Federal and Canadian
     Securities Laws Consequences;
     Resale Restrictions...........      69
  Rights of Dissenting
     Shareholders..................      70
  Contractual Relationships Between
     PGS and Veritas...............      70
  Stock Exchange Listing...........      70
  Mandatory Offer Procedures and
     Compulsory Acquisition of
     Remaining Outstanding PGS
     Shares........................      70
  Financing Arrangements for
     Mandatory Offer and Compulsory
     Acquisition of PGS Shares.....      72
THE MERGER AGREEMENT...............      73
  Veritas Merger...................      73
  Exchange Offer...................      73
  Covenants........................      74
  Representations and Warranties...      79
  Conditions to the Merger and the
     Exchange Offer................      80
  Termination of the Merger
     Agreement.....................      82
  Expense Reimbursement and
     Termination Fees..............      84
  Amendment........................      85
BUSINESS OF VGS....................      86
  Management and Control in
     Barbados......................      86
  Financial Condition of VGS.......      86
  Capital Resources and
     Liquidity.....................      86
  Capital Requirements.............      88
BUSINESS OF PGS....................      91
BUSINESS OF VERITAS................      92
  Overview.........................      92
  Services.........................      92
  Data Acquisition Assets..........      92
  Data Processing and
     Interpretation................      92
  Legal Proceedings................      93
UNAUDITED PRO FORMA COMBINED
  CONDENSED FINANCIAL STATEMENTS...      94
  Sources of Information...........      94
  How We Prepared the Unaudited Pro
     Forma Combined Condensed
     Financial Statements..........      94

                                     PAGE NO.
                                     --------
  Significant Accounting
     Policies......................      94
  Transaction-Related Expenses.....      95
NOTES TO VGS UNAUDITED COMBINED
  CONDENSED PRO FORMA FINANCIAL
  STATEMENTS.......................      98
REPORT OF INDEPENDENT
  ACCOUNTANTS......................     101
VGS BALANCE SHEET..................     102
MANAGEMENT OF VGS AFTER THE
  COMBINATION......................     103
  Board of Directors of VGS........     103
  Committees of the Board of
     Directors.....................     103
  Compensation of Directors........     103
  Executive Officers...............     103
DESCRIPTION OF VGS INC. SHARE
  INCENTIVE PLAN...................     103
  General Provisions...............     103
  Awards...........................     105
  Provisions Relating to a Change
     of Control....................     107
  Other Provisions.................     107
  Material U.S. Federal Income Tax
     Consequences..................     107
DESCRIPTION OF VGS INC. EMPLOYEE
  SHARE PURCHASE PLAN..............     108
  General Provisions...............     108
  Material U.S. Federal Income Tax
     Consequences..................     110
DESCRIPTION OF VGS INC. LONG TERM
  INCENTIVE PLAN...................     110
  General Provisions...............     110
  Awards...........................     111
  Provisions Relating to a Change
     of Control....................     113
  Other Provisions.................     113
  Material U.S. Federal Income Tax
     Consequences..................     113
APPROVAL OF VGS INCENTIVE PLANS....     114
SECURITY OWNERSHIP OF VERITAS......     115

                                     PAGE NO.
                                     --------
DESCRIPTION OF VGS SHARE CAPITAL...     117
  Authorized Share Capital.........     117
  Voting...........................     117
  Quorum for General Meetings......     118
  Dividend Rights..................     119
  Rights Upon Liquidation..........     119
  No Liability for Further Calls or
     Assessments...................     119
  No Preemptive Rights.............     119
  Redemption and Conversion........     119
  Repurchase.......................     119
  Restrictions on Transfer.........     120
  Other Classes or Series of
     Shares........................     120
  Compulsory Acquisition of Shares
     Held by Minority Holders......     120
  Transfer Agent...................     120
  Additional Provisions Resulting
     from Listing of VGS Shares on
     the Oslo Stock Exchange.......     120
  Anti-takeover Provisions.........     121
  Shareholder Rights Plan..........     123
COMPARISON OF SHAREHOLDER RIGHTS...     126
LEGAL MATTERS......................     140
EXPERTS............................     140

                                     PAGE NO.
                                     --------
INFORMATION REGARDING ARTHUR
  ANDERSEN LLP.....................     140
FUTURE SHAREHOLDER PROPOSALS.......     140
WHERE YOU CAN FIND MORE
  INFORMATION......................     141
SCHEDULE A -- INFORMATION ABOUT
  DIRECTORS AND EXECUTIVE OFFICERS
  OF VGS AND VERITAS...............     143
ANNEX A-1 -- MERGER AGREEMENT......   A-1-1
ANNEX A-2 -- FIRST AMENDMENT TO
  MERGER AGREEMENT.................   A-2-1
ANNEX B -- MERRILL LYNCH FAIRNESS
  OPINION..........................     B-1
ANNEX C -- EVERCORE FAIRNESS
  OPINION..........................     C-1
ANNEX D -- VGS INC. MEMORANDUM OF
  ASSOCIATION......................     D-1
ANNEX E -- VGS INC. ARTICLES OF
  ASSOCIATION......................     E-1
ANNEX F -- VGS INC. SHARE INCENTIVE
  PLAN.............................     F-1
ANNEX G -- VGS INC. EMPLOYEE SHARE
  PURCHASE PLAN....................     G-1

                  QUESTIONS AND ANSWERS ABOUT THE COMBINATION
                            FOR VERITAS SHAREHOLDERS

Q: WHAT IS THE PROPOSED TRANSACTION?

A: Petroleum Geo-Services ASA and Veritas DGC
   Inc. have entered into an agreement to combine their businesses under a new Cayman Islands holding company formed for the purpose of entering into the proposed transaction. Under the agreement, VGS Inc., a wholly owned Cayman Islands subsidiary of Veritas, is making an exchange offer to issue its ordinary shares in exchange for the issued and outstanding ordinary shares of PGS and American Depositary Shares representing PGS shares. Promptly following the closing of the exchange offer, Veritas will merge with a wholly owned subsidiary of VGS in which all shares of Veritas common stock will be converted into VGS Shares on a one-for-one basis and certain shares that are exchangeable for shares of Veritas common stock will become exchangeable for VGS Shares. Upon the closing of the combination, which includes both the merger and the exchange offer, PGS and Veritas will become subsidiaries of VGS.

   We have avoided the use of technical defined terms in this proxy statement/prospectus as a general policy but a few frequently recurring terms may be useful for you to have in mind at the outset:

   - we refer to VGS Inc., a Cayman Islands company, as "VGS";

   - we refer to Petroleum Geo-Services ASA, a Norwegian public limited liability company, as "PGS";

   - we refer to Veritas DGC Inc., a Delaware corporation, as "Veritas";

   - we refer to Neptune Holdco LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of VGS, as "Veritas Holdco";

   - we refer to Neptune Mergerco Inc., a Delaware corporation and a direct wholly owned subsidiary of Veritas Holdco, as "Veritas Merger Sub";

   - we refer to the merger of Veritas Merger Sub into Veritas and the conversion of Veritas Shares into VGS Shares (including the modification of exchangeable shares that are exchangeable for Veritas common stock to become exchangeable for VGS Shares) as the "Merger";

   - we refer to the exchange offer by VGS of VGS Shares for PGS Shares and PGS ADSs as the "Exchange Offer";

   - we refer to the Merger and the Exchange Offer together as the "Combination";

   - we refer to the agreement and plan of merger and exchange agreement, as amended, between VGS, PGS, Veritas, Veritas Holdco and Veritas Merger Sub as the "Merger Agreement" and sometimes to the only amendment to the original merger agreement executed on June 21, 2002, as the "First Amendment";

   - we refer to the special meeting of holders of Veritas Shares described on page 30 as the "Special Meeting";

   - we refer to the ordinary shares, par value $0.01 per share, of VGS as "VGS Shares";

   - we refer to the ordinary shares, nominal value NOK 5 per share, of PGS as "PGS Shares" and the American Depositary Shares representing PGS Shares as "PGS ADSs"; and

   - we refer to the common stock, par value $0.01 per share, of Veritas as "Veritas Shares" and generally include in that term as the context requires two classes of shares issued by a subsidiary of Veritas that are exchangeable for shares of Veritas common stock.

Q: WHAT WILL I RECEIVE IN THE COMBINATION?

A: As a Veritas shareholder, you will receive one
   VGS Share in exchange for each share of Veritas common stock that you own. If you are a holder of shares exchangeable for Veritas common stock, then after the Combination you will be entitled to exchange your shares for VGS Shares on a one-for-one basis. The one-to-one exchange ratio is fixed and will not change, and because the ratio is one-to-one, there will be no fractional shares issued to Veritas shareholders.

Q: WHAT WILL HOLDERS OF PGS SHARES AND PGS
   ADSS RECEIVE IN THE COMBINATION?

A: In the Exchange Offer, VGS is offering to exchange 0.38 VGS Shares for each outstanding PGS Share and PGS ADS that is properly tendered and not withdrawn. This exchange ratio is fixed and will not change. No fractional shares will be issued in the Exchange Offer. Tendering shareholders will instead receive cash for any fractional shares otherwise issuable to them.

Q: WHY IS THE BOARD OF DIRECTORS OF VERITAS
RECOMMENDING THAT I VOTE IN FAVOR OF THE COMBINATION AND THE MERGER AGREEMENT
   AND WHAT VOTE IS REQUIRED?

A: In the opinion of Veritas' board of directors, the Combination and the Merger Agreement are in the best interests of Veritas and its shareholders. For the merger to occur, not only must the holders of Veritas Shares constituting a majority thereof approve the Combination and Merger Agreement, but the Exchange Offer must also have been accepted, which will occur only if the conditions thereof have been met or waived. A more detailed description of the background and reasons for the Combination appears under the captions "The Combination -- Background of the Combination" beginning on page 33 and "The Combination -- Veritas' Reasons for the Combination" beginning on page 47.

Q: WHY IS A CAYMAN ISLANDS COMPANY BEING USED
   TO EFFECT THE COMBINATION?

A: In the opinion of Veritas' board of directors, the substantial foreign nature of Veritas' business in recent years, as well as of PGS's business when combined with Veritas' business, makes it desirable for Veritas to be part of a larger company that is not a U.S. corporation. Use of a U.S. parent company to effect the Combination would unfavorably subject the non-U.S. earnings of VGS and its non-U.S. subsidiaries to U.S. federal income tax when such earnings are remitted or deemed remitted to the U.S. parent company.

   Moreover, use of a Norwegian parent company to effect the Combination would not be desirable largely because of inflexible Norwegian corporate law and stock exchange requirements and unfavorable Norwegian tax law.

   A more detailed description of the reasons for the Combination, including the reasons for the use of a Cayman Islands company, exempt from Cayman Islands tax law, to effect the Combination, appears under the caption "The Combination -- Veritas' Reasons for the Combination" beginning on page 47.

Q: ARE PGS'S FINANCIAL CONDITION AND RESULTS OF
   OPERATIONS RELEVANT TO MY DECISION TO VOTE IN FAVOR OF THE COMBINATION?

A: Yes. You should consider PGS's financial condition and results of operations before you decide whether to vote in favor of the Combination because PGS's operation's will form a substantial portion of the operations of the combined company. In considering PGS's financial condition and results of operations, you should review this proxy statement/prospectus and the documents incorporated by reference in this proxy statement/prospectus because they contain detailed business, financial and other information about PGS. You also should consider "Unaudited Pro Forma Combined Condensed Financial Statements" beginning on page 94, "Risk Factors -- Risks of VGS's Financial Condition" beginning on page 19 and "Business of VGS -- Financial Condition of VGS" beginning on page 86.

Q: WHAT ARE THE MOST SIGNIFICANT CONDITIONS TO THE
   COMBINATION?

A: The Combination is subject to a number of conditions, including:

   - the tender in the Exchange Offer of PGS Shares and PGS ADSs representing more than 90% of the PGS Shares (including those represented by PGS ADSs) outstanding as of the expiration of the Exchange Offer. This condition may be waived, and the percentage may be reduced, in the circumstances described under the caption "The Merger Agreement -- Conditions to the Merger and the Exchange Offer" beginning on page 80;

   - the approval of the Merger by the shareholders of Veritas holding a majority of the Veritas Shares;

   - the receipt of applicable regulatory clearances, most of which have been obtained as of the date of this proxy statement/prospectus;

   - PGS's having in effect definitive credit agreements or binding commitments providing for credit capacity of $430 million;

   - Veritas' having in effect definitive credit agreements or binding commitments providing for credit capacity of $235 million;

   - the authorization of the VGS Shares for listing on the New York Stock Exchange;

   - Veritas being treated as the acquirer for accounting purposes in the Combination; and

   - other customary conditions, including the absence of any events or series of events that has had or would have a material adverse effect on Veritas or PGS.

   These and other conditions to the Exchange Offer and the Merger are described under the caption "The Merger Agreement -- Conditions to the Merger and the Exchange Offer" beginning on page 80.

Q: HOW MANY VGS SHARES WILL BE OUTSTANDING
   AFTER THE COMBINATION AND WHO WILL OWN THEM?

A: If all PGS Shares and PGS ADS are accepted
   for exchange in the Exchange Offer, we expect that there will be
   approximately           million VGS Shares outstanding upon completion of the
   Combination. Of this number, approximately 55% would be held by former shareholders of PGS and approximately 45% would be held by former shareholders of Veritas.

Q: WILL I RECEIVE DIVIDENDS ON MY VGS SHARES?

A: Consistent with the long-standing policies of PGS and Veritas, VGS does not expect to pay cash dividends on VGS Shares for the foreseeable future.

Q: WHERE WILL THE VGS SHARES BE LISTED?

A: The VGS Shares will be listed on the New York
   Stock Exchange. In addition, VGS intends to list its shares on the Oslo Stock Exchange and on The Toronto Stock Exchange. The Combination is not, however, conditioned on listing of the shares on the Oslo Stock Exchange or The Toronto Stock Exchange.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER
   AND THE COMBINATION TO HOLDERS OF VERITAS SHARES?

A: Although VGS and Veritas believe the Merger will be tax free for U.S. federal income tax purposes to the holders of Veritas Shares, VGS and Veritas cannot assure you of that tax treatment in the absence of a favorable ruling from the Internal Revenue Service. Veritas expects to apply for such a ruling, but the ruling may not be received, and the likelihood of receiving a favorable ruling may be unknown, prior to the closing of the Merger. A more detailed description of the U.S. federal income tax consequences of the Combination appears under the caption "The Combination -- Material United States Federal Income Tax Consequences to Veritas Shareholders" beginning on page 58. The Merger will be a taxable event for Canadian income tax purposes to Canadian holders of Veritas common stock and will be a tax free event for Canadian holders of exchangeable shares. See "The Combination -- Material Canadian Federal Income Tax Consequences of the Merger" beginning on page 64.

Q: WHEN IS THE COMBINATION EXPECTED TO BE
   COMPLETED?

A: VGS, PGS and Veritas expect that the
Combination will be completed promptly after the acceptance by VGS of PGS Shares and PGS ADSs tendered in the Exchange Offer, the approval by holders of Veritas Shares at the Special Meeting and receipt of various governmental approvals, including antitrust and competition clearances. VGS, PGS and Veritas anticipate that the completion will occur in the third quarter or early in the fourth quarter of calendar 2002.

Q: WHAT SHOULD I DO NOW?

A: After carefully reading this document and the documents we incorporate by reference, you should complete and sign your proxy card and mail it in the enclosed return envelope as soon as possible, so that your shares may be represented at the Special Meeting. The Veritas Board of Directors recommends voting for approval and adoption of the Combination and the Merger Agreement, and for approval and adoption of the VGS employee incentive plans.

Q: SHOULD I SEND MY STOCK CERTIFICATES NOW?

A: No. After the Combination is completed, VGS will send you instructions for exchanging certificates for your shares of Veritas common stock for those representing VGS Shares.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY
   BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY
   SIGNED PROXY CARD?

A: Yes. You can change your vote in one of three ways:

   - by sending in a written notice stating that you would like to revoke your proxy;

   - by sending in a later-dated, signed proxy card to Veritas' Secretary before the Special Meeting; or

   - by attending the Special Meeting and voting in person.

Q: WHAT OTHER MATTERS WILL BE VOTED ON AT THE
   SPECIAL MEETING?

A: In addition to the Combination, two VGS employee incentive plans will be voted on at the Special Meeting.

Q: WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IN
   CONNECTION WITH THE COMBINATION?

A: No. You will not be required by VGS or Veritas to pay any brokerage fees or incur any expenses. If the Combination is concluded, you will be given further instructions. If you own your Veritas Shares through a broker or other nominee who acts on your behalf, you should consult your broker or other nominee to determine whether any charges will apply.

Q: WHAT WILL HAPPEN IN THE COMBINATION TO
EMPLOYEE STOCK OPTIONS HELD BY VERITAS EMPLOYEES?

A: Each outstanding option to purchase Veritas
   Shares will be modified to become an option to purchase VGS Shares at the same exercise price.

Q: MAY I EXERCISE STOCK OPTIONS AND SELL VERITAS
   SHARES BETWEEN NOW AND THE COMPLETION OF THE COMBINATION?

A: Yes, unless you are subject to limitations on trading by persons defined as Veritas "affiliates" and other restrictions on "insider trading" under securities laws.

Q: WHO SHOULD I CALL WITH QUESTIONS?

A: If you have any questions about the
Combination or the Merger, or if you would like copies of any of the documents referred to or incorporated by reference in this proxy statement/prospectus,
   please call Mellon Investor Services LLC at           .

                                    SUMMARY

     This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the Combination fully and for a more complete description of the legal terms of the Combination, you should carefully read this entire document and the documents to which we refer you. See "Where You Can Find More Information".

THE COMBINATION

     PGS and Veritas have entered into an agreement to combine their businesses under VGS, a new Cayman Islands holding company. VGS is making the Exchange Offer to issue VGS Shares in exchange for the issued and outstanding PGS Shares and PGS ADSs. Promptly following the closing of the Exchange Offer, Veritas will merge with a wholly owned subsidiary of VGS, Veritas Merger Sub. Upon the closing of the Combination, PGS and Veritas will become subsidiaries of VGS. Assuming all PGS Shares and PGS ADSs are tendered and accepted for exchange in the Exchange Offer, former shareholders of PGS will own approximately 55% of the VGS Shares and former shareholders of Veritas will own approximately 45% of the VGS Shares. For accounting purposes, Veritas will be treated as the acquiring company in the Combination. The merger agreement that provides for the Exchange Offer, the Merger and related transactions is attached to this proxy statement/prospectus as Annex A-1, and the first amendment to the merger agreement is attached to this proxy statement/prospectus as Annex A-2. We encourage you to read the merger agreement and the first amendment carefully.

INFORMATION ABOUT VGS

     VGS is a newly created Cayman Islands company formed for the purpose of entering into the Combination. Currently, it has no business operations. VGS's principal executive offices are located at 10300 Town Park, Houston, Texas 77072, and the telephone number at that address is (832) 351-8300. See "Business of VGS".

INFORMATION ABOUT PGS

     PGS is a technologically focused oilfield service company. Its business includes:

     - acquiring, processing and marketing seismic data to oil and gas companies;

     - providing floating production, storage and offloading, or FPSO, vessels and production management services; and

     - providing geophysical and other services that help oil and gas companies monitor producing oil and gas reservoirs to increase ultimate recoveries.

     PGS maintains executive offices in both Lysaker, Norway, at Strandveien 4, N-1366, telephone number (+47) 67-52-66-00, and in Houston, Texas, at 16010 Barker's Point Lane, 77079, telephone number (281) 589-7935. PGS's registration number with the Norwegian Company Registry is 916235291. See "Business of PGS".

INFORMATION ABOUT VERITAS

     Veritas is a leading provider of integrated geophysical services to the petroleum industry worldwide. Its customers include major, national and independent oil and gas companies that utilize geophysical technologies to achieve the following:

     - identify new areas where subsurface conditions are favorable for the production of hydrocarbons;

     - determine the size and structure of previously identified oil and gas fields; and

     - optimize development and production of hydrocarbon reserves.

     Veritas' principal executive offices are located at 10300 Town Park, Houston, Texas 77072, and the telephone number at that address is (832) 351-8300. See "Business of Veritas".

CONSIDERATION TO PGS AND VERITAS SHAREHOLDERS

     In the Exchange Offer, VGS is offering to exchange 0.38 VGS Shares for each outstanding PGS Share and PGS ADS that is properly tendered and not withdrawn. This exchange ratio is fixed and will not change. In the Merger, Veritas shareholders will receive one VGS Share for each share of Veritas common stock they own. In addition, Veritas exchangeable shares that are currently exchangeable for shares of Veritas common stock will become exchangeable for VGS Shares on a one-for-one basis. See "The Combination" and "The Merger Agreement".

RECOMMENDATIONS OF PGS'S BOARD OF DIRECTORS

     PGS's board of directors recommends that PGS shareholders accept the Exchange Offer and exchange their PGS Shares and PGS ADSs in the Exchange Offer. See "The Combination -- Recommendations of PGS's Board of Directors".

MERRILL LYNCH FAIRNESS OPINION

     In deciding to approve the Combination, the PGS board of directors received and considered the opinion of Merrill Lynch & Co., its financial advisor, about the fairness to PGS shareholders from a financial point of view of the exchange ratio of 0.38 VGS Shares for each PGS Share and PGS ADS in light of the conversion of each Veritas Share into one VGS Share. The opinion is summarized in "The Combination -- Merrill Lynch Fairness Opinion" and is attached to this proxy statement/prospectus as Annex B. We encourage you to read that summary and the opinion carefully.

RECOMMENDATIONS OF VERITAS' BOARD OF DIRECTORS

     The Veritas board of directors recommends that the holders of Veritas Shares vote "for" adoption and approval of the Merger, the Combination and the Merger Agreement and "for" each of the proposals to adopt and approve the VGS Inc. Share Incentive Plan and the VGS Inc. Employee Share Purchase Plan. See "The Combination -- Recommendations of the Veritas Board of Directors", "Approval of the VGS Incentive Plans", "Description of VGS Inc. Share Incentive Plan" and "Description of VGS Inc. Employee Share Purchase Plan".

EVERCORE FAIRNESS OPINION

     In deciding to approve the Combination, the Veritas board of directors received and considered the opinion of Evercore Group Inc., its financial advisor, as to the fairness to Veritas shareholders from a financial point of view of the conversion of each Veritas Share into one VGS Share in relation to the exchange ratio of 0.38 VGS Shares for each PGS Share and PGS ADS. The opinion is summarized in "The Combination -- Evercore Fairness Opinion" and is attached to this proxy statement/prospectus as Annex C. We encourage you to read that summary and the opinion carefully.

DESCRIPTION OF MERGER AGREEMENT

     The Merger Agreement governs the Combination. Under the Merger Agreement, VGS will offer to exchange VGS Shares for all issued and outstanding PGS Shares and PGS ADSs. Concurrently with the Exchange Offer, Veritas will solicit proxies from Veritas' shareholders to approve the Merger.

     Conditions.  The Combination is subject to several conditions, including:

     - the tender in the Exchange Offer of PGS Shares and PGS ADSs representing more than 90% of the PGS Shares (including those represented by PGS ADSs) outstanding as of the expiration of the Exchange Offer, which condition may be waived and which percentage may be reduced in some circumstances;

     - the approval of the Merger by shareholders of Veritas holding a majority of the Veritas Shares, including holders of exchangeable shares;

     - the receipt of applicable regulatory clearances, most of which have been obtained;

     - PGS's having in effect definitive credit agreements or binding commitments providing for credit capacity of $430 million;

     - Veritas' having in effect definitive credit agreements or binding commitments providing for credit capacity of $235 million;

     - the authorization of the VGS Shares for listing on the New York Stock Exchange;

     - Veritas being treated as the acquirer for accounting purposes in the Combination; and

     - other customary conditions, including the absence of any events or series of events that has had or would have a material adverse effect on Veritas or PGS.

     These and other conditions to the Exchange Offer and the Merger are described under the caption "The Merger Agreement -- Conditions to the Merger and the Exchange Offer".

     Termination. PGS, Veritas and VGS may terminate the Merger Agreement by mutual written consent.

     Either the PGS board of directors or the Veritas board of directors may terminate the Merger Agreement if:

     - the mailing of the Exchange Offer prospectus and proxy statement/prospectus has not commenced by September 30, 2002;

     - the parties have not completed the Merger by October 31, 2002, subject to extension in some circumstances;

     - at the Special Meeting, the shareholders of Veritas do not adopt the Merger Agreement;

     - the Exchange Offer has expired or has been terminated without VGS having accepted any PGS Shares and PGS ADSs because the minimum condition was not satisfied; or

     - a court or governmental agency has issued an order, decree or ruling or taken any other action permanently prohibiting the transactions contemplated by the Merger Agreement, and this order, decree, ruling or other action has become final and unappealable.

     In addition, the terms of the Merger Agreement permit, prior to the expiration of a five-day period after the SEC completes its review, either PGS or Veritas to terminate the agreement upon payment to the other of $7.5 million if one or more of the following events have not occurred by that time: (i) obtaining commitments for the sale of VGS equity or equity-linked securities yielding net cash proceeds of not less than $200 million, (ii) the sale by PGS of its Atlantis subsidiary for gross proceeds in cash and/or debt assumption of not less than $195 million, (iii) the sale by PGS of its Atlantis subsidiary and/or other assets agreed to by Veritas for gross proceeds in cash and/or debt assumption of not less than $200 million or (iv) a combination of sale commitments for VGS equity or equity-linked securities and PGS asset sales yielding gross proceeds in cash and, with respect to asset sales, debt assumption of not less than $200 million.

     Veritas may terminate the Merger Agreement if:

     - PGS has breached any representation, warranty, covenant or agreement in the Merger Agreement, or any representation or warranty of PGS has become untrue, subject in each case to materiality qualifiers, and such breach is not curable; or

     - the PGS board of directors has withdrawn or materially modified, in a manner adverse to Veritas, its approval or recommendation of the Exchange Offer, or recommended a competing acquisition proposal for PGS, or resolved to do so.

     In addition, Veritas may terminate the Merger Agreement if, before its shareholders adopt the Merger Agreement and subject to some conditions, Veritas concurrently enters into a binding definitive written agreement that provides for a superior proposal. Any such termination will not be effective until Veritas has paid PGS the $7.5 million expense reimbursement fee described under the caption "The Merger Agreement -- Expense Reimbursement and Termination Fees".

     PGS may terminate the Merger Agreement if:

     - Veritas, VGS or some related parties have breached any representation, warranty, covenant or agreement in the Merger Agreement, or any representation or warranty of Veritas, VGS or such related parties has become untrue, subject in each case to materiality qualifiers, and such breach is not curable; or

     - the Veritas board of directors has withdrawn or materially modified, in a manner adverse to PGS, its approval or recommendation of the Merger or recommended a competing acquisition proposal for Veritas, or resolved to do so.

     In addition, PGS may terminate the Merger Agreement if, before the Exchange Offer closing and subject to some conditions, PGS concurrently enters into a binding definitive written agreement that provides for a superior proposal. Any such termination will not be effective until PGS has paid Veritas the $7.5 million expense reimbursement fee described under the caption "The Merger Agreement-- Expense Reimbursement and Termination Fees".

     Expense Reimbursement and Termination Fees. Veritas must pay PGS $7.5 million to reimburse it for its costs and expenses incurred in connection with the Combination if the Merger Agreement is terminated as follows:

     - by Veritas or PGS because Veritas' shareholders do not adopt the Merger Agreement after the public announcement of a competing acquisition proposal for Veritas;

     - by PGS because the Veritas board of directors has withdrawn or materially modified, in a manner adverse to PGS, its approval or recommendation of the Merger or recommended a competing acquisition proposal for Veritas, or resolved to do so; or

     - by Veritas because the Veritas board of directors determines that proceeding with the Merger would be inconsistent with its fiduciary duties and concurrently enters into a binding definitive agreement that provides for a superior proposal.

     In addition, Veritas must pay PGS a cash termination fee of $20 million (less costs and expenses previously paid or reimbursed) if, following a termination described above, Veritas enters into an agreement that provides for a competing acquisition proposal on or before 12 months after such termination and that proposal is consummated, or Veritas is a party to a consummated competing acquisition proposal on or before 12 months after such termination.

     PGS must pay Veritas $7.5 million to reimburse it for its costs and expenses incurred in connection with the Combination if the Merger Agreement is terminated as follows:

     - by Veritas or PGS because the minimum condition relating to the Exchange Offer was not satisfied after the public announcement of a competing acquisition proposal for PGS;

     - by Veritas because the PGS board of directors has withdrawn or materially modified, in a manner adverse to Veritas, its approval or recommendation of the Exchange Offer or recommended a competing acquisition proposal for PGS, or resolved to do so; or

     - by PGS because the PGS board of directors determines that proceeding with the Exchange Offer or the Merger would be inconsistent with its obligations under Norwegian law and concurrently enters into a binding definitive agreement that provides for a superior proposal.

     In addition, PGS must pay Veritas a cash termination fee of $20 million (less costs and expenses previously paid or reimbursed) if, following a termination described above, PGS enters into an agreement that provides for a competing acquisition proposal on or before 12 months after such termination and that proposal is consummated, or PGS is a party to a consummated competing acquisition proposal on or before 12 months after such termination.

     The merger agreement, as amended by the first amendment, is summarized under the caption "The Merger Agreement". The merger agreement is attached as Annex A-1 to this proxy statement/prospectus and the first amendment is attached to this proxy statement/prospectus as Annex A-2. We encourage you to read that summary, the merger agreement and first amendment carefully.

INTERESTS OF CERTAIN PERSONS IN THE COMBINATION

     In considering the recommendation of the Veritas board of directors to vote in favor of the Merger Agreement and the Combination, you should be aware that members of the Veritas board of directors and Veritas' executive officers may have interests in the Combination that differ from, or are in addition to, those of Veritas' shareholders generally. See "The Combination -- Interests of Certain Persons in the Combination".

     PGS has been advised by its directors and executive officers that all of them currently intend to tender their PGS Shares or PGS ADSs, representing an
aggregate of      of such PGS Shares and PGS ADSs as of           , 2002, in the
Exchange Offer. In addition, Veritas has been advised by its directors and executive officers that all of them currently intend to vote all their Veritas
Shares, representing an aggregate of      such shares as of           , 2002,
for adoption and approval of the Merger Agreement, the Merger and the Combination and each of the incentive plan proposals described under "Approval of VGS Incentive Plans".

MANAGEMENT OF VGS AFTER THE COMBINATION

     The board of directors of VGS immediately following the Combination will consist of 10 members:

     - one of whom will be Reidar Michaelsen, the Chairman of the Board and Chief Executive Officer of PGS;

     - one of whom will be David B. Robson, the Chairman of the Board and Chief Executive Officer of Veritas;

     - an additional three of whom will be designated by PGS; and

     - an additional five of whom will be designated by Veritas.

     Before the commencement of the Exchange Offer, Veritas and PGS will name their respective designees. Mr. Michaelsen will serve as Chairman of the Board of VGS, and Mr. Robson will serve as Chief Executive Officer. Matthew D. Fitzgerald, the Chief Financial Officer of Veritas, will serve as Chief Financial Officer of VGS. The remaining executive officers of VGS will be designated by the board of directors of VGS.

REGULATORY APPROVALS

     The closing of the Combination is conditioned on the receipt of applicable regulatory approvals. PGS and Veritas have made filings and taken other actions necessary to obtain those approvals, including filings with antitrust and competition authorities, in connection with the Combination. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired. PGS and Veritas believe that they have, as of the date of this proxy statement/prospectus, obtained all material required regulatory approvals. However, some approvals may not be received prior to the expiration date of the Exchange Offer and the date of the Special Meeting, or at all, and some governmental authorities may impose unfavorable conditions for granting the required approvals. See "The Combination -- Regulatory Matters".

MANDATORY OFFER AND COMPULSORY ACQUISITION

     If VGS acquires and holds PGS Shares and PGS ADSs representing more than 33 1/3% of the voting rights in PGS, under the Exchange Offer or otherwise, VGS will be required to commence a mandatory offer for any remaining PGS Shares (including those represented by PGS ADSs) not already acquired. If VGS acquires and holds more than 90% of the total issued shares and voting rights in PGS then outstanding, VGS will have the right, and each remaining holder of PGS Shares would have the right to require VGS, to acquire all remaining PGS Shares not already owned by VGS. See "The Combination -- Mandatory Offer Procedures and Compulsory Acquisition of Remaining Outstanding PGS Shares".

STOCK EXCHANGE LISTINGS

     VGS is applying for listing of the VGS Shares to be issued in connection with the Combination on the New York Stock Exchange under the symbol "VTS", on the Oslo Stock Exchange under the symbol "VTS" and on The Toronto Stock Exchange under the symbol "VTS". Listing of the VGS Shares on the NYSE is a condition to closing of the Combination. See "The Combination -- Stock Exchange Listing".

TAX CONSEQUENCES OF THE COMBINATION TO SHAREHOLDERS

     PGS Shareholders. VGS and PGS believe it is likely that the Exchange Offer will be taxable for U.S. federal income tax purposes to U.S. holders of PGS Shares and PGS ADSs that exchange their PGS Shares and PGS ADSs for VGS Shares. In the absence of an exemption, the Exchange Offer will be taxable for Norwegian tax purposes to Norwegian holders of PGS Shares and PGS ADSs that exchange their PGS Shares and PGS ADSs for VGS Shares. If the Exchange Offer is taxable, each U.S. or Norwegian shareholder of PGS who exchanges PGS Shares and PGS ADSs in the Exchange Offer will recognize gain or loss for U.S. or Norwegian tax purposes equal to the difference, if any, between:

     - the fair market value of VGS Shares received by that shareholder plus cash received instead of any fractional VGS Share; and

     - that shareholder's adjusted tax basis in the PGS Shares and PGS ADSs exchanged.

     PGS has applied to the Norwegian Ministry of Finance for a conditional tax exemption relating to the tax treatment to PGS's Norwegian shareholders, but the exemption has not been obtained and may not be obtained. The exchange by a U.S. or Norwegian shareholder of its PGS Shares for cash in the mandatory offer or compulsory acquisition will be a taxable transaction under applicable U.S. and Norwegian tax provisions.

     Veritas Shareholders. Based on advice from counsel, VGS and Veritas believe the Merger will be tax free for U.S. federal income tax purposes to the holders of Veritas Shares, but such result is not free from doubt. Veritas expects to apply for a ruling from the Internal Revenue Service confirming that U.S. holders of Veritas Shares will not recognize gain as a result of the Merger, but the receipt of a favorable ruling is not a condition to the closing of the Merger and the Merger will not be delayed by the failure to have obtained such a ruling. A more detailed description of the U.S. federal income tax consequences of the Combination appears under the caption "The Combination -- Material United States Federal Income Tax Consequences to Veritas Shareholders". The Merger will be a taxable event for Canadian income tax purposes to Canadian holders of Veritas common stock and will be a tax free event for Canadian holders of exchangeable shares. See "The Combination -- Material Canadian Federal Income Tax Consequences of the Merger".

     THE TAX TREATMENT DISCUSSED ABOVE MAY NOT APPLY TO SOME SHAREHOLDERS. DETERMINING THE ACTUAL TAX CONSEQUENCES FOR A PARTICULAR SHAREHOLDER OF THE EXCHANGE OFFER AND THE MERGER, AND OF THE HOLDING OF VGS SHARES FOLLOWING THE COMBINATION, MAY BE COMPLICATED. PGS AND VERITAS SHAREHOLDERS, REGARDLESS OF THEIR RESIDENCES, ARE URGED TO CONSULT THEIR OWN TAX ADVISORS ABOUT SUCH TAX CONSEQUENCES TO THEM.

     FOR A MORE DETAILED DISCUSSION OF THE TAX CONSEQUENCES OF THE MERGER AND OF HOLDING VGS SHARES, PLEASE READ "THE COMBINATION -- MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO VERITAS

SHAREHOLDERS" AND "THE COMBINATION -- MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER".

ACCOUNTING TREATMENT

     The Combination will be accounted for as a purchase under generally accepted accounting principles in the United States. Veritas will be the acquirer for financial accounting purposes. See "The Combination -- Accounting Treatment and Considerations".

RISK FACTORS

     The Combination and VGS's business following the Combination will entail significant risks. You should read and consider carefully the "Risk Factors" section of this proxy statement/prospectus, together with all of the other information included or incorporated by reference in this proxy statement/prospectus.

COMPARISON OF SHAREHOLDER RIGHTS

     As a result of the Combination, shareholders of PGS and Veritas will become shareholders of VGS. The rights of Veritas' shareholders are governed by Delaware law and by Veritas' certificate of incorporation and bylaws. The rights of PGS's shareholders are governed by Norwegian law and by PGS's articles of association. The rights of VGS's shareholders will be governed by:

     - Cayman Islands law, including the Companies Law (2001 Second Revision);

     - VGS's memorandum of association, a form of which is attached as Annex D to this proxy statement/prospectus; and

     - VGS's articles of association, a form of which is attached as Annex E to this proxy statement/prospectus.

     See "Comparison of Shareholder Rights".

      SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     VGS is providing unaudited pro forma combined condensed financial information in this proxy statement/prospectus to help you understand the financial aspects of the Combination. The unaudited pro forma combined condensed financial statements are based upon the historical financial information of PGS and Veritas and should be read in conjunction with the historical consolidated financial statements and notes thereto of PGS and Veritas, which are incorporated by reference in this proxy statement/prospectus.

     You should note that if the companies had been combined in the past, they might have performed differently. You should not rely on the pro forma financial information as an indication of the results that VGS would have achieved if the Combination had taken place earlier or the future results that VGS will experience after the Combination. See "The Combination -- Accounting Treatment and Considerations" and "Unaudited Pro Forma Combined Condensed Financial Statements".

                                                          NINE MONTHS        TWELVE MONTHS
                                                             ENDED               ENDED
                                                       MARCH 31, 2002(1)    JULY 31, 2001(2)
                                                       -----------------    ----------------
                                                          (IN THOUSANDS, EXCEPT PER SHARE
                                                                     AMOUNTS)
INCOME STATEMENT DATA
Revenue............................................       $1,215,969           $1,401,474
Income from continuing operations..................          (58,313)             (84,148)
Earnings per share:
  Basic............................................             (.81)               (1.21)
  Diluted..........................................             (.81)               (1.19)
Shares outstanding:
  Basic............................................           71,610               69,607
  Diluted..........................................           71,790               70,539
BALANCE SHEET DATA (END OF PERIOD)
Total assets.......................................       $3,836,411
Total liabilities..................................        2,777,967
Shareholders' equity...............................        1,058,944

---------------

(1) Includes the results of operations of PGS for the nine months ended March 31, 2002 and of Veritas for the nine months ended April 30, 2002, and the balance sheets for each company as of those ending dates.

(2) Includes the results of operations of PGS for the twelve months ended June 30, 2001 and of Veritas for the twelve months ended July 31, 2001.

                       COMPARATIVE PER SHARE INFORMATION

     The following table presents income from continuing operations and book value per common share data separately for PGS and Veritas on a historical basis, PGS and Veritas on a pro forma combined basis per Veritas Share and PGS and Veritas on a pro forma combined basis per PGS equivalent share. The unaudited pro forma combined data per PGS equivalent share was computed by multiplying the pro forma information by the exchange ratio of 0.38. You should read the information below together with the historical financial statements and related notes of PGS and Veritas contained in each company's periodic filings with the SEC and incorporated in this proxy statement/prospectus by reference. See "Where You Can Find More Information". The unaudited pro forma combined data below is presented for illustrative purposes only. The companies may have performed differently had they actually been combined during the periods presented below. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Combination. Neither PGS nor Veritas has paid any cash dividends on its common shares.

                                    UNAUDITED     VERITAS       UNAUDITED         UNAUDITED
                                       PGS       HISTORICAL     PRO FORMA         PRO FORMA
                                    HISTORICAL      PER       COMBINED DATA     COMBINED DATA
                                    PER SHARE      SHARE       PER VERITAS    PER PGS EQUIVALENT
                                       DATA         DATA        SHARE(1)           SHARE(1)
                                    ----------   ----------   -------------   ------------------
AT OR FOR THE NINE MONTHS ENDED
  MARCH 31, 2002 (PGS) AND APRIL
  30, 2002 (VERITAS) (UNAUDITED)
Income from continuing operations
  per common share:
  Basic and diluted...............    $(0.81)      $ 0.72        $(0.09)            $(0.03)
Book value per common share.......     13.24        17.40         14.35               5.45
AT OR FOR THE 12 MONTHS ENDED JUNE
  30, 2001 (PGS) AND JULY 31, 2001
  (VERITAS)
Income from continuing operations
  per common share:
  Basic...........................     (1.09)         .73         (1.21)              (.46)
  Diluted.........................     (1.08)         .71         (1.19)              (.45)
Book value per common share.......     14.09        16.71         15.54               5.91

---------------

(1) Please read "Unaudited Pro Forma Combined Condensed Financial Statements".

                      COMPARATIVE MARKET VALUE INFORMATION

     The following table presents:

     - The closing prices per share and aggregate market value of PGS Shares and PGS ADSs and Veritas common stock, in each case based on closing prices for the PGS ADSs and Veritas common stock on the New York Stock Exchange on June 21, 2002, the last trading day prior to the public announcement
       of the amended terms of the proposed Combination, and on           ,
       2002, the last trading day for which this information could be calculated prior to the date of this proxy statement/prospectus; and

     - The equivalent price per share and equivalent market value of PGS Shares and PGS ADSs, based on the exchange ratio of 0.38 VGS Shares and the closing price for the Veritas common stock on the New York Stock Exchange
       on each of June 21, 2002 and           , 2002.

                                                          PGS        VERITAS        PGS
                                                       HISTORICAL   HISTORICAL   EQUIVALENT
                                                       ----------   ----------   ----------
June 21, 2002
  Closing price per share............................   $   3.01     $  13.38     $   5.08
  Market value of shares (in thousands)(1)...........   $311,071     $435,386     $524,998
        , 2002
  Closing price per share............................
  Market value of shares (in thousands)(2)...........

---------------

(1) Based on 103,345,987 PGS Shares and PGS ADSs outstanding as of June 21, 2002 and an estimated 32,540,037 Veritas Shares outstanding as of June 21, 2002, based on the number of Veritas Shares outstanding as of May 31, 2002.

(2) Based on           PGS Shares and PGS ADSs outstanding and           Veritas
    Shares outstanding as of           , 2002.

                                  RISK FACTORS

     Before deciding how to vote on the Merger, you should consider carefully the risk factors described below, together with all of the other information included or incorporated by reference in this proxy statement/prospectus.

     If any of the risks described below actually occurs, then VGS's business, financial condition or results of operations following the Combination could be materially adversely affected. In such case, the trading price of the VGS Shares could decline and that decline could be significant.

RISKS OF VGS'S BUSINESS FOLLOWING THE COMBINATION

  AS A PROVIDER OF GEOPHYSICAL TECHNOLOGIES AND PRODUCTION SERVICES, VGS'S BUSINESS WILL DEPEND SUBSTANTIALLY ON THE LEVEL OF CAPITAL EXPENDITURES BY OIL AND GAS COMPANIES.

     VGS's business and operations will depend substantially on the level of capital spending by oil and gas companies. Capital expenditures, and in particular exploration and development expenditures, by oil and gas companies have tended in the past to follow trends in the prices of oil and gas, which have fluctuated widely in recent years. Low oil and gas prices, and concerns about possible low oil and gas prices in the future, may reduce the level of those expenditures. Sustained periods of "flat" or substantially reduced capital expenditures by oil and gas companies may reduce the demand for VGS's products and services. Generally, as overall conditions in the oil and gas industry deteriorate, demand for VGS's services and products may decrease and its business may be adversely affected. Furthermore, recoveries in oil and gas prices do not immediately increase exploration, development and production spending, so improving demand for VGS's services and products will generally lag oil and gas price increases.

  WEAK DEMAND OR OBSOLESCENCE COULD IMPAIR THE VALUE OF VGS'S MULTI-CLIENT DATA LIBRARY.

     PGS and Veritas have invested significant amounts in acquiring and processing multi-client data, and VGS expects to continue to do so for the foreseeable future. However, VGS does not and cannot know with certainty how much of the data it will be able to sell or the price at which the data will sell. If VGS is not able to recover from future sales of its data all the costs of acquiring and processing the data or is affected by any material adverse change in the general prospects for oil and gas exploration, development and production activities in areas where VGS acquires multi-client data, the value of such data would be impaired and VGS would be required to take a charge against its earnings. PGS has experienced substantial multi-client impairment charges from time to time in past years.

     In addition, VGS's future sales are uncertain and depend on a variety of factors, many of which will be beyond its control. The timing of these sales can vary greatly from period to period.

  THE AMOUNTS VGS WILL AMORTIZE FROM ITS DATA LIBRARY EACH PERIOD MAY FLUCTUATE SIGNIFICANTLY, AND THESE FLUCTUATIONS CAN HAVE A SIGNIFICANT EFFECT ON ITS REPORTED RESULTS OF OPERATIONS.

     How VGS accounts for its data library has a significant effect on its reported results of operations. VGS will capitalize its investments in its multi-client data library, as PGS and Veritas have done, and generally will charge these investments to cost of sales as revenue is recognized. VGS expects to amortize the cost of its multi-client data library based in part on the relationship of actual data sales for the relevant period to VGS's estimates of total data sales. These estimates of total data sales:

     - are inherently imprecise;

     - may vary from period to period depending upon market developments and VGS's expectations; and

     - may result in periodic determinations of permanent impairment of value.

     In addition, estimates about the consequences of technological, regulatory or other industry or general economic developments can render all or portions of VGS's multi-client data library obsolete or reduce its value.

     Regardless of issues of impairment or obsolescence, VGS will establish a five-year book life for its data library assets. The book value of these assets after their third year will be subject to a minimum of straight-line amortization over the last two years of life. This amortization could significantly impact the results of operations of VGS.

  IF VGS CANNOT ACHIEVE AND MAINTAIN TECHNOLOGICAL ADVANCES, ITS BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED.

     VGS's success will generally depend on its technological capabilities since its business is likely to experience technological advancements in the future. VGS's ability to achieve or maintain technological advances can be adversely affected by a number of factors including:

     - technological obsolescence of existing equipment and processes;

     - a lack of funds to make the substantial expenditures that may be required to develop or acquire new technologies; and

     - a lack of access to technology held by third parties.

  VGS FACES INTENSE COMPETITION FROM A VERY LARGE COMPETITOR IN THE INDUSTRY.

     The combination in 2000 of the geophysical operations of PGS's and Veritas' two largest geophysical service competitors, Schlumberger Limited and Baker Hughes Incorporated, created a single very large competitor in the geophysical service business. That competitor has greater financial and other resources than VGS. It could, therefore, enjoy an advantage over VGS in a competitive environment for contract awards or data sales and in the development of new technologies.

  VGS COULD INCUR OPERATING LOSSES IF IT IS NOT ABLE TO KEEP ITS VESSELS AND OTHER EQUIPMENT OPERATING AT HIGH LEVELS.

     VGS's businesses will:

     - be capital intensive;

     - require significant ongoing investments in multi-client data, vessels and processing, seismic and other equipment; and

     - have high fixed costs.

     As a result, if VGS cannot keep its vessels and other equipment operating at high utilization rates, it could incur significant operating losses. PGS has incurred operating losses from time to time in recent years. Generally, reduced demand, contract expirations, weather interruptions, equipment failures and other circumstances can interfere with VGS's ability to maintain high utilization rates.

  VGS'S REVENUES MAY FLUCTUATE SIGNIFICANTLY FROM PERIOD TO PERIOD.

     VGS's future revenues may fluctuate significantly from quarter to quarter as a result of the following:

     - customers' budgetary cycles;

     - the timing of offshore lease sales and the effect of such timing on the demand for geophysical activities;

     - the timing of receipt of significant contracts for offshore production services and geophysical data acquisition services;

     - seasonal factors; and

     - sales of geophysical data from VGS's multi-client data library that will fluctuate from period to period.

  VGS'S RESULTS OF OPERATIONS COULD SUFFER AS A RESULT OF RISKS ARISING FROM ITS FLOATING PRODUCTION, STORAGE AND OFFLOADING CONTRACTS.

     VGS's floating production, storage and offloading contracts will involve various risks, including risks of:

     - failure to timely commence production from floating production, storage and offloading vessels;

     - failure to operate at high uptime performance levels on a sustained basis for technical reasons, including operational difficulties that require reworking of vessels;

     - termination;

     - redeployment of vessels following expiration or termination of long-term contracts; and

     - failure to produce expected amounts of oil and gas under contracts where VGS's compensation will depend on the amount of oil and gas produced.

     One FPSO vessel currently operated by PGS is producing under contract at levels substantially below its capacity and, as a result, is currently operating at a loss.

  BECAUSE VGS WILL GENERATE REVENUE AND INCUR EXPENSES IN VARIOUS CURRENCIES, EXCHANGE RATE FLUCTUATIONS AND DEVALUATIONS COULD HAVE A MATERIAL IMPACT ON ITS RESULTS OF OPERATIONS.

     VGS will generate revenue and incur expenses in various currencies. Currency exchange rate fluctuations and currency devaluations could have a material adverse effect on VGS's results of operations from time to time. Although VGS may undertake hedging activities in an attempt to reduce currency fluctuation risks, these activities will not provide complete protection from currency-related losses and can themselves generate cash outlays and book losses.

  VGS COULD BECOME LIABLE FOR SUBSTANTIAL TAXES IF IT FAILS TO QUALIFY FOR THE NORWEGIAN SHIPPING TAX REGIME.

     A significant portion of VGS's operations, particularly those relating to PGS's historic operations, are subject to the Norwegian shipping tax regime and are therefore taxed at a zero rate. Qualification under the Norwegian shipping tax regime is subject to special qualifications and requirements, many of which will require strict compliance by VGS. The Norwegian government could change or add to such qualifications and requirements. If VGS fails to comply with the requirements of the regime or if it is determined that VGS is not entitled to the benefits under the regime, VGS could become liable for substantial taxes, which could have a material adverse effect on VGS's financial position and results of operations.

  VGS COULD BE LIABLE FOR INCREASED RENTAL PAYMENTS ON CERTAIN VESSELS IF THE U.K. TAX AUTHORITIES PREVAIL IN DENYING CERTAIN CAPITAL ALLOWANCES.

     PGS has entered into leasing transactions with U.K. financial institutions with respect to four of its seismic vessels and the topside equipment of one of its FPSO vessels. In a recent lower court decision currently under appeal, the U.K. tax authorities prevailed in denying U.K. capital allowances in a lease transaction that is factually distinguishable from the PGS leasing transactions. The U.K. tax authorities have posed preliminary questions to PGS about the circumstances surrounding its leasing transactions. If U.K. tax authorities were to prevail either on the appeal of the lower court decision or, if they were to challenge the PGS leasing transactions, in denying the U.K. capital allowances to the lessors in such transactions, VGS would be liable for increased rental payments to the lessors in these transactions. While the extent of increased payments, if any, cannot be determined at this time, they could be material.

  VGS'S SUBSTANTIAL INTERNATIONAL OPERATIONS WILL SUBJECT IT TO RISKS INHERENT IN DOING BUSINESS ABROAD.

     A significant portion of VGS's revenue will be derived from operations outside the United States and Norway. These operations will be subject to various risks, including risks of war, terrorist activities, political, civil or labor disturbances and embargoes. The September 11, 2001 terrorist attacks in the United

States, the United States' military action in Afghanistan in response to those attacks and additional threats of terrorist attacks to the United States' and allied interests have caused instability in the world's financial markets and may significantly increase political and economic instability in the geographic areas in which VGS will operate. VGS's operations outside the United States and Norway also will be subject to various risks related to government activities, including:

     - the possibility of unfavorable changes in tax or other laws;

     - partial or total expropriation;

     - restrictions on currency repatriation;

     - the imposition of new laws or regulations that have the effect of restricting operations or increasing the cost of operations;

     - the disruption or delay of licensing or leasing activities; and

     - the requirements of partial local ownership of operations.

  VGS WILL OPERATE UNDER HAZARDOUS CONDITIONS AND OTHER CIRCUMSTANCES INVOLVING RISK OF DAMAGE TO PROPERTY, PERSONAL INJURIES AND INTERRUPTION OF ITS BUSINESS, AND THESE RISKS WILL NOT BE COMPLETELY INSURED OR, AS TO SOME RISKS, NOT INSURED AT ALL.

     VGS's seismic data acquisition and offshore production activities often take place under extreme weather and other hazardous conditions. In particular, VGS's marine operations will be subject to risks of damage or loss to property, including vessels and equipment, and injury to personnel from fires, accidental explosions, ice floes, high seas, capsizing, grounding and collisions. VGS conducts land operations from time to time in hazardous environments and extreme weather conditions in the desert, extreme cold, mountainous areas, jungles and swamps. Also, VGS's floating production, storage and offloading operations are subject to additional hazards, including environmental damage from spillage. If any of these events occur, VGS's business could be interrupted and VGS could incur significant liabilities.

     VGS will not carry insurance to cover all of these risks. In addition, VGS's operations may involve uninsured risks of a technical or operational nature due to the complex systems that VGS will utilize. Furthermore, as a result of market conditions following the events of September 11, 2001, premiums and deductibles for some insurance policies to be carried by VGS are expected to increase substantially from premiums and deductibles historically applicable to PGS and Veritas. Coverages may also be decreased. For example, insurance carriers are now requiring broad exclusions for losses due to war risk and terrorist acts, and some types of insurance coverage may be unavailable or available only at very expensive premiums or for reduced amounts of coverage.

  VGS'S BUSINESS IS SUBJECT TO GOVERNMENTAL REGULATION, INCLUDING UNPREDICTABLE CHANGES IN GOVERNMENT REGULATIONS, WHICH MAY ADVERSELY AFFECT VGS'S FUTURE OPERATIONS AND REDUCE DEMAND FOR ITS SERVICES.

     VGS's operations are subject to a variety of laws and regulations, including those relating to:

     - the protection of the environment;

     - exports and imports;

     - occupational health and safety; and

     - permitting or licensing requirements for seismic activities and for oil and gas exploration, development and production activities.

     VGS and its customers are and will be required to invest financial and managerial resources to comply with these laws and regulations, and these expenditures relating to compliance may be material in the future. Further, failure to obtain required permits on a timely basis may result in vessel and crew downtime and operating losses. Because laws and regulations change frequently, VGS cannot predict the impact of government regulations on its future operations. The adoption of laws and regulations, or the continued enforcement or modification of existing laws and regulations, that have the effect of curtailing exploration by oil and gas companies or of imposing more stringent restrictions on seismic or production-related operations could also adversely affect VGS's operations by increasing its operating costs and/or by reducing the demand for its geophysical and offshore production services.

  VGS MAY BE UNABLE TO ATTRACT AND RETAIN KEY EMPLOYEES, WHICH COULD ADVERSELY AFFECT ITS BUSINESS.

     VGS's success depends upon attracting and retaining highly skilled professionals and other technical personnel. A number of its employees will be highly skilled scientists and highly trained engineers and technicians, and its failure to continue to attract and retain such individuals could adversely affect its ability to compete in the geophysical and offshore production services industries. VGS may confront significant and potentially adverse competition for key personnel, particularly during periods of increased demand for geophysical and other oilfield services. In addition, VGS's success will depend to a significant extent upon the abilities and efforts of members of its senior management, the loss of whom could adversely affect its business.

RISKS OF VGS'S FINANCIAL CONDITION

  PGS'S DEBT COULD BE DOWNGRADED BY ONE OR MORE RATING AGENCIES.

     On July 1, 2002, Moody's Investors Service, Inc. downgraded PGS's senior unsecured debt to Ba1, its highest non-investment grade credit rating, and stated that the credit rating outlook was developing. At that date, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., had rated PGS's senior unsecured debt at BBB-, its lowest investment grade credit rating, and had placed that credit rating on credit watch with negative implications, and Fitch IBCA, Duff & Phelps had rated PGS's senior unsecured debt at BBB-. If one or more rating agencies continue to rate PGS's debt or trust preferred securities below investment grade or if the credit rating for VGS after the Combination is below investment grade, VGS may have difficulty obtaining financing and VGS's cost of obtaining additional financing or refinancing existing debt may be increased significantly. Moody's downgrade on July 1, 2002 has caused the interest rate on PGS's $250.0 million short-term bank facility to increase by 3.5%. If Standard & Poor's also downgrades PGS's credit rating to below investment grade, PGS may be required to provide collateral or other credit support to one or more lessors or other parties under U.K. leasing arrangements, which could adversely affect VGS's liquidity.

     Credit rating downgrades to below BB+ or Ba1 by Standard & Poor's or Moody's, respectively, would require PGS to increase by 30% the quarterly redemption of the mandatorily redeemable cumulative preferred securities of a subsidiary which owns a portion of PGS's multi-client library. If those credit ratings remain for a prescribed period of time or deteriorate below BB- or Ba3, respectively, PGS must increase the quarterly redemption of the preferred securities to an amount equal to 100% of the actual revenue recognized from the licensing of the data held by that subsidiary. In addition, if Standard & Poor's or Moody's downgrades PGS's credit rating to below BB or Ba2, respectively, PGS may be required to repurchase certain of the data held by that subsidiary.

  VGS WILL BE HIGHLY LEVERAGED.

     As of March 31, 2002, on a combined basis, VGS would have had approximately $2.7 billion of outstanding debt, capital lease and preferred securities obligations. VGS estimates its total cash obligations for these commitments would be $487.8 million, $888.1 million and $119.5 million for the years ended December 31, 2002, 2003 and 2004, respectively.

     Because of the level of VGS's debt and other contractual cash obligations:

     - a substantial portion of VGS's cash flow from operations must be dedicated to debt service and payments of such obligations and, to the extent so used, will not be available for operational purposes;

     - VGS's ability to obtain additional financing in the future may be limited; and

     - VGS's flexibility in reacting to changes in the operating environment and economic conditions, including possible future downturns in its business, may be limited.

  VGS WILL BE HIGHLY DEPENDENT ON EXTERNAL SOURCES OF FINANCING, IMPROVED CASH FLOW AND PROCEEDS FROM ASSET SALES TO MEET ITS OBLIGATIONS AND REDUCE ITS INDEBTEDNESS.

     In the short-term, VGS expects a substantial portion of its liquidity to be provided by the proceeds from issuances of equity or equity-linked securities or from asset sales by PGS, including PGS's Atlantis subsidiary. VGS and PGS may not be able to complete any of these actions on satisfactory terms or at all. In addition, VGS expects to have available PGS's and Veritas' existing committed credit facilities and several uncommitted bank lines. As of March 31, 2002, on a pro forma combined basis, VGS would have had $163.0 million of borrowing capacity under committed credit facilities and approximately $40.0 million available under other uncommitted facilities. Additional borrowings under these committed credit facilities will be subject to a material adverse change clause regarding financial condition and to other conditions to borrowing that are customary for such types of facilities. If these sources of liquidity were not to be available, VGS would be substantially dependent on operating cash flow and external sources of debt financing for its liquidity needs.

     In the longer term, VGS's ability to pay debt service and other contractual obligations will depend on improving its future performance and cash flow generation, which in turn will be affected by prevailing economic and industry conditions and financial, business and other factors, many of which are beyond its control. If VGS has difficulty paying debt service or other contractual obligations in the future, VGS will be forced to take actions such as reducing or delaying capital expenditures, reducing costs, selling assets, refinancing or restructuring its debt or other obligations and seeking additional equity capital, which VGS may not be able to complete on satisfactory terms or at all.

  VGS'S DEBT AGREEMENTS WILL LIMIT ITS ABILITY TO TAKE VARIOUS ACTIONS.

     The existing debt agreements of PGS and Veritas contain, and those of PGS, Veritas and VGS are likely to contain in the future, restrictions relating to, among other things:

     - the issuance of additional indebtedness;

     - the maintenance of credit ratings;

     - the maintenance of financial ratios;

     - the encumbrance or sale of assets;

     - the payment of dividends;

     - capital expenditures;

     - mergers and changes in control; and

     - sale/leaseback transactions.

     These restrictions may limit VGS's ability to respond to changing market conditions or to pursue favorable business opportunities.

RISKS OF THE COMBINATION

  VGS MAY FACE DIFFICULTIES IN INTEGRATING THE OPERATIONS OF PGS AND VERITAS AND MAY NOT BE ABLE TO ACHIEVE THE EXPECTED BENEFITS OF THE COMBINATION.

     PGS and Veritas currently operate as separate companies. VGS's proposed management team has no experience running the combined businesses. PGS and Veritas may not be able to integrate their operations without a loss of employees, customers or suppliers, a loss of revenues, an increase in operating or other costs or other difficulties. In addition, VGS may not be able to realize the operating efficiencies, synergies, cost savings or other benefits expected from the Combination.

  YOUR RIGHTS AS A SHAREHOLDER WILL CHANGE AS A RESULT OF THE COMBINATION.

     Because of differences in Cayman Islands law and the governing documents of VGS, on the one hand, and Norwegian and Delaware law and the governing documents of PGS and Veritas, on the other hand, your rights as a shareholder of PGS or Veritas will change as a result of the Combination. Principles of Cayman Island law relating to matters such as the validity of corporate procedures, the fiduciary duties of management and directors and the rights of shareholders differ from those that would apply if VGS were incorporated in a jurisdiction within the United States or Norway. In addition, the rights of shareholders under Cayman Islands law are not as clearly established as the rights of shareholders under legislation or judicial precedent applicable in most U.S. jurisdictions and in Norway. As a result, VGS's shareholders may have more difficulty in protecting their interests in the face of actions by the management or directors than they might have as shareholders of a corporation incorporated in a U.S. or Norwegian jurisdiction. For a description of the differences, please read "Comparison of Shareholder Rights".

  PROVISIONS OF VGS'S CHARTER, CAYMAN ISLANDS LAW AND VGS'S SHAREHOLDER RIGHTS PLAN MAY MAKE IT DIFFICULT FOR A THIRD PARTY TO ACQUIRE VGS, EVEN IN SITUATIONS THAT MAY BE VIEWED AS DESIRABLE BY VGS'S SHAREHOLDERS.

     VGS's articles of association contain provisions that may delay, restrict or prevent an attempt by a third party to acquire control of VGS. For example, the articles of association authorize the issuance of preferred shares and establish advance notice requirements for director nominations and actions to be taken at shareholder meetings. These provisions could discourage or impede a tender offer, proxy contest or other similar transaction involving control of VGS, even if viewed favorably by shareholders. In addition, VGS intends to adopt a shareholder rights plan that would likely discourage a hostile attempt to acquire control of VGS.

  THE COMBINATION IS LIKELY TO BE A TAXABLE TRANSACTION TO U.S. HOLDERS OF PGS SHARES AND PGS ADSS UNDER U.S. LAW. THE COMBINATION WILL BE A TAXABLE TRANSACTION TO NORWEGIAN HOLDERS OF PGS SHARES UNLESS PGS OBTAINS AN EXEMPTION FROM NORWEGIAN AUTHORITIES. IN ADDITION, IT IS NOT A CONDITION TO CLOSING THAT THE COMBINATION BE TAX-FREE TO HOLDERS OF PGS SHARES OR PGS ADSS OR THAT THE MERGER BE TAX-FREE TO VERITAS SHAREHOLDERS.

     The Exchange Offer is likely to be taxable for U.S. federal income tax purposes to U.S. holders of PGS Shares and PGS ADSs that exchange their shares and ADSs for VGS Shares, and will be taxable for Norwegian tax purposes to Norwegian holders of PGS Shares that exchange their shares for VGS Shares unless PGS obtains an exemption from Norwegian authorities. PGS has applied to the Norwegian Ministry of Finance for a conditional tax exemption relating to the tax treatment for PGS's Norwegian shareholders. If the Exchange Offer is taxable, each U.S. and Norwegian shareholder of PGS who exchanges PGS Shares and PGS ADSs in the Exchange Offer will recognize gain or loss equal to the difference, if any, between (a) the fair market value of VGS Shares received by that shareholder plus cash for any fractional VGS Share and (b) that shareholder's adjusted tax basis in the PGS Shares and PGS ADSs exchanged.

     In addition, the consummation of the Merger is not conditioned on the Combination being tax-free to PGS shareholders or Veritas shareholders or on the receipt of an opinion from legal counsel or a ruling from the Internal Revenue Service that the Merger qualifies as a tax-free reorganization or that no gain will be recognized by Veritas shareholders for U.S. federal income tax purposes in connection with the Merger. Veritas expects to apply for a ruling from the Internal Revenue Service to the effect that U.S. holders of Veritas Shares will not recognize gain as a result of the Merger, but there is no assurance that a favorable ruling will be received.

     THE TAX TREATMENT DISCUSSED ABOVE MAY NOT APPLY TO SOME SHAREHOLDERS. DETERMINING THE ACTUAL TAX CONSEQUENCES FOR A PARTICULAR SHAREHOLDER OF THE EXCHANGE OFFER AND THE MERGER, AND OF THE HOLDING OF VGS SHARES FOLLOWING THE COMBINATION, MAY BE COMPLICATED. PGS AND VERITAS SHAREHOLDERS, REGARDLESS

OF THEIR TAX RESIDENCES, ARE URGED TO CONSULT THEIR OWN TAX ADVISORS ABOUT SUCH TAX CONSEQUENCES TO THEM. FOR A MORE DETAILED DISCUSSION OF THE TAX CONSEQUENCES OF THE MERGER AND OF HOLDING VGS SHARES, PLEASE READ "THE
COMBINATION -- MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO VERITAS SHAREHOLDERS" AND "THE COMBINATION -- MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER".

  THE COMBINATION MAY PRODUCE TAXABLE INCOME OR WITHHOLDING TAX LIABILITIES FOR VGS AND VERITAS.

     VGS, PGS and Veritas should not incur a material amount of U.S. federal income or withholding tax as a result of the Combination and related transactions. The IRS may, however, not agree with this conclusion and may challenge the tax treatment of one or more of the elements of the Combination. If the IRS were to successfully challenge the tax treatment of the Combination, the resulting U.S. tax liabilities to VGS or Veritas could be material.

  IF CONGRESS ENACTS NEW TAX LEGISLATION, VGS MAY NOT BE ABLE TO ACHIEVE VARIOUS TAX BENEFITS FROM THE TRANSACTION STRUCTURE AND MAY INCUR HIGHER TAXES THAN WOULD OTHERWISE BE THE CASE.

     Several bills have been introduced in the U.S. Congress that would reduce the U.S. federal income tax benefits that may be obtained when a U.S. company consummates an "inversion" transaction and becomes a subsidiary of a foreign company. Some of such proposed legislation would apply only if the former shareholders of a U.S. company, such as Veritas, own more than a majority interest in the new foreign parent company. If all PGS Shares and PGS ADSs are tendered and accepted for exchange in the Exchange Offer, former shareholders of PGS, and not of Veritas, would own more than a majority of the VGS Shares immediately following the closing of the Combination. However, the percentage of the outstanding VGS Shares that will be owned by shareholders of PGS and of Veritas immediately following the closing of the Combination will depend on, among other factors, (1) the number of PGS Shares and PGS ADSs tendered and accepted for exchange in the Exchange Offer and (2) whether VGS issues additional VGS Shares in a capital raising transaction in connection with the closing of the Combination. In addition, some proposals would apply regardless of whether the Veritas shareholders receive more than 50% of the VGS Shares in the Combination. If inversion legislation is passed and if it were to apply to VGS, then VGS might not be able to achieve various tax benefits from the Combination.

     VGS expects to become resident in Barbados. As a resident of Barbados, VGS should be entitled to the benefits under the income tax treaty entered into between the United States and Barbados and this, in turn, may benefit VGS. However, U.S. legislation has been proposed which, if enacted, would deny treaty benefits to VGS on certain payments from related parties. In addition, the Treasury Department has recently stated that certain U.S. tax treaties should be evaluated to determine whether those treaties provide the opportunity for inappropriate reductions in U.S. federal income taxation. Therefore, VGS may not be entitled to benefits under the U.S.-Barbados income tax treaty at all or for any extended period of time.

  TRANSFERS OF ASSETS FOLLOWING THE COMBINATION COULD RESULT IN TAXABLE INCOME TO VERITAS AND PGS.

     In order to integrate the operations and assets of various PGS and Veritas subsidiaries after the Combination and reduce inefficiencies resulting from the Combination, VGS may restructure the ownership of the assets of PGS and Veritas. It is possible that tax liabilities, the amounts of which have not yet been determined but which may be material, may result from any restructuring efforts that occur in connection with or after the Combination.

  IF VGS WAIVES THE 90% MINIMUM TENDER CONDITION AND COMPLETES THE EXCHANGE OFFER, THE MARKET FOR THE REMAINING PGS SHARES AND PGS ADSS HELD BY NON-TENDERING SHAREHOLDERS COULD BE ADVERSELY AFFECTED.

     The Merger Agreement permits VGS, in limited cases, to waive the 90% minimum tender condition and complete the Exchange Offer. In that case, VGS would be required under Norwegian law and PGS's articles of association to make a mandatory offer for the remaining PGS Shares. However, VGS would not be permitted to immediately acquire the remaining PGS Shares and PGS ADSs in a compulsory acquisition, which is a separate proceeding under Norwegian law, until it acquires more than 90% of the outstanding shares. Please read "The Combination -- Mandatory Offer Procedures and Compulsory Acquisition of Remaining Outstanding PGS Shares". During the period of time after the Exchange Offer is completed and before the compulsory acquisition is consummated, resulting in 100% ownership of PGS by VGS, the number of shareholders of PGS and the number of PGS Shares and PGS ADSs that are still in the hands of the public may be so small that there no longer will be an active or any public trading market for the PGS Shares and PGS ADSs. In addition, during such time the PGS ADSs may no longer be eligible to be traded on the New York Stock Exchange or any other securities exchange, and PGS may apply to delist the PGS Shares from the Oslo Stock Exchange.

  THE MARKET FOR VGS SHARES MAY BE DIFFERENT THAN THE EXISTING MARKETS FOR PGS SHARES AND PGS ADSS AND VERITAS COMMON STOCK.

     VGS is applying to list its shares on the New York Stock Exchange under the symbol "VTS", and the Combination is conditioned on such listing. The consummation of the Combination is not conditioned on having VGS Shares listed on either the Oslo Stock Exchange, where the PGS Shares are currently listed, or on The Toronto Stock Exchange, where Veritas common stock and the exchangeable shares are currently listed. The failure to list VGS Shares on the Oslo Stock Exchange would mean that a Norwegian holder would be forced to sell its VGS Shares, or buy additional shares, on an exchange other than the Oslo Stock Exchange. The market price, trading volume and volatility of the VGS Shares could be different than those of PGS and Veritas.

  YOU MAY NOT BE ABLE TO ENFORCE CIVIL LIABILITIES AGAINST VGS.

     VGS will be a Cayman Islands company and a substantial portion of its assets will be located outside of the U.S. and Norway. As a result, investors could experience more difficulty enforcing judgments obtained against VGS in U.S. or Norwegian courts than is currently the case for Veritas or PGS, as the case may be. In addition, some claims, including particularly claims against VGS's directors or officers, may be more difficult to bring in Cayman Islands courts than similar claims against a U.S. company or its directors or officers in U.S. courts or a Norwegian company or its directors or officers in Norwegian courts. There is doubt as to whether the courts of the Cayman Islands would enforce, either in an original action or in an action for enforcement of judgments of U.S. courts, liabilities that are predicated upon the U.S. federal securities laws.

  YOU WILL NOT BE ABLE TO RECOVER AGAINST ARTHUR ANDERSEN LLP UNDER THE SECURITIES ACT OF 1933.

     Arthur Andersen LLP has not consented to the incorporation by reference of their report in this proxy statement/prospectus. Accordingly, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

                           FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus, including the documents incorporated by reference, includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this proxy statement/prospectus or the documents incorporated by reference that address activities, events or developments that VGS, PGS or Veritas expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These include such matters as:

     - benefits, effects or results of the Combination;

     - cost reductions, operating efficiencies or synergies and the integration of operations;

     - future stock market valuations;

     - timing of the Combination and of satisfying various conditions to closing the Combination;

     - tax and accounting treatment of the Combination, as well as tax characteristics of VGS after the Combination;

     - repayment or refinancing of debt;

     - liquidity and future cash flows;

     - effect of rating agency actions;

     - market conditions, expansion and other development trends in the seismic and production services industries;

     - business strategies;

     - competitive position;

     - financing plans;

     - transaction related expenses;

     - expansion and growth of operations after the Combination; and

     - future operating results and financial condition of PGS and Veritas and of VGS after the Combination.

     VGS, PGS and Veritas have based these statements on their assumptions and analyses in light of their experience and perception of historical trends, current conditions, expected future developments and other factors they believe are appropriate in the circumstances. These statements are subject to a number of assumptions, risks and uncertainties, including:

     - general economic and business conditions;

     - prices of oil and gas and industry expectations about future prices;

     - foreign exchange controls and currency fluctuations;

     - political stability in foreign countries in which VGS will operate;

     - the business opportunities (or lack thereof) that may be presented to and pursued by both companies and by VGS;

     - possible effects of terrorist acts, wars, military operations or embargoes;

     - the cost and availability of adequate insurance coverage;

     - the adequacy of sources of liquidity;

     - the effect of litigation and other contingencies;

     - the ability to integrate the operations of PGS and Veritas; and

     - changes in laws or regulations, including the passage of U.S. federal income tax laws that could eliminate or decrease the potential tax benefits of the Combination.

     These factors are in addition to the risks described under the captions "Risk Factors" and "Business of VGS -- Financial Condition of VGS" in this proxy statement/prospectus and in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections or similar sections of the documents incorporated by reference. Most of these factors are beyond the control of either company and will be beyond the control of VGS. We caution you that forward looking-statements are not guarantees of future performance and that actual results, financial position, cash flows and future developments may differ materially from those projected in these statements.

     YOU SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS. EACH FORWARD-LOOKING STATEMENT SPEAKS ONLY AS OF THE DATE OF THE PARTICULAR STATEMENT, AND NEITHER VGS, PGS NOR VERITAS UNDERTAKES ANY OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS.

                   SELECTED HISTORICAL FINANCIAL DATA OF PGS

     The following table presents selected historical financial data of PGS as of and for each of the years in the five-year period ended December 31, 2001 and as of and for the three-month periods ended March 31, 2002 and 2001. This information is only a summary and has been derived from, and you should read it together with, PGS's historical financial statements and related notes contained in the annual reports and other information that PGS has filed with the SEC and that is incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information". PGS's results of operations for the three-month period ended March 31, 2002 are not necessarily indicative of the results of operations PGS may achieve for the entire year.

                                  THREE MONTHS ENDED
                                       MARCH 31,                                  YEARS ENDED DECEMBER 31,
                              ---------------------------   ---------------------------------------------------------------------
                                  2002           2001           2001           2000          1999         1998(1)       1997(1)
                              ------------   ------------   ------------   ------------   -----------   -----------   -----------
                                      (UNAUDITED)
                                                             (IN THOUSANDS, EXCEPT FOR SHARE DATA)
STATEMENT OF OPERATIONS DATA
 Revenue....................  $    275,856   $    208,205   $  1,052,628   $    913,482   $   788,160   $   761,762   $   539,381
 Operating profit (loss)....        41,676        148,389        205,978       (231,494)       39,072       143,968       126,356
 Income (loss) before
   extraordinary charge and
   cumulative effect of
   accounting
   change(2)(3).............         7,609         90,889          4,453       (204,960)      (13,839)      107,684        77,584
                              ------------   ------------   ------------   ------------   -----------   -----------   -----------
 Extraordinary charge, net
   of tax(2)................            --             --             --             --            --            --        (3,447)
 Cumulative effect of
   accounting change, net of
   tax(3)...................            --             --             --         (6,555)      (19,977)           --            --
                              ------------   ------------   ------------   ------------   -----------   -----------   -----------
 Net income (loss)..........  $      7,609   $     90,889   $      4,453   $   (211,515)  $   (33,816)  $   107,684   $    74,137
                              ============   ============   ============   ============   ===========   ===========   ===========
 Income (loss) before
   cumulative effect of
   accounting change,
   excluding goodwill
   amortization(3)(4).......  $      7,609   $     92,789   $     11,126   $   (196,869)  $    (5,936)
 Net income (loss) excluding
   goodwill
   amortization(4)..........  $      7,609   $     92,789   $     11,126   $   (203,424)  $   (25,913)
 Operating profit (loss) per
   share:
   Basic....................  $       0.40   $       1.45   $       2.00   $      (2.27)  $      0.41   $      1.75   $      1.96
   Diluted..................  $       0.40   $       1.45   $       2.00   $      (2.27)  $      0.41   $      1.70   $      1.88
 Income (loss) per share
   before extraordinary
   charge and cumulative
   effect of accounting
   change(2)(3):
   Basic....................  $       0.07   $       0.89   $       0.04   $      (2.01)  $     (0.15)  $      1.31   $      1.20
   Diluted..................  $       0.07   $       0.89   $       0.04   $      (2.01)  $     (0.15)  $      1.27   $      1.15
 Net income (loss) per
   share:
   Basic....................  $       0.07   $       0.89   $       0.04   $      (2.07)  $     (0.36)  $      1.31   $      1.15
   Diluted..................  $       0.07   $       0.89   $       0.04   $      (2.07)  $     (0.36)  $      1.27   $      1.10
 Income (loss) per share
   before cumulative effect
   of accounting change,
   excluding goodwill
   amortization(3)(4):
   Basic....................  $       0.07   $       0.91   $       0.11   $      (1.93)  $     (0.06)
   Diluted..................  $       0.07   $       0.91   $       0.11   $      (1.93)  $     (0.06)
 Net income (loss) per share
   excluding goodwill
   amortization(4):
   Basic....................  $       0.07   $       0.91   $       0.11   $      (1.99)  $     (0.27)
   Diluted..................  $       0.07   $       0.91   $       0.11   $      (1.99)  $     (0.27)
 Basic shares outstanding...   103,345,987    102,347,987    102,768,283    102,020,830    94,767,967    82,260,652    64,519,503
 Diluted shares
   outstanding..............   103,345,987    102,362,158    102,788,055    102,020,830    94,767,967    84,794,836    67,358,004

                                  THREE MONTHS ENDED
                                       MARCH 31,                                  YEARS ENDED DECEMBER 31,
                              ---------------------------   ---------------------------------------------------------------------
                                  2002           2001           2001           2000          1999          1998          1997
                              ------------   ------------   ------------   ------------   -----------   -----------   -----------
                                      (UNAUDITED)
                                                                        (IN THOUSANDS)
BALANCE SHEET DATA (END OF
 PERIOD)
 Total assets...............  $  4,313,142   $  4,344,521   $  4,302,806   $  4,278,706   $ 4,184,997   $ 3,426,627   $ 1,677,848
 Multi-client library,
   net......................       956,235        900,185        918,072        848,720       816,423       553,415       325,181
 Total long-term debt and
   capital lease
   obligations..............     1,975,322      1,866,309      1,945,254      2,171,981     1,998,530     1,421,670       550,450
 Mandatorily redeemable
   preferred subsidiary
   securities...............       132,331             --        163,588             --            --            --            --
 Guaranteed preferred
   beneficial interest in
   subordinated debt
   securities...............       141,300        140,293        141,000        140,050       139,164            --            --
 Capital stock..............     1,296,204      1,286,335      1,296,204      1,286,426     1,278,999     1,058,811       580,991
 Shareholders' equity.......     1,368,125      1,437,628      1,361,447      1,349,978     1,568,417     1,393,238       811,347
OTHER DATA
 Capital expenditures.......  $     26,850   $     83,863   $    239,623   $    115,217   $   667,869   $   521,630   $   468,872
 Investment in multi-client
   library..................        72,542         74,796        230,166        264,541       338,718       388,228       203,267

---------------

(1) PGS completed the acquisition of the FPSO operations of Awilco ASA in May 1998 and the acquisition of Atlantic Power Group Limited in August 1998. Both of these transactions were accounted for as a purchase. The unaudited pro forma revenue for the years ended December 31, 1998 and 1997, giving effect to these acquisitions as if they had occurred as of January 1, 1997, would have been $918.1 million and $744.0 million, respectively.

(2) During March 1997, PGS prepaid its $30 million 7.12% senior notes due February 2004 and its $95 million 7.33% senior notes due February 2006. As a result, PGS incurred an extraordinary charge of $3.4 million, net of tax benefits of $1.3 million. The extraordinary charge consisted of a write-off of the associated debt issuance costs and the prepayment premium.

(3) Effective January 1, 2000, PGS adopted Staff Accounting Bulletin ("SAB") No.
    101. Application of this SAB required that PGS defer revenue recognition on some types of volume seismic data licensing arrangements until it has entered into a license agreement for specific data with the customer. Accordingly, PGS recognized a charge to income of $6.6 million, net of tax benefits of $2.5 million, as the cumulative effect of the change in accounting principle. Effective January 1, 1999, PGS adopted Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-up Activities." This SOP requires that the initial, one-time costs related to introducing new products and services, conducting business in new territories or commencing new operations be expensed as incurred. Accordingly, PGS has recognized a charge to income of $20.0 million, net of tax benefits of $8.1 million, for the year ended December 31, 1999 as the cumulative effect of the change in accounting principle.

(4) Effective beginning January 1, 2002, Statement of Financial Accounting Standard ("SFAS") No. 142, "Goodwill and Other Intangible Assets", suspends amortization of goodwill and intangible assets with indefinite lives and, instead, requires an annual impairment review based on a comparison of fair value to carrying value. In accordance with SEC guidance issued with respect to implementation of SFAS No. 142, PGS has presented income (loss) before cumulative effect of accounting change and net income (loss), in each case excluding goodwill amortization, for the last three fiscal years and the interim periods presented. PGS has not yet determined the impact of adopting SFAS No. 142.

                 SELECTED HISTORICAL FINANCIAL DATA OF VERITAS

     The following table presents selected historical financial data of Veritas as of and for each of the years in the five-year period ended July 31, 2001 and as of and for the nine-month periods ended April 30, 2002 and 2001. This information is only a summary and has been derived from, and you should read it together with, Veritas' historical financial statements and related notes contained in the annual reports and other information that Veritas has filed with the SEC and that is incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information". Veritas' results of operations for the nine month period ended April 30, 2002 are not necessarily indicative of the results of operations Veritas may achieve for the entire year.

                                       NINE MONTHS ENDED
                                           APRIL 30,                     FISCAL YEAR ENDED JULY 31,
                                      -------------------   ----------------------------------------------------
                                        2002       2001       2001       2000       1999       1998       1997
                                      --------   --------   --------   --------   --------   --------   --------
                                          (UNAUDITED)
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
FINANCIAL DATA
STATEMENT OF INCOME DATA:
  Revenues..........................  $350,268   $372,331   $477,302   $353,079   $388,905   $528,959   $362,715
  Costs and expenses:
    Cost of services................   223,039    254,997    326,748    232,366    258,307    340,700    267,931
    Research and development........     8,381      7,374      9,934      8,316      7,693      6,196      3,725
    Depreciation and amortization...    51,499     50,458     68,638     71,468     68,435     56,121     40,631
    Selling, general and
      administrative................    17,886     19,375     25,548     17,710     16,734     18,758     11,408
    Merger costs....................     4,416         --         --         --         --         --         --
                                      --------   --------   --------   --------   --------   --------   --------
  Operating Income..................    45,047     40,127     46,434     23,219     37,736    107,184     39,020
    Interest........................     9,850     10,541     13,660     14,123     12,623      7,318      7,484
    Other...........................    (2,342)    (5,621)    (5,567)    (2,578)    (4,747)    (1,310)       349
                                      --------   --------   --------   --------   --------   --------   --------
  Income before provision for income
    taxes and extraordinary item....    37,539     35,207     38,341     11,674     29,860    101,176     31,187
  Provision for income taxes........    14,172     14,595     15,883      5,006      9,566     34,218      6,062
  Income before extraordinary
    item............................    23,367     20,612     22,458      6,668     20,294     66,958     25,125
  Extraordinary loss on debt
    repurchase, (net of tax, $95)...        --         --         --        187         --         --         --
                                      --------   --------   --------   --------   --------   --------   --------
  Net income........................  $ 23,367   $ 20,612   $ 22,458   $  6,481   $ 20,294   $ 66,958   $ 25,125
                                      ========   ========   ========   ========   ========   ========   ========
  Net income excluding goodwill
    amortization(1).................               21,828     24,318      7,782     20,744
  Net income per common share --
    diluted.........................  $    .72   $    .67   $    .71   $    .25   $    .88   $   2.87   $   1.30
  Net income per common share --
    diluted excluding goodwill
    amortization(1).................                  .70        .77        .30        .90
BALANCE SHEET DATA (AT PERIOD END)
  Cash and cash equivalents.........  $ 24,852   $ 94,740   $ 69,218   $ 43,154   $ 73,447   $ 40,089   $ 71,177
  Working capital...................    78,990    152,772    128,518     92,944    119,250    106,040    121,702
  Property and equipment -- net.....   193,001    158,513    173,935    146,578    156,371    174,920    132,754
  Multi-client data library.........   368,169    274,530    310,610    231,274    138,753     51,143     20,904
  Total assets......................   801,022    790,781    796,952    611,808    541,846    478,490    385,089
  Long-term debt (including current
    maturities).....................   135,000    135,000    135,000    135,106    135,251     75,561     75,971
  Shareholders' equity..............   566,805    533,329    541,463    382,944    315,558    291,696    221,301
OTHER FINANCIAL DATA
  Capital expenditures..............    72,060     58,830   $ 96,881   $ 55,884   $ 52,370   $ 99,549   $ 96,050
  Investments in multi-client data
    library (net)...................    57,559     43,256     79,336     92,521     87,610     30,239     (4,724)

---------------

(1) In accordance with SFAS No. 142, Veritas ceased amortization of goodwill at the beginning of fiscal year 2002. In accordance with SEC guidance with respect to implementation of SFAS No. 142, the previous three fiscal years' financial statements are presented to reflect the impact on prior years and the interim periods presented.

                     MARKET PRICE AND DIVIDEND INFORMATION

     PGS ADSs are traded on the New York Stock Exchange under the ticker symbol "PGO", and PGS Shares are traded on the Oslo Stock Exchange under the ticker symbol "PGS". Veritas common stock is traded on the NYSE under the ticker symbol "VTS". The following table shows, for the calendar quarters indicated, based on published financial sources, the high and low sales prices per PGS ADS and per share of Veritas common stock as reported on the New York Stock Exchange and the high and low sales prices per PGS Share in Norwegian kroner as reported on the Oslo Stock Exchange. Neither PGS nor Veritas has paid any cash dividends over this period, and VGS does not expect to pay cash dividends on VGS Shares for the foreseeable future.

                                            PGS                          VERITAS
                         -----------------------------------------   ---------------
                                 SHARES                 ADSS          COMMON STOCK
                         -----------------------   ---------------   ---------------
                            HIGH         LOW        HIGH     LOW      HIGH     LOW
                         ----------   ----------   ------   ------   ------   ------
1999
  First Quarter........   NOK127.50     NOK78.00   $17.19   $10.63   $16.94   $ 8.75
  Second Quarter.......      143.00        89.00    18.25    12.44    23.88    12.13
  Third Quarter........      188.00       116.50    24.38    14.81    22.63    16.50
  Fourth Quarter.......      149.00       101.00    18.88    12.63    19.63    12.44
2000
  First Quarter........      168.00       108.50    19.81    13.19    30.00    13.13
  Second Quarter.......      178.00       115.00    20.88    14.50    30.00    19.50
  Third Quarter........      179.00       139.00    19.69    15.69    32.00    20.19
  Fourth Quarter.......      162.50        88.00    17.38     9.50    34.55    23.50
2001
  First Quarter........      127.00        72.00    14.69     7.85    39.80    25.75
  Second Quarter.......      119.00        75.00    13.35     8.15    39.24    26.80
  Third Quarter........       98.00        41.00    11.40     5.40    28.92    10.00
  Fourth Quarter.......       70.00        43.50     8.15     4.96    18.29    10.60
2002
  First Quarter........       70.50        40.30     8.00     4.65    18.50    12.20
  Second Quarter
     (through June 21,
     2002).............       59.50        22.00     7.05     2.85    18.99    12.73

     On June 21, 2002, the last full trading day before PGS and Veritas publicly announced the amended terms of the Combination, PGS Shares closed at NOK24.00, PGS ADSs closed at $3.01 and Veritas common stock closed at $13.38. On
          , 2002, the most recent practicable date prior to the date of this
proxy statement/prospectus, PGS Shares closed at NOK           , PGS ADSs closed
at $          and Veritas common stock closed at $          . Shareholders are
urged to obtain current market quotations prior to making any decision with respect to the Exchange Offer or the Merger.

                          VERITAS SHAREHOLDER MEETING

     This proxy statement/prospectus is being furnished in connection with the solicitation of proxies from the holders of Veritas Shares by the Veritas board of directors for use at the Special Meeting.

TIME, DATE AND PLACE OF THE SPECIAL MEETING

     The Special Meeting will be held at 9:00 a.m., Houston, Texas time, on
          ,           , 2002, at 10300 Town Park, Houston, Texas 77072.

PURPOSE OF THE SPECIAL MEETING

     At the Special Meeting (and any adjournment or postponement thereof), Veritas shareholders will be asked to consider and vote upon a proposal to approve and adopt the Merger, the Combination with PGS and the Merger Agreement, which we refer to in this section collectively as the "Combination proposal". The Veritas shareholders will also be asked to consider and vote upon proposals to approve and adopt the VGS Inc. Employee Share Purchase Plan and the VGS Inc. Share Incentive Plan, which we refer to in this section collectively as the "VGS incentive plan proposals".

RECORD DATE; VOTING AT THE SPECIAL MEETING; QUORUM; REQUIRED VOTE

     Veritas has three outstanding classes of securities that entitle holders to vote at the Special Meeting: common stock, par value $.01 per share, Special Voting Stock, par value $.01 per share, and ERS Special Voting Stock, par value $.01 per share. These three classes of shares will vote together as a single class at the Special Meeting.

     The share of Special Voting Stock was issued in connection with the combination of Veritas (then Digicon Inc.) and Veritas Energy Services Inc. in August 1996 and is entitled to a number of votes at the Special Meeting equal to the number of outstanding Veritas Energy Services Inc. Exchangeable Shares, excluding shares held by Veritas or its subsidiaries. The share of ERS Special Voting Stock was issued in September 1999 in connection with the combination of Veritas and Enertec Resource Services Inc. and is entitled to a number of votes equal to the number of outstanding Class A Exchangeable Shares, Series 1, excluding shares held by Veritas or its subsidiaries. These two shares of special voting stock are held by a trustee under Voting and Exchange Trust Agreements and effectively provide holders of exchangeable shares with voting rights equivalent to the holders of Veritas common stock.

     The Veritas board of directors has fixed the close of business on
          , 2002 as the record date for Veritas shareholders (including holders of exchangeable shares) entitled to notice of and to vote at the Special Meeting. Only holders of record of Veritas Shares on the record date are entitled to notice of and to vote at the Special Meeting.

     Each share of Veritas common stock is entitled to one vote at the Special Meeting. Through the shares of special voting stock, each exchangeable share is also entitled to one vote at the Special Meeting.

     At the close of business on the record date, there were approximately
          holders of record of Veritas common stock,           holders of
Veritas Energy Services Inc. Exchangeable Shares and           holders of
Veritas Energy Services Inc. Class A Exchangeable Shares Series 1, representing
an aggregate of           holders of record entitled to notice of and to vote at
the Special Meeting. Also at the close of business on the record date, there
were           shares of Veritas common stock,      Veritas Energy Services Inc.
Exchangeable Shares and      Veritas Energy Services Inc. Class A Exchangeable
Shares Series 1, representing an aggregate of           votes to be cast at the
Special Meeting.

     The presence, in person or by proxy, of the holders of a majority of the outstanding Veritas Shares entitled to vote is necessary to constitute a quorum at the Special Meeting. The affirmative vote of the holders of a majority of the outstanding Veritas Shares is required to approve and adopt the Combination proposal. The affirmative vote of the holders of a majority of Veritas Shares present in person or by proxy at the Special Meeting is required to approve and adopt each of the VGS incentive plan proposals.

     The directors and executive officers of Veritas beneficially own
approximately   % of the outstanding Veritas Shares and have indicated to
Veritas that they intend to vote those shares in favor of the Combination proposal and each of the VGS incentive plan proposals. For additional information on the ownership of Veritas Shares by Veritas directors and executive officers, see "Security Ownership of Veritas".

VOTING BY HOLDERS OF VERITAS COMMON STOCK

     All shares of Veritas common stock represented by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, that proxy will be voted "FOR" the approval of the Combination and "FOR" each of the VGS incentive plan proposals.

     Veritas shareholders may specify abstentions with respect to the Combination proposal and each of the VGS incentive plan proposals. We will count a properly executed proxy marked "ABSTAIN" with respect to the Combination proposal and each of the VGS incentive plan proposals as present for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares of Veritas common stock represented and entitled to vote at the Special Meeting with respect to the Combination proposal and each of the VGS incentive plan proposals. Because the affirmative vote of a majority of the outstanding shares of Veritas common stock is required for approval of the Combination proposal and the affirmative vote of a majority of shares represented in person or by proxy with respect to each of the VGS incentive plan proposals, a proxy marked "ABSTAIN" with respect to the Combination proposal or either of the VGS incentive plan proposals will have the effect of a vote against the Combination proposal or the VGS incentive plan proposals, as the case may be. In addition, the failure of a Veritas shareholder to return a proxy will have the effect of a vote against the Combination proposal.

     Under NYSE rules, brokers who hold shares in street name for customers have the authority to vote on certain "routine" proposals when they have not received instructions from beneficial owners. Under NYSE rules, such brokers are precluded from exercising their voting discretion with respect to proposals for non-routine matters such as the Combination proposal and each of the VGS incentive plan proposals. Because of the non-routine nature of the matters to be voted on, and because there are no other matters to be voted on, there will be no "broker non-votes." Broker non-votes are proxies submitted by brokers that do not indicate a vote for the proposal because the broker has not received specific instructions from the beneficial owner on how to vote with respect to the proposal.

     A Veritas shareholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of Veritas a signed notice of revocation or a later-dated, signed proxy, or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy.

     Veritas will pay the cost of solicitation of proxies. In addition to solicitation by mail, we will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners; and Veritas will, upon request, reimburse those brokerage houses and custodians for their reasonable expenses in so doing. Veritas engaged D.F. King & Co., Inc. to aid in the solicitation of proxies, and estimates that related
fees will not exceed $          (plus expenses). To the extent necessary in
order to ensure sufficient representation at the Special Meeting, Veritas or its proxy solicitor may request the return of proxy cards by personal interview, mail, telephone, facsimile or other means of electronic transmission. The extent to which this will be necessary depends entirely upon how promptly proxy cards are returned. Veritas shareholders are urged to send in their proxies without delay.

     Veritas shareholders should not send in any stock certificates with their proxy cards. As soon as practicable after the consummation of the Combination, a transmittal form will be sent to former shareholders of Veritas with instructions for receiving VGS Shares.

     As of the date of this proxy statement/prospectus, the Veritas board of directors does not know of any business to be presented at the Special Meeting other than the Combination proposal and the VGS incentive plan proposals. If any other matters should properly come before the Special Meeting, Veritas intends that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies. Proxies voted "against" the Combination proposal will not be used to vote for any adjournment pursuant to this authority.

VOTING BY HOLDERS OF EXCHANGEABLE SHARES

     Under the Voting and Exchange Trust Agreements, each holder of exchangeable shares (other than Veritas and its subsidiaries) is entitled to give the trustee voting instructions for a number of votes equal to the number of such holder's exchangeable shares. A voting direction card is a means by which a holder of exchangeable shares may authorize the voting of his or her voting rights at the Special Meeting. The trustee will exercise each vote only as directed by the relevant holders on the voting direction card, and in the absence of instructions from a holder as to voting, the trustee will not exercise such votes. A holder may also instruct the trustee to give him or her a proxy entitling him or her to vote personally the relevant number of votes or to grant to Veritas' management a proxy to vote such votes. The voting direction card may be revoked at any time prior to its exercise by delivering a written notice of revocation or a later-dated voting direction card to the trustee. In addition, a holder of exchangeable shares present at the Special Meeting may revoke his voting direction card and vote in person. The trustee has furnished (or has caused Veritas to furnish) this proxy statement/prospectus, the accompanying notice of meeting, the voting direction card and certain related materials to the holders of exchangeable shares.

                                THE COMBINATION

BASIC TERMS

     PGS and Veritas have entered into an agreement to combine their businesses under a new Cayman Islands holding company. Under that agreement, VGS, a newly formed direct wholly owned subsidiary of Veritas, is offering to issue its ordinary shares in exchange for all issued and outstanding PGS Shares and all issued and outstanding PGS ADSs, at an exchange ratio of 0.38 VGS Shares for each PGS Share and each PGS ADS. Promptly following the closing of the Exchange Offer, a wholly owned subsidiary of VGS, Veritas Merger Sub, will merge with and into Veritas and all shares of Veritas common stock will be converted into VGS Shares on a one-for-one basis. In addition, shares that are exchangeable for shares of Veritas common stock will become exchangeable for VGS Shares on a one-for-one basis. Upon the closing of the Combination, PGS and Veritas will become subsidiaries of VGS.

BACKGROUND OF THE COMBINATION

  PERIOD PRIOR TO 2001

     The managements of PGS and Veritas have periodically reviewed their respective company's position in light of changing industry conditions over the past few years, with the objective of identifying strategic opportunities that may be available to enhance returns to shareholders. While the management of each company believes that its company has positive future prospects on a stand alone basis, in recent years each management group has had discussions with third parties to explore the feasibility of improving the competitive position of such company through one or more strategic transactions, including business combinations, acquisitions and dispositions of assets, partnerships and joint ventures.

     At the invitation of Reidar Michaelsen, the Chairman of the Board and Chief Executive Officer of PGS, David B. Robson, Chairman of the Board and Chief Executive Officer of Veritas, and Mr. Michaelsen met for an introductory luncheon in June 2000. At the luncheon, the two chairmen discussed general industry conditions and other matters.

  YEAR 2001 UP TO NOVEMBER 26, 2001

     In March 2001, with the assistance of Evercore, Veritas' financial advisor, Veritas began to assemble and review public information about PGS in order to evaluate a possible business combination transaction between Veritas and PGS. Evercore and Veritas continued into the summer of 2001 to evaluate the feasibility, implications and desirability from Veritas' perspective of such a transaction.

     In April 2001, at the request of PGS management, Merrill Lynch made a presentation to the PGS board of directors regarding various strategic alternatives available to PGS, including a possible combination with Veritas.

     On September 7, 2001, Mr. Michaelsen called Mr. Robson to discuss general business and industry matters and to arrange a meeting during an upcoming industry convention. During the convention, on September 11, 2001, Mr. Robson and Stephen J. Ludlow, Vice Chairman of Veritas' board, met Mr. Michaelsen and Anthony R. Mackewn, the president of PGS's geophysical group, and the four men discussed generally the merits of a possible business combination transaction between PGS and Veritas.

     On September 13 and 14, 2001, Mr. Robson met with Mr. Michaelsen in Houston to continue the discussion of the feasibility of a combination transaction between the two companies. Although no understandings were reached at these meetings, Messrs. Robson and Michaelsen agreed to involve their financial advisors for further analysis and recommendations as to the relative contributions of each company to a combined company. During these meetings, Mr. Robson outlined a possible business organizational structure for a combined entity, but more specific discussions as to the management of the combined company were deferred.

     A follow-up call took place on September 17, 2001 between Mr. Michaelsen and Mr. Robson during which both men expressed interest in pursuing a possible combination of the two companies and in developing more fully the terms of a possible transaction. The two chairmen agreed that management representatives and financial advisors of the two companies should meet in Houston during the week of October 1, 2001, to continue due diligence discussions and management presentations.

     A regularly scheduled meeting of the board of directors of Veritas was held September 18, 2001. At that meeting, Mr. Robson informed the board that management of Veritas had entered into preliminary discussions with PGS concerning a possible combination. He discussed with the board various aspects of a possible combination transaction including (1) a possible transaction structure involving the formation of a new company outside the United States and Norway that would acquire both PGS and Veritas, (2) the status of discussions about management of the new company, (3) the financial characteristics of PGS,
(4) that both companies had retained investment bankers to aid in future discussions, and (5) that Veritas management intended to proceed with the discussions and diligence. Mr. Robson informed the board that management would report back to the board on developments in the discussions and diligence process.

     On September 20, 2001, PGS and Veritas entered into a confidentiality and standstill agreement covering, among other things, exchanges of information in connection with due diligence activities.

     On October 2, 2001, representatives from the senior management of each company met in Houston to make presentations on the business of each company and the future financial outlook for each company. The representatives also discussed other financial and operational diligence matters. Financial advisors for both PGS and Veritas participated in the meeting. Additional meetings and telephone conversations relating generally to a possible business combination transaction between the two companies took place during the month of October 2001 between representatives of PGS and of Veritas.

     On October 24, 2001, at a regular meeting of the board of directors of PGS, Mr. Michaelsen updated the PGS board on the status of discussions with Veritas. At the meeting, Mr. Michaelsen and other members of senior management of PGS discussed with the board various aspects and benefits of a possible combination of the two companies. Management also indicated that it intended to continue discussions and diligence with Veritas with a view towards developing a proposal for future consideration by the board. Later in October 2001, Merrill Lynch and PGS management distributed to the PGS board members preliminary materials discussing and analyzing a possible business combination transaction with Veritas.

     During the month of October, and in the first few days of November 2001, the financial advisors of both companies, various members of PGS and Veritas management and other advisors of the two companies met several times in person or by conference calls to discuss or negotiate various matters related to the transaction, including operational and financial due diligence matters, structuring issues and questions, including questions under Norwegian and Cayman Islands law, and possible exchange ratios. By this time, the two companies had begun to focus on the Cayman Islands as the jurisdiction of formation of a new offshore holding company.

     On November 8, 2001, Mr. Michaelsen and Mr. Robson met to discuss various preliminary terms of a possible transaction, including a possible exchange ratio. Based on the information and due diligence to date and pending development of various other terms of a possible transaction, including various structural elements relating to the Cayman Islands holding company structure, the two chairmen agreed to support as one element of the terms of a possible transaction an overall ratio of ownership for the new parent company of 60% by PGS shareholders and 40% by Veritas shareholders. Subsequently, on the same day, representatives of both companies, including financial advisors and attorneys, met to discuss the status of discussions and negotiations, points of preliminary agreement and business, legal, financial, accounting, tax and diligence related points still needing further discussion and consideration. The members of both companies' management, financial advisors and attorneys present also discussed generally the process to complete a transaction, possible timelines and a preliminary allocation of responsibilities to move the process forward.

     On November 9, 2001, the board of directors of Veritas met in a special meeting in which representatives of Evercore and members of Veritas management participated. At that meeting, management discussed with the directors (1) the status of the discussions between Veritas and PGS, (2) the preliminary proposed terms of the combination with PGS, including the ownership and executive management of the combined company, (3) the general structure of the proposed transaction as then existing, (4) the expected tax-free nature of the transaction to U.S. Veritas shareholders, (5) expected regulatory approvals, (6) the major financial issues of the transaction, including issues pertaining to existing and future financings of the two companies and the combined company, and (7) other due diligence items. Following deliberations, the board authorized Veritas management to proceed with negotiations with PGS and to return to the board with a firm proposal if negotiations resulted in a transaction that management regarded as satisfactory.

     From November 10 through November 26, 2001, numerous meetings were held among members of management of Veritas and PGS and their respective attorneys and financial and other advisors to conduct additional due diligence on the operations and financial forecasts of each company, to prepare and negotiate final documentation for a possible transaction and to consider tax, accounting and organizational structural issues. During that period, Mr. Robson and Mr. Michaelsen met on November 16, 2001, and the chief financial officers and the financial advisors of both companies met on November 18, 2001, to discuss various aspects of the proposed combination, the current working draft of the definitive acquisition agreement being negotiated and related matters.

     On November 26, 2001, the board of directors of PGS conducted a special meeting to consider the proposed transaction. Presentations were made by management and by financial and legal advisors relating to, among other things,
(1) the strategic reasons for the proposed transaction, (2) the principal terms of the proposed transaction, (3) a financial review of the proposed transaction,
(4) a review of Veritas' financial condition and business operations, (5) the results of PGS's diligence review, and (5) Merrill Lynch's oral opinion, which opinion was confirmed in writing, to the effect that, as of that date and based on and subject to the matters described in the opinion, the effective exchange ratio of 2.13 PGS Shares or PGS ADSs for each share of Veritas common stock in the Merger and the Exchange Offer, a ratio that takes into account the exchange ratio of 0.47 VGS Shares for each issued and outstanding PGS Share and each PGS ADS, was fair from a financial point of view to the holders of PGS Shares and PGS ADSs. Upon completing its deliberations, the board of directors of PGS unanimously approved the definitive acquisition agreement.

     Also on November 26, 2001, the board of directors of Veritas conducted a special meeting to consider the proposed transaction. At this meeting, Mr. Robson and other members of management reviewed the proposed transaction with the board, including the strategic reasons for the transaction, the principal terms and conditions of the transaction, a financial review of the transaction, a review of PGS's financial condition and business operations and the results of Veritas' due diligence review. During the meeting, Veritas' internal legal counsel and representatives of Fulbright & Jaworski L.L.P., Veritas' outside counsel, made a presentation concerning the proposed transaction, including the terms and conditions of the proposed definitive acquisition agreement. In addition, Evercore reviewed its financial analysis of the merger ratio and the exchange ratio provided for in the definitive acquisition agreement and rendered to Veritas' board an oral opinion, which opinion was confirmed by delivery of a written opinion dated November 26, 2001, to the effect that, as of that date and based on and subject to the matters described in its opinion, the merger ratio of one VGS Share for each Veritas Share in relation to the exchange ratio of
0.47 VGS Shares for each PGS Share and PGS ADS was fair, from a financial point of view, to the holders of Veritas Shares. Upon completing its deliberations, the board of directors of Veritas unanimously approved the definitive acquisition agreement and the Combination and resolved to recommend that Veritas' shareholders approve and adopt the Combination and the definitive agreement. The board also took action to amend Veritas' Stockholder Rights Plan to facilitate the Combination and to determine that Section 203 of the Delaware General Corporation Law would not be applicable to the Combination. See
" -- Interested Stockholder Transactions Under Delaware Law."

     After incorporating all the final terms of the definitive agreement and related documents, representatives of Veritas and representatives of PGS executed the agreement during the evening of November 26, 2001 and promptly issued a joint press release announcing the transaction.

  PERIOD SUBSEQUENT TO NOVEMBER 26, 2001

     After November 26, 2001, Veritas and PGS representatives began or continued various activities relating to satisfying the conditions to the transaction, including preparing (1) the registration statement containing the exchange offer prospectus and the Veritas proxy statement for filing with the SEC and (2) various regulatory filings required to be made in the U.S. and in other countries.

     In connection with the finalization of PGS's 2001 audited financial statements, in February 2002 representatives of PGS discussed with representatives of Veritas various accounting matters related to those financial statements, including a possible restatement of PGS's reported results of operations for prior periods. Pending PGS's ongoing efforts to complete its audit for 2001 and to resolve any issues relating to possible restatements, further progress on filing the registration statement for the exchange offer and the proxy statement for the solicitation of Veritas shareholders was delayed. On February 14, 2002, PGS announced a restatement of its results for the years ended December 31, 2000, 1999 and 1998 and the effect of that restatement on its reported results for the nine months ended September 30, 2001.

     On March 10, 2002, a representative of PGS met with representatives of Veritas to advise Veritas of the substance of a press release to be issued the next day by PGS. On March 11, 2002, PGS announced its results of operations for the quarter and year ended December 31, 2001, including approximately $100 million in charges in the fourth quarter for valuation allowances, forced amortization and other items, and an additional restatement of its financial statements for the year ended December 31, 2000.

     At a meeting held March 11, 2002, the Veritas board of directors determined that it would not go forward with the Combination under the circumstances, including the PGS accounting matters reported that day by PGS. Mr. Robson advised Mr. Boswell to this effect and proposed a mutual termination of the transaction. Mr. Boswell advised Mr. Robson that the matter would be discussed with the PGS board. Subsequent to the March 11 conversation between Messrs. Robson and Boswell, representatives of Merrill Lynch and Evercore discussed the feasibility of reaching revised terms on which the proposed transaction might go forward. Over the next several weeks, numerous discussions were held among representatives of Veritas and PGS and their financial and legal advisors regarding possible changes to the terms of the proposed transaction, including a change in the effective exchange ratio for the PGS shareholders.

     At a meeting held on March 25, 2002, the PGS board of directors discussed with management and representatives of PGS's financial and legal advisors a proposal from Veritas that would amend the proposed transaction in the following key respects:

          (1) the exchange ratio would be changed to 0.40 VGS Shares for each PGS Share and PGS ADS, instead of the original 0.47 exchange ratio;

          (2) the VGS board would consist of six Veritas nominees and four PGS nominees, instead of four Veritas nominees, four PGS nominees and two unaffiliated directors selected by mutual agreement of PGS and Veritas;

          (3) the chief executive officer of VGS would be Mr. Robson alone, instead of having co-chief executive officers consisting of Mr. Robson and Mr. Michaelsen;

          (4) the chief financial officer of VGS would be Mr. Fitzgerald, Veritas' chief financial officer; and

          (5) the transaction would be conditioned on Veritas being treated as the acquiring company in the Combination for accounting purposes.

At the March 25 meeting, the PGS board also discussed with management and PGS's advisors various alternatives available to PGS as a stand-alone company. At the conclusion of the meeting, the board authorized PGS management to continue discussions with Veritas relating to a possible amendment to the terms of the merger agreement.

     On March 28, 2002, PGS and Veritas issued a joint announcement that the parties were in discussions to amend the terms of the Combination in various respects, but that no definitive agreement had been reached at that time. The key terms of the proposed amendment announced at that time were consistent with the Veritas proposal considered by the PGS board of directors on March 25, 2002.

     During the months of April and May 2002, the parties performed various diligence activities, PGS continued its efforts to satisfy various closing conditions including the sale of its Atlantis subsidiary and the parties had intermittent discussions about ways to satisfy various conditions to the proposed transaction and/or deleting one or more of such conditions. The parties also concluded that PGS should complete the preparation of its 2001 audited financial statements and that diligence efforts should be substantially completed before signing any amendment to the merger agreement.

     On May 22, 2002, PGS filed its annual report on Form 20-F for the year ended December 31, 2001 with the SEC, including its audited financial statements for that year.

     On May 30, 2002, the board of directors of Veritas conducted a special meeting to consider the proposed transaction. The board received diligence reports from management and other information as to the transaction, including management's views that it was unlikely that all conditions to the transaction could be met prior to the scheduled expiration date of June 30, 2002. The board concluded that, notwithstanding the March 28, 2002 announcement, revised merger terms that were mutually satisfactory to both Veritas and PGS had not yet been reached, but authorized Mr. Robson to continue discussions with PGS representatives to see if there was a basis for going forward. After the meeting, Mr. Robson advised Mr. Michael Mathews, the Vice Chairman of PGS's board of directors, that Veritas would consider further changes to the terms of the transaction including an amendment to the exchange ratio for PGS shareholders below that which was described in the March 28, 2002 announcement and changes to several closing conditions.

     On June 7, 2002, the board of directors of PGS met with its financial, legal and other advisors to consider discussions with Veritas as to a new proposal. At this meeting, management and PGS's advisors reviewed the proposed transaction with the board, including the proposed revised terms, the strategic reasons for the proposed transaction, a financial review of the proposed transaction, a review of Veritas' financial condition and business operations and the results of PGS's diligence review of Veritas. The board also discussed with management and PGS's advisors various alternatives available to PGS as a stand-alone company. At the conclusion of the meeting, the board authorized PGS management to continue discussions with Veritas with a view towards obtaining a more favorable exchange ratio than that proposed by Veritas, which was below the ratio described in the March 28, 2002 announcement, and the elimination of the conditions to the transaction involving the sale of PGS's Atlantis subsidiary and PGS's existing employment agreements.

     During the following week, the financial advisors of both companies, various members of PGS and Veritas management and other advisors of the companies met several times in person or by conference calls to discuss or negotiate various terms of the proposed amendment.

     At a meeting held June 13, 2002, the board of directors of Veritas met to discuss the status of ongoing negotiations with PGS.

     At meetings held on June 13 and 14, 2002, the board of directors of PGS met with its financial and legal advisors to discuss the status of ongoing negotiations with Veritas.

     During the week of June 17, 2002, the financial advisors of both companies, various members of PGS and Veritas management and other advisors of the companies met several times in person or by conference calls to discuss or negotiate various terms of a proposed amendment and to finalize the related documentation. The key terms of the proposed amendment included:

          (1) an exchange ratio of 0.38 VGS Shares for each PGS Share and PGS
     ADS;

          (2) a VGS board consisting of six Veritas nominees and four PGS nominees;

          (3) the chief executive officer of VGS being Mr. Robson and the chief financial officer of VGS being Mr. Fitzgerald;

          (4) the elimination of the conditions to the transaction involving the sale of PGS's Atlantis subsidiary and PGS's existing employment agreements; and

          (5) as a condition to the transaction Veritas being treated as the acquiring company in the Combination for accounting purposes.

In addition, each party would have the right, prior to the expiration of a five-day period after the SEC completes its review, to terminate the agreement upon payment to the other of $7.5 million if one or more of the following events have not occurred by that time: (a) the parties having obtained commitments for the sale of VGS equity or equity-linked securities yielding net cash proceeds of not less than $200 million, (b) the sale by PGS of its Atlantis subsidiary for gross proceeds in cash and/or debt assumption of not less than $195 million, (c) the sale by PGS of its Atlantis subsidiary and/or other assets agreed to by Veritas for gross proceeds in cash and/or debt assumption of not less than $200 million, or (d) a combination of sale commitments for VGS equity or equity-linked securities and PGS asset sales yielding gross proceeds in cash and, with respect to asset sales, debt assumption of not less than $200 million.

     On June 20, 2002, the board of directors of PGS conducted a special meeting to consider the proposed transaction under the revised terms. At this meeting, PGS management and PGS's financial and legal advisors reviewed the transaction with the board, including the principal terms of the proposed amendment to the merger agreement. During the meeting, Merrill Lynch rendered to the PGS board an oral opinion, which opinion was confirmed by delivery of a written opinion dated June 20, 2002, to the effect that, as of that date and based on and subject to the matters described in the opinion and in light of the merger ratio of one VGS Share for each Veritas Share, the exchange ratio of 0.38 VGS Shares for each issued and outstanding PGS Share and PGS ADS was fair from a financial point of view to the holders of PGS Shares and PGS ADSs. Upon completing its deliberations, the board of directors of PGS determined by a unanimous vote of the members present that the amendment to the original merger agreement and the Combination were advisable and in the best interests of PGS and its shareholders and, subject to working out final contract details and approval by the Veritas board of directors, approved the amendment and the Combination and the other transactions contemplated by the merger agreement, as amended. The board of directors also resolved to recommend that PGS's shareholders accept the Exchange Offer and exchange their PGS Shares and PGS ADSs in the Exchange Offer.

     On June 21, 2002, the board of directors of Veritas conducted a special meeting to consider the proposed transaction. At this meeting, Mr. Robson and other members of management reviewed the proposed transaction, as proposed to be amended by the First Amendment, with the board, including the strategic reasons for the transaction, the principal terms and conditions of the transaction as revised, a financial review of the transaction, a review of PGS's financial condition and business operations and the results of Veritas' diligence review to date. During the June 21, 2002 board meeting, Veritas' legal counsel made a presentation concerning the proposed transaction, including the terms and conditions of the proposed amendment to the merger agreement. In addition, Evercore reviewed its financial analysis of the merger ratio and the exchange ratio provided for in the amendment and rendered to Veritas' board an oral opinion, which opinion was confirmed by delivery of a written opinion dated June 21, 2002, to the effect that, as of that date and based on and subject to the matters described in its opinion, the merger ratio of one VGS Share for each Veritas Share in relation to the exchange ratio of 0.38 VGS Share for each PGS Share and PGS ADS was fair, from a financial point of view, to the holders of Veritas Shares. Upon completing its deliberations, the board of directors of Veritas unanimously determined that the amendment to the merger agreement and the Combination were advisable and in the best interests of Veritas and its shareholders and approved the amendment and the Combination and the transactions contemplated by the merger agreement, as amended. The board of directors also unanimously resolved to recommend that Veritas' shareholders approve and adopt the Combination and the merger agreement, as amended.

     After incorporating all the final terms of the amendment and related documents, representatives of Veritas and representatives of PGS executed the amendment on June 21, 2002, and issued a joint press release during the evening of June 21, 2002 announcing the revised terms of the transaction.

PGS'S REASONS FOR THE COMBINATION

     The board of directors of PGS believes that the Combination is advisable and in the best interests of PGS and its shareholders and is consistent with, and in furtherance of, PGS's business strategies and goals. The PGS board recommends that PGS shareholders accept the Exchange Offer and exchange their PGS Shares and PGS ADSs in the Exchange Offer. In reaching its recommendation, the PGS board, in consultation with members of senior management, legal counsel, independent accountants and representatives of Merrill Lynch, considered many factors, including the following:

     - The Combination of PGS and Veritas will result in a company with improved debt coverage ratios, a stronger balance sheet and a lower debt to total capitalization ratio compared to that of PGS as a separate company. As a result, the combined company is expected to be better able to finance its operations, invest in long-term research and development efforts and withstand industry cyclicality.

     - The combined company will have a larger, more diverse worldwide marine seismic fleet that can be more efficiently deployed and that can offer a broader range of services in more areas of operation than PGS's fleet. The PGS board believes that the greater diversity of operational assets and the enhanced geographic presence, flexibility and financial position of the combined company will allow it to provide service commensurate with the increasing demands of its customers.

     - Veritas' land seismic operations, specifically in North America, should complement PGS's land seismic data acquisition business and further diversify PGS's primarily marine geophysical operations.

     - PGS and Veritas expect that cost savings of at least $35 million per year pre-tax can be achieved by the combined company through the elimination of duplicative general and administrative and operating activities, improved operating efficiencies and the optimization of research and development efforts.

     - A larger combined equity capitalization should provide increased liquidity to shareholders of the combined company as compared to PGS standing alone and greater access to capital markets for the combined company.

     - PGS anticipates that the Combination will be accretive to the combined company's earnings and cash flow per share as compared to PGS on a standalone basis.

     - PGS shareholders are expected to own approximately 55% of the combined company, assuming all PGS Shares and PGS ADSs are accepted for exchange in the Exchange Offer. In addition, the board of directors of the combined company will consist of 10 directors, four of whom will be initially designated by PGS and six of whom will be initially designated by Veritas. Reidar Michaelsen will be the chairman of the board of the combined company.

     - The receipt of VGS Shares by U.S. holders of PGS Shares and PGS ADSs in the Exchange Offer is likely to be taxable under U.S. federal income tax laws. The receipt of VGS Shares by Norwegian holders in the Exchange Offer will be taxable under Norwegian tax laws if PGS is not able to obtain an exemption from the tax authorities in Norway. PGS has applied for a conditional exemption for its Norwegian shareholders from the Norwegian tax authorities that such receipt will be tax-free to those shareholders, but the exemption has not been obtained and may not be obtained.

     - Combining the businesses of PGS and Veritas under a Cayman Islands holding company should provide tax, corporate governance and financing flexibility that is not available to PGS as a Norwegian company, including opportunities to lower the combined company's worldwide effective corporate tax rate, more alternatives for structuring financing activities and an improved structure for pursuing acquisition opportunities.

     - In the Combination, PGS shareholders who exchange their shares will receive 0.38 VGS Shares for each PGS Share and each PGS ADS they own, and Veritas shareholders will receive one VGS Share for each share of Veritas common stock they own. Based on the last reported sales prices of PGS and Veritas Shares as reported on the NYSE Composite Tape on June 21, 2002, the last trading day prior to the public announcement of the amended terms of the Combination, as reflected in the First Amendment, these exchange ratios represented a 69 percent premium to PGS ADSs as of that date.

     - The oral opinion of Merrill Lynch on June 20, 2002, which opinion was subsequently confirmed in writing, to the effect that, as of that date and based on and subject to the matters described in the opinion, in light of the merger ratio of one VGS Share for each Veritas Share, the exchange ratio of 0.38 VGS Shares for each issued and outstanding PGS Share and PGS ADS was fair from a financial point of view to the holders of PGS Shares and PGS ADSs.

     - The terms and conditions of the Merger Agreement, including the fixed exchange ratio of VGS Shares for PGS Shares and PGS ADSs and Veritas Shares, the rights of the parties to respond to, evaluate and negotiate competing business combination proposals, the circumstances under which the Merger Agreement may be terminated and the size and impact of the expense reimbursement and other fees associated with any termination.

     - The possible opportunities and alternatives that could be available to PGS if the proposed Combination with Veritas were not undertaken, including pursuing other strategies to strengthen PGS's balance sheet, and the risks, uncertainties and expenses of those alternatives, and the possible effects on the financial condition of PGS if the Combination were not undertaken.

     In determining that the Combination is advisable and in the best interests of PGS and its shareholders, the PGS board of directors considered the reasons and factors above as a whole and did not assign specific or relative weights to those reasons and factors. Individual directors may have weighed each of these factors differently. Moreover, the foregoing discussion of PGS's reasons for the Combination is not intended to be exhaustive. In considering the recommendation of PGS's board of directors, you should be aware that some of the directors and executive officers of PGS have interests in the Combination that are different from, or are in addition to, the interests of PGS shareholders. The PGS board of directors was aware of these interests and considered them in approving the Combination. Please read "-- Interests of Certain Persons in the Combination".

RECOMMENDATIONS OF PGS'S BOARD OF DIRECTORS

     FOR THE REASONS SET FORTH UNDER "-- BACKGROUND OF THE COMBINATION" AND
"-- PGS'S REASONS FOR THE COMBINATION", PGS'S BOARD OF DIRECTORS HAS DETERMINED THAT THE EXCHANGE OFFER IS ADVISABLE AND IN THE BEST INTERESTS OF PGS AND ITS SHAREHOLDERS AND IS CONSISTENT WITH, AND IN FURTHERANCE OF, PGS'S BUSINESS STRATEGIES AND GOALS. PGS'S BOARD OF DIRECTORS RECOMMENDS THAT PGS SHAREHOLDERS ACCEPT THE EXCHANGE OFFER AND EXCHANGE THEIR PGS SHARES AND PGS ADSS IN THE EXCHANGE OFFER.

MERRILL LYNCH FAIRNESS OPINION

     PGS retained Merrill Lynch to act as its financial advisor in connection with the Combination. On June 20, 2002, Merrill Lynch rendered its oral opinion to the PGS board of directors, which was later confirmed in writing in the Merrill Lynch fairness opinion letter dated June 20, 2002, that, as of that date and based on and subject to the matters described in the opinion, in light of the merger ratio of one VGS Share for each Veritas Share, the exchange ratio of
0.38 VGS Shares for each issued and outstanding

PGS Share and PGS ADS in the Combination was fair from a financial point of view to the holders of PGS Shares and PGS ADSs.

     THE FULL TEXT OF THE MERRILL LYNCH FAIRNESS OPINION DATED JUNE 20, 2002, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED IN THIS PROXY STATEMENT/PROSPECTUS BY REFERENCE. THE SUMMARY OF THE MERRILL LYNCH FAIRNESS OPINION DATED JUNE 20, 2002 SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. HOLDERS OF PGS SHARES AND PGS ADSS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. THE MERRILL LYNCH FAIRNESS OPINION DATED JUNE 20, 2002 WAS PROVIDED TO THE PGS BOARD FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIO TO THE HOLDERS OF PGS SHARES AND PGS ADSS IN LIGHT OF THE MERGER RATIO APPLICABLE TO VERITAS SHAREHOLDERS AND DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY PGS TO ENGAGE IN THE COMBINATION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF PGS SHARES OR PGS ADSS AS TO WHETHER TO EXCHANGE THEIR PGS SHARES OR PGS ADSS IN THE EXCHANGE OFFER. MERRILL LYNCH HAS NOT EXPRESSED ANY OPINION AS TO THE PRICES AT WHICH PGS SHARES, PGS ADSS OR VERITAS SHARES WILL TRADE FOLLOWING ANNOUNCEMENT OF THE COMBINATION OR AT WHICH THE VGS SHARES WILL TRADE FOLLOWING THE CONSUMMATION OF THE COMBINATION.

     The summary set forth below does not purport to be a complete description of the analyses underlying the Merrill Lynch fairness opinion dated June 20, 2002 or the presentation made by Merrill Lynch to the PGS board on that date. The preparation of a fairness opinion is a complex and analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, the opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all of its analyses, would create an incomplete view of the process underlying the Merrill Lynch fairness opinion dated June 20, 2002.

     In performing its analyses, numerous assumptions were made about industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch, Veritas or PGS. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which the businesses or securities might actually be sold. Accordingly, the analyses and estimates are inherently subject to substantial uncertainty. In addition, the delivery of the Merrill Lynch fairness opinion dated June 20, 2002 was among several factors taken into consideration by the PGS board in making its determination that the Exchange Offer is advisable and in the best interests of PGS and its shareholders and is consistent with, and in furtherance of, PGS's business strategies and goals, and in reaching its determination to recommend that PGS shareholders accept the Exchange Offer and exchange their PGS Shares and PGS ADSs in the Exchange Offer. Consequently, the Merrill Lynch analyses described below should not be viewed as determinative of the decision of the PGS board or PGS's management with respect to the fairness of the exchange ratio.

     In arriving at its opinion, Merrill Lynch, among other things:

          1. reviewed certain publicly available business and financial information relating to PGS and Veritas that Merrill Lynch deemed to be relevant;

          2. reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of PGS and Veritas, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Combination (the "Expected Synergies") furnished to Merrill Lynch by PGS and Veritas;

          3. conducted discussions with members of senior management of PGS and Veritas concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Combination and the Expected Synergies;

          4. reviewed the market prices and valuation multiples for the PGS Shares, the PGS ADSs and the Veritas Shares and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

          5. reviewed the results of operations of PGS and Veritas and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

          6. participated in certain discussions and negotiations among representatives of PGS and Veritas and their financial and legal advisors;

          7. reviewed the potential pro forma impact of the Combination, including the Expected Synergies;

          8. reviewed the original merger agreement dated November 26, 2001 and discussed with members of senior management of PGS and Veritas the terms of the proposed terms of the First Amendment; and

          9. reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

     In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available. Merrill Lynch did not assume any responsibility for independently verifying such information, did not undertake an independent evaluation or appraisal of any of the assets or liabilities of PGS or Veritas and was not furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of PGS or Veritas. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with Merrill Lynch by PGS or Veritas, Merrill Lynch was advised by management of PGS and Veritas, respectively, that they had been reasonably prepared and reflected the best currently available estimates and judgement of the PGS or Veritas management as to the expected future financial performance of PGS or Veritas, as the case may be, and the Expected Synergies. Merrill Lynch made no independent investigation of any legal matters or accounting advice given to PGS or Veritas and their respective boards of directors, including, without limitation, advice as to the accounting and tax consequences of the Merger or the Exchange Offer. Merrill Lynch also assumed that, except as contemplated by the First Amendment, no amendments were made to the original merger agreement and that such amendment would reflect the terms discussed between Merrill Lynch and members of senior management of PGS and Veritas.

     In arriving at its opinion, Merrill Lynch reviewed its analyses of the implied exchange ratio based upon financial forecasts for Veritas and PGS prepared by their respective management and upon two sets of Veritas forecasts modified downward by PGS management and its analyses of the effect of the Combination on net income per current PGS Share and PGS ADS based upon such financial forecasts in combination with a review of the liquidity and refinancing matters with which PGS must contend through calendar 2003, including that in excess of $990 million of debt, minority interests and preferred stock become payable during calendar 2003.

     Merrill Lynch's opinion is necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of, the date of the opinion. Merrill Lynch also assumed that in the course of obtaining any necessary regulatory or other consents or approvals (contractual or otherwise) for the Combination, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Combination.

     The following is a brief summary of the material analyses performed by Merrill Lynch in connection with its preparation of the Merrill Lynch fairness opinion dated June 20, 2002. Some of these summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses used by Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Merrill Lynch.

     In connection with the preparation of the opinion, Merrill Lynch was not authorized by PGS or the PGS board to solicit, nor did Merrill Lynch solicit, third party indications of interest for the acquisition of all or any part of PGS.

  FINANCIAL FORECASTS

     Both Veritas and PGS provided Merrill Lynch and each other with their respective forecasted financial performance. Veritas' management provided its forecasted financial information on a fiscal year-end basis for the two-year period ending July 31, 2003 as well as on a calendar year basis for the two-year period ending December 31, 2003. PGS's management team provided its forecasted financial information for the two-year period ending December 31, 2003. Merrill Lynch relied upon such forecasted financial information in performing its analyses and in preparing the Merrill Lynch fairness opinion dated June 20, 2002. Merrill Lynch also reviewed and relied on financial forecasts for Veritas incorporating reduced results for Veritas for calendar 2002 and 2003 that were prepared by PGS management and are described below under the caption
"-- Sensitivity Analysis".

  RELATIVE STOCK PRICE ANALYSIS

     Using closing stock prices for PGS and Veritas at November 26, 2001, the last trading day prior to announcing the Combination under the terms of the original agreement, as well as average closing stock prices for both companies for the periods 30 days, 60 days, 90 days, one year and two years to November 26, 2001, Merrill Lynch calculated a relevant range of implied exchange ratios of 0.35x - 0.55x.

  CONTRIBUTION ANALYSIS

     Using forecasts for the calendar years ending December 31, 2002 and 2003 for Veritas prepared by its management and for PGS prepared by its management, Merrill Lynch compared the relative historical and projected levels of earnings after income taxes ("Earnings") and after-tax cash flow ("Cash Flow") for each company during these periods. Merrill Lynch used the relative levels of these measures to develop implied equity market value contributions, excluding the impact of the Expected Synergies on the respective financial measures.

     The results of these analyses are set forth below.

                                                                PGS'S IMPLIED EQUITY
VALUATION BASIS                                               MARKET VALUE CONTRIBUTION
---------------                                               -------------------------
Earnings:
  2002E.....................................................            55.0%
  2003E.....................................................            65.8
Cash Flow:
  2002E.....................................................            61.5%
  2003E.....................................................            61.0

     The contribution analysis implied an exchange ratio range of 0.45x - 0.55x without incorporating the impact of the Expected Synergies on the respective financial measures.

  DISCOUNTED CASH FLOW ANALYSIS

     Using the forecasts for the calendar years ending December 31, 2002 and 2003 for Veritas prepared by its management and for PGS prepared by its management, together with forecasts developed by PGS management for both PGS and Veritas for calendar years 2004 through 2006, Merrill Lynch used a discounted cash flow methodology to calculate a range of equity value per diluted share for both PGS and Veritas.

     In performing the discounted cash flow analyses, discount rates were applied to (1) each company's respective forecasted unlevered free cash flows for calendar years 2002 through 2006 and (2) each company's respective estimated enterprise values at the end of calendar year 2006 based upon either (a) a range of multiples times forecasted calendar year 2006 earnings before interest, taxes, depreciation and amortization ("EBITDA") or (b) calendar year 2006 unlevered free cash flow grown in perpetuity at a range of growth rates.

     The following table shows the relevant ranges of discount rates, EBITDA multiples and unlevered free cash flow perpetuity growth rates determined by Merrill Lynch for both PGS and Veritas.

                                                            UNLEVERED FREE CASH FLOW
       DISCOUNT RATES              EBITDA MULTIPLES         PERPETUITY GROWTH RATES
       --------------              ----------------         ------------------------
         8.5%-10.5%                   7.5x-8.5x                    0.5%-1.5%

     From the equity value ranges implied by these discount rates, EBITDA multiples and unlevered free cash flow perpetuity growth rates, Merrill Lynch determined a relevant equity value range per diluted share for PGS of $8.00 - $14.00, excluding the impact of the Expected Synergies.

     From the equity value ranges implied by these discount rates, EBITDA multiples and unlevered free cash flow perpetuity growth rates, Merrill Lynch determined a relevant equity value range per diluted share for Veritas of $17.00 - $34.00, excluding the impact of the Expected Synergies.

     The discounted cash flow analysis implied an exchange ratio range of 0.35x - 0.50x without incorporating the impact of the Expected Synergies on the respective financial measures.

  COMPARABLE COMPANY TRADING ANALYSIS

     Merrill Lynch reviewed and compared certain financial information, ratios and public market multiples derived from the forecasts of each of Veritas and PGS prepared by their respective managements to corresponding financial information, ratios and public market multiples for other mid-capitalization publicly traded corporations in the oilfield service industry.

     The following sets forth the mid-capitalization oilfield service companies selected by Merrill Lynch.

- BJ Services Company                       - Smith International, Inc.
- Cooper Cameron Corporation                - Tidewater Inc.
- FMC Technologies, Inc.                    - Varco International, Inc.
- National-Oilwell, Inc.                    - Weatherford International, Inc.

     The selected companies were chosen because they are publicly traded companies with financial and operating characteristics that Merrill Lynch deemed to be similar to those of PGS and Veritas. Merrill Lynch calculated various financial ratios for the selected companies and compared them to those calculated for PGS and Veritas. The ratios for the selected companies were based on publicly available information, including estimates provided by Merrill Lynch and other industry research. Merrill Lynch calculated the following financial ratio:

     - Equity market value (defined as price per share times total shares outstanding) multiples of estimated calendar year 2002 and 2003 net income after income taxes ("Net Income").

     The following table shows the relevant ranges determined by Merrill Lynch for the selected companies.

                                                                  MID-CAPITALIZATION
FINANCIAL MEASURE                                             OILFIELD SERVICE COMPANIES
-----------------                                             --------------------------
Equity Market Value as a Multiple of Net Income:
  2002E.....................................................     22.0x-28.0x
  2003E.....................................................     17.0x-21.0x

     From the equity market value ranges implied by these multiple ranges, Merrill Lynch determined a relevant equity market value range per diluted share for PGS of $11.00-$15.00, without incorporating the impact of the Expected Synergies.

     From the equity market value ranges implied by these multiple ranges, Merrill Lynch determined a relevant equity market value range per diluted share for Veritas of $26.00-$31.00, without incorporating the impact of the Expected Synergies.

     None of the selected companies is identical to PGS or Veritas. Accordingly, an analysis of these results is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

     The comparable company trading analysis implied an exchange ratio range of 0.40x-0.50x without incorporating the impact of the Expected Synergies on the respective financial measures.

  MERGER CONSEQUENCES

     Based on PGS's forecasts of its own future results and Veritas' forecasts of its own future results, Merrill Lynch analyzed the respective contributions of each of PGS and Veritas to the estimated Net Income of the combined company giving effect to the Combination on a pro forma basis for the calendar years 2002 and 2003 and analyzed the effect of the Combination on Net Income per current PGS Share and PGS ADS. Assuming Veritas is deemed the accounting acquirer, this analysis indicated that the Combination would result in approximately 72.8% and 11.9% accretion, respectively, to forecasted 2002 and 2003 calendar year Net Income per current PGS Share and PGS ADS, before one-time Merger related costs and expenses and including the Expected Synergies.

  SENSITIVITY ANALYSIS

     Given the inherent difficulty in forecasting the financial results of a seismic company as a result of the uncertainties involved in forecasting contract rates and activity levels as well as future multi-client library sales, Merrill Lynch also reviewed sensitivities to the implied exchange ratio analyses described above based on two sets of financial forecasts for Veritas incorporating reduced results for calendar 2002 and 2003. The first such set of reduced financial forecasts, Case B, incorporated adjustments made by PGS management to the financial forecast provided by Veritas' management and resulted in reductions in Veritas' net income for the calendar years 2002 and 2003 of $6.2 million and $1.3 million, respectively. The second set of reduced financial forecasts, Case C, incorporated adjustments made by PGS management to the Veritas financial forecasts utilized in Case B to reflect the potential for forced amortization of some of Veritas' multi-client surveys, the impact of which was a reduction in Veritas' net income utilized in Case B of $5.3 million and $11.0 million for calendar years 2002 and 2003, respectively.

     The following table presents the implied exchange ratio analyses described above, other than the relative stock price analysis, which does not rely upon forecasted financial results, based on the reduced Veritas financial results utilized in Case B and Case C.

                                                             IMPLIED EXCHANGE RATIO RANGE
                                                             -----------------------------
ANALYSIS                                                        CASE B          CASE C
--------                                                     -------------   -------------
Contribution Analysis......................................  0.50x-0.60x     0.55x-0.65x
Discounted Cash Flow Analysis..............................  0.40x-0.55x     0.50x-0.70x
Comparable Company Trading Analysis........................  0.45x-0.60x     0.55x-0.70x

     Merrill Lynch also analyzed the respective contributions of each of PGS and Veritas to the estimated Net Income of the combined company incorporating the financial forecasts for Veritas utilized in Case B and Case C and giving effect to the Combination on a pro forma basis for the calendar years 2002 and 2003 and analyzed the effect of the Combination on Net Income per current PGS Share and PGS ADS. Assuming Veritas is deemed the accounting acquirer, this analysis indicated that, utilizing the Case B financial forecasts for Veritas, the Combination would result in approximately 65.0% and 11.2% accretion, respectively, to forecasted 2002 and 2003 calendar year Net Income per current PGS Share and PGS ADS, before one-time Merger-related costs and expenses and including the Expected Synergies. In addition, and also assuming Veritas is deemed the accounting acquirer, this analysis indicated that, utilizing the Case C financial forecasts for Veritas, the Combination would result in approximately 59.0% and 4.8% accretion, respectively, to forecasted 2002 and 2003 calendar year Net Income per current PGS Share and PGS ADS, before one-time Merger-related costs and expenses and including the Expected Synergies.

  MERRILL LYNCH FINANCIAL ADVISOR FEE

     Under an engagement letter dated October 19, 2001 between PGS and Merrill Lynch, PGS retained Merrill Lynch to act as its financial advisor in connection with a business combination between PGS and Veritas. Under the engagement letter, PGS has agreed to pay Merrill Lynch (1) a fee of $500,000, contingent upon and payable in cash upon the earlier of (a) the execution of a definitive agreement to effect a business combination between PGS and Veritas and (b) the commencement by PGS or a PGS affiliate of a tender offer or Exchange Offer for securities of Veritas; and (2) if, during the period Merrill Lynch is retained by PGS or within two years thereafter, (a) a business combination is consummated with Veritas or a Veritas affiliate or (b) PGS or a PGS affiliate enters into an agreement which subsequently results in a combination, an additional fee of $4,250,000 payable in cash upon the closing of the business combination. Any fee previously paid to Merrill Lynch under clause (1) above would be deducted from any fees to which Merrill Lynch is entitled under clause (2) above. PGS has also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including reasonable fees and disbursements of its legal counsel, not to exceed $50,000 without the prior written consent of PGS, which consent will not be unreasonably withheld or delayed. Additionally, PGS has agreed to indemnify Merrill Lynch and its affiliates and their respective officers, directors, employees, agents and controlling persons against certain expenses, losses, claims, damages or liabilities in connection with its services performed in connection with its engagement.

     PGS retained Merrill Lynch based upon Merrill Lynch's experience and expertise. Merrill Lynch is an internationally recognized investment banking and advisory firm. Merrill Lynch, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past, Merrill Lynch has provided financial advisory and/or financing services to PGS and may continue to do so and has received, and may receive, fees for the rendering of such services. In the ordinary course of its business, Merrill Lynch and affiliates may actively trade the debt and equity securities of PGS and Veritas (and anticipate trading after the Merger in the securities of VGS) for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities.

VERITAS' REASONS FOR THE COMBINATION

     The board of directors of Veritas believes that the terms of the Combination are in Veritas' best interests and the best interests of its shareholders. The Veritas board has unanimously approved the Combination and the Merger Agreement. The Veritas board recommends the approval and adoption of the Combination and the Merger Agreement by its shareholders. The Veritas board views the Combination as a means of achieving the long-term strategic and financial goals of Veritas, while at the same time offering its shareholders the ability to participate in a broader range of activities in a larger company in the oil and gas service industry. The Veritas board also believes that the Combination offers a number of synergistic opportunities, including the ability to:

     - expand the service offerings of both companies on a global basis within a larger marketing system, thereby optimizing the deployment of more assets in more regions;

     - increase market share and revenues by integrating and bundling complimentary services and data libraries and making them available on a worldwide basis;

     - become a part of a significantly larger energy service company, thereby expanding the capital base and access to capital;

     - reduce combined corporate and field operating costs in relationship to revenues through the elimination of duplications in administrative costs and overhead and other expenses, including facilities and insurance costs;

     - take advantage of a broader and deeper combined management team;

     - increase technology, service and data development; and

     - optimize and make more efficient research and technology development.

     As to the structure of the Combination involving a new Cayman Islands parent for Veritas, the Veritas Board also considered the advantages of being a subsidiary of a non-U.S. company as opposed to being a U.S. corporation with both U.S. and non-U.S. subsidiaries and believes such advantages to be significant. International activities are a significant part of Veritas' business. Veritas' revenues from non-U.S. operations and export sales, as a percentage of total revenues, were 48% in fiscal 1999, 63% in 2000, and 60% in fiscal 2001, respectively.

     The Veritas board believes that a substantial portion of future opportunities for seismic activities lies outside the U.S. The Combination is intended to position Veritas and its shareholders to benefit from these opportunities. The Veritas board believes that combining Veritas with PGS under a Cayman Islands parent corporation will give Veritas, as well as PGS, competitive advantages not available to a U.S. company or a Norwegian company. In particular, the Veritas board and management believe the Combination:

     - will allow the combined company to restructure Veritas' and PGS's business as to achieve operational efficiencies, including improved worldwide cash management;

     - may increase Veritas' access, indirectly through the combined company, to international capital markets. The process of implementing the Combination could enhance Veritas' recognition by the international investment communities, including investment banks and financially oriented media, which may translate into an increased level of investment by non-U.S. investors in the combined company and, therefore, indirectly in Veritas. In addition, more favorable tax treatment for non-U.S. shareholders following the reorganization could further Veritas' ability to attract foreign investors. Distributions with respect to stock in a U.S. corporation to nonresident aliens could be subject to withholding taxes in a number of circumstances under the U.S. Internal Revenue Code. In addition, U.S. estate taxes are payable in some cases in respect of the value of shares in a

       U.S. corporation owned by a non-U.S. investor. Since Veritas would be a subsidiary of a non-U.S. corporation following the Combination, these taxes would generally no longer be applicable to non-U.S. investors with respect to their shareholdings in VGS. As a result, non-U.S. investors may be more receptive to a direct investment in VGS Shares and the concomitant indirect investment in Veritas;

     - may result in a more favorable corporate structure for expansion of Veritas' and PGS's current businesses through creation of foreign joint ventures and future acquisition opportunities; and

     - will give the combined company greater flexibility in seeking to lower its worldwide effective corporate tax rates. The U.S. imposes corporate income tax on the worldwide income of U.S. corporations. In contrast, the Cayman Islands generally impose no corporate income tax. Following the Combination, VGS expects to restructure the business operations of Veritas and PGS. To the extent Veritas' and PGS's non-U.S. and non-Norwegian businesses are conducted through VGS or non-U.S. and non-Norwegian subsidiaries, VGS expects a reduction in the aggregate worldwide effective corporate income tax rate of VGS and Veritas. Management of Veritas determined that use of a Norwegian parent company to effect the Combination was not desirable largely because of inflexible Norwegian corporate law and stock exchange requirements and unfavorable Norwegian tax law. Moreover, the use of a Cayman Islands parent corporation, rather than a U.S. parent corporation, prevents non-U.S. income of PGS that is currently not subject to U.S. federal income taxation from becoming subject to such taxation.

     The Veritas board and management cannot assure you, however, that the anticipated benefits of the Combination will be realized.

     In reaching its conclusions to approve the Combination, the Veritas board of directors considered the following factors:

     - information concerning the financial performance and condition, business operations and prospects of each of PGS and Veritas and the projected future performance and prospects of each of Veritas and PGS as separate entities and on a combined basis and expected cost savings resulting from the Combination;

     - current industry, economic and market conditions, which have strongly encouraged business combinations and other strategic alliances in the oil and gas industry and in the related oil and gas service industry;

     - recent and historical market prices of PGS Shares and PGS ADSs and Veritas Shares;

     - the structure of the transaction in terms of the Merger Agreement and the exchange ratio and merger ratio as renegotiated and reflected in the First Amendment, which were the result of arm's length negotiations between PGS and Veritas;

     - the financial analyses and opinion of Evercore;

     - the projected pro forma combined balance sheet of VGS after the Combination and the combined indebtedness of the two companies and the projected ability of the combined company to service that indebtedness;

     - the designation by Veritas of six of the ten persons to serve on the board of directors of VGS;

     - the designation of David B. Robson, currently Chairman and Chief Executive Officer of Veritas, as Chief Executive Officer of VGS;

     - the designation of Matthew D. Fitzgerald, currently Chief Financial Officer of Veritas, as Chief Financial Officer of VGS, and all other officers of VGS being designated by the board of directors of VGS;

     - the financial acumen, operating expertise and data libraries of both PGS and Veritas;

     - the operating expertise and historically more consistent cash flow generating capacity of PGS's offshore floating production, storage and offloading operations, as compared to typically more fluctuating cash flows from geophysical services;

     - the belief, although not free from doubt and which may be confirmed by a ruling from the Internal Revenue Service, that the Combination will afford Veritas shareholders the opportunity to receive VGS Shares in a transaction that should not have any immediate U.S. federal income tax consequences;

     - the tax savings that may be achieved through the Combination, although they are not certain;

     - the terms of the Merger Agreement that permit the boards of directors of either company, in the exercise of their fiduciary duties and subject to certain conditions, to terminate the Merger Agreement if their company receives a takeover proposal which the board deems to be a "superior proposal", as that term is defined in the Merger Agreement. While specified amounts are payable by either company that exercises its right of termination, under the conditions and subject to the terms of the Merger Agreement, the Veritas board did not view the expense reimbursement and termination fee provisions of the Merger Agreement as unreasonably impeding any interested third party from proposing a superior transaction to Veritas. See "The Merger Agreement --
       Covenants -- No Solicitation" and "-- Termination of the Merger Agreement" and "-- Expense Reimbursement and Termination Fees";

     - the terms of the Merger Agreement that permit, prior to the expiration of a five-day period after the SEC completes its review, either PGS or Veritas to terminate the agreement upon payment to the other of $7.5 million if one or more of the following events have not occurred by that time: (i) obtaining commitments for the sale of VGS equity or equity-linked securities yielding net cash proceeds of not less than $200 million, (ii) the sale by PGS of its Atlantis subsidiary for gross proceeds in cash and/or debt assumption of not less than $195 million,
       (iii) the sale by PGS of its Atlantis subsidiary and/or other assets agreed to by Veritas for gross proceeds in cash and/or debt assumption of not less than $200 million or (iv) a combination of sale commitments for VGS equity or equity-linked securities and PGS asset sales yielding gross proceeds in cash and, with respect to asset sales, debt assumption of not less than $200 million; and

     - the likelihood that the Combination would be consummated.

     In determining that the Combination was in the best interests of Veritas shareholders, the Veritas board of directors considered the reasons and factors above as a whole and did not assign specific or relative weights to such reasons or factors. The Veritas board of directors believes that the Combination is an opportunity for the shareholders of Veritas to participate in a combined enterprise that has significantly greater business and financial resources than either of the companies would have absent the Combination and that the exchange ratio and merger ratio reflect fair valuations of the companies in relation to each other.

RECOMMENDATIONS OF THE VERITAS BOARD OF DIRECTORS

     FOR THE REASONS SET FORTH UNDER THE CAPTIONS "-- BACKGROUND OF THE COMBINATION" AND "-- VERITAS' REASONS FOR THE COMBINATION", THE VERITAS BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE COMBINATION IS IN THE BEST INTERESTS OF ITS SHAREHOLDERS. THE VERITAS BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE COMBINATION AND THE MERGER AGREEMENT AND RECOMMENDS THAT THE HOLDERS OF VERITAS STOCK VOTE "FOR" ADOPTION AND APPROVAL OF THE COMBINATION AND THE MERGER AGREEMENT. SEE ALSO "-- INTERESTS OF CERTAIN PERSONS IN THE COMBINATION".

EVERCORE FAIRNESS OPINION

     Veritas retained Evercore Group Inc. to act as financial advisor to Veritas and to render a fairness opinion to the Veritas board of directors in connection with the Combination. On June 21, 2002, Evercore delivered its oral opinion, which was subsequently confirmed in writing, to the Veritas board of directors that, as of that date, based upon and subject to the various considerations set forth in the opinion, the merger ratio was fair, from a financial point of view, to the holders of Veritas common stock in relation to the exchange ratio.

     The full text of Evercore's written opinion is attached as Annex C to this proxy statement/prospectus and describes the assumptions made, general procedures followed, matters considered and limits on the review undertaken. Evercore's opinion is directed only to whether the merger ratio was fair, from a financial point of view, to the holders of Veritas common stock in relation to the exchange ratio and does not constitute a recommendation to any Veritas shareholder as to how such shareholder should vote with respect to the transaction proposals described in this proxy statement/prospectus or any related matter. The summary of Evercore's written opinion below is qualified in its entirety by reference to the full text of the opinion, attached as Annex C and incorporated in this proxy statement/prospectus by reference. Veritas shareholders are urged to, and should, read the opinion carefully and in its entirety.

     In connection with rendering its opinion, Evercore, among other things:

     - Analyzed publicly available financial statements and other publicly available business information relating to Veritas and PGS that Evercore deemed to be relevant;

     - Analyzed internal non-public financial statements and other financial and operating data concerning Veritas and PGS prepared and furnished to Evercore by the respective managements of Veritas and PGS;

     - Analyzed financial projections concerning Veritas and PGS prepared and furnished to Evercore by the respective managements of Veritas and PGS;

     - Discussed the past and current operations and financial condition and the prospects of Veritas and PGS, before and after giving effect to the transactions contemplated by the Merger Agreement, with the respective managements of Veritas and PGS;

     - Reviewed the reported prices and trading activity of the Veritas common stock and the PGS ADSs;

     - Compared the financial performance of Veritas and the prices and trading activity of the Veritas common stock with that of selected oil service companies and their securities;

     - Compared the financial performance of PGS and the prices and trading activity of the PGS ADSs with that of selected oil service companies and their securities;

     - Compared the proposed financial terms of the Combination with the publicly available financial terms of selected oil service company transactions;

     - Reviewed a draft of the Merger Agreement; and

     - Performed such other analyses and examinations and considered such other factors as Evercore in its sole judgment deemed appropriate for purposes of its opinion.

     For purposes of its analysis and opinion, Evercore relied upon and assumed, without assuming any responsibility for independently verifying, the accuracy and completeness of the information that was publicly available or was furnished to or discussed with Evercore by Veritas and PGS or otherwise reviewed by or for Evercore for purposes of its opinion, and further relied upon the assurances of the managements of Veritas and PGS that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of each of Veritas and PGS which were furnished to Evercore, Evercore assumed that those financial projections (including estimates of reasonably obtainable synergies) were reasonably prepared by each of Veritas and PGS on bases reflecting the best currently available estimates and good faith judgments of the managements of Veritas and PGS as to the future competitive, operating and regulatory environments and related financial performance of each of Veritas and PGS. Evercore expresses no view as to those projections and estimates of reasonably obtainable synergies or the assumptions on which they were based. Evercore neither made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of either

Veritas or PGS, nor was Evercore furnished with any such appraisals. Evercore's opinion was necessarily based on economic, market and other conditions as in effect on, and the information and agreements made available to it as of, the date of the opinion. Evercore's opinion does not address Veritas' underlying business decision to effect the Combination and does not constitute a recommendation to any shareholder as to how that shareholder should vote with respect to the Merger.

     For purposes of rendering its opinion, Evercore assumed, with the consent of Veritas, in all respects material to Evercore's analysis, that (1) the representations and warranties of each party contained in the Merger Agreement are true and correct, (2) each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement, (3) all conditions to the consummation of the Merger will be satisfied without waiver thereof and (4) all material governmental, regulatory or other consents and approvals necessary for the consummation of the Combination will be obtained without any adverse effect on Veritas or PGS or on the contemplated benefits of the Combination.

     Following is a summary of certain analyses contained in the materials presented by Evercore to the Veritas Board of Directors at its meeting on June 21, 2002 in connection with Evercore's opinion.

  RELATIVE RATIO ANALYSES

     Evercore conducted the following relative valuation analyses and compared the merger ratio in relation to the exchange ratio (the "Relative Ratio") with the ratios implied by such analyses. The Relative Ratio is 0.38. Veritas' shareholders will receive 1.0 VGS Share for each share of Veritas common stock. PGS's shareholders will receive 0.38 VGS Shares for each PGS Share and each PGS ADS.

     Historical Stock Trading Analysis. Evercore reviewed the daily historical closing prices of PGS ADSs for the five-year period ended November 26, 2001. During this period, the highest closing share price was $38.41, the average closing share price was $18.54, and the lowest closing share price was $5.00 compared to a closing share price on June 19, 2002 of $3.25.

     In addition, Evercore compared the Relative Ratio of 0.38 to the average implied ratio of the closing price of PGS ADSs to the closing share price of Veritas for the time periods prior to November 26, 2001 indicated in the table below.

                                                              AVERAGE IMPLIED
                                                              RELATIVE RATIO
                                                              ---------------
3 Year......................................................       0.73
2 Year......................................................       0.58
1 Year......................................................       0.40
6 Month.....................................................       0.46
3 Month.....................................................       0.49

     Contribution Analysis. Evercore analyzed the relative contribution of estimated net income and estimated cash flow for each of Veritas and PGS, as provided by the respective managements of the companies, for the calendar years 2001, 2002 and 2003. Evercore compared the Relative Ratio of 0.38 to the average implied ratios presented in the table below.

                                                              AVERAGE IMPLIED
                                                              RELATIVE RATIO
                                                              2001A TO 2003E
                                                              ---------------
Net Income..................................................       0.45
Cash Flow...................................................       0.52

     Veritas' management provided Evercore with adjusted estimates for PGS to reflect differences in projected market conditions in the multi-client data library market. Utilizing these adjusted estimates, and reflecting further adjustments related to purchase accounting, produced average implied ratios presented in the table below:

                                                              AVERAGE IMPLIED
                                                              RELATIVE RATIO
                                                              2001A TO 2003E
                                                                (ADJUSTED)
                                                              ---------------
Net Income..................................................       0.94
Cash Flow...................................................       0.48

     Relative Discounted Cash Flow Analysis. Evercore performed a discounted cash flow analysis on each of Veritas and PGS on a stand alone basis using financial projections that were based upon the financial estimates provided by the respective managements of Veritas and PGS for the calendar years 2002 and 2003. For the purposes of performing its analysis, Evercore assumed that the financial estimates for the calendar years 2004 through 2006 for each of Veritas and PGS were the same as the results for the calendar year 2003. Utilizing these projections, Evercore calculated the theoretical net present value of common equity for each of Veritas and PGS by adding the present value of (1) the projected stream of unlevered free cash flow after changes in working capital, capital expenditures and investment in multi-client data library, and (2) the projected value at the end of the calendar year 2006 (the "Terminal Value"), less the net debt and preferred stock, if applicable, of each company for the most recent quarter. Evercore applied discount rates for both companies ranging from 8.5% to 11.5%. Evercore applied a range of EBITDA multiples used to calculate Terminal Value of 2.0x to 4.0x for Veritas and 5.0x to 7.0x for PGS. These multiples were based on historical trading levels for each of the companies. Evercore compared the Relative Ratio of 0.38 to the implied ratios resulting from this analysis, which ranged from 0.61 to 0.74.

  ADDITIONAL ANALYSES

     In addition, Evercore considered other analyses for purposes of rendering its opinion.

     Trading Analysis of Selected Oil Service Companies. Evercore compared certain financial, operating and stock market data of Veritas and PGS to corresponding data of selected publicly traded oil service companies. Those companies were divided into four categories: seismic companies, a production services company, general oil service companies with equity value greater than $1 billion, and general oil service companies with equity value less than $1 billion. The companies included in Evercore's trading analysis are listed below.

            SEISMIC COMPANIES                     PRODUCTION SERVICES COMPANY
            -----------------                     ---------------------------
 Compagnie Generale de Geophysique, S.A.                IHC Caland N.V.
              Seitel, Inc.

      GENERAL OIL SERVICE COMPANIES              GENERAL OIL SERVICE COMPANIES
 (EQUITY VALUE GREATER THAN $1 BILLION)       (EQUITY VALUE LESS THAN $1 BILLION)
 --------------------------------------       -----------------------------------
           BJ Services Company                      Core Laboratories N.V.
       Cooper Cameron Corporation               Oceaneering International, Inc.
         National-Oilwell, Inc.                 Superior Energy Services, Inc.
        Smith International, Inc.                  W-H Energy Services, Inc.
             Tidewater Inc.

     Trading multiples for Veritas and PGS were based on estimates provided by the respective managements of Veritas and PGS. Evercore compared the trading levels of Veritas and PGS to each other and to those of the companies listed above. Cash flow was defined as net income plus depreciation and amortization (including amortization of multi-client data library, if applicable). The trading levels for

Veritas and PGS and the average trading levels for each of the four groups identified above are summarized in the following table.

                                           EQUITY VALUE TO:                ENTERPRISE VALUE TO:
                               -----------------------------------------   ---------------------
                                   NET INCOME             CASH FLOW               EBITDA
                               -------------------   -------------------   ---------------------
                               CY 2002E   CY 2003E   CY 2002E   CY 2003E   CY 2002E    CY 2003E
                               --------   --------   --------   --------   ---------   ---------
Veritas......................    13.9x      10.2x       1.8x       1.6x       2.0x        1.7x
PGS..........................     7.0        3.6        0.8        0.7        4.8         4.6
Seismic Companies
  Average....................    11.7x      10.3x       1.4x       2.4x       2.9x        2.4x
Production Services Company
  (one company only).........    18.0x      14.8x       8.5x       6.5x       7.9x        5.8x
General Oil Services
  Companies (equity value
  greater than $1 billion)
  Average....................    24.9x      18.1x      16.0x      12.3x      11.9x        9.2x
General Oil Services
  Companies (equity value
  less than $1 billion)
  Average....................    19.4x      13.1x       9.5x       7.4x       8.1x        6.4x

     Evercore noted that none of these companies were identical to either Veritas or PGS due to differences in business mix, size, capital structure and other factors. Accordingly, Evercore's trading analysis of selected oil services companies involved considerations and judgments concerning differences in financial and operational characteristics of Veritas and PGS that could affect their financial information and value relative to the companies to which they were being compared.

     Analysis of Selected Precedent Transactions. Evercore reviewed the implied transaction multiples and premiums paid in selected mergers and acquisitions involving oil service companies involved in stock-for-stock transactions with a market value greater than $250 million announced since January 1, 1998. Evercore further divided the selected transactions into two groups. The first group consisted of transactions announced in 1998 and 1999 and the second group consisted of transactions announced in 2000 and 2001.

              SELECTED TRANSACTIONS                                SELECTED TRANSACTIONS
            ANNOUNCED IN 1998 AND 1999                           ANNOUNCED IN 2000 AND 2001
            --------------------------                           --------------------------
Sedco Forex Holdings Limited/Transocean Offshore     Santa Fe International Corporation/Global Marine
Inc.                                                 Inc.
R&B Falcon Corporation/Cliffs Drilling Company       Pride International, Inc./Marine Drilling
Schlumberger Limited/Camco International Inc.        Companies, Inc.
Baker Hughes Incorporated/Western Atlas Inc.         Patterson Energy, Inc./UTI Energy Corp.
EVI, Inc./Weatherford Enterra, Inc.                  Transocean Sedco Forex Inc./R&B Falcon Corporation
Halliburton Company/Dresser Industries, Inc.         Tuboscope Inc./Varco International, Inc.
                                                     National-Oilwell, Inc./IRI International
                                                     Corporation

     The average multiples and premiums paid for these transactions are summarized below.

                                     EQUITY VALUE TO:      ENTERPRISE     PREMIUMS PAID
                                  ----------------------   VALUE TO:    -----------------
                                     LTM          LTM      ----------   ONE DAY   4 WEEKS
                                  NET INCOME   CASH FLOW   LTM EBITDA    PRIOR     PRIOR
                                  ----------   ---------   ----------   -------   -------
1998-1999
  Average.......................    17.2x        10.4x        8.7x        22%       20%
2000-2001
  Average.......................    22.1x        16.9x       19.8x        20%       28%

     Evercore also reviewed the premiums paid in selected friendly mergers and acquisitions involving stock-for-stock transactions with a market value greater than $250 million announced since January 1, 1998 where the equity market value of the acquirer was not more than twice the equity market value of the target. The premium is calculated based on the offer value for the common equity compared to trading levels four weeks prior to the announcement date. These results are summarized in the table below.

                                                              PERCENT OF TRANSACTIONS
PREMIUM PAID RANGE                                                  IN CATEGORY
------------------                                            -----------------------
Less than 0%................................................            21%
0%-20%......................................................            30%
20%-40%.....................................................            21%
40%-60%.....................................................             9%
60%-80%.....................................................            11%
Greater than 80%............................................             8%

     Evercore noted that because the Combination was conceived and structured as a strategic combination of equals, its analysis of implied valuation multiples and premiums paid in selected precedent transactions was less relevant to Evercore's opinion than certain other analyses.

     Pro Forma Merger Consequences Analysis. Relying on estimates provided by the respective managements of Veritas and PGS, with PGS's estimates adjusted by Veritas' management to reflect differences in multi-client data library accounting policies, Evercore reviewed pro forma effects of the Combination on Veritas' earnings per share and cash flow per share, based on assumptions regarding the Combination, including the accounting treatment for the Combination. Cash flow per share was defined as net income plus depreciation and amortization (including amortization of data library) per diluted share. The respective managements of Veritas and PGS also provided Evercore with estimates of certain synergies that are expected to occur as a result of the Merger. Based on the foregoing estimates, this analysis indicated that the Combination would be significantly accretive to Veritas' earnings per share in 2002 and 2003 and mildly accretive to Veritas' cash flow per share in 2002 and 2003.

     The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analysis or the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying Evercore's opinion. In arriving at its fairness determination, Evercore considered the results of numerous constituent analyses, including those summarized above. Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. No company or transaction used in any of the above analyses as a comparison is directly comparable to Veritas or PGS or the contemplated Combination. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Evercore's opinion to the Veritas Board of Directors was among the many factors taken into consideration by the Veritas Board of Directors in making its determination to approve the Merger Agreement and recommend the Combination. The parties to the Merger Agreement determined the Relative Ratio as the result of arms' length negotiations.

     Evercore is a nationally recognized investment banking firm that is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. Veritas retained Evercore based on these qualifications as well as its familiarity with Veritas and PGS.

     Under the terms of an engagement letter with Evercore entered into on September 26, 2001, Veritas agreed to pay Evercore a total fee of $5,000,000 for services rendered in connection with the Combination. Of this amount, $250,000 was due upon signing of the engagement letter, $1,500,000 was due upon delivery of Evercore's opinion and the balance is contingent upon the consummation of the Combination. Whether or not the transaction is completed, Veritas has agreed under the engagement letter to reimburse Evercore for all its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel, incurred in connection with its engagement by Veritas, and to indemnify Evercore against liabilities and expenses in connection with its engagement.

INTERESTS OF CERTAIN PERSONS IN THE COMBINATION

  VERITAS

     In considering the recommendation of the Veritas board of directors to vote in favor of the Combination and the VGS incentive plan proposals, you should be aware that members of the Veritas board of directors and Veritas' executive officers may have interests in the Combination and the VGS incentive plan proposals that differ from, or are in addition to, those of Veritas' shareholders generally. The Veritas board of directors was aware of these interests during its deliberations of the merits of the Combination and the VGS incentive plan proposals and in determining to recommend to the Veritas shareholders that they vote in favor of the Combination and the VGS incentive plan proposals. In this regard, some of the current directors and officers of Veritas may participate in those plans after the Combination.

     Unvested Stock Options. Generally, all unvested options to purchase Veritas Shares under the Veritas DGC Inc. 1992 Non-Employee Director Stock Option Plan, the Veritas DGC Inc. 1992 Employee Non-Qualified Stock Option Plan and the Veritas DGC Inc. 2001 Key Employee Nonqualified Stock Option Plan will vest and become fully exercisable upon completion of the Combination. In addition, all restrictions on shares issued under the Veritas DGC Inc. Restricted Stock Plan and the Veritas DGC Inc. 2001 Key Employee Restricted Stock Plan will be removed. As of June 25, 2002, the number of unexercisable options held by directors and executive officers of Veritas totaled 447,484, with prices ranging from $4.13 to $34.40 per share. As of June 25, 2002, there were a total of 10,631 restricted shares held by directors and executive officers of Veritas.

     Employment Agreements. Under employment agreements with Veritas, each of Messrs. Robson, Ludlow, Wells, Fitzgerald, Tripodo, VandenBrand and Worden will obtain specified benefits if his employment is terminated by VGS without cause or by that employee for good reason at any time during the two years following the Combination. Messrs. Robson and Fitzgerald will continue their employment with VGS following the Combination. Employment decisions relating to the remaining executive officers are expected to be made prior to the Combination. The Combination, however, will constitute a change of control within the meaning of these executives' employment agreements. Accordingly, the affected executive officers will obtain the benefits described below if their employment is terminated in either manner described above at any time during the two-year period immediately following the Combination. Each executive whose employment is so terminated would be entitled to continued coverage or reimbursement for or payment in lieu of certain medical and dental benefits for a period of 18 months. In addition, each executive whose employment is so terminated would become entitled to receive change of control payments of approximately $2,145,648; $1,342,022; $1,292,560; $945,000; $1,148,080; $563,957; and
$641,440, for Messrs. Robson, Ludlow, Wells, Fitzgerald, Tripodo, VandenBrand and Worden, respectively. Moreover, in the event that any severance payment constitutes an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code, and any executive becomes liable for any excise tax or penalties or interest on those payments, VGS will pay in cash to any affected executive an amount equal to those excise taxes or penalties and any incremental income tax liability arising from such payments.

  PGS

     Unvested Stock Options. Generally, all unvested options to purchase PGS Shares under PGS's Non-Employee Director Stock Option Plan, 2000 -- Incentive Share Option Plan, 1999 -- Incentive Share Option Plan and 1998/1 -- Incentive Share Option Plan will vest and become fully exercisable upon completion of the combination. As of July 1, 2002, the number of unexercisable options held by directors and executive officers of PGS totaled 1,592,000, with exercise prices ranging from NOK103 to NOK160 per share (approximately $13.74 to $21.35 per share based on an exchange rate of $1.00 = NOK7.494). Any PGS options assumed by VGS in connection with the Combination will be vested and fully exercisable.

     Employment Agreements. Under employment agreements with PGS, Mr. Michaelsen and each of PGS's other executive officers will obtain specified benefits following the occurrence of a change of control. The Combination will constitute a change of control within the meaning of these executives' employment agreements. Specifically, upon the occurrence of a change of control, each of these executives will be entitled to receive a change of control payments equal to three times the sum of the executives' then-current base salary plus the highest bonus previously paid to the executive. These change of control payments, including payments for estimated excise taxes, would be equal to approximately $4.5 million for Mr. Michaelsen and $7.7 million for the other executive officers as a group.

     In addition, each such executive would be entitled to coverage under medical and dental plans of VGS for a period of three years, including coverage for any qualified dependents. Moreover, in the event that such a change of control payment occurs in conjunction with a termination of employment and is deemed to constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code, and an executive becomes liable for any excise tax or penalties or interest on those payments, VGS will pay in cash to any affected executive an amount equal to those excise taxes or penalties and any incremental income tax liability arising from such payments.

     Retirement Plans. Two of PGS's executive officers participate in PGS's supplemental executive retirement plan. The executives are scheduled, upon the attainment of age 65, to receive a single life annuity of $100,000 per year. Upon a change of control of PGS, all benefits under the plan immediately vest in full, and PGS is required to set aside funds to provide for all benefits that are, or may become, payable under the plan. The Combination will constitute a change of control within the meaning of the plan, and it is estimated that PGS
will be required to set aside approximately $          to provide for benefits
under the plan. Such funds are to be placed in an irrevocable grantor trust, which will be subject to the claims of creditors of PGS in the event of the insolvency or bankruptcy of PGS. If, at any time within 24 calendar months following a change of control of PGS, the employment of a participant in the plan is involuntarily terminated or terminated by the participant through a resignation for good reason (as defined in the plan), then the participant may elect to receive an immediate lump-sum distribution equal to the actuarial equivalent of the benefit under the plan, reduced by 5%.

     Deferred Compensation Agreement. PGS has entered into a deferred compensation agreement with Mr. Michael Mathews, under which Mr. Mathews will obtain specified benefits following the occurrence of a change in control. The Combination will constitute a change in control within the meaning of Mr. Mathews' deferred compensation agreement. Specifically, upon the occurrence of a change in control, Mr. Mathews will be entitled to receive an immediate lump sum payment of any deferred compensation amount credited to a separate bookkeeping account maintained by PGS for Mr. Mathews. This change of control payment would be equal to approximately $300,000, assuming the closing date of the Combination is September 30, 2002.

CONVERSION/EXCHANGE OF STOCK OPTIONS AND ASSUMPTION OF STOCK PLANS

     In connection with the Exchange Offer, VGS is offering to assume all options to purchase PGS Shares outstanding as of the effective time of the Veritas Merger and any rights under those options from the holders thereof. Each such option assumed by VGS will be exercisable upon the same terms and conditions as under the applicable PGS stock option plan and the applicable option agreement, except that:

     - each option will cease to represent a right to acquire PGS Shares and will be exercisable for that whole number of VGS Shares equal to the number of PGS Shares subject to the option multiplied by 0.38; and

     - the option price per VGS Share will be equal to the U.S. dollar equivalent of the option price per PGS Share subject to the option divided by 0.38.

     Under the Merger Agreement, each option to acquire Veritas common stock will remain outstanding and be assumed by VGS. Each option to acquire Veritas common stock will be deemed to constitute an option to acquire the same number of VGS Shares and will be subject to the same terms and conditions as under the applicable Veritas stock option plan and option agreement, except that the options will become fully vested and exercisable as a result of the Combination under the "change of control" provisions of the Veritas stock option plans.

     VGS will assume the Veritas DGC Inc. 1992 Non-Employee Director Stock Option Plan, the Veritas DGC Inc. 1992 Employee Non-Qualified Stock Option Plan, the Veritas DGC Inc. 2001 Key Employee Nonqualified Stock Option Plan, the Veritas DGC Inc. Restricted Stock Plan and the Veritas DGC Inc. 2001 Key Employee Restricted Stock Plan for purposes of employing those plans to make grants of stock options and other awards based on VGS Shares following the closing of the Combination. As of June 30, 2002, the number of shares of Veritas common stock available for issuance under these plans was 369,921; 692,021; 1,515,514; 71,868 and 161,085.

EMPLOYEE BENEFIT MATTERS

     After the closing of the Combination, VGS will continue the employment of all employees of PGS, Veritas and their subsidiaries initially at the same salaries and wages paid to those employees immediately prior to the Combination. VGS, PGS and Veritas may, in their discretion, alter the salaries, wages and terms of employment of any employee at any time after the Combination, subject to contractual and legal obligations. Following the Combination, VGS and its subsidiaries will recognize service accrued by PGS and Veritas employees prior to the Combination under all VGS employee benefit plans in which each such employee is eligible to participate for purposes of determining their eligibility to participate, and also for purposes of determining the amount of their benefits under vacation pay, sick leave policies and life insurance programs. VGS will offer coverage to employees of PGS and Veritas under a group health plan that credits those employees towards the deductibles, coinsurance and maximum out-of-pocket provisions imposed under the group health plan for 2002 with any applicable expenses already incurred during 2002 under the group health plans of PGS and Veritas.

     Veritas and PGS will cooperate to (1) establish a process to promptly integrate compensation and benefit plans following the closing of the Combination, (2) establish severance pay policies for the employees of PGS and Veritas who are impacted by the Combination with terms that are consistently applicable to all similarly situated employees and (3) take appropriate and substantially consistent actions to retain key employees and provide for a smooth transition.

     Prior to the closing, VGS will adopt the VGS Inc. Share Incentive Plan more fully described under "Description of VGS Inc. Share Incentive Plan" and attached to this proxy statement/prospectus as Annex F and the VGS Inc. Employee Share Purchase Plan more fully described under "Description of VGS Inc. Employee Share Purchase Plan" and attached to this proxy statement/prospectus as Annex G. Assuming the plan is adopted, employees of PGS and Veritas will become eligible to participate in the VGS Inc. Employee Share Purchase Plan effective as soon as practicable following the closing of the Combination. In addition to the VGS Inc. Share Incentive Plan and the VGS Inc. Employee Share Purchase Plan, VGS's board of directors has also adopted the VGS Inc. Long Term Incentive Plan described under the caption "Description of VGS Inc. Long Term Incentive Plan". VGS intends to adopt additional employee incentive plans similar to those currently in effect for Veritas employees.

EFFECT OF THE COMBINATION ON THE VERITAS EXCHANGEABLE SHARES

     Two shares of special voting stock of Veritas are authorized and outstanding, each existing as a series of Veritas common stock. One special voting share was issued in 1996 in connection with a business combination transaction, and the other special voting share was issued in 1999 in connection with a business combination transaction. These special voting shares of Veritas possess a number of votes equal to the number of Veritas Energy Services Inc. Exchangeable Shares and Veritas Energy Services Inc. Class A Exchangeable Shares, Series 1 outstanding at any time. Veritas Energy Services Inc. is a wholly owned Canadian subsidiary of Veritas. These exchangeable shares were issued to provide beneficial Canadian tax treatments for the Canadian shareholders of the Canadian corporations participating in the business combination transactions. The exchangeable shares may be exchanged on a one-for-one basis for Veritas common stock and, when coupled with the voting rights afforded by the special voting shares, have rights virtually identical to Veritas common stock.

     Following the Combination, each exchangeable share will become exchangeable on a one-for-one basis for VGS Shares without any action on the part of the holders of the exchangeable shares. After the Combination, the holders of exchangeable shares will have voting and other rights virtually identical to VGS Shares just as they had as to Veritas Shares prior to the Combination.

DIVIDENDS

     Following the Combination, the board of directors of VGS will determine its dividend policy. In formulating that policy, the board will consider such factors as VGS's financial condition, cash flow, earnings, cash requirements, restrictions contained in debt agreements and other relevant factors. For the foreseeable future after the Combination, VGS does not anticipate paying any dividends on its shares. Any future declaration, setting aside or payment of dividends by VGS will be subject to the discretion of its board of directors and will be payable only out of its accumulated profits or its share premium account or any other account or reserve permitted under Cayman Islands law.

ACCOUNTING TREATMENT AND CONSIDERATIONS

     The Combination will be accounted for as a purchase under generally accepted accounting principles in the United States. Veritas will be the acquirer for financial accounting purposes. Accordingly:

     - the historical bases of Veritas in its assets and liabilities will be carried forward to the financial statements of VGS;

     - the assets and liabilities of PGS will be revalued in the financial statements of VGS to their estimated fair values at the date of the Combination; and

     - the excess of the sum of such fair values over the purchase price will be treated as negative goodwill and recorded in the financial statements of VGS as a pro-rata reduction in the estimated fair value of the noncurrent assets of PGS.

     The purchase price will be calculated as described under "Unaudited Pro Forma Combined Condensed Financial Statements".

     Under new U.S. accounting principles that will apply to VGS, any goodwill carried on its financial statements will not be amortized annually, but rather will be tested annually in future years for impairment on a reporting unit basis.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO VERITAS SHAREHOLDERS

  SCOPE OF DISCUSSION

     The following general discussion summarizes the anticipated material U.S. federal income tax consequences of the receipt of VGS Shares by certain holders of Veritas Shares under the Merger. This discussion assumes that Veritas shareholders hold their Veritas Shares and will hold their VGS Shares as capital assets. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to Veritas Shareholders in light of their individual circumstances or to particular Veritas shareholders who, for U.S. federal income tax purposes, are subject to special rules, such as:

     - dealers or traders in securities, commodities or currencies;

     - tax-exempt entities;

     - banks, financial institutions, or insurance companies;

     - grantor trusts;

     - real estate investment trusts or regulated investment companies;

     - holders who hold Veritas Shares as part of a hedge, straddle, wash sale, synthetic security, conversion transaction, or other integrated investment comprised of Veritas Shares and one or more other investments;

     - holders who have been, but are no longer, citizens or residents of the United States;

     - holders who acquired their Veritas Shares in compensatory transactions;

     - holders whose functional currency is not the U.S. dollar;

     - non-U.S. holders, as hereinafter defined, that are or previously have been engaged in the conduct of a trade or business, or that have or previously had a permanent establishment, in the United States; and

     - U.S. holders, as hereinafter defined, that immediately after the Merger will own five percent or more, determined by total voting power or total value, of VGS Shares ("Five Percent Transferee Shareholders").

     Further, this discussion does not address any U.S. federal estate and gift or alternative minimum tax consequences or any state, local, or foreign tax consequences relating to the Merger or the ownership and disposition of VGS Shares, nor does this discussion address the tax consequences of the Merger to Veritas, VGS or Veritas Holdco, which are not expected in any event to be material.

     This discussion is based on the Code, the Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, in each case as in effect and available on the date of this proxy statement/prospectus. All of the foregoing are subject to change, which change could apply with retroactive effect and could affect the tax consequences described below. Other than the ruling request described below, neither Veritas nor VGS will request any ruling from the Internal Revenue Service (the "Service") as to the U.S. federal income tax consequences of the Merger.

     For purposes of this discussion, a "U.S. holder" is a beneficial owner of Veritas Shares that, for U.S. federal income tax purposes, is (1) an individual citizen or resident of the United States, (2) a corporation or any other entity taxable as a corporation created or organized in or under the laws of the United States or of a state of the United States or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if such trust validly has elected to be treated as a U.S. person for U.S. federal income tax purposes or if (a) a U.S. court can exercise primary supervision over its administration and (b) one or more U.S. persons have the authority to control all of the substantial decisions of such trust. A "non-U.S. holder" is any beneficial owner of Veritas Shares other than a U.S. holder. In the case of a holder that is a partnership, determinations as to material tax consequences are generally made at the partner level, but special considerations not set forth herein may apply.

     THIS SUMMARY IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES OF THE MERGER TO A VERITAS SHAREHOLDER. EACH VERITAS SHAREHOLDER SHOULD CONSULT A TAX ADVISER REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE MERGER IN LIGHT OF SUCH SHAREHOLDER'S OWN SITUATION.

     Although not a condition precedent to the closing of the Merger, Veritas has requested that Baker & McKenzie, U.S. tax counsel to Veritas, deliver at closing an opinion of counsel (the "Opinion") to the effect that, among other things, the Merger qualifies as a reorganization under section 368(a) of the Code and that U.S. holders of Veritas Shares, other than Five Percent Transferee Shareholders, should not recognize gain under section 367 as a result of the Merger. The Opinion will be subject to certain qualifications and assumptions as noted therein and will rely upon (1) certain representations of Veritas, PGS, VGS, Neptune II, Inc., a Cayman Islands company wholly owned by VGS, Veritas Holdco and Veritas Merger Sub provided to counsel as a basis for the Opinion, including the representations that no consideration other than VGS Shares will be delivered in exchange for Veritas Shares and that certain requirements under Section 367 will be met, and (2) with respect to section 367, a favorable ruling from the IRS, as further described below (the "Section 367 Ruling"), the receipt of which is not a condition to the closing of the Merger. The Opinion will be based upon counsel's interpretation of the Code, applicable Treasury regulations, judicial authority and administrative rulings (including the Section 367 Ruling, if and when received) and practice, all as of the date of the Opinion. There can be no assurance that future legislation, judicial or administrative changes or interpretations will not adversely affect the accuracy of the conclusions set forth in the Opinion. The Opinion will not be binding upon the Service, and the Service will not be precluded from adopting a contrary position.

     It is expected that Veritas will file a request with the Internal Revenue Service, based upon factual representations made by Veritas, PGS and VGS, for a
Section 367 Ruling to the effect that the Merger satisfies the requirements of
Section 367 and the related Treasury Regulations and, therefore, that U.S. holders of Veritas Shares, other than Five Percent Transferee Shareholders, should not recognize gain as a result of the Merger. It is possible that a favorable Section 367 Ruling will not be received, or if received, will be received after the Special Meeting and, perhaps, after the closing of the Merger.

  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO U.S. HOLDERS OF VERITAS SHARES

     Qualification as a Section 368(a) Reorganization. Assuming the Merger qualifies as a reorganization under section 368(a) of the Code and that the requirements of Section 367 are met, the material U.S. federal income tax consequences will include the following:

     - No gain or loss will be recognized by U.S. holders of Veritas Shares solely upon their receipt in the Merger of VGS Shares in exchange therefor;

     - The tax basis of the VGS Shares received by a U.S. holder of Veritas Shares in the Merger will be the same as the tax basis of the Veritas Shares surrendered in exchange therefor; and

     - The holding period of the VGS Shares received by a U.S. holder of Veritas Shares in the Merger will include the holding period of Veritas Shares surrendered in exchange therefor, provided that such Veritas Shares are held as capital assets at the effective time of the Merger.

     Failure to Qualify as a Section 368(a) Reorganization. In the event that the Merger were held not to qualify as a reorganization under section 368(a) of the Code, a U.S. holder of Veritas Shares would recognize gain or loss in an amount equal to the difference between the U.S. holder's basis in its Veritas Shares and the fair market value, as of the effective date of the Merger, of the VGS Shares received in exchange therefor. In such event, the U.S. holder's basis in the VGS Shares so received would be equal to their fair market value as of the effective date of the Merger, and the holding period for such VGS Shares would begin on the day after the effective date of the Merger.

     Failure to Meet the Section 367 Requirements. In the event the Merger qualifies as a reorganization under Section 368(a), but fails to meet the requirements of Section 367, a U.S. holder of Veritas Shares would recognize gain, if any, on the exchange of Veritas Shares for VGS Shares pursuant to the Merger. A U.S. holder's gain would equal the excess of (1) the fair market value of the VGS Shares received in the Merger over (2) the U.S. holder's basis in the Veritas Shares exchanged. However, a U.S. holder would not recognize loss, if any, on the exchange of Veritas Shares for VGS Shares, and a U.S. holder with a realized loss on its Veritas Shares would preserve the loss by carrying over its basis to the VGS Shares received pursuant to the Merger.

     In determining the amount of gain recognized, each of the Veritas Shares transferred is treated as the subject of a separate exchange. Thus, if a U.S. holder transfers some Veritas Shares on which gains are realized and other Veritas Shares on which losses are realized, the U.S. holder may not net the losses against the gains to determine the amount of gain recognized.

     Although not free from doubt, the holding period of VGS Shares received by Veritas Shareholders recognizing a gain on the exchange should begin on the day after the effective date of the Merger. The holding period for VGS Shares received by Veritas Shareholders realizing a loss on the exchange would include the holding period of the Veritas Shares surrendered in exchange therefor.

  MATERIAL U.S. TAX CONSEQUENCES TO U.S. HOLDERS OF OWNING AND DISPOSING OF VGS SHARES

     Distributions on VGS Shares. VGS does not anticipate that it will pay any dividends on VGS Shares for the foreseeable future. Subject to this, U.S. holders will be required to include in gross income as ordinary income the gross amount of any distribution on the VGS Shares to the extent that the distribution is paid out of VGS's current or accumulated earnings and profits as determined for U.S. federal income tax purposes (a "dividend"). These dividends will not be eligible for the dividends-received deduction, which is generally allowed to U.S. corporate shareholders on dividends received from certain domestic and foreign corporations. Distributions in excess of the current and accumulated earnings and profits will be applied first to reduce the U.S. holder's tax basis in its VGS Shares, and thereafter will constitute gain from the sale or other taxable disposition of the shares. VGS will calculate its earnings and profits under U.S. federal income tax principles.

     For foreign tax credit purposes, dividends paid by a foreign corporation generally constitute foreign source income. However, under section 904(g) of the Code, dividends paid by a foreign corporation that is more than 50% owned by U.S. persons may be treated as U.S. source income for foreign tax credit purposes to the extent that the foreign corporation itself has more than an insignificant amount of U.S. source income. It is expected that a portion of the dividends paid by VGS will be treated as U.S. source income under section 904(g) of the Code for foreign tax credit purposes. To the extent that dividends distributed by VGS are treated as foreign source income, such dividends generally would constitute passive income, or, in the case of certain U.S. holders, financial services income for foreign tax credit purposes.

     Sale of VGS Shares. A U.S. holder of VGS Shares generally will recognize gain or loss for U.S. tax purposes upon the sale or other taxable disposition of such shares in an amount equal to the difference between the amount realized from such sale or other taxable disposition and the U.S. holder's adjusted tax basis in such shares. The gain or loss will be a capital gain or loss. In the case of a noncorporate U.S. holder, the maximum marginal U.S. federal income tax rate applicable to such gain will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income if such U.S. holder's holding period for such VGS Shares exceeds 12 months. The gain or loss will generally be U.S. source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

     Passive Foreign Investment Company Provisions. A foreign corporation is a passive foreign investment company ("PFIC") if either (1) at least 75% or more of its gross income for the taxable year is passive income, or (2) the average percentage of assets held by such corporation during the taxable year which produces passive income or which is held for the production of passive income is at least 50%. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets, and to receive directly its proportionate share of the income, of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock. In addition, special rules provide that for purposes of determining whether a foreign corporation is a PFIC, "qualified stock" held by certain domestic corporate subsidiaries of the foreign corporation is treated as an asset which does not produce passive income (and is not held for the production of passive income) and any amount included in gross income with respect to such stock is treated as active income. It is anticipated that the stock of certain indirect, domestic subsidiaries of VGS will constitute qualified stock after the Merger.

     Based upon estimates with respect to its income, assets and operations, VGS believes that it will not be a PFIC immediately following the Merger, and it does not anticipate becoming a PFIC in the foreseeable future. However, since the determination of PFIC status will be made on an annual basis, and will depend on the composition of the income and assets, as well as the nature of the activities, of VGS and its subsidiaries, from time to time, there can be no assurance that VGS will not be considered a PFIC for any taxable year. Moreover, neither an opinion from counsel nor a ruling from the Service will be obtained regarding whether VGS is or will be a PFIC.

     The highly complex rules which apply to PFIC's are generally intended to end the ability under prior law of all direct and indirect U.S. holders of PFIC stock to defer federal income tax with respect to the earnings of the PFIC until distributions are received from the PFIC or the shares of the PFIC are sold. Classification of a foreign corporation as a PFIC can have various adverse U.S. tax consequences to U.S. holders. These include taxation of gain on a sale or other disposition of the shares of the corporation (possibly including a disposition by way of gift or exchange in a corporate reorganization, or the grant of the stock as security for a loan) at ordinary income rates and imposition of an interest charge on gain or on distributions with respect to the shares. Accordingly, if VGS is classified as a PFIC, such classification could change the tax consequences of the distributions and sales or exchanges described above. Moreover, a step-up in the tax basis of the stock of a PFIC may not be available upon the death of an individual U.S. holder.

     If VGS should determine in the future that it is a PFIC, it will endeavor to so notify U.S. holders, although there can be no assurance that it will be able to do so in a timely and complete manner. U.S. holders are urged to consult their own tax advisors about the PFIC rules, including the availability of certain elections.

  INFORMATION REPORTING AND BACKUP WITHHOLDING WITH RESPECT TO U.S. HOLDERS

     Information reporting requirements and U.S. federal backup withholding may apply to dividends on, and proceeds from the sale, exchange or disposition of, VGS Shares within the United States received by certain non-corporate U.S. holders. Backup withholding tax is currently imposed at a rate of 30 percent. In order to ensure that backup withholding will not apply, a U.S. holder of VGS Shares (other than an "exempt recipient," including a corporation) may be required to furnish its correct taxpayer identification number to a payor or otherwise establish an exemption from withholding. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a U.S. holder's U.S. federal income tax liability, and a holder may apply for a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

  MATERIAL U.S. TAX CONSEQUENCES OF THE MERGER TO NON-U.S. HOLDERS

     Assuming the Merger qualifies as a reorganization under section 368(a) of the Code, the material U.S. federal income tax consequences to non-U.S. holders of Veritas Shares will generally be the same as those for U.S. holders of Veritas Shares described above in "Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Veritas Shares." In the event that the Merger were held not to qualify as a reorganization under section 368(a) of the Code, a non-U.S. holder would not be subject to U.S. federal income tax or withholding tax on any gain recognized on an exchange of Veritas Shares solely for VGS Shares in the Merger provided:

     - such gain is not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States or, if a tax treaty applies, is not attributable to a permanent establishment or fixed based maintained by the non-U.S. holder in the United States;

     - in the case of certain capital gains recognized by a non-U.S. holder that is an individual, such individual is either not present in the United States for 183 days or more during the taxable year in which the capital gain is recognized or otherwise qualifies for an exemption;

     - the non-U.S. holder qualifies for an exemption from backup withholding;
       and

     - either Veritas is not and has not been a "U.S. real property holding corporation" within the meaning of section 897(c)(2) of the Code at any time within the shorter of the five-year period preceding the Merger or such non-U.S. holder's holding period, or the non-U.S. holder does not hold, and has not held at any time during such shorter period, more than 5% of the Veritas Shares.

     Veritas does not believe that it is or has been within the last five years a U.S. real property holding corporation.

  MATERIAL U.S. TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OWNING AND DISPOSING OF VGS SHARES

     A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on distributions made by VGS on the VGS Shares. In addition, a non-U.S. holder generally would not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange or other disposition of VGS Shares provided:

     - such gain is not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States or, if a tax treaty applies, is not attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States;

     - in the case of certain capital gains recognized by a non-U.S. holder that is an individual, such individual is either not present in the United States for 183 days or more during the taxable year in which the capital gain is recognized or otherwise qualifies for an exemption; and

     - the non-U.S. holder qualifies for an exemption from U.S. federal backup withholding.

In order to qualify for an exemption from backup withholding tax on certain dividends on, and proceeds from the sale, exchange, or disposition of, VGS Shares paid within the United States, a non-U.S. holder may be required to certify such holder's foreign status or otherwise establish an exemption.

     THE U.S. FEDERAL INCOME TAX CONSEQUENCES SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH VERITAS SHAREHOLDER SHOULD CONSULT A TAX ADVISER AS TO THE PARTICULAR CONSEQUENCES OF THE MERGER AND OF THE HOLDING OF VGS SHARES THAT MAY APPLY TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION OF STATE, LOCAL, NON-U.S. AND OTHER FEDERAL TAX LAWS.

  MATERIAL CAYMAN ISLANDS TAX CONSEQUENCES

     The following discussion summarizes the material Cayman Islands tax consequences of the Merger and of holding VGS Shares based on the opinion of Maples and Calder, VGS's special counsel in the Cayman Islands. Shareholders of Veritas are encouraged to consult their own tax advisors as to the tax consequences of the Merger and the holding of VGS Shares.

     There is, at present, no direct taxation in the Cayman Islands. Thus, based on current law, the Cayman Islands tax aspects are as follows:

     - As to the consequences of the Merger, there will be no Cayman Islands taxation or withholding imposed on Veritas, VGS, Veritas Holdco, Veritas Merger Sub or any person that exchanges Veritas Shares for VGS Shares.

     - As to the consequences of holding VGS Shares, there will be no Cayman Islands taxation or withholding with respect to dividends on the VGS Shares or on a sale, exchange, redemption or other disposition of VGS Shares.

     VGS has been incorporated in the Cayman Islands as an exempted company and, as such, has applied for, and obtained, an undertaking from the Governor-in-Council of the Cayman Islands to the effect that, for a period of twenty years, no tax to be levied on profits, income, gains or appreciations will apply to VGS or its operations and no such taxes and no tax in the nature of estate duty or inheritance tax will be payable in respect of the VGS Shares. Accordingly, it is not envisaged that VGS will be subject to any taxation in the Cayman Islands other than incidental registry fees, annual registration fees and stamp duties on certain instruments entered into by it. There currently are no withholding taxes or exchange control regulations in the Cayman Islands applicable to VGS or its shareholders. There currently are no estate duty, gifts or gains taxes in the Cayman Islands that would apply to the VGS Shares or any income or gains derived from such shares or transfers or redemptions effected in respect of such shares.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     In the opinion of Felesky Flynn LLP, Canadian tax counsel for Veritas, the following is a summary of the material Canadian federal income tax consequences of the Merger generally applicable to persons who, for purposes of the Income Tax Act (Canada) (the "Canadian Tax Act"), hold their Veritas Shares, including exchangeable shares, and will hold their VGS Shares as capital property and deal at arm's length with Veritas Energy Services Inc., Veritas and VGS.

     The Veritas Shares, including exchangeable shares, generally will constitute capital property to a holder thereof unless such shares are held in the course of carrying on a business or have been acquired in a transaction or transactions considered to be an adventure or concern in the nature of trade. Certain Canadian resident holders of exchangeable shares whose shares might not otherwise qualify as capital property may be entitled to make an irrevocable election in accordance with subsection 39(4) of the Canadian Tax Act to have such shares, and any "Canadian security" (as defined in the Canadian Tax Act) owned in the taxation year in which the election is made and all subsequent taxation years, deemed to be capital property.

     The Canadian Tax Act contains provisions applicable to financial institutions and specified financial institutions. The following summary does not take into account these provisions. Shareholders who are or may be subject to these provisions should consult their own tax advisors. In addition, these summaries do not take into account the tax consequences of the Merger to holders of Veritas Stock Options. Holders of Veritas Stock Options should consult their own tax advisors. This summary does not apply to a holder with respect to whom Veritas or VGS is, or will be, a foreign affiliate within the meaning of the Canadian Tax Act.

     This summary is based upon the current provisions of the Canadian Tax Act and the regulations thereunder as enacted to the date of this proxy statement/prospectus, amendments to the Canadian Tax Act and regulations thereunder publicly announced by the Minister of Finance prior to the date hereof (the "Tax Proposals") and Canadian tax counsel's understanding of the published administrative practices and assessing policies of the Canada Customs and Revenue Agency ("CCRA") in effect as at the date of this proxy statement/prospectus. It is not certain that any of the Tax Proposals will be enacted in the form announced or at all. Other than the Tax Proposals, this summary does not take into account or anticipate any changes in the law or administrative practice, whether by judicial, governmental or legislative action or decision, nor does it take into account the tax legislation of any province or territory of Canada, or of any foreign jurisdiction. Provincial and territorial income tax legislation varies in Canada and in some cases differs from federal income tax legislation.

     THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT EXHAUSTIVE OF ALL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS. THIS SUMMARY IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, BUSINESS OR TAX ADVICE TO ANY PARTICULAR SHAREHOLDER, AND IT DOES NOT TAKE INTO ACCOUNT PROVINCIAL, TERRITORIAL OR FOREIGN INCOME TAX CONSIDERATIONS. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES TO THEM OF THE MERGER.

     For purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of Veritas Shares, including exchangeable shares, and VGS Shares, including dividends, adjusted cost base and proceeds of disposition must be measured in Canadian dollars. As a result, conversion of non-Canadian currency based on the prevailing exchange rate at the time such amount arises may be required.

  SHAREHOLDERS RESIDENT IN CANADA

     The following portion of the summary is applicable to holders of Veritas Shares, including exchangeable shares, who, for purposes of the Canadian Tax Act, are resident or deemed to be resident in Canada for purposes of the Canadian Tax Act and any applicable tax treaty or convention.

     Modification of Exchangeable Shares on the Merger. The modification of exchangeable shares, whereby such shares become exchangeable for VGS Shares rather than Veritas common stock, should not result in a disposition to the holders of the exchangeable shares either because there is no disposition of the exchangeable shares or, if there is, the disposition should be subject to the tax-deferred rollover provisions of section 51 of the Canadian Tax Act. Accordingly, holders of exchangeable shares should not realize any Canadian income tax consequences solely as a result of the modification.

     VGS believes that any voting rights and exchange rights received or conveyed by holders of exchangeable shares pursuant to the modification of exchangeable shares on the Merger will have only nominal value for purposes of the Canadian Tax Act. Therefore, their receipt or conveyance, as the case may be, should not result in any material Canadian income tax consequences. While Canadian tax counsel believes it is unlikely, the CCRA could take the position that the voting rights and exchange rights associated with the exchangeable shares have greater than nominal value. If the CCRA successfully asserts that the voting rights and exchange rights received by a holder have more than a nominal value, the exchange of such rights could result in a capital gain or capital loss, as described below.

     Similarly, VGS believes that the special voting stock of Veritas and of VGS will have only nominal value for purposes of the Canadian Tax Act. Therefore, any disposition or receipt of such stock will not result in any material Canadian income tax consequences to holders of exchangeable shares.

     Dividends Paid On Exchangeable Shares. A shareholder who is an individual must include dividends received or deemed to be received on the exchangeable shares in computing the shareholder's income, and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations.

     In the case of a shareholder that is a corporation, dividends received or deemed to be received on the exchangeable shares will be included in its income and normally will be deductible in computing its taxable income, subject to certain limitations in the Canadian Tax Act. A shareholder that is a "private corporation" or a "subject corporation" (as defined in the Canadian Tax Act) may be liable under Part IV of the Canadian Tax Act to pay a refundable tax of 33 1/3% on dividends received or deemed to be received on the exchangeable shares to the extent that such dividends are deductible in computing the shareholder's taxable income.

     The exchangeable shares are "taxable preferred shares" and "short-term preferred shares" for purposes of the Canadian Tax Act. Accordingly, Veritas Energy Services Inc. generally will be subject to a 66 2/3% tax under Part VI.1 of the Canadian Tax Act on dividends, other than excluded dividends, paid or deemed to be paid on the exchangeable shares. Dividends received or deemed to be received on the exchangeable shares will not be subject to the 10% tax under
Part IV.1 of the Canadian Tax Act applicable to certain corporations.

     Redemption or Exchange of Exchangeable Shares. The exchange of an exchangeable share for a VGS Share is a taxable transaction. An exchange can occur as a redemption by Veritas Energy Services Inc. (including, for purposes of this summary, a retraction by a holder) or as an acquisition by VGS. The Canadian federal income tax consequences of a redemption differ from those of an acquisition. A holder exercising the right of redemption in respect of an exchangeable share cannot control whether the share will be redeemed by Veritas Energy Services Inc. or will be acquired by VGS under the call right associated with exchangeable shares. However, a holder who exercises the right of redemption will be notified if the call right will not be exercised by VGS and the holder may cancel his redemption request and retain the exchangeable share.

     The following explains the tax treatment to a holder of an exchangeable share where the exchangeable share is exchanged for a VGS Share on a redemption of the exchangeable share by Veritas Energy Services Inc. and on an acquisition of the exchangeable share by VGS pursuant to the call right.

     On a redemption of an exchangeable share by Veritas Energy Services Inc., a portion of the redemption proceeds may be deemed to be a dividend received by the holder. The deemed dividend is calculated as the amount, if any, by which the redemption proceeds exceed the paid-up capital at that time of the exchangeable share. The deemed dividend is subject to the tax treatment accorded to dividends described above. Veritas Energy Services Inc. is required to calculate the deemed dividend and report the amount to the holder of the exchangeable share. The holder of the exchangeable share may also have a capital gain or loss as a result of the redemption. The holder of the exchangeable share is considered to have disposed of the exchangeable share for proceeds of disposition equal to the redemption proceeds less the amount of the deemed dividend. The holder will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition (as described above) exceed (or are less than) the adjusted cost base to the holder of the exchangeable share. The treatment of capital gains and capital losses is described below. In the case of a shareholder that is a corporation, in some circumstances the amount of any deemed dividend may be treated as proceeds of disposition, and not as a dividend, for purposes of calculating a capital gain.

     On the acquisition of an exchangeable share by VGS, the holder will in general realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the exchangeable share, less any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of the exchangeable share. The treatment of capital gains and capital losses is described below. The acquisition of an exchangeable share by VGS will not result in a deemed dividend to the holder of the exchangeable share.

     The redemption proceeds in the case of a redemption by Veritas Energy Services Inc. and the proceeds of disposition in the case of an acquisition by VGS will be the fair market value of a VGS Share at the time of the transaction plus the amount of all declared but unpaid dividends on the exchangeable share received by the holder as part of the exchange consideration. The cost of a VGS Share received on the exchange of an exchangeable share will be equal to the fair market value of the VGS Share at the time of the exchange.

     Exchange of Veritas Common Stock for VGS Shares on the Merger. The exchange of Veritas common stock for VGS Shares pursuant to the Merger will be a taxable transaction, because the VGS Shares will be transferred by an indirect subsidiary of VGS rather than by VGS itself. A holder of a share of Veritas common stock generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the share of Veritas common stock, less any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder. The proceeds of disposition of an exchanged share of Veritas common stock will be equal to the fair market value of the VGS Share at the time of the exchange. The cost of a VGS Share received on the exchange of a share of Veritas common stock on the Merger will be equal to the fair market value of the VGS Share at the time of the exchange.

     Capital Gains and Capital Losses. One-half of any realized capital gain (the "taxable capital gain") will be included in the shareholder's income in the year of disposition. One-half of any capital loss realized (the "allowable capital loss") may be deducted by the holder against taxable capital gains realized in the year of disposition. Any excess of allowable capital losses over taxable capital gains of the shareholder in the year of disposition generally may be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains in those years.

     A shareholder that is throughout the relevant taxation year a "Canadian-controlled private corporation" (as defined in the Canadian Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on its "aggregate investment income" for the year, which is defined to include taxable capital gains.

     If the holder of an exchangeable share is a corporation, the amount of any capital loss arising from a disposition or deemed disposition of an exchangeable share may be reduced by the amount of dividends received or deemed to have been received by it on such share, or on the common shares of Veritas Energy Services Inc. previously owned by such holder, to the extent and under circumstances prescribed by the Canadian Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns exchangeable shares or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns exchangeable shares.

     Dividends Paid on VGS Shares. Dividends paid on VGS Shares will be included in the recipient's income for the purposes of the Canadian Tax Act. Such dividends received by an individual shareholder will not be subject to the gross-up and dividend tax credit rules in the Canadian Tax Act. A shareholder which is a corporation will include such dividends in computing its income without any deduction in computing its taxable income.

     Disposition of VGS Shares. A disposition or deemed disposition of a VGS Share by a holder generally will result in a capital gain (or capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of the share. The treatment of capital gains and capital losses is described above.

     Foreign Property Information Reporting. A holder of Veritas Shares, including exchangeable shares, or VGS Shares, who is a "specified Canadian entity" (as defined in the Canadian Tax Act) for a taxation year or a fiscal period and whose total cost amount of "specified foreign property", including Veritas Shares, which includes exchangeable shares, and VGS Shares, at any time in the year (or fiscal period) exceeds Canadian $100,000 will be required to file an information return for the year (or fiscal period) disclosing certain prescribed information in respect of such property. With certain limited exceptions, a taxpayer resident in Canada in the year will be a specified Canadian entity. HOLDERS OF VERITAS SHARES, INCLUDING EXCHANGEABLE SHARES, AND VGS SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THESE RULES.

     Foreign Investment Entity Rules. Certain Tax Proposals, which are to be effective for taxation years that begin after 2002, generally will require holders of Veritas Shares, including exchangeable shares, and VGS Shares to determine on an annual basis if such shares constitute a "participating interest" other than an "exempt interest" in a "foreign investment entity", all as defined in the Tax Proposals. If these rules apply, the tax consequences described above could be significantly altered. For example, the holder could be required to use a mark-to-market approach in reporting as income the change of value of the shares.

     These rules are extremely complex and could be amended prior to becoming effective. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES, IF ANY, TO THEM OF THE APPLICATION OF THESE RULES.

  ELIGIBILITY FOR INVESTMENT

     Qualified Investments. Provided the exchangeable shares remain listed on a prescribed stock exchange (which currently includes The Toronto Stock Exchange), such shares will be a qualified investment under the Canadian Tax Act for a trust governed by a registered retirement savings plan, a registered education savings plan, a registered retirement income fund or a deferred profit sharing plan. VGS Shares will be a qualified investment under the Canadian Tax Act for such plans provided such shares are and remain listed on a prescribed stock exchange (which currently includes the New York Stock Exchange). The voting rights and exchange rights associated with the exchangeable shares will not be qualified investments under the Canadian Tax Act. However, as indicated above, VGS is of the view that the fair market value of these rights is nominal.

     Foreign Property. Provided the exchangeable shares remain listed on a prescribed stock exchange in Canada (which currently includes The Toronto Stock Exchange) and Veritas Energy Services Inc. maintains a substantial presence in Canada, the exchangeable shares will not be foreign property under the Canadian Tax Act for a trust governed by a registered pension plan, a registered retirement savings plan, a registered education savings plan, a registered retirement income fund or a deferred profit sharing plan. Generally, Veritas Energy Services Inc. will be considered to have a substantial presence in Canada if it satisfies one of several prescribed conditions. Veritas Energy Services Inc. has informed Canadian tax counsel that it currently satisfies and expects to continue to satisfy one or more of such conditions and therefore has and expects to maintain such substantial presence in Canada.

     VGS Shares will be foreign property under the Canadian Tax Act. The voting rights and exchange rights associated with the exchangeable shares will be foreign property under the Canadian Tax Act. However, as indicated above, VGS is of the view that the fair market value of these rights is nominal.

  SHAREHOLDERS NOT RESIDENT IN CANADA

     The following portion of the summary is applicable to holders of Veritas Shares, including exchangeable shares, and VGS Shares who, for purposes of the Canadian Tax Act, are not resident or deemed to be resident in Canada, to whom such shares are not taxable Canadian property, and who do not carry on an insurance business in Canada and elsewhere (a "Non-Resident Holder").

     Generally, Veritas Shares, including exchangeable shares, and VGS Shares will not be taxable Canadian property provided that such shares are listed on a prescribed stock exchange (which currently includes The Toronto Stock Exchange and the New York Stock Exchange), the holder does not use or hold, and is not deemed to use or hold, the Veritas Shares, including exchangeable shares, or the VGS Shares, as applicable, in connection with carrying on a business in Canada and the holder, persons with whom such holder does not deal at arm's length, or the holder and such persons, has not owned (or had under option) 25% or more of the issued shares of any class or series of the capital stock of Veritas Energy Services Inc., Veritas, or VGS, as applicable, at any time within five years preceding the date in question. Even if the holder exceeds the 25% threshold with respect to Veritas Shares, including exchangeable shares, and VGS Shares, such shares may not be taxable Canadian property. IF THE EXCHANGEABLE SHARE WAS ACQUIRED ON A TAX-DEFERRED ROLLOVER, IT MAY BE DEEMED TO BE TAXABLE CANADIAN PROPERTY. EVEN IF THE VERITAS SHARES, INCLUDING EXCHANGEABLE SHARES, OR VGS SHARES CONSTITUTE TAXABLE CANADIAN PROPERTY, AN APPLICABLE INCOME TAX TREATY OR CONVENTION MAY PRECLUDE CANADIAN INCOME TAX ON ANY GAIN THEREON. NON-RESIDENT HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE WHETHER THE VERITAS SHARES, INCLUDING EXCHANGEABLE SHARES, AND VGS SHARES CONSTITUTE TAXABLE CANADIAN PROPERTY AND ARE SUBJECT TO FAVOURABLE TREATMENT UNDER AN INCOME TAX TREATY OR CONVENTION.

     A Non-Resident Holder of exchangeable shares should not be subject to tax under the Canadian Tax Act on the modification of an exchangeable share. Similarly, the exchange of an exchangeable share by a nonresident holder for a VGS Share should not be subject to tax under the Canadian Tax Act, except to the extent the exchange gives rise to a deemed dividend (discussed below). A Non-Resident Holder should not be subject to tax under the Canadian Tax Act on the sale or other disposition of a Veritas Share or a VGS Share.

     Any dividends paid on the exchangeable shares are subject to Canadian withholding tax under the Canadian Tax Act at the rate of 25%, although such rate may be reduced under the provisions of an applicable income tax treaty or convention. For example, under the Canada-U.S. Tax Convention the rate is generally reduced to 15% for dividends paid to a person who is the beneficial owner and who is resident in the United States for purposes of that convention.

     A Non-Resident Holder whose exchangeable shares are redeemed will be deemed to receive a dividend as described above for residents of Canada, which deemed dividend will be subject to withholding tax as described in the preceding paragraph.

REGULATORY MATTERS

     The applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired. In addition, the relevant authorities in the United Kingdom have decided not to refer the Combination to the U.K. Competition Commission, which means that the Combination has been cleared in the United Kingdom.

     Each state in the United States in which PGS or Veritas has operations also may review the Combination under state antitrust laws. In addition, the appropriate regulatory authorities in certain other countries where PGS or Veritas conducts business may require regulatory approvals or filings.

     The applicable waiting period under the Norwegian 1994 Act on Control of Business Acquisitions has expired and the Exchange Offer may proceed without conditions under that act. In addition, the Norwegian Competition Authority has indicated that the authority will not intervene in the Combination.

     At any time before the closing of the Combination, the U.S. Justice Department, the U.S. Federal Trade Commission, a U.S. state or non-U.S. governmental authority or a private person or an entity could seek under the antitrust laws, among other things, to enjoin the Combination or to cause PGS or Veritas to divest assets or businesses as a condition to completion of the Combination. Furthermore, any of the relevant governmental authorities or a private person or entity could seek, under antitrust laws, to take action against VGS after the completion of the Combination. If a challenge to the Combination is made, VGS, PGS and Veritas may not prevail. The obligations of PGS and Veritas to consummate the Combination are subject to the condition that there be no decree, order or injunction of a U.S. or non-U.S. court of competent jurisdiction or other governmental authority that prohibits the consummation of the Combination. Each party has agreed to use its commercially reasonable best efforts to have any such decree, order or injunction lifted or vacated.

     PGS and Veritas believe that they will obtain all material required regulatory approvals prior to the expiration date of the Exchange Offer and the date of the Veritas Special Meeting. However, it is not certain that all approvals will be received by that time, or at all, and governmental authorities may impose unfavorable conditions for granting the required approvals.

INTERESTED STOCKHOLDER TRANSACTIONS UNDER DELAWARE LAW

     Veritas is a Delaware corporation. In general, Section 203 of the Delaware General Corporation Law prevents an "interested stockholder", which is generally a person who owns or has the right to acquire 15% or more of a corporation's outstanding voting stock, or an affiliate or associate thereof, from engaging in a "business combination", which is defined to include mergers and certain other transactions, with a Delaware corporation for a period of three years following the date such person became an interested stockholder. The statute provides an exception, however, if prior to such date the board of directors of the corporation approved either the business combination or the transaction in which the interested stockholder became an interested stockholder. The board of directors of Veritas has recommended the Combination, has approved the Merger Agreement and the other transactions contemplated by the Merger Agreement and has rendered inapplicable to the Combination the provisions of Section 203 of the Delaware General Corporation Law.

U.S. FEDERAL AND CANADIAN SECURITIES LAWS CONSEQUENCES; RESALE RESTRICTIONS

     All VGS Shares that will be distributed to shareholders of Veritas in the Merger will be freely transferable, except for restrictions applicable to "affiliates" of Veritas. Persons who are deemed to be affiliates of Veritas may resell VGS Shares received by them only in transactions permitted by the resale provisions of Rule 145 or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Veritas generally include executive officers, directors and significant shareholders of Veritas. The Merger Agreement requires Veritas to cause each of its directors and executive officers who Veritas believes may be deemed to be affiliates of Veritas to execute a written agreement to the effect that those persons will not sell, assign or transfer any of the VGS Shares issued to them in the Combination unless that sale, assignment or transfer has been registered under the Securities Act, is in conformity with Rule 145 or is otherwise exempt from the registration requirements under the Securities Act.

     The issuance of VGS Shares in the Combination to PGS and Veritas shareholders resident in Canada will be exempt from the registration and prospectus requirements of applicable Canadian securities legislation. These VGS Shares will be freely transferable in Canada, subject to the conditions that no unusual effort is made to prepare the market or create a demand for the shares, and no extraordinary commission or consideration is paid in respect of the resale, and the customary restrictions applicable to distributions of securities by control persons and persons in a "special relationship" with VGS, in accordance with available prospectus exemptions under applicable Canadian securities legislation and rulings or orders of provincial securities regulatory authorities in Canada, where necessary.

     This proxy statement/prospectus does not cover any resales of the VGS Shares to be received by PGS's or Veritas' shareholders in the Combination, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale.

RIGHTS OF DISSENTING SHAREHOLDERS

     Under Delaware law, Veritas shareholders do not have appraisal rights in connection with the Combination because the VGS Shares to be issued to Veritas shareholders will be listed on the New York Stock Exchange at the time of issuance.

     If VGS acquires and holds PGS Shares and PGS ADSs representing more than 40% of the voting rights in PGS, pursuant to the Exchange Offer or otherwise, VGS will be required under Section 4-1 of the Norwegian Securities Trading Act 1997 No. 79 to commence without undue delay and within in any event four weeks the Mandatory Offer, to be settled in cash for any remaining PGS Shares and PGS ADSs not already acquired.

     If as a result of the Exchange Offer, the Mandatory Offer or otherwise, VGS acquires and holds more than 90% of the total issued shares and voting rights in PGS then outstanding, VGS will have the right (and each remaining holder of PGS Shares and PGS ADSs would have the right to require VGS) to effect the Compulsory Acquisition whereby VGS will purchase all remaining PGS Shares and PGS ADSs not already owned by VGS, pursuant to Section 4.25 of the Norwegian Public Limited Companies Act 1997 No. 45. If such 90% threshold is obtained, VGS intends to exercise its rights to effect the Compulsory Acquisition.

CONTRACTUAL RELATIONSHIPS BETWEEN PGS AND VERITAS

     Except for the Merger Agreement, there are no material contractual relationships between PGS and Veritas.

STOCK EXCHANGE LISTING

     VGS is applying for listing of the VGS Shares to be issued in connection with the Combination on the New York Stock Exchange under the symbol "VTS", on the Oslo Stock Exchange under the symbol "VTS" and on The Toronto Stock Exchange under the symbol "VTS". Listing of the VGS Shares on the NYSE is a condition to closing of the Combination. Under the Merger Agreement, VGS has agreed to use commercially reasonably efforts to obtain approval for listing of VGS Shares on the OSE and TSE, subject to official notice of issuance. In connection with any listings on the OSE and on the TSE, the parties are not required to enter into any arrangements the parties believe would prove disadvantageous to VGS, and neither the OSE nor the TSE listing is a condition to closing.

MANDATORY OFFER PROCEDURES AND COMPULSORY ACQUISITION OF REMAINING OUTSTANDING PGS SHARES

  MANDATORY OFFER

     If VGS acquires and holds PGS Shares representing more than 40% of the voting rights in PGS, under the Exchange Offer or otherwise, VGS will be required under Section 4-1 of the Norwegian Securities Trading Act 1997 to commence a mandatory offer for the remaining shares without undue delay and no later than four weeks after the date such ownership has been achieved. PGS's articles of association include provisions that effectively lower the statutory threshold of 40% to 33 1/3%. For this purpose, VGS is not treated as having acquired PGS Shares under the Exchange Offer until all conditions to the Exchange Offer have been satisfied, deemed satisfied or waived. See "The Merger Agreement -- Conditions to the Merger and the Exchange Offer". The offer price under the mandatory offer will be unconditional and settled in cash (or include a cash alternative) and must be equal to, or higher than, the highest price paid by VGS for PGS Shares or agreed upon by VGS in the six-month period prior to the obligation to make a mandatory offer being triggered. In addition to offering cash, VGS reserves the right to offer holders of PGS Shares subject to the mandatory offer the option to exchange their PGS Shares for VGS Shares at the same exchange ratio as offered in the Exchange Offer. For the purpose of determining the consideration paid by VGS under the Exchange Offer, the valuation will be based on the volume weighted average sales price per share quoted for the Veritas common stock on the NYSE times 0.38 and the volume weighted average sales price per share quoted for the PGS Shares on the Oslo Stock Exchange for a period prior to the date on which the obligation to make a mandatory offer is triggered. This valuation will be determined after consultation with the Oslo Stock Exchange. The calculation of the offer price in Norwegian kroner will be based on the kroner to U.S. dollar exchange rates for the same period. If it is clear that the market price for PGS Shares when the mandatory offer obligation is triggered is higher than the offer price, the offer price must be increased so that it is at least as high as such market price. VGS must provide a bank guarantee for the settlement under the mandatory offer. The bank guarantee must be issued by a financial institution licensed to conduct business in Norway.

  COMPULSORY ACQUISITION

     If as a result of the Exchange Offer, the mandatory offer or otherwise, VGS acquires and holds more than 90% of the total issued shares and voting rights in PGS then outstanding (including those represented by PGS ADSs), Section 4-25 of the Norwegian Public Limited Companies Act 1997 will apply. Under this section, VGS will have the right (and each remaining holder of PGS Shares would have the right to require VGS) to effect a compulsory acquisition whereby VGS will acquire all remaining PGS Shares not already owned by VGS. If such 90% threshold is obtained, under the Merger Agreement VGS must exercise this right.

     If VGS directly or indirectly has become the holder of more than 90% of the total number of PGS Shares and voting rights in PGS, VGS intends to commence the compulsory acquisition concurrently with the commencement of the mandatory offer. In the compulsory acquisition, VGS must offer a redemption price in cash for the PGS Shares held by the minority shareholders of PGS, and deposit the total redemption price offered into a separate account with a bank in Norway. The compulsory acquisition will apply to all of the remaining PGS Shares (including those represented by PGS ADSs) not owned by VGS. Upon the consummation of a compulsory acquisition by VGS, PGS will become a wholly owned subsidiary of VGS, and the holders of PGS Shares subject to the compulsory acquisition will be treated as creditors of VGS. The PGS Shares subject to the compulsory acquisition will, upon commencement of the compulsory acquisition, be blocked in VPS for transfer to a VPS account belonging to VGS and will no longer be tradable on the Oslo Stock Exchange. PGS Shares are expected to continue to be listed on the Oslo Stock Exchange until the mandatory offer has been completed.

     If the compulsory acquisition offer is made in writing to all the remaining holders of PGS Shares who have a known address, and that offer is published in the Norwegian Official Gazette (Norsk Lysingsblad) and in a newspaper that is commonly read where PGS is domiciled, VGS will have the right to and intends to set a deadline of two months from the offer being published for the holders of PGS Shares to raise objections to or decline the offer. Under Section 4-25 of the Norwegian Public Limited Companies Act 1997, any holder of PGS Shares from which VGS has not received any objections or refusal before the expiration of the deadline will be regarded as having accepted the offered redemption price. For holders of PGS Shares who do object or who do not accept the redemption price offered in the compulsory acquisition, the price per PGS Share will be appraised by a Norwegian court. The court may assess the value of the PGS Shares at its discretion. The court is, among other things, likely to deem relevant the consideration paid under the Exchange Offer and the mandatory offer. VGS generally will bear the costs incurred in connection with the court's determination of the redemption price.

     If VGS combines the mandatory offer and the compulsory acquisition, the alternatives available to the holders of PGS Shares at that time can be summarized as follows:

     - The holder can accept the cash or any VGS Share consideration offered under the mandatory offer before the expiration of the acceptance period.

     - The holder can refrain from taking any actions. In such case, that holder will be regarded as having accepted the offered redemption price upon expiration of the announcement period of two months under the compulsory acquisition.

     - The holder can object to or reject the cash consideration offered under the compulsory acquisition within the expiration of the announcement period of two months. In such case, a Norwegian court will determine the cash consideration to be paid by VGS for such shares.

     A holder of PGS Shares may only choose one of the above alternatives. The choice will impact when such holder receives payment for his shares.

FINANCING ARRANGEMENTS FOR MANDATORY OFFER AND COMPULSORY ACQUISITION OF PGS SHARES

     The Combination is conditioned on, among other things, Veritas having in effect definitive credit agreements or binding commitments providing for credit capacity aggregating $235 million. In addition, VGS and Veritas are exploring the feasibility of obtaining sources of financing that may be used to provide funds to purchase PGS Shares or PGS ADSs in the mandatory offer and the compulsory acquisition. Assuming that (1) the total number of outstanding PGS
Shares (including those represented by PGS ADSs), is           , (2) an
aggregate number of PGS Shares (including those represented by PGS ADSs) are tendered and accepted in the Exchange Offer representing 90% of the outstanding PGS Shares (including those represented by PGS ADSs) and (3) an applicable PGS
share price of $     per share, then the aggregate amount of funds required by
VGS to purchase the remaining PGS Shares (including those represented by PGS
ADSs) would be $     million. VGS currently expects to obtain all funds required on its part to effect such mandatory offer and compulsory acquisition from either or a combination of such Veritas and VGS sources.

                              THE MERGER AGREEMENT

     The following is a summary of the Merger Agreement, as amended by the First Amendment. It does not contain all of the information that is important to you. To understand the Combination more fully, and for a more complete legal description of the Combination, you should read carefully the entire proxy statement/prospectus, including the annexes. The merger agreement that provides for the Exchange Offer, the Merger and related transactions is attached to this proxy statement/prospectus as Annex A-1, and the first amendment to the merger agreement is attached to this proxy statement/prospectus as Annex A-2, and both are incorporated in this proxy statement/prospectus by reference. We encourage you to read the merger agreement and the first amendment carefully.

VERITAS MERGER

     At the effective time of the Merger, an indirect, wholly owned subsidiary of Veritas, Veritas Merger Sub, will merge into Veritas with Veritas surviving as an indirect, wholly owned subsidiary of VGS. The closing of the Merger will take place promptly after all of the conditions to the Merger described in "-- Conditions to the Merger and the Exchange Offer" are fulfilled or waived. The Merger will be effective when VGS, PGS and Veritas file a certificate of merger with the Secretary of State of the State of Delaware or at a later time as they agree and specify in the certificate of merger. In any event, the effective time will occur promptly following the time of acceptance of PGS Shares and PGS ADSs following the expiration date of the Exchange Offer.

     In the Merger, each holder of Veritas common stock will receive one VGS Share for each share of Veritas common stock held. The parties expect there will be outstanding immediately before the effective time of the Merger an aggregate of approximately 31 million shares of Veritas common stock and approximately 1.5 million shares of exchangeable stock exchangeable into an aggregate of 1.5 million shares of Veritas common stock.

     Each outstanding ordinary share of Veritas stock designated "Special Voting Stock, Series 1" and each ordinary share of Veritas stock designated "ERS Special Voting Stock" will become a right to receive one ordinary share of VGS designated "Special Voting Stock, Series 1" and one ordinary share of VGS designated "Special Voting Stock, Series 2", respectively. Each exchangeable share and Class A exchangeable share series 1 of Veritas Energy Services, Inc., a Canadian subsidiary of Veritas, currently exchangeable for one share of Veritas common stock will become exchangeable for one VGS Share, and VGS and Veritas will cause Veritas Energy Services and the trustees to the Voting and Trust Agreements between Veritas and Veritas Energy Services dated as of August 30, 1996 and September 30, 1999, to enter into such agreements and other documents that are necessary to reflect that the exchangeable shares will be exchangeable for VGS Shares.

     Each option to purchase shares of Veritas common stock granted to Veritas employees and directors under Veritas' stock option plans that is outstanding and not exercised before the effective time of the Merger will be amended and modified to become an option to purchase VGS Shares.

     If, before the effective time of the Merger, VGS changes the number of its shares or Veritas changes the number of shares of its common stock that are issued and outstanding, in either case as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction VGS and Veritas will adjust the merger ratio appropriately.

EXCHANGE OFFER

     Concurrently with the solicitation of proxies from Veritas' shareholders to approve the Merger, VGS is offering to exchange VGS Shares for all the issued and outstanding PGS Shares and PGS ADSs.

COVENANTS

  INTERIM OPERATIONS

     In the Merger Agreement, PGS, Veritas, and to the extent applicable, VGS, agreed, except as otherwise permitted by the Merger Agreement, to take or refrain from taking the actions described below from the date of the Merger Agreement, November 26, 2001, until the Merger is completed or the Merger Agreement is terminated.

     Each of PGS, Veritas and, to the extent applicable, VGS will:

     - conduct its operations in the usual, regular and ordinary course in substantially the same manner as previously conducted;

     - use its commercially reasonable best efforts to:

      - preserve its business organization and goodwill;

      - keep available the services of its officers and employees; and

      - maintain satisfactory business relationships;

     - not amend its charter documents, except that (1) PGS may amend its articles of association to increase its share capital in connection with the exercise of stock options and other rights to acquire PGS share capital granted in accordance with the Merger Agreement, and (2) VGS may amend its articles of association in connection with any adoption of a shareholders rights plan;

     - promptly notify the other party of any material change in its condition or business, any termination or material breach of material contracts or any material litigation or material governmental complaints, investigations or hearings, or the material breach of any of its representations and warranties in the Merger Agreement;

     - promptly deliver to the other party any filings it makes with the SEC or any governmental or regulatory authority that administers the securities laws of the Kingdom of Norway or of Canada or any stock exchange;

     - except upon exercise of stock options and other rights granted in accordance with the Merger Agreement:

      - not issue any shares of its capital stock or share capital, effect any stock split or otherwise change its capitalization;

      - not grant any new options, warrants or other rights not existing on the date of the Merger Agreement to acquire shares of its capital stock or share capital;

      - not increase any compensation or enter into or amend any employment agreement with any former, present or future employees, officers or directors, except with new employees consistent with past practice; and

      - not adopt any new employee benefit plan or arrangement (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes that are less favorable to the plan participants;

     - not declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock or share capital and not redeem, purchase or otherwise acquire any shares of its capital stock or share capital, except that VGS will be allowed to repurchase the shares of its capital held by Veritas immediately prior to the effective time of the Merger;

     - not sell, lease or otherwise dispose of any material assets, except in the ordinary course of business or in intercompany transactions and except that PGS may sell its interest in its Atlantis subsidiary and other specified assets;

     - not acquire or agree to acquire in any manner any business entity or assets;

     - not change any of its accounting principles or practices except as required by a change in law or generally accepted accounting principles;

     - maintain insurance in such amounts and against such risks and losses as is customary for it;

     - not make or rescind any express or deemed tax election;

     - not settle or compromise any tax claim or controversy;

     - not change any of its methods of reporting income or deductions relating to federal income taxes, except as may be required by applicable law or except as would not have a material adverse effect;

     - except for intercompany transactions, working capital borrowings under existing credit facilities and refinancings of existing debt:

      - not incur or guarantee any indebtedness for borrowed money;

      - not issue or sell any debt securities, warrants or rights to acquire any debt securities, or guarantee any debt securities of others;

      - not enter into any material lease or create any material encumbrance on any of its property or that of its subsidiaries in connection with any indebtedness, except in the ordinary course of business;

      - not enter into any interest rate swap, cap, collar or similar agreement;

     - not make any capital expenditures not in the 2002 capital budget in excess of $5 million individually or $20 million in the aggregate;

     - not purchase any PGS Shares, PGS ADSs, VGS Shares or Veritas Shares, except as contemplated by the Merger Agreement;

     - not take any action that would delay materially, but in any event by more than 10 business days, or adversely affect the ability of any of the parties to obtain required consents, authorizations, orders or approvals of governmental or other regulatory authorities;

     - not enter into any agreement that would permit any third party to have any access to seismic data of the other party to the Merger Agreement;

     - not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party; and enforce the provisions of these agreements; and

     - not agree to take any action inconsistent with the foregoing or with the covenants described above applicable to it.

  ADDITIONAL AGREEMENTS

     In the Merger Agreement, VGS, PGS and Veritas also agreed that:

     - the parties will use commercially reasonable best efforts to cooperate with one another in:

      - determining which filings the parties must make with, and which consents, approvals, permits or authorizations the parties must obtain from, governmental or regulatory authorities of the United States and other jurisdictions in connection with the Merger, the Exchange Offer and the related transactions; and

      - making all such filings and seeking all such consents, approvals, permits or authorizations in a timely manner without causing a material adverse effect on PGS or Veritas;

     - the parties will promptly notify each other of any communication from any governmental or regulatory authority concerning the Merger Agreement or related transactions and permit the other party to review in advance any proposed communication to any governmental or regulatory authority;

     - the parties will not agree to participate in any meeting or discussion with any governmental or regulatory authority regarding any filing, investigation or other inquiry about the Merger Agreement or related transactions unless the other party is consulted in advance and given the opportunity to attend and participate;

     - the parties will furnish each other with copies of all correspondence, filings and communications with any governmental or regulatory authorities about the Merger Agreement and related transactions;

     - the parties will furnish each other with such necessary information and reasonable assistance that the other parties reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental or regulatory authorities;

     - each party will provide to the other reasonable access to its properties, records, files and other information;

     - the parties will consult with one another and mutually agree upon any press releases and other announcements relating to the Merger and the Exchange Offer;

     - VGS will prepare and submit to the New York Stock Exchange, the Oslo Stock Exchange and The Toronto Stock Exchange, a listing application covering the VGS Shares issuable in the Merger and the Exchange Offer and will use commercially reasonable best efforts to obtain the approval for the listing of those shares, but in connection with the listings on the Oslo Stock Exchange and The Toronto Stock Exchange the parties will not be required to enter into arrangements they believe would be disadvantageous to VGS and neither of such two listings will be a condition to closing of the Merger or the Exchange Offer;

     - each party will use its commercially reasonable best efforts to have timely delivered to the other party a "comfort" letter from its independent public accountants relating to the registration statement of which this proxy statement/prospectus is a part, except that no comfort letter will be required from Arthur Andersen LLP, the independent auditors for PGS's 2001 financial statements;

     - Veritas will provide PGS and VGS, before the effective time of the Merger, a list of persons who may be its affiliates for purposes of Rule 145 of the Securities Act, and Veritas will use commercially reasonable best efforts to obtain from each Rule 145 affiliate an undertaking not to dispose of any VGS Shares issued to such person in the Merger except (1) under an effective registration statement, (2) in compliance with Rule 145 under the Securities Act or (3) under an exemption from the registration requirements under the Securities Act;

     - each party will pay all costs and expenses incurred by it in connection with the Merger, regardless of whether the Merger becomes effective, other than costs that are specified to be shared or reimbursed under the Merger Agreement;

     - Veritas will not take any action to terminate its shareholder rights plan, redeem any of the rights, amend its shareholder rights plan in a manner adverse to PGS or cause any person not to trigger the issuance of rights, except for actions taken by Veritas to enter into an agreement that provides for a superior proposal as permitted by the Merger Agreement;

     - VGS may adopt a VGS rights agreement;

     - VGS will take all necessary action to ensure that after the effective time of the Merger, Veritas exchangeable shares will be exchangeable for VGS Shares on a one-for-one basis;

     - prior to the closing of the Exchange Offer, the board of directors of VGS will adopt resolutions specifically approving, for purposes of Rule 16b-3 under the Exchange Act, the receipt of VGS

       Shares and options by executive officers and directors of Veritas and of PGS who will become executive officers and directors of VGS subject to Rule 16b-3;

     - VGS and some related parties will not take any action, and Veritas will not permit any such company to take any action, prior to the effective time of the Merger, except as contemplated by the Merger Agreement, applicable law, or as is agreed upon by Veritas and PGS in order to pursue the desired tax treatment of such entities;

     - the parties will not take actions, cause actions to be taken, or fail to take actions (except as contemplated by the Exchange Offer, including any waiver by VGS of the Exchange Offer conditions) that would be likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or cause eligible Veritas shareholders not to qualify for an exception to Section 367(a)(1) of the Internal Revenue Code. This covenant is qualified, however, in that PGS may (1) structure the sale of its Atlantis subsidiary and other specified transactions, and (2) use the proceeds from such sale or transactions (subject to contractual limitations in PGS's $250 million bridge facility), in each case in any manner that PGS in its sole discretion believes to be appropriate, subject only to the requirement that if requested in good faith by Veritas in order to obtain a legal opinion as to the qualification of the Merger as a tax-free reorganization, PGS will apply the net proceeds from the sale of its Atlantis subsidiary to repay indebtedness unless PGS determines that it would be commercially disadvantageous to PGS to do so. PGS will, as promptly as reasonably practicable, furnish to Veritas such information, documents, representations and certifications that PGS is able to give and reasonable assistance as Veritas may reasonably request, from time to time, to assist Veritas in applying for and receiving a favorable ruling from the Internal Revenue Service for the Merger, but the receipt of such a favorable ruling is not a condition of the obligation of any party to effect the Merger and the closing of the Merger will not be delayed by reason of the failure to have obtained such a favorable ruling as of any time; and

     - Veritas and PGS will use their commercially reasonable efforts to assist VGS in making the Exchange Offer and to take all other actions that are necessary to facilitate the Exchange Offer and the Merger and their consummation.

     See "The Combination -- Interests of Certain Persons in the Combination", "The Combination -- Employee Benefit Matters" and "The
Combination -- Regulatory Matters" for a description of additional agreements between VGS and Veritas under the Merger Agreement.

  NO SOLICITATION

     Veritas will not permit any of its officers, directors, employees, agents or representatives, directly or indirectly, to solicit, initiate or encourage any inquiry, proposal or offer to merge, consolidate, purchase or otherwise acquire:

     - 15% or more of the consolidated assets, net revenues or net income of Veritas; or

     - 15% or more of any class of capital stock of Veritas.

     Any such proposal, offer or transaction may be referred to in this proxy statement/prospectus as a "Veritas acquisition proposal".

     Veritas will not cooperate with or engage in any discussions or negotiations concerning a Veritas acquisition proposal. Veritas agreed to cease immediately and terminate any existing negotiations with any parties on any such matters. However, nothing contained in the Merger Agreement prevents Veritas or the Veritas board of directors from:

     - complying with Rule 14e-2 under the Exchange Act with regard to a Veritas acquisition proposal; or

     - before Veritas' shareholders approve the Merger, providing information to or engaging in any negotiations with any person who has made an unsolicited bona fide written Veritas acquisition proposal for all the outstanding shares of Veritas common stock or all or substantially all the assets of Veritas that, in the good faith judgment of the board of directors of Veritas, taking into account (1) the likelihood and timing of consummation, (2) the availability and timing of financing, (3) any amendments to or modifications of the Merger Agreement that PGS has offered or proposed at the time of determination and (4) any other factors that the board of directors may in good faith believe to be taken into account, and based on the advice of a financial advisor of recognized national reputation, a written summary of which is promptly provided to PGS, is superior to the Merger, if the board of directors, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its fiduciary obligations.

     If Veritas intends to participate in any discussions or negotiations or to provide any information to any third party, Veritas must:

     - give prompt prior oral and written notice to PGS of each such action;

     - immediately notify PGS orally and in writing of any requests for information or the receipt of any Veritas acquisition proposal or inquiry relating to or that could lead to a Veritas acquisition proposal, including the identity of the person or group (1) engaging in such discussions or negotiations, (2) requesting such information or (3) making such Veritas acquisition proposal, and the material terms and conditions of any Veritas acquisition proposal;

     - keep PGS fully informed on a timely basis of the status and details, including any changes or proposed changes to such status or details, of any such requests, Veritas acquisition proposals or inquiries; and

     - provide to PGS as soon as practicable after receipt or delivery thereof, copies of all correspondence and other written material sent or provided to Veritas from any third party, or sent or provided by Veritas to any third party, in connection with any Veritas acquisition proposal.

     PGS will not permit any of its officers, directors, employees, agents or representatives, directly or indirectly, to solicit, initiate or encourage any inquiry, proposal or offer to merge, consolidate, purchase or otherwise acquire:

     - 15% or more of the consolidated assets, net revenues or net income of PGS; or

     - 15% or more of the PGS Shares and PGS ADSs, taken together.

     Any such proposal, offer or transaction may be referred to in this proxy statement/prospectus as a "PGS acquisition proposal".

     PGS will not cooperate with or engage in any discussions or negotiations concerning a PGS acquisition proposal. PGS agreed to cease immediately and terminate any existing negotiations with any parties on any such matters. However, nothing contained in the Merger Agreement prevents PGS or the PGS board of directors from:

     - complying with Rule 14e-2 under the Exchange Act or applicable Norwegian law with regard to a PGS acquisition proposal; or

     - before the Exchange Offer closing, providing information to or engaging in any negotiations with any person who has made an unsolicited bona fide written PGS acquisition proposal for all the outstanding PGS Shares and PGS ADSs, taken together, or all or substantially all the assets of PGS that, in the good faith judgment of the board of directors of PGS, taking into account (1) the likelihood and timing of consummation, (2) the availability and timing of financing, (3) any amendments to or modifications of the Merger Agreement that Veritas has offered or proposed at the time of determination and (4) any other factors that the board of directors may in good faith believe to be taken into account, and based on the advice of a financial advisor of recognized national reputation, a written summary of which is promptly provided to Veritas, is superior to the

       Exchange Offer, if the board of directors, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its obligations under Norwegian law relating to directors' responsibilities.

     If PGS intends to participate in any discussions or negotiations or provide any information to any third party, PGS must:

     - give prompt prior oral and written notice to Veritas of each such action;

     - immediately notify Veritas orally and in writing of any requests for information or the receipt of any PGS acquisition proposal or inquiry relating to or that could lead to a PGS acquisition proposal, including the identity of the person or group (1) engaging in such discussions or negotiations, (2) requesting such information or (3) making such PGS acquisition proposal, and the material terms and conditions of any PGS acquisition proposal;

     - keep Veritas fully informed on a timely basis of the status and details, including any changes or proposed changes to such status or details, of any such requests, PGS acquisition proposals or inquiries; and

     - provide to Veritas as soon as practicable after receipt or delivery thereof, copies of all correspondence and other written material sent or provided to PGS from any third party, or sent or provided by PGS to any third party, in connection with any PGS acquisition proposal.

REPRESENTATIONS AND WARRANTIES

     PGS, on the one hand, and Veritas, VGS and various related subsidiaries, on the other hand, have made various representations and warranties in the Merger Agreement that, in the cases of PGS and Veritas, are substantially reciprocal. Those representations and warranties pertain to:

     - the organization, good standing and foreign qualification of the parties and their significant subsidiaries;

     - the authorization, execution, delivery and enforceability of the Merger Agreement and related matters;

     - capitalization;

     - subsidiaries;

     - no violation of law and possession of permits;

     - whether each party's execution and delivery of the Merger Agreement or consummation of the transactions contemplated thereby causes any conflict with charter documents, a default under any material agreements or a violation of any applicable law;

     - the documents and reports that the parties have filed with the SEC, the Oslo Stock Exchange and the Canadian securities regulatory authorities;

     - litigation;

     - whether certain events, changes or effects have occurred from December 31, 2000 to the date of the Merger Agreement;

     - taxes;

     - retirement and other employee benefit plans and matters relating to the Employee Retirement Income Security Act of 1974;

     - labor matters;

     - environmental matters;

     - intellectual property matters;

     - maintenance of insurance;

     - vessel leases;

     - brokerage commissions and similar fees;

     - receipt of fairness opinions from financial advisors;

     - beneficial ownership of each other party's share capital or capital stock;

     - real and personal property matters; and

     - material contracts.

     In addition, Veritas has made representations and warranties regarding the shareholder votes required in connection with the Merger Agreement and the amendments and actions taken under its rights agreement.

     None of these representations and warranties will survive after the effective time of the Merger.

CONDITIONS TO THE MERGER AND THE EXCHANGE OFFER

  CONDITIONS TO EACH PARTY'S OBLIGATIONS

     PGS, Veritas, VGS, and related parties will be obligated to effect the Merger, and VGS will be obligated to accept PGS Shares and PGS ADSs tendered in the Exchange Offer, only if the following conditions are satisfied or waived at or before the closing date.

     Shareholder Approval; Exchange Offer. Veritas has received the required approval of the holders of its common stock and special voting stock, together as a class, to adopt the Merger Agreement and approve the Merger and the transactions contemplated thereby. The closing of the Exchange Offer is also a condition to closing the Merger.

     Minimum Condition. In addition to the conditions described under this caption, the Exchange Offer is conditioned upon the tender, prior to the expiration date of the Exchange Offer, of a number of PGS Shares and PGS ADSs that would represent more than 90% of the PGS Shares (including the shares represented by PGS ADSs) outstanding as of the expiration date of the Exchange Offer. VGS will waive the minimum condition at the direction of both PGS and Veritas. Veritas must, at PGS's request, direct the waiver of the minimum condition to the extent that VGS or Veritas arranges financing sources in an amount not to exceed $30 million to provide for the cash purchase of PGS Shares and PGS ADSs below the 90% threshold. These financing sources are in addition to the $235 million of financing Veritas must obtain as described below. The aggregate amount of cash paid for PGS Shares and PGS ADSs not accepted for exchange in the Exchange Offer may not exceed $110 million. Please read "The Combination -- Financing Arrangements for Mandatory Offer and Compulsory Acquisition of PGS Shares".

     Antitrust Waiting Periods and Related Matters. The waiting period applicable to the completion of the Merger and the Exchange Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired or been terminated. This condition has been satisfied.

     No governmental claim, proceeding or action by an agency of the government of the United States, United Kingdom, Kingdom of Norway, Brazil, Canada or the European Union is threatened or pending that seeks to restrain, prohibit or rescind any transaction contemplated by the Merger Agreement as an actual or threatened violation of any antitrust law or seeks to penalize a party for completing any transaction contemplated by the Merger Agreement. In addition, each of the following is also a condition to the Merger and the Exchange Offer if, in each case, non-satisfaction of the condition is reasonably likely to individually or in the aggregate have a material adverse effect on VGS:

     - expiration or termination of any mandatory waiting period under any applicable non-U.S. antitrust or other laws; and

     - no final or preliminary administrative order denying approval of or prohibiting the Merger or the Exchange Offer has been issued by a governmental authority with jurisdiction to enforce applicable non-U.S. antitrust laws.

     No Injunctions or Restraints. None of the parties to the Merger Agreement is subject to any decree, order or injunction of a court of competent jurisdiction that prohibits the Merger or the Exchange Offer. No governmental authority has enacted any statute, rule or regulation that prohibits the Merger or the Exchange Offer or makes them unlawful.

     Registration Statement. The SEC has declared the registration statement, of which the proxy statement/prospectus relating to the Merger and the Exchange Offer prospectus form a part, to be effective, and no stop order concerning the registration statement is in effect; and all required Norwegian and Canadian governmental, regulatory or stock exchange approvals of the registration statement, proxy statement/prospectus or the Exchange Offer prospectus have been obtained and remain in effect.

     NYSE Listing. The New York Stock Exchange has authorized for listing the VGS Shares to be issued and delivered in the Merger and the Exchange Offer.

     Accounting Treatment. Veritas is treated as the acquirer for accounting purposes in the Combination, and the SEC has concurred with or not objected to that accounting treatment, which Veritas believes to be the case at present.

  ADDITIONAL CONDITIONS TO THE OBLIGATION OF VERITAS AND VGS TO EFFECT THE MERGER AND THE EXCHANGE OFFER

     Veritas is not obligated to effect the Merger, and VGS will not be required to accept for exchange any PGS Shares or PGS ADSs tendered in the Exchange Offer, unless the following additional conditions are satisfied or waived at or before the closing date.

     Covenants, Representations and Warranties. PGS has performed in all material respects the covenants and agreements that the Merger Agreement requires it to perform on or before the closing date. The representations and warranties of PGS contained in the Merger Agreement that are qualified as to materiality or material adverse effect on PGS are true and correct in all respects as of the closing date. The representations and warranties of PGS contained in the Merger Agreement that are not qualified as to materiality or material adverse effect on PGS are true and correct in all respects as of the closing date, except for breaches of representations and inaccuracies in warranties that do not and would not individually or in the aggregate have a material adverse effect on PGS. If representations and warranties are made as of a specified date, then those representations and warranties are true and correct in all respects as of the specified date. Veritas will receive a certificate of PGS executed by its President or one of its Vice Presidents certifying that PGS's representations and warranties are true and correct.

     Credit Agreement. PGS has in effect one or more definitive credit agreements, or has received one or more binding commitment letters, that together provide for a maximum aggregate credit capacity of $430 million.

     No Material Adverse Effect. At any time after the date of the Merger Agreement, no event or occurrence has occurred that has had or would have a material adverse effect on PGS. For purposes of the Merger Agreement, "material adverse effect" means a material adverse effect or change in:

     - the business, assets, conditions (financial or otherwise) or operations of a party and its subsidiaries on a consolidated basis, except for those changes or effects in general economic, financial or capital market, regulatory or political conditions or changes that generally affect the industries in which the parties operate or changes arising out of the announcement of the Merger Agreement;

     - the ability of a party to consummate the transactions contemplated by the Merger Agreement or to fulfill the conditions to closing; or

     - PGS's senior debt rating, which causes PGS to provide or make available to any person cash, collateral or security in excess of 50 million pounds sterling.

  ADDITIONAL CONDITIONS TO THE OBLIGATION OF PGS TO EFFECT THE MERGER AND THE EXCHANGE OFFER

     PGS is not obligated to effect the Merger unless the following additional conditions are satisfied or waived at or before the closing date.

     Covenants, Representations and Warranties. Veritas, VGS and some related companies have performed in all material respects the covenants and agreements that the Merger Agreement requires them to perform on or before the closing date. The representations and warranties of Veritas, VGS and those companies contained in the Merger Agreement that are qualified as to materiality or material adverse effect on Veritas are true and correct in all respects as of the closing date. The representations and warranties of Veritas, VGS and those companies contained in the Merger Agreement that are not qualified as to materiality or material adverse effect on Veritas are true and correct in all respects as of the closing date, except for breaches of representations and inaccuracies in warranties that do not and would not individually or in the aggregate have a material adverse effect on Veritas. If representations and warranties are made as of a specified date, then those representations and warranties are true and correct in all respects as of the specified date. PGS will receive a certificate of each of Veritas, VGS, and each of those companies, executed by its President or one of its Vice Presidents, certifying that the representations and warranties of Veritas, VGS, or such company are true and correct.

     No Material Adverse Effect. At any time after the date of the Merger Agreement, no event or occurrence has occurred that has had or would have a material adverse effect on Veritas.

     Credit Agreement. Veritas has in effect one or more definitive credit agreements, or has received one or more binding commitment letters, that together provide for a maximum aggregate credit capacity of $235 million.

  WAIVER OF CONDITIONS AT EXCHANGE OFFER CLOSING

     The parties will be deemed to have satisfied or irrevocably waived all conditions to the Merger described above upon the closing of the Exchange Offer.

TERMINATION OF THE MERGER AGREEMENT

     PGS, Veritas and VGS may terminate the Merger Agreement by mutual written consent. Either the PGS board of directors or the Veritas board of directors may terminate the Merger Agreement if:

     - the mailing of the Exchange Offer prospectus and proxy statement/prospectus has not commenced by September 30, 2002;

     - the parties have not completed the Merger by October 31, 2002, except that (1) each of PGS and Veritas has the option to extend the termination date for an additional 30 days if all conditions are satisfied except for the conditions relating to antitrust and other governmental filings and approvals, and (2) the party desiring to terminate the Merger Agreement for this reason has not failed to perform or observe in any material respect any of its obligations under the Merger Agreement in any manner that caused the Merger not to occur on or before that date;

     - at the Special Meeting, the shareholders of Veritas do not adopt the Merger Agreement;

     - the Exchange Offer has expired or has been terminated without VGS having accepted any PGS Shares and PGS ADSs because the minimum condition was not satisfied; or

     - a U.S. federal or state or non-U.S. court of competent jurisdiction or U.S. federal or state or non-U.S. governmental, regulatory or administrative agency or commission has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement, and this order, decree, ruling or other action has become final and unappealable. However, the party seeking to terminate the Merger Agreement for this reason must have complied with the covenants in the Merger Agreement that generally relate to antitrust and other governmental filings and approvals and, as to other matters, used commercially reasonable best efforts to remove this injunction, decree or order.

     In addition, the terms of the Merger Agreement permit, prior to the expiration of a five-day period after the SEC completes its review, either PGS or Veritas to terminate the agreement upon payment to the other of $7.5 million if one or more of the following events have not occurred by that time: (i) obtaining commitments for the sale of VGS equity or equity-linked securities yielding net cash proceeds of not less than $200 million, (ii) the sale by PGS of its Atlantis subsidiary for gross proceeds in cash and/or debt assumption of not less than $195 million, (iii) the sale by PGS of its Atlantis subsidiary and/or other assets agreed to by Veritas for gross proceeds in cash and/or debt assumption of not less than $200 million or (iv) a combination of sale commitments for VGS equity or equity-linked securities for cash and PGS asset sales yielding gross proceeds in cash and, with respect to asset sales, debt assumption of not less than $200 million.

     Veritas may terminate the Merger Agreement if:

     - PGS has breached any representation, warranty, covenant or agreement in the Merger Agreement, or any representation or warranty of PGS has become untrue, in either case such that a condition to the Merger is not met, and such breach is not curable or, if curable, is not cured within 30 days after Veritas gives written notice of the breach to PGS, and Veritas is not, at that time, in material breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement;

     - the board of directors of PGS has withdrawn or materially modified, in a manner adverse to Veritas, its approval or recommendation of the Exchange Offer, or recommended a competing acquisition proposal for PGS, or resolved to do so; or

     - before its shareholders adopt the Merger Agreement, Veritas concurrently enters into a binding definitive written agreement that provides for a superior proposal after its board of directors determines that:

      - proceeding with the Merger would be inconsistent with its fiduciary obligations by reason of the superior proposal; and

      - there is a substantial likelihood that the adoption by Veritas' shareholders of the Merger Agreement with PGS will not be obtained by reason of the existence of the superior proposal.

However, Veritas may not effect that termination as described in the third bullet point:

     - unless Veritas has complied in all material respects with the non-solicitation provisions of the Merger Agreement;

     - if PGS is entitled to terminate the Merger Agreement because Veritas has breached any representation, warranty, covenant or agreement in the Merger Agreement, or any representation or warranty of Veritas has become materially untrue;

     - unless and until PGS receives at least 10 business days' prior written notice from Veritas of its intention to effect that termination; and

     - during that 10-business day period, Veritas considers, and causes its respective financial and legal advisors to consider, any adjustment in the terms and conditions of the Merger Agreement that PGS may propose.

     Any such termination of the Merger Agreement will not be effective until Veritas has paid PGS the $7.5 million termination fee described under "-- Expense Reimbursement and Termination Fees".

     PGS may terminate the Merger Agreement if:

     - Veritas, VGS or some related parties have breached any representation, warranty, covenant or agreement in the Merger Agreement, or any representation or warranty of Veritas, VGS or such related parties has become untrue, in either case such that a condition to the Merger is not met, and such breach is not curable or, if curable, is not cured within 30 days after PGS gives written notice of the breach to Veritas, and PGS is not, at that time, in material breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement;

     - the board of directors of Veritas has withdrawn or materially modified, in a manner adverse to PGS, its approval or recommendation of the Merger or recommended a competing acquisition proposal for Veritas, or resolved to do so; or

     - before the Exchange Offer closing, PGS concurrently enters into a binding definitive written agreement that provides for a superior proposal after its board of directors determines that:

      - proceeding with the Exchange Offer or the Merger would be inconsistent with its obligations under Norwegian law by reason of the superior proposal; and

      - there is a substantial likelihood that the minimum condition relating to the Exchange Offer will not be obtained by reason of the existence of the superior proposal.

However, PGS may not effect that termination as described in the third bullet point:

     - unless PGS has complied in all material respects with the non-solicitation provisions of the Merger Agreement;

     - if Veritas is entitled to terminate the Merger Agreement because PGS has breached any representation, warranty, covenant or agreement in the Merger Agreement, or any representation or warranty of PGS has become materially untrue;

     - unless and until Veritas receives at least 10 business days' prior written notice from PGS of its intention to effect that termination; and

     - during that 10-business day period, PGS considers, and causes its respective financial and legal advisors to consider, any adjustment in the terms and conditions of the Merger Agreement that Veritas may propose.

     Any such termination of the Merger Agreement will not be effective until PGS has paid Veritas the $7.5 million termination fee described under the caption "-- Expense Reimbursement and Termination Fees".

     No party may terminate the Merger Agreement after the effectiveness of the Merger.

EXPENSE REIMBURSEMENT AND TERMINATION FEES

     Whether or not the Merger is completed, all costs and expenses incurred in connection with the Merger and the transactions contemplated by the Merger Agreement will be paid by the party incurring those expenses, except as expressly provided in the Merger Agreement.

     Veritas must pay PGS $7.5 million to reimburse it for its costs and expenses incurred in connection with the Combination if the Merger Agreement is terminated as follows:

     - by Veritas or PGS because Veritas' shareholders do not adopt the Merger Agreement after the public announcement of a competing acquisition proposal for Veritas;

     - by PGS because the board of directors of Veritas has withdrawn or materially modified, in a manner adverse to PGS, its approval or recommendation of the Merger or recommended a competing acquisition proposal for Veritas, or resolved to do so; or

     - by Veritas because the board of directors of Veritas determines that proceeding with the Merger would be inconsistent with its fiduciary duties and concurrently enters into a binding definitive agreement that provides for a superior proposal.

     In addition, Veritas must pay PGS a cash termination fee of $20 million (less costs and expenses previously paid or reimbursed) if, following a termination described above, Veritas enters into an agreement that provides for a competing acquisition proposal on or before 12 months after such termination and that proposal is consummated, or Veritas is a party to a consummated competing acquisition proposal on or before 12 months after such termination.

     PGS must pay Veritas $7.5 million to reimburse it for its costs and expenses incurred in connection with the Merger if the Merger Agreement is terminated as follows:

     - by Veritas or PGS because the minimum condition relating to the Exchange Offer was not satisfied after the public announcement of a competing acquisition proposal for PGS;

     - by Veritas because the board of directors of PGS has withdrawn or materially modified, in a manner adverse to Veritas, its approval or recommendation of the Exchange Offer or recommended a competing acquisition proposal for PGS, or resolved to do so; or

     - by PGS because the board of directors of PGS determines that proceeding with the Exchange Offer or the Merger would be inconsistent with its obligations under Norwegian law and concurrently enters into a binding definitive agreement that provides for a superior proposal.

     In addition, PGS must pay Veritas a cash termination fee of $20 million (less costs and expenses previously paid or reimbursed) if, following a termination described above, PGS enters into an agreement that provides for a competing acquisition proposal on or before 12 months after such termination and that proposal is consummated, or PGS is a party to a consummated competing acquisition proposal on or before 12 months after such termination.

AMENDMENT

     The parties may amend the Merger Agreement by action taken or authorized by their boards of directors, at any time before or after approval by the shareholders of Veritas of the matters presented in connection with the Merger Agreement. After the approval by Veritas shareholders, the parties may not amend the Merger Agreement if the law requires further approval by those shareholders, unless such further approval is obtained.

                                BUSINESS OF VGS

     VGS is a company incorporated with limited liability in March 2002 under The Companies Law (2001 Second Revision) of the Cayman Islands for the purpose of entering into the Combination, and has had no prior business operations. Upon the closing of the Combination, PGS and Veritas will become subsidiaries of VGS and VGS will, through its subsidiaries, carry on the businesses conducted by PGS and Veritas.

MANAGEMENT AND CONTROL IN BARBADOS

     VGS expects to be managed and controlled in Barbados and consequently to become resident in Barbados. VGS will be registered as an external company in Barbados under the Barbados Companies Act, Cap. 308 of the laws of Barbados, and licensed to operate as an "International Business Company" or "IBC."

FINANCIAL CONDITION OF VGS

     The following represents a discussion of the financial condition, capital requirements and capital resources for PGS and Veritas on a combined basis. As a result, this discussion will also apply to VGS from and after the closing of the Combination.

  CAPITAL RESOURCES AND LIQUIDITY

     MATERIAL FACTORS. In March 2002, PGS entered into a $250.0 million short-term credit facility, which was amended and restated in May 2002. The facility will mature at the earlier of August 31, 2003 or June 16, 2003 if the Veritas transaction has been terminated prior to that date. PGS must make a mandatory prepayment of $175.0 million from the future proceeds of any sale of its Atlantis subsidiary. The credit facility currently carries an interest rate equal to LIBOR plus a margin of 4.5%. If any amounts are outstanding under this credit facility at July 31, 2002 (or earlier in the event of termination of the Combination prior to July 31, 2002), PGS will be obligated to use its best endeavors to arrange financing in order to repay such amounts prior to maturity. Additionally, PGS is required to limit any additional cumulative capital expenditures and multi-client investments to a maximum of $280.0 million for the period from July 1, 2002 through the maturity date of the facility.

     As of April 30, 2002, Veritas had $135.0 million in senior notes outstanding due in October 2003. These notes contain a provision allowing the holders to require Veritas to offer to purchase the notes following specified change of control events. The closing of the Combination will trigger Veritas' obligation to make a purchase offer for such notes at 101% of par value. Veritas also has a revolving credit facility due August 2003 from commercial lenders that provides U.S. dollar advances up to $80.0 million and non-U.S. dollar advances up to $20.0 million. These advances bear interest, at Veritas' election, at LIBOR plus a margin or prime rate plus a margin. These margins are based on either certain of Veritas' financial ratios or its credit rating. At April 30, 2002 the LIBOR margin was 1.25% and the prime rate margin was 0%. As of April 30, 2002, there were no outstanding advances under the credit facility, but $7.0 million of the credit facility was utilized for letters of credit, leaving $93.0 million available for borrowing.

     VGS, Veritas and PGS intend to explore various alternatives for strengthening the balance sheet of VGS. PGS is continuing its efforts to close the sale of its Atlantis subsidiary to the China National Chemicals Import and Export Corporation, but this closing may not occur. In addition, Veritas and PGS intend to explore other alternatives for PGS asset sales or asset-based financings and possible issuances, on either a private or public basis, of VGS equity or equity-linked securities. Such asset sales, financings and equity issuances could occur either prior to, concurrently with or after the closing of the Combination.

     VGS, Veritas and PGS believe that VGS's cash on hand (for PGS $86.0 million as of March 31, 2002 and for Veritas $24.8 million as of April 30, 2002), operating cash flows, available bank credit facilities, the proceeds from the sale of non-core assets of PGS, including PGS's Atlantis subsidiary, and the proceeds from the anticipated sales of equity or equity-linked securities will be sufficient to meet the existing contractual cash obligations, anticipated multi-client investments, anticipated capital expenditures, working capital and other operational needs of the business of VGS for the next 12 months. VGS's future operating cash flows will be affected by its future performance and will be subject to, among others, the factors discussed under "Risk Factors -- Risks of VGS's Financial Condition". If cash generated from operations and these other expected sources is not sufficient to satisfy VGS's liquidity requirements, in addition to the items mentioned above it may seek to sell debt securities or to obtain additional credit facilities or other long-term financings. Such sources of funds may not, however, be available in the future or may not be available at costs acceptable to VGS.

     CREDIT RATINGS. As of the date of this proxy statement/prospectus, VGS does not have any outstanding debt and has not been assigned any credit ratings.

     PGS's senior unsecured debt credit ratings as of July 1, 2002 were as follows:

RATING AGENCY                                                   RATING
-------------                                                  --------
Moody's.....................................................     Ba1
Standard & Poor's...........................................     BBB-
Fitch.......................................................     BBB-

     On July 1, 2002, Moody's downgraded PGS's senior unsecured debt to Ba1, its highest non-investment grade credit rating. If PGS's credit rating by Standard & Poor's declines below BBB- and by Moody's remains at or below Ba1, PGS estimates that it could be obligated to provide up to L35.7 million (approximately $54.0 million) in collateral or other credit support to one or more lessors or other parties under its U.K. leasing arrangements. In the event that PGS's credit ratings are downgraded to below BB+ or Ba1 by Standard & Poor's or Moody's, respectively, PGS will be required to increase by 30% the quarterly redemption of the mandatorily redeemable cumulative preferred securities of a subsidiary that owns a portion of PGS's multi-client data library. If those credit ratings remain for a certain period of time, or deteriorate below BB- or Ba3, respectively, PGS will be required to increase the quarterly redemption of the preferred securities to an amount equal to 100% of the actual revenue recognized from the licensing of the data held by that subsidiary. In addition, if Standard & Poor's or Moody's downgrades PGS's credit rating to below BB or Ba2, respectively, PGS may be required to repurchase certain of the data held by that subsidiary.

     Veritas' senior debt credit ratings as of July 1, 2002 were as follows:

RATING AGENCY                                                   RATING
-------------                                                  --------
Moody's.....................................................     Baa2
Standard & Poor's...........................................     BB+
Fitch.......................................................     BBB

     Under Veritas' current credit facility, rating triggers are used for determining interest rates and fees that are payable on indebtedness incurred under the credit facility such that as Veritas' credit ratings improve, interest and fees are reduced.

     VGS cannot assure you that these credit ratings will remain in effect for any given period of time or that one or more of these credit ratings will not be lowered or withdrawn entirely by the credit rating agencies. PGS's credit ratings with Moody's and Standard & Poor's currently are developing and on credit watch with negative implications, respectively. If PGS does not complete the Atlantis sale, its credit ratings may be downgraded. VGS notes that these credit ratings are not recommendations to buy, sell or hold its securities and may be revised or withdrawn at any time by the credit rating agencies. Each credit rating should be evaluated independently of any other credit rating. Any future reduction or withdrawal of one or more credit ratings could have a material adverse impact on VGS's ability to access capital on acceptable terms. See "Risk Factors -- Risks of VGS's Financial Condition -- PGS's debt could be downgraded by one or more rating agencies".

     CREDIT FACILITIES. The following table summarizes the amounts owed and amounts available under the various committed credit facilities of Veritas and PGS as of June 30, 2002. The following table does not include approximately $40.0 million in uncommitted credit lines of PGS at June 30, 2002:

                                                                               MATURING
                                                 TOTAL                          BEFORE
                                               COMMITTED   DRAWN    UNUSED   DECEMBER 31,
                                                CREDIT     AMOUNT   AMOUNT       2002
                                               ---------   ------   ------   -------------
                                                              (IN MILLIONS)
Revolving bank credit facility...............   $530.0     $367.0   $163.0         --*
Bridge bank credit facility..................    250.0      250.0       --         --
Other bank facilities........................     21.0       20.5      0.5         --
                                                ------     ------   ------       ----
  Total......................................   $801.0     $637.5   $163.5
                                                ======     ======   ======       ====

---------------

* Assumes Veritas obtains waivers necessitated by the Combination.

     At June 30, 2002, PGS and Veritas had $70.0 million and $93.0 million, respectively, available to be utilized under their primary committed revolving bank credit facility. PGS's unsecured $430.0 million revolving bank credit facility matures in 2003 and bears interest at LIBOR plus a margin of either 0.35% per annum or 0.40% per annum, depending upon the level of its indebtedness. Borrowings under this revolving bank credit facility are subject to a material adverse change condition regarding PGS's financial condition and to other conditions to borrowing that are customary for such types of facilities. Veritas' advances on its $100 million revolving bank credit facility bear interest, at Veritas' election, at LIBOR plus a margin or prime rate plus a margin. These margins are based on either certain of Veritas' financial ratios or its credit rating. The LIBOR margin was 1.25% and the prime rate margin was 0%. Borrowings under this revolving bank credit facility are subject to a material adverse change condition regarding Veritas' financial condition and to other conditions to borrowing that are customary for such types of facilities.

     SIGNIFICANT SOURCES OF CAPITAL DURING 2001. In March 2001, PGS sold its global Petrobank data management business and related software to a subsidiary of Halliburton for $165.7 million in cash, representing gross sale proceeds of $175.0 million less a $9.3 million working capital adjustment. The net proceeds received were used, in part, to repay indebtedness outstanding under PGS's revolving bank credit facility.

     In April 2001, PGS entered into a securitization transaction related to its multi-client marine seismic data library. In consideration for $234.3 million in net proceeds, PGS sold the ownership of a portion of this data library to a subsidiary, which then issued $240.0 million in cumulative preferred stock to a third-party investor. The preferred stock will be redeemed, and the preferred dividends will be paid, solely through the proceeds received on future data sales from the sold data. During 2001, redemption payments of $77.3 million were made from such sales proceeds. Once the $240.0 million of preferred stock is redeemed and the cumulative preferred dividends are paid, PGS will retain the full proceeds of any remaining data sales. PGS used the net proceeds from the securitization primarily to repay indebtedness outstanding under its revolving bank credit facility.

  CAPITAL REQUIREMENTS

     VGS's ongoing capital requirements will be affected primarily by its results of operations, capital expenditures, investments in multi-client library, debt service requirements, lease obligations, payments on preferred securities of subsidiaries and working capital needs. The majority of its capital requirements, other than debt service, lease obligations and payments on preferred securities, will consist of the following:

     - capital expenditures on seismic vessels and equipment, including a new Veritas Viking class 3-D vessel;

     - capital expenditures on FPSO vessels and equipment;

     - investments in multi-client library;

     - capital expenditures on computer processing and reservoir monitoring equipment; and

     - working capital related to the growth and seasonal nature of its business.

     In prior years, the capital expenditures of PGS and Veritas have related not only to normal ongoing equipment replacement and refurbishment needs, but also to increases in capacity in the two companies' seismic data acquisition operations and PGS's FPSO operations. Additional capital expenditures, some of which could be substantial, depend to a large extent upon the nature and extent of future commitments that are discretionary.

     Veritas intends to obtain required waivers from its commercial lenders under its revolving credit facility that are necessary to permit the closing of the Combination without repayment of any amounts drawn thereunder and that will keep at least $100 million of borrowing capacity available under such facility following the closing of the Combination.

     In addition, following closing of the Combination, VGS will be required to make a mandatory offer to purchase those PGS Shares that are not purchased under the Exchange Offer. Assuming that PGS Shares and PGS ADSs are tendered representing exactly 90% of the outstanding PGS Shares and an applicable
purchase price in the mandatory offer of $     per PGS Share (based on the
market price for PGS Shares at        , 2002), VGS or Veritas would be required
to obtain or have available up to $110 million of financing for such purpose. If less than 90% of the outstanding PGS Shares are tendered under the Exchange Offer and Veritas elects or is required to purchase additional PGS Shares to acquire ownership of 90% of the outstanding PGS Shares, then Veritas would need an additional amount available up to a maximum of $30 million for such purpose. Veritas intends to arrange back-up or standby financing facilities for the possible purchase of PGS Shares not tendered under the Exchange Offer and/or to use for such purposes undrawn amounts on its revolving credit facility. In addition, following the closing of the Combination the holders of Veritas' $135 million in 9 3/4% senior notes will have the right to require Veritas to offer to purchase the notes at 101% of par value ($1,010 per note). With respect to the possible purchase of the notes following the closing of the Combination, Veritas intends to arrange a back-up or standby credit facility to provide for the possibility that holders of the notes accept the offer to purchase them.

     The following table sets forth the combined capital requirements for PGS and Veritas for calendar 2001 and estimates of the combined capital requirements for calendar 2002, in each case excluding the debt service and other contractual cash obligations that are shown in the table included later in this section:

                                                                           2002
                                                               2001     (ESTIMATED)
                                                              ------   -------------
                                                                  (IN MILLIONS)
                                                                  -------------
Capital expenditures -- Geophysical.........................  $141.9      $120.0
Capital expenditures -- Production Services(1)..............   213.5        15.0
Investment in multi-client library..........................   447.3       390.0
                                                              ------      ------
Total.......................................................  $802.7      $525.0
                                                              ======      ======

---------------

(1) Excludes Atlantis-related development costs. PGS expects that a substantial portion of these costs will be reimbursed if and when the sale of Atlantis closes.

     A substantial amount of the capital expenditures of Veritas and PGS and investments in the two companies' multi-client libraries is discretionary. PGS expects to substantially decrease its capital expenditures in 2002, since there are no planned major capital projects for its FPSO systems. Both PGS and Veritas also expect to reduce investments in their multi-client libraries in 2002.

     PGS had capital expenditures of $239.6 million for 2001 related primarily to the upgrade of the Ramform Banff, Petrojarl I and Petrojarl Foinaven FPSO systems and to oil and gas assets. Veritas had capital expenditures of $115.8 million in calendar 2001 related to the purchase of property and equipment and $217.1 million of capital expenditures for its multi-client library.

     During 2001, PGS's investment in multi-client library primarily related to seismic surveys in the North Sea, offshore Brazil and West Africa and in the Asia Pacific region. In addition to such regions, Veritas made multi-client library investments in 2001 in the U.S. Gulf Coast and Canada.

     In the following table, Veritas and PGS estimate their combined contractual obligations as of December 31, 2001 to make future payments for 2002 through 2004 and thereafter. The following table does not include interest or dividend payments on outstanding debt and preferred securities obligations:

                                                     PAYMENTS DUE BY PERIOD
                                       --------------------------------------------------
                                                                                2005 AND
CONTRACTUAL CASH OBLIGATIONS            TOTAL      2002       2003     2004    THEREAFTER
----------------------------           --------   ------     ------   ------   ----------
                                                         (IN MILLIONS)
Short-term and long-term debt,
  including current portion..........  $2,296.3   $257.7(1)  $734.0   $ 10.2    $1,294.4
Capital lease obligations(2).........      60.9     13.1       11.2      9.2        27.4
Operating lease obligations..........     426.8    145.0       96.8     67.5       117.5
Guaranteed preferred beneficial
  interest in junior subordinated
  debt securities....................     141.0                                    141.0
Mandatorily redeemable cumulative
  preferred securities(3)............     169.3     72.0       46.1     32.6        18.6
                                       --------   ------     ------   ------    --------
Total contractual cash obligations...  $3,094.3   $487.8     $888.1   $119.5    $1,598.9
                                       ========   ======     ======   ======    ========

---------------

(1) Includes $225.0 million of PGS floating rate notes that matured and were refinanced with a $250.0 million bank credit facility in March 2002. Such facility will mature in 2003.

(2) Reflects gross contractual commitments under capital leases.

(3) Assumes that PGS's credit ratings remain at or above BB+ or Ba1 by Standard & Poor's or Moody's, respectively.

                                BUSINESS OF PGS

     PGS is a technologically focused oilfield service company. Its business includes:

     - acquiring, processing and marketing seismic data. Oil and gas companies use the data to explore for new oil and gas reserves, to develop existing oil and gas reservoirs and to manage producing oil and gas fields.

     - providing floating production, storage and offloading, or FPSO, vessels. These vessels permit oil and gas companies to produce oil and gas from offshore fields and to process, store and offload the oil and gas for transport to refineries, distribution companies and end-users. PGS also provides various production management services related to these operations.

     - providing geophysical and other services that help oil and gas companies monitor producing oil and gas reservoirs to increase ultimate recoveries.

     PGS believes that it operates one of the most advanced marine seismic data acquisition fleets in the world. To improve crew productivity and efficiency, PGS emphasizes a high ratio of streamers towed to vessels in operation. As of December 31, 2001, PGS had a total of ten 3D marine seismic streamer crews operating 17 seismic vessels, including six vessels that have a unique design referred to as Ramform seismic vessels. Because of their size and unique design, including their extreme width in relation to their overall length, Ramform design seismic vessels can pull more streamers than conventional seismic vessels and have increased stability and improved motion characteristics. By utilizing the Ramform vessels, PGS can acquire marine seismic data more efficiently. The Ramform seismic vessels are well-suited for acquiring high-definition surveys, which require the use of multiple streamer configurations with narrower distances between streamers in order to generate the necessary density of seismic data for enhanced resolution. In addition, as of December 31, 2001, PGS had one 2D marine seismic streamer crew operating one seismic vessel and two seafloor seismic crews operating a total of nine vessels. PGS's seafloor seismic crews perform its ocean bottom seismic operations, as well as other forms of multi-component operations.

     As of December 31, 2001, PGS also owned and operated four FPSO systems and provided operations and maintenance services, on a contract basis, to 17 additional offshore production facilities for oil and gas companies. PGS believes that its advanced geophysical technologies and reservoir expertise allow its FPSO customers to increase the amounts of oil and gas produced from the reservoirs served by PGS's FPSO systems and assist in the identification of satellite fields that can be economically produced or "tied back" through the same systems. PGS believes that it can increase its revenue and operating profit from any incremental production through its FPSO systems through the use of contracts with a variable compensation component based on the amount of oil produced. As a result, PGS believes that it has a competitive advantage over other FPSO operators.

     For a more detailed description of PGS's business, please refer to the description included in PGS's Annual Report on Form 20-F for the year ended December 31, 2001, which is incorporated in this proxy statement/prospectus by reference. Please read "Where You Can Find More Information".

     As of June 30, 2002, PGS was not a party to, nor was its property the subject of, any material pending legal proceedings.

                              BUSINESS OF VERITAS

OVERVIEW

     Veritas is a leading provider of integrated geophysical services to the petroleum industry worldwide. Its customers include major, national and independent oil and gas companies that utilize geophysical technologies to achieve the following:

     - Identify new areas where subsurface conditions are favorable for the production of hydrocarbons.

     - Determine the size and structure of previously identified oil and gas fields.

     - Optimize development and production of hydrocarbon reserves.

     Veritas acquires, processes and interprets geophysical data and produces geophysical surveys that are either 2D or 3D images of the subsurface geology in the survey area. It also produces 4D surveys, which record fluid movement in the reservoir, by repeating specific 3D surveys over time. Additionally, Veritas is increasingly using geophysical data for reservoir characterization to enable its customers to maximize their recovery of oil and natural gas.

SERVICES

     Veritas conducts geophysical surveys on both a contract and a multi-client basis. Approximately 46% of its business was done on a multi-client basis in fiscal year 2001. The high cost of acquiring and processing geophysical data on an exclusive basis has prompted many oil and gas companies to increase their licensing of multi-client surveys. In response, Veritas has added significantly to its multi-client data library, increasing its size and geographic breadth, as well as enhancing the quality of the data through advanced processing. Currently Veritas' library consists of 165,900 line kilometers of 2D survey data and 109,700 square kilometers of 3D data, 65% of which was acquired and processed within the past three years. The marine library covers areas in the Gulf of Mexico, the North Atlantic, Southeast Asia, West Africa, North Africa, Canada and Brazil. The land data library includes surveys in Texas, Mississippi, Oklahoma, Wyoming and Alberta, Canada. In fiscal 2001, 2000 and 1999, 60%, 63% and 48%, respectively, of Veritas' revenues were attributable to non-U.S. operations and export sales.

DATA ACQUISITION ASSETS

     Veritas' land acquisition activities are performed with technologically advanced geophysical equipment. The equipment, as of July 31, 2001, had a combined recording capacity of 41,000 channels.

     Veritas' marine acquisition crews operate from both owned and chartered vessels that have been modified or equipped to its specifications. All of the vessels Veritas utilizes are equipped to perform both 2D and 3D geophysical surveys. During the last several years, a majority of the marine geophysical data acquisition services Veritas performed involved 3D surveys. At present, five of Veritas' vessels are equipped with multiple streamers and multiple energy sources. These vessels acquire more lines of data with each pass, which reduces completion time and the effective acquisition cost.

DATA PROCESSING AND INTERPRETATION

     Veritas operates 16 data processing centers capable of processing 2D, 3D and 4D data. A majority of its data processing services are performed on 3D seismic data. The centers process data received from the field, both from Veritas and other geophysical crews, to produce an image of the earth's subsurface using proprietary computer software and techniques. Veritas also reprocesses older geophysical data using new techniques designed to enhance the quality of the data.

     Veritas' processing centers operate high capacity, advanced technology data processing system on high-speed networks. These systems run Veritas' proprietary data processing software. The marine and land data acquisition crews have software compatible with that utilized in the processing centers, allowing for ease in the movement of data from the field to the data processing centers. Veritas operates both land and marine data processing centers and tailors the equipment and software deployed in an area to meet the local market demands.

     Veritas operates four visualization centers around the world. These centers allow teams of geoscientists and engineers to view and interpret large volumes of complex 3D data. The visualization centers are imaging tools used for advanced interpretive techniques that enhance the understanding of regional geology and reservoir modeling. These visualization centers allow Veritas to offer the type of collaborative geophysical model building that is enabling oil companies to explore areas of complex geology such as the large sub-salt plays in the deepwater Gulf of Mexico.

LEGAL PROCEEDINGS

     As of June 30, 2002, Veritas was not a party to, nor was its property the subject of, any material pending legal proceedings.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

SOURCES OF INFORMATION

     VGS is providing the following unaudited pro forma combined condensed financial statements to help you understand the financial aspects of the Combination. The unaudited pro forma combined condensed financial statements are based upon the historical financial information of PGS and Veritas and should be read in conjunction with the historical consolidated financial statements and notes thereto of PGS and Veritas, which are incorporated by reference in this proxy statement/prospectus. Please read "Where You Can Find More Information".

HOW WE PREPARED THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     PGS and Veritas have different fiscal year ends. PGS's fiscal year ends on December 31, and Veritas' fiscal year ends on July 31. After the Combination, VGS's fiscal year will end on December 31.

     In preparing the pro forma balance sheet, Veritas' April 30, 2002 unaudited condensed balance sheet has been combined with PGS's March 31, 2002 unaudited condensed balance sheet.

     In preparing the 2002 pro forma statement of operations, PGS's results for the nine months ended March 31 were combined with Veritas' results of operations for the nine months ended April 30. In preparing the 2001 pro forma statement of operations, PGS's results for the 12 months ended June 30 were combined with Veritas' results of operations for the 12 months ended July 31.

     The pro forma financial statements are presented for illustrative purposes only. If PGS and Veritas had combined on the date assumed in the pro forma financial information, VGS would have performed differently. You should not rely on the pro forma financial information as an indication of the financial position or results of operations that VGS would have achieved had the Combination taken place at an earlier date or of the future results that VGS will achieve after the Combination.

     The Combination will be accounted for as a purchase under generally accepted accounting principles in the United States. Veritas will be the acquirer for financial accounting purposes. Accordingly:

     - the historical basis of Veritas in its assets and liabilities will be carried forward to the financial statements of VGS;

     - the assets and liabilities of PGS will be revalued in the financial statements of VGS to estimated fair value at the date of the Combination; and

     - the excess of the sum of such fair values over the purchase price, or "negative goodwill", is recorded as a pro-rata reduction to the estimated fair value of the noncurrent assets of PGS.

     The $554.1 million purchase price is calculated using the number of PGS Shares expected to be outstanding immediately prior to the Combination adjusted for the exchange ratio and a $13.40 per share average trading price of VTS Shares for three days before and three days after the amended terms of the Combination were announced, plus the estimated fair value of PGS's outstanding stock options, PGS's change of control payments and Veritas' related transaction costs.

     The estimated fair value of PGS's assets and liabilities and the allocation of negative goodwill in the pro forma financial statements is preliminary and subject to change based upon information that may become available prior to or after the effective date of the Combination.

SIGNIFICANT ACCOUNTING POLICIES

     The accounting policies of VGS following the closing of the Combination, and used in the preparation of the pro forma financial statements, are those of Veritas as reflected in its periodic reports filed with the SEC and incorporated herein.

TRANSACTION-RELATED EXPENSES

     PGS and Veritas estimate that they will incur fees and expenses totaling approximately $21.0 million in connection with the Combination. All of these costs have been reflected in the accompanying pro forma balance sheet. After the Combination, VGS will incur additional charges and expenses relating to restructuring and integrating the operations of PGS and Veritas. The pro forma financial information has not been adjusted for these additional charges and expenses or for the estimated general and administrative or other cost savings that may be realized as a result of a Combination.

                           PRO FORMA INCOME STATEMENT

                                                                                 PRO FORMA
                                    VERITAS FOR THE     PGS FOR THE     ----------------------------
                                    12 MONTHS ENDED   12 MONTHS ENDED    PURCHASE
                                     JULY 31, 2001     JUNE 30, 2001    ADJUSTMENTS        COMBINED
                                    ---------------   ---------------   -----------       ----------
                                                             (IN THOUSANDS)
Revenue...........................     $477,302          $ 924,172                        $1,401,474
Operating costs
  Cost of services(5).............      326,748            593,653                           920,401
  Research and development........        9,934              6,385                            16,319
  Depreciation and
     amortization(5)..............       68,638            116,053       $(54,254)(2a)       130,437
  Selling, general and
     administrative...............       25,548             76,579                           102,127
  Unusual items...................                         243,431                           243,431
                                       --------          ---------       --------         ----------
Earnings from operations..........     $ 46,434          $(111,929)      $ 54,254         $  (11,241)
Other expense (income)
  Interest expense, net...........       13,660            141,273         47,400(2b)        202,333
  Other, net......................       (5,567)           (17,684)                          (23,251)
                                       --------          ---------       --------         ----------
Income (loss) before income
  taxes...........................     $ 38,341          $(235,518)      $  6,854         $ (190,323)
Income tax expense (benefit)......       15,883           (124,457)         2,399(2c)       (106,175)
                                       --------          ---------       --------         ----------
Income (loss) from continuing
  operations......................     $ 22,458          $(111,061)      $  4,455         $  (84,148)
                                       ========          =========       ========         ==========
Earnings per share, basic.........     $   0.73          $   (1.09)                       $    (1.21)
Earnings per share, diluted.......     $   0.71          $   (1.08)                       $    (1.19)
Weighted average shares
  outstanding
  Basic...........................       30,727            102,316        (63,436)(3)         69,607
  Diluted.........................       31,479            102,789        (63,729)(4)         70,539

                           PRO FORMA INCOME STATEMENT

                                                                                  PRO FORMA
                                  VERITAS FOR THE       PGS FOR THE      ----------------------------
                                 NINE MONTHS ENDED   NINE MONTHS ENDED    PURCHASE
                                  APRIL 30, 2002      MARCH 31, 2002     ADJUSTMENTS        COMBINED
                                 -----------------   -----------------   -----------       ----------
                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue........................      $350,268            $865,701                          $1,215,969
Operating costs
  Cost of sales(5).............       221,981             610,607                             832,588
  Research and development.....         8,381               2,274                              10,655
  Depreciation and
     amortization(5)...........        51,499             111,499         $(38,491)(2a)       124,507
  Selling, general and
     administrative............        17,886              59,114                              77,000
  Unusual items................         1,058              16,438                              17,496
  Merger costs.................         4,416                                                   4,416
                                     --------            --------         --------         ----------
Earnings from operations.......      $ 45,047            $ 65,769         $ 38,491         $  149,307
Other expense (income)
  Interest expense, net........         9,850             107,577           35,550(2b)        152,977
  Other, net...................        (2,342)            (34,187)                            (36,529)
                                     --------            --------                          ----------
Income (loss) before income
  taxes........................      $ 37,539            $ (7,621)        $  2,941         $   32,859
Income tax expense (benefit)...        14,172              75,971            1,029 (2c)        91,172
                                     --------            --------         --------         ----------
Income (loss) from continuing
  operations...................      $ 23,367            $(83,592)        $  1,912         $  (58,313)
                                     ========            ========         ========         ==========
Earnings per share
  Basic and diluted............      $   0.72            $  (0.81)                         $    (0.81)
Weighted average shares
  outstanding
  Basic........................        32,381             103,233          (64,004)(3)         71,610
  Diluted......................        32,561             103,234          (64,005)(4)         71,790

                            PRO FORMA BALANCE SHEET

                                                                                   PRO FORMA
                                           VERITAS                        ---------------------------
                                            AS OF          PGS AS OF       PURCHASE
                                        APRIL 30, 2002   MARCH 31, 2002   ADJUSTMENTS       COMBINED
                                        --------------   --------------   -----------      ----------
                                                               (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents...........     $ 24,852        $   86,034                      $  110,886
  Accounts and notes receivable.......      119,366           261,690                         381,056
  Other current assets................       23,195           101,186     $   (29,341)(1e)     95,040
  Oil and gas assets held for sale....           --           204,024                         204,024
                                           --------        ----------     -----------      ----------
          Total current assets........      167,413           652,934         (29,341)        791,006
Property and equipment, net...........      193,001         2,267,761        (937,448)(1b)  1,523,314
Multi-client library, net.............      368,169           956,235        (394,786)(1c)    929,618
Goodwill, net.........................       34,429           214,550        (214,550)(1a)     34,429
Deferred taxes........................       17,086           162,931         322,792 (1d)    502,809
Other assets..........................       20,924            58,731         (24,420)(1f)     55,235
                                           --------        ----------     -----------      ----------
TOTAL ASSETS..........................     $801,022        $4,313,142     $(1,277,753)     $3,836,411
                                           ========        ==========     ===========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt, current portion of
     long-term debt, and capital lease
     obligations......................     $               $  269,465*                     $  269,465
  Short-term debt and other
     liabilities held for sale........           --            39,809                          39,809
  Accounts payable and other current
     liabilities......................       88,423           289,165     $    35,733(1g)     413,321
                                           --------        ----------     -----------      ----------
          Total current liabilities...       88,423           598,439          35,733         722,595
Long-term debt and capital lease
  obligations.........................      135,000         1,975,322        (437,500)(1h)  1,672,822
Other noncurrent liabilities..........       10,794            97,625                         108,419
                                           --------        ----------     -----------      ----------
          Total noncurrent
            liabilities...............      145,794         2,072,947        (437,500)      1,781,241
Guaranteed preferred beneficial
  interest in PGS junior subordinated
  debt securities.....................                        141,300                         141,300
Mandatorily redeemable cumulative
  preferred stock related to the
  multi-client library
  securitization......................                        132,331                         132,331
Shareholders' equity..................      566,805         1,368,125        (875,986)(1i)  1,058,944
                                           --------        ----------     -----------      ----------
TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY..............................     $801,022        $4,313,142     $(1,277,753)     $3,836,411
                                           ========        ==========     ===========      ==========

---------------

* Includes $250 million outstanding under PGS's bridge facility that has been extended to mature on August 31, 2003.

              NOTES TO VGS UNAUDITED COMBINED CONDENSED PRO FORMA
                              FINANCIAL STATEMENTS

     (1) The following pro forma balance sheet adjustments have been made to reflect the Combination:

          (a) Goodwill -- The Merger will be accounted for as a purchase business combination in accordance with accounting principles generally accepted in the United States. Based upon the criteria set forth in SFAS 141, Veritas will be the accounting acquirer for financial accounting purposes. This determination is supported by the premium paid for PGS Shares and the management control by Veritas. The historical basis of Veritas in its assets and liabilities will be carried forward to the financial statements of VGS. The assets and liabilities of PGS will be revalued to estimated fair value at the date of the announcement of the revised terms of the Combination in the financial statements of VGS, with the excess of fair values over the purchase price being allocated pro-rata to the non-current assets (except for deferred taxes). The $554.1 million purchase price is calculated using the estimated number of PGS Shares expected to be outstanding immediately prior to the closing and a $13.40 per share average trading price for Veritas stock, for three days before and three days after the revised terms of the Combination were announced, plus the estimated fair value of PGS's outstanding stock options, PGS's change of control payments and Veritas' merger related costs. The calculated purchase price is for accounting purposes only and is not indicative of the price at which PGS Shares will trade immediately before the completion of the Combination or the value of the VGS Shares to be received by Veritas shareholders in the Merger. The historical goodwill of PGS has been eliminated in the pro forma balance sheet.

          (b) Property and equipment, net -- Adjustments to reflect PGS's property and equipment at estimated fair value at the date of the announcement of the revised terms of the Combination, reduced to reflect the pro rata allocation of negative goodwill.

          (c) Multi-client library, net -- Adjustments to reflect PGS's multi-client library at estimated fair value at the date of the announcement of the revised terms of the Combination, reduced to reflect the pro rata allocation of negative goodwill.

          (d) Deferred income taxes -- Adjustments to reflect the tax effect related to the adjustments resulting from the pro-rata allocation of negative goodwill at the U.S. statutory rate of 35%.

          (e) Other current assets -- A reconciliation of the pro forma adjustments to other assets is as follows (in thousands):

Adjustment to conform accounting policies for dry dock
  costs.....................................................   $11,196
Fair value adjustment of deferred mobilization costs........    18,145
                                                               -------
          Total pro forma adjustment to other assets........   $29,341
                                                               =======

          (f) Other assets -- Adjustment to reflect PGS's other assets at estimated fair value at the date of the announcement of the revised terms of the Combination, reduced to reflect the pro-rata allocation of negative goodwill.

          (g) Current liabilities -- A reconciliation of the pro forma adjustments to current liabilities is as follows (in thousands):

Fees payable associated with the Combination................   $16,700
PGS change of control liabilities for employee contracts....    19,033
                                                               -------
          Total pro forma adjustment to current
           liabilities......................................   $35,733
                                                               =======

          (h) Long-term debt and capital lease obligations -- Adjustment to reflect PGS's long-term debt at estimated fair value as of the date of the announcement of the revised terms of the Combination.

          (i) Shareholders' equity -- Adjustments to reflect the difference between the purchase price and the book value of the net assets of PGS at the pro forma balance sheet date. The purchase price will be allocated based on the estimated fair values of PGS's assets and liabilities. The purchase price consists of the following (in thousands):

VGS Shares (39.3 million shares at $13.40 per share)........  $526,238
Fair value of converted PGS options (Black Scholes
  method)...................................................     1,634
PGS change of control payments..............................    19,033
Estimated Veritas fees associated with the Combination......     7,200
                                                              --------
          Total purchase price..............................  $554,105
                                                              ========

     For purposes of the pro forma financial statements, the purchase price has been allocated as follows (in thousands):

Historical net book value of PGS............................   $1,368,125
Adjustment of property and equipment, net, reduced for
  negative goodwill.........................................     (937,448)
Adjustment of multiclient data library, net, reduced for
  negative goodwill.........................................     (394,786)
Adjustment of deferred mobilization costs...................      (18,145)
Adjustment of deferred income taxes.........................      322,792
Adjustment of current liabilities related to the acquirer...       26,233
Adjustment of long term debt................................      437,500
Adjustment to conform accounting policy for dry dock
  costs.....................................................      (11,196)
Adjustment of goodwill......................................     (214,550)
Adjustment of other long term assets........................      (24,420)
                                                               ----------
          Total purchase price..............................   $  554,105
                                                               ==========

     (2) The following pro forma statement of operations adjustments have been made to reflect the Combination:

          (a) Depreciation and amortization -- Adjustments to depreciation and amortization as follows (in thousands):

                                                              PRO FORMA       PRO FORMA
                                                          NINE MONTHS ENDED   YEAR ENDED
                                                              APRIL 30,        JULY 31,
                                                                2002             2001
                                                          -----------------   ----------
Reduced depreciation resulting from the fair value
  adjustment (net of the pro rata allocation of negative
  goodwill) of PGS property and equipment (assuming 20
  years)................................................      $(35,154)        $(46,872)
Elimination of goodwill amortization resulting from the
  fair value adjustment of PGS's pre-existing
  goodwill..............................................        (3,337)          (7,382)
                                                              --------         --------
Total pro forma adjustment to depreciation and
  amortization..........................................      $(38,491)        $(54,254)
                                                              ========         ========

          (b) Interest expense -- Adjustment to increase interest expense to reflect accretion of long term debt from fair values to maturity value on a straight line basis over the remaining life of the debt.

          (c) Income taxes -- Adjustments to reflect the tax effect of the adjustments to depreciation and amortization and interest expense calculated at the U.S. statutory rate of 35%.

     (3) Basic earnings per share -- The adjustment to pro forma basic weighted average shares outstanding represents the estimated VGS Shares expected to be issued to holders of PGS Shares and PGS ADSs in the Combination.

     (4) Diluted earnings per share -- The adjustment to pro forma diluted weighted average shares outstanding is the sum of the estimated VGS Shares expected to be issued to holders of PGS Shares and PGS ADSs in the Combination and the estimated dilutive effect of PGS and Veritas employee stock options.

     (5) PGS's amortization of multi-client data library has been reclassified to cost of services to conform the presentation to that of Veritas.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and shareholder of VGS Inc.:

In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of VGS Inc. at June 30, 2002 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
July 2, 2002

                               VGS BALANCE SHEET

                                                              JUNE 30, 2002
                                                              -------------
                                  ASSETS
Cash and cash equivalents...................................     $50,000
                                                                 -------
     Total current assets...................................      50,000
                                                                 -------
     Total assets...........................................     $50,000
                                                                 =======

                   LIABILITIES AND SHAREHOLDER'S EQUITY
Shareholder's equity
  Common stock, par value $.01; one share authorized, issued
     and outstanding at June 30, 2002.......................          --
  Additional paid-in capital................................     $50,000
                                                                 -------
     Total shareholder's equity.............................      50,000
                                                                 -------
     Total liabilities and shareholder's equity.............     $50,000
                                                                 =======

NOTE 1 -- BASIS OF PRESENTATION

     VGS Inc. (the "Company") is a wholly-owned subsidiary of Veritas DGC Inc. incorporated in the Cayman Islands. The Company was formed on March 26, 2002. The shareholder contributed $50,000 in cash to fund the Company.

     The Company is expected to file a Registration Statement in July 2002 in connection with an exchange offer related to the merger agreement among Petroleum Geo-Services ASA and Veritas DGC Inc. and various subsidiaries.

                    MANAGEMENT OF VGS AFTER THE COMBINATION

BOARD OF DIRECTORS OF VGS

     The Merger Agreement provides that, at the completion of the Combination, the board of directors of VGS will consist of 10 members:

     - one of whom will be Reidar Michaelsen, the Chairman of the Board and Chief Executive Officer of PGS;

     - one of whom will be David B. Robson, the Chairman of the Board and Chief Executive Officer of Veritas;

     - an additional three of whom will be designated by PGS; and

     - an additional five of whom will be designated by Veritas.

Mr. Michaelsen will serve as Chairman of the Board of VGS. Before the commencement of the Exchange Offer, Veritas and PGS will name their respective designees.

COMMITTEES OF THE BOARD OF DIRECTORS

     Upon completion of the combination, the board of directors of VGS initially will have an audit committee, a compensation committee, a nominating committee and a health, safety and environmental committee. In addition, the VGS board may designate other committees from time to time, each consisting of one or more of the directors of VGS.

COMPENSATION OF DIRECTORS

     In accordance with existing practice of PGS and Veritas, it is expected that directors of VGS who are also employees of VGS will receive no additional compensation for their services as directors. Each non-employee director of VGS is expected to receive for service on the VGS board of directors an annual fee of $30,000 plus travel expenses, a fee of $1,500 per regular or special board meeting and $750 per regular, special or other meeting of a committee of the board. In addition, directors of VGS are expected to be granted options to purchase 10,000 VGS Shares upon appointment to the VGS board and options to purchase 5,000 VGS Shares each year thereafter, each of which grants will vest over three-year periods.

EXECUTIVE OFFICERS

     Mr. Robson will serve as Chief Executive Officer of VGS. Matthew D. Fitzgerald, the Chief Financial Officer of Veritas, will serve as Chief Financial Officer of VGS. The remaining executive officers of VGS will be designated by the board of directors of VGS.

                  DESCRIPTION OF VGS INC. SHARE INCENTIVE PLAN

     The following summary of the VGS Inc. Share Incentive Plan, which was adopted by VGS's board of directors subject to the approval of Veritas' shareholders prior to consummation of the Combination, is qualified by reference to the full text of the plan, which is attached to this proxy statement/prospectus as Annex F.

GENERAL PROVISIONS

     The plan authorizes the granting of awards in the form of any combination of (1) options to purchase VGS Shares, (2) VGS Share appreciation rights ("SARs"), (3) deferred VGS Share units, (4) restricted VGS Shares and (5) performance share awards to persons (including officers, directors, employees, consultants and advisors) who have substantial responsibility for the management and growth of VGS or any of its affiliates.

     Administration. A committee of at least two persons who are members of the compensation committee of VGS's board of directors administers the plan. However, until the VGS Shares are listed on a national securities exchange, the committee shall be composed of at least two persons who are members of the compensation committee of Veritas' board of directors. The committee designates the persons to be granted awards and the type and amount of awards to be granted and has authority to interpret the plan, adopt, alter and repeal administrative regulations, and determine and amend the terms of the awards.

     Plan Term.  The plan was adopted on and is effective as of                ,
2002. The plan will remain in effect indefinitely until all awards have been satisfied or expired.

     Eligibility. The committee may make awards under the plan to persons, including officers, directors, employees, consultants and advisors who have substantial responsibility for the management and growth of VGS or any of its affiliates. The committee, in its sole discretion, will select the persons eligible to participate in the plan.

     Limitations on Awards.  Subject to certain adjustment provisions in the
plan, the committee may grant as awards an aggregate maximum of           VGS
Shares to eligible persons during the plan term. Of those           dedicated
VGS Shares, the maximum number of shares with respect to which options may be
granted under the plan is           ; the maximum number with respect to which
SARs may be granted is           ; the maximum number with respect to which
restricted VGS Share awards may be granted is           ; the maximum number
with respect to which deferred VGS Share units may be granted is           ; and
the maximum number with respect to which performance share awards may be granted
is           . Should an outstanding award granted under the plan expire, terminate, be settled in cash in lieu of VGS Shares or be surrendered for any reason, the shares allocated to any unexercised portion of that award may again be subject to award under the plan. The number of shares issuable under the plan may be increased by the number of shares which become subject to substitution awards as provided in the plan as long as the shareholders approve such increase to the extent their approval is required under the rules of the New York Stock Exchange.

     If the exercise price of an option is paid in VGS Shares or if VGS Shares are withheld from payment of an award to satisfy tax obligations with respect to the award, such VGS Shares also will not count against any of the above limits.

     The maximum number of VGS Shares with respect to which options may be
granted to any person under the plan during any calendar year is           . The
maximum number of VGS Shares with respect to which SARs may be granted to any
person under the plan during any calendar year is           . The maximum number
of shares with respect to which deferred VGS Share units may be granted to any
person under the plan during any calendar year is           . The maximum number
of shares with respect to which performance shares may be granted to any person
under the plan during an calendar year is           .

     The maximum number of VGS Shares that may be granted pursuant to any given
award of performance shares is           .

     The plan contains anti-dilution provisions which may result in adjustments to the number of shares specified above.

     Award Transferability. Except as specified in the applicable agreement or in a domestic relations court order, awards may not be transferred other than by will or under the laws of descent and distribution. In the discretion of the committee, any attempt to transfer an award other than under the terms of the plan and the applicable agreement may terminate that award. During the recipient's lifetime, only the recipient may exercise any award under the plan.

AWARDS

     The plan authorizes the committee to grant the following types of awards in its discretion:

     1. Options.

     General. The committee is authorized to grant nonqualified options to purchase VGS Shares subject to such terms and conditions as the committee may determine in its sole discretion.

     Option Price. The price for which VGS Shares may be purchased shall not be less than the fair market value of the VGS Shares on the date the option is granted.

     Duration of Options. Unless the option agreement specifies a shorter term, an option expires on the tenth anniversary of the date the option is granted. Unless the option agreement specifies otherwise, an option shall not continue to vest after the termination of the option holder's employment or affiliation relationship with VGS and its affiliates for any reason other than death or disability. The plan gives the committee discretion to accelerate the vesting of an option on a case by case basis at any time.

     Except as otherwise provided in an option agreement, an option granted to a person other than a non-employee director terminates on the earlier of the date of the expiration of the general term of the option or 90 days after the date of the termination of the option holder's employment or affiliation relationship with VGS and all its affiliates for any reason other than death, disability or retirement.

     In the case of an option granted to a person other than a non-employee director, unless the option agreement specifies otherwise, if the employment or affiliation relationship between VGS and all affiliates and an option holder terminates due to death before the date of expiration of the general term of the option, the option will terminate on the earlier of the date of expiration of the general term of the option or the first anniversary of the option holder's death.

     In the case of an option granted to a person other than a non-employee director, unless the option agreement specifies otherwise, if the employment or affiliation relationship between VGS and all affiliates and the option holder terminates due to disability before the date of the expiration of the general term of the option, the option shall terminate on the earlier of the expiration of the general term of the option or the first anniversary of the date of the termination of the employment or affiliation relationship due to disability.

     Unless the option agreement specifies otherwise, if the option holder is an employee of VGS or an affiliate and the employee retires, the option shall terminate on the earlier of the expiration of the general term of the option or three years after the date of the option holder's retirement.

     Unless the option agreement specifies otherwise, an option granted to a non-employee director shall terminate on the earlier of the expiration of the general term of the option or three years after his cessation of services as a director of VGS.

     Exercise of Options. An option may be exercised at the time, in the manner, and subject to the conditions the committee specifies in the option agreement in its sole discretion. Payment of the exercise price of an option may be made in such manner as the committee may provide, including cash, delivery of VGS Shares already held for at least six months, a "broker-assisted cashless exercise" (an arrangement of a brokerage firm whereby shares issuable upon exercise of an option would be sold by the broker and the proceeds used to pay the exercise price and any applicable tax withholding resulting from the exercise), or in any other manner specified by the committee. No option holder will have any rights as a shareholder with respect to VGS Shares covered by an option.

     2. VGS Share Appreciation Rights.

     The committee shall specify in a SAR award agreement the term of a SAR as well as vesting and termination provisions. Upon the exercise of a SAR, the award holder is entitled to receive, for each VGS Share with respect to which a SAR is exercised, an amount (the "appreciation") equal to the excess of the fair market value of a VGS Share on the exercise date over the grant price of the SAR which may not be less than the fair market value of a VGS Share on the date of the grant of the SAR. The appreciation is payable in cash. The plan gives the committee discretion to accelerate the vesting of an SAR on a case by case basis at any time.

     3. Deferred VGS Share Units.

     The committee is authorized to award deferred VGS Share units subject to such terms and conditions as the committee may determine in its sole discretion. The committee shall maintain a bookkeeping ledger account which reflects the number of deferred share units credited under the plan for the benefit of a holder. Deferred VGS Share units shall be similar to restricted VGS Shares (described below) except that no VGS Shares are actually transferred to the recipient until a later date specified in the recipient's award agreement. Each deferred share unit shall have a value equal to the fair market value of a VGS Share on the date the VGS Share is actually transferred to the recipient. The plan gives the committee discretion to accelerate the vesting of deferred VGS Share units on a case by case basis at any time.

     4. Restricted VGS Shares.

     The committee is authorized to award restricted VGS Shares subject to such terms and conditions as the committee may determine in its sole discretion. The committee has authority to determine the number of restricted VGS Shares to be awarded, the price, if any, to be paid by the recipient of the restricted VGS Shares, and the date or dates on which the restricted VGS Shares will vest. The vesting of restricted VGS Shares may be conditioned upon the completion of a specified period of service with VGS, upon the attainment of specified performance goals, or upon such other criteria as the committee may determine. The plan gives the committee discretion to accelerate the vesting of restricted VGS Shares on a case by case basis at any time.

     VGS Share certificates representing the restricted VGS Shares granted under the plan will be registered in the award holder's name. However, no restricted VGS Share may be sold, transferred, assigned or pledged by the award holder until such share has vested in accordance with the terms of the restricted VGS Share award. In the event of an award holder's termination of service before all of his restricted VGS Shares have vested, or in the event other conditions to the vesting of restricted VGS Shares have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the restricted VGS Shares which have not vested will be forfeited and any purchase price paid by the award holder generally will be returned to the award holder. At the time a restricted VGS Share vests, a certificate for such vested VGS Shares will be delivered to the award holder free of all plan restrictions.

     5. Performance Shares.

     The committee is authorized to award performance shares, which are subject to the attainment of one or more performance goals, to key employees selected by it.

     A performance share consists of a grant of VGS Shares upon or subject to the attainment of one or more objective performance goals. A performance share will be paid, vested or otherwise deliverable solely upon the attainment of one or more pre-established, objective performance goals established by the committee. The committee must establish objective goals within the first 90 days of the performance period or within the first 25% of the performance period, whichever is earlier, and in any event, while the outcome is substantially uncertain. A performance goal is objective if a third party having knowledge of the relevant facts could determine whether the goal has been met. A performance goal may be based upon one or more business criteria that apply to the individual, one or more of business units of VGS or VGS as a whole, and may include any of the following: earnings per share; earnings per share growth; total shareholder return; economic value added; cash return on capitalization; increased revenue; revenue ratios (per employee or per customer); net income; stock price; market share; return on equity; return on assets; return on capital; return on capital compared to cost of capital; return on capital employed; return on invested capital; shareholder value; net cash flow; operating income; earnings before interest and taxes; cash flow; cash flow from operations; cost reductions; cost ratios (per employee or per customer); proceeds from dispositions; project completion time and budget goals; net cash flow before financing activities; customer growth; and total market value. Goals may also be based on performance relative to a peer group of companies. In interpreting plan provisions applicable to performance goals and performance share awards, it is intended that the plan will conform with the standards of section 162(m) of the Code and Treasury Regulations sec. 1.162-27(e)(2)(i), and the committee in establishing such goals and interpreting the plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of performance goals, the committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any performance share awards made pursuant to the plan shall be determined by the committee.

PROVISIONS RELATING TO A CHANGE OF CONTROL

     As a general matter, upon the occurrence of a change of control as defined in the plan all outstanding VGS Share options, SARs, deferred VGS Share units, restricted VGS Shares and performance shares will become fully exercisable and vested.

OTHER PROVISIONS

     Tax Withholding. The plan permits employees to satisfy all or a portion of their federal, state, local, foreign or other tax liabilities with respect to awards under the plan by delivering previously-owned shares (that have been owned by the holder for at least six months) or by having VGS withhold from the shares otherwise deliverable to such holder shares having a value equal to the tax liability to be so satisfied.

     Adjustments. In the event of specified changes in VGS's capital structure, the committee will have the power to adjust the number and kind of shares authorized by the plan (including any limitations on individual awards), and the number, option price and kinds of shares covered by outstanding awards, and to make such other adjustments in awards under the plan as it deems appropriate.

     Amendments. The committee may amend or terminate the plan at any time in its sole discretion, provided that no amendment may change the aggregate number of VGS Shares that may be issued under the plan without prior shareholder approval.

     Persons Residing Outside of the United States. Notwithstanding any provision of the plan to the contrary, the committee, in its sole discretion, may take the action necessary to ensure that the plan complies with the laws of other countries in which VGS or its affiliates operate or have employees. Such action may be taken either before or after an award is made, and may include, without limitation, determining plan coverage and eligibility, amending the plan or the terms of any award, establishing subplans and modifying exercise or other procedures.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     Nonqualified Stock Options. The grant of nonqualified stock options under the plan will not result in the recognition of any U.S. federal taxable income by the option holder. The option holder will recognize ordinary income on the date of exercise of the nonqualified stock option equal to the difference between (1) the fair market value on the date of exercise and (2) the exercise price. The tax basis of these VGS Shares for the purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the nonqualified stock option. To the extent it is subject to federal income taxation, VGS or one of its subsidiaries will be entitled to a deduction in the amount reportable as income by the option holder on the exercise of a nonqualified stock option.

     VGS Share Appreciation Rights. The grant of SARs under the plan will not result in the recognition of any taxable income by the recipient. The recipient will recognize ordinary income in the year of exercise in an amount equal to the amount of cash paid to him upon the exercise of a SAR. Upon the exercise of a SAR, to the extent a recipient is subject to federal income taxation, VGS or one of its subsidiaries will be entitled to a deduction in the amount equal to the income recognized by the recipient.

     Restricted VGS Shares. A recipient of restricted VGS Shares under the plan will not recognize taxable income at the time of grant, and neither VGS nor any of its subsidiaries will be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon the expiration of the forfeiture restrictions, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and, to the extent it is subject to federal income taxation, VGS or one of its subsidiaries will be entitled to a corresponding deduction. Dividends paid during the period that the forfeiture restrictions apply will also be treated as compensation income to the recipient and deductible as such by VGS or one of its subsidiaries.

     However, a recipient of restricted VGS Shares may elect, with the written approval of VGS's Chief Financial Officer, to be taxed at the time of grant of the restricted VGS Shares based on the fair market value of the shares on the date of the grant. If this election is made, (1) to the extent it is subject to federal income taxation, VGS or one of its subsidiaries will be entitled to a deduction at the time of grant of the restricted VGS Shares based on the fair market value of the shares on the date of the grant, (2) dividends paid during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by VGS or any of its subsidiaries, and (3) there will be no further federal income tax consequences when the forfeiture restrictions lapse.

     Deferred VGS Share Units. The grant of deferred VGS Share units under the plan will not result in the recognition of any taxable income by the recipient. At the time deferred VGS Share units are settled in VGS Shares, the recipient will recognize ordinary income and, to the extent it is subject to federal income taxation, the Company or one of its subsidiaries will be entitled to a corresponding deduction. Generally, the measure of the income and deduction will be the fair market value of the VGS Shares at the time the deferred VGS Shares are settled.

     Performance Shares. The tax consequences of performance shares are the same as the tax consequences of restricted VGS Shares.

     Compensation Deduction Limitation. Under section 162(m) of the Code, VGS's federal income tax deduction for certain compensation paid to designated executives is limited to $1 million per year. These executives include VGS's Chief Executive Officer and VGS's next four highest compensated officers.
Section 162(m) of the Code provides an exception to this deduction for certain "performance based" compensation approved by a committee consisting solely of at least two "outside directors". VGS believes that options to purchase VGS Shares, SARs and performance shares granted under the plan should qualify as performance based compensation for purposes of section 162(m) of the Code.

              DESCRIPTION OF VGS INC. EMPLOYEE SHARE PURCHASE PLAN

     The following summary of the VGS Inc. Employee Share Purchase Plan, which has been adopted by VGS's board of directors and is expected to be adopted by Veritas' shareholders prior to the consummation to the Combination, is qualified by reference to the full text of the plan, which is attached to this proxy statement/prospectus as Annex G.

GENERAL PROVISIONS

     The plan authorizes the granting of options to purchase VGS Shares at a discount through payroll deductions during periodic offerings to employees of VGS and its affiliates that adopt the plan.

     Administration. The plan will be administered by the compensation committee, or at least two persons who are members of the compensation committee, of VGS's board of directors. All questions of interpretation or application of the plan are determined by the committee, and its decisions are final, conclusive and binding upon all participants.

     Eligibility. Each employee of VGS or any affiliate that has adopted the plan with the approval of the committee is eligible to participate in an Offering Period (as defined below) if he has completed six months of continuous employment with VGS and/or an affiliate; provided, however, that no employee shall be granted a right under the plan (i) to the extent that, immediately after the grant, such employee would own 5% or more of either the voting power or value of the shares of VGS or of any affiliate, or (ii) to the extent that his or her rights to purchase shares under all employee share purchase plans of VGS or of any affiliate accrue at a rate which exceeds twenty-five thousand ($25,000) worth of shares (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which the option granted to the employee is outstanding. Eligible employees become participants in the plan by, prior to the beginning of an Offering Period, filing with the employer's benefit office a subscription agreement authorizing payroll deductions.

     Limitations on Awards. The aggregate number of VGS Shares authorized to be
sold pursuant to options granted under the plan is           . VGS Shares
subject to lapsed, forfeited or canceled awards will not count against this limit and can be regranted under the plan.

     Participation in an Offering. The plan is implemented by offering periods lasting for one calendar quarter (an "Offering Period"), with a new Offering Period commencing every three months. The Committee may change the length (not to exceed 27 months) of an Offering Period. To participate in the plan, each eligible employee must authorize payroll deductions pursuant to the plan. Once an employee becomes a participant in the plan, the employee will automatically participate in each successive Offering Period until such time as the employee cancels his payroll deductions or the employee's employment with VGS and all affiliates terminates for any reason other than death, retirement or disability. At the beginning of each Offering Period, each participant is automatically granted rights to purchase VGS Shares. The rights expire upon termination of employment for any reason other than death, retirement or disability. Options are exercised at the end of each Offering Period to the extent of the payroll deductions accumulated during such Offering Period. After the purchase of all VGS Shares available on the exercise date, any remaining options terminate.

     Purchase Price, Shares Purchased. VGS Shares will be purchased under the plan at a price which shall be 85% of the lesser of the fair market value of VGS Shares on the grant date or exercise date. The "fair market value" of VGS Shares on any relevant date will be the last reported sales price for the shares on the principal exchange on which the shares are traded on the business day for which the fair market value is being determined (or the prior day if no sales are reported on that day). The number of VGS Shares a participant purchases in each Offering Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that Offering Period by the purchase price.

     Termination of Employment. The termination of a participant's employment for any reason other than death or due to retirement or disability more than three months prior to the exercise date cancels his or her participation in the plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her.

     Upon the termination of a participant's employment by reason of death or due to retirement or disability within three months prior to the exercise date, the participant (or other agent authorized by the plan) can elect either to withdraw all funds then credited to his account or leave such funds in the plan to purchase VGS Shares at the end of the Offering Period during which his termination of employment occurs.

     If a participant begins an authorized leave of absence during an Offering Period, the participant can elect either to withdraw all funds then credited to his account or leave such funds in the plan to purchase VGS Shares at the end of the Offering Period during which this leave of absence began. However, in the event the participant's employment is deemed terminated (the later of the 91st day of such leave, on the date the participant's employment is guaranteed by statute or contract), the participant's participation in the plan shall be canceled immediately, and the payroll deductions then credited to his or her account shall be returned to him or her.

     Adjustment Upon Change in Capitalization. In the event of specified changes in VGS's capital structure, the committee will have the power to adjust the number of shares authorized by the plan, the number of shares subject to each option, the option price and consideration to be received upon exercise of each option and to provide for acceleration of the exercise date or the conversion of options into cash or other property to be received in certain of the changes in capital structure.

     Amendment and Termination of the Plan. The committee may terminate or amend the plan at any time in its sole discretion. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held shareholders' meeting, if such amendment would require shareholder approval in order to comply with section 423 of the Internal Revenue Code (the "Code").

     Non-US Residents. Notwithstanding any provision in the plan to the contrary, with respect to Non-US Resident employees or plan participants, the committee, in its sole discretion, may amend or vary the terms of the plan to meet the requirements of local law in non-US jurisdictions, establish administrative rules and procedures to operate the plan in such jurisdictions, and establish sub-plans to accomplish such purposes.

     Withdrawal. Generally, a participant may withdraw from an Offering Period at any time on or before 15 days prior to the exercise date without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular Offering Period, that participant may not participate again in the same Offering Period.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     The plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the VGS Shares purchased under the plan are sold or otherwise disposed. Upon the sale or other disposition of the VGS Shares, the participant will generally be subject to tax. The amount of the tax will depend upon how long the participant holds the VGS Shares. If the participant sells or otherwise disposes of the VGS Shares more than two years from the first day of the Offering Period and more than one year from the date of the transfer of the VGS Shares to him or her, then he or she will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the VGS Shares at the time of such sale or other disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the VGS Shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the VGS Shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the VGS Shares on the date the VGS Shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. VGS and its affiliates are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of VGS Shares prior to the expiration of the holding period(s) described above.

                DESCRIPTION OF VGS INC. LONG TERM INCENTIVE PLAN

     The following is a summary of the VGS Inc. Long Term Incentive Plan, which was adopted by VGS's board of directors and will not require approval by Veritas' shareholders.

GENERAL PROVISIONS

     The plan authorizes the granting of awards in the form of any combination of (1) options to purchase VGS Shares, (2) VGS Share appreciation rights ("SARs"), (3) deferred VGS Share units and (4) restricted VGS Shares to persons (including employees, consultants and advisors, but excluding officers and directors) who have substantial responsibility for the management and growth of VGS or any of its affiliates.

     Administration. A committee of at least two persons who are members of the compensation committee of VGS's board of directors administers the plan. However, until the VGS Shares are listed on a national securities exchange, the committee shall be composed of at least two persons who are members of the compensation committee of Veritas' board of directors. The committee designates the persons to be granted awards and the type and amount of awards to be granted and has authority to interpret the plan, adopt, alter and repeal administrative regulations, and determine and amend the terms of the awards.

     Plan Term. The plan was adopted on and is effective as of , 2002. The plan shall remain in effective indefinitely until all awards have been satisfied or expired.

     Eligibility. The committee may make awards under the plan to persons other than officers and directors who have substantial responsibility for the management and growth of VGS or any of its affiliates. The committee, in its sole discretion, will select the persons eligible to participate in the plan.

     Limitations on Awards. Subject to certain adjustment provisions in the plan, the committee may grant as awards an aggregate maximum of
VGS Shares to eligible persons during the plan term. Of those dedicated VGS Shares, the maximum number of shares with respect to which options
may be granted under the plan is                ; the maximum number with
respect to which SARs may be granted under the plan is                ; the
maximum number with respect to which restricted stock awards may be granted is and the maximum number with respect to which deferred VGS Share
units may be granted is                . Should an outstanding award granted
under the plan expire, terminate, be settled in cash in lieu of VGS Shares or be surrendered for any reason, the VGS Shares allocated to any unexercised portion of that award may again be subject to award under the plan. The number of VGS Shares issuable under the plan may be increased by the number of VGS Shares which become subject to substitution awards as provided in the plan as long as the shareholders approve such increase to the extent their approval is required under the rules of the New York Stock Exchange.

     If the exercise price of an option is paid in VGS Shares or if VGS Shares are withheld from payment of an award to satisfy tax obligations with respect to the award, such VGS Shares also will not count against any of the above limits.

     The plan contains anti-dilution provisions which may result in adjustments to the number of VGS Shares specified above.

     Award Transferability. Except as specified in the applicable agreement or in a domestic relations court order, awards may not be transferred other than by will or under the laws of descent and distribution. In the discretion of the committee, any attempt to transfer an award other than under the terms of the plan and the applicable agreement may terminate that award. During the recipient's lifetime, only the recipient may exercise any award under the plan.

AWARDS

     The plan authorizes the committee to grant the following types of awards in its discretion:

     1. Options.

     General. The committee is authorized to grant nonqualified options to purchase VGS Shares subject to such terms and conditions as the committee may determine in its sole discretion.

     Option Price. The price for which VGS Shares may be purchased shall not be less than the fair market value of the VGS Shares on the date the option is granted.

     Duration of Options. Unless the option agreement specifies a shorter term, an option expires on the tenth anniversary of the date the option is granted. Unless the option agreement specifies otherwise, an option shall not continue to vest after the termination of the option holder's employment or affiliation relationship with VGS and its affiliates for any reason other than death or disability. The plan gives the committee discretion to accelerate the vesting of an option on a case by case basis at any time.

     Except as otherwise provided in an option agreement, an option terminates on the earlier of the date of the expiration of the general term of the option or 90 days after the date of the termination of the option holder's employment or affiliation relationship with VGS and all its affiliates for any reason other than death, disability or retirement.

     Unless the option agreement specifies otherwise, if the employment or affiliation relationship between VGS and its affiliates and an option holder terminates due to death before the date of expiration of the general term of the option, the option will terminate on the earlier of the date of expiration of the general term of the option or the first anniversary of the option holder's death.

     Unless the option agreement specifies otherwise, if the employment or affiliation relationship between VGS and its affiliates and the option holder terminates due to disability before the date of the expiration of the general term of the option, the option shall terminate on the earlier of the expiration of the general term of the option or the first anniversary of the date of the termination of the employment or affiliation relationship due to disability.

     Unless the option agreement specifies otherwise, if the option holder is an employee of VGS or an affiliate and the employee retires, the option shall terminate on the earlier of the expiration of the general term of the option or three years after the date of the option holder's retirement.

     Exercise of Options. An option may be exercised at the time, in the manner, and subject to the conditions the committee specifies in the option agreement in its sole discretion. Payment of the exercise price of an option may be made in such manner as the committee may provide, including cash, delivery of VGS Shares already held for at least six months, a "broker-assisted cashless exercise" (an arrangement of a brokerage firm whereby shares issuable upon exercise of an option would be sold by the broker and the proceeds used to pay the exercise price and any applicable tax withholding resulting from the exercise), or in any other manner specified by the committee. No option holder will have any rights as a shareholder with respect to VGS Shares covered by an option.

     2. VGS Share Appreciation Rights.

     The committee shall specify in a SAR award agreement the term of a SAR as well as vesting and termination provisions. Upon the exercise of a SAR, the award holder is entitled to receive, for each VGS Share with respect to which a SAR is exercised, an amount (the "appreciation") equal to the excess of the fair market value of a VGS Share on the exercise date over the grant price of the SAR which may not be less than the fair market value of a VGS Share on the date of the grant of the SAR. The appreciation is payable in cash.

     3. Deferred VGS Share Units.

     The committee is authorized to award deferred VGS Share units subject to such terms and conditions as the committee may determined in its sole discretion. The committee shall maintain a bookkeeping ledger account which reflects the number of deferred share units credited under the plan for the benefit of a holder. Deferred VGS Share units shall be similar to restricted VGS Shares (described below) except that no VGS Shares are actually transferred to the recipient until a later date specified in the recipient's award agreement. Each deferred share unit shall have a value equal to the fair market value of a VGS Share on the date the VGS Share is actually transferred to the recipient. The plan gives the committee the discretion to accelerate the vesting of deferred VGS Share units on a case by case basis at any time.

     4. Restricted VGS Shares.

     The committee is authorized to award restricted VGS Shares subject to such terms and conditions as the committee may determine in its sole discretion. The committee has authority to determine the number of restricted VGS Shares to be awarded, the price, if any, to be paid by the recipient of the restricted VGS Shares, and the date or dates on which the restricted VGS Shares will vest. The vesting of restricted VGS Shares may be conditioned upon the completion of a specified period of service with VGS, upon the attainment of specified performance goals, or upon such other criteria as the committee may determine. The plan gives the committee discretion to accelerate the vesting of restricted VGS Shares on a case by case basis at any time.

     VGS Share certificates representing the restricted VGS Shares granted under the plan will be registered in the award holder's name. However, no restricted VGS Share may be sold, transferred, assigned or pledged by the award holder until such share has vested in accordance with the terms of the restricted VGS Share award. In the event of an award holder's termination of service before all of his restricted VGS Shares have vested, or in the event other conditions to the vesting of restricted VGS Shares have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the restricted VGS Shares which have not vested will be forfeited and any purchase price paid by the award holder generally will be returned to the award holder. At the time a restricted VGS Share vests, a certificate for such vested VGS Shares will be delivered to the award holder free of all plan restrictions.

PROVISIONS RELATING TO A CHANGE OF CONTROL

     As a general matter, upon the occurrence of a change of control as defined in the plan all outstanding VGS Share options, SARs, deferred VGS Share units and restricted VGS Shares will become fully exercisable and vested.

OTHER PROVISIONS

     Tax Withholding. The plan permits employees to satisfy all or a portion of their federal, state, local, foreign or other tax liabilities with respect to awards under the plan by delivering previously-owned VGS Shares (that have been owned by the holder for at least six months) or by having VGS withhold from the VGS Shares otherwise deliverable to such holder shares having a value equal to the tax liability to be so satisfied.

     Adjustments. In the event of specified changes in VGS's capital structure, the committee will have the power to adjust the number and kind of shares authorized by the plan (including any limitations on individual awards), and the number, option price and kinds of shares covered by outstanding awards, and to make such other adjustments in awards under the plan as it deems appropriate.

     Amendments. The committee may amend or terminate the plan at any time in its sole discretion.

     Persons Residing Outside of the United States. Notwithstanding any provision of the plan to the contrary, the committee, in its sole discretion, may take the action necessary to ensure that the plan complies with the laws of other countries in which VGS or its affiliates operate or have employees. Such action may be taken either before or after an award is made, and may include, without limitation, determining plan coverage and eligibility, amending the plan or the terms of any award, establishing subplans and modifying exercise or other procedures.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     Nonqualified Stock Options. The grant of nonqualified stock options under the plan will not result in the recognition of any taxable income by the option holder. The option holder will recognize ordinary income on the date of exercise of the nonqualified stock option equal to the difference between (1) the fair market value on the date of exercise and (2) the exercise price. The tax basis of these VGS Shares for the purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the nonqualified stock option. To the extent it is subject to federal income taxation, VGS or one of its subsidiaries will be entitled to a deduction in the amount reportable as income by the option holder on the exercise of a nonqualified stock option.

     VGS Share Appreciation Rights. The grant of SARs under the plan will not result in the recognition of any taxable income by the recipient. The recipient will recognize ordinary income in the year of exercise in an amount equal to the amount of cash paid to him upon the exercise of an SAR. Upon the exercise of an SAR, to the extent it is subject to federal income taxation, VGS or one of its subsidiaries will be entitled to a deduction in the amount equal to the income recognized by the recipient.

     Restricted VGS Shares. A recipient of restricted VGS Shares under the plan will not recognize taxable income at the time of grant, and neither VGS nor any of its subsidiaries will be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon the expiration of the forfeiture restrictions, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the VGS Shares at such time over the amount, if any, paid for such VGS Shares, and, to the extent it is subject to federal income taxation, VGS or one of its subsidiaries will be entitled to a corresponding deduction. Dividends paid during the period that the forfeiture restrictions apply will also be treated as compensation income to the recipient and deductible as such by VGS or one of its subsidiaries.

     However, a recipient of restricted VGS Shares may elect, with the written approval of VGS's Chief Financial Officer, to be taxed at the time of grant of the restricted VGS Shares based on the fair market value of the VGS Shares on the date of the grant. If this election is made, (1) to the extent it is subject to federal income taxation, VGS or one of its subsidiaries will be entitled to a deduction at the time of grant of the restricted VGS Shares based on the fair market value of the VGS Shares on the date of the grant, (2) dividends paid during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by VGS or any of its subsidiaries, and (3) there will be no further federal income tax consequences when the forfeiture restrictions lapse.

     Deferred VGS Share Units. The grant of deferred VGS Share units under the plan will not result in the recognition of any taxable income by the recipient. At the time deferred VGS Share units are settled in VGS Shares, the recipient will recognize ordinary income and, to the extent it is subject to federal income taxation, the Company or one of its subsidiaries will be entitled to a corresponding deduction. Generally the measure of the income and deduction will be the fair market value of the VGS Shares at the time the deferred VGS Shares are settled.

                        APPROVAL OF VGS INCENTIVE PLANS

     Veritas' board of directors has adopted, subject to approval by Veritas shareholders, the VGS Inc. Employee Share Purchase Plan and the VGS Inc. Share Incentive Plan. Summaries of the plans are provided below. Each summary is qualified by reference to the full texts of the respective plans, which are attached to this proxy statement/prospectus as Annex F and Annex G.

     At the Special Meeting, Veritas shareholders will be asked to consider and vote upon proposals to approve and adopt the incentive plans. We are seeking approval of the plans by the Veritas shareholders to satisfy specific requirements of section 162(m) of the U.S. Internal Revenue Code of 1986. All Veritas Shares, including exchangeable shares, vote together as a single class and each Veritas Share entitles its holder to one vote on each of the incentive plan proposals. The affirmative vote of the holders of a majority of the Veritas Shares present in person or by proxy at the Special Meeting is required to approve and adopt each of the incentive plan proposals.

     The purposes of the incentive plans are to provide long-term incentives and rewards to employees of VGS and its subsidiaries following the Combination, to assist VGS in attracting and retaining individuals with ability and experience on a basis competitive with industry practice and to associate the interests of those individuals with those of VGS shareholders. The Veritas board of directors unanimously recommends that the holders of Veritas Shares vote "for" approval and adoption of the VGS Inc. Employee Share Purchase Plan and "for" approval and adoption of the VGS Inc. Share Incentive Plan.

                         SECURITY OWNERSHIP OF VERITAS

     The following table sets forth certain information regarding the beneficial ownership of Veritas Shares at June 30, 2002, by (i) each person we know to own beneficially more than 5% of the outstanding shares, (ii) all directors, (iii) each Veritas executive officer and (iv) all Veritas directors and executive officers as a group.

                                                              AMOUNT AND NATURE OF
                                                                   BENEFICIAL        PERCENTAGE OF
NAME AND ADDRESS(1)                                             OWNERSHIP(2)(3)        CLASS(4)
-------------------                                           --------------------   -------------
Beneficial owner of 5% or more of shares:
  Mellon Financial Corp.....................................        2,616,820
     One Mellon Bank Ctr
     500 Grant St
     Pittsburgh, PA 15258-0001
  Wellington Management CO LLP..............................        2,631,800
     75 State Street
     Boston, Massachusetts 02109
  Geocapital Corp...........................................        2,251,109
     767 Fifth Ave, 45th fl
     New York, NY 10153-4590
  Deutsche Bank AG..........................................        2,039,200
     Taunusanlage 12, D-60325
     Frankfurt am Main
     Federal Republic of Germany
Executive officers and directors:
  David B. Robson...........................................        1,259,852(5)
  Stephen J. Ludlow.........................................           67,205                *
  Timothy L. Wells..........................................           21,114                *
  Matthew D. Fitzgerald.....................................           25,508                *
  Anthony Tripodo...........................................           45,877                *
  Larry L. Worden...........................................           19,340                *
  Clayton P. Cormier........................................           20,804                *
  Lawrence C. Fichtner......................................           15,504                *
  James R. Gibbs............................................           19,750                *
  Steven J. Gilbert.........................................           11,250                *
  Brian F. MacNeill.........................................           35,167                *
  Jan Rask..................................................           13,652                *
  All directors, director nominees and executive officers as
     a group................................................        1,565,777

---------------

 *  Does not exceed one percent.

(1) The address of each person shown is c/o Veritas DGC Inc., 10300 Town Park Drive, Houston, Texas 77072, unless an address is listed.

(2) Each person has sole voting and investment power with respect to the shares listed unless otherwise specified.

(3) Includes the following shares subject to options granted pursuant to a Veritas option plan and exercisable within 60 days: Mr. Robson -- 165,964 shares; Mr. Ludlow -- 56,549 shares; Mr. Wells -- 21,114 shares; Mr. Fitzgerald -- 4,561; Mr. Tripodo -- 40,200 shares; Mr. Worden -- 16,226 shares; Mr. Cormier -- 18,800 shares; Mr. Fichtner -- 12,500 shares; Mr. Gibbs -- 18,750 shares; Mr. Gilbert -- 11,250 shares; Mr. MacNeill -- 31,167 shares.

(4) Percentages are calculated based on total of all outstanding shares as of
              , 2002.

(5) Includes 1,083,826 shares owned by a Canadian holding corporation owned and controlled by Mr. Robson, 8,862 shares owned by Mr. Robson, and 1,200 shares owned by Mr. Robson's wife.

                        DESCRIPTION OF VGS SHARE CAPITAL

     The following discussion summarizes VGS's share capital. This summary is not complete and is subject to the complete text of VGS's amended and restated memorandum of association and its amended and restated articles of association as they will be in effect on the date of the Combination. VGS's memorandum is attached to this proxy statement/prospectus as Annex D and its articles are attached as Annex E. We encourage you to read those documents carefully.

AUTHORIZED SHARE CAPITAL

     VGS's memorandum provides that its authorized share capital is
US$          , divided into           ordinary shares, par value US$0.01 per
share (including one ordinary share designated "Special Voting Stock, Series 1" and one ordinary share designated "Special Voting Stock, Series 2" described
below), and           shares, par value US$0.01 per share, which may be
designated and created as shares of any other classes or series of shares with the respective rights and restrictions determined by action of the board of directors. Assuming all of the PGS Shares and PGS ADSs are tendered and accepted
for exchange in the Exchange Offer, approximately           ordinary shares of
VGS will be outstanding immediately following the Combination.

     The board of directors will have the power to issue any or all of the authorized but unissued shares to the persons, on the terms and conditions and at the times as the board deems proper, including the issuance of rights and shares as part of a shareholder rights plan. VGS expects that its board of directors will adopt a shareholder rights plan. Under the proposed plan, each issued right may, in some circumstances, entitle the holder to purchase one one-hundredth of a share of VGS preferred stock. See "-- Shareholder Rights Plan" below.

     VGS's authorized share capital may be increased by a resolution passed by holders of a majority of the VGS Shares entitled to vote on the matter and voting in person or by proxy at any general meeting of VGS at which a quorum is present.

VOTING

     Subject to the rights of holders of Special Voting Stock, Series 1 and Special Voting Stock, Series 2 and any other class or series of shares, the holders of VGS's ordinary shares will be entitled to one vote per share other than on the election of directors.

     With respect to the election of directors, each holder of VGS's ordinary shares entitled to vote at the election will have the right to vote, in person or by proxy, the number of shares held by him for as many persons as there are directors to be elected and for whose election that holder has a right to vote. Directors will be elected by a plurality of the votes cast in the election. VGS's articles prohibit cumulative voting for the election of directors.

     The ordinary share designated as "Special Voting Stock, Series 1" will be entitled to the number of votes at any relevant date equal to the number of outstanding Veritas Energy Services exchangeable shares that are not owned by VGS or any of its subsidiaries. The ordinary share designated as "Special Voting Stock, Series 2" will be entitled to the number of votes at any relevant date equal to the number of outstanding Veritas Energy Services Inc. Class A Exchangeable Shares, Series 1, that are not owned by VGS or any of its subsidiaries. The Veritas Energy Services Inc. Exchangeable Shares and the Veritas Energy Services Inc. Class A Exchangeable Shares, Series 1 were issued to the former shareholders of Veritas Energy Services Inc. in connection with the combination of Veritas (then named Digicon Inc.) and Veritas Energy Services Inc. in August 1996, and to the former shareholders of Enertec Resource Services Inc. in connection with the combination of Veritas and Enertec in September 1999.

     In any matter submitted to VGS shareholders for a vote, each holder of an exchangeable share will have the right to instruct a trustee as to the manner of voting for one of the votes comprising the applicable series of VGS special voting stock for each exchangeable share owned by the holder. The exchangeable shares will be exchangeable on a one-for-one basis into ordinary shares of VGS and, when coupled with the voting rights afforded by the special voting shares, will have rights virtually identical to VGS ordinary shares. No dividend or distribution of assets will be paid to the holders of special voting stock. Neither series of special voting stock is convertible into any other class or series of the share capital of VGS or into cash, property or other rights, and may not be redeemed. Any shares of special voting stock purchased or otherwise acquired by VGS will be deemed retired and will be canceled and may not be reissued or otherwise disposed of by VGS. So long as any exchangeable shares of a series are outstanding, the number of shares comprising the applicable series of special voting stock may not be increased or decreased and no other term of that series of special voting stock may be amended, except upon the unanimous approval of the holders of the issued ordinary shares.

     Cayman Islands law and VGS's articles impose no limitations on the right of nonresident shareholders to hold or vote their VGS ordinary shares.

     The rights attached to any separate class or series of shares, unless otherwise provided by the terms of the shares of that class or series, may be varied only with the consent in writing of the holders of all of the issued shares of that class or series or by a special resolution passed at a separate general meeting of holders of the shares of that class or series. The necessary quorum for that meeting is the presence of holders of at least a majority of the shares of that class or series. Each holder of shares of the class or series present, in person or by proxy, will have one vote for each share of the class or series of which he is the holder. Outstanding shares will not be deemed to be varied by the creation or issue of further shares that rank in any respect prior to or equivalent with those shares.

     Under Cayman Islands law, some matters, like altering the memorandum or the articles, changing the name of VGS, voluntarily winding up the company or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require approval of shareholders by a special resolution. A special resolution is a resolution (1) passed by the holders of two-thirds of the shares voted at a general meeting or (2) approved in writing by all shareholders of a company entitled to vote at a general meeting of the company.

QUORUM FOR GENERAL MEETINGS

     The presence of shareholders, in person or by proxy, holding at least a majority of the issued shares generally entitled to vote at a meeting is a quorum for the transaction of most business. However, different quorums are required in some cases to approve a change in VGS's articles.

     Shareholders present in person or by proxy holding at least 95% of the issued shares entitled to vote at a meeting is the required quorum at a general meeting to consider or adopt a special resolution to amend, vary, suspend the operation of or disapply any of the following provisions of the articles:

     - Article 14 -- which relates to the convening of general meetings;

     - Article 15 -- which relates to notice requirements for general meetings;

     - Article 16 -- which relates to proceedings and procedures at general meetings;

     - Article 18.1 -- which relates to the election and appointment of directors;

     - Article 23 -- which requires shareholders to approve the sale, lease or exchange of all or substantially all of VGS's property or assets; or

     - Article 24 -- which requires shareholders to approve business combinations with interested shareholders (with the exceptions described below).

     However, shareholders present, in person or by proxy, holding at least a majority of the issued shares entitled to vote at the meeting is a quorum if:

     - a majority of the board of directors has, at or prior to the meeting, recommended a vote in favor of the special resolution; and

     - in the case of a special resolution to amend, vary, suspend the operation of or disapply Article 24 of the articles, other than a special resolution referred to below, the favorable board of directors' recommendation is made at a time where a majority of the board of directors then in office were directors prior to any person becoming an interested shareholder during the previous three years or were recommended for election or elected to succeed those directors by a majority of those directors.

     In addition, shareholders present, in person or by proxy, holding at least a majority of the issued shares entitled to vote at a meeting is also the required quorum to consider or adopt a special resolution to delete Article 24 of the articles if:

     - the resolution will not be effective until 12 months after the passing of the resolution; and

     - the restriction in Article 24 of the articles will otherwise continue to apply to any business combination between VGS and any person who became an interested shareholder on or prior to the passing of the resolution.

     The shareholders present at a duly constituted general meeting may continue to transact business until adjournment, despite the withdrawal of shareholders that leave less than a quorum.

DIVIDEND RIGHTS

     Subject to any rights and restrictions of any other class or series of shares, the board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of VGS's lawfully available funds. The board of directors may declare that any dividend be paid wholly or partly by the distribution of VGS's shares or other securities and/or specific assets.

RIGHTS UPON LIQUIDATION

     Upon the liquidation of VGS, after the full amounts that holders of any issued shares ranking senior to the ordinary shares as to distribution on liquidation or winding up are entitled to receive have been paid or set aside for payment, the holders of VGS's ordinary shares are entitled to receive, pro rata, any remaining assets of VGS available for distribution to the holders of ordinary shares. The liquidator may deduct from the amount payable in respect of those ordinary shares any liabilities the holder has to or with VGS. The assets received by the holders of VGS ordinary shares in a liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders.

NO LIABILITY FOR FURTHER CALLS OR ASSESSMENTS

     The VGS Shares to be issued in the Combination will be duly and validly issued, fully paid and nonassessable.

NO PREEMPTIVE RIGHTS

     Holders of ordinary shares will have no preemptive or preferential right to purchase any securities of VGS.

REDEMPTION AND CONVERSION

     The VGS ordinary shares will not be convertible into shares of any other class or series or be subject to redemption either by VGS or the holder of the shares.

REPURCHASE

     Under VGS's articles, VGS may purchase any issued ordinary shares in the circumstances and on the terms as are agreed by VGS and the holder of the shares. VGS may, from time to time, with the agreement of a holder, purchase all or part of the holder's ordinary shares whether or not VGS has made a similar offer to all or any other of the holders of ordinary shares.

RESTRICTIONS ON TRANSFER

     Subject to the rules of any stock exchange on which the ordinary shares may be listed, the board of directors may, in its absolute discretion and without assigning any reason, decline to register any transfer of shares.

OTHER CLASSES OR SERIES OF SHARES

     The board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of that class or series, to provide from time to time for the issuance of other classes or series of shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

COMPULSORY ACQUISITION OF SHARES HELD BY MINORITY HOLDERS

     An acquiring party is generally able to acquire the ordinary shares of minority holders compulsorily in one of two ways:

     - By a procedure under the Companies Law of the Cayman Islands known as a "scheme of arrangement". A scheme of arrangement is made if:

      - a majority in number of the shareholders holding ordinary shares representing at least 75% in value of the issued ordinary shares other than those held by the acquiring party, if any, present and voting either in person or by proxy at the meeting held to consider the arrangement agree to the scheme of arrangement; and

      - the scheme of arrangement receives the sanction of the Grand Court of the Cayman Islands.

      If a scheme of arrangement receives all necessary consents, all holders of ordinary shares of a company would be compelled to sell their shares under the terms of the scheme of arrangement.

     - By acquiring in a tender offer 90% of the ordinary shares not already owned by the acquiring party, or "offeror". If an offeror has, within four months after the making of an offer for all the ordinary shares not owned by the offeror, obtained the approval of not less than 90% of all the shares to which the offer relates, the offeror may, at any time within two months after the end of that four month period, require any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares, unless within one month from the date on which the notice to compulsorily acquire was given to the nontendering shareholder, the nontendering shareholder has made application to the Grand Court of the Cayman Islands and such court orders otherwise with respect to such shareholder.

TRANSFER AGENT

     The transfer agent and registrar for the VGS ordinary shares will be Mellon Investor Services LLC.

ADDITIONAL PROVISIONS RESULTING FROM LISTING OF VGS SHARES ON THE OSLO STOCK EXCHANGE

 REGISTRATION OF SHARES IN THE VPS

     VGS will apply for a secondary listing of its shares on the Oslo Stock Exchange. In order to be listed on that exchange, the VGS Shares must be registered in the Verdipapirsentralen, or "VPS", which is a paperless, centralized securities registry in Norway. All transactions relating to securities registered with the VPS are handled through computerized book entries. The VPS confirms each entry by sending a transcript to the registered investor. To effect these entries, the individual investor must establish a share account with a Norwegian account agent. Norwegian banks, the Bank of Norway and authorized securities brokers in Norway are among those authorized to act as such agents.

     Shares of VGS that will be registered in the VPS will be entered in the register of shareholders of VGS in the name of Nordea Bank Norge AS or its designee, who will hold those shares as nominee for the relevant shareholder. For the purposes of the VPS system, Nordea Bank Norge will act as the operator of VGS's share account and shareholders of VGS will be entered in the VPS system as owners of such shares.

     Under the VPS registration system, any dividends paid on the VGS shares that are registered in the VPS will be converted into Norwegian kroner and paid to the relevant shareholders who have a Norwegian address and have supplied the VPS with details of their Norwegian bank account. This will also apply to foreign banks who have supplied the VPS with details of their account with a Norwegian bank. Any VGS shareholders whose shares are registered in VPS and who have a non-Norwegian address or who have a Norwegian address but who have not supplied details of any Norwegian bank account to the VPS will receive any dividends by check payable in U.S. dollars. Moreover, a VGS shareholder whose shares are registered in VPS may at any time require Nordea Bank Norge to procure the issuance of a stock certificate for such shares in the name of that shareholder or to transfer such shares into an account with a U.S. broker-dealer, in which event the relevant shares will cease to be registered in the VPS and, accordingly, will not be tradable on the Oslo Stock Exchange. When share certificates have been issued or shares have been transferred into an account with a U.S. broker-dealer, such shares will be tradable on the NYSE.

     Nordea Bank Norge will vote the VGS Shares held by it for shareholders registered in the VPS, or appoint a proxy to vote such shares, in accordance with each shareholder's instructions. To attend a VGS shareholders meeting and vote in person, a shareholder whose shares are registered in the VPS may require Nordea Bank Norge to appoint such shareholder as its designee in connection with the meeting.

    DISCLOSURE OF SIGNIFICANT SHAREHOLDINGS

     Under Norwegian law, a person, entity or group acting in concert must notify the Oslo Stock Exchange immediately of an acquisition or disposition of VGS Shares and/or rights to VGS Shares and of its aggregate holdings of VGS Shares and/or rights if the acquisition or disposition results in its aggregate beneficial ownership of and/or rights to such shares reaching, exceeding or falling below thresholds of 1/10, 1/5, 1/3, 1/2, 2/3 or 9/10 of the total number of shares outstanding or of the outstanding voting rights. Additional reporting requirements will apply to the directors, auditors and key management of VGS and to shareholders represented on the VGS board of directors.

ANTI-TAKEOVER PROVISIONS

     VGS's articles have provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage transactions that may involve an actual or threatened change of control of VGS.

     Directors can be removed from office only for cause, as defined in the articles, by the affirmative vote of the holders of a majority of the issued shares generally entitled to vote at a general meeting of VGS for which proper notice of the proposed removal was given. The board of directors does not have the power to remove directors. Vacancies on the board of directors may only be filled by the remaining directors and not by the shareholders. Each of these provisions can delay a shareholder from obtaining majority representation on the board of directors.

     The articles provide that the board of directors will consist of not less than two persons, the exact number to be set from time to time by a majority of the whole board of directors. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees until a general meeting at which directors are to be appointed.

     The articles establish an advance notice procedure that shareholders must follow if they wish to nominate candidates for election as directors or propose any business at an annual general meeting of shareholders. The articles provide generally that, if a shareholder desires to propose any business at an annual general meeting, that shareholder must give VGS notice not less than 90 days prior to the anniversary of the originally scheduled date of the immediately preceding annual general meeting. However, if the date of the forthcoming annual general meeting is more than 30 days before or after the anniversary date, the deadline is the close of business on the tenth day after VGS publicly discloses the meeting date. In each case, the notice must contain specified information concerning the shareholder submitting the proposal.

     Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of VGS's ordinary shares must be taken at a duly called annual or extraordinary general meeting of shareholders unless taken by written consent of all holders of ordinary shares. Extraordinary general meetings may only be called by a majority of the entire board of directors.

     The board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to from time to time issue any other classes or series of shares with the designations and relative powers, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or terms or conditions of redemption as they consider fit. The board of directors could authorize the issuance of preference shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares. No preference shares have been established as of the date of this proxy statement/prospectus.

     The special quorum provisions contained in the articles require the holders of 95% of all the voting shares to be present, in person or by proxy, at a general meeting to consider or adopt a special resolution to amend, vary, suspend the operation of or disapply the following provisions of the articles, unless a majority of the board of directors has recommended that the shareholders vote in favor of the special resolution:

     - Article 14 -- which relates to the convening of general meetings;

     - Article 15 -- which relates to notice requirements for general meetings;

     - Article 16 -- which relates to proceedings and procedures at general meetings;

     - Article 18.1 -- which relates to the election and appointment of directors;

     - Article 23 -- which requires shareholders to approve the sale, lease or exchange of all or substantially all of VGS's property or assets; or

     - Article 24 -- which requires shareholders to approve business combinations with interested shareholders (for a description of exceptions to the quorum requirements to amend Article 24, see "-- Quorum for General Meetings").

     As a Cayman Islands company, VGS is not subject to Section 203 of the Delaware General Corporation Law, which restricts business combinations with interested shareholders. However, the articles contain provisions that largely mirror the intention of Section 203 and generally prohibit "business combinations" between VGS and an "interested shareholder". Specifically, "business combinations" between an interested shareholder and VGS are prohibited for a period of three years after the time the interested shareholder acquired its shares, unless:

     - the business combination or the transaction resulting in the person becoming an interested shareholder is approved by the board of directors prior to the date the interested shareholder acquired shares;

     - the interested shareholder acquired at least 85% of VGS's shares in the transaction in which it became an interested shareholder; or

     - the business combination is approved by a majority of the board of directors and by the affirmative vote of disinterested shareholders holding at least two-thirds of the shares generally entitled to vote.

     A "business combination" is defined broadly to include mergers, consolidations of majority owned subsidiaries, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of VGS, and most transactions that would increase the interested shareholder's proportionate share ownership in VGS.

     An "interested shareholder" is a person who, together with any affiliates and/or associates of that person, beneficially owns, directly or indirectly, 15% or more of the issued voting shares of VGS.

SHAREHOLDER RIGHTS PLAN

     VGS expects that its board of directors will adopt a preferred share purchase rights plan that will be effective upon completion of the Combination. Under the plan, each VGS share will include one right to purchase from VGS a unit consisting of one one-hundredth of a junior participating preferred share
of VGS at an exercise price of $     per unit, subject to adjustment.

     The rights will attach to all certificates representing VGS shares issued prior to the rights distribution date. The rights will not be exercisable until after the rights distribution date and will expire at the close of business on
               , 2012, unless VGS earlier redeems or exchanges them as described below. The rights will separate from the VGS shares and a distribution date would occur, except in some cases, on the earlier of:

     - ten calendar days following a public announcement that a person or group of affiliated or associated persons (collectively, an "acquiring person") has acquired or obtained the right to acquire beneficial ownership of 15% or more of the outstanding VGS shares; or

     - ten business days following the start of a tender or exchange offer that would result, if closed, in a person's becoming an acquiring person.

     VGS's board of directors may defer the rights distribution date in some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of sufficient shares.

     Until the rights distribution date, the rights will be evidenced by VGS share certificates and will be transferable only with those certificates. As soon as practicable after the rights distribution date, the rights agent under the rights agreement will mail certificates representing the rights to holders of record of VGS shares as of the close of business on that date. After the rights distribution date, only separate rights certificates will represent the rights.

     A "flip-in event" will occur under the rights agreement when a person becomes an acquiring person otherwise than pursuant to a permitted offer. The rights agreement generally will define permitted offer to mean a tender or exchange offer for all outstanding VGS shares at a price and on terms that a majority of the members of VGS's board of directors who are independent from the acquiring person or the person making the offer determines, at the time the rights are redeemable, to be fair to and otherwise in the best interests of VGS and its shareholders.

     At any time until ten days after the first date of public announcement of the occurrence of a flip-in event, VGS may redeem the rights in whole, but not in part, at a redemption price of $.01 per right. The redemption price will be subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At its option, VGS may pay that redemption price in cash, VGS shares or any other consideration VGS's board of directors selects. After a person becomes an acquiring person, the right of redemption is subject to some limitations. The plan will not, however, prevent a shareholder from conducting a proxy contest to remove and replace VGS's board with directors who then vote to redeem the rights, if such actions are taken prior to the time that the shareholder becomes an acquiring person. The rights will not be exercisable after a flip-in event until they are no longer redeemable. If VGS's board of directors timely orders the redemption of the rights, the rights will terminate on the effectiveness of that action.

     If a flip-in event occurs and VGS does not redeem the rights, each right, other than any right that has become null and void as described below, will become exercisable, at the time VGS no longer may redeem it, to receive the number of shares, or, in some cases, cash, property or other of VGS's securities, having a current market price (as defined in the rights agreement) equal to two times the exercise price of the right.

     When a flip-in event occurs, all rights that then are, or in some circumstances were, beneficially owned by or transferred to an acquiring person or specified related parties will become null and void in the circumstances the rights agreement specifies.

     A "flip-over event" will occur under the rights agreement when, at any time from and after the time a person becomes an acquiring person:

     - VGS is acquired in a business combination transaction; or

     - 50% or more of VGS's assets, cash flow or earning power is sold or transferred.

     If a flip-over event occurs, each holder of a right, except rights that previously have become void as described above, thereafter will have the right to receive the number of shares of common stock of the acquiring company that has a current market price equal to two times the exercise price of the right.

     The number of outstanding rights associated with a VGS share, the number of fractional junior participating preferred shares issuable on exercise of a right and the exercise price of the rights will be subject to adjustment in the event of a stock dividend on, or a subdivision, combination or reclassification of, the VGS shares occurring prior to the rights distribution date. The exercise price of the rights and the number of fractional junior participating preferred shares or other securities or property issuable on exercise of the rights also will be subject to adjustment from time to time to prevent dilution in the event of specified types of transactions affecting the junior participating preferred shares.

     With some exceptions, the rights agreement will not require VGS to adjust the exercise price of the rights until cumulative adjustments amount to at least 1% of the exercise price. It also will not require VGS to issue fractional junior participating preferred shares that are not integral multiples of one one-hundredth, and, instead, VGS may make a cash adjustment based on the market price of the junior participating preferred shares on the last trading date prior to the date of exercise. The rights agreement will reserve to VGS the right to require prior to the occurrence of any flip-in event or flip-over event that, on any exercise of rights, a number of rights must be exercised so that VGS will issue only whole junior participating preferred shares.

     At any time after the occurrence of a flip-in event and prior to (1) a person's becoming the beneficial owner of 50% or more of the VGS shares then outstanding or (2) the occurrence of a flip-over event, VGS may, at VGS's option, exchange the rights (other than rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which will have become void), in whole or in part, at an exchange ratio of one VGS share, and/or other equity securities VGS deems to have the same value as one VGS share, per right, subject to adjustment.

     During the time VGS may redeem the rights, VGS may, at the direction of its board of directors, amend any of the provisions of the rights agreement other than decreasing the redemption price. Thereafter, VGS may amend the provisions of the rights agreement, other than the redemption price, only as follows:

     - to cure any ambiguity, defect or inconsistency;

     - to make changes that do not materially adversely affect the interests of holders of rights, excluding the interests of any acquiring person; or

     - to shorten or lengthen any time period under the rights agreement, although VGS cannot lengthen the time period for redemption if the rights are no longer redeemable.

     Until a right is exercised, the holder of a right, as such, will have no rights to vote or receive dividends or any other rights as a shareholder of VGS.

     The rights may have anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire VGS without the approval of its board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire VGS. Because VGS's board of directors can redeem the rights or approve a permitted offer, the rights should not interfere with a business combination approved by the board of directors.

                        COMPARISON OF SHAREHOLDER RIGHTS

     As a result of the Combination, shareholders of PGS and Veritas will become shareholders of VGS. The rights of Veritas' shareholders are governed by Delaware law and Veritas' certificate of incorporation and bylaws. The rights of PGS's shareholders are governed by Norwegian law and PGS's articles of association. The rights of VGS's shareholders are governed by Cayman Islands law, including the Companies Law (2001 Second Revision), and VGS's memorandum of association and articles of association.

     This section describes some of the material differences between the rights of PGS's, Veritas' and VGS's shareholders. However, this section does not describe all of those differences. If you wish to review all of the differences or see the precise terms of these provisions, you should read VGS's memorandum of association and articles of association, Veritas' certificate of incorporation and bylaws, PGS's articles of association and the applicable laws in their entirety. Forms of VGS's memorandum of association and articles of association that will be effective upon the completion of the Combination are attached to this proxy statement/prospectus as Annexes D and E. For information on obtaining Veritas' certificate of incorporation and bylaws or PGS's articles of association, please read "Where You Can Find More Information".

                 SHAREHOLDER APPROVAL OF BUSINESS COMBINATIONS

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
Generally, under Delaware law,     Under Norwegian company law, a     Cayman Islands law does not in-
unless the certificate of          merger can only involve            clude a statutory merger
incorporation provides for the     Norwegian limited companies.       procedure. Cayman Islands law
vote of a larger portion of the    Generally, completion of a         does, however, provide for a
common stock, completion of a      merger involving one or several    procedure known as a "scheme of
merger, consolidation, sale,       Norwegian public limited           arrangement". A scheme of
lease or exchange of all or        companies requires:                arrangement is made if:
substantially all of a
corporation's assets or            (1) approval of a joint plan of    - a majority in number of the
dissolution requires:                  merger by the board of direc-    shareholders holding ordinary
                                       tors of each company;            shares representing at least
- approval of the board of                                              75% in value of the issued
  directors; and                   (2) distribution of the plan of      ordinary shares other than
                                       merger to all shareholders       those held by the acquiring
- approval by the vote of a            and to the Norwegian             party, if any, present and
  majority of the votes of the         Register of Business Entities    voting either in person or by
  outstanding shares of common         at least one month prior to      proxy at the meeting held to
  stock of a corporation               the shareholders meeting to      consider the arrangement
  entitled to vote on the              be called for the purpose of     agree to the scheme of
  matter.                              considering the plan;            arrangement; and
  Veritas' certificate of          (3) approval of the plan of        - the scheme of arrangement re-
  incorporation does not               merger by the shareholders in    ceives the sanction of the
  require the affirmative              a shareholders meeting by the    Grand Court of the Cayman
  vote of a larger proportion          vote of two-thirds of the        Islands.
  than required by Delaware            votes cast as well as
  law.                                 two-thirds of the shares       If a scheme of arrangement re-
                                       represented at the meeting,    ceives all of the necessary
                                       and registration of such       consents, all holders of
                                       resolution with the            ordinary shares of a company
                                       Register of Business           would be compelled to sell
                                       Entities;                      their shares under the terms of
                                                                      the scheme of arrangement.
                                   (4) publication of such            VGS's Cayman Islands counsel,
                                       resolution and a subsequent    Maples and Calder has advised
                                       two months creditors notice    VGS that Cayman Islands courts
                                       period; and                    are likely to sanction such a
                                                                      scheme of arrangement in the
                                   (5) settlement of objecting        absence of bad faith, fraud or
                                       creditors' matured claims or   unequal treatment of
                                       ade-

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
                                       quate collateral for non-      shareholders. In addition,
                                       matured or contested           Cayman Islands companies may be
                                       claims.                        acquired by other corporations
                                                                      by the direct acquisition of
                                   Norwegian law requires any         the share capital of the Cayman
                                   person, entity, family group or    Islands company or by direct
                                   other group acting in concert      asset acquisition. Cayman
                                   that acquires shares or ADSs       Islands law provides that when
                                   representing more than 40% of      an offer is made for ordinary
                                   the voting rights of a             shares of a Cayman Islands
                                   Norwegian company listed on the    company and, within four months
                                   Oslo Stock Exchange to notify      of the offer, the holders of
                                   the Oslo Stock Exchange            not less than 90% in value of
                                   immediately and to make a          those shares affected accept,
                                   general and unconditional offer    the offeror may, for two months
                                   to acquire all the outstanding     after that four-month period,
                                   share capital of that company      give notice in the prescribed
                                   at a price which is the greater    manner to the remaining share-
                                   of the highest price paid by       holders that it desires to
                                   the acquirer in the preceding      acquire their shares, and,
                                   six month period or the            unless an application to the
                                   recorded market price at the       Grand Court of the Cayman
                                   date of the offer or any higher    Islands has been made by a
                                   price paid by the acquirer         dissenting shareholder within
                                   during the offer period. Al-       one month from the date on
                                   ternatively, the acquirer can      which the notice was given and
                                   reduce its shareholdings to        that court orders otherwise
                                   below the 40% threshold. PGS's     with respect to that dissenting
                                   articles of association include    shareholder, the offeror will
                                   provisions that effectively        be entitled to acquire the
                                   lower the above threshold of       remaining shares. VGS's
                                   40% to 33 1/3%.                    articles of association provide
                                                                      that, in order for it to sell,
                                   Norwegian law also provides        lease or exchange all or
                                   compulsory acquisition rights      substantially all of its
                                   where a person or entity           property or assets, other than
                                   acquires more than 90% of a        transactions with entities it
                                   Norwegian company as further       controls, it must first obtain:
                                   described under "Appraisal and
                                   Dissenters' Rights and Com-        - approval of the board of
                                   pulsory Acquisition" below.          directors; and
                                   There is no general requirement    - approval of the holders of at
                                   under Norwegian law that the         least a majority of the issued
                                   sale, lease or exchange of all       shares generally entitled to
                                   or substantially all of the          vote.
                                   property or assets of a
                                   Norwegian company requires
                                   shareholders' approval in
                                   addition to the approval of the
                                   board of directors unless such
                                   transaction would imply that
                                   the business and the purpose of
                                   the company as described in its
                                   articles of association would
                                   be amended, in which event the
                                   approval of two-thirds of the
                                   votes cast as well as
                                   two-thirds of the share capital
                                   represented at the
                                   shareholders' meeting would be
                                   required.

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
                              TRANSACTIONS WITH INTERESTED SHAREHOLDERS

Delaware law restricts             Norwegian law has no provisions    VGS's articles of association
"business                          corresponding to the provisions    include a provision that is
combinations" -- including         under Delaware law and the         based upon the Delaware law
mergers, sales and leases of       articles of association of VGS     regarding business
assets, issuances of securities    restricting "business              combinations. This provision
and similar                        combinations" with an              provides that, in general, it
transactions -- between a          "interested stockholder".          may not engage in a business
Delaware corporation and an                                           combination with an interested
"interested stockholder" who       Norwegian law prohibits the        shareholder for a period of
beneficially owns 15% or more      general meeting of shareholders    three years after the time of
of a corporation's voting          of a Norwegian company, the        the transaction in which the
shares for a period of three       company's board of directors or    person became an interested
years after the interested         any other person representing      shareholder. The prohibition on
stockholder acquired its 15%       the company from taking any        business combinations with an
position, unless certain           action that may give a             interested shareholder does not
exceptions are satisfied.          shareholder or others an           apply in some cases, including
Because Veritas has included in    unreasonable benefit at the ex-    if:
its certificate of                 pense of other shareholders or
incorporation a provision to       the company.                       - VGS's board of directors,
"opt-out" of the Delaware                                               prior to the time of the
business combination statute,      Under Norwegian law an agree-        transaction in which the
these restrictions do not apply    ment between a company and a         person became an interested
to Veritas.                        shareholder on the acquisition       shareholder, approves (1) the
                                   of assets, services or               business combination or (2)
                                   performances from the                the transaction in which the
                                   shareholder with a con-              shareholder becomes an
                                   sideration by the company of         interested shareholder;
                                   more than 1/20 of its share
                                   capital at the time of the         - as a result of the business
                                   transaction requires the             combination, the interested
                                   approval by the shareholders in      shareholder owns at least 85%
                                   a general meeting in order to        of the voting shares of VGS
                                   be valid and binding on the          issued at the time the
                                   company. The foregoing does not      transaction commenced; or
                                   apply to:
                                                                      - VGS's board of directors and
                                   - agreements entered into as         the holders of at least
                                     part of the company's ordinary     two-thirds of the outstanding
                                     course of business on normal       voting shares not owned by
                                     commercial conditions; and         the interested shareholder
                                                                        approve the business com-
                                   - acquisitions of securities at      bination on or after the time
                                     a price which is in accordance     of the transaction in which
                                     with the official quotation.       the person became an
                                                                        interested shareholder.

                                                                      VGS's articles of association
                                                                      define an interested
                                                                      shareholder to include any
                                                                      person who, together with that
                                                                      person's affiliates or
                                                                      associates, (1) owns 15% or
                                                                      more of VGS's issued voting
                                                                      shares or (2) is an affiliate
                                                                      or associate of VGS and owned
                                                                      15% or more of the out-
                                                                      standing voting shares of VGS
                                                                      at any time within the previous
                                                                      three years.

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
                                      SHAREHOLDER RIGHTS PLANS

The board of directors of          PGS does not have a shareholder    Prior to the Merger, the board
Veritas has adopted a              rights plan.                       of directors of VGS may adopt a
shareholder rights plan                                               shareholder rights plan that
providing for the distribution                                        generally is similar to the
of one one-thousandth preferred                                       Veritas plan. See "Description
share purchase right for each                                         of VGS Share
Veritas common share                                                  Capital -- Shareholder Rights
outstanding. The rights become                                        Plan".
exercisable only in the event,
with specified exceptions, that
an acquiring party ac-
cumulates, or has announced its
intent to accumulate, 15% or
more of the outstanding shares
of Veritas common stock. The
rights have certain
anti-takeover effects. The
rights will cause substantial
dilution to any person or group
that attempts to acquire
Veritas without the approval of
its board of directors. As a
result, the overall effect of
the rights may be to render
more difficult or discourage
any attempt to acquire Veritas
even if the acquisition may be
favorable to the interests of
Veritas' shareholders. Because
the board of directors can
redeem the rights or approve a
tender or Exchange Offer, the
rights should not interfere
with a merger or other business
combination approved by the
board.

          APPRAISAL AND DISSENTERS' RIGHTS AND COMPULSORY ACQUISITION

Delaware law generally provides    Under Norwegian law, when a        Neither Cayman Islands law nor
shareholders of a corporation      person or entity alone or          VGS's memorandum of association
involved in a merger the right     together with one or more          or articles of association
to demand and receive payment      subsidiaries owns more than 90%    specifically provides for
of the fair value of their         of all the share capital in a      appraisal rights. However, in
shares as determined by the        company and these shares           connection with the com-
Delaware Chancery Court.           represent more than 90% of the     pulsory transfer of shares to a
Appraisal rights are not           votes entitled to be cast at a     90% shareholder of a Cayman
available, however, to holders     meeting of shareholders, that      Islands company as described
of shares:                         person or entity is entitled to    under "-- Shareholder Approval
                                   acquire the remaining shares of    of Business Combinations", a
- listed on a national             such company. See "The             minority shareholder may apply
  securities exchange;             Combination -- Mandatory Offer     to the court within one month
                                   Procedures and Compulsory          of receiving notice of the
- designated as a national         Acquisition of Remaining           compulsory transfer objecting
  market system security on an     Outstanding PGS Shares".           to that transfer. In these
  interdealer quotation system                                        circumstances, the burden is on
  operated by the National         Norwegian law contains a number    the minority shareholder to
  Association of Securities        of protections for minority        show that the court should
  Dealers, Inc.; or                shareholders, including, among     exercise its discretion to
                                   others:                            prevent the compul-

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
- held of record by more than      - Any shareholder may petition     sory transfer. VGS has been ad-
  2,000 shareholders;                the courts to have a decision    vised that the court is
                                     of the board of directors or     unlikely to grant any relief to
unless the holders are required      general meeting declared         the minority shareholder in the
to accept in the merger              invalid on the grounds that      absence of bad faith, fraud,
anything other than any              it unreasonably favors           unequal treatment of
combination of:                      certain shareholders or third    shareholders or collusion
                                     parties to the detriment of      between the offeror and the
- shares or depositary receipts      other shareholders or the        holders of the shares who have
  of the surviving corporation       company itself. In certain       accepted the offer as a means
  in the merger;                     extraordinary cir-               of unfairly forcing out
                                     cumstances, shareholders may     minority shareholders.
- shares or depositary receipts      require the courts to
  of another corporation that,       dissolve the company as a
  at the effective date of the       result of such decisions.
  merger, will be
                                   - Minority shareholders holding
(1) listed on a national             5% or more of a company's share
    securities exchange,             capital have a right to
                                     demand that an
(2) designated as a national         extraordinary general
    market system security on        meeting be held to discuss
    an interdealer quotation         or resolve specific
    system operated by the           matters. In addition, any
    National Association of          shareholder may demand that
    Securities Dealers, Inc.,        a specific issue be placed
    or                               as an item on the agenda
                                     for any shareholders'
(3) held of record by more than      meeting if the company is
    2,000 holders; or                notified in time for such
                                     item to be included in the
- cash instead of fractional         notice of the meeting.
  shares or depositary receipts
  received.                        - If approved by 10% or more of
                                     the share capital represented
                                     at a shareholders' meeting,
                                     any shareholder may request
                                     the courts to order an
                                     examination of the company
                                     and its accounts.

                                   See also "-- Amendment of Gov-
                                   erning Documents" and
                                   "-- Shareholder Suits" below
                                   regarding shareholders' right
                                   to commence liability
                                   proceedings on behalf of and in
                                   the name of the company against
                                   the board members, the auditor
                                   or others.

                               PREEMPTIVE RIGHTS

Under Veritas' certificate of      Under Norwegian law, PGS share-    Under VGS's articles of
incorporation, shareholders do     holders have a preemptive right    association, shareholders do
not have preemptive rights.        to subscribe for and be            not have preemptive rights.
                                   allotted new shares that PGS
                                   issues. Shareholders may waive
                                   those preemptive rights by the
                                   affirmative vote of at least
                                   two-thirds of the votes cast
                                   and at least two-thirds of the
                                   share capital represented at
                                   the share-

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
                                   holders meeting approving the
                                   issuance of shares. The holders
                                   of all shares outstanding must
                                   approve a waiver of the
                                   shareholders' preemptive rights
                                   for share dividends.

                 SHAREHOLDER CONSENT TO ACTION WITHOUT MEETING

Delaware law and Veritas'          Norwegian law contains no          Cayman Islands law and VGS's
bylaws provide that                provisions permitting              articles of association provide
shareholders may take action       shareholder action by written      that shareholders may take
without a meeting only by the      consent in a public limited        action without a meeting only
affirmative vote of the mini-      company.                           by unanimous written consent.
mum number of votes necessary
to take such action at a
meeting at which all
shareholders entitled to vote
were present and voted.

                        MEETINGS OF SHAREHOLDERS/VOTING

Veritas' bylaws provide that       Norwegian law requires that an     Under VGS's articles of
annual meetings of shareholders    annual general meeting of          association, a general meeting
are to be held on a date and at    shareholders be held within six    of shareholders is to be held
a time fixed by the board of       months from the end of each        annually. That meeting may be
directors of Veritas. Veritas'     fiscal year.                       held at such place as VGS's
certificate of incorporation                                          board of directors deter-
and bylaws provide that a          Norwegian law provides that an     mines. Under VGS's articles of
special meeting of shareholders    extraordinary general meeting      association, an extraordinary
may be called by the president     of shareholders may be called      general meeting may be called
of Veritas, a majority of the      by a majority of the board of      only by a majority of the
entire board of directors or       directors of the company, and      entire board of directors of
its chairman.                      shall be called at the request     VGS.
                                   of the company's auditors or of
Veritas' bylaws provide that,      the holders of at least 5% of      VGS's articles of association
on all matters voted upon at a     the company's share capital.       provide that, on all matters
meeting of shareholders, each                                         voted upon at a meeting of
holder of common shares has the    Under Norwegian law, to vote at    shareholders, other than the
right to vote, in person or by     an annual or extraordinary         election of directors, each
proxy, one vote for each issued    general meeting, a shareholder     holder of ordinary shares has
common share registered in his     must be registered as a holder     the right to vote, in person or
name on the books of the           of title to the shares to be       by proxy, one vote for each
company.                           voted in the company's share       issued ordinary share
                                   register maintained at VPS not     registered in his name on VGS's
In general, matters before a       later than at the date of the      register.
meeting of shareholders require    meeting. According to the arti-
the affirmative vote of a          cles of association of PGS,
majority of the common shares      shareholders who intend to
present at the meeting and         participate in a general
entitled to vote on the matter.    meeting must notify the company
                                   by the date stated in the
                                   notice convening the meeting,
                                   which date cannot be more than
                                   two business days before the
                                   date of the meeting.
                                   In general, there are no quorum
                                   requirements, and resolutions
                                   are passed by a simple majority
                                   of the votes cast. However,
                                   certain deci-

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
                                   sions, including resolutions to
                                   waive preemptive rights in
                                   connection with any share
                                   issue, to approve a merger or
                                   demerger, to amend a company's
                                   articles of association or to
                                   authorize an increase or reduc-
                                   tion in a company's share
                                   capital require the affirmative
                                   vote of at least two-thirds of
                                   the votes cast as well as at
                                   least two-thirds of the share
                                   capital represented at the
                                   meeting whether or not the
                                   holders of the share capital
                                   are entitled to vote. See
                                   "-- Amendment of Governing
                                   Documents" below.

            DISTRIBUTIONS AND DIVIDENDS; REPURCHASES AND REDEMPTIONS

Under Delaware law, the board      Under Norwegian law, dividends     VGS is not required to present
of directors, subject to any       of PGS for a fiscal year may be    proposed dividends to its
restrictions in the                declared at its annual general     shareholders for approval or
corporation's certificate of       meeting in the following year.     adoption.
incorporation, may declare and     Dividends may only be paid for
pay dividends out of:              a financial period as to which     Under Cayman Islands law, the
                                   audited financial statements       board of directors of VGS may
- surplus of the corporation,      have been approved by the          declare the payment of
  which is defined as net          annual general meeting of          dividends to the ordinary
  assets less statutory            shareholders. Any proposal to      shareholders out of VGS's:
  capital; or                      pay a dividend must be recom-
                                   mended by the board of             - profits; or
- if no surplus exists, out of     directors of PGS and approved
  the net profits of the           by its shareholders at a           - other distributable reserves,
  corporation for the year in      general meeting. The               including "share premium
  which the dividend is            shareholders may vote to             account", which represents
  declared and/or the preceding    reduce, but may not increase,        the excess of the price paid
  year.                            the dividends proposed by the        to VGS on issue of its shares
                                   directors.                           over the par or "nominal"
If, however, the capital of the                                         value of those shares, which
corporation has been diminished    Dividends may be paid in cash        is similar to the U.S.
to an amount less than the         or in kind and are payable only      concept of additional paid in
aggregate amount of capital        out of a company's                   capital.
represented by the issued and      distributable reserves.
outstanding shares of all                                             However, no dividends may be
classes having preference upon     No Norwegian company can de-       paid if, after payment, VGS
the distribution of assets, the    clare dividends if the equity,     would not be able to pay its
board may not declare and pay      according to the balance sheet,    debts as they come due in the
dividends out of the               amounts to less than 10% of its    ordinary course of business.
corporation's net profits until    unconsolidated balance sheet
the deficiency in the capital      without following a creditor       Under Cayman Islands law,
has been repaired.                 notice procedure as required       shares of a Cayman Islands
                                   for reducing its capital. No       company may be redeemed or
Veritas' certificate of            dividend may be declared in        repurchased out of profits of
incorporation contains no          excess of an amount that is        the company, out of the
provisions restricting             compatible with good and           proceeds of a new issue of
dividends on Veritas common        careful business practice with     shares made for that purpose or
shares.                            due regard to losses that may      out of capital, if the company
                                   have occurred after the last       has the ability to pay its
Upon Delaware law, any corpora-    balance sheet date or that may     debts as they come due in the
tion may purchase or redeem its    be expected to occur. A company    ordinary course of business.
own shares, except that            is required to maintain
generally it may not purchase
or redeem these

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
shares if the capital of the       reserves that are adequate in
corporation is impaired at the     light of its activities and
time or would become impaired      related risks.
as a result of the redemption.
                                   The shareholders may authorize
                                   a general redemption of shares
                                   in connection with a reduction
                                   of a company's share capital by
                                   a majority of two thirds of the
                                   votes cast and of the share
                                   capital represented at the
                                   shareholders' meeting approving
                                   such reduction.
                                   A Norwegian company is not per-
                                   mitted to subscribe for its own
                                   shares or to issue shares to be
                                   held for its own account, nor
                                   may it (with certain limited
                                   exceptions) acquire or hold its
                                   shares by any other method
                                   except where such acquisition
                                   has been approved by the
                                   shareholders with a majority of
                                   two thirds of the votes cast
                                   and of the share capital
                                   represented at the
                                   shareholders' meeting. In no
                                   event should such acquisition
                                   of own shares exceed 10% of the
                                   share capital of the company
                                   and such shares can only be
                                   paid for out of the
                                   distributable reserves of the
                                   company.

                              NUMBER OF DIRECTORS

Veritas' bylaws provide that       Under Norwegian law, the mini-     Under VGS's articles of
the number of directors will       mum number of directors for a      association, the minimum number
not be less than three nor more    company such as PGS is three.      of directors is two. The VGS
than 10. The Veritas board of      In addition, Norwegian law         board of directors will be set
directors has set the number of    provides rights for the            at 10.
directors at eight.                employees to nominate up to one
                                   third (and at least two) of the
                                   company's directors.
                                   Under PGS's articles of
                                   association, the number of
                                   directors will not be less than
                                   three or more than eight. At
                                   present PGS's board consists of
                                   six directors, all of whom have
                                   been elected by the
                                   shareholders.

                        VACANCIES ON BOARD OF DIRECTORS

Veritas' certificate of            Under Norwegian law, a vacancy     VGS's articles of association
incorporation and bylaws           is filled by an alternate if       provide that a vacancy or a
provide that any vacancy may be    the alternate has been elected     newly created directorship may
filled by a majority of the        when electing the board of         only be filled by a majority of
remaining board (even if less      directors. Otherwise, a vacancy    the remaining directors.
than a quorum) or the share-       may only be

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
holders at a duly called           filled by the election of a new
meeting. Any director elected      director by the PGS
to fill a vacancy or from an       shareholders at a shareholders
increase in the number of          meeting. If the number of
directors will serve the same      remaining directors is not less
remaining term as that of his      than that required to con-
predecessor, the election of       stitute a quorum, such
his successor or his               shareholders' election may be
resignation and removal.           postponed until the next annual
                                   general meeting of the company.

                              REMOVAL OF DIRECTORS

The certificate of                 Directors may be removed or        VGS's articles of association
incorporation and bylaws of        elected at the annual general      provide that directors may only
Veritas provide that di-           meeting of PGS shareholders,       be removed by the holders of a
rectors may be removed, with or    but may also be removed or         majority of the shares entitled
without cause, by a majority of    elected at an extraordinary        to vote on the election of
shares entitled to vote for the    shareholders' meeting called       directors and only for "cause".
election of directors.             for that purpose. The slate of     VGS's articles of association
                                   directors need not be announced    define "cause" for this pur-
                                   prior to the meeting.              pose to mean:
                                   Under the articles of              - an action by a director
                                   association of PGS, the              involving willful malfeasance,
                                   election of a new director as a      which conduct has a material
                                   replacement for an incumbent         adverse effect on VGS; or
                                   director prior to the
                                   expiration of such director's      - conviction of a felony.
                                   term must be approved at a
                                   shareholders' meeting by
                                   either:
                                   - a majority of PGS's total
                                     outstanding voting shares; or
                                   - more than two-thirds of the
                                     votes cast and more than
                                     two-thirds of the share
                                     capital represented at the
                                     meeting.

                               CUMULATIVE VOTING

Under Delaware law and Veritas'    Cumulative voting for the          VGS's articles of association
certificate of incorporation,      election of directors is not       expressly prohibit cumulative
each shareholder is entitled to    required under Norwegian law,      voting for the election of
one vote per share. In             which provides for a regular       directors.
addition, under Delaware law,      election by a majority of votes
cumulative voting in the           unless otherwise determined in
election of directors is only      a company's articles of
permitted if expressly             association. There are no
authorized in a corporation's      provisions to such effect in
charter. Veritas' certificate      PGS's articles of association.
of incorporation expressly
prohibits cumulative voting.

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
                        AMENDMENT OF GOVERNING DOCUMENTS

Except as described below,         Under Norwegian law, PGS's         Under Cayman Islands law, VGS's
Veritas can amend its              articles of association may be     memorandum of association and
certificate of incorporation by    amended at a meeting of its        articles of association may
vote of a majority of              shareholders by the affirmative    only be amended by a special
shareholders. Veritas' bylaws      vote of at least two-thirds of     resolution of its shareholders.
may be altered or repealed, and    the votes cast and at least        Some amendments to VGS's
new bylaws made, by its board      two-thirds of the share capital    articles of association require
of directors. Under Delaware       represented at the meeting,        as a quorum the presence of
law, the power to amend bylaws     whether or not the holders of      shareholders holding at least
remains with the shareholders      the share capital are entitled     95% of the shares entitled to
even where such power has also     to vote.                           vote at that meeting. See
been conferred upon the                                               "Description of VGS Share
directors. Veritas' bylaws         Any amendment to PGS's articles    Capital".
provide that a majority of the     of association that would
entire board of directors may      reduce any shareholder's right
amend the bylaws.                  in respect of dividend payments
                                   or other rights to PGS's assets
                                   or restrict the transferability
                                   of shares requires a majority
                                   vote of at least 90% of the
                                   aggregate capital represented
                                   in a general meeting. Certain
                                   types of changes in the rights
                                   of shareholders require the
                                   consent of all affected
                                   shareholders as well as the
                                   majority normally required to
                                   amend PGS's articles of
                                   association.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under its bylaws, Veritas must     Under Norwegian law, whether to    Cayman Islands law does not
indemnify any person from all      hold a director, the chief         limit the extent to which a
expense, liability or loss         executive officer or a             company may indemnify its
reasonably incurred or suffered    shareholder liable for any loss    directors, officers, employees
by him in connection with any      or damage he has inten-            and agents except to the extent
action brought by any party        tionally or negligently caused     that such provision may be held
(other than an action by or in     the company in the performance     by the Cayman Islands courts to
the right of Veritas) by reason    of his duties must be              be contrary to public policy.
of that person's service as a      determined by a majority           For instance, a provision
director or officer of Veritas     resolution of the share-           purporting to provide indemni-
if he acted in good faith and      holders of the company in a        fication against the
in a manner that he reasonably     shareholders' meeting. Subject     consequences of committing a
believed to be in or not           to the general provision under     crime may be deemed contrary to
opposed to the best interests      Norwegian law prohibiting the      public policy. In addition, an
of Veritas and, with respect to    general meeting of shareholders    officer or director may not be
criminal actions, that he had      from taking any action that may    indemnified for his own fraud,
no reasonable cause to believe     give a shareholder or others an    willful neglect or willful de-
that conduct related to the        unreasonable benefit at the        fault. VGS's articles of
action was unlawful. Veritas is    expense of other shareholders      association make
similarly required to indemnify    or the company, the sharehold-     indemnification of directors
any person from all expense        ers in a general meeting may       and officers and advancement of
reasonably incurred or suffered    approve an advance agreement       expenses to defend claims
by him in connection with any      between the company and such       against directors and officers
action brought by or in the        persons reducing or otherwise      mandatory on the part of VGS to
right of Veritas by reason of      relevant to their liability.       the fullest extent allowed by
his service as a director or                                          law.
officer of Veritas if he acted
in good faith and in a manner
that he

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
reasonably believed to be not
opposed to the best interests
of Veritas and, with respect to
criminal actions, that he had
no reasonable cause to believe
that conduct related to the
action was unlawful, although
that indemnification is not
permitted if the director or
officer is adjudged liable to
the corporation (unless the
court otherwise determines).
Under its bylaws, Veritas must
advance all reasonable expenses
incurred by or on behalf of any
person entitled to
indemnification by Veritas.

                         LIMITED LIABILITY OF DIRECTORS

Veritas' certificate of            Norwegian law provides that a      Cayman Islands law will not
incorporation provides that        director or the chief executive    allow the limitation of a
directors are not personally       officer or a shareholder of a      director's liability for his
liable to Veritas or its           Norwegian company is liable for    own fraud, willful neglect or
shareholders for monetary          any loss or damage he has          willful default. VGS's articles
damages for breach of fiduciary    intentionally or negligently       of association provide that its
duty as a director, except for     caused the company in the          directors have no personal
liability:                         performance of his duties. The     liability to VGS or its
                                   shareholders may, by a majority    shareholders for monetary
- for any breach of the            resolution at the general          damages for breach of fiduciary
  directors' duty of loyalty to    meeting, either hold liable or     duty as a director, except
  Veritas or its shareholders;     (subject to the general            liability for:
                                   provision under Norwegian law
- for acts or omissions made       which prohibits the general        - breaching the duty of loyalty
  not in good faith or that        meeting of shareholders of a         to VGS or, if any, its
  involve intentional              Norwegian company from taking        shareholders;
  misconduct or a knowing          any action that may give a
  violation of law;                shareholder or others an           - failing to act in good faith;
                                   unreasonable benefit at the
- under Section 174 of the         expense of other shareholders      - engaging in intentional
  Delaware General Corporation     or the company) discharge such       misconduct or a known violation
  Law which relates to unlawful    person from liability.               of law; or
  dividends and share
  repurchases; or                  Notwithstanding a decision at      - engaging in any transaction
                                   the general meeting to               from which the director
- for any transaction from         discharge a person from              obtained an improper personal
  which the director derived an    liability or to reject a             benefit from VGS.
  improper personal benefit.       proposal to hold a person
                                   liable, shareholders owning at
                                   least 10% of the share capital
                                   or (if there are more than 100
                                   shareholders) more than 10% of
                                   the number of shareholders may
                                   bring a claim against such
                                   person within three months of
                                   the date of such general
                                   meeting predicated on that
                                   liability on behalf of the
                                   company unless such decision
                                   has been passed by a majority
                                   of at least two thirds of the
                                   votes cast and two thirds of
                                   the

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
                                   share capital represented at
                                   the meeting. In that event no
                                   minority shareholder may pursue
                                   the claim in the name of the
                                   company.

        ADVANCE NOTIFICATION REQUIREMENTS FOR PROPOSALS OF SHAREHOLDERS

Neither Veritas' certificate of    Directors may be removed or        VGS's articles of association
incorporation nor bylaws           elected at the annual general      provide generally that if a
contain any provisions             meeting, but may also be           shareholder desires to propose
regarding advance notice of        removed or elected at an           any business at an annual
nominations of persons for         extraordinary shareholders'        general meeting of
election to the Veritas board      meeting called for that            shareholders, that shareholder
of directors or submission of      purpose. See "-- Removal of Di-    must give VGS written notice
other business to be considered    rectors" above. The slate of       not less than 90 days prior to
at a meeting of the Veritas        directors need not be announced    the anniversary of the
shareholders.                      prior to the meeting.              originally scheduled date of
                                                                      the immediately preceding
                                   Any shareholder may demand that    annual general meeting. If,
                                   a specific issue be placed as      however, the date of the
                                   an item on the agenda for any      forthcoming annual general
                                   shareholders' meeting provided     meeting is more than 30 days
                                   that the company is notified in    before or after that
                                   time for such item to be           anniversary date, the deadline
                                   included in the notice of the      is the close of business on the
                                   meeting.                           tenth day after VGS publicly
                                                                      discloses the meeting date. The
                                                                      notice must give specified
                                                                      information about the
                                                                      shareholder and the proposal,
                                                                      including any material interest
                                                                      the shareholder has in the
                                                                      proposal.
                                                                      If a shareholder desires to
                                                                      nominate directors at an annual
                                                                      general meeting, that
                                                                      shareholder must give VGS
                                                                      written notice within the time
                                                                      period described above. If a
                                                                      shareholder desires to nominate
                                                                      directors at an extraordinary
                                                                      general meeting at which the
                                                                      board of directors has
                                                                      determined that directors will
                                                                      be elected, that shareholder
                                                                      must give VGS written notice by
                                                                      the close of business on the
                                                                      tenth day following VGS's pub-
                                                                      lic disclosure of the meeting
                                                                      date. The notice must give
                                                                      specified information about the
                                                                      shareholder and each nominee,
                                                                      including a description of all
                                                                      arrangements or understandings
                                                                      between the shareholder and
                                                                      each nominee the shareholder
                                                                      proposes and any other person
                                                                      or persons under which the
                                                                      nomination or nominations are
                                                                      being made by the shareholder.

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
                               SHAREHOLDER SUITS

Under Delaware law, a              Under Norwegian law,               The Cayman Islands courts have
shareholder may bring a            shareholders have the right to     recognized derivative suits by
derivative action on behalf of     institute suit on behalf of the    shareholders; however, the
the corporation to enforce the     company as described above         consideration of those suits
rights of the corporation. An      under "-- Limited Liability of     has been limited. In this
individual also may commence a     Directors".                        regard, the Cayman Islands
class action suit on behalf of                                        court ordinarily would be
himself and other similarly        Any shareholder contesting the     expected to follow English
situated shareholders where the    validity of any decision made      precedent, which would permit a
requirements for maintaining a     by the board of directors or       minority shareholder to
class action under Delaware law    the shareholders in a general      commence an action against or a
have been met. A person may        meeting may also file legal        derivative action in the name
institute and maintain such a      action before the courts. See      of the company only:
suit only if that person was a     "-- Appraisal and Dissenters'
shareholder at the time of the     Rights and Compulsory Acquisi-     - where the act complained of
transaction that is the subject    tion". Although Norwegian law        is alleged to be beyond the
of the suit or his share           normally does not recognize the      corporate power of the
thereafter devolved upon him by    concept of a class action            company or illegal;
operation of law. Additionally,    lawsuit, such invalidation
under Delaware case law, the       action by one shareholder would    - where the act complained of
plaintiff generally must be a      also affect the other                is alleged to constitute a
shareholder not only at the        shareholders of the company.         fraud against the company;
time of the transaction that is
the subject of the suit, but                                          - where the act requires
also through the duration of                                            approval by a greater
the derivative suit. Delaware                                           percentage of the company's
law also requires that the                                              shareholders than actually
derivative plaintiff make a                                             approved it; or
demand on the directors of the
corporation to assert the                                             - where there is an absolute
corporate claim before the suit                                         necessity to waive the general
may be prosecuted by the                                                rule that a shareholder may
derivative plaintiff, unless                                            not bring such an action in
such demand would be futile.                                            order that there not be a
                                                                        denial of justice or a viola-
                                                                        tion of the company's
                                                                        memorandum of association.
                        INSPECTION OF BOOKS AND RECORDS

Delaware law allows any share-     The register of shareholders of    Cayman Islands law does not ex-
holder the right:                  Norwegian companies whose          pressly provide shareholders of
                                   shares are registered with the     a Cayman Islands company with
- to inspect the corporation's     VPS is available for inspection    any general rights to inspect
  stock ledger, a list of its      by the general public. A           or obtain copies of the list of
  shareholders, and its other      shareholder may also inspect       shareholders or corporate
  books and records; and           the minutes of shareholders        records of a company, other
                                   meetings. See also the             than the register of mort-
- to make copies or extracts of    description of the rights of       gages and charges. However,
  those materials during normal    minority shareholders under        VGS's articles of association
  business hours;                  "-- Appraisal and Dissenters'      provide that any shareholder
                                   Rights and Compulsory              may inspect its books and
provided that the shareholder      Acquisition" above.                records for a proper purpose.
makes a written request under                                         VGS's board of directors may
oath stating the purpose of his    The books relating to the PGS      establish procedures or
inspection, and the inspection     ADSs are held by Citibank,         conditions regarding these in-
is for a purpose reasonably        N.A., as depositary. The           spection rights for the
related to the person's            depositary will keep books at      following purposes:
interest as a shareholder.         its transfer office in New York
                                   City for the registration and      - protecting the interests of
                                   transfer of ADRs. Those books        VGS;

            VERITAS                              PGS                                VGS
            -------                              ---                                ---
                                   will be open at all reasonable     - protecting the
                                   times for inspection by the          confidentiality of the
                                   holders of ADRs and by PGS if        information contained in
                                   the inspection will not be for       those books and records;
                                   the purpose of communicating
                                   with holders of ADRs in the        - the convenience of VGS; or
                                   interest of a business or
                                   object other than PGS's busi-      - protecting any other interest
                                   ness or a matter related to the      of VGS that the board of
                                   deposit agreement or the ADRs.       directors deems proper.

                                 LEGAL MATTERS

     The validity of the VGS Shares to be delivered to PGS shareholders in connection with the Exchange Offer and to Veritas shareholders in connection with the Merger will be passed upon by Maples and Calder, George Town, Grand Cayman, Cayman Islands, special counsel to VGS.

     Certain legal matters in connection with the Combination will be passed upon for Veritas by Fulbright & Jaworski L.L.P., Houston, Texas, by Thommessen Krefting Greve Lund AS, Oslo, Norway and by Bennett Jones LLP, Calgary, Alberta, Canada. Certain tax matters in connection with the Combination will be passed upon for Veritas by Baker & McKenzie, Houston, Texas, and by Felesky Flynn LLP, Calgary, Alberta, Canada.

     Certain tax matters in connection with the Combination will be passed upon for PGS by Baker Botts L.L.P., Houston, Texas, and by Wikborg, Rein & Co., Oslo, Norway.

                                    EXPERTS

     The consolidated financial statements of PGS and its subsidiaries as of December 31, 2000 and for each of the two years in the period ended December 31, 2000 incorporated in this proxy statement/prospectus by reference to the PGS Annual Report on Form 20-F for the year ended December 31, 2001 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to PGS's restatement of its 1999 and 2000 financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Veritas and its subsidiaries incorporated in this proxy statement/prospectus by reference to the Veritas Annual Report on Form 10-K for the year ended July 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The balance sheet of VGS as of June 30, 2002 included in this proxy statement/prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. VGS has engaged
PricewaterhouseCoopers LLP as its independent auditors to audit the consolidated financial statements of VGS and its subsidiaries beginning with the year ending December 31, 2002.

                   INFORMATION REGARDING ARTHUR ANDERSEN LLP

     The consolidated balance sheet of PGS and its subsidiaries as of December 31, 2001, and the related consolidated statement of operations, cash flows and shareholders' equity for the year then ended, included in PGS's Annual Report on Form 20-F and incorporated by reference in this proxy statement/prospectus, were audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon included therein, and are incorporated herein in reliance upon such report given on the authority of such firm as an expert in accounting and auditing. Arthur Andersen LLP has not consented to the incorporation by reference of their report in this proxy statement/prospectus and VGS has not obtained their consent to do so in reliance on Rule 437a of the Securities Act of 1933, as amended. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this proxy statement/prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

                          FUTURE SHAREHOLDER PROPOSALS

     Shareholder Proposals in VGS's Proxy Statement. Rule 14a-8 of the U.S. Securities Exchange Act of 1934 addresses the eligibility of shareholders to submit proposals, the proper subjects of shareholder proposals, when a company must include a shareholder proposal in its proxy statement and when a company must identify the proposal in its form of proxy at an annual or special meeting of shareholders. To be included in VGS's proxy materials for the 2003 annual meeting of shareholders, VGS's articles of association provide that VGS must receive the shareholder proposal by
          , 2003 at its principal executive office. Shareholder proposals must also be otherwise eligible under Rule 14a-8 for inclusion in the proxy materials.

     Shareholder Proposals and Director Nominations to be Presented at Shareholder Meetings. If a shareholder desires to nominate persons for election as directors or to introduce an item of business at a meeting of VGS shareholders, annual or special, and the proposal is submitted outside the process of Rule 14a-8, the shareholder must follow the procedures set forth in the articles of association of VGS.

     These procedures provide generally that if a shareholder desires to propose any business at an annual general meeting of shareholders, that shareholder must give VGS written notice not less than 90 days prior to the anniversary of the originally scheduled date of the immediately preceding annual general meeting. If, however, the date of the forthcoming annual general meeting is more than 30 days before or after that anniversary date, the deadline is the close of business on the tenth day after VGS publicly discloses the meeting date.

     If a shareholder desires to nominate directors at an annual general meeting, that shareholder must give VGS written notice within the time period described above. If a shareholder desires to nominate directors at an extraordinary general meeting at which the board of directors has determined that directors will be elected, that shareholder must give VGS written notice by the close of business on the tenth day following VGS's public disclosure of the meeting date. The notice must give specified information about the shareholder and each nominee, including a description of all arrangements or understandings between the shareholder and each nominee the shareholder proposes and any other person or persons under which the nomination or nominations are being made by the shareholder.

                      WHERE YOU CAN FIND MORE INFORMATION

     PGS files annual reports and other information, and Veritas files annual, quarterly and current reports, proxy statements and other information, with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at, or obtain copies of this information by mail from, the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The filings of PGS and Veritas with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. You can also inspect reports and other information about PGS and Veritas at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. PGS also files reports and other information with the Oslo Stock Exchange.

     VGS has filed a registration statement on Form S-4 to register with the SEC its ordinary shares to be issued in connection with the Exchange Offer and the Merger described in this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. In addition, VGS also will file with the SEC a statement on Schedule TO under Rule 14d-3 of the Exchange Act, furnishing additional information about the Exchange Offer. You may obtain copies of the Form S-4 and the Schedule TO and the exhibits and any amendments to those documents in the manner described above.

     VGS has filed the registration statement with the Oslo Stock Exchange, together with a summary of some of the sections of the registration statement in Norwegian and other supplementary information specifically required under Norwegian securities laws and regulations. That summary and other information is being furnished to PGS's shareholders.

     PGS will file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 regarding the Exchange Offer, a copy of which is being furnished to PGS shareholders. You may obtain a copy of the Schedule 14D-9, including the exhibits and any amendments to that document, in the manner described above.

     The SEC allows us to "incorporate by reference" information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information contained in any subsequent filing or directly in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that PGS and Veritas have previously filed with the SEC. These documents contain important information about PGS and Veritas and their finances.

PGS SEC FILINGS (FILE NO. 1-14614)                                PERIOD
----------------------------------                                ------
Annual Report on Form 20-F........................  Fiscal year ended December 31, 2001
Report of Foreign Issuer on Form 6-K..............  Month of March 2002
                                                    Month of May 2002
                                                    Month of June 2002
                                                    Month of July 2002

VERITAS SEC FILINGS (FILE NO. 1-7427)                               PERIOD
-------------------------------------                               ------
                                                        Fiscal year ended July 31,
Annual Report on Form 10-K............................  2001
Quarterly Report on Form 10-Q.........................  Quarter ended October 31, 2001
Quarterly Report on Form 10-Q.........................  Quarter ended January 31, 2002
Quarterly Report on Form 10-Q.........................  Quarter ended April 30, 2002
Current Report on Form 8-K............................  Filed on November 28, 2001
Current Report on Form 8-K............................  Filed on April 29, 2002
Current Report on Form 8-K............................  Filed on June 24, 2002

     All documents filed by VGS, PGS and Veritas with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement/prospectus to the date that the Exchange Offer and Merger are consummated, or, if the Exchange Offer is terminated without shares being accepted for exchange, the date of termination, will also be deemed to be incorporated by reference in this proxy statement/prospectus.

     Documents incorporated by reference are available from VGS, PGS and Veritas without charge upon request, if to PGS in the U.S. to 16010 Barker's Point Lane, Houston, Texas 77079, (281) 589-7935, Attention: Investor Relations; if to PGS in Norway to Strandveien 4, N-1366, Lysaker, Norway, (47) 67-52-66-00,
Attention: Investor Relations; and if to Veritas or VGS to 10300 Town Park, Houston, Texas 77072, (832) 351-8300, Attention: Investor Relations. If you request any incorporated documents from any of us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

     WE HAVE NOT AUTHORIZED ANYONE, INCLUDING ANY SALESMAN OR BROKER, TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE EXCHANGE OFFER THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT WHICH IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS OR IN ANY OF THE MATERIALS THAT PGS, VERITAS AND VGS FILE PUBLICLY WITH THE SEC. IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS DOES NOT EXTEND TO YOU. THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS SPEAKS ONLY AS OF THE DATE OF THIS PROXY STATEMENT/PROSPECTUS UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                                   SCHEDULE A

     INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS OF VGS AND VERITAS

VGS

     The following table sets forth the name, business address, present principal occupation or employment, citizenship and material occupations, positions, offices or employment for the past five years of each person who currently serves as a director or executive officer of VGS. After the Combination, Reidar Michaelsen, Chairman of the Board and Chief Executive Officer of PGS, and David B. Robson, Chairman of the Board and Chief Executive Officer of Veritas, will serve on the board of directors of VGS, along with three additional persons to be designated by PGS and five additional persons to be designated by Veritas. None of the three directors listed below is expected to continue as a director after the Combination. Neither VGS nor any of the individuals listed below has been convicted in a criminal proceeding in the past five years. In addition, neither VGS nor any of the individuals listed below was a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining that person from future violations of, or prohibiting activities subject to federal or state securities laws, or a finding of any violation of federal or state securities laws.

NAME AND BUSINESS ADDRESS         POSITION      CITIZENSHIP             PRINCIPAL OCCUPATION
-------------------------      --------------   -----------   -----------------------------------------
Richard D. Burt                Director         U.S.          Richard D. Burt has been Division Counsel
Veritas DGC Inc.                                              for Veritas since May 2001. From July
10300 Town Park                                               1997 to May 1998, Mr. Burt was an
Houston, Texas 77072                                          attorney in private practice. From May
                                                              1998 to December 1999, Mr. Burt was an
                                                              Attorney/Geophysical Trainee with Western
                                                              Geophysical, and from June 2000 to April
                                                              2001 he was a Contract Administrator with
                                                              Veritas Geophysical Corporation, a
                                                              subsidiary of Veritas.

Barry J. Clarke                Director         U.K.          Barry J. Clarke has been Quality
Veritas DGC Limited                                           Management Systems/Contracts
Crompton Way                                                  Administrator with Veritas DGC Limited, a
Manor Royal Estate                                            subsidiary of Veritas, from March 1998 to
Crawley, West Sussex                                          the present. From July 1996 to March
RH10 9QN England                                              1998, Mr. Clarke was Quality Auditor for
                                                              the Legal Aid Board in Brighton, East
                                                              Sussex, England.

James R. Herbert               Director and     U.K.          James R. Herbert has been Computer Opera-
Veritas DGC Limited            Vice President                 tions Manager for Veritas DGC Limited, a
Crompton Way                                                  subsidiary of Veritas, for more than the
Manor Royal Estate                                            past five years.
Crawley, West Sussex
RH10 9QN England

David B. Robson                President        Canada        Mr. Robson has been chairman of the board
Veritas DGC Inc.                                              of Veritas since consummation of the
10300 Town Park                                               business combination between Veritas and
Houston, Texas 77072                                          Veritas Energy Services in August 1996.
                                                              He is currently chief executive officer
                                                              and has been since August 1996 with the
                                                              exception of January 24 through July 24,
                                                              2000. Prior thereto, he held similar
                                                              positions with Veritas Energy Services or
                                                              its predecessors since 1974. Mr. Robson
                                                              is also a director of Pride
                                                              International, Inc.

NAME AND BUSINESS ADDRESS         POSITION      CITIZENSHIP             PRINCIPAL OCCUPATION
-------------------------      --------------   -----------   -----------------------------------------
Matthew D. Fitzgerald          Vice President   U.S.          Matthew D. Fitzgerald has been the
                               and Treasurer                  executive vice president, chief financial
                                                              officer and treasurer of Veritas since
                                                              March 2001. Prior to that, he served as
                                                              controller of BJ Services Company
                                                              (oilfield services) since 1989 and vice
                                                              president and controller since 1998. Mr.
                                                              Fitzgerald was also a senior manager with
                                                              the accounting firm of Ernst & Whinney.

VERITAS

     The following table sets forth the name, business address, present principal occupation or employment, citizenship and material occupations, positions, offices or employment for the past five years of each person who serves as a director or executive officer of Veritas. Neither Veritas nor any of the individuals listed below has been convicted in a criminal proceeding in the past five years. In addition, neither Veritas nor any of the individuals listed below was a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining that person from future violations of, or prohibiting activities subject to federal or state securities laws, or a finding of any violation of federal or state securities laws.

NAME AND BUSINESS ADDRESS         POSITION      CITIZENSHIP             PRINCIPAL OCCUPATION
-------------------------      --------------   -----------   -----------------------------------------
Clayton P. Cormier             Director         U.S.          Clayton P. Cormier is currently a
Veritas DGC Inc.                                              financial and insurance consultant. Prior
10300 Town Park                                               to that, Mr. Cormier was a senior vice
Houston, Texas 77072                                          president in the oil and gas division of
                                                              Johnson & Higgins, an insurance broker,
                                                              from 1986 to 1991 and previously served
                                                              as chairman of the board, president, and
                                                              chief executive officer of Ancon
                                                              Insurance Company, S.A. and as an
                                                              assistant treasurer of Exxon

Lawrence C. Fichtner           Director         Canada        Lawrence C. Fichtner is president of
Veritas DGC Inc.                                              Entrada Resource Management, Ltd. Mr.
10300 Town Park                                               Fichtner retired from his position as
Houston, Texas 77072                                          executive vice president -- corporate
                                                              communications of Veritas in December
                                                              1998, a position he had held since August
                                                              1996, upon consummation of the business
                                                              combination between Veritas, then known
                                                              as Digicon Inc., and Veritas Energy
                                                              Services. Prior to that, he had been
                                                              executive vice president of Veritas
                                                              Energy Services or its predecessors since
                                                              1978. During the ten years prior to
                                                              joining Veritas Energy Services, he held
                                                              various positions as a geophysicist with
                                                              Geophysical Services Inc., Texaco
                                                              Exploration Ltd. and Bow Valley
                                                              Exploration Ltd.

NAME AND BUSINESS ADDRESS         POSITION      CITIZENSHIP             PRINCIPAL OCCUPATION
-------------------------      --------------   -----------   -----------------------------------------
James R. Gibbs                 Director         U.S.          James R. Gibbs is chairman, president and
Veritas DGC Inc.                                              chief executive officer of Frontier Oil
10300 Town Park                                               Corporation, an oil refining and
Houston, Texas 77072                                          marketing company. He has been chairman
                                                              since January 1999, chief executive
                                                              officer since 1992 and president since
                                                              1987. He has been employed there for
                                                              nineteen years. Mr. Gibbs is a director
                                                              of Frontier Oil Corporation, Smith
                                                              International, Gundle/SLT Environ-
                                                              mental, Inc. and Talon International
                                                              Energy, Ltd. and is an advisory director
                                                              of Frost Bank-Houston.

Steven J. Gilbert              Director         U.S.          Steven J. Gilbert has been chairman of
Veritas DGC Inc.                                              Gilbert Global Equity Partners, L.P.
10300 Town Park                                               since 1997. From 1992 to 1997 he was
Houston, Texas 77072                                          managing general partner of Soros Capital
                                                              L.P., the principal venture capital and
                                                              leveraged transaction entity of Quantum
                                                              Group of Funds, and was a principal
                                                              advisor to Quantum Industrial Holdings
                                                              Ltd. From 1988 to 1992, he was the
                                                              managing director of Commonwealth Capital
                                                              Partners, L.P., a private equity
                                                              investment fund and from 1984 to 1988,
                                                              Mr. Gilbert was the managing general
                                                              partner of Chemical Venture Partners,
                                                              which he founded. Mr. Gilbert is a
                                                              director of The Asian Infrastructure
                                                              Fund, LLC International Inc. (NASDAQ).

Stephen J. Ludlow              Director         U.S.          Stephen J. Ludlow became vice chairman of
Veritas DGC Inc.                                              Veritas in January 1999. From August
10300 Town Park                                               1996, upon consummation of the business
Houston, Texas 77072                                          combination between Veritas and Veritas
                                                              Energy Services until January 1999, he
                                                              was president and chief operating officer
                                                              of Veritas. He has been employed by
                                                              Veritas for 30 years and served as
                                                              president and chief executive officer of
                                                              Veritas from 1994 to 1996. Prior to 1994,
                                                              he served as executive vice president of
                                                              Veritas for four years following eight
                                                              years of service in a variety of
                                                              progressively more responsible management
                                                              positions, including several years of
                                                              service as the executive responsible for
                                                              operations in Europe, Africa and the
                                                              Middle East.

NAME AND BUSINESS ADDRESS         POSITION      CITIZENSHIP             PRINCIPAL OCCUPATION
-------------------------      --------------   -----------   -----------------------------------------
Brian F. MacNeill              Director         Canada        Brian F. MacNeill is currently chairman
Veritas DGC Inc.                                              of PetroCanada, an integrated oil and
10300 Town Park                                               natural gas energy company, and prior to
Houston, Texas 77072                                          his retirement on January 1, 2001, was
                                                              president and chief executive officer of
                                                              Enbridge Inc., a crude oil and liquids
                                                              transportation and natural gas distribu-
                                                              tion company and formerly IPL Energy Inc.
                                                              He was executive vice president and chief
                                                              operating officer of IPL Energy Inc. or
                                                              its predecessors from 1990 to 1991 and
                                                              previously served as chief financial
                                                              officer of Interhome Energy, Inc. and
                                                              Home Oil Company Limited and as vice
                                                              president and treasurer of Hiram Walker
                                                              Resources Ltd.

Jan Rask                       Director         Sweden        Jan Rask is currently the Managing
Veritas DGC Inc.                                              Director -- Acquisitions and Special
10300 Town Park                                               Projects of Pride International, Inc.
Houston, Texas 77072                                          From July 1996 to September 2001, Mr.
                                                              Rask was president, chief executive
                                                              officer and director of Marine Drilling
                                                              Companies, Inc. Mr. Rask served as
                                                              president and chief executive officer of
                                                              Arethusa (Off-Shore) Limited from May
                                                              1993 until the acquisition of Arethusa
                                                              (Off-shore) Limited by Diamond Offshore
                                                              Drilling, Inc. in May 1996. Mr. Rask
                                                              joined Arethusa (Off-shore) Limited's
                                                              principal operating subsidiary in 1990 as
                                                              its president and chief executive
                                                              officer.

David B. Robson                Director,        Canada        David B. Robson has been chairman of the
Veritas DGC Inc.               Chairman of                    board of Veritas since consummation of
10300 Town Park                the Board and                  the business combination between Veritas
Houston, Texas 77072           Chief Execu-                   and Veritas Energy Services in August
                               tive Officer                   1996. He is currently chief executive
                                                              officer and has been since August 1996
                                                              with the exception of January 24 through
                                                              July 24, 2000. Prior thereto, he held
                                                              similar positions with Veritas Energy
                                                              Services or its predecessors since 1974.
                                                              Mr. Robson is also a director of Pride
                                                              International, Inc.

Timothy L. Wells               Vice President   U.S.          Timothy L. Wells has been president and
Veritas DGC Inc.               and Chief                      chief operating officer of Veritas since
10300 Town Park                Operating                      January 1999. He has been employed by
Houston, Texas 77072           Officer                        Veritas for seventeen years, having
                                                              served as president of Veritas' Asia
                                                              Pacific division, regional manager of
                                                              North and South American processing,
                                                              manager of research and programming and
                                                              in various other capacities in North and
                                                              South America.

NAME AND BUSINESS ADDRESS         POSITION      CITIZENSHIP             PRINCIPAL OCCUPATION
-------------------------      --------------   -----------   -----------------------------------------
Matthew D. Fitzgerald          Executive Vice   U.S.          Matthew D. Fitzgerald has been the
Veritas DGC Inc.               President,                     executive vice president, chief financial
10300 Town Park                Chief                          officer and treasurer of Veritas since
Houston, Texas 77072           Financial                      March 2001. Prior to that, he served as
                               Officer and                    controller of BJ Services Company
                               Treasurer                      (oilfield services) since 1989 and vice
                                                              president and controller since 1998. Mr.
                                                              Fitzgerald was also a senior manager with
                                                              the accounting firm of Ernst & Whinney.

Anthony Tripodo                Executive Vice   U.S.          Anthony Tripodo has been an executive
Veritas DGC Inc.               President and                  vice president since 1997, and in March
10300 Town Park                President,                     2001 Mr. Tripodo transferred from his
Houston, Texas 77072           NASA Group                     role as chief financial officer and
                                                              treasurer of Veritas to assume the
                                                              position as president of the NASA group.
                                                              Prior to 1997, he was employed by Baker
                                                              Hughes Incorporated for sixteen years in
                                                              various financial management capacities,
                                                              most recently as vice president of
                                                              finance and administration for its Baker
                                                              Performance Chemicals Incorporated unit.
                                                              Prior to his service with Baker Hughes,
                                                              Mr. Tripodo was employed by the ac-
                                                              counting firm of Price Waterhouse from
                                                              1974 to 1980.

Rene M.J. VandenBrand          Vice President   Canada        Rene M.J. VandenBrand became vice presi-
Veritas DGC Inc.               Business                       dent -- business development of Veritas
10300 Town Park                Development                    in August 1996 upon consummation of the
Houston, Texas 77072                                          business combination between Veritas and
                                                              Veritas Energy Services. Prior to that,
                                                              he served as vice president -- finance
                                                              and secretary of Veritas Energy Services
                                                              since November 1995, following two years
                                                              of service in comparable positions with
                                                              Taro Industries Limited. He was
                                                              previously a partner of Coopers & Lybrand
                                                              Chartered Accountants in Calgary,
                                                              Alberta.

Larry L. Worden                Vice Presi-      U.S.          Larry L. Worden has been vice president,
Veritas DGC Inc.               dent, General                  general counsel and secretary since
10300 Town Park                Counsel and                    December 1998. For ten years prior to
Houston, Texas 77072           Secretary                      that, Mr. Worden served as vice
                                                              president, general counsel & secretary of
                                                              King Ranch, Inc., a privately held Texas
                                                              corporation. Prior to that he held
                                                              positions at National Gypsum Company and
                                                              two private law firms.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Cayman Islands law does not limit the extent to which a company may indemnify its directors, officers, employees and agents, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy. For instance, a provision purporting to provide indemnification against the consequences of committing a crime may be deemed contrary to public policy. In addition, an officer or director may not be indemnified for his own fraud, willful neglect or willful default. VGS's Articles of Association make indemnification of directors and officers and advancement of expenses to defend claims against directors and officers mandatory on the part of VGS to the fullest extent allowed by law.

     Article 31.1 of VGS's Articles of Association will provide that:

     No VGS director will be personally liable to VGS or, if any, its members for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to VGS or, if any, to its members, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the director derived an improper personal benefit.

     VGS will indemnify, to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect, if any, any person who was or is a party to or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of VGS) by reason of the fact that he is or was a director or officer of VGS, or, while serving as a director or officer of VGS, is or was serving at the request of VGS, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The right to indemnification conferred by Article 31.1 also includes the right of such persons to be paid in advance by VGS for their expenses to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect. The right to indemnification conferred on such persons by Article 31.1 is a contractual right.

     Unless otherwise determined by the board of directors of VGS, VGS will indemnify to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect, if any, any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of VGS), by reason of the fact that he is or was an employee (other than an officer) or agent of VGS, or is or was serving at the request of VGS as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to be taken or omitted in such capacity.

     The rights and authority conferred in Article 31.1 are not exclusive of any other right that any person has or hereafter acquires under any law, provision of the Articles of Association of or Memorandum of Association of VGS, agreement, vote of the members of VGS or of the board of directors of VGS or otherwise.

     Neither the amendment nor repeal of Article 31.1, nor the adoption of any provision of the Memorandum of Association of or Articles of Association of VGS or of any law inconsistent with Article 33.1, will eliminate or reduce the effect of Article 31.1 in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

     The Merger Agreement provides that, following the closing of the Combination, VGS will indemnify, defend and hold harmless to the fullest extent permitted under applicable law (1) each person who is or has been at any time prior to the date of the Merger Agreement an officer or director of Veritas or PGS, or any subsidiary or division thereof, and (2) each person who served at the request of Veritas or PGS as a director, officer, trustee or fiduciary of another corporation, partnership joint venture, trust, pension or other employee benefit plan or enterprise against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, (i) VGS will pay, as incurred, the fees and expenses of counsel selected by the party to be indemnified, which counsel shall be reasonably acceptable to VGS, in advance of the final disposition of any such claim, action, suit, proceeding, or investigation to the fullest extent permitted by applicable law, and, if required, upon receipt of any undertaking required by applicable law, and (ii) VGS will cooperate in the defense of any such matter; provided, however, that VGS will not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed), and provided further, that VGS will not be obligated to pay the fees and disbursements of more than one counsel for all the parties to be indemnified in any single claim, action, suit, proceeding or investigation, unless, in the good faith judgment of any of the indemnified parties, there is or may be a conflict of interest between two or more of such indemnified parties, in which case there may be separate counsel for each similarly situated group.

     The Merger Agreement provides that the rights to indemnification, including provision relating to advances of expenses incurred in defense of any action or suit, in the certificate of incorporation and bylaws or similar organizational documents of Veritas and its subsidiaries or in the articles of association, certificate of incorporation and bylaws or similar organizational documents of PGS and its subsidiaries, as the case may be, with respect to matters occurring through the closing of the Combination, will survive the Merger and the Exchange Offer and will continue in full force and effect for a period of six years from the closing. In addition, for a period of six years after the closing, VGS will cause to be maintained officers' and directors' liability insurance covering the indemnified parties described in (1) and (2) in the preceding paragraph who are or at any time prior to the date of the Merger Agreement were covered by Veritas' and PGS's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to those parties than such existing insurance.

     PGS and Veritas also have directors and officers liability insurance that would indemnify their respective directors and officers against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as directors and officers. VGS is expected to continue to maintain this insurance.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) List of Exhibits

EXHIBIT                                DESCRIPTION
-------                                -----------
  2.1     --   Agreement and Plan of Merger and Exchange Agreement dated as of November 26, 2001 among Petroleum Geo-Services ASA,
               Veritas DGC Inc., Venus I, Venus Holdco Inc. and Venus
               Mergerco Inc., which is attached as Annex A-1 to the
               prospectuses included in this Registration Statement on Form
               S-4.
  2.2     --   First Amendment to Agreement and Plan of Merger and Exchange
               Agreement dated as of June 21, 2002, among Petroleum
               Geo-Services ASA, Veritas DGC Inc., Venus I, Venus Holdco
               Inc., Venus Mergerco Inc., Neptune I, Inc., Neptune Holdco
               LLC and Neptune Mergerco Inc., which is attached as Annex
               A-2 to the prospectuses included in this Registration
               Statement on Form S-4.
 *3.1     --   Memorandum of Association of VGS Inc.
 *3.2     --   Articles of Association of VGS Inc.
  3.3     --   Form of Memorandum of Association for VGS to be effective
               upon consummation of the combination, included as Annex D to the prospectuses included in this Registration Statement on
               Form S-4.
  3.4     --   Form of Articles of Association for VGS to be effective upon consummation of the combination, included as Annex E to the prospectuses included in this Registration Statement on Form
               S-4.

EXHIBIT                                DESCRIPTION
-------                                -----------
 *4.1     --   Form of Rights Agreement to be entered into between VGS and
               Mellon Investor Services LLC, as Rights Agent.
 *4.2     --   Specimen stock certificate representing VGS ordinary shares.
 *5.1     --   Opinion of Maples and Calder regarding the validity of the securities being registered.
 *8.1     --   Opinion of Maples and Calder regarding certain Cayman Island tax matters.
 *8.2     --   Opinion of Baker & McKenzie regarding material U.S. federal income tax matters.
 *8.3     --   Opinion of Felesky Flynn LLP regarding certain Canadian tax matters.
 *8.4     --   Opinion of Fulbright & Jaworski L.L.P. regarding certain
               corporate matters on behalf of Veritas.
 *8.5     --   Opinion of Baker Botts L.L.P. regarding certain U.S. federal income tax matters on behalf of PGS.
 *8.6     --   Opinion of Wikborg, Rein & Co. regarding certain Norwegian tax matters on behalf of PGS.
 10.1     --   VGS Inc. Share Incentive Plan, which is attached as Annex F to the prospectuses included in this Registration Statement on Form S-4.
 10.2     --   VGS Inc. Employee Share Purchase Plan, which is attached as
               Annex G to the prospectuses included in this Registration
               Statement on Form S-4.
 23.1     --   Consent of PricewaterhouseCoopers LLP with respect to PGS.
 23.2     --   Consent of PricewaterhouseCoopers LLP with respect to
               Veritas.
 23.3     --   Consent of PricewaterhouseCoopers LLP with respect to VGS.
*23.4     --   Consent of Maples and Calder (included in Exhibits 5.1 and
               8.1).
*23.5     --   Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
               8.4)
*23.6     --   Consent of Baker & McKenzie (included in Exhibit 8.2).
*23.7     --   Consent of Felesky Flynn LLP (included in Exhibit 8.3).
*23.8     --   Consent of Baker Botts L.L.P. (included in Exhibit 8.5).
*23.9     --   Consent of Wikborg, Rein & Co. (included in Exhibit 8.6).
 24.1     --   Powers of Attorney (included on the signature page of this
               Registration Statement on Form S-4).
 99.1     --   Consent of Merrill Lynch, Pierce, Fenner & Smith
               Incorporated.
*99.2     --   Consent of Evercore Group, Inc.
*99.3     --   Form of Proxy Card for Veritas.
*99.4     --   Form of Acceptance for PGS shares.
*99.5     --   Form of Letter of Transmittal for PGS ADSs.
*99.6     --   Form of Notice of Guaranteed Delivery for PGS ADSs.
*99.7     --   Form of Letter to Brokers, Dealers, Commercial Banks, Trust
               Companies and Other Nominees.
*99.8     --   Form of Letter from Brokers, Dealers, Commercial Banks,
               Trust Companies and Other Nominees to Clients.
*99.9     --   Form of Guidelines for Certification of Taxpayer
               Identification Number on Substitute Form W-9.
*99.10    --   Form of Acceptance for PGS Options.
 99.11    --   Consent of Reidar Michaelsen to be named as director.
 99.12    --   Consent of David B. Robson to be named as director.

---------------

* To be filed by amendment.

(b) Financial Statement Schedules

     None.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) that, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (6) that every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such requests, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 3, 2002.

                                          VGS INC.
                                          (Registrant)

                                          By:   /s/ MATTHEW D. FITZGERALD
                                            ------------------------------------
                                                   Matthew D. Fitzgerald
                                                Vice President and Treasurer

                               POWER OF ATTORNEY

     Each person whose signature appears below appoints David B. Robson, Stephen
J. Ludlow, Timothy L. Wells, Matthew D. Fitzgerald, Rene M. J. VandenBrand and Larry L. Worden, and each of them severally, each of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign (i) any and all amendments (including post-effective amendments) to this Registration Statement and (ii) any Registration Statement of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 3, 2002.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ RICHARD D. BURT                                        Director
 ------------------------------------------------
                 Richard D. Burt


               /s/ BARRY J. CLARKE                                        Director
 ------------------------------------------------
                 Barry J. Clarke


               /s/ JAMES R. HERBERT                                       Director
 ------------------------------------------------
                 James R. Herbert


               /s/ DAVID B. ROBSON                                       President
 ------------------------------------------------              (Principal executive officer)
                 David B. Robson


            /s/ MATTHEW D. FITZGERALD                                  Vice President
 ------------------------------------------------       (Principal accounting and financial officer)
              Matthew D. Fitzgerald

                                 EXHIBIT INDEX

EXHIBIT                                DESCRIPTION
-------                                -----------
  2.1     --   Agreement and Plan of Merger and Exchange Agreement dated as of November 26, 2001 among Petroleum Geo-Services ASA,
               Veritas DGC Inc., Venus I, Venus Holdco Inc. and Venus
               Mergerco Inc., which is attached as Annex A-1 to the
               prospectuses included in this Registration Statement on Form
               S-4.
  2.2     --   First Amendment to Agreement and Plan of Merger and Exchange
               Agreement dated as of June 21, 2002, among Petroleum
               Geo-Services ASA, Veritas DGC Inc., Venus I, Venus Holdco
               Inc., Venus Mergerco Inc., Neptune I, Inc., Neptune Holdco
               LLC and Neptune Mergerco Inc., which is attached as Annex
               A-2 to the prospectuses included in this Registration
               Statement on Form S-4.
 *3.1     --   Memorandum of Association of VGS Inc.
 *3.2     --   Articles of Association of VGS Inc.
  3.3     --   Form of Memorandum of Association for VGS to be effective
               upon consummation of the combination, included as Annex D to the prospectuses included in this Registration Statement on
               Form S-4.
  3.4     --   Form of Articles of Association for VGS to be effective upon consummation of the combination, included as Annex E to the prospectuses included in this Registration Statement on Form
               S-4.
 *4.1     --   Form of Rights Agreement to be entered into between VGS and
               Mellon Investor Services LLC, as Rights Agent.
 *4.2     --   Specimen stock certificate representing VGS ordinary shares.
 *5.1     --   Opinion of Maples and Calder regarding the validity of the securities being registered.
 *8.1     --   Opinion of Maples and Calder regarding certain Cayman Island tax matters.
 *8.2     --   Opinion of Baker & McKenzie regarding material U.S. federal income tax matters.
 *8.3     --   Opinion of Felesky Flynn LLP regarding certain Canadian tax matters.
 *8.4     --   Opinion of Fulbright & Jaworski L.L.P. regarding certain
               corporate matters on behalf of Veritas.
 *8.5     --   Opinion of Baker Botts L.L.P. regarding certain U.S. federal income tax matters on behalf of PGS.
 *8.6     --   Opinion of Wikborg, Rein & Co. regarding certain Norwegian tax matters on behalf of PGS.
 10.1     --   VGS Inc. Share Incentive Plan, which is attached as Annex F to the prospectuses included in this Registration Statement on Form S-4.
 10.2     --   VGS Inc. Employee Share Purchase Plan, which is attached as
               Annex G to the prospectuses included in this Registration
               Statement on Form S-4.
 23.1     --   Consent of PricewaterhouseCoopers LLP with respect to PGS.
 23.2     --   Consent of PricewaterhouseCoopers LLP with respect to
               Veritas.
 23.3     --   Consent of PricewaterhouseCoopers LLP with respect to VGS.
*23.4     --   Consent of Maples and Calder (included in Exhibits 5.1 and
               8.1).
*23.5     --   Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
               8.4)
*23.6     --   Consent of Baker & McKenzie (included in Exhibit 8.2).
*23.7     --   Consent of Felesky Flynn LLP (included in Exhibit 8.3).
*23.8     --   Consent of Baker Botts L.L.P. (included in Exhibit 8.5).
*23.9     --   Consent of Wikborg, Rein & Co. (included in Exhibit 8.6).
 24.1     --   Powers of Attorney (included on the signature page of this
               Registration Statement on Form S-4).
 99.1     --   Consent of Merrill Lynch, Pierce, Fenner & Smith
               Incorporated.
*99.2     --   Consent of Evercore Group, Inc.
*99.3     --   Form of Proxy Card for Veritas.
*99.4     --   Form of Acceptance for PGS shares.
*99.5     --   Form of Letter of Transmittal for PGS ADSs.
*99.6     --   Form of Notice of Guaranteed Delivery for PGS ADSs.
*99.7     --   Form of Letter to Brokers, Dealers, Commercial Banks, Trust
               Companies and Other Nominees.

EXHIBIT                                DESCRIPTION
-------                                -----------
*99.8     --   Form of Letter from Brokers, Dealers, Commercial Banks,
               Trust Companies and Other Nominees to Clients.
*99.9     --   Form of Guidelines for Certification of Taxpayer
               Identification Number on Substitute Form W-9.
*99.10    --   Form of Acceptance for PGS Options.
 99.11    --   Consent of Reidar Michaelsen to be named as director.
 99.12    --   Consent of David B. Robson to be named as director.

---------------

* To be filed by amendment.